EXECUTION COPY

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                        RESIDENTIAL ACCREDIT LOANS, INC.,

                                    Company,

                        RESIDENTIAL FUNDING CORPORATION,

                                Master Servicer,

                                       and

                             BANKERS TRUST COMPANY,

                                     Trustee

                               SERIES SUPPLEMENT,

                          DATED AS OF DECEMBER 1, 2001,

                                       TO

                                STANDARD TERMS OF
                         POOLING AND SERVICING AGREEMENT
                            dated as of July 1, 2001

                 Mortgage Asset-Backed Pass-Through Certificates

                                Series 2001-QS18


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Article I    DEFINITIONS....................................................................4

        Section 1.01.  Definitions..........................................................4

        Section 1.02.  Use of Words and Phrases............................................13

Article II   CONVEYANCE OF MORTGAGE LOANS; ORIGINAL

        ISSUANCE OF CERTIFICATES...........................................................14

        Section 2.01.   Conveyance of Mortgage Loans.
                      (See Section 2.01 of the Standard Terms).............................14

        Section 2.02.   Acceptance by Trustee.  (See Section 2.02 of the Standard
                      Terms)...............................................................14

        Section 2.03.   Representations, Warranties and Covenants of the
                      Master Servicer and the Company......................................14

        Section 2.04. Representations and Warranties of Sellers. (See Section 2.04 of
                      the Standard Terms)..................................................17

        Section 2.05. Execution and Authentication of Certificates/Issuance of
                      Certificates.........................................................17

        Section 2.06. [Reserved]...........................................................17

        Section 2.07. [Reserved]...........................................................17

        Section 2.08. Purposes and Powers of the Trust (See Section 2.08 of the
                      Standard Terms)......................................................17

Article III  ADMINISTRATION AND SERVICING OF MORTGAGE LOANS................................18

Article IV  PAYMENTS TO CERTIFICATEHOLDERS.................................................19

        Section 4.01. Certificate Account.  (See Section 4.01 of the Standard Terms).......19

        Section 4.02. Distributions. ......................................................19

        Section 4.03. Statements to Certificateholders.  (See Section 4.03 of the
                      Standard Terms and Exhibit Three attached hereto)....................28

        Section 4.04. Distribution of Reports to the Trustee and the Company;
                      Advances by the Master Servicer......................................28

        Section 4.05. Allocation of Realized Losses. ......................................29

        Section 4.06. Reports of Foreclosures and Abandonment of Mortgaged Property.
                      (See Section 4.06 of the Standard Terms).............................30

        Section 4.07. Optional Purchase of Defaulted Mortgage Loans.  (See Section
                      4.07 of the Standard Terms)..........................................30

        Section 4.08. Surety Bond. (See Section 4.08 of the Standard Terms)................30

        Section 4.09. Rounding Account.....................................................30

        Section 4.10. Principal Distributions on the Retail Certificates...................31

                                        i


Article V  THE CERTIFICATES................................................................36

        Section 5.01. The Certificates.  (See Section 5.01 of the Standard Terms)..........36

        Section 5.02. Registration of Transfer and Exchange of Certificates................36

        Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates. (See Section
                      5.03 of the Standard Terms)..........................................36

        Section 5.04. Persons Deemed Owners. (See Section 5.04 of the Standard Terms)......36

        Section 5.05. Appointment of Paying Agent. (See Section 5.05 of the Standard
                      Terms)...............................................................36

Article VI    THE COMPANY AND THE MASTER SERVICER..........................................37

Article VII   DEFAULT......................................................................38

Article VIII  CONCERNING THE TRUSTEE.......................................................39

Article IX    TERMINATION..................................................................40

Article X      REMIC PROVISIONS............................................................41

        Section 10.01.REMIC Administration.  (See Section 10.01 of the Standard Terms).....41

        Section 10.02.Master Servicer; REMIC Administrator and Trustee
                      Indemnification.  (See Section 10.02 of the Standard Terms)..........41

        Section 10.03.Designation of REMIC.................................................41

        Section 10.04.[Reserved]...........................................................41

        Section 10.05.Compliance with Withholding Requirements.............................41

Article XI   MISCELLANEOUS PROVISIONS......................................................42

        Section 11.01.Amendment.  (See Section 11.01 of the Standard Terms)................42

        Section 11.02.Recordation of Agreement;  Counterparts.  (See Section 11.02 of
                      the Standard Terms)..................................................42

        Section 11.03.Limitation on Rights of Certificateholders.  (See Section 11.03
                      of the Standard Terms)...............................................42

        Section 11.04.Governing Laws.  (See Section 11.04 of the Standard Terms)...........42

        Section 11.05.Notices..............................................................42

        Section 11.06.Required Notices to Rating Agency and Subservicer.  (See
                      Section 11.06 of the Standard Terms).................................43

        Section 11.07.Severability of Provisions. (See Section 11.07 of the Standard
                      Terms)...............................................................43

                                        ii

        Section 11.08.Supplemental Provisions for Resecuritization.  (See Section
                      11.08 of the Standard Terms).........................................43

        Section 11.09.Allocation of Voting Rights..........................................43

        Section 11.10.No Petition..........................................................43



                                    EXHIBITS

Exhibit One:          Mortgage Loan Schedule
Exhibit Two:          Schedule of Discount Fractions
Exhibit Three:        Information to be Included in
                      Monthly Distribution Date Statement
Exhibit Four:         Standard Terms of Pooling and Servicing
                      Agreement Dated as of July 1, 2001
Exhibit Five:         Aggregate Planned Principal Balances

        This is a Series Supplement, dated as of December 1, 2001 (the "Series Supplement"), to the Standard Terms of Pooling and Servicing Agreement, dated as of July 1, 2001 and attached as Exhibit Four hereto (the "Standard Terms" and, together with this Series Supplement, the "Pooling and Servicing Agreement" or "Agreement"), among RESIDENTIAL ACCREDIT LOANS, INC., as the company (together with its permitted successors and assigns, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with its permitted successors and assigns, the "Master Servicer"), and BANKERS TRUST COMPANY, as Trustee (together with its permitted successors and assigns, the "Trustee").

                             PRELIMINARY STATEMENT:

        The Company intends to sell mortgage asset-backed pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans. As provided herein, the REMIC
Administrator will make an election to treat the entire segregated pool of assets described in the definition of Trust Fund, and subject to this Agreement (including the Mortgage Loans but excluding the Initial Monthly Payment Fund), as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes.

        The terms and provisions of the Standard Terms are hereby incorporated by reference herein as though set forth in full herein. If any term or provision contained herein shall conflict with or be inconsistent with any provision contained in the Standard Terms, the terms and provisions of this Series Supplement shall govern. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Standard Terms. The Pooling and Servicing Agreement shall be dated as of the date of this Series Supplement.

        The following table sets forth the designation, type, Pass-Through Rate, aggregate Initial Certificate Principal Balance, Maturity Date, initial ratings and certain features for each Class of Certificates comprising the interests in the Trust Fund created hereunder.

                               AGGREGATE
                                INITIAL
                              CERTIFICATE                                        MOODY'S/
               PASS-THROUGH    PRINCIPAL                        MATURITY       ------------     MINIMUM
 DESIGNATION      RATE         BALANCE       FEATURES1            DATE            FITCH      DENOMINATIONS2
                                      -
Class A-1         6.50%     $35,065,700.00   Senior/Lockout December 25, 2031    Aaa/AAA       $25,000.00
Class A-2         6.50%     $179,260,000.00     Senior      December 25, 2031    Aaa/AAA       $25,000.00
Class A-3         6.50%      $4,199,000.00      Senior      December 25, 2031    Aaa/AAA       $25,000.00
Class A-4         6.50%      $7,002,000.00      Senior      December 25, 2031    Aaa/AAA       $25,000.00
Class A-5         6.50%      $4,105,000.00      Senior      December 25, 2031    Aaa/AAA       $25,000.00
Class A-6         6.50%      $5,404,000.00      Senior      December 25, 2031    Aaa/AAA       $25,000.00
Class A-7         6.50%      $5,050,000.00   Senior/Retail  December 25, 2031    Aaa/AAA       $25,000.00
Class A-8         6.50%     $42,491,000.00    Senior/PAC    December 25, 2031    Aaa/AAA       $25,000.00
Class A-9         6.50%      $8,026,000.00    Senior/PAC    December 25, 2031    Aaa/AAA       $25,000.00
Class A-10        6.50%     $25,000,000.00    Senior/PAC    December 25, 2031    Aaa/AAA       $25,000.00
Class A-11        6.50%     $29,850,300.00   Senior/AccretioDecember 25, 2031    Aaa/AAA       $25,000.00
                                               Directed/
                                               Companion
Class A-12        6.50%      $5,205,000.00   Senior/Accrual/December 25, 2031    Aaa/AAA       $25,000.00
                                               Companion
Class A-P         0.00%        $828,041.02     Principal    December 25, 2031    Aaa/AAA       $25,000.00
                                              Only/Senior
Class A-V       Variable             $0.00     Variable     December 25, 2031    Aaa/AAA     4
               Rate3                         Strip/Interest
                                              Only/Senior
Class R           6.50%            $100.00   Residual/SeniorDecember 25, 2031    Aaa/AAA     5
Class M-1         6.50%     $10,387,000.00     Mezzanine    December 25, 2031     NA/AA        $25,000.00
Class M-2         6.50%      $3,338,700.00     Mezzanine    December 25, 2031      NA/A       $250,000.00
Class M-3         6.50%     $1,483,800.00      Mezzanine    December 25, 2031     NA/BBB      $250,000.00
Class B-1         6.50%     $1,854,900.00     Subordinate   December 25, 2031     NA/BB       $250,000.00
Class B-2         6.50%     $1,112,900.00     Subordinate   December 25, 2031      NA/B       $250,000.00
Class B-3         6.50%     $1,298,419.53     Subordinate   December 25, 2031     NA/NA       $250,000.00


1 The Certificates, other than the Class A-P, Class A-V, Class B and Class R Certificates shall be Book-Entry Certificates. The Class A-P, Class A-V, Class B and Class R Certificates shall be delivered to the holders thereof in physical form.

2 The Certificates, other than the Class A-V and Class R Certificates, shall be issuable in minimum dollar denominations as indicated above (by Certificate Principal Balance or Notional Amount, as applicable) and integral multiples of $1 (or $1,000 in the case of the Class A-P, Class B-1, Class B-2 and Class B-3 Certificates) in excess thereof, except that one Certificate of any of the Class A-P and Class B-1, Class B-2 and Class B-3 Certificates that contain an uneven multiple of $1,000 shall be issued in a denomination equal to the sum of the related minimum denomination set forth above and such uneven multiple for such Class or the sum of such denomination and an integral multiple of $1,000.

3    The initial Pass-Through Rate on the Class A-V Certificates is 0.5749%.

4    The Class A-V  Certificates  shall be issuable in minimum  denominations of
     not       less       than       a      20%       Percentage       Interest.

5 The Class R Certificates shall be issuable in minimum denominations of not less than a 20% Percentage Interest; provided, however, that one Class R Certificate will be issuable to Residential Funding as "tax matters person" pursuant to Section 10.01(c) and (e) in a minimum denomination representing a Percentage Interest of not less than 0.01%.

        The Mortgage Loans have an aggregate principal balance as of the Cut-off Date of $370,961,860.55.

        In consideration of the mutual agreements herein contained, the Company, the Master Servicer and the Trustee agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

Section 1.01...Definitions.

        Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

        Accretion Termination Date: The earlier to occur of (i) the Distribution Date on which the Certificate Principal Balance of the Class A-11 Certificates has been reduced to zero and (ii) the Credit Support Depletion Date.

        Accrual Certificates:  Any of the Class A-12 Certificates.

        Accretion Directed Certificates:  Any of the Class A-11 Certificates.

        Accrual Distribution Amount: With respect to any Distribution Date on or prior to the Accretion Termination Date, an amount equal to the amount of the Accrued Certificate Interest on the Class A-12 Certificates that is added to the Certificate Principal Balance thereof on such Distribution Date pursuant to
Section 4.02(h).

        Aggregate Planned Principal Balance: With respect to the Class A-8, Class A-9 and Class A-10 Certificates and any Distribution Date, the amount set forth in Exhibit Five opposite such date.

        Bankruptcy Amount: As of any date of determination prior to the first anniversary of the Cut-off Date, an amount equal to the excess, if any, of (A) $150,000 over (B) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 of this Series Supplement. As of any date of determination on or after the first anniversary of the Cut-off Date, an amount equal to the excess, if any, of

               (1) the lesser of (a) the Bankruptcy Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-off Date coinciding with or preceding such date of determination (or, if such date of determination is an anniversary of the Cut-off Date, the Business Day immediately preceding such date of determination) (for purposes of this definition, the "Relevant Anniversary") and (b) the greater of

                      (A) (i) if the aggregate principal balance of the Non-Primary Residence Loans as of the Relevant Anniversary is less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Relevant Anniversary, $0.00, or (ii) if the aggregate principal balance of the Non-Primary Residence Loans as of the Relevant Anniversary is equal to or greater than 10% of the Stated Principal Balance of the Mortgage Loans as of the Relevant Anniversary, the sum of (I) the aggregate principal balance of the Non-Primary Residence Loans with a Loan-to-Value

               Ratio of greater than 80.00% but less than or equal to 90.00% (other than Additional Collateral Loans), times 0.25%, (II) the aggregate principal balance of the Non-Primary Residence Loans with a Loan-to-Value Ratio of greater than 90.00% but less than or equal to 95.00% (other than Additional Collateral Loans), times 0.50%, and (III) the aggregate principal balance of the Non-Primary Residence Loans with a Loan-to-Value Ratio of greater than 95.00% (other than Additional Collateral Loans) times 0.75%, in each case as of the Relevant Anniversary; and

                      (B) the greater of (i) the product of (x) an amount  equal to the largest difference in the related Monthly Payment for any Non-Primary Residence Loan remaining in the Mortgage Pool (other than Additional Collateral Loans) which had an original Loan-to-Value Ratio of 80% or greater that would result if the Net Mortgage Rate thereof was equal to the weighted average (based on the principal balance of the Mortgage Loans as of the Relevant Anniversary) of the Net Mortgage Rates of all Mortgage Loans as of the Relevant Anniversary less 1.25% per annum, (y) a number equal to the weighted average remaining term to maturity, in months, of all Non-Primary Residence Loans remaining in the Mortgage Pool as of the Relevant Anniversary, and (z) one plus the quotient of the number of all Non-Primary Residence Loans remaining in the Mortgage Pool divided by the total number of Outstanding Mortgage Loans in the Mortgage Pool as of the Relevant Anniversary, and (ii) $50,000,

               over (2) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the Relevant Anniversary.

        The Bankruptcy Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

        Certificate:  Any Class A, Class M, Class B or Class R Certificate.

        Certificate Account: The separate account or accounts created and maintained pursuant to Section 4.01 of the Standard Terms, which shall be entitled "Bankers Trust Company, as trustee, in trust for the registered holders of Residential Accredit Loans, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 2001-QS18" and which must be an Eligible Account.

        Certificate Policy:  None.

     Certificate Principal Balance: With respect to each Certificate (other than any Interest Only Certificate), on any date of determination, an amount equal to:

          (i) the Initial Certificate Principal Balance of such Certificate as specified on the face thereof, plus

         (ii) in the case of each Accrual Certificate, an amount equal to the aggregate Accrued Certificate Interest added to the Certificate Principal Balance thereof prior to such date of determination, minus

         (iii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05;

provided, that the Certificate Principal Balance of the Class of Subordinate Certificates with the Lowest Priority at any given time shall be calculated to equal the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Certificate Principal Balance of all other Classes of Certificates then outstanding, not taking into consideration any reduction in the Certificate Principal Balance of the Retail Certificates due to withdrawals of funds from the Rounding Account.

        Class A Certificate: Any one of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-V or Class A-P Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed to the Standard Terms as Exhibit A.

        Class R Certificate: Any one of the Class R Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed to the Standard Terms as Exhibit D and evidencing an interest designated as a "residual interest" in the REMIC for purposes of the REMIC Provisions.

        Closing Date:  December 28, 2001.

     Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this instrument is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Residential Funding Corporation Series 2001-QS18.

        Cut-off Date:  December 1, 2001.

        Deceased Holder: A Certificate Owner of a Retail Certificate who was a natural person living at the time such interest was acquired and whose authorized personal representative, surviving tenant by the entirety, surviving joint tenant or surviving tenant in common or other person empowered to act on behalf of a deceased Certificate Owner causes to be furnished to the Depository Participant evidence of death satisfactory to the Depository Participant and any tax waivers requested by the Depository Participant.

     Determination Date: With respect to any Distribution Date, the second Business Day prior to each Distribution Date.

        Discount Net Mortgage Rate:  6.50% per annum.

        Due Period: With respect to each Distribution Date and any Mortgage Loan, the period commencing on the second day of the month prior to the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

        Eligible Funds: On any Distribution Date, the portion, if any, of the Available Distribution Amount remaining after reduction by the sum of (i) the aggregate amount of Accrued Certificate Interest on the Senior Certificates,
(ii) the Senior  Principal  Distribution  Amount  (determined  without regard to
Section 4.02(a)(ii)(Y)(D) hereof), (iii) the Class A-P Principal Distribution Amount (determined without regard to Section 4.02(b)(i)(E) hereof) and (iv) the aggregate amount of Accrued Certificate Interest on the Class M, Class B-1 and Class B-2 Certificates.

        Fraud Loss Amount: As of any date of determination after the Cut-off Date, an amount equal to: (X) prior to the first anniversary of the Cut-off Date an amount equal to 3.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 of this Series Supplement since the Cut-off Date up to such date of determination, (Y) from the first to, but not including, the second anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and
(b) 2.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the most recent anniversary of the Cut-off Date up to such date of determination, and (Z) from the second to the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero.

        The Fraud Loss Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

     Individual Retail Certificate: A Retail Certificate that evidences $1,000 Initial Certificate Principal Balance.

        Initial Monthly Payment Fund: $1,252, representing scheduled principal amortization and interest at the Net Mortgage Rate during the Due Period ending on January 1, 2002, for those Mortgage Loans for which the Trustee will not be entitled to receive such payment.

        Initial Notional Amount: With respect to the Class A-V Certificates or Subclass thereof issued pursuant to Section 5.01(c), the aggregate Cut-off Date Principal Balance of the Mortgage Loans corresponding to the Uncertificated Class A-V REMIC Regular Interests represented by such Class or Subclass on such date.

        Initial Subordinate Class Percentage: With respect to each Class of Subordinate Certificates, an amount which is equal to the initial aggregate Certificate Principal Balance of such Class of Subordinate Certificates divided by the aggregate Stated Principal Balance of all the Mortgage Loans as of the Cut-off Date as follows:

        Class M-1:  2.80%           Class B-1:  0.50%
        Class M-2:  0.90%           Class B-2:  0.30%
        Class M-3:  0.40%           Class B-3:  0.35%

        Interest Accrual Period: With respect to any Class of Certificates and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

     Interest Only Certificates: Any one of the Class A-V Certificates. The Interest Only Certificates will have no Certificate Principal Balance.

        Lockout Certificates:  Any one of the Class A-1 Certificates.

        Lockout Prepayment Percentage: For any Distribution Date occurring prior to the Distribution Date in January 2007 will be 0%, and for any Distribution Date thereafter, as follows: 30% for any Distribution Date on or after January 2007 and prior to January 2008; 40% for any Distribution Date on or after January 2008 and prior to January 2009; 60% for any Distribution Date on or after January 2009 and prior to January 2010; 80% for any Distribution Date on or after January 2010 and prior to January 2011; and 100% for any Distribution Date thereafter.

        Lockout Scheduled Percentage: For any Distribution Date occurring prior to the Distribution Date in January 2007, 0%, and beginning on the Distribution Date in January 2007 and thereafter, 100%.

     Living Owner: A Certificate Owner of a Retail Certificate other than a Deceased Holder.

     Maturity Date: December 25, 2031, the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan.

        Mortgage Loan Schedule: The list or lists of the Mortgage Loans attached hereto as Exhibit One (as amended from time to time to reflect the addition of Qualified Substitute Mortgage Loans), which list or lists shall set forth the following information as to each Mortgage Loan:

(i)     the Mortgage Loan identifying number ("RFC LOAN #");

(ii)    the maturity of the Mortgage Note ("MATURITY DATE");

(iii)   the Mortgage Rate ("ORIG RATE");

(iv)    the Subservicer pass-through rate ("CURR NET");

(v)     the Net Mortgage Rate ("NET MTG RT");

(vi)    the Pool Strip Rate ("STRIP");

(vii)the initial scheduled monthly payment of principal, if any, and interest ("ORIGINAL P & I");

(viii)  the Cut-off Date Principal Balance ("PRINCIPAL BAL");

(ix)    the Loan-to-Value Ratio at origination ("LTV");

(x) the rate at which the Subservicing Fee accrues ("SUBSERV FEE") and at which the Servicing Fee accrues ("MSTR SERV FEE");

(xi) a code "T," "BT" or "CT" under the column "LN FEATURE," indicating that the Mortgage Loan is secured by a second or vacation residence; and

(xii)a code "N" under the column "OCCP CODE," indicating that the Mortgage Loan is secured by a non-owner occupied residence.

Such schedule may consist of multiple reports that collectively set forth all of the information required.

        Notional Amount: As of any Distribution Date, with respect to any Class A-V Certificates or Subclass thereof issued pursuant to Section 5.01(c), the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated Class A-V REMIC Regular Interests represented by such Class or Subclass immediately prior to such date.

        Pass-Through Rate: With respect to the Senior Certificates (other than the Class A-V Certificates and Class A-P Certificates), Class M Certificates and Class B Certificates and any Distribution Date, the per annum rates set forth in the Preliminary Statement hereto. With respect to the Class A-V Certificates (other than any Subclass thereof) and any Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the Pool Strip Rates of all Mortgage Loans as of the Due Date in the related Due Period, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans as of the day immediately preceding such Distribution Date (or, with respect to the initial Distribution Date, at the close of business on the Cut-off Date). With respect to the Class A-V Certificates and the initial Distribution Date the

Pass-Through Rate is equal to 0.5749% per annum. With respect to any Subclass of Class A-V Certificates and any Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the Pool Strip Rates of all Mortgage Loans corresponding to the Uncertificated Class A-V REMIC Regular Interests represented by such Subclass as of the Due Date in the related Due Period, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans as of the day immediately preceding such Distribution Date (or with respect to the initial Distribution Date, at the close of business on the Cut-off Date). The Principal Only Certificates have no Pass-Through Rate and are not entitled to Accrued Certificate Interest.

        Prepayment Assumption: The prepayment assumption to be used for determining the accrual of original issue discount and premium and market discount on the Certificates for federal income tax purposes, which assumes a constant prepayment rate of 4.0% per annum of the then outstanding principal balance of the related Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 1.090909% per annum in each month thereafter until the twelfth month, and beginning in the twelfth month and in each month thereafter during the life of the Mortgage Loans, a constant prepayment rate of 16.0% per annum.

        Prepayment  Distribution  Percentage:  With respect to any  Distribution
Date  and  each  Class  of  Subordinate   Certificates,   under  the  applicable
circumstances set forth below, the respective percentages set forth below:

        (i) For any Distribution Date prior to the Distribution Date in January 2007 (unless the Certificate Principal Balances of the Senior Certificates (other than the Class A-P Certificates), have been reduced to zero), 0%.

        (ii) For any Distribution Date not discussed in clause (i) above on which any Class of Subordinate Certificates are outstanding:

                      (a) in the case of the Class of  Subordinate  Certificates then outstanding with the Highest Priority and each other Class of Subordinate Certificates for which the related Prepayment Distribution Trigger has been satisfied, a fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of such Class immediately prior to such date and the denominator of which is the sum of the Certificate Principal Balances immediately prior to such date of (1) the Class of Subordinate Certificates then outstanding with the Highest
               Priority and (2) all other Classes of Subordinate Certificates for which the respective Prepayment Distribution Triggers have been satisfied; and

                      (b) in  the  case  of  each  other  Class  of  Subordinate
               Certificates for which the Prepayment Distribution Triggers have not been satisfied, 0%; and

     (iii)Notwithstanding the foregoing, if the application of the foregoing percentages on any Distribution Date as provided in Section 4.02 of this Series Supplement (determined without regard to the proviso to the definition of "Subordinate Principal Distribution Amount") would result in a distribution in respect of principal of any Class or Classes of Subordinate Certificates in an amount greater than the remaining Certificate Principal Balance thereof (any such class, a "Maturing Class"), then: (a) the Prepayment Distribution Percentage of each Maturing Class shall be reduced to a level that, when applied as described above, would exactly reduce the Certificate Principal
          Balance of such Class to zero; (b) the Prepayment Distribution Percentage of each other Class of Subordinate Certificates (any such Class, a "Non-Maturing Class") shall be recalculated in accordance with the provisions in paragraph (ii) above, as if the Certificate Principal Balance of each Maturing Class had been reduced to zero (such percentage as recalculated, the "Recalculated Percentage"); (c) the total amount of the reductions in the Prepayment Distribution Percentages of the Maturing Class or Classes pursuant to clause (a) of this sentence, expressed as an aggregate percentage, shall be allocated among the Non-Maturing Classes in proportion to their respective Recalculated Percentages (the portion of such aggregate reduction so allocated to any Non-Maturing Class, the "Adjustment Percentage"); and (d) for purposes of such Distribution Date, the Prepayment Distribution Percentage of each Non-Maturing Class shall be equal to the sum of (1) the Prepayment Distribution Percentage thereof, calculated in accordance with the provisions in paragraph
          (ii) above as if the Certificate Principal Balance of each Maturing Class had not been reduced to zero, plus (2) the related Adjustment Percentage.

        Principal Only Certificates:  Any one of the Class A-P Certificates.

        Random Lot: With respect to any Distribution Date, the method by which the Depository will determine which Retail Certificates will be paid, using its established random lot procedures or, if the Retail Certificates are no longer represented by a Book-Entry Certificate, using the Trustee's procedures.

        Retail Certificates: The Class A-7 Certificates.

     Rounding Account: With respect to the Retail Certificates, the account created and maintained for such Retail Certificates pursuant to Section 4.09.

        Rounding Amount: With respect to the Rounding Account, the amount of funds, if any, needed to be withdrawn and used to round the amount of any distributions in reduction of the Certificate Principal Balance of the Retail Certificates upward to the next higher integral multiple of $1,000.

        Senior  Certificate:  Any one of the  Class A  Certificates  or  Class R
Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed to the Standard Terms as Exhibit A and Exhibit D.

        Senior Percentage: As of any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class A-P Certificates) immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

        Senior Principal Distribution Amount: As to any Distribution Date before the Credit Support Depletion Date, the lesser of (a) the balance of the

Available Distribution Amount remaining after the distribution of all amounts required to be distributed pursuant to Section 4.02(a)(i), Section 4.02(a)(ii)(W) and Section 4.02(a)(ii)(X) of this Series Supplement, and (b) the sum of the amounts required to be distributed to the Senior Certificateholders on such Distribution Date pursuant to Sections 4.02(a)(ii)(Y), 4.02(a)(xvi) and 4.02(a)(xvii) of this Series Supplement. As to any Distribution Date on or after the Credit Support Depletion Date, the lesser of (a) the balance of the Available Distribution Amount remaining after the distribution of (i) all amounts required to be distributed pursuant to Section 4.02(a)(i) and (ii) the amount required to be distributed to the Class A-P Certificateholders pursuant to Section 4.02(c) of this Series Supplement, and (b) the sum of the amounts required to be distributed to the Senior Certificateholders on such Distribution Date pursuant to Sections 4.02(a)(ii)(Y), 4.02(a)(xvi) and 4.02(a)(xvii) of this Series Supplement.

        Senior Underwriter: Merrill Lynch, Pierce, Fenner & Smith Incorporated.

        Special Hazard Amount: As of any Distribution Date, an amount equal to $3,709,619 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 of this Series Supplement and (ii) the Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-off Date, the Adjustment Amount shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greater of (A) the greater of (i) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary and (ii) twice the outstanding principal balance of the Mortgage Loan with the largest outstanding principal balance as of the Distribution Date immediately preceding such anniversary and (B) the greater of (i) the product of 0.50% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary multiplied by a fraction, the numerator of which is equal to the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all of the Mortgage Loans secured by Mortgaged Properties located in the State of California divided by the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all of the Mortgage Loans, expressed as a percentage, and the denominator of which is equal to 30.6% (which percentage is equal to the percentage of Mortgage Loans by aggregate principal balance initially secured by Mortgaged Properties located in the State of California) and (ii) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the largest Mortgage Loan secured by a Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) located in the State of California.

        The Special Hazard Amount may be further reduced by the Master Servicer (including accelerating the manner in which coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

        Special Hazard Percentage: As of each anniversary of the Cut-off Date, the greater of (i) 1.0% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

        Subordinate Principal Distribution Amount: With respect to any Distribution Date and each Class of Subordinate Certificates, (a) the sum of (i) the product of (x) the related Subordinate Class Percentage for such Class and
(y) the aggregate of the amounts calculated (without giving effect to the related Senior Percentages) for such Distribution Date under clauses (1), (2) and (3) of Section 4.02(a)(ii)(Y)(A); (ii) such Class's pro rata share, based on the Certificate Principal Balance of each Class of Subordinate Certificates then outstanding, of the principal collections described in Section 4.02(a)(ii)(Y)(B)(b) (without giving effect to the Senior Accelerated Distribution Percentage) to the extent such collections are not otherwise distributed to the Senior Certificates; (iii) the product of (x) the related Prepayment Distribution Percentage and (y) the aggregate of all Principal Prepayments in Full received in the related Prepayment Period and Curtailments received in the preceding calendar month (other than the related Discount Fraction of such Principal Prepayments in Full and Curtailments with respect to a Discount Mortgage Loan) to the extent not payable to the Senior Certificates;
(iv) if such Class is the Class of Subordinate Certificates with the Highest Priority, any Excess Subordinate Principal Amount for such Distribution Date; and (v) any amounts described in clauses (i), (ii) and (iii) as determined for any previous Distribution Date, that remain undistributed to the extent that such amounts are not attributable to Realized Losses which have been allocated to a Class of Subordinate Certificates minus (b) with respect to the Class of Subordinate Certificates with the Lowest Priority, any Excess Subordinate Principal Amount for such Distribution Date; provided, however, that the Subordinate Principal Distribution Amount for any Class of Subordinate Certificates on any Distribution Date shall in no event exceed the outstanding Certificate Principal Balance of such Class of Certificates immediately prior to such date.

        Uncertificated Class A-V REMIC Regular Interests or Uncertificated REMIC Regular Interests: Each of the 1,797 uncertificated partial undivided beneficial ownership interests in the Trust Fund, numbered sequentially from 1 to 1,797, each relating to the particular Mortgage Loan identified by such sequential number on the Mortgage Loan Schedule, each having no principal balance, and each bearing interest at the respective Pool Strip Rate on the Stated Principal Balance of the related Mortgage Loan.

Section 1.02.  Use of Words and Phrases.

        "Herein," "hereby," "hereunder," "hereof," "hereinbefore," "hereinafter" and other equivalent words refer to the Pooling and Servicing Agreement as a whole. All references herein to Articles, Sections or Subsections shall mean the corresponding Articles, Sections and Subsections in the Pooling and Servicing Agreement. The definitions set forth herein include both the singular and the plural.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;

                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01. Conveyance of Mortgage Loans. (See Section 2.01 of the Standard Terms)

Section 2.02.  Acceptance by Trustee.  (See Section 2.02 of the Standard Terms)

Section 2.03.  Representations, Warranties and Covenants
                      of the Master Servicer and the Company.

(a) For  representations,  warranties and covenants of the Master Servicer,  see
Section 2.03(a) of the Standard Terms.

(b) The Company hereby represents and warrants to the Trustee for the benefit of Certificateholders that as of the Closing Date (or, if otherwise specified below, as of the date so specified):

(i) No Mortgage Loan is 30 or more days Delinquent in payment of principal and interest as of the Cut-off Date and no Mortgage Loan has been so Delinquent more than once in the 12-month period prior to the Cut-off Date;

(ii) The information set forth in Exhibit One hereto with respect to each Mortgage Loan or the Mortgage Loans, as the case may be, is true and correct in all material respects at the date or dates respecting which such information is furnished;

(iii) The Mortgage Loans are fully-amortizing, fixed-rate mortgage loans with level Monthly Payments due on the first day of each month and terms to maturity at origination or modification of not more than 30 years;

(iv) To the best of the Company's knowledge, except in the case of 12 Mortgage Loans representing approximately 0.6% of the Mortgage Loans, if a Mortgage Loan is secured by a Mortgaged Property with a Loan-to-Value Ratio at origination in excess of 80%, such Mortgage Loan is the subject of a Primary Insurance Policy that insures (a) at least 35% of the Stated Principal Balance of the Mortgage Loan at origination if the Loan-to-Value Ratio is between 100.00% and 95.01%, (b) at least 30% of the Stated Principal Balance of the Mortgage Loan at origination if the Loan-to-Value Ratio is between 95.00% and 90.01%, (c) at least 25% of such balance if the Loan-to-Value Ratio is between 90.00% and 85.01% and (d) at least 12% of such balance if the Loan-to-Value Ratio is between 85.00% and 80.01%. To the best of the Company's knowledge, each such Primary Insurance Policy is in full force and effect and the Trustee is entitled to the benefits thereunder;

(v) The issuers of the Primary Insurance Policies are insurance companies whose claims-paying abilities are currently acceptable to each Rating Agency;

(vi) No more than 0.5% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area in California and no more than 0.4% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area outside California;

(vii) The improvements upon the Mortgaged Properties are insured against loss by fire and other hazards as required by the Program Guide, including flood insurance if required under the National Flood Insurance Act of 1968, as amended. The Mortgage requires the Mortgagor to maintain such casualty insurance at the Mortgagor's expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's expense and to seek reimbursement therefor from the Mortgagor;

(viii) Immediately prior to the assignment of the Mortgage Loans to the Trustee, the Company had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest (other than rights to servicing and related compensation) and such assignment validly transfers ownership of the Mortgage Loans to the Trustee free and clear of any pledge, lien, encumbrance or security interest;

(ix) Approximately 54.27% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a reduced loan documentation program, approximately 16.98% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a no-stated income program, and approximately 2.98% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a no income/no asset program;

(x) Except with respect to approximately 17.04% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date, the Mortgagor represented in its loan application with respect to the related Mortgage Loan that the Mortgaged Property would be owner-occupied;

(xi)    None of the Mortgage Loans is a Buy-Down Mortgage Loan;

(xii)   Each  Mortgage  Loan  constitutes  a qualified  mortgage  under  Section
        860G(a)(3)(A)   of   the   Code   and   Treasury   Regulations   Section
        1.860G-2(a)(1);

(xiii) A policy of title insurance was effective as of the closing of each Mortgage Loan and is valid and binding and remains in full force and effect, unless the Mortgaged Properties are located in the State of Iowa and an attorney's certificate has been provided as described in the Program Guide;

(xiv) None of the Mortgage Loans is a Cooperative Loan; with respect to a Mortgage Loan that is a Cooperative Loan, the Cooperative Stock that is pledged as security for the Mortgage Loan is held by a person as a tenant-stockholder (as defined in Section 216 of the Code) in a cooperative housing corporation (as defined in Section 216 of the Code);

(xv) With respect to each Mortgage Loan originated under a "streamlined" Mortgage Loan program (through which no new or updated appraisals of Mortgaged Properties are obtained in connection with the refinancing thereof), the related Seller has represented that either (a) the value of the related Mortgaged Property as of the date the Mortgage Loan was originated was not less than the appraised value of such property at the time of origination of the refinanced Mortgage Loan or (b) the Loan-to-Value Ratio of the Mortgage Loan as of the date of origination of the Mortgage Loan generally meets the Company's underwriting guidelines;

(xvi)Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

(xvii) One of the Mortgage Loans contains in the related Mortgage File a Destroyed Mortgage Note;

(xviii) No more than 0.2% of the Mortgage  Loans by aggregate  Stated  Principal
        Balance as of the Cut-Off Date will have been made to International Borrowers, and no such Mortgagor is a member of a foreign diplomatic mission with diplomatic rank;

(xix) No Mortgage Loan provides for payments that are subject to reduction by withholding taxes levied by any foreign (non-United States) sovereign government; and

(xx) None of the Mortgage Loans are Additional Collateral Loans and none of the Mortgage Loans are Pledged Asset Loans.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

        Upon discovery by any of the Company, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties set forth in this Section 2.03(b) that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement); provided, however, that in the event of a breach of the representation and warranty set forth in Section 2.03(b)(xii), the party discovering such breach shall give such notice within five days of discovery. Within 90 days of its discovery or its receipt of notice of breach, the Company shall either (i) cure such breach in all material respects or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that the Company shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. Any such substitution shall be effected by the Company under the same terms and conditions as provided in
Section 2.04 for substitutions by Residential Funding. It is understood and agreed that the obligation of the Company to cure such breach or to so purchase or substitute for any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf of the Certificateholders. Notwithstanding the foregoing, the Company shall not be required to cure breaches or purchase or substitute for Mortgage Loans as provided in this
Section 2.03(b) if the substance of the breach of a representation set forth above also constitutes fraud in the origination of the Mortgage Loan.

Section 2.04. Representations and Warranties of Sellers. (See Section 2.04 of the Standard Terms)

Section  2.05.   Execution  and  Authentication  of   Certificates/Issuance   of
     Certificates.

        The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Mortgage Files to it, or any Custodian on its behalf, subject to any exceptions noted, together with the assignment to it of all other assets included in the Trust Fund and/or the applicable REMIC, receipt of which is hereby acknowledged. Concurrently with such delivery and in exchange therefor, the Trustee, pursuant to the written request of the Company executed by an officer of the Company, has executed and caused to be authenticated and delivered to or upon the order of the Company the Certificates in authorized denominations that evidence ownership of the Trust Fund.

Section 2.06.  [Reserved].

Section 2.07.  [Reserved].

Section 2.08. Purposes and Powers of the Trust. (See Section 2.08 of the Standard Terms)

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING

                                OF MORTGAGE LOANS

                     (SEE ARTICLE III OF THE STANDARD TERMS)

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01.  Certificate Account.  (See Section 4.01 of the Standard Terms)

Section 4.02.  Distributions.

(a) On each Distribution Date (x) the Master Servicer on behalf of the Trustee or (y) the Paying Agent appointed by the Trustee, shall distribute to the Master Servicer, in the case of a distribution pursuant to Section 4.02(a)(iii) below, the amount required to be distributed to the Master Servicer or a Sub-Servicer pursuant to Section 4.02(a)(iii) below, and to each Certificateholder of record on the next preceding Record Date (other than as provided in Section 9.01 respecting the final distribution) either in immediately available funds (by wire transfer or otherwise) to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Master Servicer or the Paying Agent, as the case may be, or, if such Certificateholder has not so notified the Master Servicer or the Paying Agent by the Record Date, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register such Certificateholder's share (which share (A) with respect to each Class of Certificates (other than any Subclass of the Class A-V Certificates), shall be based on the aggregate of the Percentage Interests represented by Certificates of the applicable Class held by such Holder or (B) with respect to any Subclass of the Class A-V Certificates, shall be equal to the amount (if any) distributed pursuant to Section 4.02(a)(i) below to each Holder of a Subclass thereof) of the following amounts, in the following order of priority (subject to the provisions of Section 4.02(b), (c) and (e) below), in each case to the extent of the Available Distribution Amount remaining:

               (i) to the Senior Certificates (other than the Class A-P Certificates and, prior to the Accretion Termination Date, the Accrual Certificates to the extent of the Accrual Distribution Amount), on a pro rata basis based on Accrued Certificate Interest payable on such Certificates with respect to such Distribution Date, Accrued Certificate Interest on such Classes of Certificates (or Subclasses, if any, with respect to the Class A-V Certificates) for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date except as provided in the last paragraph of this Section 4.02(a); and

               (ii) (W) to the Class A-P  Certificates,  the Class A-P Principal
        Distribution  Amount  (applied  to  reduce  the  Certificate   Principal
        Balances of such Senior Certificates);

                      (X) to the Accretion Directed Certificates, until the Certificate Principal Balance of the Accretion Directed Certificates has been reduced to zero, the Accrual Distribution Amount; and

                      (Y) to the Senior  Certificates  (other than the Class A-P
        Certificates), in the priorities and amounts set forth in Section 4.02(b) and (c), the sum of the following (applied to reduce the Certificate Principal Balances of such Senior Certificates, as applicable):

(A) the Senior Percentage for such Distribution Date times the sum of the following:

(1) the principal portion of each Monthly Payment due during the related Due Period on each Outstanding Mortgage Loan (other than the related Discount Fraction of the principal portion of such payment with respect to a Discount Mortgage Loan), whether or not received on or prior to the related Determination Date, minus the principal portion of any Debt Service Reduction (other than the related Discount Fraction of the principal portion of such Debt Service Reductions with respect to each Discount Mortgage Loan) which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;

(2) the Stated Principal Balance of any Mortgage Loan repurchased during the preceding calendar month (or deemed to have been so repurchased in accordance with Section 3.07(b)) pursuant to Section 2.02, 2.03, 2.04 or
     4.07 and the amount of any shortfall deposited in the Custodial Account in connection with the substitution of a Deleted Mortgage Loan pursuant to
     Section 2.03 or 2.04 during the preceding calendar month (other than the related Discount Fraction of such Stated Principal Balance or shortfall with respect to each Discount Mortgage Loan); and

(3)  the  principal  portion of all other  unscheduled  collections  (other than
     Principal Prepayments in Full and Curtailments and amounts received in connection with a Cash Liquidation or REO Disposition of a Mortgage Loan described in Section 4.02(a)(ii)(Y)(B) of this Series Supplement, including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) received during the preceding calendar month (or deemed to have been so received in accordance with Section 3.07(b) of the Standard Terms) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section 3.14 of the Standard Terms (other than the related Discount Fraction of the principal portion of such unscheduled collections, with respect to each Discount Mortgage Loan);

(B) with respect to each Mortgage Loan for which a Cash Liquidation or a REO Disposition occurred during the preceding calendar month (or was deemed to have occurred during such period in accordance with Section 3.07(b) of the Standard Terms) and did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (a) the Senior Percentage for such Distribution Date times the Stated Principal Balance of such Mortgage Loan (other than the related Discount Fraction of such Stated Principal Balance, with respect to each Discount Mortgage Loan) and (b) the Senior Accelerated Distribution Percentage for such Distribution Date times the related unscheduled collections (including without limitation Insurance Proceeds,

     Liquidation Proceeds and REO Proceeds) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section 3.14 of the Standard Terms (in each case other than the portion of such unscheduled collections, with respect to a Discount Mortgage Loan, included in Section 4.02(b)(i)(C) of this Series Supplement);

(C) the Senior Accelerated Distribution Percentage for such Distribution Date times the aggregate of all Principal Prepayments in Full received in the related Prepayment Period and Curtailments received in the preceding calendar month (other than the related Discount Fraction of such Principal Prepayments in Full and Curtailments, with respect to each Discount Mortgage Loan);

(D)     any Excess Subordinate Principal Amount for such Distribution Date; and

(E) any amounts described in subsection (ii)(Y), clauses (A), (B) and (C) of this Section 4.02(a), as determined for any previous Distribution Date, which remain unpaid after application of amounts previously distributed pursuant to this clause (E) to the extent that such amounts are not attributable to Realized Losses which have been allocated to the Subordinate Certificates;

               (iii) if the Certificate Principal Balances of the Subordinate Certificates have not been reduced to zero, to the Master Servicer or a Sub-Servicer, by remitting for deposit to the Custodial Account, to the extent of and in reimbursement for any Advances or Sub-Servicer Advances previously made with respect to any Mortgage Loan or REO Property which remain unreimbursed in whole or in part following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property, minus any such Advances that were made with respect to delinquencies that ultimately constituted Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses;

               (iv) to the Holders of the Class M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (v) to the Holders of the Class M-1 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(vii), (ix), (xi),
        (xiii), (xiv) and (xv) of this Series Supplement are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-1 Certificates;

               (vi) to the Holders of the Class M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (vii) to the Holders of the Class M-2 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a) (ix), (xi),
        (xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-2 Certificates;

               (viii) to the Holders of the Class M-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (ix) to the Holders of the Class M-3 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xi),
        (xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-3 Certificates;

               (x) to the Holders of the Class B-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (xi) to the Holders of the Class B-1 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xiii),
        (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class B-1 Certificates;

               (xii) to the Holders of the Class B-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (xiii) to the Holders of the Class B-2 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xiv) and
        (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class B-2 Certificates;

               (xiv) to the  Holders  of the Class B-3  Certificates,  an amount equal to (x) the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below, minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of
        Section 4.02(a) (xv) are insufficient therefor;

               (xv) to the Holders of the Class B-3 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates applied in reduction of the Certificate Principal Balance of the Class B-3 Certificates;

               (xvi) to the Senior Certificates, on a pro rata basis in accordance with their respective outstanding Certificate Principal Balances, the portion, if any, of the Available Distribution Amount remaining after the foregoing distributions, together with Rounding Account withdrawals with respect to the Retail Certificates, applied to reduce the Certificate Principal Balances of such Senior Certificates, but in no event more than the aggregate of the outstanding Certificate Principal Balances of each such Class of Senior Certificates, and thereafter, to each Class of Subordinate Certificates then outstanding beginning with such Class with the Highest Priority, any portion of the Available Distribution Amount remaining after the Senior Certificates have been retired, applied to reduce the Certificate Principal Balance of each such Class of Subordinate Certificates, but in no event more than the outstanding Certificate Principal Balance of each such Class of Subordinate Certificates; and

          (xvii) to the Class R Certificates, the balance, if any, of the Available Distribution Amount.

        Notwithstanding the foregoing, on any Distribution Date, with respect to the Class of Subordinate Certificates outstanding on such Distribution Date with the Lowest Priority, or in the event the Subordinate Certificates are no longer outstanding, the Senior Certificates, Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date will be distributable only to the extent that such unpaid Accrued Certificate Interest was attributable to interest shortfalls relating to the failure of the Master Servicer to make any required Advance, or the determination by the Master Servicer that any proposed Advance would be a Nonrecoverable Advance with respect to the related Mortgage Loan where such Mortgage Loan has not yet been the subject of a Cash Liquidation or REO Disposition or the related Liquidation Proceeds, Insurance Proceeds and REO Proceeds have not yet been distributed to the Certificateholders.

(b) Distributions of principal on the Senior Certificates on each Distribution Date occurring prior to the Credit Support Depletion Date will be made as follows:

(i) first, to the Class A-P Certificates, until the Certificate Principal Balance thereof is reduced to zero, an amount (the "Class A-P Principal Distribution Amount") equal to the aggregate of:

(A) the related Discount Fraction of the principal portion of each Monthly Payment on each Discount Mortgage Loan due during the related Due Period, whether or not received on or prior to the related Determination Date, minus the Discount Fraction of the principal portion of any related Debt Service Reduction which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;

(B) the related Discount Fraction of the principal portion of all unscheduled collections on each Discount Mortgage Loan received during the preceding calendar month or, in the case of Principal Prepayments in Full, during the related Prepayment Period (other than amounts received in connection with a Cash Liquidation or REO Disposition of a Discount Mortgage Loan described in clause (C) below), including Principal Prepayments in Full, Curtailments and repurchases (including deemed repurchases under Section 3.07(b) of the Standard Terms) of Discount Mortgage Loans (or, in the case of a substitution of a Deleted Mortgage Loan, the Discount Fraction of the amount of any shortfall deposited in the Custodial Account in connection with such substitution);

(C) in connection with the Cash Liquidation or REO Disposition of a Discount Mortgage Loan that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (1) the applicable Discount Fraction of the Stated Principal Balance of such Discount Mortgage Loan immediately prior to such Distribution Date and (2) the aggregate amount of the collections on such Mortgage Loan to the extent applied as recoveries of principal;

(D)  any amounts  allocable to  principal  for any  previous  Distribution  Date
     (calculated pursuant to clauses (A) through (C) above) that remain undistributed; and

(E) the amount of any Class A-P Collection Shortfalls for such Distribution Date and the amount of any Class A-P Collection Shortfalls remaining unpaid for all previous Distribution Dates, but only to the extent of the Eligible Funds for such Distribution Date; and

(ii) second, the Accrual Distribution Amount shall be distributed to the Accretion Directed Certificates, until the Certificate Principal Balance of the Accretion Directed Certificates has been reduced to zero;

(iii) third, the Senior Principal Distribution Amount shall be distributed to the Class R Certificates, until the Certificate Principal Balance of the Class R Certificates has been reduced to zero; and

(iv)    fourth,  the  balance  of  the  Senior  Principal   Distribution  Amount
        remaining after the distribution described in Section 4.02(b)(iii) shall be distributed in the following manner and priority:

               (A) first, to the Lockout Certificates, in an amount equal to the sum of the following:

                  (1)  the   Lockout   Scheduled   Percentage   of  the  Lockout
               Certificates' pro rata share (based on the Certificate  Principal

               Balance thereof relative to the aggregate Certificate Principal Balance of all Classes of Certificates (other than the Class A-P Certificates)) of the aggregate of the collections described in clauses (A), (B) and (E) of Section 4.02(a)(ii)(Y), without application of the Senior Percentage and Senior Accelerated Distribution Percentage; and

                  (2) the Lockout Prepayment Percentage of the Lockout Certificates' pro rata share (based on the Certificate Principal Balance thereof relative to the aggregate Certificate Principal Balance of all Classes of Certificates (other than the Class A-P Certificates)) of the aggregate of the collections described in clause (C) of Section 4.02(a)(ii)(Y), without application of the Senior Accelerated Distribution Percentage;

               provided that, if the aggregate of the amounts set forth in clauses (A), (B), (C) and (E) of Section 4.02(a)(ii)(Y) is more than the balance of the Available Distribution Amount remaining after the Accrued Certificate Interest due on the Senior Certificates, the Class A-P Distribution Amount and the Accrual Distribution Amount have been distributed, the amount paid to the Lockout Certificates pursuant to this Section 4.02(b)(iv)(A) shall be reduced by an amount equal to the Lockout Certificates' pro rata share (based on the Certificate Principal Balance thereof relative to the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class A-P Certificates)) of such difference;

               (B) second, concurrently, on a pro rata basis in accordance with the Certificate Principal Balance of the Class A-2 Certificates relative to the aggregate Certificate Principal Balance of the Class A-8, Class A-9, Class A-10, Class A-11 and Class A-12 Certificates, after the payments of principal made in accordance with Sections 4.02(b)(ii), (iii) and (iv)(A) above, as follows:

                  (1) to the  Class  A-2  Certificates,  until  the  Certificate
               Principal Balance of the Class A-2 Certificates has been reduced to zero; and

                  (2) to the Class A-8,  Class A-9,  Class A-10,  Class A-11 and
               Class A-12 Certificates, in the following manner and priority:

                      (a) sequentially to the Class A-8, Class A-9 and Class A-10 Certificates, in that order, until the aggregate Certificate Principal Balance of the Class A-8, Class A-9 and Class A-10 Certificates has been reduced to the Aggregate Planned Principal Balance set forth in the table below entitled "Aggregate Planned Principal Balances" for that Distribution Date;

                      (b) sequentially to the Class A-11  Certificates and Class
                  A-12 Certificates, in that order, in each case until the Certificate Principal Balance of that Class has been reduced to zero; and

                      (c) sequentially to the Class A-8, Class A-9 and Class A-10 Certificates, in that order, without regard to the Aggregate Planned Principal Balance for that Distribution Date, in each case until the Certificate Principal Balance of that Class has been reduced to zero;

               (C) third, after the payments of principal made in accordance with Sections 4.02(b)(iv)(A) and (iv)(B) above, sequentially to the Class A-3, Class A-4 and Class A-5 Certificates, in that order, in each case until the Certificate Principal Balance of that Class has been reduced to zero;

               (D) fourth, concurrently, on a pro rata basis in accordance with their respective Certificate Principal Balances, after the payments of principal made in accordance with Sections 4.02(b)(iv)(A) through
           (iv)(C) above, to the Class A-6 Certificates and Class A-7 Certificates, until the Certificate Principal Balances of those Classes have been reduced to zero; and

               (E) fifth, after the payments of principal made in accordance with Sections 4.02(b)(iv)(A) through (iv)(D) above, to the Lockout Certificates, until the Certificate Principal Balance of the Lockout Certificates has been reduced to zero.

(c) On or after the Credit Support Depletion Date, all priorities relating to distributions as described in Section 4.02(b) above in respect of principal among the various classes of Senior Certificates (other than the Class A-P Certificates) will be disregarded, and (i) an amount equal to the Discount Fraction of the principal portion of scheduled payments and unscheduled collections received or advanced in respect of the Discount Mortgage Loans will be distributed to the Class A-P Certificates, (ii) the Senior Principal Distribution Amount will be distributed to the remaining Senior Certificates (other than the Class A-P Certificates) pro rata in accordance with their respective outstanding Certificate Principal Balances and (iii) the amount set forth in Section 4.02(a)(i) will be distributed as set forth therein.

(d) After the reduction of the Certificate Principal Balances of the Senior Certificates (other than the Class A-P Certificates) to zero but prior to the Credit Support Depletion Date, the Senior Certificates (other than the Class A-P Certificates) will be entitled to no further distributions of principal thereon and the Available Distribution Amount will be paid solely to the holders of the Class A-P, Class A-V and Subordinate Certificates, in each case as described herein.

(e) In addition to the foregoing distributions, with respect to any Mortgage Loan that was previously the subject of a Cash Liquidation or an REO Disposition that resulted in a Realized Loss, in the event that within two years of the date on which such Realized Loss was determined to have occurred the Master Servicer receives amounts, which the Master Servicer reasonably believes to represent subsequent recoveries (net of any related liquidation expenses), or determines that it holds surplus amounts previously reserved to cover estimated expenses, specifically related to such Mortgage Loan (including, but not limited to, recoveries in respect of the representations and warranties made by the related Seller pursuant to the applicable Seller's Agreement and assigned to the Trustee pursuant to Section 2.04), the Master Servicer shall distribute such amounts to the applicable Certificateholders of the Class or Classes to which such Realized Loss was allocated (with the amounts to be distributed allocated among such Classes in the same proportions as such Realized Loss was allocated), and within each such Class to the Certificateholders of record as of the Record Date immediately preceding the date of such distribution (or if such Class of Certificates is no longer outstanding, to the Certificateholders of record at the time that such Realized Loss was allocated); provided that no such distribution to any Class of Certificates of subsequent recoveries related to a Mortgage Loan shall exceed, either individually or in the aggregate and together with any other amounts paid in reimbursement therefor, the amount of the related

Realized Loss that was allocated to such Class of Certificates. Notwithstanding the foregoing, no such distribution shall be made with respect to the Certificates of any Class to the extent that either (i) such Class was protected against the related Realized Loss pursuant to any instrument or fund established under Section 11.01(e) or (ii) such Class of Certificates has been deposited into a separate trust fund or other structuring vehicle and separate certificates or other instruments representing interests therein have been issued in one or more classes, and any of such separate certificates or other instruments was protected against the related Realized Loss pursuant to any limited guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or a combination thereof. Any amount to be so distributed with respect to the Certificates of any Class shall be distributed by the Master Servicer to the Certificateholders of record as of the Record Date immediately preceding the date of such distribution
(i) with respect to the Certificates of any Class (other than the Class A-V Certificates), on a pro rata basis based on the Percentage Interest represented by each Certificate of such Class as of such Record Date and (ii) with respect to the Class A-V Certificates, to the Class A-V Certificates or any Subclass thereof in the same proportion as the related Realized Loss was allocated. Any amounts to be so distributed shall not be remitted to or distributed from the Trust Fund, and shall constitute subsequent recoveries with respect to Mortgage Loans that are no longer assets of the Trust Fund.

(f) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be solely responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Company or the Master Servicer shall have any responsibility therefor.

(g) Except as otherwise provided in Section 9.01, if the Master Servicer anticipates that a final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Master Servicer shall, no later than the Determination Date in the month of such final distribution, notify the Trustee and the Trustee shall, no later than two (2) Business Days after such Determination Date, mail on such date to each Holder of such Class of Certificates a notice to the effect that: (i) the Trustee anticipates that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee or as otherwise specified therein, and
(ii) no interest shall accrue on such Certificates from and after the end of the related Interest Accrual Period. In the event that Certificateholders required to surrender their Certificates pursuant to Section 9.01(c) do not surrender their Certificates for final cancellation, the Trustee shall cause funds distributable with respect to such Certificates to be withdrawn from the Certificate Account and credited to a separate escrow account for the benefit of such Certificateholders as provided in Section 9.01(d).

(h) On each Distribution Date preceding the Accretion Termination Date, Accrued Certificate Interest that would otherwise be distributed to the Accrual Certificates will be added to the Certificate Principal Balance of the Accrual Certificates and such amount will thereafter accrue interest at a rate of 6.50% per annum. On the Accretion Termination Date, the Accrued Certificate Interest on the Accrual Certificates for such date will be payable to the holders of the Accretion Directed Certificates as a distribution of principal pursuant to
Section 4.02(b)(ii) until the Certificate Principal Balance of the Accretion Directed Certificates has been reduced to zero, any such amount will be added to the Certificate Principal Balance of the Accrual Certificates, and any remaining amount of Accrued Certificate Interest will be paid to the holders of the Accrual Certificates as a distribution of interest and will not be added to the Certificate Principal Balance thereof; provided, however, if the Accretion
Termination Date is the Credit Support Depletion Date, the entire amount of Accrued Certificate Interest on the Accrual Certificates for such date will be payable to the holders of the Accrual Certificates as a distribution of interest and will not be added to the Certificate Principal Balance thereof.

(i) Notwithstanding the priorities relating to distributions of principal to the holders of the Retail Certificates described above, on any Distribution Date, distributions in respect of principal on the Retail Certificates will be allocated among the Certificate Owners of the Retail Certificates as set forth in Section 4.10. On each Distribution Date on which amounts are available for distributions in reduction of the Certificate Principal Balance of the Retail Certificates, the aggregate amount available for such distributions will be rounded upward by the Rounding Amount. Such rounding will be accomplished on the first Distribution Date on which distributions in reduction of the Certificate Principal Balance of the Retail Certificates are made by withdrawing from the Rounding Account the Rounding Amount for deposit into the Certificate Account, and such Rounding Amount will be added to the amount that is available for distributions in reduction of the Certificate Principal Balance of the Retail Certificates. On each succeeding Distribution Date on which distributions in reduction of the Certificate Principal Balance of the Retail Certificates are made, first, the aggregate amount available for distribution in reduction of the Certificate Principal Balance of the Retail Certificates will be applied to repay the Rounding Amount withdrawn from the Rounding Account on the prior Distribution Date and then, the remainder of such allocable amount, if any, will be similarly rounded upward through another withdrawal from the Rounding Account and such determined Rounding Amount will be added to the amount that is available for distributions in reduction of the Certificate Principal Balance of the Retail Certificates. Any funds remaining in the Rounding Account after the Certificate Principal Balance of the Retail Certificates is reduced to zero shall be distributed to the Class R Certificateholders.

Section 4.03. Statements to Certificateholders. (See Section 4.03 of the Standard Terms and Exhibit Three attached hereto)

Section 4.04. Distribution of Reports to the Trustee and the Company; Advances by the Master Servicer.

(a) Prior to the close of business on the Determination Date, the Master Servicer shall furnish a written statement to the Trustee, any Paying Agent and the Company (the information in such statement to be made available to
Certificateholders by the Master Servicer on request) setting forth (i) the Available Distribution Amount, (ii) the amounts required to be withdrawn from the Custodial Account or the Rounding Account and deposited into the Certificate Account on the immediately succeeding Certificate Account Deposit Date pursuant to clause (iii) of Section 4.01(a), and (iii) the amounts required to be withdrawn from the Rounding Account; provided, however, that the Master Servicer shall provide to the Trustee a written statement setting forth the portion of the Senior Principal Distribution Amount distributable to the Retail Certificates on any Distribution Date no later than 12:00 Noon Eastern Standard Time on the Business Day immediately preceding each Determination Date to enable the Trustee to notify the Depository in accordance with Sections 4.10 (c) and
(d). The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee shall be protected in relying upon the same without any independent check or verification.

        (b). (See Section 4.04(b) of the Standard Terms)

Section 4.05.  Allocation of Realized Losses.

        Prior to each Distribution Date, the Master Servicer shall determine the total amount of Realized Losses, if any, that resulted from any Cash Liquidation, Servicing Modification, Debt Service Reduction, Deficient Valuation or REO Disposition that occurred during the related Prepayment Period or, in the case of a Servicing Modification that constitutes a reduction of the interest rate on a Mortgage Loan, the amount of the reduction in the interest portion of the Monthly Payment due during the related Due Period. The amount of each Realized Loss shall be evidenced by an Officers' Certificate. All Realized Losses, other than Excess Special Hazard Losses, Extraordinary Losses, Excess Bankruptcy Losses or Excess Fraud Losses, shall be allocated as follows: first, to the Class B-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; second, to the Class B-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class B-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and, thereafter, if any such Realized Losses are on a Discount Mortgage Loan, to the Class A-P Certificates in an amount equal to the Discount Fraction of the principal portion thereof, and the remainder of such Realized Losses on the Discount Mortgage Loans and the entire amount of such Realized Losses on Non-Discount Mortgage Loans will be allocated among all Senior Certificates (other than the Class A-P Certificates) on a pro rata basis, as described below. The principal portion of any Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses on Discount Mortgage Loans will be allocated to the Class A-P Certificates in an amount equal to the Discount Fraction thereof and the remainder of the principal portion of such Realized Losses on Discount Mortgage Loans and the entire amount of such Realized Losses on Non-Discount Mortgage Loans will be allocated among the Senior Certificates (other than the Class A-P Certificates) and Subordinate Certificates, on a pro rata basis, as described below. The interest portion of any Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses will be allocated to all the Certificates on a pro rata basis.

        As used herein, an allocation of a Realized Loss on a "pro rata basis" among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date in the case of the principal portion of a Realized Loss or based on the Accrued Certificate Interest thereon payable on such Distribution Date (without regard to any Compensating Interest for such Distribution Date) in the case of an interest portion of a Realized Loss. Except as provided in the following sentence, any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to a Class of Certificates shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated, which allocation shall be deemed to have occurred on such Distribution Date; provided that the Certificate Principal Balance of the Accrual Certificates for purposes of this Section 4.05 shall be the lesser of (a) the Certificate Principal Balance of the Accrual Certificates as of the Closing Date, and (b) the Certificate Principal Balance of the Accrual Certificates as of the date of determination. Any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to the Subordinate Certificates then outstanding with the Lowest Priority shall be made by operation of the definition of "Certificate Principal Balance" and by operation of the provisions of Section 4.02(a). Allocations of the interest portions of Realized Losses shall be made in proportion to the amount of Accrued Certificate Interest and by operation of the definition of "Accrued Certificate Interest" and by operation of the provisions of Section 4.02(a). Allocations of the principal portion of Debt Service Reductions shall be made by operation of the provisions of Section 4.02(a). All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby; provided that if any Subclasses of the Class A-V Certificates have been issued pursuant to Section 5.01(c), such Realized Losses and other losses allocated to the Class A-V Certificates shall be allocated among such Subclasses in proportion to the respective amounts of Accrued Certificate Interest payable on such Distribution Date that would have resulted absent such reductions.

Section 4.06. Reports of Foreclosures and Abandonment of Mortgaged Property. (See Section 4.06 of the Standard Terms)

Section 4.07. Optional Purchase of Defaulted Mortgage Loans. (See Section 4.07 of the Standard Terms)

Section 4.08.  Surety Bond. (See Section 4.08 of the Standard Terms)

Section 4.09.  Rounding Account.

        No later than the Closing Date, the Trustee will establish and maintain with itself a segregated trust account that is an Eligible Account, which shall be titled "Rounding Account, Bankers Trust Company, as trustee for the registered holders of Residential Accredit Loans, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 2001-QS18, Class A-7." On the Closing Date, the Senior Underwriter shall deposit with the Trustee, and the Trustee shall deposit into the Rounding Account, cash in an amount equal to $999.99.

        The Trustee on each Distribution Date shall, based upon information provided by the Master Servicer for the related Distribution Date, withdraw funds from the Rounding Account to pay the Rounding Amount to the Holders of the Retail Certificates pursuant to Section 4.02(i). In addition, the Trustee on each Distribution Date shall, based upon information provided by the Master Servicer for the related Distribution Date, withdraw funds from the Certificate Account to repay to the Rounding Account the Rounding Amount from the prior Distribution Date as contemplated in Section 4.02(i).

Section 4.10.  Principal Distributions on the Retail Certificates.

        Distributions in reduction of the Certificate Principal Balance of the Retail Certificates will be made in integral multiples of $1,000 at the request of the appropriate representatives of Deceased Holders of such Retail Certificates and at the request of Living Owners of such Retail Certificates or by mandatory distributions by Random Lot, pursuant to clauses (a) and (d) below, or on a pro rata basis pursuant to clause (e) below.

(a) On each Distribution Date on which distributions in reduction of the Certificate Principal Balance of the Retail Certificates are made, such distributions will be made in the following priority among the Certificate Owners of the Retail Certificates:

               (i) any request by the personal representatives of a Deceased Holder or by a surviving tenant by the entirety, by a surviving joint tenant or by a surviving tenant in common, but not exceeding an aggregate amount of $100,000 per request; and

               (ii) any request by a Living Owner, but not exceeding an aggregate amount of $10,000 per request.

        Thereafter, distributions will be made, with respect to the Retail Certificates, as provided in clauses (i) and (ii) above up to a second $100,000 and $10,000, respectively. This sequence of priorities will be repeated for each request for principal distributions made by the Certificate Owners of the Retail Certificates until all such requests have been honored.

        Requests for distributions in reduction of the Certificate Principal Balance of the Retail Certificates presented on behalf of Deceased Holders in accordance with the provisions of clause (i) above will be accepted in order of their receipt by the Depository. Requests for distributions in reduction of the Certificate Principal Balance of the Retail Certificate presented in accordance with the provisions of clause (ii) above will be accepted in the order of their receipt by the Depository after all requests presented in accordance with clause
(i) have been honored. All requests for distributions in reduction of the Certificate Principal Balance of the Retail Certificates will be accepted in accordance with the provisions set forth in Section 4.10(c). All requests for distributions in reduction of the Certificate Principal Balance of the Retail Certificates with respect to any Distribution Date must be received by the Depository and on the Depository's "participant terminal system" and received by the Trustee no later than the close of business on the related Record Date. Requests for distributions that are on the Depository's participant terminal system and received by the Trustee after the related Record Date and requests, in either case, for distributions not accepted with respect to any Distribution

Date, will be treated as requests for distributions in reduction of the Certificate Principal Balance of Retail Certificates on the next succeeding Distribution Date, and each succeeding Distribution Date thereafter, until such request is accepted or is withdrawn as provided in Section 4.10(c). Such requests as are not so withdrawn shall retain their order of priority without the need for any further action on the part of the appropriate Certificate Owner of the related Retail Certificate, all in accordance with the procedures of the Depository and the Trustee. Upon the transfer of the beneficial ownership of any Retail Certificate, any distribution request previously submitted with respect to such Certificate will be deemed to have been withdrawn only upon the receipt by the Trustee on or before the Record Date for such Distribution Date of notification of such withdrawal in the manner set forth in Section 4.10(c) on the Depository's participant terminal system.

        Distributions in reduction of the Certificate Principal Balance of the Retail Certificates will be applied in an amount equal to the Senior Principal Distribution Amount allocable to such Class pursuant to Section 4.02(b), plus, with respect to the Retail Certificates, any amounts available for distribution from the Rounding Account established as provided in Section 4.09, provided that the aggregate distribution in reduction of the Certificate Principal Balance of the Retail Certificates on any Distribution Date shall be made in an integral multiple of $1,000.

        To the extent that the portion of the Senior Principal Distribution Amount allocable to distributions in reduction of the Certificate Principal Balance of the Retail Certificates on any Distribution Date exceeds the aggregate Certificate Principal Balance of the Retail Certificates with respect to which distribution requests, as set forth above, have been received (plus any amounts required to be distributed pursuant to the Rounding Account with respect to the Retail Certificates), distributions in reduction of the Certificate Principal Balance of the Retail Certificates will be made by mandatory distribution pursuant to Section 4.10(d).

(b) A Retail Certificate shall be deemed to be held by a Deceased Holder for purposes of this Section 4.10 if the death of the Certificate Owner thereof is deemed to have occurred. Retail Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the Certificate Owner, and the Retail Certificates so beneficially owned will be eligible for priority with respect to distributions in reduction of the Certificate Principal Balance thereof, subject to the limitations stated above. Retail Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary's beneficial interest therein, but in no event will a trust's beneficiaries collectively be deemed to be Certificate Owners of a number of Individual Retail Certificates of which such trust is the owner. The death of a beneficiary of a trust will be deemed to be the death of a Certificate Owner of the Retail Certificates, as applicable, owned by the trust to the extent of such beneficiary's beneficial interest in such trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy which is the beneficiary of a trust will be deemed to be the death of the beneficiary of such trust. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in Individual Retail Certificates will be deemed to be the death of the Certificate Owner of the Retail Certificates regardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of the Depository Participant. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gifts to Minors Act and community property or other joint ownership arrangements between a husband and wife. Certificate beneficial interests shall include the power to sell, transfer or otherwise dispose of a Retail Certificate and the right to receive the proceeds therefrom, as well as interest and distributions in reduction of the Certificate Principal Balance of the Retail Certificates, as applicable, payable with respect thereto. The Trustee shall not be under any duty to determine independently the occurrence of the death of any deceased Certificate Owner. The Trustee may rely entirely upon documentation delivered to it pursuant to Section 4.10(c) in establishing the eligibility of any Certificate Owner to receive the priority accorded Deceased Holders in Section 4.10(a).

(c) Requests for distributions in reduction of the Certificate Principal Balance of Retail Certificates must be made by delivering a written request therefor to the Depository Participant or Indirect Depository Participant that maintains the account evidencing such Certificate Owner's interest in Retail Certificates. In the case of a request on behalf of a Deceased Holder, appropriate evidence of death and any tax waivers are required to be forwarded to the Depository Participant under separate cover. The Depository Participant shall forward a certification, satisfactory to the Trustee, certifying the death of the Deceased Holder and the receipt of the appropriate evidence of death and tax waivers. The Depository Participant should in turn make the request of the Depository (or, in the case of an Indirect Depository Participant, such Indirect Depository Participant must notify the related Depository Participant of such request, which Depository Participant should make the request of the Depository) on the Depository's participant terminal system. The Depository may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for such distributions received by it on the same day. None of the Company, the Master Servicer or the Trustee shall be liable for any delay in delivery of requests for distributions or withdrawals of such requests by the Depository, a Depository Participant or any Indirect Depository Participant.

        The Depository shall maintain a list of those Depository Participants representing the appropriate Certificate Owners of Retail Certificates that have submitted requests for distributions in reduction of the Certificate Principal Balance of Retail Certificates, together with the order of receipt and the amounts of such requests on the Depository's participant terminal system. The Depository will honor requests for distributions in the order of their receipt (subject to the priorities described in Section 4.10(a) above). The Trustee shall notify the Depository as to which requests should be honored on each Distribution Date at least two Business Days prior to such Distribution Date based on the report received by the Trustee pursuant to Section 4.04 and shall notify the Depository as to the amount of the Senior Principal Distribution Amount to be distributed to the Retail Certificates by Random Lot pursuant to
Section 4.10(d). Requests shall be honored by the Depository in accordance with the procedures, and subject to the priorities and limitations, described in this
Section 4.10. The exact procedures to be followed by the Trustee and the Depository for purposes of determining such priorities and limitations will be those established from time to time by the Trustee or the Depository, as the case may be. The decisions of the Trustee and the Depository concerning such matters will be final and binding on all affected persons.

        Individual Retail Certificates that have been accepted for a distribution shall be due and payable on the applicable Distribution Date. Such Certificates shall cease to bear interest after the last day of the month preceding the month in which such Distribution Date occurs.

        Any Certificate Owner of a Retail Certificate that has requested a distribution may withdraw its request by so notifying in writing the Depository Participant or Indirect Depository Participant that maintains such Certificate Owner's account. In the event that such account is maintained by an Indirect Depository Participant, such Indirect Depository Participant must notify the related Depository Participant which in turn must forward the withdrawal of such request on the Depository's participant terminal system. If such withdrawal of a request for distribution has not been received on the Depository's participant terminal system on or before the Record Date for the next Distribution Date, the previously made request for distribution will be irrevocable with respect to the making of distributions in reduction of the Certificate Principal Balance of the Retail Certificates on such Distribution Date.

        In the event any requests for distributions in reduction of the Certificate Principal Balance of the Retail Certificates are rejected by the Trustee for failure to comply with the requirements of this Section 4.10, the Trustee shall return such request to the appropriate Depository Participant with a copy to the Depository with an explanation as to the reason for such rejection.

(d) To the extent, if any, that distributions in reduction of the Certificate Principal Balance of the Retail Certificates on a Distribution Date exceed the outstanding Certificate Principal Balance of the Retail Certificates with respect to which distribution requests have been received by the related Record Date, as provided in Section 4.10(a) above, the additional distributions in reduction of the Certificate Principal Balance of the Retail Certificates will be made by mandatory distributions in reduction thereof. Such mandatory distributions on Individual Retail Certificates will be made by Random Lot in accordance with the then-applicable Random Lot procedures of the Depository, the Depository Participants and the Indirect Depository Participants representing the Certificate Owners. The Trustee shall notify the Depository of the aggregate amount of the mandatory distribution in reduction of the Certificate Principal Balance of the Retail Certificates to be made on any such Distribution Date. The Depository shall then allocate such aggregate amount among its Depository Participants on a Random Lot basis. Each Depository Participant and, in turn, each Indirect Depository Participant will then select, in accordance with its own procedures, Individual Retail Certificates from among those held in its accounts to receive mandatory distributions in reduction of the Certificate Principal Balance of the Retail Certificates, such that the total amount so selected is equal to the aggregate amount of such mandatory distributions allocated to such Depository Participant by the Depository and to such Indirect Depository Participant by its related Depository Participant, as the case may be. Depository Participants and Indirect Depository Participants that hold Retail Certificates selected for mandatory distributions in reduction of the Certificate Principal Balance thereof are required to provide notice of such mandatory distributions to the affected Certificate Owners. The Master Servicer agrees to notify the Trustee of the amount of distributions in reduction of the Certificate Principal Balance of the Retail Certificates to be made on each Distribution Date in a timely manner such that the Trustee may fulfill its obligations pursuant to the letter of representations dated the Closing Date among the Company, the Trustee and the Depository.

(e) Notwithstanding any provisions herein to the contrary, on any Distribution Date on which any Realized Losses are allocated to the Retail Certificates, distributions in reduction of the Certificate Principal Balance of the Retail Certificates will be made pro rata on the basis of their respective Percentage Interests with the respect to the Retail Certificates among the Certificate Owners of the Retail Certificates and will not be made in integral multiples of $1,000 nor pursuant to requests for distribution as permitted by this Section
4.10 or mandatory distributions by Random Lot.

(f) In the event that Definitive Certificates representing the Retail Certificates are issued pursuant to Section 5.01 of the Standard Terms, an amendment to this Agreement, which may be approved without the consent of any Certificateholders, shall establish procedures relating to the manner in which distributions in reduction of the Certificate Principal Balance of such Retail Certificates are to be made; provided that such procedures shall be consistent, to the extent practicable and customary for certificates similar to the Retail Certificates, with the provisions of this Section 4.10.

                                   ARTICLE V

                                THE CERTIFICATES

        Section 5.01. The Certificates. (See Section 5.01 of the Standard Terms)

        Section 5.02. Registration of Transfer and Exchange of Certificates.

  (a) - (e)(iii)(A). (See Section 5.02(a) - (e)(iii)(A) of the Standard Terms)

               (B) Any purported Certificate Owner whose acquisition or holding of any Class M Certificate (or interest therein) was effected in violation of the restrictions in this Section 5.02(e) shall indemnify and hold harmless the Company, the Trustee, the Master Servicer, any Subservicer, the Underwriter and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

               (f) - (h). (See Section 5.02(f) - (h) of the Standard Terms)

          Section 5.03. Mutilated,  Destroyed, Lost or Stolen Certificates. (See
               Section 5.03 of the Standard Terms)

          Section 5.04. Persons Deemed Owners. (See Section 5.04 of the Standard Terms)

          Section 5.05. Appointment of Paying Agent. (See Section 5.05 of the Standard Terms)

                                   ARTICLE VI
                       THE COMPANY AND THE MASTER SERVICER

                     (SEE ARTICLE VI OF THE STANDARD TERMS)

                                  ARTICLE VII

                                     DEFAULT

                     (SEE ARTICLE VII OF THE STANDARD TERMS)

                                  ARTICLE VIII
                             CONCERNING THE TRUSTEE

                    (SEE ARTICLE VIII OF THE STANDARD TERMS)

                                   ARTICLE IX

                                   TERMINATION

                     (SEE ARTICLE IX OF THE STANDARD TERMS)

                                   ARTICLE X

                                REMIC PROVISIONS

Section 10.01..REMIC Administration. (See Section 10.01 of the Standard Terms)

Section 10.02..Master Servicer; REMIC Administrator and Trustee Indemnification. (See Section 10.02 of the Standard Terms)

Section 10.03..Designation of REMIC.

        The REMIC Administrator will make an election to treat the entire segregated pool of assets described in the definition of Trust Fund, and subject to this Agreement (including the Mortgage Loans but excluding the Initial Monthly Payment Fund) as a REMIC for federal income tax purposes.

        The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-P, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates and the Uncertificated Class A-V REMIC Regular Interests, the rights in and to which will be represented by the Class A-V Certificates, will be "regular interests" in the REMIC, and the Class R Certificates will be the sole class of "residual interests" therein for purposes of the REMIC Provisions (as defined herein) under federal income tax law. On and after the date of issuance of any Subclass of Class A-V Certificates pursuant to Section 5.01(c), any such Subclass will represent the Uncertificated Class A-V REMIC Regular Interest or Interests specified by the initial Holder of the Class A-V Certificates pursuant to said Section.

Section 10.04..[Reserved].

Section 10.05..Compliance with Withholding Requirements.

               Notwithstanding any other provision of this Agreement, the Trustee or any Paying Agent, as applicable, shall comply with all federal withholding requirements respecting payments to Certificateholders, including interest or original issue discount payments or advances thereof that the Trustee or any Paying Agent, as applicable, reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee or any Paying Agent, as applicable, does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee or any Paying Agent, as applicable, shall indicate the amount withheld to such Certificateholder pursuant to the terms of such requirements.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01..Amendment.  (See Section 11.01 of the Standard Terms)

Section 11.02..Recordation of Agreement; Counterparts. (See Section 11.02 of the Standard Terms)

Section 11.03..Limitation on Rights of Certificateholders. (See Section 11.03 of the Standard Terms)

Section 11.04..Governing Laws.  (See Section 11.04 of the Standard Terms)

Section 11.05..Notices. All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to the appropriate address for each recipient listed in the table below or, in each case, such other address as may hereafter be furnished in writing to the Master Servicer, the Trustee and the Company, as applicable:


---------------------------------- --------------------------------------------------------------
            RECIPIENT                                         ADDRESS
---------------------------------- --------------------------------------------------------------
---------------------------------- --------------------------------------------------------------
Company                            8400 Normandale Lake Boulevard
                                   Suite 250, Minneapolis, Minnesota  55437,
                                   Attention: President

---------------------------------- --------------------------------------------------------------
---------------------------------- --------------------------------------------------------------
Master Servicer                    2255 N. Ontario Street, Suite 400
                                   -------------------------------------------------------------
                                   Burbank, California 91504-2130,
                                   Attention:  Managing Director/Master Servicing

---------------------------------- --------------------------------------------------------------
---------------------------------- --------------------------------------------------------------
Trustee                            Corporate Trust Office
                                   1761 East St. Andrew Place
                                   Santa Ana, California 92705-4934,
                                   Attention:  Residential Accredit Loans, Inc. Series 2001-QS18

                                   The Trustee designates its offices located at Four Albany Street, New York, New York 10006, for the purposes of Section 8.12 of the Standard Terms

---------------------------------- --------------------------------------------------------------
---------------------------------- --------------------------------------------------------------
Moody's Investors Service, Inc.    99 Church Street, 4th Floor
                                   New York, New York 10007

---------------------------------- --------------------------------------------------------------
---------------------------------- --------------------------------------------------------------
Fitch, Inc.                        One State Street Plaza
                                   New York, New York 10004

---------------------------------- --------------------------------------------------------------


Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

Section 11.06..Required  Notices to Rating Agency and Subservicer.  (See Section
     11.06 of the Standard Terms)

Section 11.07..Severability of Provisions. (See Section 11.07 of the Standard Terms)

Section 11.08..Supplemental Provisions for Resecuritization. (See Section 11.08 of the Standard Terms)

Section 11.09..Allocation of Voting Rights.

               98% of all of the Voting Rights shall be allocated among Holders of Certificates, other than the Class A-V Certificates and Class R Certificates, in proportion to the outstanding Certificate Principal Balances of their respective Certificates; 1% of all Voting Rights shall be allocated among the Holders of the Class A-V Certificates, in accordance with their respective Percentage Interests; and 1% of all Voting Rights shall be allocated among the Holders of the Class R Certificates, in accordance with their respective Percentage Interests.

Section 11.10..No Petition.

               The Depositor, Master Servicer and the Trustee, by entering into this Agreement, and each Certificateholder, by accepting a Certificate, hereby covenant and agree that they will not at any time institute against the Trust Fund, or join in any institution against the Trust Fund of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligation with respect to the Certificates or this Agreement.

        IN WITNESS WHEREOF, the Company, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.



                                            RESIDENTIAL ACCREDIT LOANS, INC.
[Seal]



                                            By: //s// Randy Van Zee
                                                 Name:   Randy Van Zee
                                                 Title:  Vice President


Attest: //s// Julie Steinhagen
        ------------------------------------ -
      Name:   Julie Steinhagen
      Title: Vice President


                                            RESIDENTIAL FUNDING CORPORATION
[Seal]



                                            By: //s// Julie Steinhagen
                                                 Name:  Julie Steinhagen
                                                 Title: Director


Attest: //s// Randy Van Zee
        ----------------------------
      Name: Randy Van Zee
      Title: Director


                                            BANKERS TRUST COMPANY,
                                                 as Trustee
[Seal]



                                            By: //s// Barbara Campbell
                                                 Name: Barbara Campbell
                                                 Title:   Assistant Secretary


Attest: //s// James F. Noriega
        ------------------------------------
      Name: James F. Noriega
      Title:   Associate

STATE OF MINNESOTA
                                  )
                                  ) ss.:
COUNTY OF HENNEPIN                )
               On the 28th day of December, 2001 before me, a notary public in and for said State, personally appeared Randy Van Zee, known to me to be a Vice President of Residential Accredit Loans, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                   //s// Katherine L. Nye
                                                   Notary Public
[Notarial Seal]

STATE OF MINNESOTA
                                  )
                                  ) ss.:
COUNTY OF HENNEPIN                )
               On the 28th day of December, 2001 before me, a notary public in and for said State, personally appeared Julie Steinhagen, known to me to be a Director of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                   //s// Katherine L. Nye
                                                   Notary Public
[Notarial Seal]

STATE OF CALIFORNIA
                                  )
                                  ) ss.:
COUNTY OF ORANGE                  )
               On the 28th day of December, 2001 before me, a notary public in and for said State, personally appeared Barbara Campbell, known to me to be an Assistant Secretary of Bankers Trust Company, the New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said banking corporation and acknowledged to me that such banking corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                   //s// Thomas J. Baldwin
                                                    Notary Public
[Notarial Seal]

                                   EXHIBIT ONE

                             MORTGAGE LOAN SCHEDULE
  RUN ON     : 12/19/01           RFC DISCLOSURE SYSTEM       RFFSDFIX-01
  AT         : 14.02.02           FIXED PASSTHRU REPORT       AMORTIZED BALANCE
  SERIES     : RALI 2001-QS18                                 CUTOFF : 12/01/01
  POOL       : 0004557
             :
             :
  POOL STATUS: F

    RFC LOAN NUMBER                      SUB SERV FEE
    PRINCIPAL BALANCE                    MSTR SERV FEE
    CURR NOTE RATE                       ALL EXP
    RFC NET RATE                         MISC EXP
    NET MTG RATE(INVSTR RATE)            SPREAD
    POST STRIP RATE                      STRIP
  ------------------------------------------------------------------------

      4066615                              .2500
       45,594.30                          .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            6.5000                        2.2950

      4427926                              .2500
      404,093.98                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      4532079                              .2500
      370,453.32                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      4583387                              .2500
      116,164.22                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.5000                        1.9200

      4650510                              .2500
      143,121.86                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      4686395                              .2500
      397,935.35                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200
1



      4688958                              .2500
      436,835.79                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      4718840                              .2500
       53,065.57                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      4862847                              .2500
      129,460.97                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      4871188                              .2500
      595,530.69                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      4879408                              .2500
      450,951.08                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      4896341                              .2500
       55,792.01                          .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            6.5000                        2.4200

      4912025                              .2500
      390,452.44                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      4967026                              .2500
      421,410.61                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700
1



      4993326                              .2500
      333,446.87                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      5003947                              .2500
      151,805.47                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      5021471                              .2500
      206,758.43                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      5039350                              .2500
      136,373.58                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      5041380                              .2500
       67,344.95                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      5053919                              .2500
       52,039.64                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      5066012                              .2500
      348,897.91                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5081787                              .2500
       43,862.08                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700
1



      5085029                              .2500
      581,805.69                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      5099673                              .2500
       97,593.62                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      5108469                              .2500
      356,763.72                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      5119567                              .2500
       77,259.82                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      5130058                              .2500
      270,666.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      5132570                              .2500
      157,139.38                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      5137991                              .2500
       55,470.62                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      5138642                              .2500
      107,847.05                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200
1



      5161503                              .2500
      183,617.61                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      5166716                              .2500
       78,297.68                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      5197826                              .2500
       99,805.11                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      5233054                              .2500
      127,266.65                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      5237848                              .2500
      369,046.47                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      5238767                              .2500
      400,677.61                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      5242466                              .2500
      104,697.85                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      5246874                              .2500
      395,780.48                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450
1



      5249070                              .2500
       38,918.94                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      5262606                              .2500
       50,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      5272482                              .2500
       49,901.21                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      5275790                              .2500
      130,248.65                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      5281024                              .2500
      134,685.88                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.5000                        1.9200

      5285624                              .2500
      105,915.80                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      5297586                              .2500
      110,897.73                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      5297671                              .2500
      268,291.28                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450
1



      5312795                              .2500
      363,729.85                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      5335038                              .2500
      107,835.13                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      5351406                              .2500
      233,089.54                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      5353743                              .2500
      421,100.69                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      5358146                              .2500
      174,849.33                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      5364532                              .2500
       72,810.38                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      5379584                              .2500
      147,775.98                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      5384136                              .2500
       46,310.62                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200
1



      5384920                              .2500
       75,821.08                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5393411                              .2500
      243,439.56                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      5400620                              .2500
       33,547.40                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5405183                              .2500
      107,758.34                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      5405222                              .2500
      368,945.25                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      5407484                              .2500
       71,362.72                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5408555                              .2500
       99,797.38                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      5423197                              .2500
      190,365.54                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200
1



      5424838                              .2500
       81,125.98                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      5425596                              .2500
      155,650.52                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      5425723                              .2500
      342,453.05                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      5430880                              .2500
       58,460.74                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      5431516                              .2500
      363,528.99                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      5445808                              .2500
      212,486.82                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      5449066                              .2500
       40,549.35                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      5454368                              .2500
      299,777.35                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700
1



      5456317                              .2500
      337,920.78                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      5461484                              .2500
       89,709.09                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      5465492                              .2500
      437,139.29                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5475427                              .2500
      171,865.83                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5475957                              .2500
       42,315.95                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      5476743                              .2500
      311,569.15                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      5478504                              .2500
      582,386.33                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      5483403                              .2500
       67,359.73                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450
1



      5483748                              .2500
      230,822.65                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      5484450                              .2500
      362,630.68                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      5491113                              .2500
      690,917.08                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5502282                              .2500
      138,283.73                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      5507302                              .2500
       59,725.38                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      5507971                              .2500
      240,307.68                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      5508195                              .2500
      199,750.50                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      5519951                              .2500
      265,792.49                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200
1



      5524283                              .2500
      161,885.66                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      5530098                              .2500
       95,849.77                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5530855                              .2500
      159,868.85                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      5536937                              .2500
       60,920.93                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      5537451                              .2500
      349,746.68                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      5537736                              .2500
       49,384.82                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.5000                        1.9200

      5540224                              .2500
       62,719.62                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      5550202                              .2500
      142,447.99                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200
1



      5552078                              .2500
      143,444.33                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      5554282                              .2500
      153,679.95                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      5558334                              .2500
      376,879.32                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      5563272                              .2500
      389,703.23                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      5564302                              .2500
       99,858.39                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      5568077                              .2500
       77,865.64                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      5570041                              .2500
      137,664.38                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      5570885                              .2500
      115,319.26                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200
1



      5571040                              .2500
      152,950.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      5571046                              .2500
      170,885.26                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      5576365                              .2500
      131,748.57                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      5578156                              .2500
      295,796.29                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      5578315                              .2500
      299,765.98                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5580066                              .2500
      163,700.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      5580112                              .2500
       64,898.29                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5581841                              .3750
      290,297.69                          .0800
            7.1250                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700
1



      5584892                              .2500
       87,438.35                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      5592500                              .2500
      648,231.20                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      5594454                              .2500
      359,719.17                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5595039                              .2500
      107,768.80                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      5596173                              .2500
      104,831.58                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      5599660                              .2500
       63,103.52                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      5599684                              .2500
       95,773.57                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      5599707                              .2500
       95,773.57                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450
1



      5601262                              .2500
       41,899.32                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      5601537                              .2500
      482,632.60                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      5604649                              .2500
      114,500.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      5605232                              .2500
      294,739.73                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      5606264                              .2500
      204,395.23                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      5607483                              .2500
       81,475.42                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      5610516                              .2500
      304,762.07                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5616161                              .2500
       86,277.63                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200
1



      5619742                              .2500
      359,704.91                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      5620796                              .2500
      135,885.75                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      5620871                              .2500
      108,330.21                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5621346                              .2500
      137,814.18                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      5627229                              .2507
       66,592.85                          .0800
            7.2500                         .0000
            6.9993                         .0000
            6.9193                         .0000
            6.5000                         .4193

      5630264                              .2500
      117,558.22                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5631922                              .2500
      336,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      5632946                              .2500
       98,360.51                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200
1



      5634303                              .2500
       91,738.40                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      5636802                              .2500
      299,760.09                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      5638481                              .2500
      104,720.25                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      5641333                              .2500
       99,865.37                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      5642456                              .2500
       92,334.79                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      5642854                              .2500
       82,271.03                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5643726                              .2500
       94,576.80                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5645144                              .2500
       59,361.15                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950
1



      5646574                              .2500
       76,835.42                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      5646603                              .2500
      161,863.91                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      5647920                              .2500
      150,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      5651638                              .2500
      430,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      5654748                              .2500
       77,761.03                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.5000                        1.7950

      5655760                              .2500
      587,079.83                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5656638                              .2500
      148,309.97                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      5656809                              .2500
      181,062.11                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450
1



      5657518                              .2500
       91,933.41                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      5660561                              .2500
      103,769.10                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      5660717                              .2500
      135,799.96                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      5661870                              .2500
      341,919.71                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      5664184                              .2500
      260,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      5665036                              .2500
       61,496.20                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      5665421                              .2500
      103,761.14                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      5665426                              .2500
       96,765.90                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950
1



      5667305                              .2500
      116,417.78                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      5670097                              .2500
      510,612.05                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      5670624                              .2500
      113,901.85                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      5670686                              .2500
       85,090.28                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      5674148                              .2500
      132,701.44                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      5678052                              .2500
      599,587.08                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      5678802                              .2500
      100,938.82                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      5681359                              .2500
      487,637.83                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700
1



      5686387                              .2500
      358,933.42                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      5687237                              .2500
      128,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      5687316                              .2500
      363,701.62                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      5687420                              .2500
      274,785.47                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5691437                              .2500
      239,821.89                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      5695495                              .2500
       61,158.93                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      5703489                              .2500
       66,920.72                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      5704457                              .2500
       60,802.84                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200
1



      5704645                              .2500
       99,344.29                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5704689                              .2500
       64,693.45                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      5716193                              .2500
      144,889.67                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      5716744                              .2500
       64,946.72                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      5720747                              .2500
      117,144.93                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      5721455                              .2500
      126,500.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      5725482                              .2500
       98,936.88                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      5725950                              .2500
      301,852.37                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700
1



      5726491                              .2500
      274,751.39                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      5729480                              .2500
      131,911.43                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      5730269                              .2500
       78,697.16                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      5730628                              .2500
      229,792.07                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      5730871                              .2500
       61,986.32                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      5734986                              .2500
      107,919.85                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      5736242                              .2500
      197,726.58                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      5736276                              .2500
       55,842.56                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700
1



      5736514                              .2500
       99,764.55                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5743454                              .2500
      102,842.76                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      5745638                              .2500
      205,247.56                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      5745830                              .2500
      529,116.76                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      5746002                              .2500
      529,554.74                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      5749292                              .2500
      459,622.94                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      5749714                              .2500
       71,043.15                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      5750530                              .2500
      364,998.89                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700
1



      5751364                              .2500
      119,406.78                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5756312                              .2500
      367,191.26                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      5761768                              .2500
      109,914.19                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5764674                              .2500
      116,830.10                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      5765178                              .2500
      136,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      5765554                              .2500
      205,715.54                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      5766872                              .2500
       99,920.03                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      5771102                              .2500
       85,136.77                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700
1



      5773080                              .2500
      303,744.61                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      5773336                              .2500
      103,908.25                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      5774086                              .2500
      150,800.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      5783618                              .2500
      249,809.77                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      5785334                              .2500
      161,314.07                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      5787870                              .2500
       64,758.68                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      5788146                              .2500
      143,382.37                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      5792992                              .2500
      437,666.71                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450
1



      5793442                              .2500
       64,949.30                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5795806                              .2500
      274,763.24                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      5796490                              .2500
      116,402.13                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      5798574                              .2500
      111,916.88                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      5800812                              .2500
       64,758.68                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      5801074                              .2500
      107,776.46                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000

      5801600                              .2500
      237,714.41                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5804024                              .2500
      118,859.70                          .0800
            8.6500                         .0000
            8.4000                         .0000
            8.3200                         .0000
            6.5000                        1.8200
1



      5809068                              .2500
      311,762.59                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      5811724                              .2500
      174,888.41                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      5812444                              .2500
      185,780.71                          .0800
            8.6500                         .0000
            8.4000                         .0000
            8.3200                         .0000
            6.5000                        1.8200

      5814164                              .2500
      133,280.50                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      5816272                              .2500
      117,818.86                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      5818814                              .2500
      233,308.60                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      5819172                              .2500
      274,800.96                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      5820182                              .2500
       58,500.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700
1



      5821240                              .2500
       63,876.02                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      5824294                              .2500
      399,672.12                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      5824854                              .2500
      107,220.37                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      5825214                              .2500
      107,931.13                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      5826094                              .2500
       76,448.67                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      5827932                              .2500
      146,867.11                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      5830026                              .2500
      319,731.16                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      5830510                              .2500
      239,788.25                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000
1



      5830944                              .2500
       50,321.12                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5831352                              .2500
      205,343.63                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      5832704                              .2500
      197,837.70                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      5833004                              .2500
      351,725.41                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5835822                              .2500
       55,562.70                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      5835832                              .2500
      105,617.54                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5835840                              .2500
      190,144.01                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      5838868                              .2500
      123,208.50                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700
1



      5840176                              .2500
      359,712.11                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      5841632                              .2500
      247,775.80                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      5847984                              .2500
      389,672.36                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      5850620                              .2500
       67,843.82                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      5851498                              .2500
       84,683.89                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5854108                              .2500
       89,488.37                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      5858060                              .2500
      139,896.10                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      5860334                              .2500
      172,871.61                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700
1



      5864886                              .2500
       27,879.81                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      5865106                              .2500
      599,543.45                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      5865152                              .2500
      199,855.24                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      5865560                              .2500
      438,515.36                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      5865944                              .2500
       93,528.78                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      5866962                              .2500
      101,914.31                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      5867594                              .2500
      394,684.12                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      5867804                              .2500
      116,796.87                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000
1



      5868038                              .2500
       88,927.05                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      5869354                              .2500
       76,448.67                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      5871714                              .2500
      579,569.56                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      5875058                              .2500
      149,199.82                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      5875062                              .2500
      109,914.19                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5875064                              .2500
      121,505.14                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5875070                              .2500
      125,908.81                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      5875300                              .2500
      187,856.95                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450
1



      5875502                              .2500
       74,744.49                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      5876778                              .2500
      195,854.54                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      5877704                              .2500
      131,897.03                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5877794                              .2500
      314,565.01                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      5881446                              .2500
      224,815.57                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      5884342                              .2500
      259,776.14                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      5886070                              .2500
       41,819.70                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      5890522                              .2500
      438,963.60                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200
1



      5890532                              .2500
      383,095.88                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5891292                              .2500
      347,728.53                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5893298                              .2500
      909,254.08                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      5894414                              .2500
      112,095.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      5894624                              .2500
      114,910.29                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5894910                              .2500
      605,184.07                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      5894914                              .2500
      649,552.67                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      5896058                              .2500
      231,285.58                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000
1



      5896866                              .2500
      146,876.50                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      5896918                              .2500
       77,533.19                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      5897174                              .2500
      199,671.18                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      5899020                              .2500
      324,746.47                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5900824                              .2500
      125,703.92                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5901894                              .2500
      151,881.39                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5903632                              .2500
       49,670.21                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5903842                              .2500
       82,648.60                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450
1



      5904400                              .2500
      239,798.37                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      5904608                              .2500
      114,556.63                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      5905694                              .2500
      377,733.21                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      5905866                              .2500
      330,350.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      5907474                              .2500
      356,323.33                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      5907670                              .2500
      208,824.42                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      5908424                              .2500
      115,112.34                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      5910482                              .2500
      182,864.19                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700
1



      5910514                              .2500
       95,919.35                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      5911090                              .2500
       90,850.37                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      5913124                              .2500
       55,017.96                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      5914982                              .2500
       31,978.53                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      5916452                              .2500
      151,872.30                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      5916498                              .2500
      199,840.06                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      5918402                              .2500
      109,907.59                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      5923254                              .2500
      185,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450
1



      5925376                              .2500
       80,945.65                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      5926392                              .2500
      251,772.19                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      5933850                              .2500
      499,590.16                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      5934996                              .2500
       99,921.99                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5935094                              .2500
       63,951.30                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      5935104                              .2500
       63,951.30                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      5935222                              .2500
      274,000.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      5935440                              .2500
      243,478.17                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700
1



      5935464                              .2500
      185,851.26                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      5936388                              .2500
      282,500.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      5936524                              .2500
      198,656.87                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      5936788                              .2500
       98,926.53                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      5938796                              .2500
       95,913.21                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      5940546                              .2500
      121,500.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      5942286                              .2500
      159,892.65                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      5945218                              .2500
      264,777.37                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450
1



      5949376                              .2500
      125,861.52                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      5949870                              .2500
      122,639.04                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      5950728                              .2500
      137,884.07                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      5951970                              .2500
       96,235.38                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      5954186                              .2500
       55,123.10                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      5956028                              .2500
      112,412.24                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5959250                              .2500
      207,811.97                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      5960312                              .2500
      188,856.18                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450
1



      5960348                              .2500
      178,364.17                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      5960356                              .2500
      212,638.07                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      5961842                              .2500
      339,354.21                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      5961856                              .2500
      125,055.31                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      5961916                              .2500
      355,950.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      5967256                              .2500
      439,311.44                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5973722                              .2500
      175,819.42                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      5974604                              .2500
      240,825.56                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950
1



      5981616                              .2500
      380,879.75                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      5981978                              .2500
      297,250.07                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      5983476                              .2500
      299,798.71                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      5985978                              .2500
       75,583.53                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      5986134                              .2500
       93,090.32                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5986334                              .2500
      126,015.39                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      5987372                              .2500
      175,602.35                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      5989934                              .2500
       35,975.84                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700
1



      5991758                              .2500
      123,893.24                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      5994252                              .2500
      165,703.67                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      5994338                              .2500
      400,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      5994720                              .2500
       71,945.21                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      5995920                              .2500
       73,750.48                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      5997030                              .2500
      223,816.39                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6002314                              .2500
       64,952.95                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6002358                              .2500
      187,856.95                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450
1



      6003518                              .2500
      219,824.07                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6004128                              .2500
      314,788.64                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6006600                              .2500
      105,517.62                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6006716                              .2500
      105,517.62                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6006740                              .2500
      108,315.44                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6008264                              .2500
      408,371.41                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000

      6010876                              .2500
       37,971.80                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6010910                              .2500
       93,921.03                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450
1



      6010918                              .2500
       78,140.49                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6010998                              .2500
       60,952.41                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6013712                              .2500
       89,040.22                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6014704                              .2500
      118,902.46                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6015286                              .2500
      148,928.94                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6015302                              .2500
      117,534.99                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6015306                              .2500
      101,808.49                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6016450                              .2500
      290,700.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450
1



      6017312                              .2500
      403,816.28                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6018220                              .2500
       85,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6019376                              .2500
      468,375.14                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6019454                              .2500
      133,484.04                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6022266                              .2500
      148,889.42                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6022754                              .2500
      103,930.21                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6022920                              .2500
       86,432.52                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6024028                              .2500
      157,500.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200
1



      6026182                              .2500
      177,147.35                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6027238                              .2500
       82,092.02                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6034042                              .2500
       91,922.71                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6034298                              .2500
      417,931.74                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6034304                              .2500
       98,624.89                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6034320                              .2500
       79,934.43                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6034324                              .2500
       67,052.64                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6034416                              .2500
      248,310.91                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450
1



      6034906                              .2500
      197,688.30                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6035284                              .2500
      322,721.91                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6036628                              .2500
      112,418.57                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6038156                              .2500
      559,529.53                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6039060                              .2500
      390,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6042620                              .2500
      359,704.91                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6044628                              .2500
      451,620.26                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6049972                              .2500
      233,826.34                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700
1



      6050858                              .2500
      328,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6054760                              .2500
      179,210.09                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6055176                              .2500
      137,647.77                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6055570                              .2500
      529,065.97                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6056094                              .2500
      379,664.74                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6059568                              .2500
       53,961.89                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6059570                              .2500
       39,574.75                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6059726                              .2500
       54,857.18                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200
1



      6059786                              .2500
       82,963.39                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6059788                              .2500
       70,147.90                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6059806                              .2500
       83,639.42                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6060322                              .2500
       42,934.34                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6061666                              .2500
      130,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6062474                              .2500
      100,915.15                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6063076                              .2500
      304,743.77                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6066572                              .2500
      119,917.42                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450
1



      6067798                              .2500
      223,825.26                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6068664                              .2500
      344,256.86                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6068816                              .2500
      179,859.58                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6069572                              .2500
      215,814.03                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6070406                              .2500
      174,753.06                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6073504                              .2500
      254,790.98                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6073512                              .2500
      299,793.54                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6074840                              .2500
      109,827.84                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200
1



      6074844                              .2500
       59,910.66                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6074850                              .2500
      124,817.55                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6074854                              .2500
       20,970.88                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6074858                              .2500
       45,754.85                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6074860                              .2500
      127,319.44                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6074864                              .2500
       44,932.99                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6074866                              .2500
       70,302.78                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6074882                              .2500
      126,796.26                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950
1



      6074884                              .2500
       75,878.08                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6074900                              .2500
       39,814.94                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6074924                              .2500
       24,263.82                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6074932                              .2500
       35,352.32                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6074936                              .2500
       81,072.92                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6074940                              .2500
       75,631.46                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6074946                              .2500
      154,745.16                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6074948                              .2500
       29,503.62                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700
1



      6074950                              .2500
       83,858.44                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6074954                              .2500
      127,593.66                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6074956                              .2500
      105,143.21                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6074960                              .2500
       42,737.84                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6074976                              .2500
      109,828.24                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6074978                              .2500
       40,941.93                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6074986                              .2500
       97,850.40                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6074988                              .2500
       97,850.40                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450
1



      6074996                              .2500
       48,976.95                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6075000                              .2500
       62,901.40                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6075018                              .2500
      107,781.14                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6075020                              .2500
      109,844.24                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6075022                              .2500
      167,716.91                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6075028                              .2500
       86,361.23                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6075030                              .2500
       89,875.73                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6075032                              .2500
       53,915.49                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200
1



      6075042                              .2500
       71,881.62                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6075044                              .2500
      159,736.94                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6075052                              .2500
       67,111.78                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6075070                              .2500
       47,930.30                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6075072                              .2500
       64,482.88                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      6075080                              .2500
      161,021.66                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6075082                              .2500
      116,612.65                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6075084                              .2500
      155,784.58                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450
1



      6075086                              .2500
       99,649.87                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6075088                              .2500
       47,632.45                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6075096                              .2500
       75,308.32                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      6075100                              .2500
       66,301.13                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6075102                              .2500
      119,792.78                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6075104                              .2500
       97,846.64                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6075106                              .2500
       91,164.07                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6075108                              .2500
      104,835.68                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200
1



      6075110                              .2500
       71,884.50                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6075112                              .2500
       59,903.76                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6075114                              .2500
       70,886.11                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6075128                              .2500
       85,852.01                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6075138                              .2500
       46,806.93                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6075140                              .2500
       48,475.50                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6075142                              .2500
       74,885.51                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6075572                              .2500
      398,732.27                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700
1



      6075742                              .2500
      179,654.46                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6075850                              .2500
      299,777.36                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6075852                              .2500
      147,779.63                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6076100                              .2500
      132,300.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6076330                              .2500
      390,687.32                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6076758                              .2500
      324,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6080176                              .2500
      113,923.51                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6080854                              .2500
      249,789.97                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450
1



      6082084                              .2500
      299,760.09                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6083676                              .2500
       44,221.78                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6083744                              .2500
      180,169.51                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6083844                              .2500
      267,769.26                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6083856                              .2500
       76,448.67                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6083880                              .2500
       84,477.20                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6084092                              .2500
       95,330.95                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6084100                              .2500
      247,796.72                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700
1



      6084106                              .2500
       65,952.24                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6084110                              .2500
      118,397.97                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6084118                              .2500
      114,048.67                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6084120                              .2500
      123,895.83                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6085012                              .2500
      274,757.37                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6086574                              .2500
      281,450.40                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6087214                              .2500
      133,410.42                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6088440                              .2500
      209,836.18                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200
1



      6088562                              .2500
      247,325.31                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6089078                              .2500
      134,909.42                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6093318                              .2500
      187,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6094230                              .2500
      210,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6095582                              .2500
      134,120.72                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      6095930                              .2500
      541,607.72                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6096210                              .2500
       97,871.35                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6096290                              .2500
      319,731.16                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450
1



      6096556                              .2500
      198,000.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6097270                              .2500
       97,871.35                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6098720                              .2500
      264,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6099216                              .2500
       50,958.20                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6099554                              .2500
      124,894.99                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6099648                              .2500
      335,433.82                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6100066                              .2500
      181,565.16                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6101476                              .2500
      483,632.08                          .0800
            7.3800                         .0000
            7.1300                         .0000
            7.0500                         .0000
            6.5000                         .5500
1



      6101596                              .2500
       97,423.94                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6102084                              .2500
      509,611.93                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6102924                              .2500
      150,775.16                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6103048                              .2500
      399,695.63                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6105634                              .2500
      150,000.00                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6106402                              .2500
      110,177.88                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6106708                              .2500
      107,911.47                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6108682                              .2500
       90,710.93                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450
1



      6108856                              .2500
       80,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6110888                              .2500
       85,534.86                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6110894                              .2500
      100,728.86                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6110946                              .2500
      173,564.50                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6113138                              .2500
      419,703.57                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6113374                              .2500
      200,097.62                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6115210                              .2500
       83,886.88                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6115456                              .2500
      232,554.46                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450
1



      6115644                              .2500
       52,089.31                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6116974                              .2500
      290,504.95                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6117124                              .2500
      130,390.37                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6118274                              .2500
      131,889.10                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6119076                              .2500
      142,394.25                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6119446                              .2500
      190,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6119778                              .2500
      222,817.20                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6120578                              .2500
       90,639.15                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700
1



      6120756                              .2500
      178,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6121018                              .2500
      110,000.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      6121050                              .2500
      424,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6123866                              .2500
      475,600.10                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6125714                              .2500
      369,245.35                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6126198                              .2500
      268,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6128168                              .2500
      193,052.99                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6130722                              .2500
      339,228.51                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950
1



      6131346                              .2500
      232,809.02                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6134590                              .2500
      274,800.97                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6135724                              .2500
      649,467.20                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6136550                              .2500
      174,127.01                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6136624                              .2500
       90,935.77                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6136678                              .2500
      136,695.91                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6137106                              .2500
      121,407.55                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6137436                              .2500
      103,852.72                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200
1



      6138202                              .2500
       86,108.17                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6140434                              .2500
      189,851.79                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6141494                              .2500
      360,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6142248                              .2500
      132,000.00                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6142744                              .2500
      149,792.86                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6143088                              .2500
      346,500.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6143428                              .2500
       81,545.24                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6143654                              .2500
       81,545.24                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700
1



      6145456                              .2500
      131,497.34                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6148516                              .2500
      115,000.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6149820                              .2500
      115,114.50                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6150408                              .2500
       94,936.25                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6151202                              .2500
      166,500.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6152434                              .2500
      220,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6155074                              .2500
      373,800.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6156034                              .2500
      300,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700
1



      6157026                              .2500
      139,092.28                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6157436                              .2500
      397,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6158712                              .2500
      246,812.05                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6161236                              .2500
       37,975.14                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6161254                              .2500
       61,949.18                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6161262                              .2500
       84,930.32                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6161324                              .2500
      148,372.14                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6161344                              .2500
       69,649.56                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950
1



      6161350                              .2500
      167,892.87                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6161984                              .2500
      100,242.74                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6162582                              .2500
      177,854.09                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6164528                              .2500
      315,714.34                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      6166640                              .2500
      635,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6167788                              .2500
      343,000.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6168132                              .2500
      122,400.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6170170                              .2500
      155,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700
1



      6170248                              .2500
      324,746.47                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6171146                              .2500
      119,908.69                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6171540                              .2500
      121,500.00                          .0750
            6.8250                         .0000
            6.5750                         .0000
            6.5000                         .0000
            6.5000                         .0000

      6173090                              .2500
      203,763.18                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6173124                              .2500
      325,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6177840                              .2500
      235,841.65                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6179330                              .2500
      165,286.18                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6181102                              .2500
      300,000.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000
1



      6183596                              .2500
      500,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6183806                              .2500
      440,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6183952                              .2500
      122,293.57                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6183962                              .2500
       49,958.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6183964                              .2500
       59,860.35                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6183968                              .2500
       92,561.99                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6183982                              .2500
       31,457.58                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6183984                              .2500
       43,341.57                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700
1



      6183996                              .2500
       35,932.79                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6184002                              .2500
       96,224.87                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6184012                              .2500
       78,873.27                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6184018                              .2500
      139,791.55                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6184032                              .2500
       37,944.82                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6184042                              .2500
      114,675.23                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6184062                              .2500
       52,756.72                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6184064                              .2500
      104,913.93                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700
1



      6184074                              .2500
      110,715.69                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6184078                              .2500
       67,386.25                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6184080                              .2500
      131,150.13                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6184084                              .2500
       48,112.44                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6184088                              .2500
       52,719.39                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6184094                              .2500
      119,910.94                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6184120                              .2500
      152,766.45                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6184122                              .2500
      123,895.83                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450
1



      6184136                              .2500
      123,565.74                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6184142                              .2500
      117,715.49                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6184148                              .2500
      157,876.74                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6184184                              .2500
       84,860.24                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6184188                              .2500
      127,804.62                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6185420                              .2500
      577,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6188280                              .2500
       87,854.15                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6188302                              .2500
       71,954.09                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200
1



      6188342                              .2500
      396,102.76                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6188356                              .2500
       79,940.63                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6188362                              .2500
      127,897.64                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6188444                              .2500
      113,419.89                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6188460                              .2500
      199,774.45                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      6188882                              .2500
      409,655.55                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6189160                              .2500
      105,913.11                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6189730                              .2500
      211,343.04                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700
1



      6191088                              .2500
      335,700.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6191480                              .2500
      399,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6195214                              .2500
      182,400.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6196312                              .2500
       50,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6196610                              .2500
      196,350.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6197084                              .2500
      185,250.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6203022                              .2500
      215,570.43                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6203316                              .2500
      188,720.00                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000
1



      6203804                              .2500
      145,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6203922                              .2500
      126,400.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6205014                              .2500
      175,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6205162                              .2500
      350,400.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6205274                              .2500
      207,000.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6205618                              .2500
      190,000.00                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000

      6205998                              .2500
      124,800.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6206502                              .2500
      103,204.59                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200
1



      6207848                              .2500
      252,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6209222                              .2500
      303,547.37                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6211428                              .2500
      101,119.08                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6211430                              .2500
       90,782.57                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6211432                              .2500
       96,028.68                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6211434                              .2500
      140,595.59                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6211440                              .2500
      200,027.64                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6211460                              .2500
       55,558.74                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700
1



      6211478                              .2500
      300,765.19                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6211480                              .2500
      103,910.46                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6211696                              .2500
      293,359.34                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6212506                              .2500
      215,650.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6213162                              .2500
      109,907.59                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6213176                              .2500
      141,880.70                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6213188                              .2500
      175,872.61                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6213260                              .2500
      123,651.04                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950
1



      6213296                              .2500
       74,944.34                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6213356                              .2500
       83,586.35                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6213376                              .2500
      103,106.71                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      6213450                              .2500
      180,644.33                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6213456                              .2500
      105,517.62                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6213478                              .2500
      193,356.40                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6213484                              .2500
       52,961.64                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6213512                              .2500
      226,813.93                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700
1



      6213628                              .2500
      327,900.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6214058                              .2500
      352,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6219124                              .2500
      249,410.07                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6219472                              .2500
      156,894.66                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6221010                              .2500
      134,880.89                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6221938                              .2500
      299,200.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6223328                              .2500
      327,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6225556                              .2500
      275,000.00                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000
1



      6226012                              .2500
      367,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6229018                              .2500
      446,400.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6232276                              .2500
      255,000.00                          .0800
            6.8800                         .0000
            6.6300                         .0000
            6.5500                         .0000
            6.5000                         .0500

      6236880                              .2500
       87,426.49                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6236886                              .2500
      256,427.83                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6236896                              .2500
      195,991.44                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6236918                              .2500
       78,735.41                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6236922                              .2500
      384,668.53                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000
1



      6236932                              .2500
      447,659.11                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6236974                              .2500
      114,303.89                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6236990                              .2500
      103,928.43                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6237006                              .2500
      134,897.28                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6237038                              .2500
      127,892.46                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6237046                              .2500
       78,250.07                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6237050                              .2500
      395,698.68                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6237066                              .2500
      519,604.32                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450
1



      6237074                              .2500
      125,894.15                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6237082                              .2500
      143,879.02                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6237116                              .2500
      122,302.12                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6237126                              .2500
      478,670.36                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6237146                              .2500
       58,456.59                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6237180                              .2500
      140,205.86                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6238780                              .2500
       75,546.64                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6238944                              .2500
      212,500.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200
1



      6242180                              .2500
      168,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6244222                              .2500
      145,000.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6244886                              .2500
      120,519.08                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6245496                              .2500
      331,721.08                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6247302                              .2500
      638,566.15                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6249544                              .2500
      332,000.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6249684                              .2500
      180,000.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6250858                              .2500
      274,280.48                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950
1



      6251932                              .2500
      285,000.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6251954                              .2500
      300,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6255236                              .2500
      416,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6255554                              .2500
      360,500.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6256358                              .2500
      305,200.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6262988                              .2500
      127,093.14                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6262994                              .2500
      145,386.49                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6262996                              .2500
      224,728.87                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450
1



      6262998                              .2500
      244,594.34                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6263000                              .2500
      124,262.23                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6263010                              .2500
      303,774.39                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6264578                              .2500
      202,034.88                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6264582                              .2500
      399,622.16                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6264584                              .2500
       80,051.48                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      6264590                              .2500
      204,836.07                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6264592                              .2500
      110,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200
1



      6264598                              .2500
      244,808.88                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6264614                              .2500
       85,439.66                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6264616                              .2500
      131,404.82                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6264628                              .2500
      124,368.59                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6264646                              .2500
      173,853.82                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6264652                              .2500
      199,847.82                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6264656                              .2500
      639,491.96                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6264678                              .2500
       67,453.55                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450
1



      6264684                              .2500
      107,919.85                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6264692                              .2500
      311,774.18                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6264718                              .2500
      118,168.63                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6264720                              .2500
      206,834.46                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6264790                              .2500
       78,733.80                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6264794                              .2500
      123,893.24                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6264810                              .2500
      191,504.17                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6264828                              .2500
       82,938.40                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700
1



      6264834                              .2500
      101,516.72                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6264836                              .2500
      359,732.83                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6264838                              .2500
      128,531.93                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6264840                              .2500
      100,117.87                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6264872                              .2500
       41,373.61                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6264878                              .2500
       59,960.75                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6264900                              .2500
       83,071.99                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6264918                              .2500
      206,857.55                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450
1



      6264920                              .2500
       75,951.54                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6264922                              .2500
       38,774.62                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6264926                              .2500
       73,295.57                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6264938                              .2500
      346,129.77                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6264956                              .2500
      135,906.41                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6264976                              .2500
       71,197.12                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6264978                              .2500
      443,803.52                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6265020                              .2500
       43,925.30                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700
1



      6265026                              .2500
      146,188.68                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6265030                              .2500
      139,879.46                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6265036                              .2500
      185,694.44                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6265904                              .2500
      139,985.16                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6266726                              .2500
      499,024.60                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6267080                              .2500
       99,835.59                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6267082                              .2500
      235,665.80                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6267722                              .2500
       73,750.48                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700
1



      6268996                              .2500
      396,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6274950                              .2500
       61,457.67                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6277434                              .2500
      615,554.16                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6277912                              .2500
      275,000.00                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6286562                              .2500
      476,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6286620                              .2500
      115,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6288286                              .2500
      330,000.00                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6289004                              .2500
      311,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450
1



      6290840                              .2500
      524,629.46                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6290850                              .2500
      394,230.16                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6290862                              .2500
      251,839.31                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6290872                              .2500
      206,821.78                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6290908                              .2500
       63,955.96                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6290914                              .2500
      144,705.28                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6290920                              .2500
      539,568.17                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6290924                              .2500
       31,979.07                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950
1



      6290930                              .2500
       51,965.98                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6290934                              .2500
       98,815.66                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6290946                              .2500
       57,637.27                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6291502                              .2500
      117,500.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6291516                              .2500
      188,852.57                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6291538                              .2500
       67,600.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6291540                              .2500
      303,762.85                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6292196                              .2500
      198,100.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450
1



      6292474                              .2500
      204,000.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6293254                              .2500
      127,344.99                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      6294196                              .2500
      115,750.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6304066                              .2500
      500,000.00                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6305104                              .2500
      202,205.95                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6305106                              .2500
      152,604.44                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6305108                              .2500
      128,615.82                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6305110                              .2500
      383,707.81                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450
1



      6305112                              .2500
      345,471.82                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6305114                              .2500
      274,558.86                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6305116                              .2500
      247,191.25                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6305118                              .2500
      329,496.24                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6305120                              .2500
      274,558.86                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6305122                              .2500
      117,832.89                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6305124                              .2500
      363,471.42                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6305126                              .2500
      189,717.10                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700
1



      6305128                              .2500
      278,604.89                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6305130                              .2500
      124,827.38                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6305132                              .2500
      314,804.21                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6305134                              .2500
      471,940.06                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.5000                        1.7950

      6305138                              .2500
      274,155.22                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6305140                              .2500
      365,372.76                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6305142                              .2500
      328,044.81                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6305144                              .2500
       99,854.80                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950
1



      6305146                              .2500
      154,806.63                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6305148                              .2500
      125,335.26                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6305150                              .2500
      359,515.29                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6305152                              .2500
       79,880.89                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6305154                              .2500
      124,696.54                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6305216                              .2500
      169,080.58                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6305420                              .2500
      322,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6310136                              .2500
      195,831.24                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000
1



      6313796                              .2500
      265,500.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6319604                              .2500
      170,688.27                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6319626                              .2500
      209,836.18                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6319628                              .2500
      149,901.87                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6319652                              .2500
      115,920.17                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6319656                              .2500
      280,886.10                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6319666                              .2500
       69,941.19                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6319680                              .2500
      187,860.48                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700
1



      6319686                              .2500
      116,000.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6319696                              .2500
      163,887.14                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6319698                              .2500
      129,912.78                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6319710                              .2500
      219,041.35                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6319722                              .2500
      127,672.82                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6319726                              .2500
      243,789.92                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6319752                              .2500
       64,750.69                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6319766                              .2500
      206,846.38                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700
1



      6319788                              .2500
      121,497.84                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6319804                              .2500
       59,146.49                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      6319816                              .2500
      238,400.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6319824                              .2500
      160,368.44                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6320402                              .2500
      193,852.38                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6320410                              .2500
      259,807.04                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6320416                              .2500
      148,196.99                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6320424                              .2500
      252,767.47                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950
1



      6320432                              .2500
      123,910.26                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6320436                              .2500
      115,400.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6323236                              .2500
      434,227.50                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6327598                              .2500
       99,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6328430                              .2500
      128,250.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6329694                              .2500
      292,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6329826                              .2500
      307,500.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6329866                              .2500
       45,600.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200
1



      6330702                              .2500
      164,607.74                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6332294                              .2500
      232,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6332996                              .2500
      176,400.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6333360                              .2500
      185,600.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6334776                              .2500
       81,600.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6335930                              .2500
      495,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6336562                              .2500
      121,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6336672                              .2500
      242,604.64                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700
1



      6336674                              .2500
       92,185.45                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6336676                              .2500
       74,888.31                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6336678                              .2500
      299,564.34                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6336680                              .2500
      189,661.03                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.5000                        1.7950

      6336682                              .2500
      257,522.65                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6336686                              .2500
      324,940.20                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6336688                              .2500
       67,463.54                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6336690                              .2500
       51,789.39                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200
1



      6336692                              .2500
       51,789.39                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6336694                              .2500
      318,513.03                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6336696                              .2500
      172,649.41                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6336698                              .2500
      263,465.03                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6336700                              .2500
       71,792.94                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6336702                              .2500
       71,792.94                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6336704                              .2500
      143,722.61                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6336706                              .2500
       71,717.50                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200
1



      6336710                              .2500
      103,837.23                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6336712                              .2500
       99,044.76                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6336714                              .2500
      123,919.77                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6336716                              .2500
      108,749.60                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6336722                              .2500
      116,085.37                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6336728                              .2500
      223,368.31                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6336734                              .2500
       98,814.09                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6336736                              .2500
      107,772.24                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450
1



      6336738                              .2500
      115,782.19                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6336740                              .2500
      281,177.93                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6336742                              .2500
       12,134.73                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6336744                              .2500
       30,579.46                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6336746                              .2500
      479,285.29                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6336750                              .2500
       32,379.33                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6336756                              .2500
      216,477.19                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6336758                              .2500
      283,627.18                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950
1



      6336762                              .2500
       83,842.28                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6336770                              .2500
       65,463.66                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6336772                              .2500
      274,656.95                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6336774                              .2500
      103,873.53                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      6336776                              .2500
       38,202.28                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6336778                              .2500
      120,624.57                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6336782                              .2500
      215,694.10                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6336784                              .2500
      256,645.10                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450
1



      6336788                              .2500
       71,912.45                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      6336792                              .2500
      104,781.80                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6336794                              .2500
      216,144.04                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6336800                              .2500
       55,427.14                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6336802                              .2500
       49,436.65                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6336804                              .2500
      287,401.49                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6336806                              .2500
      209,551.63                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6336808                              .2500
      201,967.38                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700
1



      6336810                              .2500
      134,580.06                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6336812                              .2500
      499,273.92                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6336814                              .2500
      213,237.37                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6336816                              .2500
      280,680.06                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6336822                              .2500
      348,467.24                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6336824                              .2500
      239,660.13                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6336826                              .2500
       60,679.88                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6336830                              .2500
      125,842.81                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450
1



      6336832                              .2500
      119,657.73                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6336834                              .2500
       54,999.51                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6336836                              .2500
      129,815.89                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6336840                              .2500
      109,620.53                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6336842                              .2500
       49,429.89                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6336844                              .2500
      222,259.97                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6336848                              .2500
       99,778.52                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      6336854                              .2500
      105,865.84                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950
1



      6336856                              .2500
      352,209.14                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6336860                              .2500
      131,798.48                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6336866                              .2500
      119,824.57                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6336868                              .2500
      323,585.36                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6336870                              .2500
      187,227.71                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6336872                              .2500
      147,815.37                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6336874                              .2500
      147,815.37                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6336876                              .2500
      116,854.03                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450
1



      6336878                              .2500
      116,854.03                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6336880                              .2500
      110,132.79                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6336884                              .2500
      106,067.52                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6336886                              .2500
      135,730.47                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6336888                              .2500
       73,642.70                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6336890                              .2500
      211,200.47                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6336892                              .2500
      119,756.82                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6336894                              .2500
      191,080.56                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700
1



      6336898                              .2500
       49,435.02                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6336900                              .2500
       49,435.02                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6336902                              .2500
       49,435.02                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6336904                              .2500
      340,795.69                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6336908                              .2500
      327,511.62                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6336910                              .2500
      399,447.63                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6336914                              .2500
      148,844.87                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6336918                              .2500
       93,457.10                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450
1



      6336920                              .2500
       95,054.66                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6336926                              .2500
       38,778.87                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      6336928                              .2500
      255,646.48                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6336930                              .2500
      163,773.52                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6336934                              .2500
      134,831.59                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6336938                              .2500
       79,727.44                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6336942                              .2500
       57,006.11                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6336944                              .2500
      161,692.79                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200
1



      6336946                              .2500
       53,533.13                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6336948                              .2500
       32,953.25                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6336950                              .2500
       37,096.05                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6336952                              .2500
      369,686.52                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6336954                              .2500
      102,774.93                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6336956                              .2500
      313,166.49                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6336962                              .2500
      211,714.54                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6336964                              .2500
      345,298.86                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700
1



      6336966                              .2500
      158,634.79                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6336968                              .2500
      397,064.66                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6336984                              .2500
      102,857.75                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6336988                              .2500
      380,699.59                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6336992                              .2500
      139,024.78                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6336994                              .2500
      189,164.49                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6336996                              .2500
       62,908.49                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6337000                              .2500
      150,566.70                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700
1



      6337002                              .2500
      132,530.89                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6337004                              .2500
      106,060.57                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6337006                              .2500
       32,211.17                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6337008                              .2500
       85,712.14                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6337012                              .2500
      403,388.50                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6337014                              .2500
      107,861.79                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6337016                              .2500
      379,419.92                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6337020                              .2500
      272,446.79                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700
1



      6337022                              .2500
      131,509.56                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6337026                              .2500
      181,748.67                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6337028                              .2500
      239,624.41                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6337032                              .2500
       91,083.28                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6337034                              .2500
      249,246.54                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6337036                              .2500
      192,334.03                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6337038                              .2500
      161,090.62                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6337042                              .2500
      383,469.73                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450
1



      6337044                              .2500
      143,806.10                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6337046                              .2500
      172,439.81                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6337050                              .2500
      155,707.05                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6337056                              .2500
       74,952.17                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6337058                              .2500
       84,544.65                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6337060                              .2500
       94,438.18                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6337066                              .2500
      277,753.07                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6337068                              .2500
      135,724.42                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700
1



      6337070                              .2500
      148,314.75                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6337072                              .2500
       64,647.40                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6337074                              .2500
      239,597.65                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6337076                              .2500
      247,191.25                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6337080                              .2500
      155,378.30                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6337084                              .2500
       80,876.34                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6337086                              .2500
       74,888.31                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6337092                              .2500
      207,633.93                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200
1



      6337096                              .2500
      129,779.13                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6337100                              .2500
      648,543.77                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6337102                              .2500
       42,270.82                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6337104                              .2500
       99,764.55                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6337112                              .2500
      139,770.90                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6337114                              .2500
       52,283.01                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6337116                              .2500
      104,203.96                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6337118                              .2500
      142,695.25                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200
1



      6337120                              .2500
       98,876.49                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6337122                              .2500
       79,933.51                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6337126                              .2500
      143,161.82                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6337130                              .2500
       42,187.20                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6337136                              .2500
      381,144.18                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6337140                              .2500
       75,093.49                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6337142                              .2500
      125,313.13                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6337150                              .2500
      199,723.82                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450
1



      6337152                              .2500
      110,262.28                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6337158                              .2500
      399,474.91                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6337160                              .2500
      142,992.04                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6337164                              .2500
      159,259.86                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6337166                              .2500
       63,412.31                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6337176                              .2500
      439,062.31                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6337180                              .2500
       40,449.48                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6337182                              .2500
      283,127.51                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700
1



      6337186                              .2500
      139,801.74                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6337188                              .2500
      287,602.30                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6337190                              .2500
      175,275.39                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6337192                              .2500
      194,923.80                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6337198                              .2500
      133,168.07                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.5000                        1.9200

      6337200                              .2500
      114,337.84                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6337202                              .2500
      358,653.28                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6337210                              .2500
       80,896.34                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200
1



      6337212                              .2500
      327,511.62                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6337216                              .2500
      397,763.70                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6337218                              .2500
      351,462.66                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6337220                              .2500
      177,328.89                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6337222                              .2500
      161,679.91                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6337224                              .2500
       87,858.82                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6337226                              .2500
       55,282.68                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      6337228                              .2500
      176,237.20                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700
1



      6337230                              .2500
      317,968.02                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6337232                              .2500
      132,634.33                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6337234                              .2500
      207,649.52                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6337236                              .2500
      104,781.80                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6337238                              .2500
      359,539.30                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6337240                              .2500
      161,970.30                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6337242                              .2500
      126,655.56                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6337244                              .2500
      124,300.29                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950
1



      6337246                              .2500
       84,430.26                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6337248                              .2500
      265,054.77                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6337250                              .2500
      251,624.79                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6337252                              .2500
      124,409.91                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6337254                              .2500
      107,865.27                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6337256                              .2500
      202,247.38                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6337258                              .2500
      238,702.89                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6337260                              .2500
      251,669.20                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950
1



      6337262                              .2500
       99,781.50                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6337264                              .2500
      122,744.37                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6337268                              .2500
      155,784.58                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6337270                              .2500
      179,516.13                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6337272                              .2500
      226,054.40                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6337274                              .2500
      467,401.09                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6337276                              .2500
       89,270.17                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6337278                              .2500
      129,434.15                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200
1



      6337280                              .2500
      202,272.12                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.5000                        2.0450

      6337282                              .2500
      359,193.47                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6337284                              .2500
      451,186.46                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6337288                              .2500
      139,607.73                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6337290                              .2500
      109,363.40                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6337292                              .2500
      246,945.50                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6337294                              .2500
       20,659.53                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6337296                              .2500
       31,040.03                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450
1



      6337298                              .2500
      228,447.34                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6337306                              .2500
      229,213.70                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6337310                              .2500
      333,926.45                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6337312                              .2500
       85,282.07                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6337314                              .2500
      323,529.51                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6337316                              .2500
      111,356.14                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6337318                              .2500
      127,720.28                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6337320                              .2500
       76,356.34                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450
1



      6337322                              .2500
      344,511.43                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6337324                              .2500
      177,977.70                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6337326                              .2500
       48,895.58                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6337328                              .2500
      210,893.31                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6337332                              .2500
      313,088.47                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6337334                              .2500
      360,276.44                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6337336                              .2500
       61,986.32                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      6337338                              .2500
      325,612.28                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950
1



      6337342                              .2500
      295,400.20                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6337344                              .2500
      319,318.06                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6337346                              .2500
      138,822.13                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6337348                              .2500
      315,274.22                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6337350                              .2500
      159,000.86                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6337352                              .2500
       52,467.37                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6337354                              .2500
       59,425.78                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6337356                              .2500
       44,044.99                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450
1



      6337358                              .2500
      279,340.77                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6337362                              .2500
      207,498.04                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6337364                              .2500
      139,210.10                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6337366                              .2500
      291,646.20                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.5000                        1.9200

      6337368                              .2500
      229,522.03                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6337370                              .2500
      182,727.53                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6337372                              .2500
       99,869.56                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6337374                              .2500
      191,630.18                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200
1



      6337376                              .2500
      322,986.14                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6337382                              .2500
      238,202.49                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6337384                              .2500
       64,508.52                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6337386                              .2500
      275,594.42                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6337388                              .2500
      115,858.96                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      6337390                              .2500
       57,514.23                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6337394                              .2500
      101,872.77                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6337396                              .2500
       57,514.23                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700
1



      6337398                              .2500
      329,264.45                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6337400                              .2500
      206,558.87                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6337406                              .2500
      431,209.30                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      6337410                              .2500
      193,008.10                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6337412                              .2500
      292,135.13                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6337416                              .2500
       51,289.14                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.5000                        1.7950

      6337418                              .2500
      130,122.11                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6337424                              .2500
      202,046.33                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700
1



      6337426                              .2500
      355,723.79                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6337432                              .2500
      297,089.18                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6337434                              .2500
       88,316.07                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6337710                              .2500
       46,437.37                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6337712                              .2500
      108,560.89                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6337716                              .2500
      565,213.57                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      6337718                              .2500
      326,852.10                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      6337722                              .2500
      136,992.29                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450
1



      6337724                              .2500
      111,521.22                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6337726                              .2500
      188,586.04                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6337728                              .2500
       92,262.41                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6337730                              .2500
      425,381.38                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6337736                              .2500
      489,578.96                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6339206                              .2500
      356,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6345024                              .2500
      274,774.59                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6345028                              .2500
      249,300.48                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950
1



      6345032                              .2500
      102,411.75                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6345036                              .2500
       86,693.25                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6345042                              .2500
      166,208.43                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6345044                              .2500
       93,737.06                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6345046                              .2500
      119,069.83                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6345052                              .2500
      102,471.97                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6345054                              .2500
      549,560.18                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6345060                              .2500
      306,760.51                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200
1



      6345062                              .2500
      255,795.28                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6345074                              .2500
      219,810.58                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6345080                              .2500
      139,882.38                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6345084                              .2500
      449,621.95                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6345086                              .2500
      168,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6345088                              .2500
      196,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6345098                              .2500
      339,766.01                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6345104                              .2500
      129,885.31                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000
1



      6345106                              .2500
      331,714.15                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6345124                              .2500
      113,454.61                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6345132                              .2500
      211,350.73                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6345136                              .2500
      163,865.57                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6345144                              .2500
      107,911.47                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6345162                              .2500
      314,766.22                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6345168                              .2500
      179,845.02                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6345170                              .2500
      125,047.13                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700
1



      6345198                              .2500
       49,968.12                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6345206                              .2500
      213,841.18                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6345214                              .2500
      125,497.05                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6345218                              .2500
      525,000.00                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6345222                              .2500
       84,640.22                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6345224                              .2500
      102,909.13                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6345234                              .2500
      171,700.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6345236                              .2500
       91,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450
1



      6345240                              .2500
      343,696.50                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6345242                              .2500
      324,353.01                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6345262                              .2500
       91,735.21                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6345296                              .2500
       26,000.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6345300                              .2500
      131,297.50                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6345304                              .2500
      245,812.81                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6345306                              .2500
      106,930.58                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6345314                              .2500
      192,000.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200
1



      6350036                              .2500
      460,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6351904                              .2500
      230,000.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6360314                              .2500
       98,326.97                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6365036                              .2500
      355,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6365556                              .2500
      219,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6365674                              .2500
      336,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6366584                              .2500
      296,768.32                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6368520                              .2500
      182,700.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700
1



      6369856                              .2500
       64,875.66                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6369858                              .2500
       69,493.75                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6369866                              .2500
       72,896.63                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6369870                              .2500
       73,884.19                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6369880                              .2500
       86,002.02                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6369882                              .2500
       88,810.33                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6369886                              .2500
       92,761.68                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6369888                              .2500
       95,749.92                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200
1



      6369892                              .2500
      359,436.62                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6369896                              .2500
      363,686.60                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6369904                              .2500
      368,562.89                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6369910                              .2500
      373,385.09                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6369920                              .2500
      378,129.51                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6369932                              .2500
      383,787.72                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6369944                              .2500
      395,314.86                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6369950                              .2500
      399,081.27                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450
1



      6369952                              .2500
      399,125.97                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6369954                              .2500
      399,264.73                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6369956                              .2500
      399,358.36                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6369962                              .2500
      407,937.61                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6369966                              .2500
      410,136.47                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6369968                              .2500
      411,498.82                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6369978                              .2500
      419,390.11                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6369980                              .2500
      421,230.29                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450
1



      6369994                              .2500
      431,980.53                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6369996                              .2500
      435,996.30                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6370004                              .2500
      447,913.67                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6370012                              .2500
      462,986.10                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6370018                              .2500
      469,243.87                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6370022                              .2500
      474,621.86                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6370024                              .2500
      478,783.28                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6370034                              .2500
      498,851.59                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450
1



      6370036                              .2500
      498,907.42                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6370042                              .2500
      503,135.44                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6370056                              .2500
      448,771.89                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6370060                              .2500
      527,942.86                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6370066                              .2500
      538,421.68                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6370070                              .2500
      549,537.93                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6370082                              .2500
      596,088.67                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6370094                              .2500
      646,511.68                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450
1



      6370096                              .2500
      648,100.18                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6370102                              .2500
      648,715.77                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6370104                              .2500
      711,215.22                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6370112                              .2500
      945,367.17                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6370120                              .2500
      105,910.95                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6370122                              .2500
      108,548.41                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6370124                              .2500
      114,243.48                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6370128                              .2500
      116,649.41                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700
1



      6370136                              .2500
      124,740.22                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6370138                              .2500
      129,640.39                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6370140                              .2500
      130,803.74                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6370144                              .2500
      133,119.45                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6370146                              .2500
      139,896.10                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6370148                              .2500
      147,881.50                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6370150                              .2500
      152,255.37                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6370152                              .2500
      157,831.58                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450
1



      6370154                              .2500
      158,312.26                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6370156                              .2500
      160,748.06                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6370162                              .2500
      167,483.89                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.5000                        1.6700

      6370164                              .2500
      167,868.94                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6370166                              .2500
      171,730.85                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6370172                              .2500
      199,529.11                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6370174                              .2500
      199,517.33                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6370176                              .2500
      199,709.56                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950
1



      6370182                              .2500
      238,528.88                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6370184                              .2500
      249,396.66                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6370186                              .2500
      251,013.57                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6370198                              .2500
      289,333.92                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6370214                              .2500
      299,222.46                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6370218                              .2500
      299,596.08                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6370224                              .2500
      300,505.09                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6370228                              .2500
      303,177.75                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450
1



      6370234                              .2500
      306,312.20                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6370236                              .2500
      307,176.65                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6370238                              .2500
      307,518.01                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6370246                              .2500
      314,082.29                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6370252                              .2500
      316,465.85                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6370256                              .2500
      318,228.36                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6370258                              .2500
      320,697.69                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6370266                              .2500
      323,297.58                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200
1



      6370276                              .2500
      104,693.12                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6370310                              .2500
      339,467.93                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6370314                              .2500
      339,830.45                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6370316                              .2500
      341,174.64                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6370326                              .2500
      346,871.13                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6370344                              .2500
      351,449.16                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6370354                              .2500
      355,990.12                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6371464                              .2500
       92,600.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700
1



      6371946                              .2500
      106,200.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6372178                              .2500
      424,600.00                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6373892                              .2500
      133,505.70                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6374754                              .2500
      247,500.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6376030                              .2500
      388,211.68                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6376046                              .2500
      464,514.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6376048                              .2500
      139,754.84                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6376050                              .2500
      488,618.54                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200
1



      6376054                              .2500
      184,848.36                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6376064                              .2500
      322,728.64                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6376068                              .2500
       18,350.46                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6376080                              .2500
      239,808.08                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6376084                              .2500
      123,905.64                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6376112                              .2500
      116,719.62                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6376114                              .2500
      145,871.19                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6376118                              .2500
       62,700.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450
1



      6376122                              .2500
      168,611.67                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6376124                              .2500
      168,611.67                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6376134                              .2500
      125,911.07                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6376144                              .2500
      416,500.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6376150                              .2500
       76,844.35                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6376160                              .2500
      187,000.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6376162                              .2500
      179,900.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6376172                              .2500
       86,923.24                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000
1



      6376176                              .2500
      180,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6376198                              .2500
      288,757.21                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6376202                              .2500
      234,846.28                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6376210                              .2500
      112,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6376216                              .2500
      482,573.86                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6376222                              .2500
      162,000.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6376226                              .2500
      209,840.20                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6376228                              .2500
      463,638.03                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200
1



      6376238                              .2500
      168,611.67                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6376244                              .2500
      210,332.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6376248                              .2500
      265,000.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      6376250                              .2500
      158,400.00                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000

      6376252                              .2500
       94,922.13                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6376748                              .2500
      166,250.00                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6376756                              .2500
      266,552.90                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000

      6376764                              .2500
       69,400.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700
1



      6376766                              .2500
       88,835.66                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6376776                              .2500
      332,500.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6376786                              .2500
      144,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6376788                              .2500
      128,700.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6376798                              .2500
       67,600.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6376800                              .2500
       67,150.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6376802                              .2500
       72,800.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6376810                              .2500
       70,747.46                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700
1



      6380116                              .2500
      200,000.00                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000

      6382098                              .2500
      199,750.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6383168                              .2500
       31,950.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6386124                              .2500
      440,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6398776                              .2500
      240,800.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6401348                              .2500
      139,350.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6401356                              .2500
       99,915.99                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6401362                              .2500
      114,800.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200
1



      6401366                              .2500
      640,312.40                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6401368                              .2500
      118,300.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6401708                              .2500
      495,593.43                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6408310                              .2500
      162,000.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6408322                              .2500
      377,371.62                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6408326                              .2500
       99,920.03                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6408330                              .2500
      311,674.25                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6408336                              .2500
      128,339.41                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000
1



      6408338                              .2500
      139,879.46                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6408340                              .2500
       89,200.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6408344                              .2500
      370,488.49                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6408346                              .2500
      161,477.04                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6408354                              .2500
      370,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6408372                              .2500
      307,750.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6408376                              .2500
      246,193.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6408378                              .2500
      380,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950
1



      6408382                              .2500
      360,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6408384                              .2500
      179,845.02                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6408386                              .2500
      352,724.63                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6408402                              .2500
      729,421.68                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6408412                              .2500
      113,872.77                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6408416                              .2500
      120,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6408418                              .2500
      142,383.19                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6408420                              .2500
      124,005.74                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450
1



      6408426                              .2500
      339,771.87                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6408442                              .2500
      148,200.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6408462                              .2500
      208,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6408476                              .2500
      129,306.34                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6408490                              .2500
      354,109.50                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6408498                              .2500
      337,500.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6408508                              .2500
      136,000.00                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6408518                              .2500
      113,915.40                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700
1



      6408524                              .2500
      137,750.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6408528                              .2500
      128,400.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6408534                              .2500
       86,450.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6408548                              .2500
      123,410.61                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6408552                              .2500
      142,000.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      6418726                              .2500
      146,200.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6421098                              .2500
      357,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6422046                              .2500
      204,844.02                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450
1



      6422188                              .2500
      111,600.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6423746                              .2500
      347,700.38                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6427302                              .2500
      125,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6433120                              .2500
       85,500.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6433130                              .2500
      133,000.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6433138                              .2500
      180,381.93                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6433146                              .2500
      269,773.17                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6433154                              .2500
      130,500.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700
1



      6433160                              .2500
      292,500.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6433166                              .2500
      207,200.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6433180                              .2500
      200,096.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6433188                              .2500
      104,400.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6433196                              .2500
      164,992.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6433200                              .2500
      407,689.55                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6433208                              .2500
      275,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6433240                              .2500
      213,536.84                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      6433242                              .2500
      232,850.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6433244                              .2500
      316,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6433264                              .2500
      133,200.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6434132                              .2500
      503,149.09                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6436330                              .2500
      184,359.61                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6438190                              .2500
      359,719.17                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6441780                              .2500
      203,000.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      6441922                              .2500
      131,880.67                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000
1



      6441980                              .2500
      153,600.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6449946                              .2500
      374,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6450940                              .2500
      112,403.14                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6451550                              .2500
      267,796.07                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6453526                              .2500
      542,534.94                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6460762                              .2500
      199,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6460776                              .2500
       81,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6460778                              .2500
      320,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450
1



      6460784                              .2500
      650,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6460798                              .2500
      189,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6460840                              .2500
      400,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6460846                              .2500
      138,000.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6460864                              .2500
       72,000.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6460866                              .2500
      540,000.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      6460870                              .2500
      113,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6460874                              .2500
      175,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450
1



      6460878                              .2500
      208,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6460880                              .2500
      483,750.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6460890                              .2500
      416,000.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6460896                              .2500
      395,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6460898                              .2500
      117,500.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6460900                              .2500
       87,300.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6460910                              .2500
      108,000.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6460920                              .2500
      475,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950
1



      6460922                              .2500
       98,100.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6460924                              .2500
      223,250.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6460932                              .2500
      396,600.00                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6460964                              .2500
      225,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6460966                              .2500
       80,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6460980                              .2500
       79,500.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6461004                              .2500
       90,900.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6461008                              .2500
      256,000.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000
1



      6461016                              .2500
      104,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6461472                              .2500
      198,029.36                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6461920                              .2500
      233,400.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6461938                              .2500
      173,200.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6461946                              .2500
       80,800.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6461954                              .2500
      205,826.94                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6462930                              .2500
      220,809.73                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6471834                              .2500
      352,000.00                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000
1



      6473224                              .2500
      118,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6477306                              .2500
      375,950.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6477540                              .2500
      319,779.77                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6491152                              .2500
      260,000.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6491824                              .2500
      175,500.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6500766                              .5000
      419,672.36                          .0800
            7.2500                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6500790                              .3750
      299,678.51                          .0300
            6.8750                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6500874                              .5000
      322,835.11                          .0300
            7.0000                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000
1



      6500904                              .5000
      495,593.43                          .0300
            7.0000                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6501566                              .2500
      391,662.49                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6501590                              .2500
      527,545.40                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6501608                              .3750
      359,697.55                          .0300
            6.8750                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6501724                              .2500
      167,875.31                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6507082                              .2500
      323,771.32                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6508218                              .6250
      542,941.19                          .0300
            7.1250                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6508220                              .6250
      474,520.31                          .0300
            7.1250                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000
1



      6508228                              .7500
      374,707.47                          .0300
            7.2500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6508372                              .2500
      185,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6510204                              .2500
      363,000.00                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6511974                              .2500
      265,307.84                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6513902                              .2500
      125,400.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6513904                              .2500
      367,500.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6513922                              .2500
      360,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6513924                              .2500
      165,000.00                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000
1



      6513930                              .2500
      135,150.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6513932                              .2500
      110,400.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6513954                              .2500
      276,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6513976                              .2500
      248,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6513978                              .2500
      412,800.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6514006                              .2500
      297,000.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6514020                              .2500
      112,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6514022                              .2500
      115,800.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200
1



      6514024                              .2500
      320,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6514028                              .2500
      168,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6514036                              .2500
      352,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6514038                              .2500
      325,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6514040                              .2500
      239,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6514048                              .2500
       43,200.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6514056                              .2500
       96,300.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6514062                              .2500
      139,896.10                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700
1



      6514064                              .2500
       72,600.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6514082                              .2500
      477,000.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      6514084                              .2500
      285,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6514092                              .2500
       52,465.66                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6514094                              .2500
      384,000.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6514128                              .2500
       89,300.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6514142                              .2500
      110,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6514158                              .2500
      109,250.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950
1



      6514180                              .2500
      201,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6514186                              .2500
      196,000.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6514190                              .2500
      440,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6514198                              .2500
      126,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6514204                              .2500
      650,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6514216                              .2500
      340,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6514220                              .2500
      269,000.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6514226                              .2500
      143,100.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700
1



      6514228                              .2500
      143,000.00                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000

      6514262                              .2500
       94,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6515172                              .2500
      255,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6515180                              .2500
      173,000.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6515184                              .2500
      232,550.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6515190                              .2500
      197,900.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6515194                              .2500
      230,700.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6515204                              .2500
      114,900.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950
1



      6515208                              .2500
      131,200.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6515210                              .2500
      165,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6515212                              .2500
      127,800.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6515214                              .2500
      262,000.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6515222                              .2500
      131,100.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6515226                              .2500
      124,500.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6515230                              .2500
      105,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6516552                              .2500
      155,600.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200
1



      6518014                              .2500
      149,880.05                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6518962                              .2500
       85,500.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6526276                              .2500
      495,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6542018                              .2500
       95,500.00                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6542024                              .2500
      344,500.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6542284                              .2500
      100,814.01                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6544426                              .2500
      247,500.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6544428                              .2500
      455,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450
1



      6544432                              .2500
      297,500.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6544440                              .2500
      190,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6544444                              .2500
       40,000.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6544452                              .2500
      159,975.11                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6544458                              .2500
      275,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6544474                              .2500
      168,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6544484                              .2500
      160,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6544486                              .2500
      301,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450
1



      6544514                              .2500
      247,600.00                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6544528                              .2500
      178,400.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6544556                              .2500
      487,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6544560                              .2500
       83,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6544566                              .2500
      500,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6544572                              .2500
      113,050.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6544586                              .2500
       79,900.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6544598                              .2500
      138,000.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000
1



      6544600                              .2500
      147,250.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6544616                              .2500
      255,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6544628                              .2500
      592,500.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      6544630                              .2500
      264,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6544632                              .2500
      113,200.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6544638                              .2500
      459,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6544644                              .2500
       84,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6544656                              .2500
       90,000.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700
1



      6548688                              .2500
      535,431.40                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6548690                              .2500
      411,821.77                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6548692                              .2500
      632,009.41                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6555790                              .2500
      459,613.55                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6561102                              .2500
      140,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6562402                              .2500
      105,300.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6565168                              .2500
       51,683.77                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6565170                              .2500
      119,250.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200
1



      6565174                              .2500
      240,300.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6565176                              .2500
      240,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6565196                              .2500
      196,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6565200                              .2500
       71,200.00                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6565210                              .2500
      136,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6565212                              .2500
      650,000.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6565214                              .2500
      105,600.00                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6565216                              .2500
      245,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450
1



      6565218                              .2500
      180,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6565220                              .2500
       76,500.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6565234                              .2500
      397,500.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6565236                              .2500
       90,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6565240                              .2500
      179,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6565266                              .2500
      180,000.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6565308                              .2500
      175,200.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6565312                              .2500
      136,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700
1



      6565316                              .2500
       45,000.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6565322                              .2500
      337,300.00                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6565326                              .2500
      116,000.00                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6565330                              .2500
      220,400.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6565348                              .2500
       90,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6565350                              .2500
      100,300.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6565352                              .2500
      115,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6565362                              .2500
      110,000.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000
1



      6565364                              .2500
      206,000.00                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6565366                              .2500
      195,700.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6565368                              .2500
       83,600.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6565374                              .2500
      348,500.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6565376                              .2500
      200,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6565378                              .2500
       81,200.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6565388                              .2500
      100,700.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6565396                              .2500
      103,550.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950
1



      6565398                              .2500
      132,050.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6565410                              .2500
      163,800.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6565412                              .2500
       71,900.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6566000                              .2500
      148,800.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6566908                              .2500
      224,000.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6574240                              .2500
      195,831.24                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6575756                              .2500
      129,407.02                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6576804                              .2500
      365,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450
1



      6577022                              .2500
      188,693.99                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6577716                              .2500
      288,000.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6581090                              .2500
      215,700.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6581098                              .2500
      217,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6586846                              .2500
      371,700.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6586878                              .2500
      122,500.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6586888                              .2500
      181,500.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6586892                              .2500
      320,000.00                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000
1



      6586898                              .2500
       67,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6586906                              .2500
      164,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6586924                              .2500
      161,500.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6586942                              .2500
      273,360.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6586962                              .2500
      265,500.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6586970                              .2500
      260,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6586980                              .2500
      320,000.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6586984                              .2500
      283,000.00                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000
1



      6587006                              .2500
      309,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6587014                              .2500
      442,300.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6587040                              .2500
      219,200.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6587046                              .2500
      189,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6587048                              .2500
      136,800.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6587064                              .2500
      103,500.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6587072                              .2500
       45,600.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6587084                              .2500
       54,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450
1



      6587094                              .2500
      198,000.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6587098                              .2500
       67,500.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6591254                              .2500
      239,000.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6597910                              .2500
      148,700.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6604348                              .2500
      360,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6604350                              .2500
      263,000.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6604364                              .2500
       58,461.73                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6604370                              .2500
      315,297.00                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000
1



      6604376                              .2500
      147,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6604380                              .2500
       86,500.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6604392                              .2500
       72,000.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6604398                              .2500
      500,000.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6604404                              .2500
      229,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6604414                              .2500
       66,600.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6604418                              .2500
      128,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6604420                              .2500
      278,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200
1



      6604434                              .2500
       90,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6604438                              .2500
      412,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6604472                              .2500
      144,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6604476                              .2500
      650,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6604484                              .2500
       47,700.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6604492                              .2500
      204,000.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6604498                              .2500
       70,300.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6604516                              .2500
      154,800.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950
1



      6604534                              .2500
      207,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6604542                              .2500
      360,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6604576                              .2500
      274,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6604588                              .2500
       81,200.00                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000

      6604590                              .2500
       69,150.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6604592                              .2500
      138,275.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6604598                              .2500
      175,650.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6609536                              .2500
       81,000.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700
1



      6623936                              .2500
      270,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6627684                              .2500
      228,700.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      6629142                              .2500
      240,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6629224                              .2500
      140,000.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6632718                              .2500
      220,500.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6632754                              .2500
      204,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6639906                              .2500
      124,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6639926                              .2500
      174,800.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700
1



      6639930                              .2500
      338,700.91                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6639940                              .2500
      475,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6639944                              .2500
      384,500.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6639988                              .2500
      185,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6639992                              .2500
      280,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6640004                              .2500
      252,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6640028                              .2500
      214,050.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      6640034                              .2500
      244,400.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450
1



      6640050                              .2500
      148,500.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6640060                              .2500
      106,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6640062                              .2500
      146,250.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6640072                              .2500
      328,500.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6640080                              .2500
      140,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6640094                              .2500
      193,600.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6640112                              .2500
      202,400.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6640116                              .2500
      412,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700
1



      6640140                              .2500
       92,900.00                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000

      6640158                              .2500
      388,000.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      6640160                              .2500
      275,000.00                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6640162                              .2500
      160,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6640460                              .2500
      101,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6640474                              .2500
      250,000.00                          .0300
            6.3750                         .0000
            6.1250                         .0000
            6.0950                         .0000
            6.0950                         .0000

      6640544                              .2500
      200,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6640582                              .2500
      155,700.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450
1



      6640584                              .2500
      157,800.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6640606                              .2500
      485,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6642120                              .2500
      335,682.18                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6642122                              .2500
       89,933.20                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6642124                              .2500
      259,776.14                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6642126                              .2500
      218,071.09                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6642128                              .2500
      380,238.06                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6642132                              .2500
      299,765.97                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200
1



      6642134                              .2500
       90,000.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6642136                              .2500
      227,813.11                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6642138                              .2500
      599,576.52                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6653924                              .2500
      509,611.92                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6654634                              .2500
      525,547.12                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6654666                              .3750
      649,453.92                          .0300
            6.8750                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6661058                              .2500
      348,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6661078                              .2500
      261,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700
1



      6661080                              .2500
      420,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6661116                              .2500
      230,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6661132                              .2500
      560,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6661256                              .2500
      141,300.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6661282                              .2500
      151,200.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6661290                              .2500
      324,000.00                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6661292                              .2500
      234,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6661322                              .2500
      400,000.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700
1



      6661326                              .2500
      157,500.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6661336                              .2500
       75,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6661338                              .2500
      113,310.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6663994                              .2500
      399,900.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6670360                              .2500
      360,767.62                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6677746                              .2500
      107,500.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6683410                              .2500
       98,100.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6683416                              .2500
      230,880.74                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450
1



      6683426                              .2500
      172,800.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6683432                              .2500
      259,250.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6683440                              .2500
       50,550.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6683462                              .2500
      600,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6683476                              .2500
      504,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6683512                              .2500
      383,400.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6683514                              .2500
      326,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6683542                              .2500
      227,000.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000
1



      6683550                              .2500
      131,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6683552                              .2500
      235,600.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6683616                              .2500
      187,500.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6683628                              .2500
      650,000.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6683630                              .2500
      236,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6683638                              .2500
      199,750.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6683648                              .2500
      116,800.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6683654                              .2500
      440,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700
1



      6683656                              .2500
      136,050.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6683664                              .2500
      158,400.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6683676                              .2500
      250,000.00                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6683684                              .2500
      392,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6683698                              .2500
      183,350.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6685016                              .2500
      194,262.79                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.5000                         .9200

      6707182                              .2500
      220,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6707202                              .2500
      210,500.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450
1



      6707234                              .2500
      416,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6707236                              .2500
      100,800.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6707238                              .2500
      183,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6707250                              .2500
      211,500.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6707262                              .2500
      139,500.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6707280                              .2500
      273,600.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6707296                              .2500
      180,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6707298                              .2500
      275,000.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700
1



      6707332                              .2500
      152,000.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000

      6707340                              .2500
      129,600.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6707360                              .2500
      132,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6707382                              .2500
      204,350.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6707396                              .2500
      274,800.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6707434                              .2500
      189,500.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6707468                              .2500
       68,850.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6715124                              .2500
      407,500.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700
1



      6717150                              .2500
      370,179.00                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.5000                        1.5450

      6717828                              .2500
      230,300.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6731278                              .2500
      128,000.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6732530                              .2500
      280,000.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6732546                              .2500
       95,937.20                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.5000                        1.2950

      6732568                              .2500
       50,000.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6732628                              .2500
      135,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6732634                              .2500
      163,500.00                          .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000
1



      6732654                              .2500
      170,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6732656                              .2500
      344,000.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.5000                        1.1700

      6732690                              .2500
      174,600.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.5000                        1.4200

      6732734                              .2500
       75,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6737436                              .2500
      353,600.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6750592                              .2500
      252,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6752056                              .2500
      256,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6752094                              .2500
      422,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700
1



      6752104                              .2500
      650,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6752122                              .2500
       74,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6752140                              .2500
      128,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6752170                              .2500
      144,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6752220                              .2500
       30,400.00                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.5000                        2.0450

      6770104                              .2500
      355,500.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      6770246                              .2500
      161,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6770300                              .2500
       81,600.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950
1



      6770504                              .2500
       80,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.5000                         .7950

      6793226                              .2500
      268,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.5000                         .1700

      6793260                              .2500
      113,450.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6793264                              .2500
      280,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6793280                              .2500
      180,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.5000                         .4200

      6793306                              .2500
       89,500.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6793312                              .2500
      195,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.5000                         .0450

      6793326                              .2500
      279,900.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450
1



      6793444                              .2500
      260,000.00                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      6793508                              .2500
      419,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.5000                         .2950

      6802030                              .2500
      131,600.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

      6813292                              .2500
      268,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6813370                              .2500
      136,800.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.5000                        1.0450

      6836508                              .2500
      234,400.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.5000                         .6700

      6836858                              .2500
      213,800.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.5000                         .5450

  TOTAL NUMBER OF LOANS:     1797
  TOTAL BALANCE........:        370,961,860.55


  RUN ON     : 12/19/01            RFC DISCLOSURE SYSTEM      RFFSDFIX-01
  AT         : 14.02.02            INITIAL SECURITY FEES      AMORTIZED BALANCE
  SERIES     : RALI 2001-QS18       FIXED SUMMARY REPORT      CUTOFF : 12/01/01
  POOL       : 0004557
             :
             :
  POOL STATUS: F

                                   WEIGHTED AVERAGES      FROM         TO
  ----------------------------------------------------------------------------
  CURR NOTE RATE                        7.3870            6.0000      9.2500
  RFC NET RATE                          7.1341            5.7500      9.0000
  NET MTG RATE(INVSTR RATE)             7.0603            5.7200      8.9200
  POST STRIP RATE                       6.4855            5.7200      6.5000
  SUB SERV FEE                           .2529             .2500       .7500
  MSTR SERV FEE                          .0737             .0300        .0800
  ALL EXP                                .0000             .0000       .0000
  MISC EXP                               .0000             .0000       .0000
  SPREAD                                 .0000             .0000       .0000
  STRIP                                  .5749             .0000      2.4200







  TOTAL NUMBER OF LOANS:  1797
  TOTAL BALANCE........:     370,961,860.55


                             ***************************
                             *      END OF REPORT      *
                             ***************************
  RUN ON     : 12/19/01           RFC DISCLOSURE SYSTEM       RFFSD177-01
  AT         : 14.02.02          FIXED RATE LOAN LISTING      AMORTIZED BALANCE
  SERIES     : RALI 2001-QS18                                 CUTOFF : 12/01/01
  POOL       : 0004557
             :
             :
  POOL STATUS: F

  RFC LOAN #     S/S CODE          PMT TYPE      ORIGINAL BAL     LOAN FEATURE
                                   ORIG TERM     PRINCIPAL BAL    # OF UNITS
  ORIG RATE                                      ORIGINAL P+I     LTV
  CURR NET                                       CURRENT P+I
  CITY           STATE  ZIP        LOAN PURP     NOTE DATE        MI CO CODE
  SERVICER LOAN #                  PROP TYPE     1ST PMT DATE     MI CVG
  SELLER LOAN #                    OCCP CODE     MATURITY DATE
  INVESTOR LOAN #
  ______________________________________________________________________________


    4066615          A50/G02             F           45,900.00         ZZ
                                         360         45,594.30          2
                                       9.125            373.46         90
                                       8.875            373.46
    EAST RIDGE       TN   37412          1            12/04/00         24
    0433361599                           05           01/01/01         25
    215140                               N            12/01/30
    0


    4427926          U05/G02             F          406,500.00         ZZ
                                         360        404,093.98          1
                                       8.250          3,053.90         77
                                       8.000          3,053.90
    JACKSONVILLE     OR   97530          5            02/16/01         00
    0432644912                           05           04/01/01          0
    3106891                              O            03/01/31
    0


    4532079          N74/G02             F          375,000.00         ZZ
                                         240        370,453.32          1
                                       8.000          3,136.65         80
                                       7.750          3,136.65
    STERLING         VA   20165          5            03/29/01         00
    0432830966                           03           06/01/01          0
    0028475010                           O            05/01/21
    0


    4583387          A50/G02             F          117,000.00         ZZ
                                         360        116,164.22          4
                                       8.750            920.44         90
                                       8.500            920.44
    CHICKAMAUGA      GA   30707          2            04/23/01         11
    0433387933                           05           06/01/01         25
1


    398224                               N            05/01/31
    0


    4650510          575/G02             F          164,000.00         ZZ
                                         360        143,121.86          1
                                       7.625          1,160.79         53
                                       7.375          1,160.79
    ROCKVILLE        MD   20850          1            04/20/01         00
    0433187986                           09           06/01/01          0
    0010736361                           O            05/01/31
    0


    4686395          E22/G02             F          399,950.00         ZZ
                                         360        397,935.35          1
                                       7.750          2,865.29         79
                                       7.500          2,865.29
    HIGHLAND         MI   48357          2            04/18/01         00
    0412520363                           05           06/01/01          0
    0412520363                           O            05/01/31
    0


    4688958          E85/G02             F          440,000.00         ZZ
                                         360        436,835.79          1
                                       7.250          3,001.58         80
                                       7.000          3,001.58
    SAN FRANCISCO    CA   94109          1            03/21/01         00
    0432749471                           08           05/01/01          0
    9609046                              O            04/01/31
    0


    4718840          994/G02             F           53,200.00         ZZ
                                         360         53,065.57          1
                                       8.500            409.06         70
                                       8.250            409.06
    GRESHAM          OR   97030          2            06/18/01         00
    0433309192                           01           09/01/01          0
    818470098                            N            08/01/31
    0


    4862847          N60/N60             F          130,000.00         ZZ
                                         360        129,460.97          1
                                       7.000            864.89         72
                                       6.750            864.89
    DENVER           CO   80219          5            06/08/01         00
    512170384                            05           08/01/01          0
    512170384                            O            07/01/31
    0


1


    4871188          356/G02             F          600,000.00         T
                                         360        595,530.69          1
                                       7.625          4,246.77         50
                                       7.375          4,246.77
    PACIFIC GROVE    CA   93950          1            01/25/01         00
    0432872232                           05           03/01/01          0
    2846301                              O            02/01/31
    0


    4879408          L33/G02             F          453,000.00         ZZ
                                         360        450,951.08          1
                                       7.500          3,167.44         57
                                       7.250          3,167.44
    DENVER           CO   80218          2            05/21/01         00
    0432864056                           05           07/01/01          0
    00915460                             N            06/01/31
    0


    4896341          E84/G02             F           56,000.00         ZZ
                                         360         55,792.01          1
                                       9.250            460.70         95
                                       9.000            460.70
    OXON HILL        MD   20745          1            04/23/01         10
    0432828135                           05           06/01/01         30
    67310003                             N            05/01/31
    0


    4912025          964/G02             F          392,000.00         ZZ
                                         360        390,452.44          1
                                       7.250          2,674.13         80
                                       7.000          2,674.13
    SAN LEANDRO      CA   94579          5            06/11/01         00
    0432906865                           03           08/01/01          0
    400128202                            O            07/01/31
    0


    4967026          664/G02             F          423,000.00         ZZ
                                         360        421,410.61          1
                                       7.500          2,957.68         80
                                       7.250          2,957.68
    PLACENTIA        CA   92870          1            06/26/01         00
    0433355914                           03           08/01/01          0
    0008198764                           O            07/01/31
    0


    4993326          B60/G02             F          335,000.00         ZZ
                                         360        333,446.87          1
                                       7.375          2,313.76         86
                                       7.125          2,313.76
1


    MILPITAS         CA   95035          2            05/16/01         01
    0432909497                           05           07/01/01         25
    323915                               N            06/01/31
    0


    5003947          738/G02             F          152,000.00         ZZ
                                         360        151,805.47          1
                                       8.250          1,141.93         90
                                       8.000          1,141.93
    FUQUAY VARINA    NC   27526          2            09/26/01         12
    0433299419                           03           11/01/01         25
    5830282                              O            10/01/31
    0


    5021471          S11/G02             F          207,200.00         ZZ
                                         360        206,758.43          1
                                       7.750          1,484.41         80
                                       7.500          1,484.41
    LADERA RANCH AR  CA   92694          1            08/10/01         00
    0433296845                           01           10/01/01          0
    10203597                             O            09/01/31
    0


    5039350          E82/G02             F          138,400.00         ZZ
                                         360        136,373.58          1
                                       7.625            979.59         80
                                       7.375            979.59
    ALGONQUIN        IL   60102          1            05/14/01         00
    0400438412                           05           08/01/01          0
    0400438412                           O            07/01/31
    0


    5041380          601/G02             F           67,500.00         ZZ
                                         360         67,344.95          1
                                       7.375            466.21         66
                                       7.125            466.21
    PUEBLO           CO   81005          5            08/08/01         00
    0433232360                           05           10/01/01          0
    60679123                             O            09/01/31
    0


    5053919          E22/G02             F           52,200.00         ZZ
                                         360         52,039.64          1
                                       8.500            401.37         90
                                       8.250            401.37
    HALLANDALE       FL   33009          1            06/29/01         04
    0412757130                           08           08/01/01         25
    0412757130                           O            07/01/31
    0
1




    5066012          676/G02             F          350,000.00         ZZ
                                         360        348,897.91          1
                                       7.250          2,387.62         80
                                       7.000          2,387.62
    KULA             HI   96790          1            07/26/01         00
    0433383106                           05           09/01/01          0
    6001247440                           O            08/01/31
    0


    5081787          601/G02             F           44,000.00         ZZ
                                         360         43,862.08          1
                                       7.500            307.66         72
                                       7.250            307.66
    NIOTA            TN   37826          2            07/12/01         00
    0433052529                           05           09/01/01          0
    60663499                             N            08/01/31
    0


    5085029          696/G02             F          584,000.00         ZZ
                                         360        581,805.69          1
                                       7.500          4,083.41         75
                                       7.250          4,083.41
    THE PLAINS       VA   20198          5            06/25/01         00
    0432953792                           05           08/01/01          0
    50101100                             O            07/01/31
    0


    5099673          G52/G02             F           98,000.00         ZZ
                                         360         97,593.62          1
                                       7.000            652.00         77
                                       6.750            652.00
    LAS VEGAS        NV   89108          2            06/28/01         00
    0433206406                           05           08/01/01          0
    6100000102                           N            07/01/31
    0


    5108469          994/G02             F          357,470.00         ZZ
                                         360        356,763.72          3
                                       8.125          2,654.21         95
                                       7.875          2,654.21
    LONG BEACH       NY   11561          1            08/02/01         11
    0433340528                           05           10/01/01         30
    1000260777                           O            09/01/31
    0


    5119567          738/G02             F           77,500.00         ZZ
                                         360         77,259.82          1
1


                                       7.375            535.28         88
                                       7.125            535.28
    MAULDIN          SC   29662          2            07/20/01         12
    0433288651                           05           09/01/01         25
    5813607                              O            08/01/31
    0


    5130058          U62/G02             F          271,500.00         ZZ
                                         360        270,666.00          1
                                       7.375          1,875.18         75
                                       7.125          1,875.18
    AUSTIN           TX   78737          5            07/23/01         00
    0433403144                           05           09/01/01          0
    2001259197                           O            08/01/31
    0


    5132570          E82/G02             F          157,600.00         ZZ
                                         360        157,139.38          1
                                       7.625          1,115.48         92
                                       7.375          1,115.48
    DAVENPORT        FL   33837          2            07/09/01         04
    0400449930                           05           09/01/01         30
    0400449930                           N            08/01/31
    0


    5137991          P01/G02             F           55,575.00         ZZ
                                         360         55,470.62          1
                                       8.375            422.42         90
                                       8.125            422.42
    SCOTIA           NY   12302          1            08/10/01         10
    0433210788                           05           10/01/01         25
    01005331                             O            09/01/31
    0


    5138642          A52/G02             F          108,000.00         ZZ
                                         360        107,847.05          1
                                       7.750            773.73         90
                                       7.500            773.73
    SMYRNA           GA   30080          2            09/19/01         11
    0433281003                           01           11/01/01         25
    15751                                O            10/01/31
    0


    5161503          S11/G02             F          184,000.00         ZZ
                                         360        183,617.61          1
                                       7.875          1,334.13         80
                                       7.625          1,334.13
    SIMI VALLEY      CA   93065          1            07/31/01         00
    0433287836                           05           10/01/01          0
1


    10203799                             N            09/01/31
    0


    5166716          M66/G02             F           78,500.00         ZZ
                                         360         78,297.68          1
                                       8.250            589.75         66
                                       8.000            589.75
    MILLVILLE        NJ   08332          5            07/26/01         00
    0433308426                           05           09/01/01          0
    214821                               O            08/01/31
    0


    5197826          H22/G02             F          100,000.00         ZZ
                                         240         99,805.11          1
                                       6.875            767.81         42
                                       6.625            767.81
    FARMINGDALE      NY   11735          5            10/15/01         00
    0433316007                           05           12/01/01          0
    0107037                              O            11/01/21
    0


    5233054          737/G02             F          127,500.00         ZZ
                                         360        127,266.65          3
                                       8.500            980.36         85
                                       8.250            980.36
    ATLANTA          GA   30318          1            08/30/01         01
    0433288990                           05           10/01/01         25
    2034017                              N            09/01/31
    0


    5237848          E22/G02             F          370,000.00         ZZ
                                         360        369,046.47          1
                                       8.250          2,779.69         88
                                       8.000          2,779.69
    GRANDVILLE       MI   49418          2            07/26/01         04
    0412776700                           05           09/01/01         25
    0412776700                           O            08/01/31
    0


    5238767          F36/G02             F          401,600.00         ZZ
                                         360        400,677.61          1
                                       7.375          2,773.75         80
                                       7.125          2,773.75
    CAMAS            WA   98607          5            08/07/01         00
    0433351194                           05           10/01/01          0
    06402601                             O            09/01/31
    0


1


    5242466          U05/G02             F          105,100.00         ZZ
                                         360        104,697.85          1
                                       7.875            762.05         71
                                       7.625            762.05
    SACRAMENTO       CA   95827          2            08/31/01         00
    0433415940                           05           11/01/01          0
    3158261                              N            10/01/31
    0


    5246874          893/G02             F          397,000.00         ZZ
                                         360        395,780.48          1
                                       7.375          2,741.98         58
                                       7.125          2,741.98
    TAHOE VISTA      CA   96148          5            07/21/01         00
    0433042496                           05           09/01/01          0
    M1061502                             N            08/01/31
    0


    5249070          664/G02             F           39,000.00         ZZ
                                         360         38,918.94          1
                                       7.875            282.78         75
                                       7.625            282.78
    JOHNSTON         SC   29832          5            08/29/01         00
    0433372109                           05           10/01/01          0
    0008312548                           N            09/01/31
    0


    5262606          964/G02             F           50,000.00         ZZ
                                         360         50,000.00          1
                                       7.875            362.53         34
                                       7.625            362.53
    VISALIA          CA   93291          5            11/12/01         00
    0433407996                           01           01/01/02          0
    139331                               N            12/01/31
    0


    5272482          737/G02             F           50,000.00         ZZ
                                         360         49,901.21          1
                                       8.125            371.25         90
                                       7.875            371.25
    GRIFFIN          GA   30223          1            08/10/01         01
    0433335791                           05           10/01/01         25
    2032303                              N            09/01/31
    0


    5275790          E22/G02             F          130,500.00         ZZ
                                         360        130,248.65          1
                                       8.250            980.40         90
                                       8.000            980.40
1


    HORSE SHOE       NC   28742          5            08/02/01         10
    0412869661                           05           10/01/01         25
    0412869661                           O            09/01/31
    0


    5281024          G52/G02             F          135,000.00         ZZ
                                         360        134,685.88          3
                                       8.750          1,062.05         90
                                       8.500          1,062.05
    NORTH LAS VEGAS  NV   89030          1            07/25/01         10
    0433393386                           05           09/01/01         25
    6100000101                           N            08/01/31
    0


    5285624          L48/G02             F          106,110.00         ZZ
                                         360        105,915.80          1
                                       8.500            815.89         90
                                       8.250            815.89
    JENISON          MI   49428          1            08/28/01         10
    0433201530                           05           10/01/01         25
    81587                                O            09/01/31
    0


    5297586          F89/G02             F          111,055.00         ZZ
                                         360        110,897.73          1
                                       7.750            795.61         95
                                       7.500            795.61
    HIGHLAND         CA   92410          1            09/12/01         04
    0433294014                           05           11/01/01         30
    11629                                O            10/01/31
    0


    5297671          U05/G02             F          268,850.00         ZZ
                                         360        268,291.28          4
                                       7.875          1,949.35         95
                                       7.625          1,949.35
    SAN FERNANDO     CA   91340          1            08/03/01         11
    0433419702                           05           10/01/01         30
    3148843                              O            09/01/31
    0


    5312795          163/G02             F          364,000.00         ZZ
                                         360        363,729.85          1
                                       7.500          2,545.15         80
                                       7.250          2,545.15
    LIVINGSTON       NJ   07039          1            11/01/01         00
    0433362217                           05           12/01/01          0
    1                                    O            11/01/31
    0
1




    5335038          N47/G02             F          108,000.00         ZZ
                                         360        107,835.13          1
                                       7.375            745.93         80
                                       7.125            745.93
    TWAIN HARTE      CA   95383          1            09/01/01         00
    0433222460                           05           11/01/01          0
    20211218                             O            10/01/31
    0


    5351406          742/G02             F          233,600.00         ZZ
                                         360        233,089.54          1
                                       7.625          1,653.41         80
                                       7.375          1,653.41
    MIDDLETOWN       NY   10940          1            08/24/01         00
    0433396314                           05           10/01/01          0
    1NILSEN                              O            09/01/31
    0


    5353743          163/G02             F          422,000.00         ZZ
                                         360        421,100.69          1
                                       7.750          3,023.26         73
                                       7.500          3,023.26
    HILLSBOROUGH     NJ   08844          5            08/27/01         00
    0433281466                           05           10/01/01          0
    001999992428                         O            09/01/31
    0


    5358146          964/G02             F          175,000.00         ZZ
                                         360        174,849.33          1
                                       6.750          1,135.05         50
                                       6.500          1,135.05
    SEATTLE          WA   98133          5            10/25/01         00
    0433367075                           05           12/01/01          0
    136762                               O            11/01/31
    0


    5364532          Q73/G02             F           73,000.00         ZZ
                                         360         72,810.38          1
                                       6.750            473.48         79
                                       6.500            473.48
    COLDWATER        MS   38618          2            08/24/01         00
    0433244662                           05           10/01/01          0
    20011206R197650                      O            09/01/31
    0


    5379584          R84/G02             F          148,100.00         ZZ
                                         360        147,775.98          1
1


                                       7.625          1,048.24         71
                                       7.375          1,048.24
    TACOMA           WA   98406          5            08/29/01         00
    0433352101                           05           10/01/01          0
    468075                               N            09/01/31
    0


    5384136          T44/G02             F           46,400.00         ZZ
                                         360         46,310.62          1
                                       8.250            348.59         80
                                       8.000            348.59
    TEHACHAPI        CA   93561          1            08/29/01         00
    0433217080                           05           10/01/01          0
    1019570                              N            09/01/31
    0


    5384920          E22/G02             F           76,000.00         ZZ
                                         360         75,821.08          1
                                       7.250            518.45         83
                                       7.000            518.45
    MIAMI            FL   33172          5            08/15/01         01
    0412803934                           01           10/01/01         12
    0412803934                           O            09/01/31
    0


    5393411          313/G02             F          244,000.00         ZZ
                                         360        243,439.56          1
                                       7.375          1,685.25         80
                                       7.125          1,685.25
    SCOTTSDALE       AZ   85255          1            08/23/01         00
    0433313269                           03           10/01/01          0
    0008287203                           O            09/01/31
    0


    5400620          H19/G02             F           33,600.00         ZZ
                                         360         33,547.40          1
                                       7.250            229.22         80
                                       7.000            229.22
    ELKHART          IN   46514          1            10/02/01         00
    0433294030                           05           11/01/01          0
    0002292639                           N            10/01/31
    0


    5405183          A50/G02             F          107,900.00         ZZ
                                         360        107,758.34          1
                                       8.125            801.16         85
                                       7.875            801.16
    ALBERTVILLE      AL   35950          2            09/17/01         14
    0433354271                           05           11/01/01         12
1


    499883                               O            10/01/31
    0


    5405222          J83/G02             F          370,000.00         ZZ
                                         360        368,945.25          1
                                       7.750          2,650.73         79
                                       7.500          2,650.73
    ALPHARETTA       GA   30022          1            07/31/01         00
    0433394178                           03           09/01/01          0
    304756                               O            08/01/31
    0


    5407484          E22/G02             F           72,250.00         ZZ
                                         360         71,362.72          1
                                       7.250            492.87         85
                                       7.000            492.87
    PUEBLO           CO   81005          5            08/16/01         01
    0412931057                           03           10/01/01         12
    0412931057                           O            09/01/31
    0


    5408555          U05/G02             F          100,000.00         ZZ
                                         360         99,797.38          1
                                       8.000            733.76         58
                                       7.750            733.76
    HOUSTON          TX   77008          5            08/28/01         00
    0433334661                           05           10/01/01          0
    3161966                              O            09/01/31
    0


    5423197          S11/G02             F          190,500.00         ZZ
                                         360        190,365.54          1
                                       7.750          1,364.77         80
                                       7.500          1,364.77
    SANTA ANA        CA   92703          2            10/23/01         00
    0433403342                           05           12/01/01          0
    10204175                             N            11/01/31
    0


    5424838          B60/G02             F           81,250.00         ZZ
                                         360         81,125.98          1
                                       7.375            561.17         65
                                       7.125            561.17
    CHICAGO          IL   60610          5            08/29/01         00
    0433350808                           01           11/01/01          0
    347608                               N            10/01/31
    0


1


    5425596          U19/G02             F          156,000.00         ZZ
                                         360        155,650.52          1
                                       7.500          1,090.77         30
                                       7.250          1,090.77
    GOLDEN           CO   80403          5            08/30/01         00
    0433324746                           05           10/01/01          0
    01080078                             O            09/01/31
    0


    5425723          B60/G02             F          343,203.00         ZZ
                                         360        342,453.05          1
                                       7.625          2,429.17         79
                                       7.375          2,429.17
    HUNTINGTON BEAC  CA   92646          5            08/10/01         00
    0433342144                           05           10/01/01          0
    346962                               O            09/01/31
    0


    5430880          H76/G02             F           58,500.00         ZZ
                                         360         58,460.74          1
                                       8.000            429.26         75
                                       7.750            429.26
    GULF BREEZE      FL   32566          5            10/26/01         00
    0433339439                           07           12/01/01          0
    2001387236                           N            11/01/31
    0


    5431516          700/G02             F          363,850.00         ZZ
                                         360        363,528.99          1
                                       6.625          2,329.77         95
                                       6.375          2,329.77
    CLAREMONT        CA   91711          2            10/25/01         01
    0433390945                           05           12/01/01         30
    00260798                             O            11/01/31
    0


    5445808          806/G02             F          213,050.00         ZZ
                                         360        212,486.82          1
                                       8.125          1,581.90         80
                                       7.875          1,581.90
    CASTAIC          CA   91384          1            07/19/01         00
    0433380615                           03           09/01/01          0
    1040004242                           O            08/01/31
    0


    5449066          883/G02             F           40,600.00         ZZ
                                         360         40,549.35          1
                                       8.375            308.59         70
                                       8.125            308.59
1


    MEMPHIS          TN   38122          5            09/19/01         00
    0433298882                           05           11/01/01          0
    00010454402                          N            10/01/31
    0


    5454368          163/G02             F          300,000.00         T
                                         360        299,777.35          1
                                       7.500          2,097.65         71
                                       7.250          2,097.65
    EDGARTOWN        MA   02539          5            10/26/01         00
    0433360633                           05           12/01/01          0
    1000289128                           O            11/01/31
    0


    5456317          W02/G02             F          338,400.00         ZZ
                                         360        337,920.78          1
                                       7.750          2,424.34         48
                                       7.500          2,424.34
    CARLSBAD         CA   92008          5            09/06/01         00
    0433348471                           05           11/01/01          0
    1000288993                           O            10/01/31
    0


    5461484          K56/G02             F           90,000.00         ZZ
                                         360         89,709.09          1
                                       8.250            676.14         80
                                       8.000            676.14
    REDMOND          OR   97756          1            06/07/01         00
    0433354263                           05           08/01/01          0
    5020157                              O            07/01/31
    0


    5465492          J37/286             F          440,500.00         ZZ
                                         360        437,139.29          1
                                       7.250          3,004.99         71
                                       7.000          3,004.99
    LIVERMORE        CA   94550          5            04/18/01         00
    0005391487                           05           06/01/01          0
    0005391487                           O            05/01/31
    0


    5475427          144/144             F          172,000.00         ZZ
                                         360        171,865.83          1
                                       7.250          1,173.34         45
                                       7.000          1,173.34
    YONKERS          NY   10704          5            10/05/01         00
    160674531                            05           12/01/01          0
    160674531                            O            11/01/31
    0
1




    5475957          J37/286             F           43,000.00         ZZ
                                         240         42,315.95          1
                                       6.875            330.16         43
                                       6.625            330.16
    LITTLE EGG HARB  NJ   08087          2            03/30/01         00
    5390648                              05           05/01/01          0
    5390648                              O            04/01/21
    0


    5476743          480/G02             F          312,000.00         ZZ
                                         360        311,569.15          1
                                       7.875          2,262.22         72
                                       7.625          2,262.22
    ST CLOUD         FL   34772          5            09/17/01         00
    0433333358                           03           11/01/01          0
    4189593                              O            10/01/31
    0


    5478504          A35/G02             F          584,400.00         ZZ
                                         360        582,386.33          1
                                       8.500          4,493.53         60
                                       8.250          4,493.53
    ENGLEWOOD CLIFF  NJ   07632          1            06/18/01         00
    0433338530                           05           08/01/01          0
    1                                    O            07/01/31
    0


    5483403          E22/G02             F           67,500.00         ZZ
                                         360         67,359.73          4
                                       7.875            489.42         90
                                       7.625            489.42
    GRAND ISLAND     NE   68801          1            08/31/01         04
    0412910796                           05           10/01/01         25
    0412910796                           N            09/01/31
    0


    5483748          U05/G02             F          231,150.00         ZZ
                                         360        230,822.65          1
                                       7.750          1,655.99         56
                                       7.500          1,655.99
    HEATH            TX   75032          5            09/13/01         00
    0433315371                           05           11/01/01          0
    3165192                              O            10/01/31
    0


    5484450          B57/G02             F          362,900.00         ZZ
                                         360        362,630.68          1
1


                                       7.500          2,537.45         95
                                       7.250          2,537.45
    ENCINO           CA   91436          1            10/12/01         14
    0433353638                           05           12/01/01         30
    2116125                              O            11/01/31
    0


    5491113          477/G02             F          692,000.00         ZZ
                                         360        690,917.08          1
                                       7.250          4,720.66         80
                                       7.000          4,720.66
    LOS ANGELES      CA   90210          1            09/07/01         00
    0433334042                           05           11/01/01          0
    110199                               O            10/01/31
    0


    5502282          E23/G02             F          138,400.00         ZZ
                                         360        138,283.73          1
                                       6.875            909.19         80
                                       6.625            909.19
    BUCKEYE          AZ   85326          1            10/24/01         00
    0433324969                           27           12/01/01          0
    41002317                             O            11/01/31
    0


    5507302          A80/G02             F           59,800.00         ZZ
                                         360         59,725.38          1
                                       8.375            454.53         73
                                       8.125            454.53
    MIAMI            FL   33167          5            09/10/01         00
    0433268307                           05           11/01/01          0
    0153902                              N            10/01/31
    0


    5507971          742/G02             F          240,500.00         ZZ
                                         360        240,307.68          1
                                       7.125          1,620.29         50
                                       6.875          1,620.29
    AUBURN           NY   13021          5            10/18/01         00
    0433392149                           05           12/01/01          0
    8519282                              O            11/01/31
    0


    5508195          738/G02             F          200,000.00         ZZ
                                         360        199,750.50          1
                                       8.375          1,520.15         80
                                       8.125          1,520.15
    SUNNY ISLES      FL   33160          1            09/24/01         00
    0433387404                           05           11/01/01          0
1


    00401059850008                       N            10/01/31
    0


    5519951          E86/G02             F          266,000.00         ZZ
                                         360        265,792.49          1
                                       7.250          1,814.59         95
                                       7.000          1,814.59
    SCOTTSDALE       AZ   85251          1            10/04/01         11
    0433409760                           01           12/01/01         30
    0000135249                           O            11/01/31
    0


    5524283          P01/G02             F          162,000.00         ZZ
                                         360        161,885.66          1
                                       7.750          1,160.59         90
                                       7.500          1,160.59
    SCHOHARIE        NY   12157          1            10/26/01         04
    0433399201                           05           12/01/01         25
    1                                    O            11/01/31
    0


    5530098          P59/G02             F           96,000.00         ZZ
                                         360         95,849.77          1
                                       7.250            654.89         80
                                       7.000            654.89
    QUARTZ HILL      CA   93536          5            09/06/01         00
    0433253036                           05           11/01/01          0
    LA000758                             O            10/01/31
    0


    5530855          420/G02             F          160,000.00         ZZ
                                         360        159,868.85          1
                                       7.000          1,064.48         46
                                       6.750          1,064.48
    COSTA MESA       CA   92626          5            09/28/01         00
    0433301629                           05           12/01/01          0
    51001728                             O            11/01/31
    0


    5536937          H19/G02             F           60,999.00         ZZ
                                         360         60,920.93          2
                                       8.250            458.27         90
                                       8.000            458.27
    DAYTON           OH   45405          1            10/05/01         10
    0433329174                           05           11/01/01         25
    0002293819                           N            10/01/31
    0


1


    5537451          M24/G02             F          350,000.00         ZZ
                                         360        349,746.68          1
                                       7.625          2,477.28         70
                                       7.375          2,477.28
    HOLLISTER        CA   95023          5            10/01/01         00
    0433308640                           05           12/01/01          0
    092820001                            O            11/01/31
    0


    5537736          286/286             F           49,500.00         ZZ
                                         360         49,384.82          1
                                       8.750            389.42         90
                                       8.500            389.42
    KANSAS CITY      MO   64130          1            07/31/01         11
    435108                               05           09/01/01         25
    435108                               N            08/01/31
    0


    5540224          T29/G02             F           62,800.00         ZZ
                                         360         62,719.62          1
                                       8.250            471.80         80
                                       8.000            471.80
    SAN ANTONIO      TX   78229          1            09/19/01         00
    0433343431                           05           11/01/01          0
    1270031                              N            10/01/31
    0


    5550202          G97/G02             F          142,650.00         ZZ
                                         360        142,447.99          4
                                       7.750          1,021.96         90
                                       7.500          1,021.96
    GRAND RAPIDS     MI   49506          1            09/25/01         11
    0433386992                           05           11/01/01         25
    29705                                N            10/01/31
    0


    5552078          G52/G02             F          143,800.00         ZZ
                                         360        143,444.33          1
                                       7.000            956.70         63
                                       6.750            956.70
    ANAHEIM          CA   92802          2            08/27/01         00
    0433289048                           05           10/01/01          0
    8200000156                           O            09/01/31
    0


    5554282          G52/G02             F          154,000.00         ZZ
                                         360        153,679.95          4
                                       7.875          1,116.61         70
                                       7.625          1,116.61
1


    FONTANA          CA   92336          2            08/27/01         00
    0433317112                           05           10/01/01          0
    8200000109                           N            09/01/31
    0


    5558334          H58/G02             F          377,500.00         ZZ
                                         360        376,879.32          1
                                       7.000          2,511.52         85
                                       6.750          2,511.52
    BRENTWOOD        CA   94513          2            09/20/01         01
    0433354388                           05           11/01/01         12
    0000076359                           O            10/01/31
    0


    5563272          369/G02             F          390,000.00         ZZ
                                         360        389,703.23          1
                                       7.375          2,693.64         94
                                       7.125          2,693.64
    COLUMBUS         IN   47201          2            10/10/01         11
    0433400736                           05           12/01/01         30
    0073394553                           O            11/01/31
    0


    5564302          742/G02             F          100,000.00         ZZ
                                         360         99,858.39          2
                                       7.750            716.41         48
                                       7.500            716.41
    MINISINK         NY   10998          1            09/28/01         00
    0433303328                           05           11/01/01          0
    8525925                              O            10/01/31
    0


    5568077          624/G02             F           78,000.00         ZZ
                                         360         77,865.64          1
                                       6.875            512.40         67
                                       6.625            512.40
    VANCOUVER        WA   98661          5            09/14/01         00
    0433207818                           01           11/01/01          0
    81700310203F                         N            10/01/31
    0


    5570041          E47/G02             F          137,750.00         ZZ
                                         360        137,664.38          1
                                       8.375          1,047.00         95
                                       8.125          1,047.00
    HOFFMAN ESTATES  IL   60194          5            10/05/01         11
    0433292802                           03           12/01/01         30
    7360512692                           O            11/01/31
    0
1




    5570885          A50/G02             F          115,500.00         ZZ
                                         360        115,319.26          1
                                       7.250            787.91         75
                                       7.000            787.91
    KINGSLAND        GA   31548          5            09/19/01         00
    0433284296                           05           11/01/01          0
    487208                               O            10/01/31
    0


    5571040          964/G02             F          152,950.00         ZZ
                                         360        152,950.00          4
                                       7.875          1,108.99         95
                                       7.625          1,108.99
    GLENDALE         AZ   85301          1            11/08/01         01
    0433398526                           05           01/01/02         30
    130263                               O            12/01/31
    0


    5571046          313/G02             F          171,000.00         ZZ
                                         360        170,885.26          4
                                       8.000          1,254.74         90
                                       7.750          1,254.74
    GOLD CANYON      AZ   85219          1            10/17/01         10
    0433398567                           05           12/01/01         25
    8363095                              N            11/01/31
    0


    5576365          477/G02             F          131,950.00         ZZ
                                         360        131,748.57          1
                                       7.375            911.35         95
                                       7.125            911.35
    PEORIA           AZ   85383          1            09/20/01         01
    0433289626                           03           11/01/01         25
    115792                               O            10/01/31
    0


    5578156          P30/G02             F          296,000.00         ZZ
                                         360        295,796.29          1
                                       7.875          2,146.21         80
                                       7.625          2,146.21
    HENDERSONVILLE   NC   28739          1            10/25/01         00
    0433386547                           05           12/01/01          0
    0493061                              O            11/01/31
    0


    5578315          737/G02             F          300,000.00         ZZ
                                         360        299,765.98          1
1


                                       7.250          2,046.52         79
                                       7.000          2,046.52
    CLARKSTON        MI   48348          2            10/26/01         00
    0433349073                           05           12/01/01          0
    2035360                              O            11/01/31
    0


    5580066          T44/G02             F          163,700.00         ZZ
                                         360        163,700.00          4
                                       8.000          1,201.17         90
                                       7.750          1,201.17
    PROVIDENCE       RI   02909          1            11/07/01         01
    0433395316                           05           01/01/02         25
    1021321                              N            12/01/31
    0


    5580112          L76/G02             F           65,000.00         ZZ
                                         360         64,898.29          1
                                       7.250            443.41         32
                                       7.000            443.41
    ARMADA           MI   48005          1            09/21/01         00
    0433248663                           05           11/01/01          0
    990297                               O            10/01/31
    0


    5581841          405/405             F          291,000.00         ZZ
                                         360        290,297.69          1
                                       7.125          1,960.53         82
                                       6.750          1,960.53
    RANCHO SANTA MA  CA   92688          2            08/20/01         11
    0017593567                           05           10/01/01         12
    0017593567                           O            09/01/31
    0


    5584892          F36/G02             F           88,000.00         ZZ
                                         360         87,438.35          1
                                       7.000            585.47         64
                                       6.750            585.47
    TACOMA           WA   98424          5            09/20/01         00
    0433320314                           05           11/01/01          0
    06503976                             O            10/01/31
    0


    5592500          X19/G02             F          648,750.00         ZZ
                                         360        648,231.20          1
                                       7.125          4,370.75         75
                                       6.875          4,370.75
    RYE              NY   10580          5            10/18/01         00
    0433324019                           05           12/01/01          0
1


    21082301                             O            11/01/31
    0


    5594454          H37/G02             F          360,000.00         ZZ
                                         360        359,719.17          1
                                       7.250          2,455.83         89
                                       7.000          2,455.83
    PARKTON          MD   21120          5            10/23/01         12
    0433346483                           05           12/01/01         25
    00283379                             O            11/01/31
    0


    5595039          F64/G02             F          107,900.00         ZZ
                                         360        107,768.80          1
                                       8.500            829.66         78
                                       8.250            829.66
    CHESTERFIELD     VA   23832          1            09/21/01         00
    0433310661                           05           11/01/01          0
    00001346                             O            10/01/31
    0


    5596173          964/G02             F          105,000.00         ZZ
                                         360        104,831.58          1
                                       7.125            707.40         44
                                       6.875            707.40
    MURPHYS          CA   95247          5            09/25/01         00
    0433235553                           05           11/01/01          0
    144476                               N            10/01/31
    0


    5599660          964/G02             F           63,200.00         ZZ
                                         360         63,103.52          1
                                       7.375            436.51         80
                                       7.125            436.51
    PALM SPRINGS     CA   92262          1            09/21/01         00
    0433235629                           01           11/01/01          0
    420142813                            N            10/01/31
    0


    5599684          964/G02             F           95,920.00         ZZ
                                         360         95,773.57          2
                                       7.375            662.50         80
                                       7.125            662.50
    DESERT HOT SPRI  CA   92240          1            09/21/01         00
    0433224839                           05           11/01/01          0
    142806                               N            10/01/31
    0


1


    5599707          964/G02             F           95,920.00         ZZ
                                         360         95,773.57          2
                                       7.375            662.50         80
                                       7.125            662.50
    DESERT HOT SPRI  CA   92240          1            09/21/01         00
    0433224540                           05           11/01/01          0
    142818                               N            10/01/31
    0


    5601262          X16/G02             F           42,000.00         ZZ
                                         360         41,899.32          1
                                       8.500            322.94         50
                                       8.250            322.94
    CLEVELAND        OH   44109          5            08/01/01         00
    0433379211                           05           09/01/01          0
    0010067320                           N            08/01/31
    0


    5601537          E47/G02             F          483,300.00         ZZ
                                         360        482,632.60          1
                                       7.875          3,504.26         80
                                       7.625          3,504.26
    CHANTILLY        VA   20151          1            09/28/01         00
    0433405388                           05           11/01/01          0
    7339510308                           O            10/01/31
    0


    5604649          A91/G02             F          114,500.00         ZZ
                                         360        114,500.00          1
                                       7.500            800.60         68
                                       7.250            800.60
    UNIONDALE        NY   11553          2            11/09/01         00
    0433384914                           05           01/01/02          0
    0123219                              N            12/01/31
    0


    5605232          B60/G02             F          295,000.00         ZZ
                                         360        294,739.73          1
                                       6.625          1,888.92         78
                                       6.375          1,888.92
    RINGWOOD         NJ   07456          5            10/16/01         00
    0433390093                           05           12/01/01          0
    353044                               O            11/01/31
    0


    5606264          950/G02             F          204,700.00         ZZ
                                         360        204,395.23          1
                                       7.500          1,431.29         80
                                       7.250          1,431.29
1


    EL DORADO HILLS  CA   95762          1            09/18/01         00
    0433386463                           05           11/01/01          0
    A6108022                             O            10/01/31
    0


    5607483          R74/G02             F           81,600.00         ZZ
                                         360         81,475.42          1
                                       7.375            563.60         80
                                       7.125            563.60
    JACKSONVILLE     FL   32257          2            09/21/01         00
    0433308459                           05           11/01/01          0
    8080013078                           O            10/01/31
    0


    5610516          E23/G02             F          305,000.00         ZZ
                                         360        304,762.07          1
                                       7.250          2,080.64         80
                                       7.000          2,080.64
    SAN JOSE         CA   95116          5            10/01/01         00
    0433362167                           05           12/01/01          0
    61002446                             O            11/01/31
    0


    5616161          575/G02             F           86,400.00         ZZ
                                         360         86,277.63          1
                                       7.750            618.99         75
                                       7.500            618.99
    MECHANICSVILLE   MD   20659          5            09/26/01         00
    0433309457                           05           11/01/01          0
    0011165107                           O            10/01/31
    0


    5619742          Q73/G02             F          360,000.00         ZZ
                                         360        359,704.91          1
                                       7.000          2,395.09         80
                                       6.750          2,395.09
    DUNWOODY         GA   30338          5            10/12/01         00
    0433332657                           05           12/01/01          0
    1                                    O            11/01/31
    0


    5620796          U62/G02             F          136,000.00         ZZ
                                         360        135,885.75          1
                                       6.875            893.42         80
                                       6.625            893.42
    WEST CHESTER     PA   19382          5            10/26/01         00
    0433381613                           05           12/01/01          0
    2001302888                           O            11/01/31
    0
1




    5620871          U62/G02             F          108,500.00         ZZ
                                         360        108,330.21          1
                                       7.250            740.16         81
                                       7.000            740.16
    BROOKLYN CENTER  MN   55430          2            09/24/01         04
    0433290533                           05           11/01/01         12
    2001297724                           O            10/01/31
    0


    5621346          E23/G02             F          138,000.00         ZZ
                                         360        137,814.18          4
                                       8.000          1,012.60         80
                                       7.750          1,012.60
    SPOKANE          WA   99205          1            09/26/01         00
    0433359684                           05           11/01/01          0
    71002298                             N            10/01/31
    0


    5627229          623/G02             F           66,750.00         T
                                         360         66,592.85          1
                                       7.250            455.35         75
                                       6.999            455.35
    SAVANNAH         GA   31401          1            08/10/01         00
    0433221561                           01           10/01/01          0
    5370676                              O            09/01/31
    0


    5630264          588/G02             F          117,650.00         ZZ
                                         360        117,558.22          1
                                       7.250            802.58         80
                                       7.000            802.58
    WALLINGFORD      PA   19086          1            10/25/01         00
    0433333010                           05           12/01/01          0
    1                                    O            11/01/31
    0


    5631922          N47/G02             F          336,000.00         ZZ
                                         360        336,000.00          1
                                       7.000          2,235.42         80
                                       6.750          2,235.42
    CHULA VISTA      CA   91914          5            11/06/01         00
    0433389210                           03           01/01/02          0
    30111698                             O            12/01/31
    0


    5632946          R74/G02             F           98,500.00         ZZ
                                         360         98,360.51          2
1


                                       7.750            705.67         58
                                       7.500            705.67
    NEWARK           NJ   07114          5            09/25/01         00
    0433309473                           05           11/01/01          0
    7000000044                           O            10/01/31
    0


    5634303          737/G02             F           91,800.00         ZZ
                                         360         91,738.40          4
                                       8.000            673.60         90
                                       7.750            673.60
    ST LOUIS         MO   63116          1            10/12/01         12
    0433303963                           05           12/01/01         25
    1                                    N            11/01/31
    0


    5636802          893/G02             F          300,000.00         ZZ
                                         360        299,760.09          1
                                       7.125          2,021.16         76
                                       6.875          2,021.16
    ZEPHYR COVE      NV   89448          5            10/08/01         00
    0433302023                           05           12/01/01          0
    H10803041                            O            11/01/31
    0


    5638481          N34/G02             F          104,800.00         ZZ
                                         360        104,720.25          1
                                       7.375            723.83         80
                                       7.125            723.83
    PLAINFIELD       IL   60544          1            10/29/01         00
    0433373461                           09           12/01/01          0
    5638360                              O            11/01/31
    0


    5641333          W39/G02             F          100,000.00         ZZ
                                         360         99,865.37          1
                                       8.000            733.76         79
                                       7.750            733.76
    BROUSSARD        LA   70518          2            09/28/01         00
    0433345063                           05           11/01/01          0
    991794                               O            10/01/31
    0


    5642456          742/G02             F           92,400.00         ZZ
                                         360         92,334.79          1
                                       7.750            661.96         70
                                       7.500            661.96
    MANALAPAN        NJ   07726          1            10/26/01         00
    0433414026                           01           12/01/01          0
1


    8523615                              O            11/01/31
    0


    5642854          K89/G02             F           82,400.00         ZZ
                                         360         82,271.03          1
                                       7.250            562.12         80
                                       7.000            562.12
    MIAMI            FL   33175          1            09/28/01         00
    0433284619                           01           11/01/01          0
    200109063                            O            10/01/31
    0


    5643726          E84/G02             F           94,800.00         ZZ
                                         360         94,576.80          1
                                       7.250            646.70         80
                                       7.000            646.70
    SPRINGFIELD      OR   97477          1            08/07/01         00
    0433236163                           05           10/01/01          0
    60602735                             O            09/01/31
    0


    5645144          F96/G02             F           59,400.00         ZZ
                                         360         59,361.15          1
                                       8.125            441.04         90
                                       7.875            441.04
    PHILLIPSBURG     NJ   08865          1            10/10/01         12
    0433305331                           05           12/01/01         25
    0105417                              N            11/01/31
    0


    5646574          A50/G02             F           76,950.00         ZZ
                                         360         76,835.42          1
                                       7.500            538.05         90
                                       7.250            538.05
    COLUMBUS         GA   31909          1            10/03/01         14
    0433369329                           05           11/01/01         25
    513929                               O            10/01/31
    0


    5646603          T29/G02             F          162,000.00         ZZ
                                         360        161,863.91          1
                                       6.875          1,064.22         79
                                       6.625          1,064.22
    PHOENIX          AZ   85024          1            10/02/01         00
    0433364361                           05           12/01/01          0
    1230256                              O            11/01/31
    0


1


    5647920          A35/G02             F          150,000.00         ZZ
                                         360        150,000.00          1
                                       7.500          1,048.82         72
                                       7.250          1,048.82
    LINDENHURST      NY   11757          5            10/31/01         00
    0433390143                           05           01/01/02          0
    1                                    O            12/01/31
    0


    5651638          975/G02             F          430,000.00         ZZ
                                         360        430,000.00          1
                                       7.125          2,896.99         75
                                       6.875          2,896.99
    OAKLAND          CA   94606          5            11/01/01         00
    0433403086                           05           01/01/02          0
    2014356                              O            12/01/31
    0


    5654748          E84/G02             F           77,900.00         ZZ
                                         360         77,761.03          1
                                       8.625            605.90         95
                                       8.375            605.90
    WASHINGTON DC    DC   20001          1            08/27/01         04
    0433196128                           07           10/01/01         30
    70309554                             N            09/01/31
    0


    5655760          Q46/G02             F          588,000.00         ZZ
                                         360        587,079.83          1
                                       7.250          4,011.20         80
                                       7.000          4,011.20
    SOQUEL           CA   95073          5            09/10/01         00
    0433345378                           05           11/01/01          0
    B0107005                             O            10/01/31
    0


    5656638          P44/G02             F          148,500.00         ZZ
                                         360        148,309.97          4
                                       8.250          1,115.63         90
                                       8.000          1,115.63
    BARRE            MA   01005          1            09/28/01         10
    0433340825                           05           11/01/01         30
    1                                    N            10/01/31
    0


    5656809          S27/G02             F          181,200.00         ZZ
                                         360        181,062.11          1
                                       7.375          1,251.51         80
                                       7.125          1,251.51
1


    WINTER GARDEN    FL   34787          5            10/12/01         00
    0433323672                           03           12/01/01          0
    1300000281                           O            11/01/31
    0


    5657518          K81/G02             F           92,000.00         T
                                         360         91,933.41          1
                                       7.625            651.17         80
                                       7.375            651.17
    LAS VEGAS        NV   89144          1            10/08/01         00
    0433403466                           01           12/01/01          0
    1002263                              O            11/01/31
    0


    5660561          E44/G02             F          103,920.00         ZZ
                                         360        103,769.10          1
                                       7.625            735.54         80
                                       7.375            735.54
    WILLARD          UT   84340          1            09/28/01         00
    0433379237                           05           11/01/01          0
    58010360                             N            10/01/31
    0


    5660717          E82/G02             F          136,500.00         ZZ
                                         360        135,799.96          1
                                       7.000            908.14         69
                                       6.750            908.14
    WHEATON          IL   60187          2            09/20/01         00
    0400497798                           05           11/01/01          0
    1667774                              O            10/01/31
    0


    5661870          168/168             F          344,000.00         ZZ
                                         360        341,919.71          1
                                       8.250          2,584.36         80
                                       8.000          2,584.36
    ASHTON           MD   20861          2            02/09/01         00
    016938499                            05           04/01/01          0
    016938499                            O            03/01/31
    0


    5664184          964/G02             F          260,000.00         ZZ
                                         360        260,000.00          1
                                       7.125          1,751.67         80
                                       6.875          1,751.67
    CHELAN           WA   98816          2            11/12/01         00
    0433406287                           05           01/01/02          0
    153190                               O            12/01/31
    0
1




    5665036          E22/G02             F           61,600.00         ZZ
                                         360         61,496.20          1
                                       6.875            404.67         70
                                       6.625            404.67
    MANDEVILLE       LA   70448          2            09/27/01         00
    0412987638                           05           11/01/01          0
    0412987638                           N            10/01/31
    0


    5665421          076/076             F          104,000.00         ZZ
                                         360        103,761.14          1
                                       7.375            718.30         80
                                       7.125            718.30
    MIAMI            FL   33176          1            09/05/01         00
    0053430                              05           10/01/01          0
    0053430                              O            09/01/31
    0


    5665426          076/076             F           97,000.00         ZZ
                                         360         96,765.90          1
                                       7.125            653.51         72
                                       6.875            653.51
    EAST WINDSOR     CT   06016          2            08/17/01         00
    5521414                              05           10/01/01          0
    5521414                              O            09/01/31
    0


    5667305          P01/G02             F          116,500.00         ZZ
                                         360        116,417.78          1
                                       7.750            834.62         62
                                       7.500            834.62
    ALBANY           NY   12203          5            10/01/01         00
    0433323482                           05           12/01/01          0
    01005022                             O            11/01/31
    0


    5670097          168/168             F          512,000.00         ZZ
                                         360        510,612.05          1
                                       8.000          3,756.87         69
                                       7.750          3,756.87
    KENNER           LA   70065          5            07/17/01         00
    0059396962                           05           09/01/01          0
    0059396962                           O            08/01/31
    0


    5670624          U62/G02             F          114,000.00         ZZ
                                         360        113,901.85          1
1


                                       6.750            739.40         48
                                       6.500            739.40
    VALLEJO          CA   94591          5            10/04/01         00
    0433290715                           05           12/01/01          0
    2001296150                           O            11/01/31
    0


    5670686          168/168             F           85,500.00         ZZ
                                         360         85,090.28          1
                                       8.000            627.37         90
                                       7.750            627.37
    AMHERST          NY   14228          1            06/04/01         14
    0059398647                           05           08/01/01         12
    0059398647                           O            07/01/31
    0


    5674148          700/G02             F          132,800.00         ZZ
                                         360        132,701.44          1
                                       7.500            928.56         73
                                       7.250            928.56
    AURORA           CO   80014          5            10/04/01         00
    0433357480                           05           12/01/01          0
    00262189                             O            11/01/31
    0


    5678052          588/G02             F          600,000.00         ZZ
                                         360        599,587.08          1
                                       7.875          4,350.42         80
                                       7.625          4,350.42
    MILLBURN TOWNSH  NJ   07078          1            10/17/01         00
    0433405180                           05           12/01/01          0
    1049962                              O            11/01/31
    0


    5678802          U19/G02             F          101,000.00         ZZ
                                         360        100,938.82          1
                                       8.500            776.60         56
                                       8.250            776.60
    WOODLAND PARK    CO   80863          5            10/29/01         00
    0433393816                           05           12/01/01          0
    01090101                             N            11/01/31
    0


    5681359          K21/G02             F          488,000.00         ZZ
                                         360        487,637.83          1
                                       7.500          3,412.17         80
                                       7.250          3,412.17
    LOS ANGELES      CA   90066          5            10/16/01         00
    0433342946                           05           12/01/01          0
1


    0114938                              O            11/01/31
    0


    5686387          J49/G02             F          359,200.00         ZZ
                                         360        358,933.42          1
                                       7.500          2,511.58         80
                                       7.250          2,511.58
    LOS ALAMITOS     CA   90720          1            10/12/01         00
    0433307741                           05           12/01/01          0
    10106140                             O            11/01/31
    0


    5687237          964/G02             F          128,000.00         ZZ
                                         360        128,000.00          1
                                       7.500            894.99         80
                                       7.250            894.99
    PORT ORCHARD     WA   98366          5            10/31/01         00
    0433357266                           05           01/01/02          0
    153997                               O            12/01/31
    0


    5687316          E60/G02             F          364,000.00         ZZ
                                         360        363,701.62          1
                                       7.000          2,421.71         75
                                       6.750          2,421.71
    AVILA BEACH      CA   93424          5            10/23/01         00
    0433382538                           05           12/01/01          0
    513761                               O            11/01/31
    0


    5687420          964/G02             F          275,000.00         ZZ
                                         360        274,785.47          1
                                       7.250          1,875.99         80
                                       7.000          1,875.99
    SAN DIEGO        CA   92129          2            10/31/01         00
    0433357423                           05           12/01/01          0
    148073                               O            11/01/31
    0


    5691437          A35/G02             F          240,000.00         ZZ
                                         360        239,821.89          1
                                       7.500          1,678.11         80
                                       7.250          1,678.11
    NORTH GREAT RIV  NY   11722          1            10/30/01         00
    0433362597                           05           12/01/01          0
    1                                    O            11/01/31
    0


1


    5695495          369/G02             F           61,200.00         ZZ
                                         360         61,158.93          1
                                       8.000            449.07         90
                                       7.750            449.07
    PHOENIX          AZ   85006          1            10/09/01         14
    0433338514                           05           12/01/01         25
    0073430951                           N            11/01/31
    0


    5703489          964/G02             F           67,000.00         ZZ
                                         360         66,920.72          1
                                       6.750            434.56         50
                                       6.500            434.56
    PRESCOTT         AZ   86305          5            10/10/01         00
    0433287687                           05           12/01/01          0
    124950                               N            11/01/31
    0


    5704457          E22/G02             F           61,000.00         ZZ
                                         360         60,802.84          1
                                       8.250            458.27         79
                                       8.000            458.27
    LITTLE ROCK      AR   72209          1            06/29/01         00
    0412761686                           05           08/01/01          0
    0412761686                           O            07/01/31
    0


    5704645          E22/G02             F           99,500.00         ZZ
                                         360         99,344.29          1
                                       7.250            678.77         76
                                       7.000            678.77
    GREAT FALLS      MT   59404          2            09/24/01         00
    0413054909                           05           11/01/01          0
    0413054909                           O            10/01/31
    0


    5704689          E22/G02             F           64,800.00         ZZ
                                         360         64,693.45          1
                                       7.000            431.12         80
                                       6.750            431.12
    DETROIT          MI   48224          5            09/24/01         00
    0413072398                           05           11/01/01          0
    0413072398                           O            10/01/31
    0


    5716193          P67/G02             F          145,000.00         ZZ
                                         360        144,889.67          1
                                       7.375          1,001.48         57
                                       7.125          1,001.48
1


    RANDOLPH         MA   02368          5            10/17/01         00
    0433343746                           05           12/01/01          0
    L0496                                O            11/01/31
    0


    5716744          967/G02             F           65,000.00         ZZ
                                         360         64,946.72          1
                                       7.000            432.45         41
                                       6.750            432.45
    SELAH            WA   98942          5            10/10/01         00
    0433322534                           05           12/01/01          0
    6485288                              O            11/01/31
    0


    5720747          286/286             F          117,450.00         ZZ
                                         360        117,144.93          2
                                       6.750            761.78         78
                                       6.500            761.78
    VIRGINIA BEACH   VA   23455          2            08/24/01         00
    9936127                              05           10/01/01          0
    9936127                              O            09/01/31
    0


    5721455          N47/G02             F          126,500.00         ZZ
                                         360        126,500.00          1
                                       6.750            820.48         65
                                       6.500            820.48
    ESCONDIDO        CA   92027          5            11/15/01         00
    0433413077                           05           01/01/02          0
    30111951                             O            12/01/31
    0


    5725482          L16/G02             F           99,000.00         ZZ
                                         360         98,936.88          4
                                       8.250            743.75         90
                                       8.000            743.75
    BAKERSFIELD      CA   93304          1            10/25/01         04
    0433393964                           05           12/01/01         25
    W0108075                             N            11/01/31
    0


    5725950          B44/G02             F          302,100.00         ZZ
                                         360        301,852.37          1
                                       7.000          2,009.88         95
                                       6.750          2,009.88
    BOISE            ID   83704          2            10/18/01         26
    0433353893                           05           12/01/01         30
    4011594                              O            11/01/31
    0
1




    5726491          L76/G02             F          275,000.00         ZZ
                                         360        274,751.39          1
                                       6.500          1,738.19         47
                                       6.250          1,738.19
    AMERY            WI   54001          5            10/05/01         00
    0433293990                           05           12/01/01          0
    990323                               O            11/01/31
    0


    5729480          X19/G02             F          132,000.00         ZZ
                                         360        131,911.43          1
                                       8.000            968.57         80
                                       7.750            968.57
    YONKERS          NY   10701          1            11/01/01         00
    0433350741                           05           12/01/01          0
    21100401                             N            11/01/31
    0


    5730269          455/G02             F           78,750.00         ZZ
                                         360         78,697.16          1
                                       8.000            577.84         75
                                       7.750            577.84
    ORLANDO          FL   32829          5            10/26/01         00
    0433385259                           05           12/01/01          0
    09001544                             O            11/01/31
    0


    5730628          U62/G02             F          230,000.00         ZZ
                                         360        229,792.07          1
                                       6.500          1,453.76         62
                                       6.250          1,453.76
    HUDSON           OH   44236          2            10/12/01         00
    0433388386                           05           12/01/01          0
    2001298457                           O            11/01/31
    0


    5730871          601/G02             F           62,100.00         ZZ
                                         360         61,986.32          4
                                       8.500            477.50         90
                                       8.250            477.50
    KANSAS CITY      MO   64124          1            08/17/01         11
    0433241288                           07           10/01/01         25
    60734050                             N            09/01/31
    0


    5734986          B60/G02             F          108,000.00         ZZ
                                         360        107,919.85          1
1


                                       7.500            755.15         80
                                       7.250            755.15
    SOLON            OH   44139          1            10/09/01         00
    0433390549                           05           12/01/01          0
    350115                               O            11/01/31
    0


    5736242          E22/G02             F          198,000.00         ZZ
                                         360        197,726.58          4
                                       7.875          1,435.64         77
                                       7.625          1,435.64
    PORTLAND         OR   97232          2            09/25/01         00
    0413030826                           05           11/01/01          0
    0413030826                           N            10/01/31
    0


    5736276          E22/G02             F           61,000.00         ZZ
                                         360         55,842.56          1
                                       7.000            405.83         30
                                       6.750            405.83
    OAKLAND          OR   97462          2            09/19/01         00
    0413048687                           05           11/01/01          0
    0413048687                           O            10/01/31
    0


    5736514          601/G02             F          100,000.00         ZZ
                                         360         99,764.55          1
                                       7.250            682.18         51
                                       7.000            682.18
    GARDEN CITY PAR  NY   11040          5            08/07/01         00
    0433226743                           05           10/01/01          0
    6057925-7                            O            09/01/31
    0


    5743454          E82/G02             F          103,000.00         ZZ
                                         360        102,842.76          1
                                       7.375            711.40         74
                                       7.125            711.40
    MIAMI            FL   33175          2            10/01/01         00
    0400487773                           05           11/01/01          0
    1566528                              N            10/01/31
    0


    5745638          S27/G02             F          205,400.00         ZZ
                                         360        205,247.56          1
                                       7.500          1,436.19         80
                                       7.250          1,436.19
    GAINESVILLE      FL   32608          1            10/12/01         00
    0433392107                           03           12/01/01          0
1


    01673                                O            11/01/31
    0


    5745830          U05/G02             F          529,500.00         ZZ
                                         360        529,116.76          1
                                       7.625          3,747.77         67
                                       7.375          3,747.77
    DALLAS           TX   75287          5            10/10/01         00
    0433296928                           03           12/01/01          0
    3174470                              O            11/01/31
    0


    5746002          E23/G02             F          530,000.00         ZZ
                                         360        529,554.74          1
                                       6.875          3,481.72         80
                                       6.625          3,481.72
    SALEM            OR   97302          5            10/09/01         00
    0433408945                           05           12/01/01          0
    71001868                             O            11/01/31
    0


    5749292          F19/G02             F          460,000.00         ZZ
                                         360        459,622.94          1
                                       7.000          3,060.39         80
                                       6.750          3,060.39
    SANTA CRUZ       CA   95062          1            10/17/01         00
    0433340262                           05           12/01/01          0
    730892                               O            11/01/31
    0


    5749714          624/G02             F           71,100.00         ZZ
                                         360         71,043.15          1
                                       7.125            479.01         90
                                       6.875            479.01
    PORTLAND         OR   97215          1            10/05/01         10
    0433256336                           05           12/01/01         25
    81700115213F                         O            11/01/31
    0


    5750530          B60/G02             F          365,600.00         ZZ
                                         360        364,998.89          1
                                       7.000          2,432.35         80
                                       6.750          2,432.35
    ROCKLIN          CA   95677          5            09/16/01         00
    0433411980                           05           11/01/01          0
    352258                               O            10/01/31
    0


1


    5751364          T90/G02             F          119,500.00         ZZ
                                         360        119,406.78          1
                                       7.250            815.20         86
                                       7.000            815.20
    LAFAYETTE        LA   70506          1            10/09/01         12
    0433317872                           05           12/01/01         25
    58890                                O            11/01/31
    0


    5756312          B57/G02             F          367,500.00         ZZ
                                         360        367,191.26          1
                                       6.875          2,414.21         75
                                       6.625          2,414.21
    PASADENA         CA   91104          5            10/08/01         00
    0433366515                           05           12/01/01          0
    2160267                              O            11/01/31
    0


    5761768          964/G02             F          110,000.00         ZZ
                                         360        109,914.19          1
                                       7.250            750.39         57
                                       7.000            750.39
    PHOENIX          AZ   85032          5            10/17/01         00
    0433304417                           05           12/01/01          0
    148784                               O            11/01/31
    0


    5764674          W17/G02             F          117,000.00         ZZ
                                         360        116,830.10          1
                                       7.625            828.12         90
                                       7.375            828.12
    SUNRISE          FL   33326          1            09/27/01         01
    0433366861                           03           11/01/01         30
    990703                               O            10/01/31
    0


    5765178          U05/G02             F          136,000.00         ZZ
                                         360        136,000.00          1
                                       7.375            939.32         80
                                       7.125            939.32
    KINGSLAND        TX   78639          5            11/02/01         00
    0433378486                           05           01/01/02          0
    3173595                              O            12/01/31
    0


    5765554          W75/G02             F          206,000.00         ZZ
                                         360        205,715.54          1
                                       7.875          1,493.64         63
                                       7.625          1,493.64
1


    FULLERTON        CA   92835          5            08/29/01         00
    0433301207                           05           11/01/01          0
    07179676                             O            10/01/31
    0


    5766872          E82/G02             F          100,000.00         ZZ
                                         360         99,920.03          1
                                       7.125            673.72         56
                                       6.875            673.72
    PEORIA           AZ   85381          2            09/27/01         00
    0400489373                           03           12/01/01          0
    1951085                              O            11/01/31
    0


    5771102          K81/G02             F           85,200.00         ZZ
                                         360         85,136.77          1
                                       7.500            595.73         80
                                       7.250            595.73
    NORTH LAS VEGAS  NV   89031          1            10/08/01         00
    0433289618                           03           12/01/01          0
    1002383                              O            11/01/31
    0


    5773080          H58/G02             F          304,000.00         ZZ
                                         360        303,744.61          1
                                       6.875          1,997.06         80
                                       6.625          1,997.06
    LOOMIS           CA   95650          2            10/10/01         00
    0433343217                           05           12/01/01          0
    0000077883                           O            11/01/31
    0


    5773336          964/G02             F          104,000.00         ZZ
                                         360        103,908.25          1
                                       6.625            665.92         80
                                       6.375            665.92
    HANFORD          CA   93230          2            10/11/01         00
    0433290624                           05           12/01/01          0
    147461                               O            11/01/31
    0


    5774086          R55/G02             F          150,800.00         ZZ
                                         360        150,800.00          2
                                       7.750          1,080.35         65
                                       7.500          1,080.35
    DEARBORN         MI   48126          5            10/31/01         00
    0433383635                           05           01/01/02          0
    100094600111528                      O            12/01/31
    0
1




    5783618          X05/G02             F          250,000.00         ZZ
                                         360        249,809.77          3
                                       7.375          1,726.69         74
                                       7.125          1,726.69
    LEMON GROVE      CA   91945          5            10/08/01         00
    0433375607                           05           12/01/01          0
    01110021                             O            11/01/31
    0


    5785334          E22/G02             F          161,600.00         ZZ
                                         360        161,314.07          1
                                       6.625          1,034.74         80
                                       6.375          1,034.74
    HENDERSON        NV   89052          2            09/24/01         00
    0412925125                           03           11/01/01          0
    0412925125                           O            10/01/31
    0


    5787870          W17/G02             F           64,800.00         ZZ
                                         360         64,758.68          1
                                       8.250            486.82         80
                                       8.000            486.82
    RIVIERA BEACH    FL   33404          5            10/11/01         00
    0433332939                           07           12/01/01          0
    991152                               N            11/01/31
    0


    5788146          E11/G02             F          143,500.00         ZZ
                                         360        143,382.37          1
                                       7.000            954.71         79
                                       6.750            954.71
    WACONIA          MN   55387          1            10/29/01         00
    0433378726                           05           12/01/01          0
    0003001037075                        O            11/01/31
    0


    5792992          700/G02             F          438,000.00         ZZ
                                         360        437,666.71          1
                                       7.375          3,025.16         82
                                       7.125          3,025.16
    ALTADENA         CA   91001          2            10/30/01         10
    0433379526                           05           12/01/01         20
    00262380                             O            11/01/31
    0


    5793442          964/G02             F           65,000.00         ZZ
                                         360         64,949.30          1
1


                                       7.250            443.41         48
                                       7.000            443.41
    MOUNT VERNON     OR   97865          5            10/22/01         00
    0433354065                           05           12/01/01          0
    155565                               O            11/01/31
    0


    5795806          S11/G02             F          275,000.00         ZZ
                                         360        274,763.24          1
                                       6.750          1,783.64         69
                                       6.500          1,783.64
    SAN DIEGO        CA   92117          5            10/17/01         00
    0433387610                           05           12/01/01          0
    10204909                             O            11/01/31
    0


    5796490          N74/G02             F          116,500.00         ZZ
                                         360        116,402.13          1
                                       6.875            765.32         80
                                       6.625            765.32
    CARLILSE         AR   72024          5            10/09/01         00
    0433293735                           05           12/01/01          0
    0029402010                           O            11/01/31
    0


    5798574          950/G02             F          112,000.00         ZZ
                                         360        111,916.88          2
                                       7.500            783.12         79
                                       7.250            783.12
    WASHOUGAL        WA   98671          2            10/09/01         00
    0433380094                           05           12/01/01          0
    EA108053                             N            11/01/31
    0


    5800812          W17/G02             F           64,800.00         ZZ
                                         360         64,758.68          1
                                       8.250            486.82         80
                                       8.000            486.82
    RIVIERA BEACH    FL   33404          5            10/11/01         00
    0433353919                           07           12/01/01          0
    990740                               N            11/01/31
    0


    5801074          U62/G02             F          108,000.00         ZZ
                                         240        107,776.46          1
                                       6.375            797.29         80
                                       6.125            797.29
    ROCKLEDGE        FL   32955          2            10/11/01         00
    0433297009                           05           12/01/01          0
1


    2001297144                           O            11/01/21
    0


    5801600          U05/G02             F          237,900.00         ZZ
                                         360        237,714.41          1
                                       7.250          1,622.90         85
                                       7.000          1,622.90
    BOWIE            MD   20721          1            10/30/01         10
    0433357969                           03           12/01/01         12
    3173485                              O            11/01/31
    0


    5804024          K39/G02             F          119,000.00         ZZ
                                         360        118,859.70          1
                                       8.650            927.69         70
                                       8.400            927.69
    CRESSKILL        NJ   07626          5            10/10/01         00
    0433363843                           01           11/10/01          0
    140780397                            N            10/10/31
    0


    5809068          H58/G02             F          312,000.00         ZZ
                                         360        311,762.59          1
                                       7.375          2,154.91         80
                                       7.125          2,154.91
    ELK GROVE        CA   95624          5            10/10/01         00
    0433343076                           05           12/01/01          0
    0000078600                           O            11/01/31
    0


    5811724          E22/G02             F          175,000.00         ZZ
                                         360        174,888.41          1
                                       8.250          1,314.72         90
                                       8.000          1,314.72
    BOCA RATON       FL   33428          1            10/05/01         01
    0413004565                           03           12/01/01         25
    0413004565                           O            11/01/31
    0


    5812444          K39/G02             F          186,000.00         ZZ
                                         360        185,780.71          1
                                       8.650          1,450.00         70
                                       8.400          1,450.00
    CRESSKILL        NJ   07626          5            10/10/01         00
    0433290442                           01           11/10/01          0
    1407803971                           N            10/10/31
    0


1


    5814164          944/G02             F          133,500.00         ZZ
                                         360        133,280.50          1
                                       7.000            888.18         79
                                       6.750            888.18
    BEND             OR   97702          5            09/24/01         00
    0433289345                           03           11/01/01          0
    W01083269                            O            10/01/31
    0


    5816272          737/G02             F          117,900.00         ZZ
                                         360        117,818.86          4
                                       7.875            854.86         90
                                       7.625            854.86
    NORCO            LA   70079          1            10/29/01         12
    0433408366                           05           12/01/01         25
    2041491                              N            11/01/31
    0


    5818814          642/G02             F          233,500.00         ZZ
                                         360        233,308.60          2
                                       7.000          1,553.48         85
                                       6.750          1,553.48
    NASHVILLE        TN   37203          5            10/10/01         10
    0433389749                           05           12/01/01         12
    05066401                             O            11/01/31
    0


    5819172          253/253             F          275,000.00         ZZ
                                         360        274,800.96          1
                                       7.625          1,946.44         74
                                       7.375          1,946.44
    BOULDER          CO   80302          5            10/25/01         00
    1                                    05           12/01/01          0
    1                                    O            11/01/31
    0


    5820182          A52/G02             F           58,500.00         ZZ
                                         360         58,500.00          1
                                       8.000            429.25         90
                                       7.750            429.25
    CONLEY           GA   30027          1            11/02/01         11
    0433384260                           05           01/01/02         25
    16674                                N            12/01/31
    0


    5821240          T90/G02             F           63,920.00         ZZ
                                         360         63,876.02          2
                                       7.875            463.46         80
                                       7.625            463.46
1


    ARLINGTON        TX   76012          1            10/12/01         00
    0433398286                           05           12/01/01          0
    58544                                N            11/01/31
    0


    5824294          964/G02             F          400,000.00         ZZ
                                         360        399,672.12          1
                                       7.000          2,661.21         80
                                       6.750          2,661.21
    BOUNTIFUL        UT   84010          5            10/08/01         00
    0433373412                           05           12/01/01          0
    147291                               O            11/01/31
    0


    5824854          U05/G02             F          107,300.00         ZZ
                                         360        107,220.37          1
                                       7.500            750.26         72
                                       7.250            750.26
    GEORGETOWN       TX   78628          5            10/12/01         00
    0433297231                           05           12/01/01          0
    3171573                              O            11/01/31
    0


    5825214          L16/G02             F          108,000.00         ZZ
                                         360        107,931.13          4
                                       8.250            811.37         90
                                       8.000            811.37
    BAKERSFIELD      CA   93304          1            10/18/01         04
    0433403938                           05           12/01/01         25
    0109065                              N            11/01/31
    0


    5826094          E65/G02             F           76,500.00         ZZ
                                         360         76,448.67          2
                                       8.000            561.33         90
                                       7.750            561.33
    DETROIT          MI   48221          1            10/18/01         11
    0433386000                           05           12/01/01         25
    238364                               N            11/01/31
    0


    5827932          H58/G02             F          147,000.00         ZZ
                                         360        146,867.11          1
                                       6.500            929.14         72
                                       6.250            929.14
    BAKERSFIELD      CA   93309          5            10/16/01         00
    0433388600                           05           12/01/01          0
    0000076754                           O            11/01/31
    0
1




    5830026          K21/G02             F          320,000.00         ZZ
                                         360        319,731.16          1
                                       6.875          2,102.17         80
                                       6.625          2,102.17
    LA CRESCENTA AR  CA   91214          5            10/22/01         00
    0433344181                           05           12/01/01          0
    0115541                              O            11/01/31
    0


    5830510          944/G02             F          240,000.00         ZZ
                                         360        239,788.25          1
                                       6.625          1,536.75         80
                                       6.375          1,536.75
    DES MOINES       WA   98198          5            10/19/01         00
    0433387305                           01           12/01/01          0
    W01083227                            O            11/01/31
    0


    5830944          758/G02             F           50,400.00         ZZ
                                         360         50,321.12          1
                                       7.250            343.82         90
                                       7.000            343.82
    COVERSE          TX   78019          1            09/20/01         14
    0433273901                           05           11/01/01         25
    300612                               O            10/01/31
    0


    5831352          U62/G02             F          205,500.00         ZZ
                                         360        205,343.63          1
                                       7.375          1,419.34         74
                                       7.125          1,419.34
    CINCINNATI       OH   45208          5            10/12/01         00
    0433297025                           05           12/01/01          0
    2001301861                           O            11/01/31
    0


    5832704          B60/G02             F          198,000.00         ZZ
                                         360        197,837.70          1
                                       7.000          1,317.30         75
                                       6.750          1,317.30
    SANDWICH         MA   02644          5            10/12/01         00
    0433390903                           05           12/01/01          0
    354995                               O            11/01/31
    0


    5833004          964/G02             F          352,000.00         ZZ
                                         360        351,725.41          1
1


                                       7.250          2,401.26         80
                                       7.000          2,401.26
    PINOLE           CA   94564          5            10/22/01         00
    0433331931                           03           12/01/01          0
    123010                               O            11/01/31
    0


    5835822          E82/G02             F           55,600.00         ZZ
                                         360         55,562.70          2
                                       8.000            407.97         32
                                       7.750            407.97
    PORTLAND         OR   97214          2            10/04/01         00
    0400499067                           05           12/01/01          0
    1956228                              N            11/01/31
    0


    5835832          E82/G02             F          105,700.00         ZZ
                                         360        105,617.54          1
                                       7.250            721.06         68
                                       7.000            721.06
    PALM HARBOR      FL   34684          2            10/04/01         00
    0400498770                           05           12/01/01          0
    0400498770                           N            11/01/31
    0


    5835840          E82/G02             F          190,300.00         ZZ
                                         360        190,144.01          1
                                       7.000          1,266.07         59
                                       6.750          1,266.07
    GRAND LAKE       CO   80447          2            09/27/01         00
    0400495800                           03           12/01/01          0
    2838665                              O            11/01/31
    0


    5838868          737/G02             F          123,300.00         ZZ
                                         360        123,208.50          1
                                       7.500            862.13         43
                                       7.250            862.13
    SIMI VALLEY      CA   93065          2            10/24/01         00
    0433336856                           05           12/01/01          0
    2034203                              O            11/01/31
    0


    5840176          L33/G02             F          360,000.00         ZZ
                                         360        359,712.11          1
                                       7.125          2,425.39         75
                                       6.875          2,425.39
    AURORA           CO   80016          5            10/16/01         00
    0433315975                           03           12/01/01          0
1


    00941078                             O            11/01/31
    0


    5841632          E47/G02             F          248,000.00         ZZ
                                         360        247,775.80          1
                                       6.500          1,567.53         80
                                       6.250          1,567.53
    BRISTOW          VA   20136          1            10/31/01         00
    0433379781                           05           12/01/01          0
    7339510357                           O            11/01/31
    0


    5847984          588/G02             F          390,000.00         ZZ
                                         360        389,672.36          1
                                       6.875          2,562.02         80
                                       6.625          2,562.02
    CRANFORD TOWNSH  NJ   07016          1            10/31/01         00
    0433394285                           05           12/01/01          0
    1049784                              O            11/01/31
    0


    5850620          L60/F27             F           68,000.00         ZZ
                                         360         67,843.82          1
                                       7.375            469.66         80
                                       7.125            469.66
    SIMPSONVILLE     SC   29681          1            08/24/01         00
    6610783153                           05           10/01/01          0
    6610783153                           O            09/01/31
    0


    5851498          624/G02             F           84,750.00         ZZ
                                         360         84,683.89          1
                                       7.250            578.14         75
                                       7.000            578.14
    SAN DIEGO        CA   92113          5            10/11/01         00
    0433349636                           05           12/01/01          0
    37092110073F                         N            11/01/31
    0


    5854108          950/G02             F           89,550.00         ZZ
                                         360         89,488.37          2
                                       7.875            649.30         80
                                       7.625            649.30
    BREMERTON        WA   98312          1            10/11/01         00
    0433369907                           05           12/01/01          0
    E711026                              N            11/01/31
    0


1


    5858060          E23/G02             F          140,000.00         ZZ
                                         360        139,896.10          1
                                       7.500            978.90         70
                                       7.250            978.90
    ROWLAND HEIGHTS  CA   91748          1            10/15/01         00
    0433366267                           05           12/01/01          0
    51008412                             O            11/01/31
    0


    5860334          E22/G02             F          173,000.00         ZZ
                                         360        172,871.61          1
                                       7.500          1,209.64         77
                                       7.250          1,209.64
    ROCHESTER        NH   03867          5            10/02/01         00
    0412917163                           05           12/01/01          0
    0412917163                           O            11/01/31
    0


    5864886          G52/G02             F           27,900.00         ZZ
                                         360         27,879.81          1
                                       7.625            197.47         90
                                       7.375            197.47
    GREEN VALLEY     AZ   85614          1            10/12/01         10
    0433358090                           01           12/01/01         25
    9500000180                           N            11/01/31
    0


    5865106          737/G02             F          600,000.00         ZZ
                                         360        599,543.45          1
                                       7.375          4,144.05         62
                                       7.125          4,144.05
    NORTHBROOK       IL   60712          5            10/29/01         00
    0433403078                           05           12/01/01          0
    2031469                              O            11/01/31
    0


    5865152          700/G02             F          200,000.00         ZZ
                                         360        199,855.24          1
                                       7.625          1,415.59         80
                                       7.375          1,415.59
    CORONA           CA   92882          5            10/15/01         00
    0433343373                           05           12/01/01          0
    00262094                             O            11/01/31
    0


    5865560          588/G02             F          439,500.00         ZZ
                                         360        438,515.36          1
                                       7.500          3,073.05         60
                                       7.250          3,073.05
1


    RIDGWOOD VILLAG  NJ   07450          1            08/07/01         00
    0433372588                           05           10/01/01          0
    1046503                              O            09/01/31
    0


    5865944          X16/G02             F           93,600.00         T
                                         360         93,528.78          1
                                       7.375            646.47         80
                                       7.125            646.47
    LAKE ARIEL       PA   18436          1            10/17/01         00
    0433404571                           09           12/01/01          0
    0010067594                           O            11/01/31
    0


    5866962          U62/G02             F          102,000.00         ZZ
                                         360        101,914.31          1
                                       6.875            670.07         80
                                       6.625            670.07
    BISHOP           TX   78343          5            10/19/01         00
    0433373396                           05           12/01/01          0
    2001294262                           O            11/01/31
    0


    5867594          H58/G02             F          395,000.00         ZZ
                                         360        394,684.12          1
                                       7.125          2,661.19         76
                                       6.875          2,661.19
    ELK GROVE        CA   95624          5            10/24/01         00
    0433421229                           05           12/01/01          0
    0000078485                           O            11/01/31
    0


    5867804          U62/G02             F          116,900.00         ZZ
                                         360        116,796.87          1
                                       6.625            748.52         70
                                       6.375            748.52
    FAIRLESS HILLS   PA   19030          2            10/15/01         00
    0433279080                           05           12/01/01          0
    2001302206                           O            11/01/31
    0


    5868038          E11/G02             F           89,000.00         ZZ
                                         360         88,927.05          1
                                       7.000            592.12         53
                                       6.750            592.12
    GOLDEN VALLEY    MN   55427          1            10/29/01         00
    0433345329                           05           12/01/01          0
    0003001036206                        O            11/01/31
    0
1




    5869354          G52/G02             F           76,500.00         ZZ
                                         360         76,448.67          4
                                       8.000            561.33         90
                                       7.750            561.33
    BRYAN            TX   77801          1            10/12/01         10
    0433332467                           05           12/01/01         25
    5705000699                           N            11/01/31
    0


    5871714          964/G02             F          580,000.00         ZZ
                                         360        579,569.56          1
                                       7.500          4,055.44         75
                                       7.250          4,055.44
    CAMARILLO        CA   93010          5            11/01/01         00
    0433373917                           05           12/01/01          0
    158950                               O            11/01/31
    0


    5875058          E82/G02             F          149,300.00         ZZ
                                         360        149,199.82          4
                                       8.000          1,095.51         90
                                       7.750          1,095.51
    BIDDEFORD        ME   04005          1            10/11/01         04
    0400512356                           05           12/01/01         25
    0400512356                           N            11/01/31
    0


    5875062          E82/G02             F          110,000.00         ZZ
                                         360        109,914.19          1
                                       7.250            750.39         80
                                       7.000            750.39
    MEMPHIS          TN   38125          2            10/11/01         00
    0400501540                           05           12/01/01          0
    3185979                              N            11/01/31
    0


    5875064          E82/G02             F          121,600.00         ZZ
                                         360        121,505.14          1
                                       7.250            829.53         80
                                       7.000            829.53
    MEMPHIS          TN   38125          2            10/11/01         00
    0400501573                           05           12/01/01          0
    1973495                              N            11/01/31
    0


    5875070          E82/G02             F          126,000.00         ZZ
                                         360        125,908.81          1
1


                                       7.625            891.82         80
                                       7.375            891.82
    LAS VEGAS        NV   89131          5            10/05/01         00
    0400489647                           03           12/01/01          0
    0400489647                           O            11/01/31
    0


    5875300          E44/G02             F          188,000.00         ZZ
                                         360        187,856.95          1
                                       7.375          1,298.47         75
                                       7.125          1,298.47
    SANDY            UT   84092          5            10/25/01         00
    0433378148                           05           12/01/01          0
    59010151                             O            11/01/31
    0


    5875502          A52/G02             F           74,800.00         ZZ
                                         360         74,744.49          1
                                       7.500            523.01         85
                                       7.250            523.01
    PARIS            TN   38242          1            10/18/01         11
    0433385721                           05           12/01/01         12
    16661                                O            11/01/31
    0


    5876778          X05/G02             F          196,000.00         ZZ
                                         360        195,854.54          1
                                       7.500          1,370.46         80
                                       7.250          1,370.46
    MAMMOTH LAKES    CA   93546          5            10/17/01         00
    0433340858                           01           12/01/01          0
    01109079                             O            11/01/31
    0


    5877704          964/G02             F          132,000.00         ZZ
                                         360        131,897.03          1
                                       7.250            900.47         80
                                       7.000            900.47
    PEORIA           AZ   85345          5            10/29/01         00
    0433362845                           03           12/01/01          0
    156315                               O            11/01/31
    0


    5877794          964/G02             F          315,000.00         ZZ
                                         360        314,565.01          3
                                       7.875          2,283.97         90
                                       7.625          2,283.97
    AURORA           CO   80011          1            09/28/01         01
    0433384989                           05           11/01/01         25
1


    148072                               N            10/01/31
    0


    5881446          W56/M32             F          225,000.00         ZZ
                                         360        224,815.57          1
                                       7.000          1,496.93         61
                                       6.750          1,496.93
    NEWPORT BEACH    CA   92660          1            10/11/01         00
    0400489696                           09           12/01/01          0
    0400489696                           O            11/01/31
    0


    5884342          700/G02             F          260,000.00         ZZ
                                         360        259,776.14          1
                                       6.750          1,686.36         79
                                       6.500          1,686.36
    CHINO HILLS      CA   91709          5            10/26/01         00
    0433380219                           05           12/01/01          0
    00262202                             O            11/01/31
    0


    5886070          253/253             F           41,850.00         ZZ
                                         360         41,819.70          2
                                       7.625            296.22         90
                                       7.375            296.22
    SPRINGFIELD      OH   45504          1            10/17/01         10
    982823                               05           12/01/01         25
    982823                               N            11/01/31
    0


    5890522          S48/S48             F          440,000.00         ZZ
                                         360        438,963.60          1
                                       7.250          3,001.58         59
                                       7.000          3,001.58
    LAGUNA HILL      CA   92653          5            08/15/01         00
    6776213974                           03           10/01/01          0
    6776213974                           O            09/01/31
    0


    5890532          S48/S48             F          384,000.00         ZZ
                                         360        383,095.88          1
                                       7.250          2,619.56         80
                                       7.000          2,619.56
    WEST HILLS       CA   91307          1            08/15/01         00
    6904741177                           05           10/01/01          0
    6904741177                           O            09/01/31
    0


1


    5891292          420/G02             F          348,000.00         ZZ
                                         360        347,728.53          1
                                       7.250          2,373.97         70
                                       7.000          2,373.97
    BODEGA BAY       CA   94923          5            10/16/01         00
    0433363199                           05           12/01/01          0
    51002484                             O            11/01/31
    0


    5893298          R65/G02             F          910,000.00         ZZ
                                         360        909,254.08          1
                                       7.000          6,054.25         64
                                       6.750          6,054.25
    CHICAGO          IL   60610          2            10/17/01         00
    0433405552                           06           12/01/01          0
    1                                    O            11/01/31
    0


    5894414          E76/G02             F          112,095.00         ZZ
                                         360        112,095.00          2
                                       7.625            793.40         90
                                       7.375            793.40
    GLEN HEIGHTS     TX   75154          1            11/07/01         10
    0433398328                           05           01/01/02         30
    10008575                             N            12/01/31
    0


    5894624          964/G02             F          115,000.00         ZZ
                                         360        114,910.29          1
                                       7.250            784.50         92
                                       7.000            784.50
    LAS VEGAS        NV   89123          1            10/29/01         10
    0433367133                           05           12/01/01         30
    158117                               O            11/01/31
    0


    5894910          A50/G02             F          606,000.00         T
                                         360        605,184.07          1
                                       8.000          4,446.61         66
                                       7.750          4,446.61
    PAWLEY'S ISLAND  SC   29585          5            09/06/01         00
    0433299807                           05           11/01/01          0
    434943                               O            10/01/31
    0


    5894914          A46/G02             F          650,000.00         ZZ
                                         360        649,552.67          1
                                       7.875          4,712.96         66
                                       7.625          4,712.96
1


    FRIENDSWOOD      TX   77546          2            05/25/01         00
    0433373313                           05           12/01/01          0
    0092117                              O            11/01/31
    0


    5896058          N47/G02             F          231,500.00         ZZ
                                         360        231,285.58          1
                                       6.375          1,444.26         80
                                       6.125          1,444.26
    SANTEE           CA   92071          5            10/17/01         00
    0433388741                           01           12/01/01          0
    30111723                             O            11/01/31
    0


    5896866          U62/G02             F          147,000.00         ZZ
                                         360        146,876.50          4
                                       6.875            965.69         72
                                       6.625            965.69
    MIAMI            FL   33135          5            10/17/01         00
    0433297058                           05           12/01/01          0
    2001293095                           N            11/01/31
    0


    5896918          U62/G02             F           77,600.00         ZZ
                                         360         77,533.19          1
                                       6.750            503.31         75
                                       6.500            503.31
    KANSAS CITY      MO   64127          5            10/17/01         00
    0433356581                           05           12/01/01          0
    2001302703                           N            11/01/31
    0


    5897174          W07/G02             F          200,000.00         ZZ
                                         360        199,671.18          1
                                       7.000          1,330.60         80
                                       6.750          1,330.60
    CHULA VISTA      CA   91911          5            09/21/01         00
    0433289154                           05           11/01/01          0
    01090061                             O            10/01/31
    0


    5899020          S11/G02             F          325,000.00         ZZ
                                         360        324,746.47          1
                                       7.250          2,217.07         73
                                       7.000          2,217.07
    MONTROSE         CA   91020          5            10/03/01         00
    0433389756                           05           12/01/01          0
    10204775                             O            11/01/31
    0
1




    5900824          676/G02             F          126,000.00         ZZ
                                         360        125,703.92          1
                                       7.250            859.55         90
                                       7.000            859.55
    KAPAA            HI   96746          1            08/28/01         10
    0433419140                           05           10/01/01         25
    6001361640                           O            09/01/31
    0


    5901894          U62/G02             F          152,000.00         ZZ
                                         360        151,881.39          1
                                       7.250          1,036.94         95
                                       7.000          1,036.94
    LANCASTER        CA   93536          5            10/18/01         04
    0433388352                           05           12/01/01         30
    2001306500                           O            11/01/31
    0


    5903632          676/G02             F           50,000.00         ZZ
                                         360         49,670.21          1
                                       7.250            341.09         17
                                       7.000            341.09
    EWA BEACH        HI   96706          5            03/15/01         00
    0433303856                           03           05/01/01          0
    6000766740                           O            04/01/31
    0


    5903842          U05/G02             F           82,700.00         ZZ
                                         360         82,648.60          1
                                       8.375            628.58         80
                                       8.125            628.58
    DAYTON           TX   77535          5            10/26/01         00
    0433353505                           05           12/01/01          0
    3165094                              O            11/01/31
    0


    5904400          975/G02             F          240,000.00         ZZ
                                         360        239,798.37          1
                                       6.875          1,576.63         75
                                       6.625          1,576.63
    CERRITOS         CA   90703          5            10/18/01         00
    0433378395                           05           12/01/01          0
    2014680                              O            11/01/31
    0


    5904608          313/G02             F          114,750.00         ZZ
                                         360        114,556.63          1
1


                                       6.875            753.83         90
                                       6.625            753.83
    MESA             AZ   85205          1            09/27/01         10
    0433308376                           05           11/01/01         25
    0008356909                           N            10/01/31
    0


    5905694          E47/G02             F          378,000.00         ZZ
                                         360        377,733.21          1
                                       7.750          2,708.04         90
                                       7.500          2,708.04
    SAN JOSE         CA   95116          5            10/16/01         11
    0433350220                           05           12/01/01         25
    7333011652                           O            11/01/31
    0


    5905866          944/G02             F          330,350.00         ZZ
                                         360        330,350.00          1
                                       6.875          2,170.17         75
                                       6.625          2,170.17
    EL DORADO HILLS  CA   95762          1            11/05/01         00
    0433336898                           03           01/01/02          0
    W01100291                            O            12/01/31
    0


    5907474          P59/G02             F          356,575.00         ZZ
                                         360        356,323.33          1
                                       7.750          2,554.55         85
                                       7.500          2,554.55
    ATASCADERO       CA   93422          1            10/15/01         01
    0433404753                           05           12/01/01         12
    LA000887                             O            11/01/31
    0


    5907670          X05/G02             F          209,000.00         ZZ
                                         360        208,824.42          1
                                       6.875          1,372.98         70
                                       6.625          1,372.98
    SAN DIEGO        CA   92117          2            10/11/01         00
    0433383957                           05           12/01/01          0
    01110056                             O            11/01/31
    0


    5908424          X05/G02             F          115,200.00         ZZ
                                         360        115,112.34          1
                                       7.375            795.66         89
                                       7.125            795.66
    PALM DESERT      CA   92260          2            10/22/01         01
    0433360641                           03           12/01/01         25
1


    01110023                             O            11/01/31
    0


    5910482          E22/G02             F          183,000.00         ZZ
                                         360        182,864.19          1
                                       7.500          1,279.56         88
                                       7.250          1,279.56
    LAS VEGAS        NV   89130          2            10/02/01         01
    0413008236                           05           12/01/01         25
    0413008236                           O            11/01/31
    0


    5910514          E22/G02             F           96,000.00         ZZ
                                         360         95,919.35          1
                                       6.875            630.65         75
                                       6.625            630.65
    COLORADO SPRING  CO   80909          5            10/11/01         00
    0413055138                           05           12/01/01          0
    0413055138                           N            11/01/31
    0


    5911090          G52/G02             F           91,000.00         ZZ
                                         360         90,850.37          1
                                       7.000            605.43         65
                                       6.750            605.43
    ALBUQUERQUE      NM   87110          2            09/28/01         00
    0433303351                           05           11/01/01          0
    5605001142                           O            10/01/31
    0


    5913124          G52/G02             F           55,100.00         ZZ
                                         360         55,017.96          1
                                       7.500            385.27         54
                                       7.250            385.27
    TUCSON           AZ   85710          1            09/25/01         00
    0433315835                           05           11/01/01          0
    9900001651                           O            10/01/31
    0


    5914982          L16/G02             F           32,000.00         ZZ
                                         360         31,978.53          1
                                       8.000            234.80         80
                                       7.750            234.80
    BAKERSFIELD      CA   93308          5            10/24/01         00
    0433372893                           05           12/01/01          0
    W0110107                             O            11/01/31
    0


1


    5916452          E11/G02             F          152,000.00         ZZ
                                         360        151,872.30          1
                                       6.875            998.53         80
                                       6.625            998.53
    SHOREWOOD        MN   55331          1            10/17/01         00
    0433311594                           05           12/01/01          0
    0010001036058                        N            11/01/31
    0


    5916498          B60/G02             F          200,000.00         ZZ
                                         360        199,840.06          1
                                       7.125          1,347.44         79
                                       6.875          1,347.44
    LOS ANGELES      CA   90027          1            10/16/01         00
    0433390044                           01           12/01/01          0
    354634                               O            11/01/31
    0


    5918402          U62/G02             F          110,000.00         ZZ
                                         360        109,907.59          1
                                       6.875            722.62         92
                                       6.625            722.62
    DETROIT          MI   48227          5            10/20/01         04
    0433386513                           05           12/01/01         30
    2001305481                           O            11/01/31
    0


    5923254          144/144             F          185,000.00         ZZ
                                         360        185,000.00          1
                                       7.375          1,277.75         61
                                       7.125          1,277.75
    CAMPBELL HALL    NY   10916          5            11/06/01         00
    1                                    05           01/01/02          0
    1                                    O            12/01/31
    0


    5925376          R26/G02             F           81,000.00         ZZ
                                         360         80,945.65          1
                                       8.000            594.35         90
                                       7.750            594.35
    ATLANTA          GA   30331          1            10/09/01         10
    0433301959                           05           12/01/01         30
    BCC010001581                         N            11/01/31
    0


    5926392          F96/G02             F          252,000.00         ZZ
                                         360        251,772.19          2
                                       6.500          1,592.81         90
                                       6.250          1,592.81
1


    TOWN OF KEARNY   NJ   07032          1            10/30/01         12
    0433349008                           05           12/01/01         25
    0105582                              O            11/01/31
    0


    5933850          964/G02             F          500,000.00         ZZ
                                         360        499,590.16          1
                                       7.000          3,326.51         75
                                       6.750          3,326.51
    DAVIS            CA   95616          5            10/21/01         00
    0433351061                           05           12/01/01          0
    151613                               O            11/01/31
    0


    5934996          E22/G02             F          100,000.00         ZZ
                                         360         99,921.99          1
                                       7.250            682.18         31
                                       7.000            682.18
    POUGHKEEPSIE     NY   12603          1            10/12/01         00
    0412866568                           05           12/01/01          0
    0412866568                           O            11/01/31
    0


    5935094          E22/G02             F           64,000.00         ZZ
                                         360         63,951.30          1
                                       7.375            442.03         87
                                       7.125            442.03
    CARTERSVILLE     GA   30120          1            10/12/01         04
    0413083635                           07           12/01/01         25
    0413083635                           N            11/01/31
    0


    5935104          E22/G02             F           64,000.00         ZZ
                                         360         63,951.30          1
                                       7.375            442.03         87
                                       7.125            442.03
    CARTERSVILLE     GA   30120          1            10/12/01         04
    0413086372                           07           12/01/01         25
    0413086372                           N            11/01/31
    0


    5935222          964/G02             F          274,000.00         ZZ
                                         360        274,000.00          1
                                       6.750          1,777.16         78
                                       6.500          1,777.16
    PEORIA           AZ   85383          2            11/08/01         00
    0433363645                           03           01/01/02          0
    150877                               O            12/01/31
    0
1




    5935440          E82/G02             F          243,659.00         ZZ
                                         360        243,478.17          1
                                       7.500          1,703.70         89
                                       7.250          1,703.70
    STAFFORD         VA   22554          2            10/11/01         04
    0400499075                           05           12/01/01         30
    0400499075                           O            11/01/31
    0


    5935464          E82/G02             F          186,000.00         ZZ
                                         360        185,851.26          1
                                       7.125          1,253.12         72
                                       6.875          1,253.12
    EVERGREEN        CO   80439          2            10/11/01         00
    0400510962                           05           12/01/01          0
    2988878                              O            11/01/31
    0


    5936388          E11/G02             F          282,500.00         ZZ
                                         360        282,500.00          1
                                       7.625          1,999.52         76
                                       7.375          1,999.52
    DAYTON           MN   55327          2            11/06/01         00
    0433392586                           05           01/01/02          0
    0014001034130                        O            12/01/31
    0


    5936524          W39/G02             F          199,000.00         ZZ
                                         240        198,656.87          1
                                       7.875          1,649.07         79
                                       7.625          1,649.07
    BATON ROUGE      LA   70818          2            10/19/01         00
    0433388642                           05           12/01/01          0
    991952                               O            11/01/21
    0


    5936788          E65/G02             F           99,000.00         ZZ
                                         360         98,926.53          1
                                       7.500            692.22         75
                                       7.250            692.22
    OAK PARK         MI   48237          1            10/31/01         00
    0433332012                           05           12/01/01          0
    239229                               N            11/01/31
    0


    5938796          964/G02             F           96,000.00         ZZ
                                         360         95,913.21          1
1


                                       6.500            606.79         56
                                       6.250            606.79
    FOUNTAIN HILLS   AZ   85268          5            10/23/01         00
    0433318789                           05           12/01/01          0
    155671                               O            11/01/31
    0


    5940546          U05/G02             F          121,500.00         ZZ
                                         360        121,500.00          2
                                       7.875            880.96         90
                                       7.625            880.96
    PITTSTON         PA   18640          1            11/08/01         11
    0433388345                           05           01/01/02         25
    3167231                              N            12/01/31
    0


    5942286          A48/G02             F          160,000.00         ZZ
                                         360        159,892.65          1
                                       8.000          1,174.02         40
                                       7.750          1,174.02
    SAN JOSE         CA   95122          5            10/17/01         00
    0433340692                           05           12/01/01          0
    8111015515                           O            11/01/31
    0


    5945218          E23/G02             F          265,000.00         ZZ
                                         360        264,777.37          1
                                       6.875          1,740.86         67
                                       6.625          1,740.86
    ARROYO GRANDE    CA   93420          5            10/29/01         00
    0433367604                           05           12/01/01          0
    51008326                             O            11/01/31
    0


    5949376          P59/G02             F          125,955.00         ZZ
                                         360        125,861.52          1
                                       7.500            880.70         90
                                       7.250            880.70
    NORTH HOLLYWOOD  CA   91605          1            10/10/01         01
    0433382819                           05           12/01/01         25
    AT002698                             N            11/01/31
    0


    5949870          L76/G02             F          122,750.00         ZZ
                                         360        122,639.04          1
                                       6.500            775.86         71
                                       6.250            775.86
    WHITE BEAR LAKE  MN   55110          5            10/16/01         00
    0433316445                           05           12/01/01          0
1


    9506094                              O            11/01/31
    0


    5950728          F89/G02             F          138,000.00         ZZ
                                         360        137,884.07          1
                                       6.875            906.56         62
                                       6.625            906.56
    CHINO            CA   91710          2            10/24/01         00
    0433393675                           05           12/01/01          0
    17214072                             O            11/01/31
    0


    5951970          E47/G02             F           96,300.00         ZZ
                                         360         96,235.38          1
                                       8.000            706.62         90
                                       7.750            706.62
    HOUSTON          TX   77091          1            10/19/01         11
    0433382793                           03           12/01/01         25
    7323011401                           N            11/01/31
    0


    5954186          G75/G75             F           55,250.00         ZZ
                                         360         55,123.10          3
                                       7.375            381.60         85
                                       7.125            381.60
    BALTIMORE        MD   21212          1            08/17/01         10
    04421880                             05           10/01/01         25
    04421880                             N            09/01/31
    0


    5956028          P29/G02             F          112,500.00         ZZ
                                         360        112,412.24          1
                                       7.250            767.45         74
                                       7.000            767.45
    FARGO            ND   58103          1            10/31/01         00
    0433352663                           05           12/01/01          0
    5956028                              O            11/01/31
    0


    5959250          E47/G02             F          208,000.00         ZZ
                                         360        207,811.97          1
                                       6.500          1,314.70         80
                                       6.250          1,314.70
    SANTA FE SPRING  CA   90670          5            10/22/01         00
    0433405321                           05           12/01/01          0
    7331013556                           O            11/01/31
    0


1


    5960312          U62/G02             F          189,000.00         ZZ
                                         360        188,856.18          4
                                       7.375          1,305.38         70
                                       7.125          1,305.38
    SAN DIEGO        CA   92113          2            10/18/01         00
    0433381449                           05           12/01/01          0
    2001304263                           N            11/01/31
    0


    5960348          U62/G02             F          178,500.00         ZZ
                                         360        178,364.17          4
                                       7.375          1,232.86         70
                                       7.125          1,232.86
    SAN DIEGO        CA   92105          2            10/18/01         00
    0433381522                           05           12/01/01          0
    2001309159                           N            11/01/31
    0


    5960356          U62/G02             F          212,800.00         ZZ
                                         360        212,638.07          4
                                       7.375          1,469.76         70
                                       7.125          1,469.76
    SAN DIEGO        CA   92105          2            10/18/01         00
    0433357712                           05           12/01/01          0
    2001301304                           N            11/01/31
    0


    5961842          E82/G02             F          339,600.00         ZZ
                                         360        339,354.21          1
                                       7.625          2,403.67         29
                                       7.375          2,403.67
    GREAT NECK       NY   11021          2            10/12/01         00
    0400499745                           05           12/01/01          0
    0400499745                           O            11/01/31
    0


    5961856          E82/G02             F          125,200.00         ZZ
                                         360        125,055.31          1
                                       7.125            843.50         71
                                       6.875            843.50
    AITKIN           MN   56431          2            10/12/01         00
    0400508107                           05           12/01/01          0
    4421049                              O            11/01/31
    0


    5961916          N47/G02             F          355,950.00         ZZ
                                         360        355,950.00          1
                                       6.875          2,338.34         80
                                       6.625          2,338.34
1


    SAN DIEGO        CA   92120          5            11/12/01         00
    0433385549                           05           01/01/02          0
    30111974                             O            12/01/31
    0


    5967256          T44/G02             F          440,000.00         ZZ
                                         360        439,311.44          1
                                       7.250          3,001.58         76
                                       7.000          3,001.58
    SEBASTOPOL       CA   95472          5            09/05/01         00
    0433382926                           05           11/01/01          0
    1019774                              O            10/01/31
    0


    5973722          H81/G02             F          175,950.00         ZZ
                                         360        175,819.42          4
                                       7.500          1,230.27         85
                                       7.250          1,230.27
    CHICAGO          IL   60651          5            10/26/01         14
    0433391505                           05           12/01/01         12
    WH13775                              O            11/01/31
    0


    5974604          944/G02             F          241,000.00         ZZ
                                         360        240,825.56          1
                                       7.625          1,705.79         90
                                       7.375          1,705.79
    ELK GROVE        CA   95624          1            10/23/01         01
    0433378361                           05           12/01/01         30
    W01090349                            O            11/01/31
    0


    5981616          X05/G02             F          381,200.00         ZZ
                                         360        380,879.75          1
                                       6.875          2,504.21         49
                                       6.625          2,504.21
    REDWOOD CITY     CA   94065          5            10/18/01         00
    0433387453                           05           12/01/01          0
    01110011                             O            11/01/31
    0


    5981978          E23/G02             F          297,500.00         ZZ
                                         360        297,250.07          1
                                       6.875          1,954.36         85
                                       6.625          1,954.36
    DUARTE           CA   91010          5            10/17/01         04
    0433400504                           05           12/01/01         12
    51008528                             O            11/01/31
    0
1




    5983476          U05/G02             F          300,000.00         ZZ
                                         360        299,798.71          1
                                       8.000          2,201.29         89
                                       7.750          2,201.29
    WILTON           CA   95693          1            10/25/01         01
    0433373719                           05           12/01/01         25
    3177260                              O            11/01/31
    0


    5985978          E22/G02             F           85,000.00         ZZ
                                         360         75,583.53          1
                                       6.750            551.31         44
                                       6.500            551.31
    PLANTATION       FL   33324          2            09/25/01         00
    0413054057                           05           11/01/01          0
    0413054057                           O            10/01/31
    0


    5986134          E22/G02             F           93,163.00         ZZ
                                         360         93,090.32          1
                                       7.250            635.54         39
                                       7.000            635.54
    MIDVALE          UT   84047          1            10/11/01         00
    0413129180                           03           12/01/01          0
    0413129180                           O            11/01/31
    0


    5986334          E82/G02             F          126,100.00         ZZ
                                         360        126,015.39          3
                                       8.000            925.28         79
                                       7.750            925.28
    TACOMA           WA   98405          2            10/17/01         00
    0400510707                           05           12/01/01          0
    0400510707                           N            11/01/31
    0


    5987372          U68/G02             F          175,750.00         ZZ
                                         360        175,602.35          1
                                       6.875          1,154.55         77
                                       6.625          1,154.55
    CAPE CORAL       FL   33904          2            10/19/01         00
    0433378239                           08           12/01/01          0
    01FLR4007                            O            11/01/31
    0


    5989934          883/G02             F           36,000.00         ZZ
                                         360         35,975.84          1
1


                                       8.000            264.16         90
                                       7.750            264.16
    MACON            GA   31204          1            10/09/01         14
    0433322112                           05           12/01/01         25
    37000052                             N            11/01/31
    0


    5991758          U62/G02             F          124,000.00         T
                                         360        123,893.24          1
                                       6.750            804.26         52
                                       6.500            804.26
    VALLEY SPRINGS   CA   95252          5            10/23/01         00
    0433369857                           05           12/01/01          0
    2001295895                           O            11/01/31
    0


    5994252          U62/G02             F          165,850.00         ZZ
                                         360        165,703.67          1
                                       6.625          1,061.96         78
                                       6.375          1,061.96
    TOMS RIVER       NJ   08755          5            10/26/01         00
    0433386505                           05           12/01/01          0
    20013133389                          O            11/01/31
    0


    5994338          964/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       7.250          2,728.71         79
                                       7.000          2,728.71
    ENCINITAS        CA   92024          5            11/06/01         00
    0433394384                           05           01/01/02          0
    147707                               O            12/01/31
    0


    5994720          967/G02             F           72,000.00         ZZ
                                         360         71,945.21          1
                                       7.375            497.29         78
                                       7.125            497.29
    IDAHO FALLS      ID   83401          5            10/20/01         00
    0433388329                           05           12/01/01          0
    99999999999999                       O            11/01/31
    0


    5995920          E47/G02             F           73,800.00         ZZ
                                         360         73,750.48          1
                                       8.000            541.52         90
                                       7.750            541.52
    HOUSTON          TX   77060          1            10/30/01         11
    0433399136                           05           12/01/01         25
1


    7323011424                           N            11/01/31
    0


    5997030          E11/G02             F          224,000.00         ZZ
                                         360        223,816.39          1
                                       7.000          1,490.28         72
                                       6.750          1,490.28
    GOLDEN VALLEY    MN   55427          1            10/30/01         00
    0433380045                           05           12/01/01          0
    0004001036096                        O            11/01/31
    0


    6002314          967/G02             F           65,000.00         ZZ
                                         360         64,952.95          1
                                       7.625            460.07         54
                                       7.375            460.07
    GRACE            ID   83241          5            10/23/01         00
    0433374568                           05           12/01/01          0
    6484844                              O            11/01/31
    0


    6002358          U05/G02             F          188,000.00         ZZ
                                         360        187,856.95          1
                                       7.375          1,298.47         80
                                       7.125          1,298.47
    CAMPO            CA   91906          5            10/23/01         00
    0433371895                           05           12/01/01          0
    3172726                              O            11/01/31
    0


    6003518          950/G02             F          220,000.00         ZZ
                                         360        219,824.07          1
                                       7.125          1,482.18         80
                                       6.875          1,482.18
    CONCORD          CA   94519          1            10/22/01         00
    0433395035                           05           12/01/01          0
    A3108020                             O            11/01/31
    0


    6004128          U05/G02             F          315,000.00         ZZ
                                         360        314,788.64          2
                                       8.000          2,311.36         79
                                       7.750          2,311.36
    CHICAGO          IL   60614          5            11/02/01         00
    0433372844                           05           12/01/01          0
    3176728                              O            11/01/31
    0


1


    6006600          E76/G02             F          105,600.00         ZZ
                                         360        105,517.62          1
                                       7.250            720.38         80
                                       7.000            720.38
    FORT WORTH       TX   76053          2            10/24/01         00
    0433338563                           05           12/01/01          0
    10009297                             N            11/01/31
    0


    6006716          E76/G02             F          105,600.00         ZZ
                                         360        105,517.62          1
                                       7.250            720.38         80
                                       7.000            720.38
    FORT WORTH       TX   76053          2            10/24/01         00
    0433338613                           03           12/01/01          0
    10009299                             N            11/01/31
    0


    6006740          E76/G02             F          108,400.00         ZZ
                                         360        108,315.44          1
                                       7.250            739.48         80
                                       7.000            739.48
    FORT WORTH       TX   76053          2            10/24/01         00
    0433337433                           03           12/01/01          0
    10009298                             N            11/01/31
    0


    6008264          U62/G02             F          408,750.00         ZZ
                                         360        408,371.41          1
                                       6.375          2,550.07         75
                                       6.125          2,550.07
    SEAL BEACH       CA   90740          5            10/25/01         00
    0433364056                           05           12/01/01          0
    2001310877                           O            11/01/31
    0


    6010876          E22/G02             F           38,000.00         ZZ
                                         360         37,971.80          2
                                       7.500            265.70         80
                                       7.250            265.70
    SAULT SAINTE MA  MI   49783          5            10/17/01         00
    0412999245                           05           12/01/01          0
    0412999245                           N            11/01/31
    0


    6010910          E22/G02             F           94,000.00         ZZ
                                         360         93,921.03          1
                                       6.875            617.51         73
                                       6.625            617.51
1


    EUGENE           OR   97402          2            10/10/01         00
    0413053240                           05           12/01/01          0
    0413053240                           O            11/01/31
    0


    6010918          E22/G02             F           78,200.00         ZZ
                                         360         78,140.49          1
                                       7.375            540.11         85
                                       7.125            540.11
    ELMA             WA   98541          5            10/10/01         01
    0413061631                           05           12/01/01         12
    0413061631                           O            11/01/31
    0


    6010998          E22/G02             F           61,000.00         ZZ
                                         360         60,952.41          1
                                       7.250            416.13         66
                                       7.000            416.13
    LAFAYETTE        LA   70501          2            10/17/01         00
    0413113259                           05           12/01/01          0
    0413113259                           N            11/01/31
    0


    6013712          E47/G02             F           89,100.00         ZZ
                                         360         89,040.22          2
                                       8.000            653.78         90
                                       7.750            653.78
    HOUSTON          TX   77060          1            10/30/01         01
    0433379161                           05           12/01/01         25
    7323011425                           N            11/01/31
    0


    6014704          E23/G02             F          119,000.00         ZZ
                                         360        118,902.46          3
                                       7.000            791.71         83
                                       6.750            791.71
    RIVERSIDE        CA   92507          2            10/24/01         04
    0433403581                           05           12/01/01         25
    51008553                             N            11/01/31
    0


    6015286          076/076             F          150,000.00         ZZ
                                         360        148,928.94          1
                                       8.250          1,126.90         60
                                       8.000          1,126.90
    STREAMWOOD       IL   60107          5            09/13/01         00
    0413573                              05           11/01/01          0
    0413573                              O            10/01/31
    0
1




    6015302          076/076             F          118,000.00         T
                                         360        117,534.99          1
                                       7.500            825.08         72
                                       7.250            825.08
    RANGELEY         ME   04970          2            08/21/01         00
    5251154                              05           10/01/01          0
    5251154                              O            09/01/31
    0


    6015306          076/076             F          102,000.00         ZZ
                                         360        101,808.49          1
                                       8.375            775.27         75
                                       8.125            775.27
    RICHFIELD SPRIN  NY   13439          5            08/16/01         00
    5562955                              05           10/01/01          0
    5562955                              O            09/01/31
    0


    6016450          E23/G02             F          290,700.00         ZZ
                                         360        290,700.00          1
                                       6.875          1,909.69         90
                                       6.625          1,909.69
    VALLEJO          CA   94590          5            11/01/01         04
    0433394830                           05           01/01/02         25
    51008832                             O            12/01/31
    0


    6017312          E45/G02             F          405,000.00         ZZ
                                         360        403,816.28          1
                                       7.625          2,866.56         75
                                       7.375          2,866.56
    ALPHARETTA       GA   30022          5            07/18/01         00
    0433374386                           03           09/01/01          0
    114724                               O            08/01/31
    0


    6018220          964/G02             F           85,000.00         ZZ
                                         360         85,000.00          1
                                       6.875            558.39         85
                                       6.625            558.39
    PRESCOTT VALLEY  AZ   86314          5            11/16/01         01
    0433394459                           05           01/01/02         12
    158709                               O            12/01/31
    0


    6019376          964/G02             F          468,750.00         ZZ
                                         360        468,375.14          1
1


                                       7.125          3,158.06         75
                                       6.875          3,158.06
    VANCOUVER        WA   98683          5            10/25/01         00
    0433371622                           05           12/01/01          0
    141659                               O            11/01/31
    0


    6019454          076/076             F          134,000.00         ZZ
                                         240        133,484.04          1
                                       7.000          1,038.90         37
                                       6.750          1,038.90
    PRINCE FREDERIC  MD   20678          2            09/05/01         00
    7128307                              05           11/01/01          0
    7128307                              O            10/01/21
    0


    6022266          588/G02             F          149,000.00         ZZ
                                         360        148,889.42          1
                                       7.500          1,041.83         90
                                       7.250          1,041.83
    HOWELL TOWNSHIP  NJ   07728          1            10/22/01         11
    0433419181                           01           12/01/01         25
    1051977                              O            11/01/31
    0


    6022754          562/G02             F          104,000.00         ZZ
                                         360        103,930.21          2
                                       8.000            763.12         80
                                       7.750            763.12
    POUGHKEEPSIE     NY   12601          1            10/30/01         00
    0433340221                           05           12/01/01          0
    297015647                            N            11/01/31
    0


    6022920          U05/G02             F           86,500.00         ZZ
                                         360         86,432.52          1
                                       7.250            590.08         60
                                       7.000            590.08
    HEMET            CA   92544          1            10/29/01         00
    0433374295                           05           12/01/01          0
    3178130                              O            11/01/31
    0


    6024028          T90/G02             F          157,500.00         ZZ
                                         360        157,500.00          1
                                       7.250          1,074.43         90
                                       7.000          1,074.43
    CONYERS          GA   30012          1            11/02/01         11
    0433393212                           05           01/01/02         25
1


    61512                                O            12/01/31
    0


    6026182          964/G02             F          177,300.00         ZZ
                                         360        177,147.35          1
                                       6.750          1,149.96         78
                                       6.500          1,149.96
    SPOKANE          WA   99203          5            10/25/01         00
    0433365541                           05           12/01/01          0
    157537                               O            11/01/31
    0


    6027238          E76/G02             F           82,150.00         ZZ
                                         360         82,092.02          1
                                       7.750            588.53         75
                                       7.500            588.53
    MOUNT DORA       FL   32757          2            10/24/01         00
    0433346301                           05           12/01/01          0
    10007414                             N            11/01/31
    0


    6034042          E22/G02             F           92,000.00         ZZ
                                         360         91,922.71          1
                                       6.875            604.37         41
                                       6.625            604.37
    LITTLETON        CO   80126          1            10/18/01         00
    0433324381                           03           12/01/01          0
    0413125063                           N            11/01/31
    0


    6034298          E82/G02             F          418,250.00         ZZ
                                         360        417,931.74          1
                                       7.375          2,888.75         77
                                       7.125          2,888.75
    SHAKOPEE         MN   55379          5            10/16/01         00
    0400506549                           05           12/01/01          0
    0400506549                           O            11/01/31
    0


    6034304          E82/G02             F           98,700.00         ZZ
                                         360         98,624.89          1
                                       7.375            681.70         76
                                       7.125            681.70
    FLORENCE         OR   97439          2            10/16/01         00
    0400509089                           05           12/01/01          0
    0400509089                           O            11/01/31
    0


1


    6034320          E82/G02             F           80,000.00         ZZ
                                         360         79,934.43          1
                                       7.000            532.24         22
                                       6.750            532.24
    DANA POINT       CA   92624          5            10/16/01         00
    0400516944                           05           12/01/01          0
    0400516944                           O            11/01/31
    0


    6034324          E82/G02             F           67,100.00         ZZ
                                         360         67,052.64          1
                                       7.750            480.71         80
                                       7.500            480.71
    MARYVILLE        CA   95901          1            10/16/01         00
    0400493813                           05           12/01/01          0
    0400493813                           N            11/01/31
    0


    6034416          A06/G02             F          248,500.00         ZZ
                                         360        248,310.91          1
                                       7.375          1,716.33         90
                                       7.125          1,716.33
    COMMERCE         MI   48391          1            10/24/01         12
    0433349727                           05           12/01/01         25
    021000020107837                      O            11/01/31
    0


    6034906          721/G02             F          198,100.00         ZZ
                                         360        197,688.30          1
                                       7.875          1,436.37         73
                                       7.625          1,436.37
    LOVELAND         CO   80537          5            08/24/01         00
    0433332947                           05           10/01/01          0
    7884103551                           O            09/01/31
    0


    6035284          U05/G02             F          323,000.00         ZZ
                                         360        322,721.91          1
                                       6.750          2,094.97         87
                                       6.500          2,094.97
    BIRMINGHAM       AL   35242          2            10/26/01         11
    0433404993                           05           12/01/01         25
    3177657                              O            11/01/31
    0


    6036628          U05/G02             F          112,500.00         ZZ
                                         360        112,418.57          4
                                       7.625            796.27         90
                                       7.375            796.27
1


    CRUM LYNNE       PA   19022          1            10/25/01         27
    0433382942                           05           12/01/01         25
    3178968                              N            11/01/31
    0


    6038156          E11/G02             F          560,000.00         ZZ
                                         360        559,529.53          1
                                       6.875          3,678.80         80
                                       6.625          3,678.80
    EXCELSIOR        MN   55331          5            10/25/01         00
    0433352234                           05           12/01/01          0
    1                                    O            11/01/31
    0


    6039060          642/G02             F          390,000.00         ZZ
                                         240        390,000.00          1
                                       7.500          3,141.81         79
                                       7.250          3,141.81
    YONKERS          NY   10701          5            11/01/01         00
    0433337714                           05           01/01/02          0
    10117301                             O            12/01/21
    0


    6042620          208/G02             F          360,000.00         ZZ
                                         360        359,704.91          1
                                       7.000          2,395.09         85
                                       6.750          2,395.09
    SANTA FE         NM   87505          5            10/26/01         10
    0433387313                           05           12/01/01         12
    35255                                O            11/01/31
    0


    6044628          964/G02             F          452,000.00         ZZ
                                         360        451,620.26          1
                                       6.875          2,969.32         75
                                       6.625          2,969.32
    RANCHO SANTA MA  CA   92688          5            10/25/01         00
    0433372133                           03           12/01/01          0
    145227                               O            11/01/31
    0


    6049972          E47/G02             F          234,000.00         ZZ
                                         360        233,826.34          1
                                       7.500          1,636.16         88
                                       7.250          1,636.16
    HARPERS VALLEY   WV   25425          5            10/26/01         11
    0433378775                           05           12/01/01         25
    7339010446                           O            11/01/31
    0
1




    6050858          964/G02             F          328,000.00         ZZ
                                         360        328,000.00          1
                                       6.875          2,154.73         80
                                       6.625          2,154.73
    SANTA YNEZ       CA   93460          5            11/02/01         00
    0433395761                           05           01/01/02          0
    159866                               O            12/01/31
    0


    6054760          758/G02             F          179,350.00         ZZ
                                         360        179,210.09          1
                                       7.250          1,223.48         85
                                       7.000          1,223.48
    HOCKLEY          TX   77447          1            10/23/01         04
    0433416856                           05           12/01/01         12
    300578                               O            11/01/31
    0


    6055176          F36/G02             F          137,750.00         ZZ
                                         360        137,647.77          1
                                       7.500            963.17         95
                                       7.250            963.17
    TACOMA           WA   98408          2            10/29/01         14
    0433389616                           05           12/01/01         30
    06403169                             O            11/01/31
    0


    6055570          253/253             F          529,500.00         ZZ
                                         360        529,065.97          1
                                       7.000          3,522.78         79
                                       6.750          3,522.78
    SANTA FE         NM   87501          2            10/10/01         00
    979570                               05           12/01/01          0
    979570                               O            11/01/31
    0


    6056094          N47/G02             F          380,000.00         ZZ
                                         360        379,664.74          1
                                       6.625          2,433.18         31
                                       6.375          2,433.18
    SARATOGA         CA   95070          5            10/24/01         00
    0433340361                           05           12/01/01          0
    20311339                             O            11/01/31
    0


    6059568          E22/G02             F           54,000.00         ZZ
                                         360         53,961.89          1
1


                                       7.750            386.86         72
                                       7.500            386.86
    JONESBORO        GA   30236          2            10/18/01         00
    0412985277                           05           12/01/01          0
    0412985277                           N            11/01/31
    0


    6059570          E22/G02             F           39,600.00         ZZ
                                         360         39,574.75          2
                                       8.250            297.50         90
                                       8.000            297.50
    MILAN            IL   61264          1            10/19/01         04
    0412990582                           05           12/01/01         25
    0412990582                           N            11/01/31
    0


    6059726          E22/G02             F           54,900.00         ZZ
                                         360         54,857.18          1
                                       7.250            374.51         90
                                       7.000            374.51
    YAKIMA           WA   98901          1            10/10/01         01
    0413121310                           05           12/01/01         25
    0413121310                           N            11/01/31
    0


    6059786          E22/G02             F           83,025.00         ZZ
                                         360         82,963.39          3
                                       7.500            580.52         90
                                       7.250            580.52
    WILMINGTON       DE   19801          1            10/19/01         01
    0413155276                           05           12/01/01         25
    0413155276                           N            11/01/31
    0


    6059788          E22/G02             F           70,200.00         ZZ
                                         360         70,147.90          3
                                       7.500            490.85         90
                                       7.250            490.85
    WILMINGTON       DE   19802          1            10/19/01         01
    0413156183                           05           12/01/01         25
    0413156183                           N            11/01/31
    0


    6059806          E22/G02             F           83,700.00         ZZ
                                         360         83,639.42          1
                                       7.625            592.42         90
                                       7.375            592.42
    EUGENE           OR   97402          1            10/16/01         01
    0413173923                           05           12/01/01         30
1


    0413173923                           O            11/01/31
    0


    6060322          F69/G02             F           43,000.00         ZZ
                                         360         42,934.34          1
                                       7.375            297.00         50
                                       7.125            297.00
    SPOKANE          WA   99205          2            09/17/01         00
    0433300464                           05           11/01/01          0
    999999999                            N            10/01/31
    0


    6061666          X19/G02             F          130,000.00         ZZ
                                         360        130,000.00          2
                                       7.625            920.13         44
                                       7.375            920.13
    BRONX            NY   10466          5            10/29/01         00
    0433331576                           05           01/01/02          0
    21091401                             O            12/01/31
    0


    6062474          Q99/G02             F          101,000.00         ZZ
                                         360        100,915.15          1
                                       6.875            663.50         67
                                       6.625            663.50
    PROVIDENCE       RI   02904          5            10/26/01         00
    0433308533                           05           12/01/01          0
    1                                    O            11/01/31
    0


    6063076          964/G02             F          305,000.00         ZZ
                                         360        304,743.77          1
                                       6.875          2,003.63         48
                                       6.625          2,003.63
    SEATTLE          WA   98112          5            10/31/01         00
    0433343043                           05           12/01/01          0
    164110                               O            11/01/31
    0


    6066572          P67/G02             F          120,000.00         ZZ
                                         360        119,917.42          2
                                       7.875            870.08         73
                                       7.625            870.08
    LEOMINSTER       MA   01453          5            10/24/01         00
    0433331956                           05           12/01/01          0
    2885                                 O            11/01/31
    0


1


    6067798          W39/G02             F          224,000.00         ZZ
                                         360        223,825.26          1
                                       7.250          1,528.07         76
                                       7.000          1,528.07
    BUSH             LA   70431          5            10/22/01         00
    0433413911                           05           12/01/01          0
    992108                               O            11/01/31
    0


    6068664          T29/G02             F          344,500.00         ZZ
                                         360        344,256.86          1
                                       7.750          2,468.04         79
                                       7.500          2,468.04
    TEMPE            AZ   85284          5            10/19/01         00
    0433333705                           05           12/01/01          0
    1230277                              O            11/01/31
    0


    6068816          A52/G02             F          180,000.00         ZZ
                                         360        179,859.58          1
                                       7.250          1,227.92         75
                                       7.000          1,227.92
    GAINESVILLE      GA   30506          2            10/18/01         00
    0433349503                           05           12/01/01          0
    16687                                O            11/01/31
    0


    6069572          964/G02             F          216,000.00         ZZ
                                         360        215,814.03          1
                                       6.750          1,400.97         61
                                       6.500          1,400.97
    SEATTLE          WA   98109          5            10/26/01         00
    0433393311                           01           12/01/01          0
    157707                               O            11/01/31
    0


    6070406          964/G02             F          174,900.00         ZZ
                                         360        174,753.06          1
                                       6.875          1,148.97         95
                                       6.625          1,148.97
    DENVER           CO   80229          1            10/29/01         01
    0433343886                           05           12/01/01         30
    161462                               O            11/01/31
    0


    6073504          F61/G02             F          255,000.00         ZZ
                                         360        254,790.98          1
                                       7.000          1,696.52         68
                                       6.750          1,696.52
1


    SEATTLE          WA   98136          5            10/25/01         00
    0433339678                           05           12/01/01          0
    011496S                              O            11/01/31
    0


    6073512          P04/G02             F          300,000.00         ZZ
                                         360        299,793.54          2
                                       7.875          2,175.21         85
                                       7.625          2,175.21
    MINNEAPOLIS      MN   55409          1            10/25/01         10
    0433390846                           05           12/01/01         12
    951790                               O            11/01/31
    0


    6074840          286/286             F          110,000.00         ZZ
                                         360        109,827.84          2
                                       7.250            750.40         61
                                       7.000            750.40
    CLIFTON          NJ   07011          5            09/17/01         00
    557401                               05           11/01/01          0
    557401                               N            10/01/31
    0


    6074844          286/286             F           60,000.00         ZZ
                                         360         59,910.66          1
                                       7.500            419.53         80
                                       7.250            419.53
    WICHITA          KS   66203          1            09/14/01         00
    563370                               05           11/01/01          0
    563370                               N            10/01/31
    0


    6074850          286/286             F          125,000.00         ZZ
                                         360        124,817.55          1
                                       7.625            884.75         57
                                       7.375            884.75
    WALDWICK         NJ   07463          5            09/10/01         00
    548108                               05           11/01/01          0
    548108                               N            10/01/31
    0


    6074854          286/286             F           21,000.00         ZZ
                                         360         20,970.88          1
                                       8.250            157.77         62
                                       8.000            157.77
    DECATUR          IL   62521          2            09/18/01         00
    547882                               05           11/01/01          0
    547882                               N            10/01/31
    0
1




    6074858          286/286             F           45,900.00         ZZ
                                         360         45,754.85          1
                                       8.000            336.80         90
                                       7.750            336.80
    LADSON           SC   29456          1            09/26/01         12
    543723                               05           11/01/01         25
    543723                               N            10/01/31
    0


    6074860          286/286             F          127,500.00         ZZ
                                         360        127,319.44          1
                                       7.750            913.43         69
                                       7.500            913.43
    LYNN             MA   01902          5            09/14/01         00
    551562                               05           11/01/01          0
    551562                               N            10/01/31
    0


    6074864          286/286             F           45,000.00         ZZ
                                         360         44,932.99          1
                                       7.500            314.65         90
                                       7.250            314.65
    JACKSONVILLE     FL   32218          1            09/19/01         11
    553039                               05           11/01/01         25
    553039                               N            10/01/31
    0


    6074866          286/286             F           70,400.00         ZZ
                                         360         70,302.78          1
                                       7.875            510.45         80
                                       7.625            510.45
    PHOENIX          AZ   85051          1            09/12/01         00
    552891                               05           11/01/01          0
    552891                               N            10/01/31
    0


    6074882          286/286             F          127,000.00         ZZ
                                         360        126,796.26          1
                                       7.125            855.63         70
                                       6.875            855.63
    DENVER           CO   80209          5            09/18/01         00
    279964                               05           11/01/01          0
    279964                               N            10/01/31
    0


    6074884          286/286             F           76,000.00         ZZ
                                         360         75,878.08          1
1


                                       7.125            512.03         73
                                       6.875            512.03
    STOCKBRIDGE      GA   30281          2            09/19/01         00
    559717                               05           11/01/01          0
    559717                               N            10/01/31
    0


    6074900          286/286             F           39,870.00         ZZ
                                         360         39,814.94          1
                                       7.875            289.09         90
                                       7.625            289.09
    ROLLA            MO   65401          1            09/14/01         11
    553937                               05           11/01/01         25
    553937                               N            10/01/31
    0


    6074924          286/286             F           24,300.00         ZZ
                                         360         24,263.82          1
                                       7.500            169.91         90
                                       7.250            169.91
    HAZLETON         PA   18201          1            09/20/01         04
    540283                               05           11/01/01         25
    540283                               N            10/01/31
    0


    6074932          286/286             F           35,400.00         ZZ
                                         360         35,352.32          1
                                       8.000            259.76         66
                                       7.750            259.76
    OLATHE           KS   66061          5            09/10/01         00
    395952                               05           11/01/01          0
    395952                               N            10/01/31
    0


    6074936          286/286             F           81,200.00         ZZ
                                         360         81,072.92          1
                                       7.250            553.93         80
                                       7.000            553.93
    MESA             AZ   85201          1            09/10/01         00
    550872                               05           11/01/01          0
    550872                               N            10/01/31
    0


    6074940          286/286             F           75,750.00         ZZ
                                         360         75,631.46          1
                                       7.250            516.75         75
                                       7.000            516.75
    GARFIELD HEIGHT  OH   44125          1            09/18/01         00
    518528                               05           11/01/01          0
1


    518528                               N            10/01/31
    0


    6074946          286/286             F          155,000.00         ZZ
                                         360        154,745.16          1
                                       7.000          1,031.22         71
                                       6.750          1,031.22
    SPRINGFIELD      VA   22153          1            09/14/01         00
    566655                               03           11/01/01          0
    566655                               N            10/01/31
    0


    6074948          286/286             F           30,000.00         ZZ
                                         360         29,503.62          1
                                       8.000            220.13         86
                                       7.750            220.13
    RICHMOND         VA   23224          1            09/20/01         12
    542857                               05           11/01/01         25
    542857                               N            10/01/31
    0


    6074950          286/286             F           84,000.00         ZZ
                                         360         83,858.44          1
                                       6.875            551.83         80
                                       6.625            551.83
    COLUMBIA         SC   29212          1            09/18/01         00
    565999                               05           11/01/01          0
    565999                               N            10/01/31
    0


    6074954          286/286             F          130,000.00         ZZ
                                         360        127,593.66          1
                                       7.875            942.60         69
                                       7.625            942.60
    PERRY            MI   48872          1            08/23/01         00
    507794                               05           10/01/01          0
    507794                               N            09/01/31
    0


    6074956          286/286             F          105,300.00         ZZ
                                         360        105,143.21          1
                                       7.500            736.28         64
                                       7.250            736.28
    ALEXANDRIA       VA   22306          2            09/20/01         00
    478511                               03           11/01/01          0
    478511                               N            10/01/31
    0


1


    6074960          286/286             F           42,800.00         ZZ
                                         360         42,737.84          1
                                       7.625            302.94         80
                                       7.375            302.94
    NEW PORT RICHEY  FL   34653          1            09/18/01         00
    571683                               05           11/01/01          0
    571683                               N            10/01/31
    0


    6074976          286/286             F          110,000.00         ZZ
                                         360        109,828.24          1
                                       7.375            759.75         70
                                       7.125            759.75
    WESTMINSTER      CO   80031          2            09/14/01         00
    547432                               05           11/01/01          0
    547432                               N            10/01/31
    0


    6074978          286/286             F           41,000.00         ZZ
                                         360         40,941.93          1
                                       7.750            293.73         90
                                       7.500            293.73
    IRVINGTON        NJ   07111          1            09/13/01         12
    347902                               05           11/01/01         25
    347902                               N            10/01/31
    0


    6074986          286/286             F           98,000.00         ZZ
                                         360         97,850.40          3
                                       7.375            676.86         40
                                       7.125            676.86
    DENVER           CO   80204          5            09/18/01         00
    540031                               05           11/01/01          0
    540031                               N            10/01/31
    0


    6074988          286/286             F           98,000.00         ZZ
                                         360         97,850.40          3
                                       7.375            676.86         40
                                       7.125            676.86
    DENVER           CO   80204          5            09/18/01         00
    540020                               05           11/01/01          0
    540020                               N            10/01/31
    0


    6074996          286/286             F           49,050.00         ZZ
                                         360         48,976.95          1
                                       7.500            342.97         90
                                       7.250            342.97
1


    JACKSONVILLE     FL   32244          1            09/19/01         11
    372342                               03           11/01/01         25
    372342                               N            10/01/31
    0


    6075000          286/286             F           63,000.00         ZZ
                                         360         62,901.40          1
                                       7.250            429.78         90
                                       7.000            429.78
    GREENCASTLE      IN   46135          1            09/12/01         11
    562336                               05           11/01/01         25
    562336                               N            10/01/31
    0


    6075018          286/286             F          108,000.00         ZZ
                                         360        107,781.14          1
                                       8.000            792.47         53
                                       7.750            792.47
    OMAHA            NE   68131          5            08/22/01         00
    9885500                              05           10/01/01          0
    9885500                              N            09/01/31
    0


    6075020          286/286             F          110,000.00         ZZ
                                         360        109,844.24          1
                                       7.750            788.05         55
                                       7.500            788.05
    STOCKTON         CA   95205          5            09/10/01         00
    9890675                              05           11/01/01          0
    9890675                              N            10/01/31
    0


    6075022          286/286             F          168,000.00         ZZ
                                         360        167,716.91          1
                                       6.875          1,103.64         74
                                       6.625          1,103.64
    VALLEJO          CA   94589          2            09/14/01         00
    9890257                              05           11/01/01          0
    9890257                              N            10/01/31
    0


    6075028          286/286             F           86,500.00         ZZ
                                         360         86,361.23          1
                                       7.125            582.77         69
                                       6.875            582.77
    ROCKWALL         TX   75032          2            09/07/01         00
    9895114                              05           11/01/01          0
    9895114                              N            10/01/31
    0
1




    6075030          286/286             F           90,000.00         ZZ
                                         360         89,875.73          2
                                       7.875            652.56         60
                                       7.625            652.56
    RICHMOND         CA   94801          5            09/07/01         00
    9863866                              05           11/01/01          0
    9863866                              N            10/01/31
    0


    6075032          286/286             F           54,000.00         ZZ
                                         360         53,915.49          1
                                       7.250            368.38         58
                                       7.000            368.38
    REDDING          CA   96002          1            09/05/01         00
    9878394                              05           11/01/01          0
    9878394                              N            10/01/31
    0


    6075042          286/286             F           72,000.00         ZZ
                                         360         71,881.62          1
                                       7.000            479.02         59
                                       6.750            479.02
    AUSTIN           TX   78748          2            09/17/01         00
    9938696                              05           11/01/01          0
    9938696                              N            10/01/31
    0


    6075044          286/286             F          160,000.00         ZZ
                                         360        159,736.94          2
                                       7.000          1,064.48         54
                                       6.750          1,064.48
    RODEO            CA   94572          5            09/13/01         00
    9890405                              05           11/01/01          0
    9890405                              N            10/01/31
    0


    6075052          286/286             F           67,200.00         ZZ
                                         360         67,111.78          1
                                       8.125            498.96         80
                                       7.875            498.96
    INDIANAPOLIS     IN   46219          2            09/11/01         00
    9890749                              05           11/01/01          0
    9890749                              N            10/01/31
    0


    6075070          286/286             F           48,000.00         ZZ
                                         360         47,930.30          1
1


                                       7.625            339.74         80
                                       7.375            339.74
    BALTIMORE        MD   21211          1            09/13/01         00
    9932783                              05           11/01/01          0
    9932783                              N            10/01/31
    0


    6075072          286/286             F           64,600.00         ZZ
                                         360         64,482.88          1
                                       6.500            408.32         37
                                       6.250            408.32
    BIG BEAR LAKE    CA   92315          1            09/10/01         00
    9889481                              05           11/01/01          0
    9889481                              N            10/01/31
    0


    6075080          286/286             F          161,250.00         ZZ
                                         360        161,021.66          1
                                       7.750          1,155.21         75
                                       7.500          1,155.21
    PORTLAND         OR   97219          1            09/07/01         00
    9932563                              05           11/01/01          0
    9932563                              N            10/01/31
    0


    6075082          286/286             F          116,800.00         ZZ
                                         360        116,612.65          1
                                       7.125            786.90         80
                                       6.875            786.90
    HIGLEY           AZ   85236          1            09/13/01         00
    9894613                              03           11/01/01          0
    9894613                              N            10/01/31
    0


    6075084          286/286             F          156,000.00         ZZ
                                         360        155,784.58          1
                                       7.875          1,131.11         47
                                       7.625          1,131.11
    DORCHESTER       MA   02124          5            09/14/01         00
    9934247                              05           11/01/01          0
    9934247                              N            10/01/31
    0


    6075086          286/286             F          100,000.00         ZZ
                                         360         99,649.87          1
                                       7.500            699.21         59
                                       7.250            699.21
    LODI             CA   95242          1            09/04/01         00
    9889564                              05           11/01/01          0
1


    9889564                              N            10/01/31
    0


    6075088          286/286             F           47,700.00         ZZ
                                         360         47,632.45          1
                                       7.750            341.73         90
                                       7.500            341.73
    DEER PARK        TX   77536          1            09/17/01         10
    9897679                              05           11/01/01         25
    9897679                              N            10/01/31
    0


    6075096          286/286             F           75,400.00         ZZ
                                         360         75,308.32          1
                                       8.500            579.76         65
                                       8.250            579.76
    ATLANTA          GA   30310          5            09/05/01         00
    9888116                              05           11/01/01          0
    9888116                              N            10/01/31
    0


    6075100          286/286             F           66,400.00         ZZ
                                         360         66,301.13          1
                                       7.500            464.28         80
                                       7.250            464.28
    TACOMA           WA   98408          1            09/11/01         00
    9933433                              05           11/01/01          0
    9933433                              N            10/01/31
    0


    6075102          286/286             F          120,000.00         ZZ
                                         360        119,792.78          1
                                       6.750            778.32         39
                                       6.500            778.32
    PINOLE           CA   94564          5            09/10/01         00
    9889754                              05           11/01/01          0
    9889754                              N            10/01/31
    0


    6075104          286/286             F           98,000.00         ZZ
                                         360         97,846.64          1
                                       7.250            668.53         80
                                       7.000            668.53
    HIGHLAND         CA   92346          1            09/11/01         00
    9933854                              05           11/01/01          0
    9933854                              N            10/01/31
    0


1


    6075106          286/286             F           91,300.00         ZZ
                                         360         91,164.07          2
                                       7.500            638.38         90
                                       7.250            638.38
    CHICAGO          IL   60609          1            09/11/01         10
    9889306                              05           11/01/01         25
    9889306                              N            10/01/31
    0


    6075108          286/286             F          105,000.00         ZZ
                                         360        104,835.68          1
                                       7.250            716.29         27
                                       7.000            716.29
    DALY CITY        CA   94014          5            09/05/01         00
    9886936                              05           11/01/01          0
    9886936                              N            10/01/31
    0


    6075110          286/286             F           72,000.00         ZZ
                                         360         71,884.50          1
                                       7.125            485.08         51
                                       6.875            485.08
    SACRAMENTO       CA   95828          1            09/04/01         00
    9891608                              05           11/01/01          0
    9891608                              N            10/01/31
    0


    6075112          286/286             F           60,000.00         ZZ
                                         360         59,903.76          1
                                       7.125            404.23         47
                                       6.875            404.23
    SACRAMENTO       CA   95824          1            09/04/01         00
    9891621                              05           11/01/01          0
    9891621                              N            10/01/31
    0


    6075114          286/286             F           71,000.00         ZZ
                                         360         70,886.11          1
                                       7.125            478.34         51
                                       6.875            478.34
    SACRAMENTO       CA   95828          1            09/04/01         00
    9891629                              05           11/01/01          0
    9891629                              N            10/01/31
    0


    6075128          286/286             F           86,000.00         ZZ
                                         360         85,852.01          1
                                       7.250            586.67         75
                                       7.000            586.67
1


    SACRAMENTO       CA   95823          5            08/29/01         00
    9875072                              03           11/01/01          0
    9875072                              N            10/01/31
    0


    6075138          286/286             F           46,875.00         ZZ
                                         360         46,806.93          1
                                       7.625            331.78         67
                                       7.375            331.78
    OROVILLE         CA   95966          5            09/12/01         00
    9887437                              05           11/01/01          0
    9887437                              N            10/01/31
    0


    6075140          286/286             F           48,600.00         ZZ
                                         360         48,475.50          1
                                       7.375            335.67         90
                                       7.125            335.67
    SAN ANTONIO      TX   78227          1            09/19/01         10
    9897920                              05           11/01/01         25
    9897920                              N            10/01/31
    0


    6075142          286/286             F           75,000.00         ZZ
                                         360         74,885.51          1
                                       7.375            518.01         42
                                       7.125            518.01
    INGLEWOOD        CA   90305          5            09/04/01         00
    9878080                              01           11/01/01          0
    9878080                              N            10/01/31
    0


    6075572          369/G02             F          399,000.00         ZZ
                                         360        398,732.27          1
                                       8.000          2,927.73         75
                                       7.750          2,927.73
    WAILUKU          HI   96793          1            10/22/01         00
    0433386802                           05           12/01/01          0
    0073423493                           O            11/01/31
    0


    6075742          A50/G02             F          180,000.00         ZZ
                                         240        179,654.46          1
                                       7.000          1,395.54         70
                                       6.750          1,395.54
    BRUNSWICK        GA   31525          5            10/26/01         00
    0433397700                           05           12/01/01          0
    538038                               O            11/01/21
    0
1




    6075850          M18/G02             F          300,000.00         ZZ
                                         360        299,777.36          4
                                       7.500          2,097.64         90
                                       7.250          2,097.64
    GLENDALE         CA   91205          1            10/24/01         04
    0433405818                           05           12/01/01         25
    980101438                            O            11/01/31
    0


    6075852          700/G02             F          148,000.00         ZZ
                                         360        147,779.63          1
                                       7.500          1,034.84         80
                                       7.250          1,034.84
    TRABUCO CANYON   CA   92679          5            09/24/01         00
    0433354958                           01           11/01/01          0
    0000165554                           O            10/01/31
    0


    6076100          K15/G02             F          132,300.00         ZZ
                                         360        132,300.00          1
                                       8.000            970.77         90
                                       7.750            970.77
    BELLEVUE         MI   49201          5            10/30/01         11
    0433338902                           05           01/01/02         25
    036305306189                         O            12/01/31
    0


    6076330          H58/G02             F          391,000.00         ZZ
                                         360        390,687.32          1
                                       7.125          2,634.24         88
                                       6.875          2,634.24
    EL CERRITO       CA   94530          5            10/24/01         01
    0433383973                           05           12/01/01         25
    0000077933                           O            11/01/31
    0


    6076758          964/G02             F          324,000.00         ZZ
                                         360        324,000.00          1
                                       7.000          2,155.58         80
                                       6.750          2,155.58
    SAN JOSE         CA   95123          5            11/06/01         00
    0433412335                           05           01/01/02          0
    150170                               O            12/01/31
    0


    6080176          K15/G02             F          114,000.00         ZZ
                                         360        113,923.51          1
1


                                       8.000            836.49         90
                                       7.750            836.49
    MANCHESTER       NH   03102          5            10/26/01         26
    0433361490                           05           12/01/01         25
    003310005305947                      O            11/01/31
    0


    6080854          N47/G02             F          250,000.00         ZZ
                                         360        249,789.97          1
                                       6.875          1,642.32         43
                                       6.625          1,642.32
    BURLINGAME       CA   94010          2            10/25/01         00
    0433346814                           05           12/01/01          0
    20510902                             O            11/01/31
    0


    6082084          758/G02             F          300,000.00         ZZ
                                         360        299,760.09          1
                                       7.125          2,021.16         80
                                       6.875          2,021.16
    THE COLONY       TX   75056          1            10/24/01         00
    0433353562                           05           12/01/01          0
    420166                               O            11/01/31
    0


    6083676          E22/G02             F           44,250.00         ZZ
                                         360         44,221.78          1
                                       8.250            332.44         85
                                       8.000            332.44
    AUGUSTA          GA   30906          2            10/15/01         10
    0413071549                           05           12/01/01         25
    0413071549                           N            11/01/31
    0


    6083744          E22/G02             F          180,300.00         ZZ
                                         360        180,169.51          1
                                       7.625          1,276.15         95
                                       7.375          1,276.15
    ENGLEWOOD        CO   80110          2            10/16/01         04
    0413098948                           05           12/01/01         35
    0413098948                           O            11/01/31
    0


    6083844          E22/G02             F          268,000.00         ZZ
                                         360        267,769.26          1
                                       6.750          1,738.24         80
                                       6.500          1,738.24
    OAKLAND          CA   94619          1            10/17/01         00
    0413147067                           05           12/01/01          0
1


    0413147067                           O            11/01/31
    0


    6083856          E22/G02             F           76,500.00         ZZ
                                         360         76,448.67          1
                                       8.000            561.33         90
                                       7.750            561.33
    HUNTSVILLE       TX   77320          1            10/22/01         01
    0413153073                           05           12/01/01         30
    0413153073                           O            11/01/31
    0


    6083880          E22/G02             F           84,550.00         ZZ
                                         360         84,477.20          1
                                       6.750            548.39         95
                                       6.500            548.39
    BETHLEHEM        PA   18018          1            10/22/01         04
    0413168477                           05           12/01/01         30
    0413168477                           O            11/01/31
    0


    6084092          E82/G02             F           95,400.00         ZZ
                                         360         95,330.95          4
                                       7.625            675.24         71
                                       7.375            675.24
    VERNON ROCKVILL  CT   06066          2            10/19/01         00
    0400506333                           05           12/01/01          0
    0400506333                           N            11/01/31
    0


    6084100          E82/G02             F          248,000.00         ZZ
                                         360        247,796.72          1
                                       7.000          1,649.95         80
                                       6.750          1,649.95
    PACIFICA         CA   94044          2            10/15/01         00
    0400508685                           05           12/01/01          0
    3012923                              O            11/01/31
    0


    6084106          E82/G02             F           66,000.00         ZZ
                                         360         65,952.24          1
                                       7.625            467.14         87
                                       7.375            467.14
    ALCOA            TN   37701          2            10/22/01         04
    0400516969                           05           12/01/01         25
    1958266                              N            11/01/31
    0


1


    6084110          E82/G02             F          118,500.00         ZZ
                                         360        118,397.97          1
                                       6.750            768.59         77
                                       6.500            768.59
    TROY             MI   48098          2            10/19/01         00
    0400512935                           05           12/01/01          0
    2850146                              O            11/01/31
    0


    6084118          E82/G02             F          114,200.00         ZZ
                                         360        114,048.67          1
                                       7.125            769.39         64
                                       6.875            769.39
    ARROYO SECO      NM   87514          2            10/18/01         00
    0400506994                           05           12/01/01          0
    3216101                              O            11/01/31
    0


    6084120          E82/G02             F          124,000.00         ZZ
                                         360        123,895.83          1
                                       6.875            814.59         54
                                       6.625            814.59
    TRINIDAD         CO   81082          2            10/18/01         00
    0400505590                           05           12/01/01          0
    1661419                              O            11/01/31
    0


    6085012          A19/G02             F          275,000.00         ZZ
                                         360        274,757.37          1
                                       6.625          1,760.86         78
                                       6.375          1,760.86
    PEABODY          MA   01960          1            10/29/01         00
    0433352796                           05           12/01/01          0
    494448                               O            11/01/31
    0


    6086574          Q99/G02             F          282,000.00         ZZ
                                         240        281,450.40          1
                                       6.875          2,165.23         88
                                       6.625          2,165.23
    MARYVILLE        TN   37801          2            10/31/01         14
    0433350667                           05           12/01/01         12
    1                                    O            11/01/21
    0


    6087214          664/G02             F          133,500.00         ZZ
                                         360        133,410.42          1
                                       8.000            979.58         80
                                       7.750            979.58
1


    MIAMI            FL   33125          5            10/05/01         00
    0433307824                           05           12/01/01          0
    0008361370                           O            11/01/31
    0


    6088440          F96/G02             F          210,000.00         ZZ
                                         360        209,836.18          1
                                       7.250          1,432.57         80
                                       7.000          1,432.57
    HARRISON         NJ   07029          5            10/26/01         00
    0433404670                           05           12/01/01          0
    0106276                              O            11/01/31
    0


    6088562          P01/G02             F          247,500.00         ZZ
                                         360        247,325.31          2
                                       7.750          1,773.13         90
                                       7.500          1,773.13
    KATONAH          NY   10536          1            11/01/01         11
    0433381282                           05           12/01/01         25
    01006945                             O            11/01/31
    0


    6089078          E86/G02             F          135,000.00         ZZ
                                         360        134,909.42          3
                                       8.000            990.58         90
                                       7.750            990.58
    CHICAGO          IL   60637          1            10/25/01         11
    0433341971                           05           12/01/01         25
    316631                               N            11/01/31
    0


    6093318          W39/G02             F          187,000.00         ZZ
                                         360        187,000.00          1
                                       7.250          1,275.67         74
                                       7.000          1,275.67
    COVINGTON        LA   70433          2            11/12/01         00
    0433419967                           05           01/01/02          0
    992266                               O            12/01/31
    0


    6094230          964/G02             F          210,000.00         ZZ
                                         360        210,000.00          1
                                       7.125          1,414.81         70
                                       6.875          1,414.81
    BEND             OR   97701          5            11/01/01         00
    0433373958                           05           01/01/02          0
    164261                               O            12/01/31
    0
1




    6095582          G52/G02             F          134,284.00         ZZ
                                         360        134,120.72          4
                                       8.500          1,032.53         90
                                       8.250          1,032.53
    MORENO VALLEY    CA   92553          2            09/10/01         10
    0433389244                           05           11/01/01         30
    8700000373                           N            10/01/31
    0


    6095930          A50/G02             F          542,000.00         ZZ
                                         360        541,607.72          1
                                       7.625          3,836.24         50
                                       7.375          3,836.24
    BLUFFTON         SC   29910          2            10/26/01         00
    0433395894                           03           12/01/01          0
    495627                               O            11/01/31
    0


    6096210          W93/G02             F           98,000.00         ZZ
                                         360         97,871.35          4
                                       8.125            727.65         70
                                       7.875            727.65
    ALBUQUERQUE      NM   87108          1            09/25/01         00
    0433278413                           05           11/01/01          0
    35326386                             N            10/01/31
    0


    6096290          964/G02             F          320,000.00         ZZ
                                         360        319,731.16          1
                                       6.875          2,102.17         80
                                       6.625          2,102.17
    ESCONDIDO        CA   92025          5            10/18/01         00
    0433357142                           05           12/01/01          0
    125071                               O            11/01/31
    0


    6096556          964/G02             F          198,000.00         ZZ
                                         360        198,000.00          1
                                       6.750          1,284.22         80
                                       6.500          1,284.22
    EDMONDS          WA   98026          5            11/06/01         00
    0433354883                           03           01/01/02          0
    538945397                            O            12/01/31
    0


    6097270          W93/G02             F           98,000.00         ZZ
                                         360         97,871.35          4
1


                                       8.125            727.65         70
                                       7.875            727.65
    ALBUQUERQUE      NM   87108          1            09/25/01         00
    0433278199                           05           11/01/01          0
    35326387                             N            10/01/31
    0


    6098720          U05/G02             F          264,000.00         ZZ
                                         360        264,000.00          1
                                       7.000          1,756.40         80
                                       6.750          1,756.40
    HOUSTON          TX   77006          5            11/01/01         00
    0433402997                           07           01/01/02          0
    3180111                              O            12/01/31
    0


    6099216          U62/G02             F           51,000.00         ZZ
                                         360         50,958.20          1
                                       7.000            339.30         58
                                       6.750            339.30
    POMPANO BEACH    FL   33064          5            10/26/01         00
    0433380888                           05           12/01/01          0
    2001306248                           N            11/01/31
    0


    6099554          E23/G02             F          125,000.00         ZZ
                                         360        124,894.99          1
                                       6.875            821.16         70
                                       6.625            821.16
    PALM SPRINGS     CA   92264          5            10/29/01         00
    0433340775                           01           12/01/01          0
    51007837                             O            11/01/31
    0


    6099648          700/G02             F          336,000.00         ZZ
                                         360        335,433.82          1
                                       6.875          2,207.28         80
                                       6.625          2,207.28
    LAGUNA NIGUEL    CA   92677          5            10/19/01         00
    0433378700                           03           11/01/01          0
    0000165421                           O            10/01/31
    0


    6100066          883/G02             F          181,700.00         ZZ
                                         360        181,565.16          1
                                       7.500          1,270.47         85
                                       7.250          1,270.47
    BERLIN           MD   21811          5            10/26/01         10
    0433406717                           05           12/01/01         12
1


    1                                    O            11/01/31
    0


    6101476          K39/G02             F          484,000.00         ZZ
                                         360        483,632.08          1
                                       7.380          3,344.52         80
                                       7.130          3,344.52
    PITTSBURGH       PA   15213          5            11/06/01         00
    0433399508                           05           12/01/01          0
    186369264                            O            11/01/31
    0


    6101596          964/G02             F           97,500.00         ZZ
                                         360         97,423.94          1
                                       7.250            665.12         65
                                       7.000            665.12
    HILLSBORO        OR   97123          5            10/25/01         00
    0433333515                           05           12/01/01          0
    147448                               O            11/01/31
    0


    6102084          U28/G02             F          510,000.00         ZZ
                                         360        509,611.93          1
                                       7.375          3,522.44         73
                                       7.125          3,522.44
    MCDONOUGH        GA   30253          2            10/26/01         00
    0433356185                           05           12/01/01          0
    1                                    O            11/01/31
    0


    6102924          W93/G02             F          151,000.00         ZZ
                                         360        150,775.16          1
                                       7.500          1,055.82         88
                                       7.250          1,055.82
    LAGUNA HILLS     CA   92656          2            09/14/01         04
    0433277373                           01           11/01/01         25
    67334022                             O            10/01/31
    0


    6103048          477/G02             F          400,000.00         ZZ
                                         360        399,695.63          1
                                       7.375          2,762.70         80
                                       7.125          2,762.70
    DUBLIN           CA   94568          5            10/29/01         00
    0433401874                           05           12/01/01          0
    129184                               O            11/01/31
    0


1


    6105634          964/G02             F          150,000.00         ZZ
                                         360        150,000.00          1
                                       6.625            960.47         49
                                       6.375            960.47
    NEWPORT BEACH    CA   92663          5            11/02/01         00
    0433363033                           01           01/01/02          0
    158925                               O            12/01/31
    0


    6106402          737/G02             F          110,250.00         ZZ
                                         360        110,177.88          4
                                       8.125            818.60         90
                                       7.875            818.60
    DALLAS           TX   75208          1            10/29/01         12
    0433398013                           05           12/01/01         25
    2013709                              N            11/01/31
    0


    6106708          964/G02             F          108,000.00         ZZ
                                         360        107,911.47          2
                                       7.000            718.53         90
                                       6.750            718.53
    MESA             AZ   85210          5            10/11/01         01
    0433350709                           05           12/01/01         25
    150059                               O            11/01/31
    0


    6108682          U05/G02             F           90,780.00         ZZ
                                         360         90,710.93          1
                                       7.375            626.99         85
                                       7.125            626.99
    KLAMATH FALLS    OR   97603          5            10/26/01         11
    0433359197                           05           12/01/01         12
    3180238                              O            11/01/31
    0


    6108856          G34/G02             F           80,000.00         ZZ
                                         360         80,000.00          1
                                       7.500            559.37         80
                                       7.250            559.37
    LOS ANGELES      CA   90044          1            11/06/01         00
    0433404126                           05           01/01/02          0
    44771105101                          N            12/01/31
    0


    6110888          E22/G02             F           85,600.00         ZZ
                                         360         85,534.86          1
                                       7.375            591.22         75
                                       7.125            591.22
1


    SHERMAN          TX   75092          5            10/05/01         00
    0412992901                           05           12/01/01          0
    0412992901                           O            11/01/31
    0


    6110894          E22/G02             F          100,800.00         ZZ
                                         360        100,728.86          1
                                       7.750            722.14         90
                                       7.500            722.14
    LIVINGSTON       LA   70754          2            10/15/01         01
    0413016916                           05           12/01/01         25
    0413016916                           O            11/01/31
    0


    6110946          E22/G02             F          173,700.00         ZZ
                                         360        173,564.50          1
                                       7.250          1,184.94         90
                                       7.000          1,184.94
    HIALEAH          FL   33014          2            10/18/01         01
    0413089277                           05           12/01/01         25
    0413089277                           O            11/01/31
    0


    6113138          U05/G02             F          420,000.00         ZZ
                                         360        419,703.57          1
                                       7.750          3,008.93         80
                                       7.500          3,008.93
    QSHBURN          VA   20147          5            10/30/01         00
    0433405958                           03           12/01/01          0
    3179830                              O            11/01/31
    0


    6113374          A06/G02             F          200,250.00         ZZ
                                         360        200,097.62          1
                                       7.375          1,383.08         89
                                       7.125          1,383.08
    CANTON           MI   48188          5            10/26/01         11
    0433361953                           05           12/01/01         25
    02100002014686                       O            11/01/31
    0


    6115210          W93/G02             F           84,000.00         ZZ
                                         360         83,886.88          1
                                       8.000            616.37         35
                                       7.750            616.37
    CAVE CREEK       AZ   85331          1            09/13/01         00
    0433287844                           03           11/01/01          0
    35327900                             O            10/01/31
    0
1




    6115456          883/G02             F          232,750.00         ZZ
                                         360        232,554.46          1
                                       6.875          1,529.00         95
                                       6.625          1,529.00
    SEVERNA PARK     MD   21146          5            10/29/01         14
    0433406949                           05           12/01/01         30
    05014999                             O            11/01/31
    0


    6115644          K89/G02             F           52,128.00         ZZ
                                         360         52,089.31          1
                                       7.500            364.49         55
                                       7.250            364.49
    MIAMI            FL   33176          2            10/26/01         00
    0433386935                           09           12/01/01          0
    200109087                            O            11/01/31
    0


    6116974          L33/G02             F          290,700.00         ZZ
                                         360        290,504.95          4
                                       8.000          2,133.05         90
                                       7.750          2,133.05
    DENVER           CO   80214          1            10/31/01         10
    0433363421                           05           12/01/01         30
    00951280                             N            11/01/31
    0


    6117124          455/G02             F          130,500.00         ZZ
                                         360        130,390.37          1
                                       6.875            857.29         75
                                       6.625            857.29
    MARIETTA         GA   30062          2            10/29/01         00
    0433389111                           05           12/01/01          0
    17002735                             O            11/01/31
    0


    6118274          U62/G02             F          132,000.00         ZZ
                                         360        131,889.10          1
                                       6.875            867.15         80
                                       6.625            867.15
    RIVERSIDE        CA   92508          2            10/26/01         00
    0433362704                           09           12/01/01          0
    200131660                            O            11/01/31
    0


    6119076          N47/G02             F          142,500.00         ZZ
                                         360        142,394.25          1
1


                                       7.500            996.38         95
                                       7.250            996.38
    WOODSTOCK        GA   30189          1            10/29/01         12
    0433354370                           03           12/01/01         30
    40112656                             O            11/01/31
    0


    6119446          L96/G02             F          190,000.00         ZZ
                                         360        190,000.00          1
                                       7.750          1,361.18         80
                                       7.500          1,361.18
    SIMI VALLEY      CA   93065          1            11/01/01         00
    0433405461                           05           01/01/02          0
    0508490                              N            12/01/31
    0


    6119778          964/G02             F          223,000.00         ZZ
                                         360        222,817.20          3
                                       7.000          1,483.63         90
                                       6.750          1,483.63
    SALT LAKE CITY   UT   84103          2            10/30/01         01
    0433370848                           05           12/01/01         25
    143168                               O            11/01/31
    0


    6120578          U42/G02             F           90,700.00         ZZ
                                         360         90,639.15          1
                                       8.000            665.52         90
                                       7.750            665.52
    DENVER           CO   80207          1            10/26/01         12
    0433338316                           01           12/01/01         25
    28100666                             N            11/01/31
    0


    6120756          X05/G02             F          178,000.00         ZZ
                                         360        178,000.00          1
                                       7.250          1,214.27         69
                                       7.000          1,214.27
    SAN DIEGO        CA   92130          5            11/01/01         00
    0433389947                           01           01/01/02          0
    02109020                             O            12/01/31
    0


    6121018          L76/G02             F          110,000.00         ZZ
                                         360        110,000.00          1
                                       6.500            695.27         58
                                       6.250            695.27
    ANNANDALE        MN   55302          5            11/01/01         00
    0433334133                           05           01/01/02          0
1


    9506097                              O            12/01/31
    0


    6121050          369/G02             F          424,000.00         T
                                         360        424,000.00          1
                                       7.750          3,037.59         80
                                       7.500          3,037.59
    LA QUINTA        CA   92253          1            11/05/01         00
    0433414323                           05           01/01/02          0
    0073536401                           O            12/01/31
    0


    6123866          U62/G02             F          476,000.00         ZZ
                                         360        475,600.10          1
                                       6.875          3,126.98         80
                                       6.625          3,126.98
    CARLSBAD         CA   92009          5            10/26/01         00
    0433370889                           05           12/01/01          0
    2001309612                           O            11/01/31
    0


    6125714          P67/G02             F          369,500.00         ZZ
                                         360        369,245.35          1
                                       7.875          2,679.49         95
                                       7.625          2,679.49
    LEOMINSTER       MA   01453          1            10/30/01         11
    0433367430                           05           12/01/01         25
    505243                               O            11/01/31
    0


    6126198          F61/G02             F          268,000.00         ZZ
                                         360        268,000.00          1
                                       6.875          1,760.57         67
                                       6.625          1,760.57
    REDMOND          WA   98052          5            11/01/01         00
    0433390010                           05           01/01/02          0
    010689B                              O            12/01/31
    0


    6128168          477/G02             F          193,200.00         ZZ
                                         360        193,052.99          2
                                       7.375          1,334.38         70
                                       7.125          1,334.38
    WHITTIER         CA   90601          1            10/26/01         00
    0433386695                           05           12/01/01          0
    130238                               O            11/01/31
    0


1


    6130722          X05/G02             F          339,500.00         ZZ
                                         360        339,228.51          1
                                       7.125          2,287.27         80
                                       6.875          2,287.27
    VISTA            CA   92083          2            10/26/01         00
    0433375938                           03           12/01/01          0
    01110041                             O            11/01/31
    0


    6131346          X31/G02             F          233,000.00         ZZ
                                         360        232,809.02          1
                                       7.000          1,550.15         69
                                       6.750          1,550.15
    LA HABRA         CA   90631          5            10/24/01         00
    0433419017                           03           12/01/01          0
    40100281                             O            11/01/31
    0


    6134590          A52/G02             F          275,000.00         ZZ
                                         360        274,800.97          1
                                       7.625          1,946.43         85
                                       7.375          1,946.43
    SUWANEE          GA   30024          5            11/02/01         11
    0433377405                           03           12/01/01         12
    16953                                O            11/01/31
    0


    6135724          H58/G02             F          650,000.00         ZZ
                                         360        649,467.20          1
                                       7.000          4,324.47         50
                                       6.750          4,324.47
    CARLSBAD         CA   92008          2            10/29/01         00
    0433401312                           05           12/01/01          0
    0000079612                           O            11/01/31
    0


    6136550          E22/G02             F          174,250.00         ZZ
                                         360        174,127.01          1
                                       7.750          1,248.35         85
                                       7.500          1,248.35
    MERRITT ISLAND   FL   32952          5            10/19/01         01
    0413078817                           03           12/01/01         12
    0413078817                           O            11/01/31
    0


    6136624          E22/G02             F           91,000.00         ZZ
                                         360         90,935.77          1
                                       7.750            651.94         80
                                       7.500            651.94
1


    CHICAGO          IL   60632          5            10/19/01         00
    0413114505                           05           12/01/01          0
    0413114505                           O            11/01/31
    0


    6136678          E22/G02             F          136,800.00         ZZ
                                         360        136,695.91          1
                                       7.375            944.84         90
                                       7.125            944.84
    TACOMA           WA   98405          5            10/18/01         04
    0413149402                           05           12/01/01         25
    0413149402                           O            11/01/31
    0


    6137106          E82/G02             F          121,500.00         ZZ
                                         360        121,407.55          1
                                       7.375            839.17         91
                                       7.125            839.17
    DUNEDIN          FL   34698          2            10/22/01         04
    0400506960                           05           12/01/01         30
    0400506960                           O            11/01/31
    0


    6137436          W93/G02             F          104,000.00         ZZ
                                         360        103,852.72          1
                                       7.750            745.07         80
                                       7.500            745.07
    TOLLESON         AZ   85353          5            09/27/01         00
    0433285913                           05           11/01/01          0
    35326910                             O            10/01/31
    0


    6138202          W93/G02             F           86,250.00         ZZ
                                         360         86,108.17          1
                                       7.000            573.83         75
                                       6.750            573.83
    LA VERNE         CA   91750          1            09/21/01         00
    0433321288                           01           11/01/01          0
    67334548                             O            10/01/31
    0


    6140434          A52/G02             F          190,000.00         ZZ
                                         360        189,851.79          1
                                       7.250          1,296.13         80
                                       7.000          1,296.13
    CLERMONT         GA   30527          5            10/18/01         00
    0433389541                           05           12/01/01          0
    16332                                O            11/01/31
    0
1




    6141494          962/G02             F          360,000.00         ZZ
                                         360        360,000.00          1
                                       6.875          2,364.94         80
                                       6.625          2,364.94
    LAKE PARK        MN   56554          5            11/02/01         00
    0433339736                           05           01/01/02          0
    1                                    O            12/01/31
    0


    6142248          L76/G02             F          132,000.00         ZZ
                                         360        132,000.00          1
                                       6.625            845.21         77
                                       6.375            845.21
    ST PAUL          MN   55117          5            10/29/01         00
    0433378965                           05           01/01/02          0
    9506166                              O            12/01/31
    0


    6142744          W93/G02             F          150,000.00         ZZ
                                         360        149,792.86          1
                                       7.875          1,087.61         31
                                       7.625          1,087.61
    LA QUINTA        CA   92253          5            09/19/01         00
    0433286861                           03           11/01/01          0
    20345774                             O            10/01/31
    0


    6143088          U05/G02             F          346,500.00         ZZ
                                         360        346,500.00          1
                                       7.000          2,305.27         90
                                       6.750          2,305.27
    GOLD RIVER       CA   95670          5            11/01/01         01
    0433406345                           03           01/01/02         25
    1                                    O            12/01/31
    0


    6143428          944/G02             F           81,600.00         ZZ
                                         360         81,545.24          1
                                       8.000            598.76         75
                                       7.750            598.76
    ROCKLIN          CA   95677          1            10/25/01         00
    0433333366                           07           12/01/01          0
    W01100188                            N            11/01/31
    0


    6143654          944/G02             F           81,600.00         ZZ
                                         360         81,545.24          1
1


                                       8.000            598.76         75
                                       7.750            598.76
    ROCKLIN          CA   95677          1            10/25/01         00
    0433364957                           03           12/01/01          0
    W01090446                            N            11/01/31
    0


    6145456          893/G02             F          131,600.00         ZZ
                                         360        131,497.34          1
                                       7.250            897.74         80
                                       7.000            897.74
    HEALDSBURG       CA   95448          1            10/30/01         00
    0433393642                           01           12/01/01          0
    A1091002.1                           N            11/01/31
    0


    6148516          964/G02             F          115,000.00         ZZ
                                         360        115,000.00          1
                                       6.750            745.89         42
                                       6.500            745.89
    BEND             OR   97701          5            11/01/01         00
    0433355187                           05           01/01/02          0
    165418                               O            12/01/31
    0


    6149820          L16/G02             F          115,200.00         ZZ
                                         360        115,114.50          1
                                       7.500            805.50         80
                                       7.250            805.50
    LA PUENTE        CA   91744          5            10/31/01         00
    0433353166                           05           12/01/01          0
    W0110055                             O            11/01/31
    0


    6150408          L16/G02             F           95,000.00         ZZ
                                         360         94,936.25          1
                                       8.000            697.08         76
                                       7.750            697.08
    SALT LAKE CITY   UT   84118          2            10/31/01         00
    0433374394                           05           12/01/01          0
    W0109111                             N            11/01/31
    0


    6151202          K89/G02             F          166,500.00         ZZ
                                         360        166,500.00          1
                                       7.750          1,192.83         90
                                       7.500          1,192.83
    MIAMI            FL   33018          1            11/16/01         01
    0433419983                           05           01/01/02         30
1


    200110138                            O            12/01/31
    0


    6152434          X08/G02             F          220,000.00         ZZ
                                         360        220,000.00          1
                                       7.375          1,519.49         80
                                       7.125          1,519.49
    SYRACUSE         UT   84075          2            11/02/01         00
    0433388014                           05           01/01/02          0
    6002329                              O            12/01/31
    0


    6155074          964/G02             F          373,800.00         ZZ
                                         360        373,800.00          1
                                       6.750          2,424.46         95
                                       6.500          2,424.46
    PHOENIX          AZ   85023          1            11/05/01         01
    0433348802                           05           01/01/02         30
    156448                               O            12/01/31
    0


    6156034          975/G02             F          300,000.00         ZZ
                                         360        300,000.00          4
                                       7.500          2,097.64         70
                                       7.250          2,097.64
    WESTMINSTER      CA   92683          1            11/14/01         00
    0433421468                           05           01/01/02          0
    2015007                              N            12/01/31
    0


    6157026          G52/G02             F          139,500.00         ZZ
                                         360        139,092.28          1
                                       7.625            987.37         90
                                       7.375            987.37
    HENDERSON        NV   89052          1            07/23/01         10
    0433370228                           05           09/01/01         30
    6100000086                           O            08/01/31
    0


    6157436          N47/G02             F          397,000.00         ZZ
                                         360        397,000.00          1
                                       7.000          2,641.25         71
                                       6.750          2,641.25
    ESCONDIDO        CA   92025          5            11/06/01         00
    0433384039                           05           01/01/02          0
    30111866                             O            12/01/31
    0


1


    6158712          F89/G02             F          247,000.00         ZZ
                                         360        246,812.05          1
                                       7.375          1,705.97         95
                                       7.125          1,705.97
    MONTEBELLO       CA   90640          2            10/26/01         04
    0433392370                           05           12/01/01         30
    11114774                             O            11/01/31
    0


    6161236          E22/G02             F           38,000.00         ZZ
                                         360         37,975.14          1
                                       8.125            282.15         70
                                       7.875            282.15
    FORT MYERS       FL   34120          1            10/25/01         00
    0413085275                           05           12/01/01          0
    0413085275                           N            11/01/31
    0


    6161254          E22/G02             F           62,000.00         ZZ
                                         360         61,949.18          1
                                       7.000            412.49         73
                                       6.750            412.49
    ENFIELD          CT   06082          1            10/26/01         00
    0413102955                           05           12/01/01          0
    0413102955                           O            11/01/31
    0


    6161262          E22/G02             F           85,000.00         ZZ
                                         360         84,930.32          1
                                       7.000            565.51         20
                                       6.750            565.51
    ENCINITAS        CA   92024          5            10/17/01         00
    0413109786                           05           12/01/01          0
    0413109786                           O            11/01/31
    0


    6161324          E22/G02             F          148,500.00         ZZ
                                         360        148,372.14          1
                                       6.750            963.17         77
                                       6.500            963.17
    LONGMONT         CO   80501          2            10/25/01         00
    0413168147                           05           12/01/01          0
    0413168147                           N            11/01/31
    0


    6161344          E22/G02             F           69,700.00         ZZ
                                         360         69,649.56          1
                                       7.625            493.33         85
                                       7.375            493.33
1


    ATLANTA          GA   30314          2            10/25/01         10
    0413178328                           05           12/01/01         20
    0413178328                           N            11/01/31
    0


    6161350          E22/G02             F          168,000.00         ZZ
                                         360        167,892.87          1
                                       8.250          1,262.13         80
                                       8.000          1,262.13
    KATY             TX   77494          1            10/25/01         00
    0413184391                           03           12/01/01          0
    0413184391                           N            11/01/31
    0


    6161984          E82/G02             F          100,321.00         ZZ
                                         360        100,242.74          1
                                       7.250            684.37         78
                                       7.000            684.37
    ORLANDO          FL   32811          2            10/24/01         00
    0400498994                           01           12/01/01          0
    1977031                              O            11/01/31
    0


    6162582          A06/G02             F          178,000.00         ZZ
                                         360        177,854.09          1
                                       7.000          1,184.24         65
                                       6.750          1,184.24
    DES PLAINES      IL   60018          2            10/31/01         00
    0433339348                           05           12/01/01          0
    1                                    O            11/01/31
    0


    6164528          E23/G02             F          316,000.00         ZZ
                                         360        315,714.34          1
                                       6.500          1,997.33         74
                                       6.250          1,997.33
    ESCONDIDO        CA   92026          1            10/11/01         00
    0433399045                           05           12/01/01          0
    11006780                             O            11/01/31
    0


    6166640          964/G02             F          635,000.00         ZZ
                                         360        635,000.00          1
                                       6.875          4,171.50         80
                                       6.625          4,171.50
    SANTA ANA        CA   92705          5            11/07/01         00
    0433394566                           05           01/01/02          0
    156020                               O            12/01/31
    0
1




    6167788          964/G02             F          343,000.00         ZZ
                                         360        343,000.00          1
                                       6.750          2,224.69         78
                                       6.500          2,224.69
    FOLSOM           CA   95630          2            11/14/01         00
    0433394418                           05           01/01/02          0
    152852                               O            12/01/31
    0


    6168132          U05/G02             F          122,400.00         ZZ
                                         360        122,400.00          1
                                       7.250            834.98         87
                                       7.000            834.98
    SPRING           TX   77388          1            11/06/01         10
    0433382868                           03           01/01/02         25
    3180856                              O            12/01/31
    0


    6170170          U28/G02             F          155,000.00         ZZ
                                         360        155,000.00          1
                                       7.500          1,083.78         54
                                       7.250          1,083.78
    ATLANTA          GA   30345          5            11/02/01         00
    0433387206                           05           01/01/02          0
    1                                    O            12/01/31
    0


    6170248          K31/G02             F          325,000.00         ZZ
                                         360        324,746.47          1
                                       7.250          2,217.07         79
                                       7.000          2,217.07
    MARIETTA         GA   30067          2            10/25/01         00
    0433398898                           03           12/01/01          0
    1                                    O            11/01/31
    0


    6171146          B28/G02             F          120,000.00         ZZ
                                         360        119,908.69          1
                                       7.375            828.81         80
                                       7.125            828.81
    FARMINGTON       UT   84025          1            10/30/01         00
    0433336849                           05           12/01/01          0
    02300368                             O            11/01/31
    0


    6171540          N74/G02             F          121,500.00         ZZ
                                         360        121,500.00          1
1


                                       6.825            794.11         84
                                       6.575            794.11
    SOUTHAVEN        MS   38671          2            10/31/01         10
    0433336955                           05           01/01/02         25
    0029481010                           O            12/01/31
    0


    6173090          950/G02             F          203,900.00         ZZ
                                         360        203,763.18          4
                                       8.000          1,496.15         86
                                       7.750          1,496.15
    BEAVERTON        OR   97005          1            10/31/01         26
    0433415213                           05           12/01/01         25
    E1110047                             N            11/01/31
    0


    6173124          U05/G02             F          325,000.00         ZZ
                                         360        325,000.00          1
                                       6.875          2,135.02         73
                                       6.625          2,135.02
    SANTA CRUZ       CA   95060          5            11/06/01         00
    0433406386                           05           01/01/02          0
    3182078                              O            12/01/31
    0


    6177840          F96/G02             F          236,000.00         ZZ
                                         360        235,841.65          4
                                       8.000          1,731.68         80
                                       7.750          1,731.68
    CITY OF UNION C  NJ   07087          1            10/31/01         00
    0433349040                           05           12/01/01          0
    0105492                              N            11/01/31
    0


    6179330          950/G02             F          165,400.00         ZZ
                                         360        165,286.18          3
                                       7.875          1,199.26         74
                                       7.625          1,199.26
    PORTLAND         OR   97212          1            10/11/01         00
    0433349180                           05           12/01/01          0
    YF108001                             N            11/01/31
    0


    6181102          588/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       6.500          1,896.20         70
                                       6.250          1,896.20
    BOONTON TOWNSHI  NJ   07005          2            11/02/01         00
    0433404761                           05           01/01/02          0
1


    1052134                              O            12/01/31
    0


    6183596          964/G02             F          500,000.00         ZZ
                                         360        500,000.00          1
                                       7.625          3,538.97         65
                                       7.375          3,538.97
    OREGON CITY      OR   97045          5            11/07/01         00
    0433402815                           05           01/01/02          0
    166115                               O            12/01/31
    0


    6183806          K21/G02             F          440,000.00         ZZ
                                         360        440,000.00          1
                                       7.125          2,964.36         76
                                       6.875          2,964.36
    SANTA MONICA     CA   90405          5            11/09/01         00
    0433402724                           05           01/01/02          0
    0115854                              O            12/01/31
    0


    6183952          286/286             F          122,500.00         ZZ
                                         360        122,293.57          1
                                       6.875            804.74         49
                                       6.625            804.74
    ANTIOCH          CA   94509          5            09/28/01         00
    9899272                              05           11/01/01          0
    9899272                              N            10/01/31
    0


    6183962          286/286             F           50,000.00         ZZ
                                         360         49,958.00          2
                                       6.875            328.46         63
                                       6.625            328.46
    KERMAN           CA   93630          5            10/01/01         00
    9884949                              05           12/01/01          0
    9884949                              N            11/01/31
    0


    6183964          286/286             F           60,000.00         ZZ
                                         360         59,860.35          1
                                       7.500            419.53         50
                                       7.250            419.53
    TIGARD           OR   97224          1            09/24/01         00
    9956055                              01           11/01/01          0
    9956055                              N            10/01/31
    0


1


    6183968          286/286             F           92,700.00         ZZ
                                         360         92,561.99          1
                                       7.500            648.17         90
                                       7.250            648.17
    GEORGIA          VT   05468          1            09/25/01         10
    9891551                              05           11/01/01         25
    9891551                              N            10/01/31
    0


    6183982          286/286             F           31,500.00         ZZ
                                         360         31,457.58          1
                                       8.000            231.14         70
                                       7.750            231.14
    MARION           IN   46953          5            10/01/01         00
    9901426                              05           11/01/01          0
    9901426                              N            10/01/31
    0


    6183984          286/286             F           43,400.00         ZZ
                                         360         43,341.57          1
                                       8.000            318.45         70
                                       7.750            318.45
    MARION           IN   46953          2            10/01/01         00
    9901489                              05           11/01/01          0
    9901489                              N            10/01/31
    0


    6183996          286/286             F           36,050.00         ZZ
                                         240         35,932.79          1
                                       8.375            310.00         70
                                       8.125            310.00
    REDKEY           IN   47373          5            10/01/01         00
    9868745                              05           11/01/01          0
    9868745                              N            10/01/21
    0


    6184002          286/286             F           96,300.00         ZZ
                                         360         96,224.87          1
                                       7.250            656.94         90
                                       7.000            656.94
    MARIETTA         GA   30066          1            10/05/01         10
    9929606                              05           12/01/01         25
    9929606                              N            11/01/31
    0


    6184012          286/286             F           79,000.00         ZZ
                                         360         78,873.27          1
                                       7.125            532.24         69
                                       6.875            532.24
1


    CONWAY           MA   01341          5            09/27/01         00
    9895969                              05           11/01/01          0
    9895969                              N            10/01/31
    0


    6184018          286/286             F          140,000.00         ZZ
                                         360        139,791.55          1
                                       7.500            978.90         67
                                       7.250            978.90
    VIRGINIA BEACH   VA   23454          5            09/18/01         00
    9891522                              01           11/01/01          0
    9891522                              N            10/01/31
    0


    6184032          286/286             F           38,000.00         ZZ
                                         360         37,944.82          1
                                       7.625            268.96         80
                                       7.375            268.96
    CASA GRANDE      AZ   85222          1            09/18/01         00
    9933234                              05           11/01/01          0
    9933234                              N            10/01/31
    0


    6184042          286/286             F          115,000.00         ZZ
                                         360        114,675.23          1
                                       7.000            765.10         63
                                       6.750            765.10
    PENN VALLEY      CA   95946          5            09/27/01         00
    9902678                              05           11/01/01          0
    9902678                              N            10/01/31
    0


    6184062          286/286             F           52,800.00         ZZ
                                         360         52,756.72          1
                                       7.000            351.28         80
                                       6.750            351.28
    BAY CITY         TX   77414          1            10/03/01         00
    9929515                              05           12/01/01          0
    9929515                              N            11/01/31
    0


    6184064          286/286             F          105,000.00         ZZ
                                         360        104,913.93          1
                                       7.000            698.57         70
                                       6.750            698.57
    OREM             UT   84057          2            10/10/01         00
    9930602                              01           12/01/01          0
    9930602                              N            11/01/31
    0
1




    6184074          286/286             F          110,800.00         ZZ
                                         360        110,715.69          1
                                       7.375            765.27         80
                                       7.125            765.27
    AMERICAN FORK    UT   84003          1            10/08/01         00
    9903648                              05           12/01/01          0
    9903648                              N            11/01/31
    0


    6184078          286/286             F           67,500.00         ZZ
                                         360         67,386.25          1
                                       6.875            443.43         78
                                       6.625            443.43
    VIRGINIA BEACH   VA   23452          1            09/28/01         00
    9931488                              05           11/01/01          0
    9931488                              N            10/01/31
    0


    6184080          286/286             F          131,250.00         ZZ
                                         360        131,150.13          1
                                       7.375            906.51         75
                                       7.125            906.51
    PORTLAND         OR   97220          1            10/09/01         00
    9932176                              05           12/01/01          0
    9932176                              N            11/01/31
    0


    6184084          286/286             F           48,150.00         ZZ
                                         360         48,112.44          1
                                       7.250            328.47         90
                                       7.000            328.47
    MIDLAND          TX   79703          1            10/03/01         06
    9938624                              05           12/01/01         25
    9938624                              N            11/01/31
    0


    6184088          286/286             F           52,800.00         ZZ
                                         360         52,719.39          1
                                       7.375            364.68         80
                                       7.125            364.68
    MANNFORD         OK   74044          1            10/04/01         00
    9933934                              05           11/01/01          0
    9933934                              N            10/01/31
    0


    6184094          286/286             F          120,000.00         ZZ
                                         360        119,910.94          1
1


                                       7.500            839.06         75
                                       7.250            839.06
    RIVERSIDE        CA   92508          1            10/02/01         00
    9891491                              05           12/01/01          0
    9891491                              N            11/01/31
    0


    6184120          286/286             F          153,000.00         ZZ
                                         360        152,766.45          1
                                       7.375          1,056.73         39
                                       7.125          1,056.73
    SAN JOSE         CA   95148          2            09/24/01         00
    9893447                              05           11/01/01          0
    9893447                              N            10/01/31
    0


    6184122          286/286             F          124,000.00         ZZ
                                         360        123,895.83          1
                                       6.875            814.59         66
                                       6.625            814.59
    PICO RIVERA      CA   90660          5            10/02/01         00
    9898983                              05           12/01/01          0
    9898983                              N            11/01/31
    0


    6184136          286/286             F          123,750.00         ZZ
                                         360        123,565.74          1
                                       7.500            865.28         90
                                       7.250            865.28
    COPPELL          TX   75019          1            10/02/01         01
    9888489                              05           11/01/01         25
    9888489                              N            10/01/31
    0


    6184142          286/286             F          117,900.00         ZZ
                                         360        117,715.49          1
                                       7.250            804.29         90
                                       7.000            804.29
    SCOTTSDALE       AZ   85257          1            09/27/01         06
    9904812                              05           11/01/01         25
    9904812                              N            10/01/31
    0


    6184148          286/286             F          158,000.00         ZZ
                                         360        157,876.74          1
                                       7.250          1,077.84         63
                                       7.000          1,077.84
    PALM DESERT      CA   92260          5            10/02/01         00
    9897670                              05           12/01/01          0
1


    9897670                              N            11/01/31
    0


    6184184          286/286             F           85,000.00         ZZ
                                         360         84,860.24          1
                                       7.000            565.51         74
                                       6.750            565.51
    CHICO            CA   95928          2            09/24/01         00
    9895800                              05           11/01/01          0
    9895800                              N            10/01/31
    0


    6184188          286/286             F          128,000.00         ZZ
                                         360        127,804.62          1
                                       7.375            884.06         59
                                       7.125            884.06
    VALLEJO          CA   94590          5            09/24/01         00
    9888488                              05           11/01/01          0
    9888488                              N            10/01/31
    0


    6185420          964/G02             F          577,000.00         ZZ
                                         360        577,000.00          1
                                       7.250          3,936.16         55
                                       7.000          3,936.16
    BEVERLY HILLS    CA   90210          2            11/13/01         00
    0433403003                           05           01/01/02          0
    161133                               N            12/01/31
    0


    6188280          E22/G02             F           88,000.00         ZZ
                                         360         87,854.15          1
                                       8.250            661.11         80
                                       8.000            661.11
    HOLLYWOOD        FL   33023          5            10/22/01         00
    0413997405                           05           12/01/01          0
    0412997405                           O            11/01/31
    0


    6188302          E22/G02             F           72,000.00         ZZ
                                         360         71,954.09          1
                                       8.250            540.91         80
                                       8.000            540.91
    CONCORD          MI   49237          5            10/26/01         00
    0413058827                           05           12/01/01          0
    0413058827                           N            11/01/31
    0


1


    6188342          E22/G02             F          396,412.00         ZZ
                                         360        396,102.76          1
                                       7.250          2,704.23         80
                                       7.000          2,704.23
    RICHARDSON       TX   75082          4            10/26/01         00
    0413094848                           03           12/01/01          0
    0413094848                           O            11/01/31
    0


    6188356          E22/G02             F           80,000.00         ZZ
                                         360         79,940.63          1
                                       7.500            559.37         76
                                       7.250            559.37
    BROKEN ARROW     OK   74011          2            10/21/01         00
    0413100959                           05           12/01/01          0
    0413100959                           O            11/01/31
    0


    6188362          E22/G02             F          128,000.00         ZZ
                                         360        127,897.64          1
                                       7.125            862.36         74
                                       6.875            862.36
    WALDORF          MD   20601          2            10/22/01         00
    0413106139                           03           12/01/01          0
    0413106139                           O            11/01/31
    0


    6188444          E22/G02             F          113,500.00         ZZ
                                         360        113,419.89          3
                                       7.750            813.13         88
                                       7.500            813.13
    WORCESTER        MA   01605          2            10/26/01         04
    0413149824                           05           12/01/01         25
    0413149824                           N            11/01/31
    0


    6188460          E22/G02             F          200,000.00         ZZ
                                         360        199,774.45          1
                                       6.500          1,264.14         80
                                       6.250          1,264.14
    BOISE            ID   83716          5            10/19/01         00
    0413157058                           05           12/01/01          0
    0413157058                           O            11/01/31
    0


    6188882          H58/G02             F          410,000.00         ZZ
                                         360        409,655.55          1
                                       6.875          2,693.41         69
                                       6.625          2,693.41
1


    CANYON LAKE      CA   92587          1            10/26/01         00
    0433400785                           03           12/01/01          0
    0000079816                           O            11/01/31
    0


    6189160          E82/G02             F          106,000.00         ZZ
                                         360        105,913.11          1
                                       7.000            705.22         75
                                       6.750            705.22
    ROYAL OAK        MI   48067          2            10/09/01         00
    0400509204                           05           12/01/01          0
    1617403                              O            11/01/31
    0


    6189730          G18/G02             F          211,500.00         ZZ
                                         360        211,343.04          1
                                       7.500          1,478.84         75
                                       7.250          1,478.84
    PRIOR LAKE       MN   55372          2            10/17/01         00
    0433383817                           05           12/01/01          0
    03JL00101100                         O            11/01/31
    0


    6191088          U05/G02             F          335,700.00         ZZ
                                         360        335,700.00          1
                                       7.375          2,318.60         90
                                       7.125          2,318.60
    NEW MARKET       MD   21774          5            11/15/01         10
    0433416112                           03           01/01/02         25
    3180062                              O            12/01/31
    0


    6191480          950/G02             F          399,000.00         ZZ
                                         360        399,000.00          1
                                       7.250          2,721.88         65
                                       7.000          2,721.88
    SEATTLE          WA   98112          5            11/01/01         00
    0433404852                           05           01/01/02          0
    E0110012                             O            12/01/31
    0


    6195214          E23/G02             F          182,400.00         ZZ
                                         360        182,400.00          1
                                       7.000          1,213.51         95
                                       6.750          1,213.51
    PHOENIX          AZ   85032          1            11/01/01         04
    0433390366                           05           01/01/02         30
    41002562                             O            12/01/31
    0
1




    6196312          940/G02             F           50,000.00         ZZ
                                         360         50,000.00          1
                                       7.125            336.86         28
                                       6.875            336.86
    OAK HILLS        CA   92345          1            11/06/01         00
    0433377710                           05           01/01/02          0
    40011140                             O            12/01/31
    0


    6196610          X05/G02             F          196,350.00         ZZ
                                         360        196,350.00          1
                                       7.500          1,372.91         85
                                       7.250          1,372.91
    SAN DIEGO        CA   92116          1            10/31/01         01
    0433388543                           05           01/01/02         17
    01110213                             N            12/01/31
    0


    6197084          N74/G02             F          185,250.00         ZZ
                                         360        185,250.00          1
                                       7.375          1,279.48         95
                                       7.125          1,279.48
    SUMMERVILLE      SC   29483          5            10/31/01         01
    0433337045                           05           01/01/02         20
    0029491010                           O            12/01/31
    0


    6203022          964/G02             F          215,900.00         ZZ
                                         360        215,570.43          1
                                       7.375          1,491.17         80
                                       7.125          1,491.17
    ANAHEIM          CA   92808          1            09/07/01         00
    0433354321                           01           11/01/01          0
    142590                               O            10/01/31
    0


    6203316          H19/G02             F          188,720.00         ZZ
                                         360        188,720.00          1
                                       6.625          1,208.40         80
                                       6.375          1,208.40
    LAS VEGAS        NV   89147          1            11/01/01         00
    0433399235                           05           01/01/02          0
    0002283554                           O            12/01/31
    0


    6203804          N74/G02             F          145,000.00         ZZ
                                         360        145,000.00          1
1


                                       7.250            989.16         71
                                       7.000            989.16
    ROCKINGHAM       NC   28379          2            11/05/01         00
    0433389764                           05           01/01/02          0
    640                                  O            12/01/31
    0


    6203922          E23/G02             F          126,400.00         ZZ
                                         360        126,400.00          1
                                       7.125            851.58         80
                                       6.875            851.58
    MIDDLETOWN       CA   95461          5            11/01/01         00
    0433397635                           05           01/01/02          0
    61002855                             O            12/01/31
    0


    6205014          E23/G02             F          175,000.00         ZZ
                                         360        175,000.00          2
                                       7.125          1,179.01         78
                                       6.875          1,179.01
    BELL GARDENS     CA   90201          2            11/07/01         00
    0433395159                           05           01/01/02          0
    51008948                             N            12/01/31
    0


    6205162          N47/G02             F          350,400.00         ZZ
                                         360        350,400.00          1
                                       7.125          2,360.71         80
                                       6.875          2,360.71
    PLEASANT HILL    CA   94523          5            11/07/01         00
    0433392230                           05           01/01/02          0
    20211733                             O            12/01/31
    0


    6205274          N74/G02             F          207,000.00         ZZ
                                         360        207,000.00          1
                                       6.750          1,342.60         90
                                       6.500          1,342.60
    SIMPSONVILLE     SC   29681          5            11/05/01         10
    0433389772                           03           01/01/02         25
    856                                  O            12/01/31
    0


    6205618          N74/G02             F          190,000.00         ZZ
                                         360        190,000.00          1
                                       6.375          1,185.35         76
                                       6.125          1,185.35
    SUMMERVILLE      SC   29483          2            11/02/01         00
    0433377868                           05           01/01/02          0
1


    0029493010                           O            12/01/31
    0


    6205998          X05/G02             F          124,800.00         ZZ
                                         360        124,800.00          1
                                       7.875            904.89         80
                                       7.625            904.89
    NATIONAL CITY    CA   91950          1            11/05/01         00
    0433395019                           05           01/01/02          0
    01110085                             N            12/01/31
    0


    6206502          J83/G02             F          103,425.00         ZZ
                                         360        103,204.59          1
                                       7.750            740.95         75
                                       7.500            740.95
    LEXINGTON        KY   40504          1            08/31/01         00
    0433334059                           05           10/01/01          0
    307152                               O            09/01/31
    0


    6207848          S43/G02             F          252,000.00         ZZ
                                         360        252,000.00          1
                                       7.250          1,719.08         73
                                       7.000          1,719.08
    ALBUQUERQUE      NM   87105          5            11/02/01         00
    0433381001                           05           01/01/02          0
    011622                               O            12/01/31
    0


    6209222          B23/G02             F          304,000.00         ZZ
                                         360        303,547.37          1
                                       7.500          2,125.61         80
                                       7.250          2,125.61
    TUSTIN           CA   92782          1            09/13/01         00
    0433387073                           03           11/01/01          0
    88004728                             O            10/01/31
    0


    6211428          E82/G02             F          101,200.00         ZZ
                                         360        101,119.08          1
                                       7.125            681.80         19
                                       6.875            681.80
    SALISBURY        CT   06068          2            10/22/01         00
    0400521852                           05           12/01/01          0
    0400521852                           O            11/01/31
    0


1


    6211430          E82/G02             F           90,850.00         ZZ
                                         360         90,782.57          3
                                       7.500            635.24         68
                                       7.250            635.24
    PROVIDENCE       RI   02906          2            10/26/01         00
    0400520011                           05           12/01/01          0
    0400520011                           N            11/01/31
    0


    6211432          E82/G02             F           96,100.00         ZZ
                                         360         96,028.68          3
                                       7.500            671.95         69
                                       7.250            671.95
    PROVIDENCE       RI   02906          2            10/26/01         00
    0400520052                           05           12/01/01          0
    3759581                              N            11/01/31
    0


    6211434          E82/G02             F          140,700.00         ZZ
                                         360        140,595.59          3
                                       7.500            983.79         77
                                       7.250            983.79
    PROVIDENCE       RI   02906          2            10/26/01         00
    0400520029                           05           12/01/01          0
    1926800                              N            11/01/31
    0


    6211440          E82/G02             F          200,200.00         ZZ
                                         360        200,027.64          1
                                       6.750          1,298.49         68
                                       6.500          1,298.49
    DALY CITY        CA   94015          2            10/26/01         00
    0400527057                           03           12/01/01          0
    1883472                              O            11/01/31
    0


    6211460          E82/G02             F           55,600.00         ZZ
                                         360         55,558.74          1
                                       7.500            388.76         57
                                       7.250            388.76
    PORT SAINT LUCI  FL   34983          2            10/26/01         00
    0400519468                           05           12/01/01          0
    0400519468                           O            11/01/31
    0


    6211478          E82/G02             F          301,000.00         ZZ
                                         360        300,765.19          1
                                       7.250          2,053.35         76
                                       7.000          2,053.35
1


    PARKER           CO   80138          2            10/26/01         00
    0400502415                           03           12/01/01          0
    0400502415                           O            11/01/31
    0


    6211480          E82/G02             F          104,000.00         ZZ
                                         360        103,910.46          1
                                       6.750            674.54         80
                                       6.500            674.54
    WESTMONT         IL   60559          2            10/25/01         00
    0400523130                           05           12/01/01          0
    1752253                              O            11/01/31
    0


    6211696          Q30/G02             F          293,600.00         ZZ
                                         360        293,359.34          1
                                       7.000          1,953.33         80
                                       6.750          1,953.33
    BROOKFIELD       CT   06804          1            11/02/01         00
    0433404886                           05           12/01/01          0
    11014432                             O            11/01/31
    0


    6212506          E23/G02             F          215,650.00         ZZ
                                         360        215,650.00          4
                                       7.500          1,507.86         95
                                       7.250          1,507.86
    LOS ANGELES      CA   90007          1            11/06/01         04
    0433397643                           05           01/01/02         30
    51009155                             O            12/01/31
    0


    6213162          E22/G02             F          110,000.00         ZZ
                                         360        109,907.59          2
                                       6.875            722.62         45
                                       6.625            722.62
    MINNEAPOLIS      MN   55408          5            10/24/01         00
    0413030339                           05           12/01/01          0
    0413030339                           O            11/01/31
    0


    6213176          E22/G02             F          142,000.00         ZZ
                                         360        141,880.70          1
                                       6.875            932.84         36
                                       6.625            932.84
    NEWARK           CA   94560          2            10/12/01         00
    0413053232                           05           12/01/01          0
    0413053232                           N            11/01/31
    0
1




    6213188          E22/G02             F          176,000.00         ZZ
                                         360        175,872.61          1
                                       7.625          1,245.72         80
                                       7.375          1,245.72
    BROOKLYN         NY   11234          1            10/29/01         00
    0413060120                           05           12/01/01          0
    0413060120                           O            11/01/31
    0


    6213260          E22/G02             F          123,750.00         ZZ
                                         360        123,651.04          1
                                       7.125            833.73         75
                                       6.875            833.73
    FORT COLLINS     CO   80521          5            10/22/01         00
    0413101940                           05           12/01/01          0
    0413101940                           O            11/01/31
    0


    6213296          E22/G02             F           75,000.00         ZZ
                                         360         74,944.34          1
                                       7.500            524.41         90
                                       7.250            524.41
    YAKIMA           WA   98902          2            10/23/01         01
    0413114562                           05           12/01/01         25
    0413114562                           N            11/01/31
    0


    6213356          E22/G02             F           83,650.00         ZZ
                                         360         83,586.35          4
                                       7.375            577.75         70
                                       7.125            577.75
    PONTIAC          MI   48342          5            10/29/01         00
    0413133547                           05           12/01/01          0
    0413133547                           N            11/01/31
    0


    6213376          E22/G02             F          103,200.00         ZZ
                                         360        103,106.71          1
                                       6.500            652.29         80
                                       6.250            652.29
    SAN ANTONIO      TX   78251          1            10/26/01         00
    0413138736                           03           12/01/01          0
    0413138736                           O            11/01/31
    0


    6213450          E22/G02             F          180,800.00         ZZ
                                         360        180,644.33          1
1


                                       6.750          1,172.67         80
                                       6.500          1,172.67
    LYNNWOOD         WA   98036          2            10/19/01         00
    0413164104                           05           12/01/01          0
    0413164104                           O            11/01/31
    0


    6213456          E22/G02             F          105,600.00         ZZ
                                         360        105,517.62          1
                                       7.250            720.38         80
                                       7.000            720.38
    LEWISVILLE       TX   75077          5            10/22/01         00
    0413166158                           05           12/01/01          0
    0413166158                           O            11/01/31
    0


    6213478          E22/G02             F          193,500.00         ZZ
                                         360        193,356.40          1
                                       7.500          1,352.98         77
                                       7.250          1,352.98
    LAKEWOOD         CO   80215          2            10/22/01         00
    0413176645                           05           12/01/01          0
    0413176645                           O            11/01/31
    0


    6213484          E22/G02             F           53,000.00         ZZ
                                         360         52,961.64          1
                                       7.625            375.13         18
                                       7.375            375.13
    WENATCHEE        WA   98801          5            10/22/01         00
    0413178815                           05           12/01/01          0
    0413178815                           N            11/01/31
    0


    6213512          E22/G02             F          227,000.00         ZZ
                                         360        226,813.93          1
                                       7.000          1,510.24         64
                                       6.750          1,510.24
    LOS ANGELES      CA   90066          2            10/19/01         00
    0413201849                           05           12/01/01          0
    0413201849                           N            11/01/31
    0


    6213628          U05/G02             F          327,900.00         ZZ
                                         360        327,900.00          1
                                       7.125          2,209.12         80
                                       6.875          2,209.12
    NORTH POTOMAC    MD   20878          1            11/09/01         00
    0433389129                           03           01/01/02          0
1


    3183282                              O            12/01/31
    0


    6214058          L46/L46             F          352,000.00         ZZ
                                         360        352,000.00          1
                                       7.000          2,341.87         80
                                       6.750          2,341.87
    FENTON           MI   48430          5            11/15/01         00
    0003026457                           05           01/01/02          0
    0003026457                           O            12/01/31
    0


    6219124          883/G02             F          249,600.00         ZZ
                                         360        249,410.07          1
                                       7.375          1,723.93         63
                                       7.125          1,723.93
    LAKE WORTH       FL   33467          1            10/18/01         00
    0433386638                           03           12/01/01          0
    05006675                             O            11/01/31
    0


    6219472          R21/G02             F          157,000.00         ZZ
                                         360        156,894.66          2
                                       8.000          1,152.01         90
                                       7.750          1,152.01
    CHICAGO          IL   60620          2            11/01/01         01
    0433384773                           05           12/01/01         25
    6104676                              N            11/01/31
    0


    6221010          E40/G02             F          135,000.00         ZZ
                                         360        134,880.89          1
                                       6.625            864.42         78
                                       6.375            864.42
    HUDSON           NH   03830          1            10/26/01         00
    0433394228                           05           12/01/01          0
    545000173                            O            11/01/31
    0


    6221938          U05/G02             F          299,200.00         ZZ
                                         360        299,200.00          1
                                       7.250          2,041.07         80
                                       7.000          2,041.07
    EL CAJON         CA   92019          1            11/02/01         00
    0433406105                           05           01/01/02          0
    3177617                              O            12/01/31
    0


1


    6223328          N47/G02             F          327,000.00         ZZ
                                         360        327,000.00          1
                                       7.500          2,286.43         75
                                       7.250          2,286.43
    TRACY            CA   95376          5            11/05/01         00
    0433404878                           05           01/01/02          0
    20510874                             O            12/01/31
    0


    6225556          N47/G02             F          275,000.00         ZZ
                                         360        275,000.00          1
                                       6.625          1,760.86         66
                                       6.375          1,760.86
    MONTEREY         CA   93940          5            11/06/01         00
    0433384104                           05           01/01/02          0
    20112224                             O            12/01/31
    0


    6226012          964/G02             F          367,000.00         ZZ
                                         360        367,000.00          1
                                       6.875          2,410.93         41
                                       6.625          2,410.93
    NAPA             CA   94558          5            11/05/01         00
    0433372646                           05           01/01/02          0
    400165276                            O            12/01/31
    0


    6229018          964/G02             F          446,400.00         ZZ
                                         360        446,400.00          1
                                       6.750          2,895.34         80
                                       6.500          2,895.34
    EL DORADO HILLS  CA   95762          5            11/08/01         00
    0433396041                           05           01/01/02          0
    156595                               O            12/01/31
    0


    6232276          L33/G02             F          255,000.00         ZZ
                                         360        255,000.00          1
                                       6.880          1,676.02         78
                                       6.630          1,676.02
    PORTLAND         OR   97229          1            11/07/01         00
    0433408150                           05           01/01/02          0
    438648                               O            12/01/31
    0


    6236880          E22/G02             F           87,500.00         ZZ
                                         360         87,426.49          1
                                       6.875            574.81         74
                                       6.625            574.81
1


    NEW ORLEANS      LA   70122          2            10/22/01         00
    0412953333                           05           12/01/01          0
    0412953333                           O            11/01/31
    0


    6236886          E22/G02             F          256,600.00         ZZ
                                         360        256,427.83          1
                                       8.000          1,882.84         80
                                       7.750          1,882.84
    NAPLES           FL   34119          1            10/30/01         00
    0413991929                           03           12/01/01          0
    0412991929                           O            11/01/31
    0


    6236896          E22/G02             F          196,137.00         ZZ
                                         360        195,991.44          1
                                       7.500          1,371.42         95
                                       7.250          1,371.42
    GARDEN CITY      MO   64747          1            10/30/01         04
    0413009283                           05           12/01/01         30
    0413009283                           O            11/01/31
    0


    6236918          E22/G02             F           78,800.00         ZZ
                                         360         78,735.41          1
                                       7.000            524.26         80
                                       6.750            524.26
    JACKSONVILLE     AL   36265          2            10/25/01         00
    0413076076                           05           12/01/01          0
    0413076076                           O            11/01/31
    0


    6236922          E22/G02             F          385,000.00         ZZ
                                         360        384,668.53          1
                                       6.750          2,497.10         70
                                       6.500          2,497.10
    FORT COLLINS     CO   80526          2            10/25/01         00
    0413081076                           05           12/01/01          0
    0413081076                           O            11/01/31
    0


    6236932          E22/G02             F          448,000.00         ZZ
                                         360        447,659.11          1
                                       7.375          3,094.22         76
                                       7.125          3,094.22
    OREGON CITY      OR   97045          5            10/18/01         00
    0413086570                           05           12/01/01          0
    0413086570                           O            11/01/31
    0
1




    6236974          E22/G02             F          114,400.00         ZZ
                                         360        114,303.89          1
                                       6.875            751.53         80
                                       6.625            751.53
    BEND             OR   97701          1            10/25/01         00
    0413120080                           05           12/01/01          0
    0413120080                           N            11/01/31
    0


    6236990          E22/G02             F          104,000.00         ZZ
                                         360        103,928.43          1
                                       7.875            754.07         80
                                       7.625            754.07
    CASTINE          OH   45304          1            10/30/01         00
    0413132416                           05           12/01/01          0
    0413132416                           O            11/01/31
    0


    6237006          E22/G02             F          135,000.00         ZZ
                                         360        134,897.28          1
                                       7.375            932.41        100
                                       7.125            932.41
    BATAVIA TOWNSHI  OH   45102          2            10/25/01         11
    0413139452                           05           12/01/01         35
    0413139452                           O            11/01/31
    0


    6237038          E22/G02             F          128,000.00         ZZ
                                         360        127,892.46          1
                                       6.875            840.87         80
                                       6.625            840.87
    VANCOUVER        WA   98683          5            10/23/01         00
    0413146622                           03           12/01/01          0
    0413146622                           O            11/01/31
    0


    6237046          E22/G02             F           78,300.00         ZZ
                                         360         78,250.07          1
                                       8.250            588.24         90
                                       8.000            588.24
    MONROE           NC   28110          1            10/30/01         10
    0413147406                           05           12/01/01         25
    0413147406                           N            11/01/31
    0


    6237050          E22/G02             F          396,000.00         ZZ
                                         360        395,698.68          1
1


                                       7.375          2,735.07         78
                                       7.125          2,735.07
    LOS ANGELES      CA   90043          5            10/25/01         00
    0413148354                           05           12/01/01          0
    0413148354                           O            11/01/31
    0


    6237066          E22/G02             F          520,000.00         ZZ
                                         360        519,604.32          1
                                       7.375          3,591.51         80
                                       7.125          3,591.51
    LOXAHATCHEE      FL   33470          5            10/24/01         00
    0413155425                           03           12/01/01          0
    0413155425                           O            11/01/31
    0


    6237074          E22/G02             F          126,000.00         ZZ
                                         360        125,894.15          1
                                       6.875            827.73         80
                                       6.625            827.73
    KENNER           LA   70065          2            10/23/01         00
    0413158452                           05           12/01/01          0
    0413158452                           O            11/01/31
    0


    6237082          E22/G02             F          144,000.00         ZZ
                                         360        143,879.02          1
                                       6.875            945.98         80
                                       6.625            945.98
    SAN ANTONIO      TX   78248          5            10/25/01         00
    0413161233                           03           12/01/01          0
    0413161233                           O            11/01/31
    0


    6237116          E22/G02             F          122,400.00         ZZ
                                         360        122,302.12          1
                                       7.125            824.63         80
                                       6.875            824.63
    SPARKS           NV   89434          2            10/22/01         00
    0413178047                           05           12/01/01          0
    0413178047                           O            11/01/31
    0


    6237126          E22/G02             F          479,000.00         ZZ
                                         360        478,670.36          1
                                       7.875          3,473.08         79
                                       7.625          3,473.08
    EDMOND           OK   73003          5            10/25/01         00
    0413180399                           03           12/01/01          0
1


    0413180399                           O            11/01/31
    0


    6237146          E22/G02             F           58,500.00         ZZ
                                         360         58,456.59          1
                                       7.500            409.04         90
                                       7.250            409.04
    PUEBLO           CO   81004          1            10/26/01         04
    0413188624                           05           12/01/01         25
    0413188624                           O            11/01/31
    0


    6237180          E22/G02             F          140,300.00         ZZ
                                         360        140,205.86          1
                                       8.000          1,029.47         90
                                       7.750          1,029.47
    SCOTTS           MI   49088          1            10/30/01         04
    0413198193                           05           12/01/01         30
    0413198193                           O            11/01/31
    0


    6238780          P78/G02             F           75,600.00         ZZ
                                         360         75,546.64          1
                                       7.750            541.61         90
                                       7.500            541.61
    LINCOLN          NE   68502          1            10/26/01         04
    0433354511                           05           12/01/01         25
    7599                                 O            11/01/31
    0


    6238944          M18/G02             F          212,500.00         ZZ
                                         360        212,500.00          1
                                       7.750          1,522.38         85
                                       7.500          1,522.38
    ANAHEIM          CA   92802          5            11/07/01         04
    0433393691                           05           01/01/02         25
    980101486                            O            12/01/31
    0


    6242180          L16/G02             F          168,000.00         ZZ
                                         360        168,000.00          1
                                       7.750          1,203.57         70
                                       7.500          1,203.57
    BAKERSFIELD      CA   93309          5            11/05/01         00
    0433397684                           05           01/01/02          0
    W0110152                             O            12/01/31
    0


1


    6244222          737/G02             F          145,000.00         ZZ
                                         360        145,000.00          2
                                       8.000          1,063.96         83
                                       7.750          1,063.96
    CHICAGO          IL   60639          5            11/07/01         01
    0433392875                           05           01/01/02         12
    2039713                              O            12/01/31
    0


    6244886          940/G02             F          120,600.00         ZZ
                                         360        120,519.08          1
                                       8.000            884.92         90
                                       7.750            884.92
    MONROVIA         CA   91016          1            10/31/01         01
    0433408770                           05           12/01/01         25
    23010452                             N            11/01/31
    0


    6245496          N31/G02             F          332,000.00         ZZ
                                         360        331,721.08          1
                                       6.875          2,181.00         80
                                       6.625          2,181.00
    FAIRFIELD        CA   94533          5            10/29/01         00
    0433386471                           05           12/01/01          0
    LLO1207                              O            11/01/31
    0


    6247302          F28/G02             F          640,000.00         ZZ
                                         360        638,566.15          1
                                       7.500          4,474.97         80
                                       7.250          4,474.97
    TORRANCE REDOND  CA   90277          5            08/23/01         00
    0433307998                           05           10/01/01          0
    7367933                              O            09/01/31
    0


    6249544          964/G02             F          332,000.00         ZZ
                                         360        332,000.00          1
                                       6.750          2,153.35         77
                                       6.500          2,153.35
    VISALIA          CA   93291          5            11/02/01         00
    0433374097                           05           01/01/02          0
    145201                               O            12/01/31
    0


    6249684          964/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
                                       6.750          1,167.48         79
                                       6.500          1,167.48
1


    TUCSON           AZ   85715          5            11/15/01         00
    0433405651                           03           01/01/02          0
    158160                               O            12/01/31
    0


    6250858          A50/G02             F          274,500.00         ZZ
                                         360        274,280.48          1
                                       7.125          1,849.36         70
                                       6.875          1,849.36
    THOMASVILLE      GA   31792          2            10/10/01         00
    0433352549                           05           12/01/01          0
    506287                               O            11/01/31
    0


    6251932          964/G02             F          285,000.00         ZZ
                                         360        285,000.00          1
                                       6.750          1,848.50         67
                                       6.500          1,848.50
    LAS VEGAS        NV   89143          1            11/02/01         00
    0433415643                           03           01/01/02          0
    165019                               O            12/01/31
    0


    6251954          964/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       6.875          1,970.79         86
                                       6.625          1,970.79
    SANTA MARIA      CA   93454          1            11/12/01         01
    0433405206                           05           01/01/02         25
    157171                               O            12/01/31
    0


    6255236          F19/G02             F          416,000.00         ZZ
                                         360        416,000.00          1
                                       7.250          2,837.85         80
                                       7.000          2,837.85
    MENLO PARK       CA   94025          1            11/05/01         00
    0433395662                           05           01/01/02          0
    741739                               O            12/01/31
    0


    6255554          U05/G02             F          360,500.00         ZZ
                                         360        360,500.00          1
                                       7.375          2,489.88         80
                                       7.125          2,489.88
    AUSTIN           TX   78746          5            11/06/01         00
    0433406444                           05           01/01/02          0
    3180362                              O            12/01/31
    0
1




    6256358          964/G02             F          305,200.00         ZZ
                                         360        305,200.00          1
                                       7.250          2,082.00         90
                                       7.000          2,082.00
    LAS VEGAS        NV   89123          1            11/05/01         10
    0433406089                           03           01/01/02         25
    161949                               O            12/01/31
    0


    6262988          E82/G02             F          127,200.00         ZZ
                                         360        127,093.14          1
                                       6.875            835.61         80
                                       6.625            835.61
    TWAIN HARTE      CA   95383          2            10/26/01         00
    0400517702                           05           12/01/01          0
    1996807                              O            11/01/31
    0


    6262994          E82/G02             F          145,500.00         ZZ
                                         360        145,386.49          2
                                       7.250            992.57         58
                                       7.000            992.57
    MARLBORO         MA   01752          2            10/26/01         00
    0400518783                           05           12/01/01          0
    1660201                              N            11/01/31
    0


    6262996          E82/G02             F          224,900.00         ZZ
                                         360        224,728.87          1
                                       7.375          1,553.33         78
                                       7.125          1,553.33
    NORTHRIDGE       CA   91326          2            10/09/01         00
    0400489902                           03           12/01/01          0
    1618466                              O            11/01/31
    0


    6262998          E82/G02             F          244,800.00         ZZ
                                         360        244,594.34          1
                                       6.875          1,608.16         80
                                       6.625          1,608.16
    SNELLVILLE       GA   30078          2            10/29/01         00
    0400517355                           05           12/01/01          0
    2988875                              O            11/01/31
    0


    6263000          E82/G02             F          124,350.00         ZZ
                                         360        124,262.23          1
1


                                       7.750            890.86         93
                                       7.500            890.86
    DETROIT          MI   48221          5            10/29/01         04
    0400501813                           05           12/01/01         30
    0400501813                           O            11/01/31
    0


    6263010          E82/G02             F          304,000.00         ZZ
                                         360        303,774.39          1
                                       7.500          2,125.61         80
                                       7.250          2,125.61
    SAVANNAH         GA   31405          2            10/29/01         00
    0400517363                           05           12/01/01          0
    6263010                              O            11/01/31
    0


    6264578          E22/G02             F          202,500.00         ZZ
                                         360        202,034.88          1
                                       7.375          1,398.62         90
                                       7.125          1,398.62
    STERLING HEIGHT  MI   48310          1            08/30/01         04
    0412992935                           05           10/01/01         25
    0412992935                           O            09/01/31
    0


    6264582          E22/G02             F          399,950.00         ZZ
                                         360        399,622.16          1
                                       7.000          2,660.88         78
                                       6.750          2,660.88
    PARKLAND         FL   33076          1            10/31/01         00
    0413001512                           03           12/01/01          0
    0413001512                           O            11/01/31
    0


    6264584          E22/G02             F           80,100.00         ZZ
                                         360         80,051.48          2
                                       8.500            615.90         90
                                       8.250            615.90
    KENNER           LA   70065          2            10/30/01         04
    0413009895                           05           12/01/01         25
    0413009895                           N            11/01/31
    0


    6264590          E22/G02             F          205,000.00         ZZ
                                         360        204,836.07          1
                                       7.125          1,381.12         79
                                       6.875          1,381.12
    SAN JOSE         CA   95123          5            10/25/01         00
    0413041336                           01           12/01/01          0
1


    0413041336                           O            11/01/31
    0


    6264592          E22/G02             F          110,000.00         ZZ
                                         360        110,000.00          1
                                       7.250            750.39         76
                                       7.000            750.39
    PEMBROKE PARK    FL   33023          5            10/26/01         00
    0413043159                           05           01/01/02          0
    0413043159                           O            12/01/31
    0


    6264598          E22/G02             F          245,000.00         ZZ
                                         360        244,808.88          1
                                       7.250          1,671.33         85
                                       7.000          1,671.33
    LOUISVILLE       KY   40245          2            10/26/01         10
    0413048174                           05           12/01/01         12
    0413048174                           O            11/01/31
    0


    6264614          E22/G02             F           85,500.00         ZZ
                                         360         85,439.66          1
                                       7.750            612.53         95
                                       7.500            612.53
    CONCORD          NC   28027          2            10/26/01         04
    0413058520                           05           12/01/01         30
    0413058520                           O            11/01/31
    0


    6264616          E22/G02             F          131,500.00         ZZ
                                         360        131,404.82          1
                                       7.625            930.75         85
                                       7.375            930.75
    AURORA           CO   80013          5            10/26/01         04
    0413060906                           05           12/01/01         12
    0413060906                           O            11/01/31
    0


    6264628          E22/G02             F          124,450.00         ZZ
                                         360        124,368.59          2
                                       8.125            924.04         95
                                       7.875            924.04
    MAYWOOD          IL   60153          1            10/31/01         11
    0413086240                           05           12/01/01         30
    0413086240                           O            11/01/31
    0


1


    6264646          E22/G02             F          174,000.00         ZZ
                                         360        173,853.82          3
                                       6.875          1,143.06         95
                                       6.625          1,143.06
    WEST HAVEN       CT   06516          2            10/26/01         04
    0413094095                           05           12/01/01         30
    0413094095                           O            11/01/31
    0


    6264652          E22/G02             F          200,000.00         ZZ
                                         360        199,847.82          1
                                       7.375          1,381.35         80
                                       7.125          1,381.35
    EAST NORTHPORT   NY   11731          5            10/26/01         00
    0413097841                           05           12/01/01          0
    0413097841                           O            11/01/31
    0


    6264656          E22/G02             F          639,900.00         ZZ
                                         360        639,491.96          4
                                       8.250          4,807.35         90
                                       8.000          4,807.35
    NEW ORLEANS      LA   70115          1            10/31/01         04
    0413098641                           05           12/01/01         30
    0413098641                           O            11/01/31
    0


    6264678          E22/G02             F           67,500.00         ZZ
                                         360         67,453.55          2
                                       7.875            489.42         90
                                       7.625            489.42
    KANSAS CITY      MO   64109          1            10/31/01         04
    0413108762                           05           12/01/01         25
    0413108762                           N            11/01/31
    0


    6264684          E22/G02             F          108,000.00         ZZ
                                         360        107,919.85          1
                                       7.500            755.15         80
                                       7.250            755.15
    PARAMOUNT        CA   90723          2            10/19/01         00
    0413112111                           09           12/01/01          0
    0413112111                           O            11/01/31
    0


    6264692          E22/G02             F          312,000.00         ZZ
                                         360        311,774.18          1
                                       7.625          2,208.32         80
                                       7.375          2,208.32
1


    SAN JOSE         CA   95127          2            10/24/01         00
    0413114802                           05           12/01/01          0
    0413114802                           O            11/01/31
    0


    6264718          E22/G02             F          118,250.00         ZZ
                                         360        118,168.63          1
                                       7.875            857.39         95
                                       7.625            857.39
    HOUSTON          TX   77070          1            10/31/01         01
    0413127218                           03           12/01/01         30
    0413127218                           O            11/01/31
    0


    6264720          E22/G02             F          207,000.00         ZZ
                                         360        206,834.46          1
                                       7.125          1,394.60         90
                                       6.875          1,394.60
    MISSION HILLS    CA   91345          5            10/19/01         11
    0413127382                           05           12/01/01         25
    0413127382                           O            11/01/31
    0


    6264790          E22/G02             F           78,800.00         ZZ
                                         360         78,733.80          1
                                       6.875            517.66         80
                                       6.625            517.66
    FORT LAUDERDALE  FL   33309          1            10/31/01         00
    0413152505                           05           12/01/01          0
    0413152505                           O            11/01/31
    0


    6264794          E22/G02             F          124,000.00         ZZ
                                         360        123,893.24          1
                                       6.750            804.26         80
                                       6.500            804.26
    SAN ANTONIO      TX   78232          5            10/25/01         00
    0413155011                           05           12/01/01          0
    0413155011                           O            11/01/31
    0


    6264810          E22/G02             F          191,650.00         ZZ
                                         360        191,504.17          4
                                       7.375          1,323.68         90
                                       7.125          1,323.68
    PUYALLUP         WA   98373          1            10/26/01         01
    0413161068                           05           12/01/01         25
    0413161068                           N            11/01/31
    0
1




    6264828          E22/G02             F           83,000.00         ZZ
                                         360         82,938.40          1
                                       7.500            580.35         52
                                       7.250            580.35
    CLINTON          MA   01510          5            10/26/01         00
    0413165150                           05           12/01/01          0
    0413165150                           O            11/01/31
    0


    6264834          E22/G02             F          101,600.00         ZZ
                                         360        101,516.72          1
                                       7.000            675.95         80
                                       6.750            675.95
    HOUSTON          TX   77070          5            10/26/01         00
    0413166711                           03           12/01/01          0
    0413166711                           O            11/01/31
    0


    6264836          E22/G02             F          360,000.00         ZZ
                                         360        359,732.83          1
                                       7.500          2,517.17         90
                                       7.250          2,517.17
    CHULA VISTA      CA   91914          5            10/25/01         11
    0413166844                           03           12/01/01         25
    0413166844                           O            11/01/31
    0


    6264838          E22/G02             F          128,640.00         ZZ
                                         360        128,531.93          1
                                       6.875            845.07         80
                                       6.625            845.07
    CLEBURNE         TX   76033          1            10/31/01         00
    0413168865                           05           12/01/01          0
    0413168865                           O            11/01/31
    0


    6264840          E22/G02             F          100,200.00         ZZ
                                         360        100,117.87          1
                                       7.000            666.63         95
                                       6.750            666.63
    NORTH CHARLESTO  SC   29418          1            10/31/01         10
    0413169350                           05           12/01/01         30
    0413169350                           O            11/01/31
    0


    6264872          E22/G02             F           41,400.00         ZZ
                                         360         41,373.61          1
1


                                       8.250            311.02         90
                                       8.000            311.02
    LAS VEGAS        NV   89110          1            10/24/01         01
    0413177544                           09           12/01/01         25
    0413177544                           N            11/01/31
    0


    6264878          E22/G02             F           60,000.00         ZZ
                                         360         59,960.75          1
                                       8.125            445.50         80
                                       7.875            445.50
    SANDPOINT        ID   83864          1            10/25/01         00
    0413178195                           05           12/01/01          0
    0413178195                           N            11/01/31
    0


    6264900          E22/G02             F           83,125.00         ZZ
                                         360         83,071.99          1
                                       8.250            624.49         95
                                       8.000            624.49
    WEST PALM BEACH  FL   33406          1            10/31/01         01
    0413184854                           09           12/01/01         30
    0413184854                           O            11/01/31
    0


    6264918          E22/G02             F          207,000.00         ZZ
                                         360        206,857.55          1
                                       7.875          1,500.89         90
                                       7.625          1,500.89
    AURORA           CO   80013          2            10/26/01         01
    0413187956                           05           12/01/01         25
    0413187956                           O            11/01/31
    0


    6264920          E22/G02             F           76,000.00         ZZ
                                         360         75,951.54          1
                                       8.250            570.96         95
                                       8.000            570.96
    WEST DUNDEE      IL   60118          1            10/31/01         11
    0413189143                           01           12/01/01         30
    0413189143                           O            11/01/31
    0


    6264922          E22/G02             F           38,800.00         ZZ
                                         360         38,774.62          1
                                       8.125            288.09         80
                                       7.875            288.09
    MEMPHIS          TN   38127          1            10/31/01         00
    0413189796                           05           12/01/01          0
1


    0413189796                           N            11/01/31
    0


    6264926          E22/G02             F           73,350.00         ZZ
                                         360         73,295.57          1
                                       7.500            512.87         90
                                       7.250            512.87
    WINCHESTER       VA   22601          1            10/31/01         01
    0413191032                           07           12/01/01         25
    0413191032                           O            11/01/31
    0


    6264938          E22/G02             F          346,400.00         ZZ
                                         360        346,129.77          1
                                       7.250          2,363.06         80
                                       7.000          2,363.06
    DALLAS           TX   75208          5            10/25/01         00
    0413195116                           05           12/01/01          0
    0413195116                           O            11/01/31
    0


    6264956          E22/G02             F          136,000.00         ZZ
                                         360        135,906.41          1
                                       7.875            986.09         80
                                       7.625            986.09
    CASTLE ROCK      CO   80104          5            10/26/01         00
    0413197054                           03           12/01/01          0
    0413197054                           O            11/01/31
    0


    6264976          E22/G02             F           71,250.00         ZZ
                                         360         71,197.12          1
                                       7.500            498.19         95
                                       7.250            498.19
    PLANT CITY       FL   33566          1            10/31/01         01
    0413202722                           05           12/01/01         30
    0413202722                           O            11/01/31
    0


    6264978          E22/G02             F          444,150.00         ZZ
                                         360        443,803.52          1
                                       7.250          3,029.89         80
                                       7.000          3,029.89
    TOLAR            TX   76476          1            10/31/01         00
    0413202854                           05           12/01/01          0
    0413202854                           O            11/01/31
    0


1


    6265020          E22/G02             F           44,000.00         ZZ
                                         240         43,925.30          1
                                       8.000            368.03         76
                                       7.750            368.03
    MEMPHIS          TN   38109          2            10/31/01         00
    0413214321                           05           12/01/01          0
    0413214321                           N            11/01/21
    0


    6265026          E22/G02             F          146,300.00         ZZ
                                         360        146,188.68          1
                                       7.375          1,010.46         95
                                       7.125          1,010.46
    AMARILLO         TX   79109          1            10/30/01         01
    0413215096                           05           12/01/01         30
    0413215096                           O            11/01/31
    0


    6265030          E22/G02             F          140,000.00         ZZ
                                         360        139,879.46          1
                                       6.750            908.04         80
                                       6.500            908.04
    AUBURN           WA   98001          2            10/25/01         00
    0413216540                           05           12/01/01          0
    0413216540                           O            11/01/31
    0


    6265036          E22/G02             F          185,900.00         ZZ
                                         360        185,694.44          1
                                       7.000          1,236.80         60
                                       6.750          1,236.80
    OCEANSIDE        CA   92056          5            10/26/01         00
    0413217332                           05           12/01/01          0
    0413217332                           O            11/01/31
    0


    6265904          B57/G02             F          140,100.00         ZZ
                                         360        139,985.16          1
                                       7.000            932.09         80
                                       6.750            932.09
    LONG BEACH       CA   90804          2            10/25/01         00
    0433385424                           05           12/01/01          0
    2117234                              O            11/01/31
    0


    6266726          Q30/G02             F          499,900.00         ZZ
                                         240        499,024.60          2
                                       7.750          4,103.92         76
                                       7.500          4,103.92
1


    EASTCHESTER      NY   10709          5            10/23/01         00
    0433393121                           05           12/01/01          0
    11014830                             O            11/01/21
    0


    6267080          076/076             F          100,000.00         ZZ
                                         360         99,835.59          1
                                       7.000            665.30         75
                                       6.750            665.30
    WILMINGTON       DE   19803          1            09/27/01         00
    0478303                              05           11/01/01          0
    0478303                              O            10/01/31
    0


    6267082          076/076             F          236,000.00         ZZ
                                         360        235,665.80          1
                                       7.750          1,690.73         73
                                       7.500          1,690.73
    HOWELL           MI   48836          2            09/19/01         00
    1602438                              05           11/01/01          0
    1602438                              O            10/01/31
    0


    6267722          G51/G02             F           73,800.00         ZZ
                                         360         73,750.48          4
                                       8.000            541.52         90
                                       7.750            541.52
    JACKSONVILLE     FL   32205          1            10/29/01         14
    0433393543                           05           12/01/01         25
    1                                    N            11/01/31
    0


    6268996          E23/G02             F          396,000.00         ZZ
                                         360        396,000.00          1
                                       6.875          2,601.44         80
                                       6.625          2,601.44
    SANTA ANA        CA   92705          5            11/15/01         00
    0433414778                           05           01/01/02          0
    51009276                             O            12/01/31
    0


    6274950          642/G02             F           61,500.00         ZZ
                                         360         61,457.67          2
                                       7.875            445.92         75
                                       7.625            445.92
    WASHINGTON       DC   20002          5            10/23/01         00
    0433326519                           05           12/01/01          0
    07161001                             N            11/01/31
    0
1




    6277434          G52/G02             F          616,000.00         ZZ
                                         360        615,554.16          1
                                       7.625          4,360.01         80
                                       7.375          4,360.01
    HONOLULU         HI   96816          5            10/18/01         00
    0433407376                           05           12/01/01          0
    9205000795                           O            11/01/31
    0


    6277912          758/G02             F          275,000.00         ZZ
                                         360        275,000.00          1
                                       6.625          1,760.86         79
                                       6.375          1,760.86
    HOUSTON          TX   77024          5            11/06/01         00
    0433404456                           03           01/01/02          0
    1                                    O            12/01/31
    0


    6286562          X08/G02             F          476,000.00         ZZ
                                         360        476,000.00          1
                                       7.125          3,206.90         80
                                       6.875          3,206.90
    NORTH SALT LAKE  UT   84054          2            11/07/01         00
    0433383015                           05           01/01/02          0
    2789896                              O            12/01/31
    0


    6286620          477/G02             F          115,000.00         ZZ
                                         360        115,000.00          1
                                       7.750            823.87         73
                                       7.500            823.87
    MESA             AZ   85208          1            11/12/01         00
    0433415510                           03           01/01/02          0
    121594                               N            12/01/31
    0


    6288286          420/G02             F          330,000.00         ZZ
                                         360        330,000.00          1
                                       6.625          2,113.03         79
                                       6.375          2,113.03
    SANTA ROSA       CA   95405          5            11/09/01         00
    0433396579                           05           01/01/02          0
    51002546                             O            12/01/31
    0


    6289004          H58/G02             F          311,000.00         ZZ
                                         360        311,000.00          1
1


                                       7.375          2,148.00         65
                                       7.125          2,148.00
    SAN FRANCISCO    CA   94110          2            11/12/01         00
    0433402849                           05           01/01/02          0
    0000081120                           O            12/01/31
    0


    6290840          E22/G02             F          525,000.00         ZZ
                                         360        524,629.46          1
                                       7.750          3,761.16         75
                                       7.500          3,761.16
    WOODLAND HILLS   CA   91364          5            10/17/01         00
    0413108770                           05           12/01/01          0
    0413108770                           O            11/01/31
    0


    6290850          E22/G02             F          395,000.00         ZZ
                                         240        394,230.16          1
                                       6.875          3,032.86         69
                                       6.625          3,032.86
    PHOENIX          AZ   85023          5            10/26/01         00
    0413128661                           05           12/01/01          0
    0413128661                           O            11/01/21
    0


    6290862          E22/G02             F          252,000.00         ZZ
                                         360        251,839.31          2
                                       8.250          1,893.19         90
                                       8.000          1,893.19
    ATLANTA          GA   30314          1            11/01/01         04
    0413143637                           05           12/01/01         25
    0413143637                           N            11/01/31
    0


    6290872          E22/G02             F          207,000.00         ZZ
                                         360        206,821.78          1
                                       6.750          1,342.60         45
                                       6.500          1,342.60
    DALLAS           TX   75209          2            10/26/01         00
    0413149774                           05           12/01/01          0
    0413149774                           O            11/01/31
    0


    6290908          E22/G02             F           64,000.00         ZZ
                                         360         63,955.96          1
                                       7.875            464.04         80
                                       7.625            464.04
    UPPER LAKE       CA   95485          1            10/23/01         00
    0413179946                           05           12/01/01          0
1


    0413179946                           O            11/01/31
    0


    6290914          E22/G02             F          144,800.00         ZZ
                                         360        144,705.28          1
                                       8.125          1,075.14         80
                                       7.875          1,075.14
    ANNA             TX   75409          4            10/31/01         00
    0413185117                           05           12/01/01          0
    0413185117                           O            11/01/31
    0


    6290920          E22/G02             F          540,000.00         ZZ
                                         360        539,568.17          1
                                       7.125          3,638.08         75
                                       6.875          3,638.08
    NORTHRIDGE       CA   91324          2            10/23/01         00
    0413185448                           05           12/01/01          0
    0413185448                           O            11/01/31
    0


    6290924          E22/G02             F           32,000.00         ZZ
                                         360         31,979.07          1
                                       8.125            237.60         80
                                       7.875            237.60
    KANSAS CITY      MO   64132          1            11/01/01         00
    0413193400                           05           12/01/01          0
    0413193400                           N            11/01/31
    0


    6290930          E22/G02             F           52,000.00         ZZ
                                         360         51,965.98          1
                                       8.125            386.10         80
                                       7.875            386.10
    MEMPHIS          TN   38112          1            10/31/01         00
    0413199910                           05           12/01/01          0
    0413199910                           N            11/01/31
    0


    6290934          E22/G02             F           99,000.00         ZZ
                                         240         98,815.66          1
                                       7.250            782.47         90
                                       7.000            782.47
    SPRING           TX   77380          1            11/01/01         04
    0413206525                           03           12/01/01         25
    0413206525                           O            11/01/21
    0


1


    6290946          E22/G02             F           57,675.00         ZZ
                                         360         57,637.27          1
                                       8.125            428.24         75
                                       7.875            428.24
    ROCKLAND         MA   02370          1            11/01/01         00
    0413128678                           01           12/01/01          0
    0413218678                           N            11/01/31
    0


    6291502          E82/G02             F          117,500.00         ZZ
                                         360        117,500.00          1
                                       6.750            762.10         68
                                       6.500            762.10
    AULT             CO   80610          2            10/30/01         00
    0400516555                           05           01/01/02          0
    3837752                              O            12/01/31
    0


    6291516          E82/G02             F          189,000.00         ZZ
                                         360        188,852.57          4
                                       7.250          1,289.31         86
                                       7.000          1,289.31
    WARWICK          NY   10990          2            10/31/01         04
    0400514956                           05           12/01/01         25
    1937253                              O            11/01/31
    0


    6291538          E82/G02             F           67,600.00         ZZ
                                         360         67,600.00          2
                                       7.500            472.67         64
                                       7.250            472.67
    OCONTO FALLS     WI   54154          2            10/30/01         00
    0400509212                           05           01/01/02          0
    0400509212                           O            12/01/31
    0


    6291540          E82/G02             F          304,000.00         ZZ
                                         360        303,762.85          1
                                       7.250          2,073.82         80
                                       7.000          2,073.82
    RANDOLPH         NJ   07869          1            11/01/01         00
    0400498721                           05           12/01/01          0
    0400498721                           O            11/01/31
    0


    6292196          964/G02             F          198,100.00         ZZ
                                         360        198,100.00          1
                                       6.875          1,301.38         79
                                       6.625          1,301.38
1


    KENT             WA   98031          2            11/08/01         00
    0433394533                           05           01/01/02          0
    159713                               O            12/01/31
    0


    6292474          N47/G02             F          204,000.00         T
                                         360        204,000.00          1
                                       6.750          1,323.14         80
                                       6.500          1,323.14
    HIGHLANDS        NC   28741          1            11/13/01         00
    0433391927                           05           01/01/02          0
    40112878                             O            12/01/31
    0


    6293254          E22/G02             F          127,500.00         ZZ
                                         360        127,344.99          1
                                       8.500            980.36         75
                                       8.250            980.36
    LITTLE ROCK      AR   72207          5            09/19/01         00
    0412980047                           05           11/01/01          0
    0412980047                           N            10/01/31
    0


    6294196          Q99/G02             F          115,750.00         ZZ
                                         360        115,750.00          1
                                       8.000            849.33         93
                                       7.750            849.33
    ST PETERSBURG    FL   33710          5            11/09/01         14
    0433380839                           05           01/01/02         30
    1                                    O            12/01/31
    0


    6304066          B44/G02             F          500,000.00         ZZ
                                         360        500,000.00          1
                                       6.625          3,201.55         77
                                       6.375          3,201.55
    DANVILLE         CA   94506          5            11/09/01         00
    0433400546                           03           01/01/02          0
    3011893                              O            12/01/31
    0


    6305104          076/076             F          202,500.00         ZZ
                                         360        202,205.95          1
                                       7.625          1,433.28         75
                                       7.375          1,433.28
    HAVERHILL        MA   01830          5            09/14/01         00
    0173518                              05           11/01/01          0
    0173518                              O            10/01/31
    0
1




    6305106          076/076             F          152,900.00         ZZ
                                         360        152,604.44          4
                                       8.375          1,162.15         90
                                       8.125          1,162.15
    MIAMI            FL   33157          1            08/27/01         10
    0181352                              05           10/01/01         25
    0181352                              N            09/01/31
    0


    6305108          076/076             F          128,700.00         ZZ
                                         360        128,615.82          1
                                       8.125            955.59         90
                                       7.875            955.59
    CONNERSVILLE     IN   47331          1            10/04/01         10
    0411598                              05           12/01/01         25
    0411598                              O            11/01/31
    0


    6305110          076/076             F          384,000.00         ZZ
                                         360        383,707.81          1
                                       7.375          2,652.19         79
                                       7.125          2,652.19
    FARMINGTON       MI   48335          2            10/02/01         00
    0414846                              05           12/01/01          0
    0414846                              O            11/01/31
    0


    6305112          076/076             F          346,000.00         ZZ
                                         360        345,471.82          1
                                       7.375          2,389.74         63
                                       7.125          2,389.74
    NORTHBROOK       IL   60062          2            09/19/01         00
    0464026                              05           11/01/01          0
    0464026                              O            10/01/31
    0


    6305114          076/076             F          275,000.00         ZZ
                                         360        274,558.86          1
                                       7.125          1,852.73         59
                                       6.875          1,852.73
    LINCOLN          NE   68516          2            09/24/01         00
    0492505                              03           11/01/01          0
    0492505                              O            10/01/31
    0


    6305116          076/076             F          247,500.00         ZZ
                                         360        247,191.25          4
1


                                       8.375          1,881.18         65
                                       8.125          1,881.18
    BROOKLYN         NY   11206          1            09/24/01         00
    1265387                              05           11/01/01          0
    1265387                              O            10/01/31
    0


    6305118          076/076             F          330,000.00         ZZ
                                         360        329,496.24          1
                                       7.375          2,279.23         57
                                       7.125          2,279.23
    WEST BLOOMFIELD  MI   48323          5            10/01/01         00
    1296587                              05           11/01/01          0
    1296587                              O            10/01/31
    0


    6305120          076/076             F          275,000.00         ZZ
                                         360        274,558.86          1
                                       7.125          1,852.73         74
                                       6.875          1,852.73
    AURORA           OR   97002          2            09/24/01         00
    1386614                              05           11/01/01          0
    1386614                              O            10/01/31
    0


    6305122          076/076             F          118,000.00         ZZ
                                         360        117,832.89          1
                                       7.750            845.37         80
                                       7.500            845.37
    OMAHA            NE   68104          1            09/20/01         00
    1453683                              05           11/01/01          0
    1453683                              O            10/01/31
    0


    6305124          076/076             F          364,000.00         ZZ
                                         360        363,471.42          1
                                       7.625          2,576.37         80
                                       7.375          2,576.37
    EAST NORTHPORT   NY   11731          2            09/26/01         00
    1457605                              05           11/01/01          0
    1457605                              O            10/01/31
    0


    6305126          076/076             F          190,000.00         ZZ
                                         360        189,717.10          1
                                       7.500          1,328.51         57
                                       7.250          1,328.51
    WAHOO            NE   68066          5            09/26/01         00
    1610604                              05           11/01/01          0
1


    1610604                              O            10/01/31
    0


    6305128          076/076             F          279,000.00         ZZ
                                         360        278,604.89          3
                                       7.750          1,998.79         90
                                       7.500          1,998.79
    MONROVIA         CA   91016          5            09/26/01         10
    1654218                              05           11/01/01         25
    1654218                              O            10/01/31
    0


    6305130          076/076             F          125,000.00         ZZ
                                         360        124,827.38          3
                                       7.875            906.34         90
                                       7.625            906.34
    NEWARK           NJ   07103          1            10/04/01         10
    1801734                              05           11/01/01         25
    1801734                              O            10/01/31
    0


    6305132          076/076             F          315,000.00         ZZ
                                         360        314,804.21          4
                                       8.375          2,394.23         90
                                       8.125          2,394.23
    NEW YORK         NY   10033          1            10/10/01         10
    1807759                              05           12/01/01         25
    1807759                              O            11/01/31
    0


    6305134          076/076             F          472,500.00         ZZ
                                         360        471,940.06          3
                                       8.625          3,675.06         90
                                       8.375          3,675.06
    OZONE PARK       NY   11417          1            09/21/01         12
    5384513                              05           11/01/01         25
    5384513                              O            10/01/31
    0


    6305138          076/076             F          275,000.00         ZZ
                                         360        274,155.22          1
                                       7.375          1,899.36         74
                                       7.125          1,899.36
    WOODLAND HILLS   CA   91367          2            07/19/01         00
    5549753                              05           09/01/01          0
    5549753                              O            08/01/31
    0


1


    6305140          076/076             F          365,600.00         ZZ
                                         360        365,372.76          3
                                       8.375          2,778.82         80
                                       8.125          2,778.82
    WOODHAVEN        NY   11421          1            10/05/01         00
    5627893                              05           12/01/01          0
    5627893                              O            11/01/31
    0


    6305142          076/076             F          328,800.00         ZZ
                                         360        328,044.81          1
                                       7.375          2,270.94         80
                                       7.125          2,270.94
    SAN CLEMENTE     CA   92673          1            08/20/01         00
    5768935                              03           10/01/01          0
    5768935                              O            09/01/31
    0


    6305144          076/076             F          100,000.00         ZZ
                                         360         99,854.80          1
                                       7.625            707.79         48
                                       7.375            707.79
    SAN DIEGO        CA   92110          5            09/18/01         00
    7086979                              05           11/01/01          0
    7086979                              O            10/01/31
    0


    6305146          076/076             F          155,000.00         ZZ
                                         360        154,806.63          1
                                       8.375          1,178.12         60
                                       8.125          1,178.12
    HICKORY HILLS    IL   60457          5            10/01/01         00
    7111880                              05           11/01/01          0
    7111880                              O            10/01/31
    0


    6305148          076/076             F          125,500.00         ZZ
                                         360        125,335.26          4
                                       8.125            931.83         89
                                       7.875            931.83
    DUBUQUE          IA   52001          2            09/14/01         10
    7112140                              05           11/01/01         25
    7112140                              O            10/01/31
    0


    6305150          076/076             F          360,000.00         ZZ
                                         360        359,515.29          4
                                       8.000          2,641.55         90
                                       7.750          2,641.55
1


    BRONX            NY   10461          1            09/25/01         10
    7118509                              05           11/01/01         25
    7118509                              O            10/01/31
    0


    6305152          076/076             F           80,000.00         ZZ
                                         360         79,880.89          1
                                       7.500            559.37         80
                                       7.250            559.37
    AMARILLO         TX   79106          1            09/20/01         00
    7129627                              05           11/01/01          0
    7129627                              O            10/01/31
    0


    6305154          076/076             F          125,000.00         ZZ
                                         300        124,696.54          1
                                       7.125            893.47         56
                                       6.875            893.47
    HIGHGATE         VT   05459          2            09/06/01         00
    8581044                              05           11/01/01          0
    8581044                              O            10/01/26
    0


    6305216          A80/G02             F          169,200.00         ZZ
                                         360        169,080.58          4
                                       7.750          1,212.17         90
                                       7.500          1,212.17
    MIAMI            FL   33127          1            10/26/01         12
    0433340189                           05           12/01/01         25
    0154109                              O            11/01/31
    0


    6305420          U05/G02             F          322,000.00         ZZ
                                         360        322,000.00          1
                                       7.000          2,142.27         76
                                       6.750          2,142.27
    CORONA DEL MAR   CA   92625          2            11/06/01         00
    0433421989                           01           01/01/02          0
    3173264                              O            12/01/31
    0


    6310136          944/G02             F          196,000.00         T
                                         360        195,831.24          1
                                       6.750          1,271.26         80
                                       6.500          1,271.26
    ORO VALLEY       AZ   85737          1            10/15/01         00
    0433385440                           05           12/01/01          0
    W01080604                            O            11/01/31
    0
1




    6313796          T44/G02             F          265,500.00         ZZ
                                         360        265,500.00          1
                                       6.875          1,744.15         57
                                       6.625          1,744.15
    NEWCASTLE        CA   95658          5            11/07/01         00
    0433393717                           05           01/01/02          0
    1025710                              O            12/01/31
    0


    6319604          E22/G02             F          170,800.00         ZZ
                                         360        170,688.27          1
                                       8.125          1,268.19         90
                                       7.875          1,268.19
    LA JOLLA         CA   92037          5            10/25/01         01
    0413044900                           01           12/01/01         25
    0413044900                           O            11/01/31
    0


    6319626          E22/G02             F          210,000.00         ZZ
                                         360        209,836.18          1
                                       7.250          1,432.57         70
                                       7.000          1,432.57
    GARDNERVILLE     NV   89410          1            10/24/01         00
    0413088022                           05           12/01/01          0
    0413088022                           O            11/01/31
    0


    6319628          E22/G02             F          150,000.00         ZZ
                                         360        149,901.87          2
                                       8.125          1,113.75         75
                                       7.875          1,113.75
    PUYALLUP         WA   98371          5            10/26/01         00
    0413090499                           05           12/01/01          0
    0413090499                           N            11/01/31
    0


    6319652          E22/G02             F          116,000.00         ZZ
                                         360        115,920.17          1
                                       7.875            841.08         80
                                       7.625            841.08
    SPICEWOOD        TX   78669          5            10/25/01         00
    0413125592                           09           12/01/01          0
    0413125592                           O            11/01/31
    0


    6319656          E22/G02             F          281,100.00         ZZ
                                         360        280,886.10          1
1


                                       7.375          1,941.49         95
                                       7.125          1,941.49
    SUWANEE          GA   30024          1            11/02/01         01
    0413126202                           03           12/01/01         30
    0413126202                           O            11/01/31
    0


    6319666          E22/G02             F           70,000.00         ZZ
                                         360         69,941.19          1
                                       6.875            459.85         77
                                       6.625            459.85
    SPRING           TX   77380          2            11/02/01         00
    0413134149                           03           12/01/01          0
    0413134149                           N            11/01/31
    0


    6319680          E22/G02             F          188,000.00         ZZ
                                         360        187,860.48          1
                                       7.500          1,314.52         68
                                       7.250          1,314.52
    EL DORADO        CA   95623          5            10/26/01         00
    0413147737                           05           12/01/01          0
    0413147737                           O            11/01/31
    0


    6319686          E22/G02             F          116,000.00         ZZ
                                         360        116,000.00          1
                                       8.250            871.47         80
                                       8.000            871.47
    GILCHRIST        TX   77617          5            10/29/01         00
    0413152836                           05           01/01/02          0
    0413152836                           O            12/01/31
    0


    6319696          E22/G02             F          164,000.00         ZZ
                                         360        163,887.14          1
                                       7.875          1,189.11         80
                                       7.625          1,189.11
    SUMMERVILLE      SC   29483          5            10/29/01         00
    0413158130                           05           12/01/01          0
    0413158130                           O            11/01/31
    0


    6319698          E22/G02             F          130,000.00         ZZ
                                         360        129,912.78          3
                                       8.000            953.89         87
                                       7.750            953.89
    FORT LAUDERDALE  FL   33312          1            11/02/01         01
    0413159443                           05           12/01/01         25
1


    0413159443                           N            11/01/31
    0


    6319710          E22/G02             F          219,200.00         ZZ
                                         360        219,041.35          1
                                       7.625          1,551.48         80
                                       7.375          1,551.48
    CHAPEL HILL      NC   27514          5            10/29/01         00
    0413166828                           05           12/01/01          0
    0413166828                           O            11/01/31
    0


    6319722          E22/G02             F          127,775.00         ZZ
                                         360        127,672.82          1
                                       7.125            860.84         95
                                       6.875            860.84
    HESPERIA         CA   92345          1            10/25/01         04
    0413170523                           05           12/01/01         25
    0413170523                           O            11/01/31
    0


    6319726          E22/G02             F          244,000.00         ZZ
                                         360        243,789.92          1
                                       6.750          1,582.58         80
                                       6.500          1,582.58
    SANTA FE         NM   87501          1            11/02/01         00
    0413171612                           01           12/01/01          0
    0413171612                           O            11/01/31
    0


    6319752          E22/G02             F           64,800.00         ZZ
                                         360         64,750.69          1
                                       7.375            447.56         80
                                       7.125            447.56
    NORTH LAS VEGAS  NV   89031          5            10/24/01         00
    0413185893                           05           12/01/01          0
    0413185893                           O            11/01/31
    0


    6319766          E22/G02             F          207,000.00         ZZ
                                         360        206,846.38          2
                                       7.500          1,447.37         90
                                       7.250          1,447.37
    ADDISON          IL   60101          1            11/02/01         04
    0413195611                           05           12/01/01         25
    0413195611                           O            11/01/31
    0


1


    6319788          E22/G02             F          121,600.00         ZZ
                                         360        121,497.84          1
                                       6.875            798.83         80
                                       6.625            798.83
    PERRY            UT   84302          1            10/29/01         00
    0413208265                           05           12/01/01          0
    0413208265                           O            11/01/31
    0


    6319804          E22/G02             F           59,200.00         ZZ
                                         360         59,146.49          1
                                       6.500            374.18         80
                                       6.250            374.18
    MONTROSE         CO   81401          1            11/02/01         00
    0413215831                           01           12/01/01          0
    0413215831                           N            11/01/31
    0


    6319816          E22/G02             F          238,400.00         ZZ
                                         360        238,400.00          1
                                       7.500          1,666.93         80
                                       7.250          1,666.93
    GARDNERVILLE     NV   89410          1            10/29/01         00
    0413216342                           05           01/01/02          0
    0413216342                           O            12/01/31
    0


    6319824          E22/G02             F          160,500.00         ZZ
                                         360        160,368.44          1
                                       7.000          1,067.81         70
                                       6.750          1,067.81
    MIRAMAR          FL   33027          1            11/02/01         00
    0413220807                           03           12/01/01          0
    0413220807                           O            11/01/31
    0


    6320402          E82/G02             F          194,000.00         ZZ
                                         360        193,852.38          1
                                       7.375          1,339.91         74
                                       7.125          1,339.91
    RANCHO CUCAMONG  CA   91701          5            10/29/01         00
    0400516688                           05           12/01/01          0
    0400516688                           O            11/01/31
    0


    6320410          E82/G02             F          260,000.00         ZZ
                                         360        259,807.04          4
                                       7.500          1,817.96         78
                                       7.250          1,817.96
1


    CINCINNATI       OH   45202          2            11/01/01         00
    0400484226                           05           12/01/01          0
    1728145                              O            11/01/31
    0


    6320416          E82/G02             F          148,500.00         ZZ
                                         360        148,196.99          2
                                       7.250          1,013.03         90
                                       7.000          1,013.03
    NEW ORLEANS      LA   70130          2            11/01/01         04
    0400506747                           05           12/01/01         25
    0400506747                           O            11/01/31
    0


    6320424          E82/G02             F          253,000.00         ZZ
                                         360        252,767.47          1
                                       7.125          1,704.51         63
                                       6.875          1,704.51
    PORTLAND         OR   97202          2            11/01/01         00
    0400512638                           05           12/01/01          0
    0400512638                           O            11/01/31
    0


    6320432          E82/G02             F          124,000.00         ZZ
                                         360        123,910.26          4
                                       7.625            877.66         80
                                       7.375            877.66
    ROME             GA   30165          2            10/31/01         00
    0400508073                           09           12/01/01          0
    6320432                              N            11/01/31
    0


    6320436          E82/G02             F          115,400.00         ZZ
                                         360        115,400.00          1
                                       6.875            758.10         68
                                       6.625            758.10
    SAN DIEGO        CA   92128          2            11/01/01         00
    0400516399                           01           01/01/02          0
    0400516399                           O            12/01/31
    0


    6323236          721/G02             F          434,550.00         ZZ
                                         360        434,227.50          1
                                       7.500          3,038.44         77
                                       7.250          3,038.44
    GALLATIN         TN   37066          2            10/22/01         00
    0433392180                           05           12/01/01          0
    7891185138                           O            11/01/31
    0
1




    6327598          K89/G02             F           99,000.00         ZZ
                                         360         99,000.00          1
                                       6.875            650.36         75
                                       6.625            650.36
    HIALEAH          FL   33013          1            11/21/01         00
    0433405156                           05           01/01/02          0
    200110189                            O            12/01/31
    0


    6328430          964/G02             F          128,250.00         ZZ
                                         360        128,250.00          1
                                       7.250            874.89         95
                                       7.000            874.89
    LONGVIEW         WA   98632          1            11/09/01         11
    0433398583                           03           01/01/02         30
    163335                               O            12/01/31
    0


    6329694          U05/G02             F          292,000.00         ZZ
                                         360        292,000.00          1
                                       7.250          1,991.95         80
                                       7.000          1,991.95
    KINGSVILLE       MD   21087          1            11/08/01         00
    0433387339                           05           01/01/02          0
    3181006                              O            12/01/31
    0


    6329826          964/G02             F          307,500.00         ZZ
                                         360        307,500.00          1
                                       7.250          2,097.69         75
                                       7.000          2,097.69
    AUBURN           CA   95603          5            11/15/01         00
    0433407772                           05           01/01/02          0
    160298                               O            12/01/31
    0


    6329866          H58/G02             F           45,600.00         ZZ
                                         360         45,600.00          1
                                       7.750            326.68         80
                                       7.500            326.68
    MEDFORD          OR   97504          1            11/01/01         00
    0433391141                           01           01/01/02          0
    0000077607                           N            12/01/31
    0


    6330702          B44/G02             F          164,730.00         ZZ
                                         360        164,607.74          1
1


                                       7.500          1,151.82         95
                                       7.250          1,151.82
    GARDEN VALLEY    ID   83622          1            10/09/01         11
    0433346533                           05           12/01/01         25
    4011593                              O            11/01/31
    0


    6332294          B57/G02             F          232,000.00         ZZ
                                         360        232,000.00          1
                                       7.000          1,543.50         78
                                       6.750          1,543.50
    LOS ANGELES      CA   91436          5            11/07/01         00
    0433401882                           01           01/01/02          0
    2117805                              O            12/01/31
    0


    6332996          E47/G02             F          176,400.00         ZZ
                                         360        176,400.00          1
                                       6.750          1,144.13         72
                                       6.500          1,144.13
    COLUMBIA         MD   21045          5            11/13/01         00
    0433410628                           05           01/01/02          0
    7338510457                           O            12/01/31
    0


    6333360          964/G02             F          185,600.00         ZZ
                                         360        185,600.00          1
                                       6.875          1,219.26         80
                                       6.625          1,219.26
    MODESTO          CA   95355          5            11/16/01         00
    0433416203                           05           01/01/02          0
    148859                               O            12/01/31
    0


    6334776          R49/G02             F           81,600.00         ZZ
                                         360         81,600.00          3
                                       7.625            577.56         80
                                       7.375            577.56
    SAN BERNARDINO   CA   92407          1            11/14/01         00
    0433404829                           05           01/01/02          0
    9711281                              N            12/01/31
    0


    6335930          E48/G02             F          495,000.00         ZZ
                                         360        495,000.00          1
                                       7.500          3,461.12         75
                                       7.250          3,461.12
    ARRINGTON        TN   37014          5            11/14/01         00
    0433415957                           05           01/01/02          0
1


    10011903                             O            12/01/31
    0


    6336562          S27/G02             F          121,000.00         ZZ
                                         360        121,000.00          1
                                       7.125            815.20         73
                                       6.875            815.20
    PORT SAINT LUCI  FL   34952          1            11/13/01         00
    0433393006                           05           01/01/02          0
    1090000305                           O            12/01/31
    0


    6336672          286/286             F          242,900.00         ZZ
                                         360        242,604.64          3
                                       8.500          1,867.70         90
                                       8.250          1,867.70
    ASBURY PARK      NJ   07712          1            09/07/01         11
    535392                               05           11/01/01         25
    535392                               N            10/01/31
    0


    6336674          286/286             F           92,600.00         ZZ
                                         360         92,185.45          4
                                       7.375            639.57         80
                                       7.125            639.57
    DAYTON           OH   45424          1            08/30/01         00
    520589                               05           10/01/01          0
    520589                               N            09/01/31
    0


    6336676          286/286             F           75,000.00         ZZ
                                         360         74,888.31          1
                                       7.500            524.42         40
                                       7.250            524.42
    EVANSTON         IL   60201          1            09/25/01         00
    555394                               01           11/01/01          0
    555394                               N            10/01/31
    0


    6336678          286/286             F          300,000.00         ZZ
                                         360        299,564.34          1
                                       7.625          2,123.39         59
                                       7.375          2,123.39
    ASHBURN          VA   20147          2            09/20/01         00
    569092                               03           11/01/01          0
    569092                               N            10/01/31
    0


1


    6336680          286/286             F          190,000.00         ZZ
                                         360        189,661.03          1
                                       8.625          1,477.81         80
                                       8.375          1,477.81
    MONROE           CT   06468          1            08/31/01         00
    9648939                              05           10/01/01          0
    9648939                              N            09/01/31
    0


    6336682          286/286             F          257,700.00         ZZ
                                         360        257,522.65          4
                                       7.875          1,868.51         31
                                       7.625          1,868.51
    CORONA DEL MAR   CA   92625          5            10/09/01         00
    561746                               05           12/01/01          0
    561746                               N            11/01/31
    0


    6336686          286/286             F          325,600.00         ZZ
                                         360        324,940.20          1
                                       8.000          2,389.14         80
                                       7.750          2,389.14
    STATEN ISLAND    NY   10314          5            08/27/01         00
    253953                               05           10/01/01          0
    253953                               O            09/01/31
    0


    6336688          286/286             F           67,550.00         ZZ
                                         360         67,463.54          1
                                       8.250            507.49         90
                                       8.000            507.49
    HARRISON TWP     NJ   08062          1            09/27/01         11
    474782                               05           11/01/01         25
    474782                               N            10/01/31
    0


    6336690          286/286             F           51,900.00         ZZ
                                         360         51,789.39          4
                                       7.750            371.82         84
                                       7.500            371.82
    ST LOUIS         MO   63147          2            08/29/01         01
    435354                               05           10/01/01         12
    435354                               N            09/01/31
    0


    6336692          286/286             F           51,900.00         ZZ
                                         360         51,789.39          4
                                       7.750            371.82         88
                                       7.500            371.82
1


    ST LOUIS         MO   63147          2            08/29/01         21
    435353                               05           10/01/01         25
    435353                               N            09/01/31
    0


    6336694          286/286             F          319,000.00         ZZ
                                         360        318,513.03          1
                                       7.375          2,203.26         80
                                       7.125          2,203.26
    ELBERT           CO   80106          5            09/11/01         00
    322776                               05           11/01/01          0
    322776                               O            10/01/31
    0


    6336696          286/286             F          173,000.00         ZZ
                                         360        172,649.41          3
                                       8.000          1,269.42         80
                                       7.750          1,269.42
    SPRING VALLEY    NY   10977          1            08/29/01         00
    254049                               05           10/01/01          0
    254049                               N            09/01/31
    0


    6336698          286/286             F          264,000.00         T
                                         360        263,465.03          1
                                       8.000          1,937.14         80
                                       7.750          1,937.14
    PINE             AZ   85544          1            08/09/01         00
    532114                               05           10/01/01          0
    532114                               O            09/01/31
    0


    6336700          286/286             F           71,900.00         ZZ
                                         360         71,792.94          1
                                       7.500            502.74         80
                                       7.250            502.74
    FRANKLIN         IN   46131          1            09/25/01         00
    556919                               05           11/01/01          0
    556919                               N            10/01/31
    0


    6336702          286/286             F           71,900.00         ZZ
                                         360         71,792.94          1
                                       7.500            502.74         80
                                       7.250            502.74
    FRANKLIN         IN   46131          1            09/25/01         00
    556917                               05           11/01/01          0
    556917                               N            10/01/31
    0
1




    6336704          286/286             F          144,000.00         ZZ
                                         360        143,722.61          1
                                       8.250          1,081.83         90
                                       8.000          1,081.83
    MESA             AZ   85203          1            08/20/01         12
    531580                               05           10/01/01         25
    531580                               N            09/01/31
    0


    6336706          286/286             F           72,000.00         ZZ
                                         360         71,717.50          2
                                       8.250            540.92         80
                                       8.000            540.92
    ASBURY PARK      NJ   07712          1            08/31/01         00
    448201                               05           10/01/01          0
    448201                               N            09/01/31
    0


    6336710          286/286             F          104,000.00         ZZ
                                         360        103,837.23          1
                                       7.250            709.47         80
                                       7.000            709.47
    CHANDLER         AZ   85226          1            09/26/01         00
    572406                               03           11/01/01          0
    572406                               N            10/01/31
    0


    6336712          286/286             F           99,200.00         ZZ
                                         360         99,044.76          1
                                       7.250            676.72         80
                                       7.000            676.72
    PHOENIX          AZ   85044          1            09/13/01         00
    555827                               05           11/01/01          0
    555827                               N            10/01/31
    0


    6336714          286/286             F          124,100.00         ZZ
                                         360        123,919.77          3
                                       7.625            878.38         85
                                       7.375            878.38
    PROVIDENCE       RI   02908          2            09/21/01         11
    518533                               05           11/01/01         12
    518533                               N            10/01/31
    0


    6336716          286/286             F          108,900.00         ZZ
                                         360        108,749.60          2
1


                                       7.875            789.61         90
                                       7.625            789.61
    PROVIDENCE       RI   02908          1            09/21/01         11
    554987                               05           11/01/01         25
    554987                               N            10/01/31
    0


    6336722          286/286             F          116,250.00         ZZ
                                         360        116,085.37          1
                                       7.750            832.83         75
                                       7.500            832.83
    EAST POINT       GA   30344          5            09/12/01         00
    556743                               05           11/01/01          0
    556743                               N            10/01/31
    0


    6336728          286/286             F          224,100.00         ZZ
                                         360        223,368.31          1
                                       7.500          1,566.94         90
                                       7.250          1,566.94
    CAVE CREEK       AZ   85331          1            08/28/01         12
    550891                               03           10/01/01         25
    550891                               O            09/01/31
    0


    6336734          286/286             F           99,000.00         ZZ
                                         360         98,814.09          3
                                       8.375            752.48         90
                                       8.125            752.48
    SPRINGFIELD      MA   01108          1            08/29/01         11
    547897                               05           10/01/01         25
    547897                               N            09/01/31
    0


    6336736          286/286             F          108,000.00         ZZ
                                         360        107,772.24          2
                                       8.375            820.88         90
                                       8.125            820.88
    SPRINGFIELD      MA   01108          1            08/30/01         11
    548227                               05           10/01/01         25
    548227                               N            09/01/31
    0


    6336738          286/286             F          116,000.00         ZZ
                                         360        115,782.19          1
                                       8.375            881.68         80
                                       8.125            881.68
    MIRAMAR          FL   33027          1            08/31/01         00
    552907                               03           10/01/01          0
1


    552907                               N            09/01/31
    0


    6336740          286/286             F          281,900.00         ZZ
                                         360        281,177.93          1
                                       7.625          1,995.28         79
                                       7.375          1,995.28
    HOUSTON          TX   77042          2            09/05/01         00
    512968                               03           10/01/01          0
    512968                               N            09/01/31
    0


    6336742          286/286             F           12,160.00         ZZ
                                         360         12,134.73          2
                                       7.875             88.17         80
                                       7.625             88.17
    BUFFALO          NY   14211          1            08/31/01         00
    9520123                              05           10/01/01          0
    9520123                              N            09/01/31
    0


    6336744          286/286             F           30,600.00         ZZ
                                         360         30,579.46          2
                                       8.000            224.54         90
                                       7.750            224.54
    FORT WAYNE       IN   46802          1            10/12/01         12
    591429                               05           12/01/01         25
    591429                               N            11/01/31
    0


    6336746          286/286             F          480,000.00         ZZ
                                         360        479,285.29          1
                                       7.500          3,356.24         74
                                       7.250          3,356.24
    CARLSBAD         CA   92009          1            09/17/01         00
    573283                               03           11/01/01          0
    573283                               O            10/01/31
    0


    6336750          286/286             F           32,400.00         ZZ
                                         360         32,379.33          1
                                       8.250            243.42         90
                                       8.000            243.42
    FLINT            MI   48505          1            10/03/01         12
    323201                               05           12/01/01         25
    323201                               N            11/01/31
    0


1


    6336756          286/286             F          216,800.00         ZZ
                                         360        216,477.19          1
                                       7.500          1,515.90         80
                                       7.250          1,515.90
    TRUMBULL         CT   06611          1            09/25/01         00
    316124                               05           11/01/01          0
    316124                               O            10/01/31
    0


    6336758          286/286             F          284,000.00         ZZ
                                         360        283,627.18          1
                                       8.125          2,108.70         80
                                       7.875          2,108.70
    TRUMBULL         CT   06611          5            09/21/01         00
    538182                               05           11/01/01          0
    538182                               O            10/01/31
    0


    6336762          286/286             F           84,000.00         ZZ
                                         360         83,842.28          1
                                       8.375            638.46         80
                                       8.125            638.46
    HILLIARD         OH   43026          1            08/28/01         00
    556661                               05           10/01/01          0
    556661                               N            09/01/31
    0


    6336770          286/286             F           65,600.00         ZZ
                                         360         65,463.66          1
                                       7.875            475.65         80
                                       7.625            475.65
    NORMAL           IL   61761          1            08/24/01         00
    507208                               05           10/01/01          0
    507208                               O            09/01/31
    0


    6336772          286/286             F          275,000.00         ZZ
                                         360        274,656.95          1
                                       8.375          2,090.20         79
                                       8.125          2,090.20
    PLANTATION       FL   33325          5            09/19/01         00
    556866                               05           11/01/01          0
    556866                               O            10/01/31
    0


    6336774          286/286             F          104,000.00         ZZ
                                         360        103,873.53          1
                                       8.500            799.68         80
                                       8.250            799.68
1


    CHICAGO          IL   60638          1            09/11/01         00
    551353                               05           11/01/01          0
    551353                               O            10/01/31
    0


    6336776          286/286             F           38,250.00         ZZ
                                         360         38,202.28          1
                                       8.375            290.73         74
                                       8.125            290.73
    INDIANAPOLIS     IN   46218          2            09/14/01         00
    555545                               05           11/01/01          0
    555545                               N            10/01/31
    0


    6336778          286/286             F          120,800.00         ZZ
                                         360        120,624.57          1
                                       7.625            855.02         80
                                       7.375            855.02
    FARMER CITY      IL   61842          1            09/07/01         00
    518981                               05           11/01/01          0
    518981                               O            10/01/31
    0


    6336782          286/286             F          216,000.00         ZZ
                                         360        215,694.10          1
                                       7.750          1,547.46         80
                                       7.500          1,547.46
    EAST LONGMEADOW  MA   01028          5            09/24/01         00
    569965                               05           11/01/01          0
    569965                               O            10/01/31
    0


    6336784          286/286             F          257,000.00         ZZ
                                         360        256,645.10          1
                                       7.875          1,863.43         76
                                       7.625          1,863.43
    GEORGETOWN       TX   78628          2            09/19/01         00
    574792                               03           11/01/01          0
    574792                               O            10/01/31
    0


    6336788          286/286             F           72,000.00         ZZ
                                         360         71,912.45          4
                                       8.500            553.62         90
                                       8.250            553.62
    DECATUR          TX   76234          1            09/12/01         11
    559457                               05           11/01/01         25
    559457                               N            10/01/31
    0
1




    6336792          286/286             F          105,000.00         ZZ
                                         360        104,781.80          4
                                       7.875            761.32         75
                                       7.625            761.32
    CLEVELAND        OH   44103          2            08/24/01         00
    423337                               05           10/01/01          0
    423337                               N            09/01/31
    0


    6336794          286/286             F          216,500.00         ZZ
                                         360        216,144.04          1
                                       7.000          1,440.38         89
                                       6.750          1,440.38
    AURORA           CO   80018          2            10/01/01         21
    323029                               03           11/01/01         25
    323029                               O            10/01/31
    0


    6336800          286/286             F           55,500.00         ZZ
                                         360         55,427.14          1
                                       8.125            412.09         75
                                       7.875            412.09
    CANTON           OH   44710          2            10/02/01         00
    564168                               05           11/01/01          0
    564168                               N            10/01/31
    0


    6336802          286/286             F           49,500.00         ZZ
                                         360         49,436.65          1
                                       8.250            371.88         75
                                       8.000            371.88
    MIAMI            FL   33186          1            09/12/01         00
    556681                               01           11/01/01          0
    556681                               N            10/01/31
    0


    6336804          286/286             F          288,000.00         ZZ
                                         360        287,401.49          3
                                       7.875          2,088.20         80
                                       7.625          2,088.20
    NEWPORT          RI   02840          1            08/27/01         00
    510164                               05           10/01/01          0
    510164                               N            09/01/31
    0


    6336806          286/286             F          210,000.00         ZZ
                                         360        209,551.63          1
1


                                       7.750          1,504.47         68
                                       7.500          1,504.47
    WANTAGH          NY   11793          1            09/06/01         00
    497709                               05           11/01/01          0
    497709                               O            10/01/31
    0


    6336808          286/286             F          202,300.00         ZZ
                                         360        201,967.38          1
                                       7.000          1,345.91         85
                                       6.750          1,345.91
    PANAMA CITY BCH  FL   32413          1            09/04/01         11
    519596                               05           11/01/01         12
    519596                               O            10/01/31
    0


    6336810          286/286             F          134,910.00         ZZ
                                         360        134,580.06          1
                                       7.875            978.20         90
                                       7.625            978.20
    ST  LOUIS        MO   63021          1            08/31/01         11
    435197                               05           10/01/01         25
    435197                               O            09/01/31
    0


    6336812          286/286             F          500,000.00         ZZ
                                         360        499,273.92          1
                                       7.625          3,538.97         75
                                       7.375          3,538.97
    CASTLE ROCK      CO   80104          5            09/19/01         00
    323250                               03           11/01/01          0
    323250                               O            10/01/31
    0


    6336814          286/286             F          213,750.00         ZZ
                                         360        213,237.37          1
                                       8.000          1,568.43         75
                                       7.750          1,568.43
    ATLANTA          GA   30318          5            09/04/01         00
    533085                               05           10/01/01          0
    533085                               N            09/01/31
    0


    6336816          286/286             F          281,250.00         ZZ
                                         360        280,680.06          1
                                       8.000          2,063.72         75
                                       7.750          2,063.72
    ATLANTA          GA   30318          5            09/04/01         00
    533086                               05           10/01/01          0
1


    533086                               N            09/01/31
    0


    6336822          286/286             F          349,000.00         ZZ
                                         360        348,467.24          1
                                       7.375          2,410.46         61
                                       7.125          2,410.46
    FREEHOLD         NJ   07728          1            09/06/01         00
    253495                               05           11/01/01          0
    253495                               O            10/01/31
    0


    6336824          286/286             F          240,000.00         ZZ
                                         360        239,660.13          1
                                       7.750          1,719.39         80
                                       7.500          1,719.39
    MIDDLESEX        NJ   08846          1            09/26/01         00
    548188                               05           11/01/01          0
    548188                               N            10/01/31
    0


    6336826          286/286             F           60,800.00         ZZ
                                         360         60,679.88          1
                                       8.125            451.44         80
                                       7.875            451.44
    WATERFORD        MI   48327          1            08/27/01         00
    322749                               05           10/01/01          0
    322749                               N            09/01/31
    0


    6336830          286/286             F          126,000.00         ZZ
                                         360        125,842.81          3
                                       8.375            957.70         90
                                       8.125            957.70
    NEWARK           NJ   07104          1            09/14/01         11
    146468                               05           11/01/01         25
    146468                               N            10/01/31
    0


    6336832          286/286             F          119,850.00         ZZ
                                         360        119,657.73          1
                                       7.125            807.46         90
                                       6.875            807.46
    LAS VEGAS        NV   89131          1            09/12/01         12
    537565                               03           11/01/01         25
    537565                               N            10/01/31
    0


1


    6336834          286/286             F           55,070.00         ZZ
                                         360         54,999.51          1
                                       8.250            413.73         70
                                       8.000            413.73
    RESTON           VA   20191          1            09/26/01         00
    590551                               01           11/01/01          0
    590551                               N            10/01/31
    0


    6336836          286/286             F          130,000.00         ZZ
                                         360        129,815.89          1
                                       7.750            931.34         90
                                       7.500            931.34
    WARWICK          RI   02888          1            09/20/01         11
    560429                               05           11/01/01         25
    560429                               N            10/01/31
    0


    6336840          286/286             F          109,784.00         ZZ
                                         360        109,620.53          1
                                       7.500            767.63         80
                                       7.250            767.63
    WOODBURN         OR   97071          1            09/19/01         00
    565614                               03           11/01/01          0
    565614                               O            10/01/31
    0


    6336842          286/286             F           49,500.00         ZZ
                                         360         49,429.89          1
                                       7.750            354.63         90
                                       7.500            354.63
    ELIZABETHTOWN    KY   42701          1            09/17/01         10
    555200                               05           11/01/01         25
    555200                               N            10/01/31
    0


    6336844          286/286             F          222,700.00         ZZ
                                         360        222,259.97          1
                                       8.125          1,653.55         86
                                       7.875          1,653.55
    PALMYRA          VA   22963          1            08/03/01         10
    67725                                05           10/01/01         25
    67725                                O            09/01/31
    0


    6336848          286/286             F           99,900.00         ZZ
                                         360         99,778.52          3
                                       8.500            768.15         90
                                       8.250            768.15
1


    NEW HAVEN        CT   06516          1            09/14/01         11
    254182                               05           11/01/01         25
    254182                               N            10/01/31
    0


    6336854          286/286             F          106,100.00         ZZ
                                         360        105,865.84          1
                                       7.625            750.97         90
                                       7.375            750.97
    FORT WORTH       TX   76118          1            09/24/01         10
    542771                               05           11/01/01         25
    542771                               N            10/01/31
    0


    6336856          286/286             F          353,000.00         ZZ
                                         360        352,209.14          1
                                       7.500          2,468.23         58
                                       7.250          2,468.23
    CLARENDEN HILLS  IL   60514          1            08/21/01         00
    513907                               05           10/01/01          0
    513907                               O            09/01/31
    0


    6336860          286/286             F          132,000.00         ZZ
                                         360        131,798.48          1
                                       7.375            911.70         80
                                       7.125            911.70
    SOUTHFIELD       MI   48076          1            09/26/01         00
    570278                               05           11/01/01          0
    570278                               O            10/01/31
    0


    6336866          286/286             F          120,050.00         ZZ
                                         360        119,824.57          1
                                       8.375            912.47         76
                                       8.125            912.47
    MIAMI            FL   33185          1            08/29/01         00
    552883                               05           10/01/01          0
    552883                               O            09/01/31
    0


    6336868          286/286             F          324,000.00         ZZ
                                         360        323,585.36          1
                                       8.250          2,434.11         80
                                       8.000          2,434.11
    LAKE ZURICH      IL   60047          1            09/19/01         00
    478100                               05           11/01/01          0
    478100                               O            10/01/31
    0
1




    6336870          286/286             F          187,500.00         ZZ
                                         360        187,227.71          1
                                       7.625          1,327.12         75
                                       7.375          1,327.12
    ASHLAND          OR   97520          5            09/05/01         00
    540175                               05           11/01/01          0
    540175                               N            10/01/31
    0


    6336872          286/286             F          148,000.00         ZZ
                                         360        147,815.37          4
                                       8.375          1,124.91         80
                                       8.125          1,124.91
    PHOENIX          AZ   85032          2            09/25/01         00
    580479                               05           11/01/01          0
    580479                               N            10/01/31
    0


    6336874          286/286             F          148,000.00         ZZ
                                         360        147,815.37          4
                                       8.375          1,124.91         80
                                       8.125          1,124.91
    PHOENIX          AZ   85032          2            09/25/01         00
    580485                               05           11/01/01          0
    580485                               N            10/01/31
    0


    6336876          286/286             F          117,000.00         ZZ
                                         360        116,854.03          3
                                       8.375            889.29         65
                                       8.125            889.29
    ATTLEBORO        MA   02703          5            09/26/01         00
    563244                               05           11/01/01          0
    563244                               N            10/01/31
    0


    6336878          286/286             F          117,000.00         ZZ
                                         360        116,854.03          3
                                       8.375            889.29         65
                                       8.125            889.29
    ATTLEBORO        MA   02703          5            09/26/01         00
    563227                               05           11/01/01          0
    563227                               N            10/01/31
    0


    6336880          286/286             F          110,340.00         ZZ
                                         360        110,132.79          4
1


                                       8.375            838.67         90
                                       8.125            838.67
    BRIDGEPORT       CT   06606          1            09/05/01         11
    9649055                              05           10/01/01         25
    9649055                              N            09/01/31
    0


    6336884          286/286             F          106,200.00         ZZ
                                         360        106,067.52          4
                                       8.375            807.20         90
                                       8.125            807.20
    NEW HAVEN        CT   06513          1            09/13/01         11
    254186                               05           11/01/01         25
    254186                               N            10/01/31
    0


    6336886          286/286             F          135,900.00         ZZ
                                         360        135,730.47          4
                                       8.375          1,032.94         90
                                       8.125          1,032.94
    TUCSON           AZ   85705          5            09/14/01         12
    561912                               05           11/01/01         25
    561912                               O            10/01/31
    0


    6336888          286/286             F           73,800.00         ZZ
                                         360         73,642.70          4
                                       7.750            528.72         90
                                       7.500            528.72
    EVANSVILLE       IN   47712          1            09/04/01         14
    547369                               05           10/01/01         25
    547369                               N            09/01/31
    0


    6336890          286/286             F          211,500.00         ZZ
                                         360        211,200.47          4
                                       7.750          1,515.22         90
                                       7.500          1,515.22
    PHOENIX          AZ   85018          5            09/20/01         12
    584774                               05           11/01/01         25
    584774                               O            10/01/31
    0


    6336892          286/286             F          120,000.00         ZZ
                                         360        119,756.82          4
                                       8.000            880.52         64
                                       7.750            880.52
    MESA             AZ   85203          1            08/29/01         00
    553805                               03           10/01/01          0
1


    553805                               N            09/01/31
    0


    6336894          286/286             F          191,600.00         ZZ
                                         360        191,080.56          1
                                       8.000          1,405.90         80
                                       7.750          1,405.90
    CHICAGO          IL   60630          1            06/29/01         00
    456236                               05           09/01/01          0
    456236                               O            08/01/31
    0


    6336898          286/286             F           49,500.00         ZZ
                                         360         49,435.02          1
                                       8.125            367.54         90
                                       7.875            367.54
    PONTIAC          MI   48342          1            09/06/01         12
    322915                               05           11/01/01         25
    322915                               N            10/01/31
    0


    6336900          286/286             F           49,500.00         ZZ
                                         360         49,435.02          1
                                       8.125            367.54         90
                                       7.875            367.54
    PONTIAC          MI   48342          1            09/06/01         12
    322916                               05           11/01/01         25
    322916                               N            10/01/31
    0


    6336902          286/286             F           49,500.00         ZZ
                                         360         49,435.02          1
                                       8.125            367.54         90
                                       7.875            367.54
    PONTIAC          MI   48342          1            09/06/01         12
    322920                               05           11/01/01         25
    322920                               N            10/01/31
    0


    6336904          286/286             F          341,600.00         ZZ
                                         360        340,795.69          1
                                       7.250          2,330.32         80
                                       7.000          2,330.32
    FALLS CHURCH     VA   22041          1            08/28/01         00
    544879                               05           10/01/01          0
    544879                               O            09/01/31
    0


1


    6336908          286/286             F          328,000.00         ZZ
                                         360        327,511.62          1
                                       7.500          2,293.43         80
                                       7.250          2,293.43
    GROSSE POINTE W  MI   48236          1            09/21/01         00
    570271                               05           11/01/01          0
    570271                               O            10/01/31
    0


    6336910          286/286             F          400,000.00         ZZ
                                         360        399,447.63          3
                                       7.875          2,900.28         80
                                       7.625          2,900.28
    LOS ANGELES      CA   90068          5            09/21/01         00
    565937                               05           11/01/01          0
    565937                               O            10/01/31
    0


    6336914          286/286             F          148,950.00         ZZ
                                         360        148,844.87          3
                                       7.750          1,067.10         90
                                       7.500          1,067.10
    TUCSON           AZ   85712          1            10/12/01         12
    575983                               05           12/01/01         25
    575983                               N            11/01/31
    0


    6336918          286/286             F           93,600.00         ZZ
                                         360         93,457.10          1
                                       7.375            646.48         80
                                       7.125            646.48
    GLENDALE         AZ   85310          1            09/07/01         00
    565624                               03           11/01/01          0
    565624                               N            10/01/31
    0


    6336920          286/286             F           95,200.00         ZZ
                                         360         95,054.66          1
                                       7.375            657.53         80
                                       7.125            657.53
    PEORIA           AZ   85382          1            09/10/01         00
    565622                               05           11/01/01          0
    565622                               N            10/01/31
    0


    6336926          286/286             F           38,850.00         ZZ
                                         360         38,778.87          1
                                       8.500            298.73         90
                                       8.250            298.73
1


    CINCINNATI       OH   45217          1            08/31/01         10
    499280                               05           10/01/01         30
    499280                               N            09/01/31
    0


    6336928          286/286             F          256,000.00         ZZ
                                         360        255,646.48          1
                                       7.875          1,856.18         80
                                       7.625          1,856.18
    SCOTTSDALE       AZ   85251          5            09/06/01         00
    566014                               03           11/01/01          0
    566014                               N            10/01/31
    0


    6336930          286/286             F          164,000.00         ZZ
                                         360        163,773.52          1
                                       7.875          1,189.12         80
                                       7.625          1,189.12
    SHOREWOOD        IL   60431          1            09/04/01         00
    475182                               05           11/01/01          0
    475182                               O            10/01/31
    0


    6336934          286/286             F          135,000.00         ZZ
                                         360        134,831.59          4
                                       8.375          1,026.10         90
                                       8.125          1,026.10
    CLEVELAND        OH   44111          1            09/21/01         12
    573335                               05           11/01/01         25
    573335                               N            10/01/31
    0


    6336938          286/286             F           80,000.00         ZZ
                                         240         79,727.44          2
                                       8.000            669.16         80
                                       7.750            669.16
    NEPTUNE TOWNSHI  NJ   07754          1            09/07/01         00
    254005                               05           11/01/01          0
    254005                               N            10/01/21
    0


    6336942          286/286             F           57,100.00         ZZ
                                         360         57,006.11          1
                                       7.000            379.89         80
                                       6.750            379.89
    DAYTON           OH   45420          1            09/20/01         00
    567723                               05           11/01/01          0
    567723                               N            10/01/31
    0
1




    6336944          286/286             F          161,900.00         ZZ
                                         360        161,692.79          3
                                       8.250          1,216.31         90
                                       8.000          1,216.31
    MANCHESTER       NH   03104          1            09/05/01         11
    9057089                              05           11/01/01         25
    9057089                              N            10/01/31
    0


    6336946          286/286             F           53,600.00         ZZ
                                         360         53,533.13          2
                                       8.375            407.40         80
                                       8.125            407.40
    INDIANAPOLIS     IN   46201          1            09/18/01         00
    556880                               05           11/01/01          0
    556880                               N            10/01/31
    0


    6336948          286/286             F           33,000.00         ZZ
                                         360         32,953.25          1
                                       7.750            236.42         38
                                       7.500            236.42
    KETTERING        OH   45429          2            09/13/01         00
    544655                               05           11/01/01          0
    544655                               N            10/01/31
    0


    6336950          286/286             F           37,150.00         ZZ
                                         360         37,096.05          1
                                       7.625            262.95         78
                                       7.375            262.95
    CANTON           OH   44705          2            09/24/01         00
    565224                               05           11/01/01          0
    565224                               N            10/01/31
    0


    6336952          286/286             F          370,400.00         ZZ
                                         360        369,686.52          1
                                       8.250          2,782.70         80
                                       8.000          2,782.70
    LEESBURG         VA   20175          1            08/31/01         00
    462462                               03           10/01/01          0
    462462                               O            09/01/31
    0


    6336954          286/286             F          103,000.00         ZZ
                                         360        102,774.93          1
1


                                       7.625            729.03         79
                                       7.375            729.03
    GLENDALE         AZ   85302          2            08/23/01         00
    507777                               05           10/01/01          0
    507777                               N            09/01/31
    0


    6336956          286/286             F          314,400.00         ZZ
                                         360        313,166.49          1
                                       7.375          2,171.49         80
                                       7.125          2,171.49
    PLATTSBURG       MO   64477          5            08/29/01         00
    549693                               05           10/01/01          0
    549693                               O            09/01/31
    0


    6336962          286/286             F          212,000.00         ZZ
                                         360        211,714.54          1
                                       8.000          1,555.59         80
                                       7.750          1,555.59
    CHESTER          NJ   07930          1            09/10/01         00
    564695                               05           11/01/01          0
    564695                               O            10/01/31
    0


    6336964          286/286             F          346,000.00         ZZ
                                         360        345,298.86          1
                                       8.000          2,538.83         75
                                       7.750          2,538.83
    CORAL SPRINGS    FL   33067          1            08/27/01         00
    517598                               03           10/01/01          0
    517598                               N            09/01/31
    0


    6336966          286/286             F          159,000.00         ZZ
                                         360        158,634.79          1
                                       7.375          1,098.18         69
                                       7.125          1,098.18
    MIAMI            FL   33196          1            08/30/01         00
    551593                               05           10/01/01          0
    551593                               O            09/01/31
    0


    6336968          286/286             F          397,600.00         ZZ
                                         360        397,064.66          1
                                       8.000          2,917.45         80
                                       7.750          2,917.45
    SHAWNEE          KS   66216          5            08/31/01         00
    552710                               03           11/01/01          0
1


    552710                               O            10/01/31
    0


    6336984          286/286             F          103,000.00         ZZ
                                         360        102,857.75          1
                                       7.875            746.83         90
                                       7.625            746.83
    JERSEY CITY      NJ   07307          1            09/10/01         11
    254166                               05           11/01/01         25
    254166                               N            10/01/31
    0


    6336988          286/286             F          381,200.00         ZZ
                                         360        380,699.59          1
                                       8.125          2,830.40         80
                                       7.875          2,830.40
    FOUNTAIN HILLS   AZ   85268          5            09/04/01         00
    556729                               03           11/01/01          0
    556729                               O            10/01/31
    0


    6336992          286/286             F          139,300.00         ZZ
                                         360        139,024.78          4
                                       8.125          1,034.30         70
                                       7.875          1,034.30
    GRASS VALLEY     CA   95945          1            08/22/01         00
    520012                               05           10/01/01          0
    520012                               N            09/01/31
    0


    6336994          286/286             F          189,600.00         ZZ
                                         360        189,164.49          1
                                       7.375          1,309.53         80
                                       7.125          1,309.53
    HIGHLANDS RANCH  CO   80129          1            08/31/01         00
    322827                               03           10/01/01          0
    322827                               O            09/01/31
    0


    6336996          286/286             F           63,000.00         ZZ
                                         360         62,908.49          1
                                       7.625            445.92         90
                                       7.375            445.92
    XENIA            OH   45385          1            09/11/01         10
    563861                               05           11/01/01         25
    563861                               N            10/01/31
    0


1


    6337000          286/286             F          150,750.00         ZZ
                                         360        150,566.70          1
                                       8.500          1,159.14         90
                                       8.250          1,159.14
    SCOTTSDALE       AZ   85254          1            09/13/01         12
    313724                               05           11/01/01         25
    313724                               N            10/01/31
    0


    6337002          286/286             F          132,800.00         ZZ
                                         360        132,530.89          4
                                       8.000            974.44         80
                                       7.750            974.44
    RIALTO           CA   92376          5            08/23/01         00
    451736                               05           10/01/01          0
    451736                               N            09/01/31
    0


    6337004          286/286             F          106,200.00         ZZ
                                         360        106,060.57          1
                                       8.125            788.54         90
                                       7.875            788.54
    LUDLOW           MA   01056          1            09/21/01         11
    564131                               05           11/01/01         25
    564131                               N            10/01/31
    0


    6337006          286/286             F           32,300.00         ZZ
                                         360         32,211.17          1
                                       8.250            242.66         85
                                       8.000            242.66
    FT MYERS         FL   33905          1            09/04/01         12
    552957                               05           10/01/01         12
    552957                               N            09/01/31
    0


    6337008          286/286             F           85,950.00         ZZ
                                         360         85,712.14          1
                                       7.625            608.35         90
                                       7.375            608.35
    ALBUQUERQUE      NM   87110          1            08/31/01         12
    323077                               05           10/01/01         25
    323077                               O            09/01/31
    0


    6337012          286/286             F          404,250.00         ZZ
                                         360        403,388.50          2
                                       7.750          2,896.10         70
                                       7.500          2,896.10
1


    GREENWICH        CT   06830          1            08/22/01         00
    549781                               05           10/01/01          0
    549781                               N            09/01/31
    0


    6337014          286/286             F          108,000.00         ZZ
                                         360        107,861.79          1
                                       8.250            811.37         90
                                       8.000            811.37
    SCOTTSDALE       AZ   85257          1            09/06/01         12
    554333                               05           11/01/01         25
    554333                               N            10/01/31
    0


    6337016          286/286             F          380,000.00         ZZ
                                         360        379,419.92          1
                                       7.375          2,624.57         75
                                       7.125          2,624.57
    CLARKSTON        MI   48348          5            09/17/01         00
    322992                               05           11/01/01          0
    322992                               O            10/01/31
    0


    6337020          286/286             F          273,000.00         ZZ
                                         360        272,446.79          2
                                       8.000          2,003.18         44
                                       7.750          2,003.18
    SAN JOSE         CA   95148          2            08/21/01         00
    516415                               05           10/01/01          0
    516415                               N            09/01/31
    0


    6337022          286/286             F          132,000.00         ZZ
                                         360        131,509.56          3
                                       8.000            968.57         80
                                       7.750            968.57
    SACRAMENTO       CA   95817          1            08/03/01         00
    512395                               05           10/01/01          0
    512395                               N            09/01/31
    0


    6337026          286/286             F          182,000.00         ZZ
                                         360        181,748.67          1
                                       7.875          1,319.63         70
                                       7.625          1,319.63
    SAN JOSE         CA   95127          1            09/06/01         00
    547186                               01           11/01/01          0
    547186                               N            10/01/31
    0
1




    6337028          286/286             F          240,000.00         ZZ
                                         360        239,624.41          1
                                       7.250          1,637.23         79
                                       7.000          1,637.23
    WOOD VILLAGE     OR   97060          5            09/06/01         00
    551312                               05           11/01/01          0
    551312                               O            10/01/31
    0


    6337032          286/286             F           91,200.00         ZZ
                                         360         91,083.28          2
                                       8.250            685.16         80
                                       8.000            685.16
    IRVINGTON        NJ   07111          1            09/28/01         00
    575276                               05           11/01/01          0
    575276                               N            10/01/31
    0


    6337034          286/286             F          249,600.00         ZZ
                                         360        249,246.54          1
                                       7.750          1,788.16         80
                                       7.500          1,788.16
    BOCA RATON       FL   33486          5            09/26/01         00
    580188                               05           11/01/01          0
    580188                               O            10/01/31
    0


    6337036          286/286             F          192,600.00         ZZ
                                         360        192,334.03          1
                                       7.875          1,396.49         90
                                       7.625          1,396.49
    NORTH AURORA     IL   60542          2            09/20/01         12
    574830                               05           11/01/01         25
    574830                               O            10/01/31
    0


    6337038          286/286             F          161,500.00         ZZ
                                         360        161,090.62          1
                                       6.875          1,060.94         97
                                       6.625          1,060.94
    BUFFALO          MN   55313          1            08/28/01         10
    587904                               05           10/01/01         35
    587904                               O            09/01/31
    0


    6337042          286/286             F          384,000.00         ZZ
                                         360        383,469.73          1
1


                                       7.875          2,784.27         80
                                       7.625          2,784.27
    HAYMARKET        VA   20169          5            09/24/01         00
    577164                               05           11/01/01          0
    577164                               O            10/01/31
    0


    6337044          286/286             F          144,000.00         ZZ
                                         360        143,806.10          4
                                       8.000          1,056.63         90
                                       7.750          1,056.63
    HOUSTON          TX   77023          1            09/06/01         11
    538409                               05           11/01/01         25
    538409                               N            10/01/31
    0


    6337046          286/286             F          172,800.00         ZZ
                                         360        172,439.81          1
                                       7.875          1,252.92         90
                                       7.625          1,252.92
    TEMPE            AZ   85281          1            08/23/01         12
    552694                               03           10/01/01         25
    552694                               N            09/01/31
    0


    6337050          286/286             F          156,000.00         ZZ
                                         360        155,707.05          1
                                       8.375          1,185.72         80
                                       8.125          1,185.72
    DETROIT          MI   48215          2            08/31/01         00
    322729                               05           10/01/01          0
    322729                               N            09/01/31
    0


    6337056          286/286             F           75,000.00         ZZ
                                         360         74,952.17          1
                                       8.250            563.46         79
                                       8.000            563.46
    REGIMA           NM   87027          1            10/05/01         00
    616958                               05           12/01/01          0
    616958                               O            11/01/31
    0


    6337058          286/286             F           84,600.00         ZZ
                                         360         84,544.65          4
                                       8.125            628.16         90
                                       7.875            628.16
    KANSAS CITY      MO   64124          1            10/11/01         11
    639310                               05           12/01/01         25
1


    639310                               N            11/01/31
    0


    6337060          286/286             F           94,500.00         ZZ
                                         360         94,438.18          4
                                       8.125            701.66         90
                                       7.875            701.66
    KANSAS CITY      MO   64124          1            10/11/01         11
    639314                               05           12/01/01         25
    639314                               N            11/01/31
    0


    6337066          286/286             F          278,100.00         ZZ
                                         360        277,753.07          3
                                       8.375          2,113.77         90
                                       8.125          2,113.77
    AURORA           CO   80010          1            09/19/01         21
    323190                               05           11/01/01         25
    323190                               N            10/01/31
    0


    6337068          286/286             F          136,000.00         ZZ
                                         360        135,724.42          2
                                       8.000            997.92         80
                                       7.750            997.92
    UNION CITY       NJ   07087          1            09/05/01         00
    347801                               05           10/01/01          0
    347801                               N            09/01/31
    0


    6337070          286/286             F          148,500.00         ZZ
                                         360        148,314.75          4
                                       8.375          1,128.71         90
                                       8.125          1,128.71
    TEMPE            AZ   85281          1            09/25/01         12
    559554                               05           11/01/01         25
    559554                               N            10/01/31
    0


    6337072          286/286             F           64,800.00         ZZ
                                         360         64,647.40          1
                                       7.250            442.06         80
                                       7.000            442.06
    MONROE           OH   45050          1            08/31/01         00
    543483                               05           10/01/01          0
    543483                               N            09/01/31
    0


1


    6337074          286/286             F          240,300.00         ZZ
                                         360        239,597.65          1
                                       7.625          1,700.83         90
                                       7.375          1,700.83
    MESA             AZ   85206          1            07/19/01         12
    313735                               05           09/01/01         25
    313735                               O            08/01/31
    0


    6337076          286/286             F          247,500.00         ZZ
                                         360        247,191.25          4
                                       8.375          1,881.18         90
                                       8.125          1,881.18
    MIAMI BEACH      FL   33141          1            09/13/01         21
    564490                               05           11/01/01         25
    564490                               O            10/01/31
    0


    6337080          286/286             F          155,610.00         ZZ
                                         360        155,378.30          4
                                       7.500          1,088.05         90
                                       7.250          1,088.05
    CLEARWATER       FL   33765          1            09/18/01         11
    547403                               05           11/01/01         25
    547403                               N            10/01/31
    0


    6337084          286/286             F           81,000.00         ZZ
                                         360         80,876.34          1
                                       7.375            559.45         90
                                       7.125            559.45
    BEREA            OH   44017          1            09/06/01         10
    539492                               05           11/01/01         25
    539492                               N            10/01/31
    0


    6337086          286/286             F          120,700.00         ZZ
                                         360         74,888.31          1
                                       7.375            833.65         90
                                       7.125            833.65
    KENNESAW         GA   30152          1            09/26/01         21
    537716                               05           11/01/01         25
    537716                               N            10/01/31
    0


    6337092          286/286             F          207,900.00         ZZ
                                         360        207,633.93          3
                                       8.250          1,561.89         90
                                       8.000          1,561.89
1


    LOS ANGELES      CA   90003          5            09/11/01         11
    544180                               05           11/01/01         25
    544180                               O            10/01/31
    0


    6337096          286/286             F          130,320.00         ZZ
                                         360        129,779.13          1
                                       8.000            956.25         80
                                       7.750            956.25
    MIAMI            FL   33178          1            06/22/01         00
    315704                               03           08/01/01          0
    315704                               O            07/01/31
    0


    6337100          286/286             F          650,000.00         ZZ
                                         360        648,543.77          1
                                       7.500          4,544.89         73
                                       7.250          4,544.89
    KEY WEST         FL   33040          2            08/27/01         00
    555382                               05           10/01/01          0
    555382                               O            09/01/31
    0


    6337102          286/286             F           42,325.00         ZZ
                                         360         42,270.82          1
                                       8.250            317.98         77
                                       8.000            317.98
    PORTSMOUTH       VA   23704          2            09/21/01         00
    567548                               05           11/01/01          0
    567548                               N            10/01/31
    0


    6337104          286/286             F          100,000.00         ZZ
                                         360         99,764.55          1
                                       7.250            682.18         80
                                       7.000            682.18
    CHARLOTTE        NC   28210          1            08/30/01         00
    145181                               05           10/01/01          0
    145181                               N            09/01/31
    0


    6337112          286/286             F          139,950.00         ZZ
                                         360        139,770.90          1
                                       8.250          1,051.40         90
                                       8.000          1,051.40
    PHOENIX          AZ   85016          1            09/06/01         12
    566023                               05           11/01/01         25
    566023                               N            10/01/31
    0
1




    6337114          286/286             F           52,350.00         ZZ
                                         360         52,283.01          1
                                       8.250            393.29         90
                                       8.000            393.29
    PHOENIX          AZ   85034          1            09/19/01         12
    580457                               05           11/01/01         25
    580457                               N            10/01/31
    0


    6337116          286/286             F          104,400.00         ZZ
                                         360        104,203.96          2
                                       8.375            793.52         90
                                       8.125            793.52
    MANTUA TWP       NJ   08062          1            08/31/01         11
    553645                               05           10/01/01         25
    553645                               N            09/01/31
    0


    6337118          286/286             F          143,000.00         ZZ
                                         360        142,695.25          1
                                       7.750          1,024.47         67
                                       7.500          1,024.47
    AURORA           CO   80231          1            08/24/01         00
    541779                               03           10/01/01          0
    541779                               N            09/01/31
    0


    6337120          286/286             F           99,000.00         ZZ
                                         360         98,876.49          2
                                       8.375            752.48         90
                                       8.125            752.48
    WEST HAVEN       CT   06516          1            09/14/01         11
    363672                               05           11/01/01         25
    363672                               N            10/01/31
    0


    6337122          286/286             F           80,100.00         ZZ
                                         360         79,933.51          1
                                       7.875            580.79         90
                                       7.625            580.79
    CHARLOTTE        NC   28210          1            08/31/01         12
    553225                               05           10/01/01         25
    553225                               N            09/01/31
    0


    6337126          286/286             F          143,350.00         ZZ
                                         360        143,161.82          4
1


                                       8.125          1,064.37         61
                                       7.875          1,064.37
    SELAH            WA   98942          1            09/12/01         00
    565791                               05           11/01/01          0
    565791                               N            10/01/31
    0


    6337130          286/286             F           42,300.00         ZZ
                                         360         42,187.20          2
                                       8.375            321.52         90
                                       8.125            321.52
    INDIANAPOLIS     IN   46226          1            09/05/01         12
    551511                               05           10/01/01         25
    551511                               N            09/01/31
    0


    6337136          286/286             F          382,000.00         ZZ
                                         360        381,144.18          1
                                       7.500          2,671.00         80
                                       7.250          2,671.00
    WASHINGTON       DC   20010          2            08/24/01         00
    497340                               05           10/01/01          0
    497340                               O            09/01/31
    0


    6337140          286/286             F           75,200.00         ZZ
                                         360         75,093.49          1
                                       7.750            538.75         79
                                       7.500            538.75
    PARK CITY        UT   84060          1            09/13/01         00
    558366                               01           11/01/01          0
    558366                               N            10/01/31
    0


    6337142          286/286             F          125,500.00         ZZ
                                         360        125,313.13          1
                                       7.500            877.52         72
                                       7.250            877.52
    PORTLAND         OR   97219          1            09/26/01         00
    575613                               05           11/01/01          0
    575613                               N            10/01/31
    0


    6337150          286/286             F          200,000.00         ZZ
                                         360        199,723.82          2
                                       7.875          1,450.14         45
                                       7.625          1,450.14
    RAMSEY           NJ   07446          5            09/17/01         00
    314368                               05           11/01/01          0
1


    314368                               O            10/01/31
    0


    6337152          286/286             F          110,400.00         ZZ
                                         360        110,262.28          1
                                       8.375            839.12         80
                                       8.125            839.12
    ROCHESTER        NH   03867          1            09/07/01         00
    479209                               05           11/01/01          0
    479209                               O            10/01/31
    0


    6337158          286/286             F          400,000.00         ZZ
                                         360        399,474.91          1
                                       8.125          2,969.99         80
                                       7.875          2,969.99
    THEODORE         AL   36582          5            09/21/01         00
    569745                               05           11/01/01          0
    569745                               O            10/01/31
    0


    6337160          286/286             F          143,200.00         ZZ
                                         360        142,992.04          1
                                       7.625          1,013.57         80
                                       7.375          1,013.57
    TEMPE            AZ   85281          5            09/12/01         00
    561583                               05           11/01/01          0
    561583                               O            10/01/31
    0


    6337164          286/286             F          159,600.00         ZZ
                                         360        159,259.86          1
                                       7.750          1,143.40         80
                                       7.500          1,143.40
    VANCOUVER        WA   98664          1            08/24/01         00
    516960                               05           10/01/01          0
    516960                               O            09/01/31
    0


    6337166          286/286             F           63,500.00         ZZ
                                         360         63,412.31          1
                                       7.875            460.42         77
                                       7.625            460.42
    GREENWOOD        IN   46142          2            09/19/01         00
    553097                               05           11/01/01          0
    553097                               N            10/01/31
    0


1


    6337176          286/286             F          440,000.00         ZZ
                                         360        439,062.31          1
                                       7.750          3,152.22         80
                                       7.500          3,152.22
    SANTA MONICA     CA   90405          5            08/21/01         00
    517367                               05           10/01/01          0
    517367                               O            09/01/31
    0


    6337180          286/286             F           40,500.00         ZZ
                                         360         40,449.48          2
                                       8.375            307.83         90
                                       8.125            307.83
    INDIAN ORCHARD   MA   01151          1            09/14/01         11
    550190                               05           11/01/01         25
    550190                               N            10/01/31
    0


    6337182          286/286             F          284,000.00         ZZ
                                         360        283,127.51          3
                                       8.500          2,183.71         80
                                       8.250          2,183.71
    AURORA           CO   80011          1            08/31/01         00
    551114                               05           10/01/01          0
    551114                               N            09/01/31
    0


    6337186          286/286             F          140,000.00         ZZ
                                         360        139,801.74          1
                                       7.750          1,002.98         82
                                       7.500          1,002.98
    THORNTON         CO   80229          2            09/26/01         10
    323171                               05           11/01/01         20
    323171                               N            10/01/31
    0


    6337188          286/286             F          288,000.00         ZZ
                                         360        287,602.30          1
                                       7.875          2,088.20         80
                                       7.625          2,088.20
    BYERS            CO   80103          5            09/10/01         00
    323007                               05           11/01/01          0
    323007                               O            10/01/31
    0


    6337190          286/286             F          175,500.00         ZZ
                                         360        175,275.39          2
                                       8.250          1,318.48         90
                                       8.000          1,318.48
1


    LINDEN           NJ   08735          1            09/07/01         11
    448708                               05           11/01/01         25
    448708                               N            10/01/31
    0


    6337192          286/286             F          195,300.00         ZZ
                                         360        194,923.80          4
                                       8.250          1,467.23         90
                                       8.000          1,467.23
    MESA             AZ   85215          1            08/28/01         12
    515222                               05           10/01/01         25
    515222                               N            09/01/31
    0


    6337198          286/286             F          133,400.00         ZZ
                                         360        133,168.07          1
                                       8.750          1,049.46         80
                                       8.500          1,049.46
    GLENDALE         AZ   85303          1            08/01/01         00
    511147                               03           10/01/01          0
    511147                               N            09/01/31
    0


    6337200          286/286             F          114,500.00         ZZ
                                         360        114,337.84          1
                                       7.750            820.30         90
                                       7.500            820.30
    GLENDALE         AZ   85303          1            09/14/01         12
    537135                               03           11/01/01         25
    537135                               N            10/01/31
    0


    6337202          286/286             F          359,550.00         ZZ
                                         360        358,653.28          1
                                       7.750          2,575.87         90
                                       7.500          2,575.87
    CLAYTON          OH   45315          1            08/31/01         10
    520824                               03           10/01/01         25
    520824                               O            09/01/31
    0


    6337210          286/286             F           81,000.00         ZZ
                                         360         80,896.34          1
                                       8.250            608.53         90
                                       8.000            608.53
    ATLANTA          GA   30318          1            09/14/01         12
    567077                               05           11/01/01         25
    567077                               N            10/01/31
    0
1




    6337212          286/286             F          328,000.00         ZZ
                                         360        327,511.62          1
                                       7.500          2,293.43         85
                                       7.250          2,293.43
    PLAINVILLE       MA   02762          2            09/24/01         12
    547123                               05           11/01/01         12
    547123                               O            10/01/31
    0


    6337216          286/286             F          398,300.00         ZZ
                                         360        397,763.70          1
                                       8.000          2,922.59         70
                                       7.750          2,922.59
    ST GEORGE ISLAN  FL   32328          1            09/19/01         00
    551048                               05           11/01/01          0
    551048                               N            10/01/31
    0


    6337218          286/286             F          352,000.00         ZZ
                                         360        351,462.66          1
                                       7.375          2,431.18         80
                                       7.125          2,431.18
    NAPERVILLE       IL   60564          1            09/07/01         00
    544099                               05           11/01/01          0
    544099                               O            10/01/31
    0


    6337220          286/286             F          177,600.00         ZZ
                                         360        177,328.89          1
                                       7.375          1,226.64         80
                                       7.125          1,226.64
    AURORA           CO   80013          5            09/07/01         00
    322584                               03           11/01/01          0
    322584                               O            10/01/31
    0


    6337222          286/286             F          162,000.00         ZZ
                                         360        161,679.91          1
                                       8.125          1,202.85         90
                                       7.875          1,202.85
    LAKEWOOD         CO   80226          1            08/24/01         12
    549751                               05           10/01/01         25
    549751                               O            09/01/31
    0


    6337224          286/286             F           88,000.00         ZZ
                                         360         87,858.82          1
1


                                       7.125            592.88         78
                                       6.875            592.88
    MESA             AZ   85203          1            09/05/01         00
    556978                               05           11/01/01          0
    556978                               N            10/01/31
    0


    6337226          286/286             F           55,350.00         ZZ
                                         360         55,282.68          2
                                       8.500            425.60         90
                                       8.250            425.60
    CHICAGO          IL   60628          1            09/17/01         11
    8719026                              05           11/01/01         25
    8719026                              N            10/01/31
    0


    6337228          286/286             F          176,500.00         ZZ
                                         360        176,237.20          1
                                       7.500          1,234.12         75
                                       7.250          1,234.12
    CAVE CREEK       AZ   85331          2            09/19/01         00
    580478                               03           11/01/01          0
    580478                               N            10/01/31
    0


    6337230          286/286             F          318,700.00         ZZ
                                         360        317,968.02          1
                                       7.375          2,201.18         95
                                       7.125          2,201.18
    TAMPA            FL   33611          1            08/28/01         11
    547178                               05           10/01/01         30
    547178                               O            09/01/31
    0


    6337232          286/286             F          132,800.00         ZZ
                                         360        132,634.33          1
                                       8.375          1,009.38         90
                                       8.125          1,009.38
    HOMELAND         CA   92548          1            09/04/01         14
    9889814                              05           11/01/01         25
    9889814                              O            10/01/31
    0


    6337234          286/286             F          208,000.00         ZZ
                                         360        207,649.52          3
                                       6.875          1,366.41         80
                                       6.625          1,366.41
    LOS ANGELES      CA   90022          2            09/04/01         00
    9893588                              05           11/01/01          0
1


    9893588                              O            10/01/31
    0


    6337236          286/286             F          105,000.00         ZZ
                                         360        104,781.80          1
                                       7.875            761.32         74
                                       7.625            761.32
    SAN DIEGO        CA   92105          5            08/01/01         00
    9873679                              05           10/01/01          0
    9873679                              N            09/01/31
    0


    6337238          286/286             F          360,000.00         ZZ
                                         360        359,539.30          1
                                       8.250          2,704.56         80
                                       8.000          2,704.56
    SAN JOSE         CA   95119          5            09/18/01         00
    9889460                              05           11/01/01          0
    9889460                              O            10/01/31
    0


    6337240          286/286             F          162,200.00         ZZ
                                         360        161,970.30          3
                                       7.750          1,162.02         67
                                       7.500          1,162.02
    WHITTIER         CA   90605          2            09/06/01         00
    9870870                              05           11/01/01          0
    9870870                              O            10/01/31
    0


    6337242          286/286             F          126,900.00         ZZ
                                         360        126,655.56          3
                                       8.250            953.36         90
                                       8.000            953.36
    WORCESTER        MA   01604          1            08/24/01         14
    9887092                              05           10/01/01         25
    9887092                              N            09/01/31
    0


    6337244          286/286             F          124,500.00         ZZ
                                         360        124,300.29          1
                                       7.125            838.78         75
                                       6.875            838.78
    SANTA MARIA      CA   93454          5            09/05/01         00
    9891729                              05           11/01/01          0
    9891729                              O            10/01/31
    0


1


    6337246          286/286             F           84,550.00         ZZ
                                         360         84,430.26          1
                                       7.750            605.73         90
                                       7.500            605.73
    MAGALIA          CA   95954          1            09/04/01         14
    9893354                              03           11/01/01         25
    9893354                              N            10/01/31
    0


    6337248          286/286             F          265,450.00         ZZ
                                         360        265,054.77          1
                                       7.500          1,856.06         90
                                       7.250          1,856.06
    STOCKTON         CA   95206          5            09/14/01         10
    9894957                              05           11/01/01         25
    9894957                              O            10/01/31
    0


    6337250          286/286             F          252,000.00         ZZ
                                         360        251,624.79          1
                                       7.500          1,762.02         80
                                       7.250          1,762.02
    YORBA LINDA      CA   92886          5            09/04/01         00
    9889741                              05           11/01/01          0
    9889741                              O            10/01/31
    0


    6337252          286/286             F          124,650.00         ZZ
                                         360        124,409.91          1
                                       8.250            936.45         90
                                       8.000            936.45
    DESERT HOT SPRI  CA   92240          1            08/22/01         01
    9872178                              03           10/01/01         25
    9872178                              N            09/01/31
    0


    6337254          286/286             F          108,000.00         ZZ
                                         360        107,865.27          1
                                       8.375            820.88         90
                                       8.125            820.88
    SUMMIT           IL   60501          1            09/26/01         10
    9891618                              05           11/01/01         25
    9891618                              N            10/01/31
    0


    6337256          286/286             F          202,500.00         ZZ
                                         360        202,247.38          1
                                       8.375          1,539.15         90
                                       8.125          1,539.15
1


    ATLANTA          GA   30310          1            09/25/01         10
    9900142                              05           11/01/01         25
    9900142                              O            10/01/31
    0


    6337258          286/286             F          239,200.00         ZZ
                                         360        238,702.89          1
                                       7.875          1,734.37         80
                                       7.625          1,734.37
    UNION CITY       CA   94587          1            08/27/01         00
    9852119                              05           10/01/01          0
    9852119                              N            09/01/31
    0


    6337260          286/286             F          252,000.00         ZZ
                                         360        251,669.20          1
                                       8.125          1,871.09         80
                                       7.875          1,871.09
    CONCORD          CA   94520          5            09/20/01         00
    9895022                              05           11/01/01          0
    9895022                              O            10/01/31
    0


    6337262          286/286             F          100,000.00         ZZ
                                         360         99,781.50          1
                                       7.625            707.79         59
                                       7.375            707.79
    ANDERSON         CA   96007          5            08/17/01         00
    9880187                              05           10/01/01          0
    9880187                              O            09/01/31
    0


    6337264          286/286             F          123,000.00         ZZ
                                         360        122,744.37          1
                                       7.875            891.84         80
                                       7.625            891.84
    ANDERSON         CA   96007          2            08/17/01         00
    9883550                              05           10/01/01          0
    9883550                              N            09/01/31
    0


    6337268          286/286             F          156,000.00         ZZ
                                         360        155,784.58          1
                                       7.875          1,131.11         80
                                       7.625          1,131.11
    ELK GROVE        CA   95758          5            09/17/01         00
    9883120                              05           11/01/01          0
    9883120                              N            10/01/31
    0
1




    6337270          286/286             F          180,000.00         ZZ
                                         360        179,516.13          1
                                       7.375          1,243.22         80
                                       7.125          1,243.22
    BRAINERD         MN   56401          5            08/10/01         00
    9879784                              05           10/01/01          0
    9879784                              O            09/01/31
    0


    6337272          286/286             F          226,400.00         ZZ
                                         360        226,054.40          1
                                       7.375          1,563.69         80
                                       7.125          1,563.69
    LYNNWOOD         WA   98037          5            09/18/01         00
    9890358                              05           11/01/01          0
    9890358                              O            10/01/31
    0


    6337274          286/286             F          468,000.00         ZZ
                                         360        467,401.09          1
                                       8.250          3,515.93         80
                                       8.000          3,515.93
    SAN LEANDRO      CA   94577          5            09/17/01         00
    9889137                              05           11/01/01          0
    9889137                              O            10/01/31
    0


    6337276          286/286             F           89,400.00         ZZ
                                         360         89,270.17          1
                                       7.625            632.77         75
                                       7.375            632.77
    CHANDLER         AZ   85224          1            09/12/01         00
    9934640                              01           11/01/01          0
    9934640                              N            10/01/31
    0


    6337278          286/286             F          129,600.00         ZZ
                                         360        129,434.15          3
                                       8.250            973.64         90
                                       8.000            973.64
    FITCHBURG        MA   01420          1            09/14/01         12
    9888768                              05           11/01/01         25
    9888768                              N            10/01/31
    0


    6337280          286/286             F          202,500.00         ZZ
                                         360        202,272.12          1
1


                                       8.875          1,611.18         90
                                       8.625          1,611.18
    SPRING VALLEY    CA   91977          5            09/06/01         01
    9896128                              05           11/01/01         30
    9896128                              O            10/01/31
    0


    6337282          286/286             F          360,000.00         ZZ
                                         360        359,193.47          1
                                       7.500          2,517.17         80
                                       7.250          2,517.17
    SANTA ROSA       CA   95404          5            08/29/01         00
    9887916                              05           10/01/01          0
    9887916                              O            09/01/31
    0


    6337284          286/286             F          451,750.00         ZZ
                                         360        451,186.46          1
                                       8.375          3,433.63         65
                                       8.125          3,433.63
    CORONA DEL MAR   CA   92657          1            09/18/01         00
    9894951                              05           11/01/01          0
    9894951                              N            10/01/31
    0


    6337288          286/286             F          140,000.00         ZZ
                                         360        139,607.73          1
                                       7.875          1,015.10         51
                                       7.625          1,015.10
    SAN JOSE         CA   95129          5            08/24/01         00
    9885946                              01           10/01/01          0
    9885946                              N            09/01/31
    0


    6337290          286/286             F          109,500.00         ZZ
                                         360        109,363.40          1
                                       8.375            832.28         75
                                       8.125            832.28
    GREENVILLE       RI   02828          1            09/24/01         00
    9896770                              01           11/01/01          0
    9896770                              N            10/01/31
    0


    6337292          286/286             F          247,500.00         ZZ
                                         360        246,945.50          1
                                       7.500          1,730.56         90
                                       7.250          1,730.56
    MEDFORD          NJ   08055          1            08/30/01         12
    9890769                              05           10/01/01         25
1


    9890769                              O            09/01/31
    0


    6337294          286/286             F           20,800.00         ZZ
                                         360         20,659.53          1
                                       8.375            158.10         80
                                       8.125            158.10
    PHILADELPHIA     PA   19134          1            09/05/01         00
    9884517                              05           10/01/01          0
    9884517                              N            09/01/31
    0


    6337296          286/286             F           31,200.00         ZZ
                                         360         31,040.03          2
                                       8.375            237.14         80
                                       8.125            237.14
    PHILADELPHIA     PA   19134          1            09/05/01         00
    9884520                              05           10/01/01          0
    9884520                              N            09/01/31
    0


    6337298          286/286             F          229,000.00         ZZ
                                         360        228,447.34          1
                                       7.125          1,542.82         64
                                       6.875          1,542.82
    SEATTLE          WA   98121          1            08/27/01         00
    9879730                              01           10/01/01          0
    9879730                              N            09/01/31
    0


    6337306          286/286             F          229,500.00         ZZ
                                         360        229,213.70          3
                                       8.375          1,744.37         90
                                       8.125          1,744.37
    CHICAGO          IL   60643          1            09/18/01         01
    9895820                              05           11/01/01         25
    9895820                              N            10/01/31
    0


    6337310          286/286             F          334,400.00         ZZ
                                         360        333,926.45          1
                                       7.750          2,395.68         80
                                       7.500          2,395.68
    MURRIETA         CA   92562          2            09/05/01         00
    9882733                              05           11/01/01          0
    9882733                              O            10/01/31
    0


1


    6337312          286/286             F           85,400.00         ZZ
                                         360         85,282.07          3
                                       7.875            619.21         90
                                       7.625            619.21
    FRESNO           CA   93702          1            09/05/01         14
    9892816                              05           11/01/01         25
    9892816                              N            10/01/31
    0


    6337314          286/286             F          324,000.00         ZZ
                                         360        323,529.51          1
                                       7.625          2,293.25         80
                                       7.375          2,293.25
    ANAHEIM          CA   92808          5            08/24/01         00
    9889085                              03           11/01/01          0
    9889085                              O            10/01/31
    0


    6337316          286/286             F          111,600.00         ZZ
                                         360        111,356.14          4
                                       7.625            789.90         80
                                       7.375            789.90
    MESA             AZ   85204          1            08/29/01         00
    9888145                              05           10/01/01          0
    9888145                              N            09/01/31
    0


    6337318          286/286             F          128,000.00         ZZ
                                         360        127,720.28          4
                                       7.625            905.98         80
                                       7.375            905.98
    MESA             AZ   85204          1            08/29/01         00
    9888649                              05           10/01/01          0
    9888649                              N            09/01/31
    0


    6337320          286/286             F           76,500.00         ZZ
                                         360         76,356.34          2
                                       8.375            581.46         80
                                       8.125            581.46
    MINNEAPOLIS      MN   55411          1            08/30/01         00
    9885878                              05           10/01/01          0
    9885878                              N            09/01/31
    0


    6337322          286/286             F          345,000.00         ZZ
                                         360        344,511.43          1
                                       7.750          2,471.62         75
                                       7.500          2,471.62
1


    SOUTH SAN FRANC  CA   94080          5            09/05/01         00
    9889151                              05           11/01/01          0
    9889151                              O            10/01/31
    0


    6337324          286/286             F          178,200.00         ZZ
                                         360        177,977.70          3
                                       8.375          1,354.45         90
                                       8.125          1,354.45
    WORCESTER        MA   02176          1            09/26/01         14
    9895328                              05           11/01/01         25
    9895328                              N            10/01/31
    0


    6337326          286/286             F           49,000.00         ZZ
                                         360         48,895.58          1
                                       7.750            351.04         78
                                       7.500            351.04
    COEUR D'ALENE    ID   83814          2            09/04/01         00
    9889743                              05           10/01/01          0
    9889743                              N            09/01/31
    0


    6337328          286/286             F          211,200.00         ZZ
                                         360        210,893.31          4
                                       7.625          1,494.86         80
                                       7.375          1,494.86
    AUSTIN           TX   78753          1            09/12/01         00
    9932643                              05           11/01/01          0
    9932643                              N            10/01/31
    0


    6337332          286/286             F          313,500.00         ZZ
                                         360        313,088.47          1
                                       8.125          2,327.73         75
                                       7.875          2,327.73
    SAN JOSE         CA   95123          2            09/10/01         00
    9885730                              05           11/01/01          0
    9885730                              N            10/01/31
    0


    6337334          286/286             F          360,750.00         ZZ
                                         360        360,276.44          1
                                       8.125          2,678.56         75
                                       7.875          2,678.56
    SAN JOSE         CA   95123          5            09/10/01         00
    9885746                              05           11/01/01          0
    9885746                              N            10/01/31
    0
1




    6337336          286/286             F           62,100.00         ZZ
                                         360         61,986.32          2
                                       8.500            477.50         90
                                       8.250            477.50
    PALMDALE         CA   93550          1            08/03/01         21
    9938569                              05           10/01/01         25
    9938569                              N            09/01/31
    0


    6337338          286/286             F          326,400.00         ZZ
                                         360        325,612.28          1
                                       7.125          2,199.02         45
                                       6.875          2,199.02
    PALO ALTO        CA   94306          2            08/17/01         00
    9883481                              05           10/01/01          0
    9883481                              N            09/01/31
    0


    6337342          286/286             F          296,000.00         ZZ
                                         360        295,400.20          2
                                       8.000          2,171.94         80
                                       7.750          2,171.94
    HAYWARD          CA   94541          1            08/29/01         00
    9885324                              05           10/01/01          0
    9885324                              O            09/01/31
    0


    6337344          286/286             F          320,000.00         ZZ
                                         360        319,318.06          1
                                       7.750          2,292.52         80
                                       7.500          2,292.52
    SAN FRANCISCO    CA   94134          5            08/28/01         00
    9891645                              05           10/01/01          0
    9891645                              O            09/01/31
    0


    6337346          286/286             F          139,000.00         ZZ
                                         360        138,822.13          3
                                       8.250          1,044.26         90
                                       8.000          1,044.26
    LODI             CA   95240          1            09/06/01         10
    9885626                              05           11/01/01         25
    9885626                              N            10/01/31
    0


    6337348          286/286             F          316,000.00         ZZ
                                         360        315,274.22          1
1


                                       7.375          2,182.53         80
                                       7.125          2,182.53
    LIVERMORE        CA   94550          5            08/24/01         00
    9889430                              05           10/01/01          0
    9889430                              O            09/01/31
    0


    6337350          286/286             F          159,300.00         ZZ
                                         360        159,000.86          1
                                       8.375          1,210.80         90
                                       8.125          1,210.80
    NAPERVILLE       IL   60563          1            09/04/01         11
    9886773                              05           10/01/01         25
    9886773                              N            09/01/31
    0


    6337352          286/286             F           52,500.00         ZZ
                                         360         52,467.37          1
                                       8.375            399.04         70
                                       8.125            399.04
    INDIANAPOLIS     IN   46219          2            09/14/01         00
    9889664                              05           11/01/01          0
    9889664                              N            10/01/31
    0


    6337354          286/286             F           59,500.00         ZZ
                                         360         59,425.78          1
                                       8.375            452.24         70
                                       8.125            452.24
    INDIANAPOLIS     IN   46227          2            09/14/01         00
    9889667                              05           11/01/01          0
    9889667                              N            10/01/31
    0


    6337356          286/286             F           44,100.00         ZZ
                                         360         44,044.99          1
                                       8.375            335.19         70
                                       8.125            335.19
    INDIANAPOLIS     IN   46203          2            09/14/01         00
    9889670                              05           11/01/01          0
    9889670                              N            10/01/31
    0


    6337358          286/286             F          280,000.00         ZZ
                                         360        279,340.77          1
                                       7.250          1,910.09         59
                                       7.000          1,910.09
    SOUTH SAN FRANC  CA   94080          2            08/14/01         00
    9879447                              05           10/01/01          0
1


    9879447                              N            09/01/31
    0


    6337362          286/286             F          208,000.00         ZZ
                                         360        207,498.04          1
                                       7.125          1,401.33         80
                                       6.875          1,401.33
    SAN DIEGO        CA   92102          2            08/16/01         00
    9874635                              05           10/01/01          0
    9874635                              O            09/01/31
    0


    6337364          286/286             F          139,500.00         ZZ
                                         360        139,210.10          4
                                       7.875          1,011.47         90
                                       7.625          1,011.47
    SAN ANTONIO      TX   78209          1            08/31/01         12
    9885109                              05           10/01/01         25
    9885109                              N            09/01/31
    0


    6337366          286/286             F          292,500.00         ZZ
                                         360        291,646.20          1
                                       8.750          2,301.10         90
                                       8.500          2,301.10
    FAIRFAX          VA   22030          1            06/28/01         21
    9869284                              05           08/01/01         30
    9869284                              O            07/01/31
    0


    6337368          286/286             F          230,000.00         ZZ
                                         360        229,522.03          1
                                       7.875          1,667.66         68
                                       7.625          1,667.66
    SAN DIEGO        CA   92129          5            08/21/01         00
    9874161                              03           10/01/01          0
    9874161                              O            09/01/31
    0


    6337370          286/286             F          183,000.00         ZZ
                                         360        182,727.53          4
                                       7.500          1,279.56         60
                                       7.250          1,279.56
    SACRAMENTO       CA   95816          1            09/17/01         00
    9896827                              05           11/01/01          0
    9896827                              N            10/01/31
    0


1


    6337372          286/286             F          100,000.00         ZZ
                                         360         99,869.56          1
                                       8.125            742.50         67
                                       7.875            742.50
    WEST LAFAYETTE   IN   47906          1            09/10/01         00
    9875675                              05           11/01/01          0
    9875675                              N            10/01/31
    0


    6337374          286/286             F          192,000.00         ZZ
                                         360        191,630.18          4
                                       8.250          1,442.43         80
                                       8.000          1,442.43
    WOODS CROSS      UT   84087          2            08/29/01         00
    9934176                              05           10/01/01          0
    9934176                              N            09/01/31
    0


    6337376          286/286             F          323,400.00         ZZ
                                         360        322,986.14          1
                                       8.250          2,429.60         83
                                       8.000          2,429.60
    CHICAGO          IL   60661          2            09/26/01         19
    9898492                              01           11/01/01         12
    9898492                              O            10/01/31
    0


    6337382          286/286             F          238,500.00         ZZ
                                         360        238,202.49          4
                                       8.375          1,812.77         90
                                       8.125          1,812.77
    REDLANDS         CA   92373          1            09/13/01         10
    9889731                              05           11/01/01         25
    9889731                              N            10/01/31
    0


    6337384          286/286             F           64,600.00         ZZ
                                         360         64,508.52          1
                                       7.750            462.80         95
                                       7.500            462.80
    UPLAND           CA   91786          1            09/19/01         21
    9891959                              01           11/01/01         30
    9891959                              O            10/01/31
    0


    6337386          286/286             F          276,140.00         ZZ
                                         360        275,594.42          1
                                       8.125          2,050.33         80
                                       7.875          2,050.33
1


    FREDERICK        MD   21702          1            08/28/01         00
    9951397                              03           10/01/01          0
    9951397                              O            09/01/31
    0


    6337388          286/286             F          116,000.00         ZZ
                                         360        115,858.96          3
                                       8.500            891.94         80
                                       8.250            891.94
    STOCKTON         CA   95209          1            09/07/01         00
    9894950                              05           11/01/01          0
    9894950                              O            10/01/31
    0


    6337390          286/286             F           57,600.00         ZZ
                                         360         57,514.23          1
                                       7.500            402.75         80
                                       7.250            402.75
    POMONA           CA   91767          1            09/13/01         00
    9893309                              01           11/01/01          0
    9893309                              O            10/01/31
    0


    6337394          286/286             F          102,000.00         ZZ
                                         360        101,872.77          1
                                       8.375            775.27         75
                                       8.125            775.27
    NEW CASTLE       IN   47362          5            09/07/01         00
    9884000                              05           11/01/01          0
    9884000                              N            10/01/31
    0


    6337396          286/286             F           57,600.00         ZZ
                                         360         57,514.23          1
                                       7.500            402.75         80
                                       7.250            402.75
    PALMDALE         CA   93550          1            09/04/01         00
    9934611                              05           11/01/01          0
    9934611                              N            10/01/31
    0


    6337398          286/286             F          330,000.00         ZZ
                                         360        329,264.45          1
                                       7.625          2,335.72         80
                                       7.375          2,335.72
    NEWARK           CA   94560          5            08/27/01         00
    9885676                              05           10/01/01          0
    9885676                              O            09/01/31
    0
1




    6337400          286/286             F          207,000.00         ZZ
                                         360        206,558.87          1
                                       7.750          1,482.97         91
                                       7.500          1,482.97
    MAPLE VALLEY     WA   98038          1            08/23/01         11
    9881695                              03           10/01/01         25
    9881695                              O            09/01/31
    0


    6337406          286/286             F          432,000.00         ZZ
                                         360        431,209.30          1
                                       8.500          3,321.71         80
                                       8.250          3,321.71
    VENTURA          CA   93001          1            08/28/01         00
    9881919                              05           10/01/01          0
    9881919                              O            09/01/31
    0


    6337410          286/286             F          193,400.00         ZZ
                                         360        193,008.10          4
                                       8.000          1,419.10         90
                                       7.750          1,419.10
    SAN DIEGO        CA   92114          1            08/27/01         11
    9936231                              05           10/01/01         25
    9936231                              N            09/01/31
    0


    6337412          286/286             F          292,500.00         ZZ
                                         360        292,135.13          1
                                       8.375          2,223.21         90
                                       8.125          2,223.21
    DES PLAINES      IL   60016          1            09/20/01         19
    9892383                              05           11/01/01         25
    9892383                              O            10/01/31
    0


    6337416          286/286             F           51,350.00         ZZ
                                         360         51,289.14          3
                                       8.625            399.40         90
                                       8.375            399.40
    ALLENTOWN        PA   18102          1            09/07/01         01
    9884417                              05           11/01/01         25
    9884417                              N            10/01/31
    0


    6337418          286/286             F          130,400.00         ZZ
                                         360        130,122.11          1
1


                                       7.750            934.20         80
                                       7.500            934.20
    EVERETT          WA   98205          1            08/16/01         00
    9886361                              05           10/01/01          0
    9886361                              N            09/01/31
    0


    6337424          286/286             F          202,500.00         ZZ
                                         360        202,046.33          1
                                       7.500          1,415.91         75
                                       7.250          1,415.91
    HOUSTON          TX   77005          5            08/29/01         00
    9889735                              05           10/01/01          0
    9889735                              N            09/01/31
    0


    6337426          286/286             F          357,000.00         ZZ
                                         360        355,723.79          1
                                       7.750          2,557.59         85
                                       7.500          2,557.59
    LAFAYETTE        CA   94549          5            06/27/01         01
    9850767                              05           08/01/01         12
    9850767                              O            07/01/31
    0


    6337432          286/286             F          297,500.00         ZZ
                                         360        297,089.18          1
                                       7.875          2,157.08         85
                                       7.625          2,157.08
    LA MESA          CA   91941          5            08/29/01         12
    9886208                              05           11/01/01         12
    9886208                              O            10/01/31
    0


    6337434          286/286             F           88,500.00         ZZ
                                         360         88,316.07          1
                                       7.875            641.69         75
                                       7.625            641.69
    RIVERSIDE        CA   92503          5            08/28/01         00
    9937472                              05           10/01/01          0
    9937472                              N            09/01/31
    0


    6337710          286/286             F           46,500.00         ZZ
                                         360         46,437.37          1
                                       8.000            341.21         80
                                       7.750            341.21
    WEST PALM BEACH  FL   33415          1            09/07/01         00
    533251                               03           11/01/01          0
1


    533251                               O            10/01/31
    0


    6337712          286/286             F          108,700.00         ZZ
                                         360        108,560.89          1
                                       8.250            816.63         80
                                       8.000            816.63
    PEORIA           AZ   85381          1            09/17/01         00
    555818                               05           11/01/01          0
    555818                               O            10/01/31
    0


    6337716          286/286             F          566,250.00         ZZ
                                         360        565,213.57          1
                                       8.500          4,353.98         75
                                       8.250          4,353.98
    DULUTH           GA   30097          1            08/28/01         00
    433766                               03           10/01/01          0
    433766                               O            09/01/31
    0


    6337718          286/286             F          327,250.00         ZZ
                                         360        326,852.10          1
                                       8.500          2,516.27         85
                                       8.250          2,516.27
    BRONX            NY   10463          1            09/28/01         10
    58636                                05           11/01/01         12
    58636                                O            10/01/31
    0


    6337722          286/286             F          137,250.00         ZZ
                                         360        136,992.29          1
                                       8.375          1,043.20         90
                                       8.125          1,043.20
    DELRAY BEACH     FL   33445          1            08/31/01         01
    552836                               05           10/01/01         25
    552836                               O            09/01/31
    0


    6337724          286/286             F          111,900.00         ZZ
                                         360        111,521.22          1
                                       8.000            821.09         80
                                       7.750            821.09
    HOUSTON          TX   77070          1            08/29/01         00
    549341                               03           10/01/01          0
    549341                               O            09/01/31
    0


1


    6337726          286/286             F          188,950.00         ZZ
                                         360        188,586.04          1
                                       8.250          1,419.52         90
                                       8.000          1,419.52
    MIAMI            FL   33016          1            08/30/01         01
    558612                               05           10/01/01         25
    558612                               O            09/01/31
    0


    6337728          286/286             F           92,400.00         ZZ
                                         360         92,262.41          1
                                       7.500            646.08         80
                                       7.250            646.08
    ROCKFORD         IL   61102          1            09/19/01         00
    558262                               05           11/01/01          0
    558262                               O            10/01/31
    0


    6337730          286/286             F          426,000.00         ZZ
                                         360        425,381.38          1
                                       7.625          3,015.21         49
                                       7.375          3,015.21
    SANTA FE         NM   87501          2            09/24/01         00
    556728                               01           11/01/01          0
    556728                               O            10/01/31
    0


    6337736          286/286             F          490,500.00         ZZ
                                         360        489,578.96          1
                                       8.375          3,728.16         90
                                       8.125          3,728.16
    SARASOTA         FL   34242          1            08/31/01         01
    555690                               05           10/01/01         25
    555690                               O            09/01/31
    0


    6339206          964/G02             F          356,000.00         ZZ
                                         360        356,000.00          1
                                       6.875          2,338.67         80
                                       6.625          2,338.67
    PORTLAND         OR   97213          5            11/12/01         00
    0433421922                           05           01/01/02          0
    167757                               O            12/01/31
    0


    6345024          E22/G02             F          275,000.00         ZZ
                                         360        274,774.59          2
                                       7.000          1,829.58         46
                                       6.750          1,829.58
1


    BROOKLYN         NY   11219          5            10/30/01         00
    0413007832                           05           12/01/01          0
    0413007832                           O            11/01/31
    0


    6345028          E22/G02             F          249,500.00         ZZ
                                         360        249,300.48          1
                                       7.125          1,680.93         70
                                       6.875          1,680.93
    IRVINGTON        NY   10522          2            10/30/01         00
    0413022161                           01           12/01/01          0
    0413022161                           O            11/01/31
    0


    6345032          E22/G02             F          102,500.00         ZZ
                                         360        102,411.75          1
                                       6.750            664.81         67
                                       6.500            664.81
    CHICO            CA   95973          5            10/22/01         00
    0413044942                           05           12/01/01          0
    0413044942                           O            11/01/31
    0


    6345036          E22/G02             F           86,750.00         ZZ
                                         360         86,693.25          1
                                       8.125            644.12         90
                                       7.875            644.12
    AUSTIN           TX   78727          1            11/05/01         01
    0413070772                           05           12/01/01         25
    0413070772                           N            11/01/31
    0


    6345042          E22/G02             F          166,500.00         ZZ
                                         240        166,208.43          4
                                       7.750          1,366.88         90
                                       7.500          1,366.88
    BURLESON         TX   76028          1            11/05/01         04
    0413075250                           05           12/01/01         25
    0413075250                           N            11/01/21
    0


    6345044          E22/G02             F           93,800.00         ZZ
                                         360         93,737.06          1
                                       8.000            688.27         89
                                       7.750            688.27
    INDIANAPOLIS     IN   46205          2            10/31/01         04
    0413077942                           05           12/01/01         25
    0413077942                           O            11/01/31
    0
1




    6345046          E22/G02             F          119,200.00         ZZ
                                         360        119,069.83          1
                                       7.750            853.96         80
                                       7.500            853.96
    HOUSTON          TX   77035          5            10/30/01         00
    0413080391                           05           12/01/01          0
    0413080391                           O            11/01/31
    0


    6345052          E22/G02             F          102,550.00         ZZ
                                         360        102,471.97          1
                                       7.375            708.29         62
                                       7.125            708.29
    CANTON           NC   28716          5            10/31/01         00
    0413083080                           05           12/01/01          0
    0413083080                           O            11/01/31
    0


    6345054          E22/G02             F          550,000.00         ZZ
                                         360        549,560.18          1
                                       7.125          3,705.45         74
                                       6.875          3,705.45
    PASADENA         CA   91105          5            10/22/01         00
    0413088048                           05           12/01/01          0
    0413088048                           O            11/01/31
    0


    6345060          E22/G02             F          307,000.00         ZZ
                                         360        306,760.51          1
                                       7.250          2,094.28         65
                                       7.000          2,094.28
    VERONA           NJ   07044          2            10/30/01         00
    0413094467                           05           12/01/01          0
    0413094467                           O            11/01/31
    0


    6345062          E22/G02             F          256,000.00         ZZ
                                         360        255,795.28          1
                                       7.125          1,724.72         79
                                       6.875          1,724.72
    HILLSBORO        OR   97123          2            10/22/01         00
    0413099912                           05           12/01/01          0
    0413099912                           O            11/01/31
    0


    6345074          E22/G02             F          220,000.00         ZZ
                                         360        219,810.58          1
1


                                       6.750          1,426.92         77
                                       6.500          1,426.92
    FAIRHOPE         AL   36523          2            10/30/01         00
    0413105768                           03           12/01/01          0
    0413105768                           O            11/01/31
    0


    6345080          E22/G02             F          140,000.00         ZZ
                                         360        139,882.38          1
                                       6.875            919.70         80
                                       6.625            919.70
    NORTH BEND       WA   98045          5            10/24/01         00
    0413114869                           05           12/01/01          0
    0413114869                           O            11/01/31
    0


    6345084          E22/G02             F          450,000.00         ZZ
                                         360        449,621.95          1
                                       6.875          2,956.18         73
                                       6.625          2,956.18
    SUNNYVALE        CA   94087          5            10/24/01         00
    0413116757                           05           12/01/01          0
    0413116757                           O            11/01/31
    0


    6345086          E22/G02             F          168,000.00         ZZ
                                         360        168,000.00          4
                                       7.500          1,174.68         70
                                       7.250          1,174.68
    EL DORADO        CA   95623          5            10/29/01         00
    0413116955                           05           01/01/02          0
    0413116955                           N            12/01/31
    0


    6345088          E22/G02             F          196,000.00         ZZ
                                         360        196,000.00          4
                                       7.500          1,370.46         80
                                       7.250          1,370.46
    EL DORADO        CA   95623          2            10/29/01         00
    0413116997                           05           01/01/02          0
    0413116997                           N            12/01/31
    0


    6345098          E22/G02             F          340,000.00         ZZ
                                         360        339,766.01          1
                                       7.875          2,465.24         68
                                       7.625          2,465.24
    AUSTIN           TX   78735          5            10/29/01         00
    0413118837                           05           12/01/01          0
1


    0413118837                           O            11/01/31
    0


    6345104          E22/G02             F          130,000.00         ZZ
                                         360        129,885.31          1
                                       6.625            832.40         42
                                       6.375            832.40
    RUTHERFORD       NJ   07070          2            10/31/01         00
    0413122102                           05           12/01/01          0
    0413122102                           O            11/01/31
    0


    6345106          E22/G02             F          332,000.00         ZZ
                                         360        331,714.15          1
                                       6.750          2,153.35         56
                                       6.500          2,153.35
    OAKLAND          CA   94609          5            10/26/01         00
    0413123589                           05           12/01/01          0
    0413123589                           O            11/01/31
    0


    6345124          E22/G02             F          113,550.00         ZZ
                                         360        113,454.61          1
                                       6.875            745.94         75
                                       6.625            745.94
    HOUSTON          TX   77018          5            10/31/01         00
    0413136359                           05           12/01/01          0
    0413136359                           O            11/01/31
    0


    6345132          E22/G02             F          211,500.00         ZZ
                                         360        211,350.73          1
                                       7.750          1,515.21         90
                                       7.500          1,515.21
    WEST PALM BEACH  FL   33406          1            11/05/01         01
    0413138744                           05           12/01/01         25
    0413138744                           O            11/01/31
    0


    6345136          E22/G02             F          164,000.00         ZZ
                                         360        163,865.57          1
                                       7.000          1,091.10         80
                                       6.750          1,091.10
    ST. CHARLES      MO   63303          5            10/27/01         00
    0413143207                           03           12/01/01          0
    0413143207                           O            11/01/31
    0


1


    6345144          E22/G02             F          108,000.00         ZZ
                                         360        107,911.47          1
                                       7.000            718.53         80
                                       6.750            718.53
    HOUSTON          TX   77042          5            10/31/01         00
    0413148347                           03           12/01/01          0
    0413148347                           O            11/01/31
    0


    6345162          E22/G02             F          315,000.00         ZZ
                                         360        314,766.22          1
                                       7.500          2,202.53         63
                                       7.250          2,202.53
    SANTA CRUZ       CA   95062          2            10/30/01         00
    0413159450                           05           12/01/01          0
    0413159450                           O            11/01/31
    0


    6345168          E22/G02             F          180,000.00         ZZ
                                         360        179,845.02          1
                                       6.750          1,167.48         80
                                       6.500          1,167.48
    CORAL SPRINGS    FL   33071          5            10/31/01         00
    0413160193                           05           12/01/01          0
    0413160193                           O            11/01/31
    0


    6345170          E22/G02             F          125,140.00         ZZ
                                         360        125,047.13          1
                                       7.500            875.00         80
                                       7.250            875.00
    MIAMI            FL   33129          2            10/31/01         00
    0413162298                           06           12/01/01          0
    0413162298                           O            11/01/31
    0


    6345198          E22/G02             F           50,000.00         ZZ
                                         360         49,968.12          3
                                       8.250            375.63         90
                                       8.000            375.63
    AMARILLO         TX   79106          1            10/31/01         04
    0413175258                           05           12/01/01         25
    0413175258                           N            11/01/31
    0


    6345206          E22/G02             F          214,000.00         ZZ
                                         360        213,841.18          1
                                       7.500          1,496.32         74
                                       7.250          1,496.32
1


    DISCOVERY BAY    CA   94514          2            10/18/01         00
    0413179078                           05           12/01/01          0
    0413179078                           O            11/01/31
    0


    6345214          E22/G02             F          125,600.00         ZZ
                                         360        125,497.05          1
                                       7.000            835.62         80
                                       6.750            835.62
    HOUSTON          TX   77066          5            10/30/01         00
    0413183674                           03           12/01/01          0
    0413183674                           O            11/01/31
    0


    6345218          E22/G02             F          525,000.00         ZZ
                                         360        525,000.00          1
                                       6.625          3,361.63         75
                                       6.375          3,361.63
    SAN FRANCISCO    CA   94132          5            10/29/01         00
    0413184417                           05           01/01/02          0
    0413184417                           O            12/01/31
    0


    6345222          E22/G02             F           84,700.00         ZZ
                                         360         84,640.22          1
                                       7.750            606.80         53
                                       7.500            606.80
    BLANCO           TX   78606          2            10/30/01         00
    0413185703                           05           12/01/01          0
    0413185703                           O            11/01/31
    0


    6345224          E22/G02             F          103,000.00         ZZ
                                         360        102,909.13          1
                                       6.625            659.52         26
                                       6.375            659.52
    WINCHESTER       MA   01890          5            10/30/01         00
    0413186354                           05           12/01/01          0
    0413186354                           O            11/01/31
    0


    6345234          E22/G02             F          171,700.00         ZZ
                                         360        171,700.00          1
                                       6.875          1,127.95         85
                                       6.625          1,127.95
    EVANSTON         IL   60202          5            10/30/01         11
    0413188962                           05           01/01/02         12
    0413188962                           O            12/01/31
    0
1




    6345236          E22/G02             F           91,000.00         ZZ
                                         360         91,000.00          2
                                       7.375            628.51         32
                                       7.125            628.51
    ARVADA           CO   80002          2            11/05/01         00
    0413190711                           05           01/01/02          0
    0413190711                           N            12/01/31
    0


    6345240          E22/G02             F          344,000.00         ZZ
                                         360        343,696.50          1
                                       6.625          2,202.67         80
                                       6.375          2,202.67
    SAN JOSE         CA   95136          5            10/24/01         00
    0413192600                           05           12/01/01          0
    0413192600                           O            11/01/31
    0


    6345242          E22/G02             F          324,600.00         ZZ
                                         360        324,353.01          1
                                       7.375          2,241.93         65
                                       7.125          2,241.93
    APTOS            CA   95003          5            10/24/01         00
    0413192899                           05           12/01/01          0
    0413192899                           O            11/01/31
    0


    6345262          E22/G02             F           91,800.00         ZZ
                                         360         91,735.21          2
                                       7.750            657.67         90
                                       7.500            657.67
    SACHSE           TX   75048          1            11/05/01         04
    0413201682                           05           12/01/01         25
    0413201682                           N            11/01/31
    0


    6345296          E22/G02             F           26,000.00         ZZ
                                         360         26,000.00          1
                                       8.125            193.05         90
                                       7.875            193.05
    SAGINAW          MI   48602          1            11/05/01         04
    0413215138                           05           01/01/02         25
    0413215138                           N            12/01/31
    0


    6345300          E22/G02             F          131,400.00         ZZ
                                         360        131,297.50          2
1


                                       7.250            896.38         80
                                       7.000            896.38
    MIAMI            FL   33125          2            10/31/01         00
    0413216672                           05           12/01/01          0
    0413216672                           O            11/01/31
    0


    6345304          E22/G02             F          246,000.00         ZZ
                                         360        245,812.81          1
                                       7.375          1,699.06         88
                                       7.125          1,699.06
    TRACY            CA   95376          5            10/24/01         01
    0413216979                           05           12/01/01         25
    0413216979                           O            11/01/31
    0


    6345306          E22/G02             F          107,010.00         ZZ
                                         360        106,930.58          4
                                       7.500            748.23         90
                                       7.250            748.23
    CHICOPEE         MA   01013          1            11/02/01         04
    0413220344                           05           12/01/01         25
    0413220344                           N            11/01/31
    0


    6345314          E22/G02             F          192,000.00         ZZ
                                         360        192,000.00          1
                                       8.250          1,442.43         80
                                       8.000          1,442.43
    CHICAGO          IL   60634          1            11/05/01         00
    0413223934                           05           01/01/02          0
    0413223934                           O            12/01/31
    0


    6350036          455/G02             F          460,000.00         ZZ
                                         360        460,000.00          1
                                       7.750          3,295.50         67
                                       7.500          3,295.50
    MARIETTA         GA   30067          5            11/07/01         00
    0433407368                           05           01/01/02          0
    21002001                             O            12/01/31
    0


    6351904          964/G02             F          230,000.00         ZZ
                                         360        230,000.00          1
                                       6.750          1,491.78         75
                                       6.500          1,491.78
    SNOHOMISH        WA   98296          5            11/12/01         00
    0433394699                           05           01/01/02          0
1


    157462                               O            12/01/31
    0


    6360314          G52/G02             F           98,400.00         ZZ
                                         360         98,326.97          1
                                       7.500            688.03         80
                                       7.250            688.03
    TUCSON           AZ   85712          1            10/26/01         00
    0433356136                           03           12/01/01          0
    9900002051                           N            11/01/31
    0


    6365036          964/G02             F          355,000.00         ZZ
                                         360        355,000.00          1
                                       7.000          2,361.82         79
                                       6.750          2,361.82
    FAIRFAX          CA   94930          5            11/08/01         00
    0433395852                           05           01/01/02          0
    400162195                            O            12/01/31
    0


    6365556          477/G02             F          219,000.00         ZZ
                                         360        219,000.00          1
                                       7.375          1,512.58         77
                                       7.125          1,512.58
    DENVER           CO   80211          5            11/09/01         00
    0433412533                           05           01/01/02          0
    131678                               O            12/01/31
    0


    6365674          964/G02             F          336,000.00         ZZ
                                         360        336,000.00          1
                                       6.875          2,207.28         80
                                       6.625          2,207.28
    CHULA VISTA      CA   91913          1            11/13/01         00
    0433394715                           03           01/01/02          0
    162293                               O            12/01/31
    0


    6366584          U05/G02             F          297,000.00         ZZ
                                         360        296,768.32          1
                                       7.250          2,026.06         75
                                       7.000          2,026.06
    CHULA VISTA      CA   91910          2            10/23/01         00
    0433358686                           05           12/01/01          0
    3166865                              O            11/01/31
    0


1


    6368520          N74/G02             F          182,700.00         ZZ
                                         360        182,700.00          1
                                       7.000          1,215.51         90
                                       6.750          1,215.51
    CLEMMONS         NC   27012          5            11/09/01         01
    0433393139                           05           01/01/02         25
    0029507010                           O            12/01/31
    0


    6369856          L60/F27             F           65,200.00         ZZ
                                         360         64,875.66          1
                                       8.000            478.41         80
                                       7.750            478.41
    MOCKSVILLE       NC   27028          1            06/04/01         00
    6610739235                           05           08/01/01          0
    6610739235                           O            07/01/31
    0


    6369858          L60/F27             F           69,600.00         ZZ
                                         360         69,493.75          1
                                       7.375            480.71         80
                                       7.125            480.71
    JACKSONVILLE     NC   28540          1            09/14/01         00
    6610851655                           05           11/01/01          0
    6610851655                           O            10/01/31
    0


    6369866          L60/F27             F           73,000.00         ZZ
                                         360         72,896.63          1
                                       7.750            522.98         80
                                       7.500            522.98
    STEDMAN          NC   28391          1            09/05/01         00
    6610799297                           05           11/01/01          0
    6610799297                           O            10/01/31
    0


    6369870          L60/F27             F           74,000.00         ZZ
                                         360         73,884.19          1
                                       7.250            504.81         54
                                       7.000            504.81
    ASHEVILLE        NC   28803          2            09/18/01         00
    6610870560                           05           11/01/01          0
    6610870560                           O            10/01/31
    0


    6369880          L60/F27             F           86,200.00         ZZ
                                         360         86,002.02          1
                                       7.375            595.36         75
                                       7.125            595.36
1


    VASS             NC   28394          5            08/15/01         00
    6610780316                           05           10/01/01          0
    6610780316                           O            09/01/31
    0


    6369882          L60/F27             F           89,000.00         ZZ
                                         360         88,810.33          1
                                       7.750            637.61         69
                                       7.500            637.61
    CHIMNEY ROCK     NC   28720          5            08/27/01         00
    6990417189                           05           10/01/01          0
    6990417189                           O            09/01/31
    0


    6369886          L60/F27             F           92,900.00         ZZ
                                         360         92,761.68          1
                                       7.500            649.57         73
                                       7.250            649.57
    CASTLE HAYNE     NC   28429          1            09/18/01         00
    6990431408                           05           11/01/01          0
    6990431408                           O            10/01/31
    0


    6369888          L60/F27             F           95,900.00         T
                                         360         95,749.92          1
                                       7.250            654.21         70
                                       7.000            654.21
    ROARING GAP      NC   28668          1            09/20/01         00
    6610848115                           01           11/01/01          0
    6610848115                           O            10/01/31
    0


    6369892          L60/F27             F          360,000.00         ZZ
                                         360        359,436.62          1
                                       7.250          2,455.84         80
                                       7.000          2,455.84
    GOOCHLAND        VA   23063          5            09/06/01         00
    6990427486                           05           11/01/01          0
    6990427486                           O            10/01/31
    0


    6369896          L60/F27             F          364,000.00         ZZ
                                         360        363,686.60          1
                                       6.750          2,360.90         80
                                       6.500          2,360.90
    MARIETTA         GA   30062          1            10/12/01         00
    6610886424                           05           12/01/01          0
    6610886424                           O            11/01/31
    0
1




    6369904          L60/F27             F          369,350.00         ZZ
                                         360        368,562.89          1
                                       7.750          2,646.07         57
                                       7.500          2,646.07
    MCLEAN           VA   22101          2            08/30/01         00
    6920040290                           05           10/01/01          0
    6920040290                           N            09/01/31
    0


    6369910          L60/F27             F          374,000.00         ZZ
                                         360        373,385.09          1
                                       7.000          2,488.23         85
                                       6.750          2,488.23
    FAYETTEVILLE     GA   30214          5            09/13/01         12
    6960231005                           05           11/01/01         12
    6960231005                           O            10/01/31
    0


    6369920          L60/F27             F          379,000.00         T
                                         360        378,129.51          1
                                       7.375          2,617.66         59
                                       7.125          2,617.66
    EDISTO ISLAND    SC   29438          2            08/23/01         00
    6610808075                           05           10/01/01          0
    6610808075                           O            09/01/31
    0


    6369932          L60/F27             F          385,000.00         ZZ
                                         360        383,787.72          1
                                       7.250          2,626.38         63
                                       7.000          2,626.38
    CORNELIUS        NC   28031          2            07/10/01         00
    6990389924                           03           09/01/01          0
    6990389924                           O            08/01/31
    0


    6369944          L60/F27             F          396,000.00         ZZ
                                         360        395,314.86          1
                                       6.750          2,568.45         67
                                       6.500          2,568.45
    FAIRFAX          VA   22030          5            09/18/01         00
    6920165107                           05           11/01/01          0
    6920165107                           O            10/01/31
    0


    6369950          L60/F27             F          400,000.00         ZZ
                                         360        399,081.27          1
1


                                       7.375          2,762.70         76
                                       7.125          2,762.70
    RESTON           VA   20194          5            08/14/01         00
    6960198261                           05           10/01/01          0
    6960198261                           O            09/01/31
    0


    6369952          L60/F27             F          400,000.00         ZZ
                                         360        399,125.97          1
                                       7.625          2,831.17         60
                                       7.375          2,831.17
    BLUEMONT         VA   20135          1            08/23/01         00
    6990403722                           05           10/01/01          0
    6990403722                           O            09/01/31
    0


    6369954          L60/F27             F          400,000.00         ZZ
                                         360        399,264.73          1
                                       7.000          2,661.21         80
                                       6.750          2,661.21
    MARRIOTSVILLE    MD   21104          5            09/21/01         00
    6960239596                           05           11/01/01          0
    6960239596                           O            10/01/31
    0


    6369956          L60/F27             F          400,000.00         ZZ
                                         360        399,358.36          1
                                       7.125          2,694.87         43
                                       6.875          2,694.87
    WASHINGTON       DC   20016          5            09/06/01         00
    6920145920                           05           11/01/01          0
    6920145920                           O            10/01/31
    0


    6369962          L60/F27             F          409,000.00         ZZ
                                         360        407,937.61          1
                                       6.750          2,652.77         75
                                       6.500          2,652.77
    FAIRFAX          VA   22030          1            08/31/01         00
    6920008575                           05           10/01/01          0
    6920008575                           O            09/01/31
    0


    6369966          L60/F27             F          412,000.00         ZZ
                                         360        410,136.47          1
                                       7.500          2,880.77         55
                                       7.250          2,880.77
    HILTON HEAD ISL  SC   29926          2            05/17/01         00
    6990344572                           03           07/01/01          0
1


    6990344572                           O            06/01/31
    0


    6369968          L60/F27             F          412,400.00         ZZ
                                         360        411,498.82          1
                                       7.625          2,918.95         75
                                       7.375          2,918.95
    RICHMOND         VA   23233          1            08/28/01         00
    6990405253                           05           10/01/01          0
    6990405253                           O            09/01/31
    0


    6369978          L60/F27             F          420,000.00         ZZ
                                         360        419,390.11          1
                                       7.625          2,972.73         75
                                       7.375          2,972.73
    WILMINGTON       NC   28409          1            10/01/01         00
    6610825026                           03           11/01/01          0
    6610825026                           O            10/01/31
    0


    6369980          L60/F27             F          422,200.00         ZZ
                                         360        421,230.29          1
                                       7.375          2,916.03         46
                                       7.125          2,916.03
    ISLE OF PALMS    SC   29451          2            08/30/01         00
    6610723347                           05           10/01/01          0
    6610723347                           N            09/01/31
    0


    6369994          L60/F27             F          433,000.00         ZZ
                                         360        431,980.53          1
                                       7.250          2,953.82         80
                                       7.000          2,953.82
    FULTON           MD   20759          5            08/23/01         00
    6960195661                           05           10/01/01          0
    6960195661                           O            09/01/31
    0


    6369996          L60/F27             F          437,000.00         ZZ
                                         360        435,996.30          1
                                       7.375          3,018.25         69
                                       7.125          3,018.25
    CARY             NC   27513          5            08/24/01         00
    6610811378                           03           10/01/01          0
    6610811378                           O            09/01/31
    0


1


    6370004          L60/F27             F          450,000.00         ZZ
                                         360        447,913.67          1
                                       7.375          3,108.04         23
                                       7.125          3,108.04
    DUCK             NC   27949          2            06/08/01         00
    6990350556                           03           07/01/01          0
    6990350556                           O            06/01/31
    0


    6370012          L60/F27             F          464,000.00         ZZ
                                         360        462,986.10          1
                                       7.625          3,284.16         78
                                       7.375          3,284.16
    VIRGINIA BEACH   VA   23456          1            08/23/01         00
    6990247232                           05           10/01/01          0
    6990247232                           O            09/01/31
    0


    6370018          L60/F27             F          472,000.00         ZZ
                                         360        469,243.87          1
                                       7.000          3,140.23         80
                                       6.750          3,140.23
    BROOKS           GA   30205          2            04/16/01         00
    6610663689                           05           06/01/01          0
    6610663689                           O            05/01/31
    0


    6370022          L60/F27             F          476,250.00         ZZ
                                         360        474,621.86          1
                                       7.250          3,248.86         75
                                       7.000          3,248.86
    ANNAPOLIS        MD   21401          1            08/30/01         00
    6920142735                           05           10/01/01          0
    6920142735                           O            09/01/31
    0


    6370024          L60/F27             F          480,000.00         ZZ
                                         360        478,783.28          1
                                       6.875          3,153.26         80
                                       6.625          3,153.26
    FAIRFAX          VA   22031          5            08/10/01         00
    6960209484                           05           10/01/01          0
    6960209484                           O            09/01/31
    0


    6370034          L60/F27             F          500,000.00         ZZ
                                         360        498,851.59          1
                                       7.375          3,453.38         71
                                       7.125          3,453.38
1


    ATLANTA          GA   30339          5            08/20/01         00
    6990416662                           05           10/01/01          0
    6990416662                           O            09/01/31
    0


    6370036          L60/F27             F          500,000.00         ZZ
                                         360        498,907.42          1
                                       7.625          3,538.97         80
                                       7.375          3,538.97
    LITHONIA         GA   30058          5            08/10/01         00
    6610766917                           05           10/01/01          0
    6610766917                           O            09/01/31
    0


    6370042          L60/F27             F          504,000.00         ZZ
                                         360        503,135.44          1
                                       7.000          3,353.12         80
                                       6.750          3,353.12
    LITHONIA         GA   30058          5            09/14/01         00
    6610852899                           05           11/01/01          0
    6610852899                           O            10/01/31
    0


    6370056          L60/F27             F          630,000.00         T
                                         360        448,771.89          1
                                       7.500          4,405.05         50
                                       7.250          4,405.05
    COROLLA          NC   27927          2            04/16/01         00
    6990303027                           05           06/01/01          0
    6990303027                           O            05/01/31
    0


    6370060          L60/F27             F          528,750.00         T
                                         360        527,942.86          1
                                       7.375          3,651.94         75
                                       7.125          3,651.94
    OCEAN CITY       MD   21842          5            09/24/01         00
    6920151149                           05           11/01/01          0
    6920151149                           O            10/01/31
    0


    6370066          L60/F27             F          540,000.00         T
                                         360        538,421.68          1
                                       7.625          3,822.09         80
                                       7.375          3,822.09
    DUCK             NC   27949          2            07/10/01         00
    6990394634                           03           09/01/01          0
    6990394634                           O            08/01/31
    0
1




    6370070          L60/F27             F          550,000.00         ZZ
                                         360        549,537.93          1
                                       6.875          3,613.11         50
                                       6.625          3,613.11
    APEX             NC   27502          2            10/15/01         00
    6610902934                           05           12/01/01          0
    6610902934                           O            11/01/31
    0


    6370082          L60/F27             F          597,000.00         ZZ
                                         360        596,088.67          1
                                       7.375          4,123.33         45
                                       7.125          4,123.33
    CHAPEL HILL      NC   27514          2            09/26/01         00
    6610818615                           05           11/01/01          0
    6610818615                           O            10/01/31
    0


    6370094          L60/F27             F          648,000.00         T
                                         360        646,511.68          1
                                       7.375          4,475.57         56
                                       7.125          4,475.57
    COROLLA          NC   27927          2            08/14/01         00
    6990407205                           05           10/01/01          0
    6990407205                           O            09/01/31
    0


    6370096          L60/F27             F          650,000.00         ZZ
                                         360        648,100.18          1
                                       7.625          4,600.66         65
                                       7.375          4,600.66
    SEVERNA PARK     MD   21146          5            07/27/01         00
    6990410869                           05           09/01/01          0
    6990410869                           O            08/01/31
    0


    6370102          L60/F27             F          650,000.00         ZZ
                                         360        648,715.77          1
                                       8.125          4,826.23         51
                                       7.875          4,826.23
    LITHONIA         GA   30038          2            08/31/01         00
    6610773123                           05           10/01/01          0
    6610773123                           O            09/01/31
    0


    6370104          L60/F27             F          715,000.00         ZZ
                                         360        711,215.22          1
1


                                       7.500          4,999.38         65
                                       7.250          4,999.38
    HILTON HEAD ISL  SC   29928          2            04/10/01         00
    6990333996                           05           06/01/01          0
    6990333996                           O            05/01/31
    0


    6370112          L60/F27             F          948,750.00         T
                                         360        945,367.17          1
                                       7.750          6,796.96         80
                                       7.500          6,796.96
    HOLDEN BEACH     NC   28462          2            08/31/01         00
    6990418746                           05           10/01/01          0
    6990418746                           O            09/01/31
    0


    6370120          L60/F27             F          106,000.00         ZZ
                                         360        105,910.95          1
                                       6.875            696.34         78
                                       6.625            696.34
    SENOIA           GA   30276          5            10/03/01         00
    6610855529                           05           12/01/01          0
    6610855529                           O            11/01/31
    0


    6370122          L60/F27             F          109,000.00         ZZ
                                         360        108,548.41          1
                                       7.375            752.84         69
                                       7.125            752.84
    COOPERSBURG      PA   18036          1            08/31/01         00
    6990422603                           05           10/01/01          0
    6990422603                           O            09/01/31
    0


    6370124          L60/F27             F          114,500.00         ZZ
                                         360        114,243.48          1
                                       7.500            800.60         80
                                       7.250            800.60
    JACKSON          GA   30233          1            08/30/01         00
    6610825913                           05           10/01/01          0
    6610825913                           O            09/01/31
    0


    6370128          L60/F27             F          117,000.00         ZZ
                                         360        116,649.41          1
                                       7.500            818.08         67
                                       7.250            818.08
    YOUNGSVILLE      NC   27596          2            07/16/01         00
    6610775703                           05           09/01/01          0
1


    6610775703                           O            08/01/31
    0


    6370136          L60/F27             F          125,000.00         ZZ
                                         360        124,740.22          1
                                       7.875            906.34         75
                                       7.625            906.34
    MARYVILLE        TN   37803          5            08/24/01         00
    6920149713                           05           10/01/01          0
    6920149713                           O            09/01/31
    0


    6370138          L60/F27             F          130,000.00         ZZ
                                         360        129,640.39          1
                                       7.250            886.83         76
                                       7.000            886.83
    ALPHARETTA       GA   30005          1            08/23/01         00
    6610831557                           05           10/01/01          0
    6610831557                           O            09/01/31
    0


    6370140          L60/F27             F          131,250.00         ZZ
                                         360        130,803.74          1
                                       8.000            963.07         75
                                       7.750            963.07
    NORTH MYRTLE BE  SC   29582          1            06/12/01         00
    6610759163                           05           08/01/01          0
    6610759163                           O            07/01/31
    0


    6370144          L60/F27             F          133,500.00         ZZ
                                         360        133,119.45          1
                                       7.750            956.41         80
                                       7.500            956.41
    EASLEY           SC   29642          2            07/23/01         00
    6610787205                           05           09/01/01          0
    6610787205                           O            08/01/31
    0


    6370146          L60/F27             F          140,000.00         ZZ
                                         360        139,896.10          1
                                       7.500            978.90         79
                                       7.250            978.90
    CANDLER          NC   28715          2            09/27/01         00
    6610814113                           05           12/01/01          0
    6610814113                           O            11/01/31
    0


1


    6370148          L60/F27             F          149,000.00         ZZ
                                         360        147,881.50          1
                                       7.500          1,041.83         54
                                       7.250          1,041.83
    HARPERS FERRY    WV   25425          2            06/15/01         00
    6990389797                           05           08/01/01          0
    6990389797                           O            07/01/31
    0


    6370150          L60/F27             F          152,500.00         ZZ
                                         360        152,255.37          1
                                       7.125          1,027.42         77
                                       6.875          1,027.42
    MATTHEWS         NC   28104          2            08/30/01         00
    6610749079                           05           11/01/01          0
    6610749079                           O            10/01/31
    0


    6370152          L60/F27             F          158,800.00         ZZ
                                         360        157,831.58          1
                                       7.375          1,096.79         80
                                       7.125          1,096.79
    NOTTINGHAM       MD   21236          5            08/16/01         00
    6960202331                           05           10/01/01          0
    6960202331                           O            09/01/31
    0


    6370154          L60/F27             F          159,500.00         ZZ
                                         360        158,312.26          1
                                       7.250          1,088.07         79
                                       7.000          1,088.07
    LUTHERVILLE      MD   21093          2            06/14/01         00
    6920099112                           05           08/01/01          0
    6920099112                           O            07/01/31
    0


    6370156          L60/F27             F          161,000.00         T
                                         360        160,748.06          1
                                       7.250          1,098.30         70
                                       7.000          1,098.30
    WILMINGTON       NC   28409          1            09/28/01         00
    6610851310                           05           11/01/01          0
    6610851310                           O            10/01/31
    0


    6370162          L60/F27             F          168,000.00         ZZ
                                         360        167,483.89          1
                                       8.500          1,291.77         80
                                       8.250          1,291.77
1


    SILVER SPRING    MD   20906          1            07/02/01         00
    6990365650                           05           08/01/01          0
    6990365650                           O            07/01/31
    0


    6370164          L60/F27             F          168,000.00         ZZ
                                         360        167,868.94          1
                                       7.250          1,146.06         80
                                       7.000          1,146.06
    ROEBUCK          SC   29376          5            10/05/01         00
    6960239251                           05           12/01/01          0
    6960239251                           O            11/01/31
    0


    6370166          L60/F27             F          172,000.00         ZZ
                                         360        171,730.85          1
                                       7.250          1,173.34         80
                                       7.000          1,173.34
    DULUTH           GA   30096          1            09/28/01         00
    6610836680                           05           11/01/01          0
    6610836680                           O            10/01/31
    0


    6370172          L60/F27             F          200,000.00         ZZ
                                         360        199,529.11          1
                                       7.250          1,364.35         73
                                       7.000          1,364.35
    MONKTON          MD   21111          5            08/21/01         00
    6960208321                           05           10/01/01          0
    6960208321                           O            09/01/31
    0


    6370174          L60/F27             F          200,000.00         ZZ
                                         360        199,517.33          1
                                       7.125          1,347.44         75
                                       6.875          1,347.44
    JASPER           GA   30143          5            08/31/01         00
    6610836761                           05           10/01/01          0
    6610836761                           O            09/01/31
    0


    6370176          L60/F27             F          200,000.00         T
                                         360        199,709.56          1
                                       7.625          1,415.59         66
                                       7.375          1,415.59
    MAGGIE VALLEY    NC   28751          2            09/14/01         00
    6610844276                           05           11/01/01          0
    6610844276                           O            10/01/31
    0
1




    6370182          L60/F27             F          240,000.00         ZZ
                                         360        238,528.88          1
                                       6.750          1,556.64         50
                                       6.500          1,556.64
    VIRGINIA BEACH   VA   23452          1            04/20/01         00
    6920064998                           05           06/01/01          0
    6920064998                           O            05/01/31
    0


    6370184          L60/F27             F          250,000.00         ZZ
                                         360        249,396.66          1
                                       7.125          1,684.30         70
                                       6.875          1,684.30
    MC CORMICK       SC   29835          2            08/16/01         00
    6610755028                           05           10/01/01          0
    6610755028                           O            09/01/31
    0


    6370186          L60/F27             F          251,200.00         ZZ
                                         360        251,013.57          1
                                       7.500          1,756.43         80
                                       7.250          1,756.43
    CAMERON          NC   28326          2            10/03/01         00
    6610311936                           05           12/01/01          0
    6610311936                           O            11/01/31
    0


    6370198          L60/F27             F          290,000.00         ZZ
                                         360        289,333.92          1
                                       7.375          2,002.96         61
                                       7.125          2,002.96
    SILVER SPRING    MD   20904          1            08/22/01         00
    6920024392                           05           10/01/01          0
    6920024392                           O            09/01/31
    0


    6370214          L60/F27             F          300,000.00         ZZ
                                         360        299,222.46          1
                                       7.125          2,021.16         70
                                       6.875          2,021.16
    CARY             NC   27511          2            09/19/01         00
    6610817554                           05           11/01/01          0
    6610817554                           O            10/01/31
    0


    6370218          L60/F27             F          300,000.00         ZZ
                                         360        299,596.08          1
1


                                       8.000          2,201.29         75
                                       7.750          2,201.29
    NORFOLK          VA   23503          2            09/26/01         00
    6920158984                           05           11/01/01          0
    6920158984                           O            10/01/31
    0


    6370224          L60/F27             F          301,000.00         ZZ
                                         360        300,505.09          1
                                       7.000          2,002.56         80
                                       6.750          2,002.56
    VIRGINIA BEACH   VA   23451          5            09/05/01         00
    6920133329                           05           11/01/01          0
    6920133329                           O            10/01/31
    0


    6370228          L60/F27             F          304,350.00         ZZ
                                         360        303,177.75          1
                                       7.375          2,102.07         95
                                       7.125          2,102.07
    MILLERSVILLE     MD   21108          1            07/02/01         12
    6990397935                           05           08/01/01         30
    6990397935                           O            07/01/31
    0


    6370234          L60/F27             F          307,000.00         ZZ
                                         360        306,312.20          1
                                       7.500          2,146.59         78
                                       7.250          2,146.59
    SNELLVILLE       GA   30078          5            08/22/01         00
    6610822388                           05           10/01/01          0
    6610822388                           O            09/01/31
    0


    6370236          L60/F27             F          310,000.00         ZZ
                                         360        307,176.65          1
                                       8.375          2,356.22         76
                                       8.125          2,356.22
    WINNABOW         NC   28479          2            10/06/00         00
    6990166798                           05           11/01/00          0
    6990166798                           O            10/01/30
    0


    6370238          L60/F27             F          308,000.00         ZZ
                                         360        307,518.01          1
                                       7.250          2,101.10         80
                                       7.000          2,101.10
    NORTH POTOMAC    MD   20878          5            08/30/01         00
    6960224157                           05           11/01/01          0
1


    6960224157                           O            10/01/31
    0


    6370246          L60/F27             F          316,000.00         T
                                         360        314,082.29          1
                                       7.500          2,209.52         75
                                       7.250          2,209.52
    WITTMAN          MD   21676          2            03/08/01         00
    6990301709                           05           05/01/01          0
    6990301709                           O            04/01/31
    0


    6370252          L60/F27             F          317,000.00         ZZ
                                         360        316,465.85          1
                                       6.875          2,082.46         80
                                       6.625          2,082.46
    ATLANTA          GA   30338          2            09/24/01         00
    6610833681                           05           11/01/01          0
    6610833681                           O            10/01/31
    0


    6370256          L60/F27             F          323,000.00         ZZ
                                         360        318,228.36          1
                                       8.375          2,455.03         72
                                       8.125          2,455.03
    LEESBURG         VA   20175          2            12/01/00         00
    6990247992                           05           01/01/01          0
    6990247992                           O            12/01/30
    0


    6370258          L60/F27             F          321,400.00         ZZ
                                         360        320,697.69          1
                                       7.625          2,274.85         74
                                       7.375          2,274.85
    SOUTHPORT        NC   28461          2            08/31/01         00
    6610710822                           03           10/01/01          0
    6610710822                           O            09/01/31
    0


    6370266          L60/F27             F          325,000.00         ZZ
                                         360        323,297.58          1
                                       7.750          2,328.34         65
                                       7.500          2,328.34
    DURHAM           NC   27705          5            04/12/01         00
    6990336774                           05           06/01/01          0
    6990336774                           O            05/01/31
    0


1


    6370276          L60/F27             F          105,000.00         ZZ
                                         360        104,693.12          1
                                       7.625            743.18         24
                                       7.375            743.18
    VIRGINIA BEACH   VA   23455          5            07/09/01         00
    6990397897                           03           09/01/01          0
    6990397897                           O            08/01/31
    0


    6370310          L60/F27             F          340,000.00         ZZ
                                         360        339,467.93          1
                                       7.250          2,319.40         80
                                       7.000          2,319.40
    RALEIGH          NC   27613          5            09/11/01         00
    6610831646                           05           11/01/01          0
    6610831646                           O            10/01/31
    0


    6370314          L60/F27             F          340,350.00         ZZ
                                         360        339,830.45          1
                                       7.375          2,350.71         72
                                       7.125          2,350.71
    ARLINGTON        VA   22202          2            09/19/01         00
    6920033480                           06           11/01/01          0
    6920033480                           O            10/01/31
    0


    6370316          L60/F27             F          342,000.00         T
                                         360        341,174.64          1
                                       7.125          2,304.12         90
                                       6.875          2,304.12
    HAYESVILLE       NC   28904          1            08/08/01         12
    6990413485                           05           10/01/01         25
    6990413485                           O            09/01/31
    0


    6370326          L60/F27             F          347,650.00         ZZ
                                         360        346,871.13          1
                                       7.500          2,430.82         85
                                       7.250          2,430.82
    GLEN ALLEN       VA   23059          5            08/24/01         11
    6960186913                           05           10/01/01         12
    6960186913                           O            09/01/31
    0


    6370344          L60/F27             F          352,000.00         ZZ
                                         360        351,449.16          1
                                       7.250          2,401.26         80
                                       7.000          2,401.26
1


    GREENSBORO       NC   27401          5            09/26/01         00
    6610866784                           05           11/01/01          0
    6610866784                           O            10/01/31
    0


    6370354          L60/F27             F          356,800.00         ZZ
                                         360        355,990.12          1
                                       7.500          2,494.80         80
                                       7.250          2,494.80
    IRMO             SC   29063          1            08/30/01         00
    6610812145                           05           10/01/01          0
    6610812145                           O            09/01/31
    0


    6371464          E47/G02             F           92,600.00         ZZ
                                         360         92,600.00          1
                                       7.500            647.47         90
                                       7.250            647.47
    KATY             TX   77450          1            11/09/01         11
    0433396017                           03           01/01/02         25
    7323011438                           N            12/01/31
    0


    6371946          Q57/G02             F          106,200.00         ZZ
                                         360        106,200.00          1
                                       7.000            706.55         90
                                       6.750            706.55
    LAS VEGAS        NV   89147          1            11/01/01         10
    0433387636                           09           01/01/02         25
    38500541                             O            12/01/31
    0


    6372178          964/G02             F          424,600.00         ZZ
                                         360        424,600.00          1
                                       6.625          2,718.76         78
                                       6.375          2,718.76
    HUNTINGTON BEAC  CA   92646          5            11/08/01         00
    0433403771                           05           01/01/02          0
    153373                               O            12/01/31
    0


    6373892          T29/G02             F          133,600.00         ZZ
                                         360        133,505.70          1
                                       7.750            957.13         80
                                       7.500            957.13
    RED RIVER        NM   87558          1            10/05/01         00
    0433387164                           05           12/01/01          0
    1230266                              O            11/01/31
    0
1




    6374754          975/G02             F          247,500.00         ZZ
                                         360        247,500.00          1
                                       6.750          1,605.28         75
                                       6.500          1,605.28
    CERRITOS         CA   90703          2            11/07/01         00
    0433421344                           05           01/01/02          0
    2015014                              O            12/01/31
    0


    6376030          E22/G02             F          388,500.00         ZZ
                                         360        388,211.68          1
                                       7.500          2,716.45         75
                                       7.250          2,716.45
    LIDO BEACH       NY   11561          1            11/06/01         00
    0412957243                           05           12/01/01          0
    0412957243                           O            11/01/31
    0


    6376046          E22/G02             F          464,859.00         ZZ
                                         360        464,514.00          1
                                       7.500          3,250.37         80
                                       7.250          3,250.37
    CEDAR HILL       TX   75104          2            10/12/01         00
    0313086539                           05           12/01/01          0
    0413086539                           O            11/01/31
    0


    6376048          E22/G02             F          140,000.00         ZZ
                                         240        139,754.84          2
                                       7.750          1,149.33         90
                                       7.500          1,149.33
    FALL RIVER       MA   02720          5            11/01/01         04
    0413089251                           05           12/01/01         25
    0413089251                           O            11/01/21
    0


    6376050          E22/G02             F          489,000.00         ZZ
                                         360        488,618.54          1
                                       7.250          3,335.84         78
                                       7.000          3,335.84
    BOCA RATON       FL   33428          5            11/01/01         00
    0413089434                           03           12/01/01          0
    0413089434                           O            11/01/31
    0


    6376054          E22/G02             F          185,000.00         ZZ
                                         360        184,848.36          1
1


                                       7.000          1,230.81         70
                                       6.750          1,230.81
    SEGUIN           TX   78155          5            11/01/01         00
    0413102872                           03           12/01/01          0
    0413102872                           O            11/01/31
    0


    6376064          E22/G02             F          323,000.00         ZZ
                                         360        322,728.64          1
                                       6.875          2,121.88         48
                                       6.625          2,121.88
    BERKELEY         CA   94705          2            10/26/01         00
    0413110685                           05           12/01/01          0
    0413110685                           O            11/01/31
    0


    6376068          E22/G02             F           18,400.00         ZZ
                                         360         18,350.46          1
                                       7.500            128.66         80
                                       7.250            128.66
    SAGINAW          MI   48601          1            11/06/01         00
    0413113812                           05           12/01/01          0
    0413113812                           N            11/01/31
    0


    6376080          E22/G02             F          240,000.00         ZZ
                                         360        239,808.08          1
                                       7.125          1,616.92         80
                                       6.875          1,616.92
    DAYTON           NV   89403          1            11/02/01         00
    0413127432                           05           12/01/01          0
    0413127432                           O            11/01/31
    0


    6376084          E22/G02             F          124,000.00         ZZ
                                         360        123,905.64          1
                                       7.375            856.44         90
                                       7.125            856.44
    STONE MOUNTAIN   GA   30088          2            11/01/01         01
    0413129693                           05           12/01/01         25
    0413129693                           O            11/01/31
    0


    6376112          E22/G02             F          116,800.00         ZZ
                                         360        116,719.62          1
                                       7.875            846.88         80
                                       7.625            846.88
    MARBLE FALLS     TX   78654          5            11/01/01         00
    0413155979                           05           12/01/01          0
1


    0413155979                           O            11/01/31
    0


    6376114          E22/G02             F          146,000.00         ZZ
                                         360        145,871.19          1
                                       6.625            934.85         56
                                       6.375            934.85
    PLANO            TX   75024          5            10/29/01         00
    0413156860                           03           12/01/01          0
    0413156860                           O            11/01/31
    0


    6376118          E22/G02             F           62,700.00         ZZ
                                         360         62,700.00          1
                                       6.875            411.89         78
                                       6.625            411.89
    CLIFTON          CO   81520          2            10/31/01         00
    0413158288                           03           01/01/02          0
    0413158288                           N            12/01/31
    0


    6376122          E22/G02             F          168,750.00         ZZ
                                         360        168,611.67          4
                                       7.000          1,122.70         90
                                       6.750          1,122.70
    OLATHE           KS   66062          1            11/05/01         01
    0413164237                           05           12/01/01         25
    0413164237                           N            11/01/31
    0


    6376124          E22/G02             F          168,750.00         ZZ
                                         360        168,611.67          4
                                       7.000          1,122.70         90
                                       6.750          1,122.70
    OLATHE           KS   66062          1            11/05/01         01
    0413164310                           05           12/01/01         25
    0413164310                           N            11/01/31
    0


    6376134          E22/G02             F          126,000.00         ZZ
                                         360        125,911.07          1
                                       7.750            902.68         80
                                       7.500            902.68
    LIVONIA          MI   48152          5            11/01/01         00
    0413167172                           05           12/01/01          0
    0413167172                           O            11/01/31
    0


1


    6376144          E22/G02             F          416,500.00         ZZ
                                         360        416,500.00          1
                                       7.625          2,947.96         85
                                       7.375          2,947.96
    NEW YORK         NY   10019          1            11/06/01         01
    0413176082                           06           01/01/02         20
    0413176082                           O            12/01/31
    0


    6376150          E22/G02             F           76,900.00         ZZ
                                         360         76,844.35          1
                                       7.625            544.29         74
                                       7.375            544.29
    MARSHALL         NC   28753          2            10/30/01         00
    0413179169                           27           12/01/01          0
    0413179169                           O            11/01/31
    0


    6376160          E22/G02             F          187,000.00         ZZ
                                         360        187,000.00          4
                                       8.250          1,404.87         85
                                       8.000          1,404.87
    AUSTIN           TX   78759          1            10/30/01         01
    0413190364                           05           01/01/02         20
    0413190364                           N            12/01/31
    0


    6376162          E22/G02             F          179,900.00         ZZ
                                         360        179,900.00          1
                                       7.000          1,196.88         80
                                       6.750          1,196.88
    DRAPER           UT   84020          2            10/30/01         00
    0413190596                           05           01/01/02          0
    0413190596                           O            12/01/31
    0


    6376172          E22/G02             F           87,000.00         ZZ
                                         360         86,923.24          1
                                       6.625            557.07         67
                                       6.375            557.07
    HORSESHOE BAY    TX   78657          5            10/31/01         00
    0413196700                           09           12/01/01          0
    0413196700                           O            11/01/31
    0


    6376176          E22/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
                                       7.250          1,227.92         75
                                       7.000          1,227.92
1


    OAKLAND          CA   94605          2            10/30/01         00
    0413198391                           05           01/01/02          0
    0413198391                           O            12/01/31
    0


    6376198          E22/G02             F          289,000.00         ZZ
                                         360        288,757.21          1
                                       6.875          1,898.52         87
                                       6.625          1,898.52
    LAKE FOREST      CA   92630          5            10/29/01         04
    0413213307                           05           12/01/01         25
    0413213307                           O            11/01/31
    0


    6376202          E22/G02             F          235,000.00         ZZ
                                         360        234,846.28          3
                                       8.125          1,744.87         79
                                       7.875          1,744.87
    PORTLAND         ME   04102          5            11/01/01         00
    0413214719                           05           12/01/01          0
    0413214719                           O            11/01/31
    0


    6376210          E22/G02             F          112,000.00         ZZ
                                         360        112,000.00          1
                                       7.375            773.56         80
                                       7.125            773.56
    ULM              MT   59485          2            11/01/01         00
    0413215260                           05           01/01/02          0
    0413215260                           O            12/01/31
    0


    6376216          E22/G02             F          483,000.00         ZZ
                                         360        482,573.86          1
                                       6.625          3,092.70         78
                                       6.375          3,092.70
    SPRINGFIELD      VA   22150          5            10/30/01         00
    0413220401                           03           12/01/01          0
    0413220401                           O            11/01/31
    0


    6376222          E22/G02             F          162,000.00         ZZ
                                         360        162,000.00          4
                                       8.250          1,217.05         90
                                       8.000          1,217.05
    AUSTIN           TX   78724          1            11/06/01         04
    0413221631                           05           01/01/02         30
    0413221631                           N            12/01/31
    0
1




    6376226          E22/G02             F          210,000.00         ZZ
                                         360        209,840.20          1
                                       7.375          1,450.42         65
                                       7.125          1,450.42
    GLENWOOD SPRING  CO   81601          2            10/31/01         00
    0413221953                           05           12/01/01          0
    0413221953                           O            11/01/31
    0


    6376228          E22/G02             F          464,000.00         ZZ
                                         360        463,638.03          1
                                       7.250          3,165.30         80
                                       7.000          3,165.30
    SPOKANE          WA   99224          2            10/26/01         00
    0413221987                           03           12/01/01          0
    0413221987                           O            11/01/31
    0


    6376238          E22/G02             F          168,750.00         ZZ
                                         360        168,611.67          4
                                       7.000          1,122.70         90
                                       6.750          1,122.70
    OLATHE           KS   66062          1            11/05/01         01
    0413225319                           05           12/01/01         25
    0413225319                           N            11/01/31
    0


    6376244          E22/G02             F          210,332.00         ZZ
                                         360        210,332.00          1
                                       7.750          1,506.84         80
                                       7.500          1,506.84
    SUNNYVALE        TX   75182          1            11/06/01         00
    0413227786                           03           01/01/02          0
    0413227786                           O            12/01/31
    0


    6376248          E22/G02             F          265,000.00         ZZ
                                         360        265,000.00          1
                                       6.500          1,674.98         68
                                       6.250          1,674.98
    SAN DIEGO        CA   92104          1            11/01/01         00
    0413232737                           05           01/01/02          0
    0413232737                           O            12/01/31
    0


    6376250          E22/G02             F          158,400.00         ZZ
                                         360        158,400.00          1
1


                                       6.375            988.21         80
                                       6.125            988.21
    TUKWILA          WA   98188          2            10/31/01         00
    0413233024                           05           01/01/02          0
    0413233024                           O            12/01/31
    0


    6376252          E22/G02             F           95,000.00         ZZ
                                         360         94,922.13          1
                                       7.000            632.04         72
                                       6.750            632.04
    COLORADO SPRING  CO   80904          5            11/02/01         00
    0413233891                           05           12/01/01          0
    0413233891                           N            11/01/31
    0


    6376748          E82/G02             F          166,250.00         ZZ
                                         360        166,250.00          2
                                       6.625          1,064.52         77
                                       6.375          1,064.52
    BOROUGH OF LODI  NJ   07644          2            11/02/01         00
    0400519427                           05           01/01/02          0
    0400519427                           O            12/01/31
    0


    6376756          E82/G02             F          266,800.00         ZZ
                                         360        266,552.90          1
                                       6.375          1,664.48         53
                                       6.125          1,664.48
    EDEN PRAIRIE     MN   55347          2            11/02/01         00
    0400520359                           05           12/01/01          0
    0400520359                           O            11/01/31
    0


    6376764          E82/G02             F           69,400.00         ZZ
                                         360         69,400.00          2
                                       8.000            509.23         74
                                       7.750            509.23
    PAHRUMP          NV   89048          2            11/05/01         00
    0400520953                           05           01/01/02          0
    1942470                              N            12/01/31
    0


    6376766          E82/G02             F           88,900.00         ZZ
                                         360         88,835.66          1
                                       7.625            629.23         88
                                       7.375            629.23
    HENRIETTA        NY   14467          2            11/01/01         04
    0400512349                           05           12/01/01         12
1


    0400512349                           O            11/01/31
    0


    6376776          E82/G02             F          332,500.00         ZZ
                                         360        332,500.00          1
                                       7.875          2,410.86         70
                                       7.625          2,410.86
    KIRKLAND         WA   98033          2            11/02/01         00
    0400514295                           01           01/01/02          0
    4020004                              N            12/01/31
    0


    6376786          E82/G02             F          144,000.00         ZZ
                                         360        144,000.00          1
                                       7.500          1,006.87         80
                                       7.250          1,006.87
    ASOTIN           WA   99402          2            11/07/01         00
    0433373263                           05           01/01/02          0
    0400515219                           N            12/01/31
    0


    6376788          E82/G02             F          128,700.00         ZZ
                                         360        128,700.00          3
                                       7.500            899.89         90
                                       7.250            899.89
    SALEM            OR   97303          2            11/02/01         04
    0400500153                           05           01/01/02         25
    3787023                              O            12/01/31
    0


    6376798          E82/G02             F           67,600.00         ZZ
                                         360         67,600.00          1
                                       7.375            466.90         78
                                       7.125            466.90
    MARYSVILLE       CA   95901          1            11/06/01         00
    0400532172                           05           01/01/02          0
    0400532172                           N            12/01/31
    0


    6376800          E82/G02             F           67,150.00         ZZ
                                         360         67,150.00          1
                                       7.625            475.28         75
                                       7.375            475.28
    ARBOGA           CA   95901          5            11/06/01         00
    0400532347                           05           01/01/02          0
    0400532347                           N            12/01/31
    0


1


    6376802          E82/G02             F           72,800.00         ZZ
                                         360         72,800.00          1
                                       7.375            502.81         80
                                       7.125            502.81
    MARYSVILLE       CA   95901          1            11/06/01         00
    0400532222                           03           01/01/02          0
    0400532222                           N            12/01/31
    0


    6376810          E82/G02             F           70,800.00         ZZ
                                         360         70,747.46          1
                                       7.500            495.04         59
                                       7.250            495.04
    SANDY HOOK       CT   06482          2            11/02/01         00
    0400504015                           05           12/01/01          0
    0400504015                           N            11/01/31
    0


    6380116          L76/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
                                       6.375          1,247.74         80
                                       6.125          1,247.74
    FARMINGTON       MN   55024          2            11/12/01         00
    0433387222                           05           01/01/02          0
    9506171                              O            12/01/31
    0


    6382098          F62/G02             F          199,750.00         ZZ
                                         360        199,750.00          1
                                       7.750          1,431.03         85
                                       7.500          1,431.03
    MIAMI            FL   33186          1            11/12/01         04
    0433395464                           05           01/01/02         25
    23362                                O            12/01/31
    0


    6383168          S68/G02             F           31,950.00         ZZ
                                         360         31,950.00          1
                                       7.750            228.89         90
                                       7.500            228.89
    MICHIGAN CITY    IN   46360          1            11/12/01         14
    0433399219                           05           01/01/02         25
    43049                                N            12/01/31
    0


    6386124          420/G02             F          440,000.00         ZZ
                                         360        440,000.00          1
                                       6.875          2,890.49         79
                                       6.625          2,890.49
1


    WINDSOR          CA   95492          5            11/13/01         00
    0433415791                           05           01/01/02          0
    71002860                             O            12/01/31
    0


    6398776          964/G02             F          240,800.00         ZZ
                                         360        240,800.00          1
                                       6.875          1,581.89         80
                                       6.625          1,581.89
    MISSION VIEJO    CA   92692          2            11/13/01         00
    0433394475                           03           01/01/02          0
    152829                               O            12/01/31
    0


    6401348          E82/G02             F          139,350.00         ZZ
                                         360        139,350.00          1
                                       7.375            962.46         78
                                       7.125            962.46
    NEWBERG          OR   97132          2            11/05/01         00
    0400519179                           05           01/01/02          0
    4536591                              O            12/01/31
    0


    6401356          E82/G02             F          100,000.00         ZZ
                                         360         99,915.99          1
                                       6.875            656.93         56
                                       6.625            656.93
    CAVE CREEK       AZ   85331          2            11/05/01         00
    0400507745                           05           12/01/01          0
    1545037                              O            11/01/31
    0


    6401362          E82/G02             F          114,800.00         ZZ
                                         360        114,800.00          1
                                       7.750            822.44         95
                                       7.500            822.44
    NORTH LAS VEGAS  NV   89031          2            11/05/01         04
    0400506036                           03           01/01/02         30
    0400506036                           O            12/01/31
    0


    6401366          E82/G02             F          640,800.00         ZZ
                                         360        640,312.40          1
                                       7.375          4,425.85         74
                                       7.125          4,425.85
    PALM SPRINGS     CA   92264          2            11/02/01         00
    0400511028                           05           12/01/01          0
    0400511028                           O            11/01/31
    0
1




    6401368          E82/G02             F          118,300.00         ZZ
                                         360        118,300.00          1
                                       6.750            767.29         72
                                       6.500            767.29
    DENVER           CO   80231          2            11/05/01         00
    0400516654                           01           01/01/02          0
    0400516654                           O            12/01/31
    0


    6401708          696/G02             F          496,000.00         ZZ
                                         360        495,593.43          1
                                       7.000          3,299.90         80
                                       6.750          3,299.90
    WASHINGTON       DC   20007          5            11/02/01         00
    0433344678                           05           12/01/01          0
    31201528                             O            11/01/31
    0


    6408310          E22/G02             F          162,000.00         ZZ
                                         360        162,000.00          4
                                       8.125          1,202.85         90
                                       7.875          1,202.85
    ST. LOUIS        MO   63132          1            11/07/01         01
    0412991978                           05           01/01/02         25
    0412991978                           O            12/01/31
    0


    6408322          E22/G02             F          377,625.00         ZZ
                                         360        377,371.62          2
                                       8.000          2,770.88         95
                                       7.750          2,770.88
    BROOKLYN         NY   11210          1            11/07/01         01
    0413059718                           05           12/01/01         30
    0413059718                           O            11/01/31
    0


    6408326          E22/G02             F          100,000.00         ZZ
                                         360         99,920.03          1
                                       7.125            673.72         35
                                       6.875            673.72
    OAKLAND          CA   94605          5            10/03/01         00
    0413072984                           05           12/01/01          0
    0413072984                           O            11/01/31
    0


    6408330          E22/G02             F          311,900.00         ZZ
                                         360        311,674.25          1
1


                                       7.625          2,207.61         95
                                       7.375          2,207.61
    MIRAMAR          FL   33029          1            10/25/01         04
    0413080722                           03           12/01/01         30
    0413080722                           O            11/01/31
    0


    6408336          E22/G02             F          128,450.00         ZZ
                                         360        128,339.41          1
                                       6.750            833.12         78
                                       6.500            833.12
    WYLIE            TX   75098          2            10/31/01         00
    0413098716                           05           12/01/01          0
    0413098716                           O            11/01/31
    0


    6408338          E22/G02             F          140,000.00         ZZ
                                         360        139,879.46          2
                                       6.750            908.04         80
                                       6.500            908.04
    LOUISVILLE       KY   40206          5            11/02/01         00
    0413102732                           05           12/01/01          0
    0413102732                           O            11/01/31
    0


    6408340          E22/G02             F           89,200.00         ZZ
                                         360         89,200.00          1
                                       7.875            646.76         80
                                       7.625            646.76
    BEND             OR   97702          2            11/02/01         00
    0413104563                           05           01/01/02          0
    0413104563                           N            12/01/31
    0


    6408344          E22/G02             F          370,800.00         ZZ
                                         360        370,488.49          1
                                       6.875          2,435.89         80
                                       6.625          2,435.89
    NAPA             CA   94558          5            10/26/01         00
    0413107178                           03           12/01/01          0
    0413107178                           O            11/01/31
    0


    6408346          E22/G02             F          161,600.00         ZZ
                                         360        161,477.04          1
                                       7.375          1,116.13         80
                                       7.125          1,116.13
    SEVERANCE        CO   80546          5            10/27/01         00
    0413112582                           05           12/01/01          0
1


    0413112582                           O            11/01/31
    0


    6408354          E22/G02             F          370,000.00         ZZ
                                         360        370,000.00          1
                                       7.250          2,524.05         74
                                       7.000          2,524.05
    BELLEVUE         WA   98004          5            11/01/01         00
    0413123928                           05           01/01/02          0
    0413123928                           O            12/01/31
    0


    6408372          E22/G02             F          307,750.00         ZZ
                                         360        307,750.00          1
                                       6.875          2,021.70         71
                                       6.625          2,021.70
    MANTECA          CA   95336          2            10/31/01         00
    0413137233                           05           01/01/02          0
    0413137233                           O            12/01/31
    0


    6408376          E22/G02             F          246,400.00         ZZ
                                         360        246,193.00          1
                                       6.875          1,618.67         80
                                       6.625          1,618.67
    SAN ANTONIO      TX   78248          5            10/29/01         00
    0413139668                           03           12/01/01          0
    0413139668                           O            11/01/31
    0


    6408378          E22/G02             F          380,000.00         ZZ
                                         360        380,000.00          1
                                       7.125          2,560.13         80
                                       6.875          2,560.13
    BEND             OR   97701          5            10/31/01         00
    0413140658                           05           01/01/02          0
    0413140658                           O            12/01/31
    0


    6408382          E22/G02             F          360,000.00         ZZ
                                         360        360,000.00          1
                                       7.125          2,425.39         70
                                       6.875          2,425.39
    SAN RAMON        CA   94583          5            11/01/01         00
    0413143058                           05           01/01/02          0
    0413143058                           O            12/01/31
    0


1


    6408384          E22/G02             F          180,000.00         ZZ
                                         360        179,845.02          1
                                       6.750          1,167.48         67
                                       6.500          1,167.48
    SALINAS          CA   93906          5            10/24/01         00
    0413144288                           05           12/01/01          0
    0413144288                           O            11/01/31
    0


    6408386          E22/G02             F          353,000.00         ZZ
                                         360        352,724.63          1
                                       7.250          2,408.08         79
                                       7.000          2,408.08
    LITTLETON        CO   80128          2            11/02/01         00
    0413147059                           05           12/01/01          0
    0413147059                           O            11/01/31
    0


    6408402          E22/G02             F          729,950.00         ZZ
                                         360        729,421.68          1
                                       7.625          5,166.54         65
                                       7.375          5,166.54
    AUSTIN           TX   78733          5            11/01/01         00
    0413159260                           03           12/01/01          0
    0413159260                           O            11/01/31
    0


    6408412          E22/G02             F          114,000.00         ZZ
                                         360        113,872.77          1
                                       7.375            787.37         80
                                       7.125            787.37
    CREST HILL       IL   60435          1            11/07/01         00
    0413170564                           05           12/01/01          0
    0413170564                           O            11/01/31
    0


    6408416          E22/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
                                       7.250            818.61         80
                                       7.000            818.61
    YAKIMA           WA   98902          2            11/01/01         00
    0413171323                           05           01/01/02          0
    0413171323                           O            12/01/31
    0


    6408418          E22/G02             F          142,500.00         ZZ
                                         360        142,383.19          1
                                       7.000            948.06         95
                                       6.750            948.06
1


    MEMPHIS          TN   38053          5            10/30/01         01
    0413171844                           05           12/01/01         30
    0413171844                           O            11/01/31
    0


    6408420          E22/G02             F          124,110.00         ZZ
                                         360        124,005.74          1
                                       6.875            815.31         90
                                       6.625            815.31
    SAN DIEGO        CA   92126          1            11/01/01         04
    0413173139                           01           12/01/01         25
    0413173139                           O            11/01/31
    0


    6408426          E22/G02             F          340,000.00         ZZ
                                         360        339,771.87          1
                                       8.000          2,494.80         80
                                       7.750          2,494.80
    MAGNOLIA         TX   77354          5            11/01/01         00
    0413175597                           05           12/01/01          0
    0413175597                           O            11/01/31
    0


    6408442          E22/G02             F          148,200.00         ZZ
                                         360        148,200.00          1
                                       7.250          1,010.99         95
                                       7.000          1,010.99
    MASON            MI   48854          2            11/02/01         04
    0413182544                           05           01/01/02         30
    0413182544                           O            12/01/31
    0


    6408462          E22/G02             F          208,000.00         ZZ
                                         360        208,000.00          1
                                       7.625          1,472.21         80
                                       7.375          1,472.21
    LAKELAND         TN   38002          5            11/02/01         00
    0413194234                           05           01/01/02          0
    0413194234                           O            12/01/31
    0


    6408476          E22/G02             F          129,400.00         ZZ
                                         360        129,306.34          1
                                       7.625            915.89         79
                                       7.375            915.89
    TOMS RIVER       NJ   08753          2            11/01/01         00
    0413200635                           05           12/01/01          0
    0413200635                           O            11/01/31
    0
1




    6408490          E22/G02             F          354,400.00         ZZ
                                         360        354,109.50          1
                                       7.000          2,357.83         80
                                       6.750          2,357.83
    EASTCHESTER      NY   10709          1            11/07/01         00
    0413210873                           05           12/01/01          0
    0413210873                           O            11/01/31
    0


    6408498          E22/G02             F          337,500.00         ZZ
                                         360        337,500.00          1
                                       7.000          2,245.40         90
                                       6.750          2,245.40
    LAS VEGAS        NV   89123          5            11/01/01         01
    0413215757                           05           01/01/02         25
    0413215757                           O            12/01/31
    0


    6408508          E22/G02             F          136,000.00         ZZ
                                         360        136,000.00          1
                                       6.625            870.82         78
                                       6.375            870.82
    GARDNERVILLE     NV   89410          5            10/29/01         00
    0413219023                           05           01/01/02          0
    0413219023                           O            12/01/31
    0


    6408518          E22/G02             F          114,000.00         ZZ
                                         360        113,915.40          1
                                       7.500            797.10         95
                                       7.250            797.10
    FORT WAYNE       IN   46835          5            11/02/01         04
    0413221789                           05           12/01/01         30
    0413221789                           O            11/01/31
    0


    6408524          E22/G02             F          137,750.00         ZZ
                                         360        137,750.00          1
                                       7.875            998.78         95
                                       7.625            998.78
    SUNRISE          FL   33313          1            11/07/01         01
    0413227067                           05           01/01/02         30
    0413227067                           O            12/01/31
    0


    6408528          E22/G02             F          128,400.00         ZZ
                                         360        128,400.00          1
1


                                       7.750            919.87         89
                                       7.500            919.87
    DEERFIELD BEACH  FL   33441          5            10/31/01         01
    0413227448                           05           01/01/02         25
    0413227448                           O            12/01/31
    0


    6408534          E22/G02             F           86,450.00         ZZ
                                         360         86,450.00          1
                                       7.875            626.82         95
                                       7.625            626.82
    FIREBAUGH        CA   93622          5            11/01/01         01
    0413228966                           05           01/01/02         25
    0413228966                           O            12/01/31
    0


    6408548          E22/G02             F          123,500.00         ZZ
                                         360        123,410.61          3
                                       7.625            874.13         95
                                       7.375            874.13
    CHICAGO HEIGHTS  IL   60411          1            11/07/01         04
    0413248733                           05           12/01/01         30
    0413248733                           O            11/01/31
    0


    6408552          E22/G02             F          142,000.00         ZZ
                                         360        142,000.00          1
                                       6.500            897.54         80
                                       6.250            897.54
    PORTLAND         OR   97209          1            11/02/01         00
    0413278250                           08           01/01/02          0
    0413278250                           O            12/01/31
    0


    6418726          964/G02             F          146,200.00         ZZ
                                         360        146,200.00          1
                                       7.250            997.34         72
                                       7.000            997.34
    FRESNO           CA   93711          1            11/16/01         00
    0433416229                           05           01/01/02          0
    166106                               O            12/01/31
    0


    6421098          964/G02             F          357,000.00         ZZ
                                         360        357,000.00          1
                                       6.875          2,345.24         80
                                       6.625          2,345.24
    BERKELEY         CA   94703          5            11/20/01         00
    0433415585                           05           01/01/02          0
1


    165985                               O            12/01/31
    0


    6422046          X08/G02             F          205,000.00         ZZ
                                         360        204,844.02          1
                                       7.375          1,415.88         57
                                       7.125          1,415.88
    JACKSON          WY   83001          2            10/24/01         00
    0433392404                           05           12/01/01          0
    6002126                              N            11/01/31
    0


    6422188          964/G02             F          111,600.00         ZZ
                                         360        111,600.00          1
                                       7.375            770.79         90
                                       7.125            770.79
    MODESTO          CA   95356          1            11/19/01         11
    0433413549                           09           01/01/02         25
    163555                               N            12/01/31
    0


    6423746          T44/G02             F          348,000.00         ZZ
                                         360        347,700.38          1
                                       6.750          2,257.12         80
                                       6.500          2,257.12
    THOUSAND OAKS    CA   91362          5            10/24/01         00
    0433396991                           03           12/01/01          0
    1023252                              O            11/01/31
    0


    6427302          F89/G02             F          125,000.00         ZZ
                                         360        125,000.00          1
                                       7.250            852.72         71
                                       7.000            852.72
    RANCHO CUCAMONG  CA   91730          5            11/07/01         00
    0433406311                           05           01/01/02          0
    14557                                O            12/01/31
    0


    6433120          E22/G02             F           85,500.00         ZZ
                                         360         85,500.00          1
                                       7.875            619.93         90
                                       7.625            619.93
    GROTON           CT   06010          1            11/08/01         01
    0412958332                           05           01/01/02         25
    0412958332                           N            12/01/31
    0


1


    6433130          E22/G02             F          133,000.00         ZZ
                                         360        133,000.00          2
                                       8.000            975.91         95
                                       7.750            975.91
    MIAMI            FL   33142          1            11/08/01         01
    0413078254                           05           01/01/02         30
    0413078254                           O            12/01/31
    0


    6433138          E22/G02             F          180,500.00         ZZ
                                         360        180,381.93          1
                                       8.125          1,340.21         95
                                       7.875          1,340.21
    GRAND JUNCTION   CO   81503          5            10/31/01         01
    0413116906                           05           12/01/01         30
    0413116906                           O            11/01/31
    0


    6433146          E22/G02             F          270,000.00         ZZ
                                         360        269,773.17          1
                                       6.875          1,773.71         78
                                       6.625          1,773.71
    LOMITA           CA   90717          5            11/01/01         00
    0413133380                           05           12/01/01          0
    0413133380                           O            11/01/31
    0


    6433154          E22/G02             F          130,500.00         ZZ
                                         360        130,500.00          4
                                       8.000            957.56         90
                                       7.750            957.56
    METAIRIE         LA   70001          1            11/08/01         04
    0413149311                           05           01/01/02         25
    0413149311                           N            12/01/31
    0


    6433160          E22/G02             F          292,500.00         ZZ
                                         360        292,500.00          1
                                       8.000          2,146.26         90
                                       7.750          2,146.26
    MIAMI            FL   33157          1            11/08/01         04
    0413157678                           05           01/01/02         25
    0413157678                           O            12/01/31
    0


    6433166          E22/G02             F          207,200.00         ZZ
                                         360        207,200.00          1
                                       6.750          1,343.90         80
                                       6.500          1,343.90
1


    SAN ANTONIO      TX   78248          5            11/02/01         00
    0413166166                           03           01/01/02          0
    0413166166                           O            12/01/31
    0


    6433180          E22/G02             F          200,096.00         ZZ
                                         360        200,096.00          1
                                       7.500          1,399.10         90
                                       7.250          1,399.10
    PLANO            TX   75094          1            11/07/01         04
    0413176835                           03           01/01/02         25
    0413176835                           O            12/01/31
    0


    6433188          E22/G02             F          104,400.00         ZZ
                                         360        104,400.00          3
                                       7.750            747.93         90
                                       7.500            747.93
    PLYMOUTH         NH   03264          1            11/08/01         04
    0413181413                           05           01/01/02         25
    0413181413                           N            12/01/31
    0


    6433196          E22/G02             F          165,100.00         ZZ
                                         360        164,992.00          1
                                       8.125          1,225.86         94
                                       7.875          1,225.86
    ROOSEVELT        NJ   08555          5            11/01/01         04
    0413187337                           05           12/01/01         30
    0413187337                           O            11/01/31
    0


    6433200          E22/G02             F          408,000.00         ZZ
                                         360        407,689.55          1
                                       7.375          2,817.95         80
                                       7.125          2,817.95
    SAN JOSE         CA   95136          5            10/30/01         00
    0413192030                           03           12/01/01          0
    0413192030                           O            11/01/31
    0


    6433208          E22/G02             F          275,000.00         ZZ
                                         360        275,000.00          1
                                       7.375          1,899.36         95
                                       7.125          1,899.36
    SANTA ANA        CA   92706          1            11/05/01         04
    0413205154                           05           01/01/02         30
    0413205154                           O            12/01/31
    0
1




    6433240          E22/G02             F          214,000.00         ZZ
                                         240        213,536.84          1
                                       6.000          1,533.16         78
                                       5.750          1,533.16
    STOCKTON         CA   95206          5            10/31/01         00
    0413226473                           05           12/01/01          0
    0413226473                           O            11/01/21
    0


    6433242          E22/G02             F          232,850.00         ZZ
                                         360        232,850.00          1
                                       7.875          1,688.32         90
                                       7.625          1,688.32
    CHARLOTTE        NC   28214          1            11/08/01         10
    0413229030                           03           01/01/02         30
    0413229030                           O            12/01/31
    0


    6433244          E22/G02             F          316,000.00         ZZ
                                         360        316,000.00          1
                                       7.000          2,102.36         80
                                       6.750          2,102.36
    WESTLAKE VILLAG  CA   91362          1            11/01/01         00
    0413229147                           01           01/01/02          0
    0413229147                           O            12/01/31
    0


    6433264          E22/G02             F          133,200.00         ZZ
                                         360        133,200.00          1
                                       7.000            886.18         90
                                       6.750            886.18
    HELOTES          TX   78023          1            11/07/01         01
    0413242157                           03           01/01/02         25
    0413242157                           O            12/01/31
    0


    6434132          994/X14             F          505,000.00         ZZ
                                         360        503,149.09          1
                                       7.625          3,574.36         72
                                       7.375          3,574.36
    BARNSTABLE       MA   02630          5            06/25/01         00
    1000260107                           05           08/01/01          0
    1000260107                           O            07/01/31
    0


    6436330          B57/G02             F          184,500.00         ZZ
                                         360        184,359.61          1
1


                                       7.375          1,274.30         90
                                       7.125          1,274.30
    FRESNO           CA   93711          1            10/23/01         14
    0433392859                           05           12/01/01         25
    2117509                              O            11/01/31
    0


    6438190          U05/G02             F          360,000.00         ZZ
                                         360        359,719.17          1
                                       7.250          2,455.83         80
                                       7.000          2,455.83
    LOS ANGELES      CA   90019          5            10/19/01         00
    0433356979                           05           12/01/01          0
    3169677                              O            11/01/31
    0


    6441780          N47/G02             F          203,000.00         ZZ
                                         360        203,000.00          1
                                       6.500          1,283.10         80
                                       6.250          1,283.10
    THOUSAND OAKS    CA   91362          2            11/13/01         00
    0433391885                           01           01/01/02          0
    30311591                             O            12/01/31
    0


    6441922          B57/G02             F          132,000.00         ZZ
                                         360        131,880.67          1
                                       6.500            834.33         80
                                       6.250            834.33
    SUN CITY         CA   92586          1            10/25/01         00
    0433365780                           05           12/01/01          0
    2117925                              O            11/01/31
    0


    6441980          944/G02             F          153,600.00         ZZ
                                         360        153,600.00          1
                                       6.750            996.25         80
                                       6.500            996.25
    NAPLES           FL   34117          1            11/15/01         00
    0433408663                           05           01/01/02          0
    W88016702                            O            12/01/31
    0


    6449946          A06/G02             F          374,000.00         ZZ
                                         360        374,000.00          1
                                       7.500          2,615.07         90
                                       7.250          2,615.07
    HUNTINGTON       MI   48070          2            11/20/01         12
    0433396058                           05           01/01/02         25
1


    1                                    O            12/01/31
    0


    6450940          S11/G02             F          112,500.00         ZZ
                                         360        112,403.14          1
                                       6.750            729.67         49
                                       6.500            729.67
    GROVELAND        CA   95321          5            10/17/01         00
    0433391117                           05           12/01/01          0
    10204809                             O            11/01/31
    0


    6451550          A06/G02             F          268,000.00         ZZ
                                         360        267,796.07          1
                                       7.375          1,851.01         80
                                       7.125          1,851.01
    SANTA ROSA       CA   95403          2            10/31/01         00
    0433351764                           05           12/01/01          0
    1                                    O            11/01/31
    0


    6453526          L60/F27             F          545,000.00         ZZ
                                         360        542,534.94          1
                                       7.500          3,810.72         80
                                       7.250          3,810.72
    ACWORTH          GA   30101          2            06/01/01         00
    6990377101                           05           07/01/01          0
    6990377101                           O            06/01/31
    0


    6460762          E22/G02             F          199,000.00         ZZ
                                         360        199,000.00          1
                                       7.375          1,374.44         79
                                       7.125          1,374.44
    REDMOND          WA   98053          2            11/01/01         00
    0413069253                           05           01/01/02          0
    0413069253                           O            12/01/31
    0


    6460776          E22/G02             F           81,000.00         ZZ
                                         360         81,000.00          1
                                       7.125            545.71         78
                                       6.875            545.71
    CENTERLINE       MI   48015          5            11/05/01         00
    0413086257                           05           01/01/02          0
    0413086257                           O            12/01/31
    0


1


    6460778          E22/G02             F          320,000.00         ZZ
                                         360        320,000.00          1
                                       7.875          2,320.22         80
                                       7.625          2,320.22
    BAYFIELD         CO   81122          1            11/07/01         00
    0413089384                           05           01/01/02          0
    0413089384                           N            12/01/31
    0


    6460784          E22/G02             F          650,000.00         ZZ
                                         360        650,000.00          1
                                       7.750          4,656.68         50
                                       7.500          4,656.68
    SEATTLE          WA   98125          5            11/06/01         00
    0413106410                           05           01/01/02          0
    0413106410                           O            12/01/31
    0


    6460798          E22/G02             F          189,000.00         ZZ
                                         360        189,000.00          1
                                       7.375          1,305.38         88
                                       7.125          1,305.38
    WEDOWEE          AL   36278          2            11/05/01         01
    0413126988                           05           01/01/02         30
    0413126988                           O            12/01/31
    0


    6460840          E22/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       7.750          2,865.65         80
                                       7.500          2,865.65
    HARRISVILLE      MI   48740          5            11/05/01         00
    0413169020                           05           01/01/02          0
    0413169020                           O            12/01/31
    0


    6460846          E22/G02             F          138,000.00         ZZ
                                         360        138,000.00          1
                                       8.000          1,012.60         88
                                       7.750          1,012.60
    LINWOOD          MI   48634          5            11/06/01         01
    0413172511                           05           01/01/02         25
    0413172511                           O            12/01/31
    0


    6460864          E22/G02             F           72,000.00         ZZ
                                         360         72,000.00          1
                                       6.750            466.99         80
                                       6.500            466.99
1


    PRINEVILLE       OR   97754          1            11/02/01         00
    0413179383                           05           01/01/02          0
    0413179383                           O            12/01/31
    0


    6460866          E22/G02             F          540,000.00         ZZ
                                         360        540,000.00          1
                                       6.500          3,413.17         68
                                       6.250          3,413.17
    EL PASO          TX   79932          5            11/02/01         00
    0413179839                           05           01/01/02          0
    0413179839                           O            12/01/31
    0


    6460870          E22/G02             F          113,000.00         ZZ
                                         360        113,000.00          1
                                       7.625            799.81         69
                                       7.375            799.81
    CHARLEVOIX       MI   49720          5            11/06/01         00
    0413182189                           05           01/01/02          0
    0413182189                           O            12/01/31
    0


    6460874          E22/G02             F          175,000.00         ZZ
                                         360        175,000.00          1
                                       7.375          1,208.68         78
                                       7.125          1,208.68
    VIENNA           VA   22182          2            11/06/01         00
    0413183112                           09           01/01/02          0
    0413183112                           O            12/01/31
    0


    6460878          E22/G02             F          208,000.00         ZZ
                                         360        208,000.00          1
                                       7.625          1,472.21         48
                                       7.375          1,472.21
    BLOOMFIELD HILL  MI   48301          5            11/07/01         00
    0413183963                           05           01/01/02          0
    0413183963                           O            12/01/31
    0


    6460880          E22/G02             F          483,750.00         ZZ
                                         360        483,750.00          1
                                       7.500          3,382.45         75
                                       7.250          3,382.45
    SAN FRANCISCO    CA   94121          5            10/29/01         00
    0413185174                           07           01/01/02          0
    0413185174                           O            12/01/31
    0
1




    6460890          E22/G02             F          416,000.00         ZZ
                                         360        416,000.00          1
                                       8.000          3,052.46         80
                                       7.750          3,052.46
    BROOKLYN         NY   11226          5            11/05/01         00
    0413187501                           05           01/01/02          0
    0413187501                           O            12/01/31
    0


    6460896          E22/G02             F          395,000.00         ZZ
                                         360        395,000.00          1
                                       7.125          2,661.19         76
                                       6.875          2,661.19
    GOLDEN           CO   80403          5            11/05/01         00
    0413190422                           05           01/01/02          0
    0413190422                           O            12/01/31
    0


    6460898          E22/G02             F          117,500.00         ZZ
                                         360        117,500.00          1
                                       6.875            771.89         61
                                       6.625            771.89
    SAN DIEGO        CA   92173          2            10/31/01         00
    0413191420                           05           01/01/02          0
    0413191420                           O            12/01/31
    0


    6460900          E22/G02             F           87,300.00         ZZ
                                         360         87,300.00          4
                                       7.875            632.99         72
                                       7.625            632.99
    DAYTON           OH   45410          2            11/09/01         00
    0413191636                           05           01/01/02          0
    0413191636                           N            12/01/31
    0


    6460910          E22/G02             F          108,000.00         ZZ
                                         360        108,000.00          1
                                       8.125            801.90         90
                                       7.875            801.90
    AUSTIN           TX   78702          1            11/09/01         01
    0413203563                           05           01/01/02         25
    0413203563                           N            12/01/31
    0


    6460920          E22/G02             F          475,000.00         ZZ
                                         360        475,000.00          1
1


                                       7.125          3,200.16         80
                                       6.875          3,200.16
    VISTA            CA   92084          5            11/05/01         00
    0413205022                           05           01/01/02          0
    0413205022                           O            12/01/31
    0


    6460922          E22/G02             F           98,100.00         ZZ
                                         360         98,100.00          1
                                       7.500            685.93         90
                                       7.250            685.93
    CARSON CITY      NV   89701          1            11/05/01         01
    0413205485                           05           01/01/02         30
    0413205485                           O            12/01/31
    0


    6460924          E22/G02             F          223,250.00         ZZ
                                         360        223,250.00          1
                                       7.500          1,561.00         95
                                       7.250          1,561.00
    OAKLAND          CA   94603          1            11/02/01         01
    0413206061                           05           01/01/02         30
    0413206061                           O            12/01/31
    0


    6460932          E22/G02             F          396,600.00         ZZ
                                         360        396,600.00          1
                                       6.625          2,539.47         62
                                       6.375          2,539.47
    AUSTIN           TX   78703          5            11/05/01         00
    0413211921                           05           01/01/02          0
    0413211921                           O            12/01/31
    0


    6460964          E22/G02             F          225,000.00         ZZ
                                         360        225,000.00          1
                                       7.125          1,515.87         90
                                       6.875          1,515.87
    CHICAGO          IL   60610          1            11/12/01         04
    0413227034                           06           01/01/02         25
    0413227034                           O            12/01/31
    0


    6460966          E22/G02             F           80,000.00         ZZ
                                         360         80,000.00          1
                                       7.750            573.13         80
                                       7.500            573.13
    HARRISON TOWNSH  MI   48045          1            11/09/01         00
    0413227109                           05           01/01/02          0
1


    0413227109                           O            12/01/31
    0


    6460980          E22/G02             F           79,500.00         ZZ
                                         360         79,500.00          1
                                       6.875            522.26         85
                                       6.625            522.26
    DETROIT          MI   48235          5            11/06/01         04
    0413231804                           05           01/01/02         12
    0413231804                           O            12/01/31
    0


    6461004          E22/G02             F           90,900.00         ZZ
                                         360         90,900.00          1
                                       8.000            666.99         90
                                       7.750            666.99
    BUCHANAN         MI   49107          1            11/12/01         04
    0413247677                           05           01/01/02         25
    0413247677                           O            12/01/31
    0


    6461008          E22/G02             F          256,000.00         ZZ
                                         360        256,000.00          1
                                       6.750          1,660.41         80
                                       6.500          1,660.41
    SPOKANE          WA   99223          5            11/02/01         00
    0413253774                           05           01/01/02          0
    0413253774                           O            12/01/31
    0


    6461016          E22/G02             F          104,000.00         ZZ
                                         360        104,000.00          1
                                       7.875            754.07         90
                                       7.625            754.07
    WOODBRIDGE       NJ   08830          1            11/09/01         04
    0413262155                           05           01/01/02         25
    0413262155                           N            12/01/31
    0


    6461472          L81/G02             F          198,200.00         ZZ
                                         360        198,029.36          1
                                       6.750          1,285.52         80
                                       6.500          1,285.52
    ELK GROVE        CA   95758          2            10/03/01         00
    0433409042                           05           12/01/01          0
    013229                               O            11/01/31
    0


1


    6461920          E82/G02             F          233,400.00         ZZ
                                         360        233,400.00          4
                                       7.500          1,631.97         89
                                       7.250          1,631.97
    ELIZABETH        NJ   07201          2            11/06/01         04
    0400491163                           07           01/01/02         25
    0400491163                           O            12/01/31
    0


    6461938          E82/G02             F          173,200.00         ZZ
                                         360        173,200.00          1
                                       6.875          1,137.80         64
                                       6.625          1,137.80
    HELOTES          TX   78023          2            11/07/01         00
    0400516761                           03           01/01/02          0
    1995135                              O            12/01/31
    0


    6461946          E82/G02             F           80,800.00         ZZ
                                         360         80,800.00          1
                                       7.500            564.97         77
                                       7.250            564.97
    DAYTON           WA   99328          2            11/05/01         00
    0400510376                           05           01/01/02          0
    2000412                              N            12/01/31
    0


    6461954          E82/G02             F          206,000.00         T
                                         360        205,826.94          1
                                       6.875          1,353.27         50
                                       6.625          1,353.27
    LIHUE            HI   96766          2            11/01/01         00
    0400504536                           05           12/01/01          0
    1999174                              O            11/01/31
    0


    6462930          U62/G02             F          221,000.00         ZZ
                                         360        220,809.73          1
                                       6.750          1,433.40         90
                                       6.500          1,433.40
    IRVINE           CA   92612          1            10/03/01         04
    0433381027                           01           12/01/01         25
    2001301779                           O            11/01/31
    0


    6471834          B57/G02             F          352,000.00         ZZ
                                         360        352,000.00          1
                                       6.625          2,253.89         80
                                       6.375          2,253.89
1


    LOS ANGELES      CA   90025          2            11/14/01         00
    0433405990                           01           01/01/02          0
    2117526                              O            12/01/31
    0


    6473224          A52/G02             F          118,000.00         ZZ
                                         360        118,000.00          1
                                       7.125            794.99         80
                                       6.875            794.99
    SOUTHAVEN        MS   38671          1            11/20/01         00
    0433404746                           05           01/01/02          0
    17194                                O            12/01/31
    0


    6477306          E23/G02             F          375,950.00         ZZ
                                         360        375,950.00          1
                                       7.750          2,693.35         80
                                       7.500          2,693.35
    COTATI           CA   94931          1            11/20/01         00
    0433411022                           05           01/01/02          0
    62000437                             O            12/01/31
    0


    6477540          A06/G02             F          320,000.00         ZZ
                                         360        319,779.77          1
                                       7.875          2,320.23         80
                                       7.625          2,320.23
    NEW BOSTON       MI   48164          5            10/31/01         00
    0433377280                           05           12/01/01          0
    1000020149040                        O            11/01/31
    0


    6491152          L76/G02             F          260,000.00         ZZ
                                         360        260,000.00          1
                                       6.750          1,686.36         76
                                       6.500          1,686.36
    NEW PRAGUE       MN   56071          5            11/06/01         00
    0433387230                           05           01/01/02          0
    990369                               O            12/01/31
    0


    6491824          P09/G02             F          175,500.00         ZZ
                                         360        175,500.00          1
                                       7.500          1,227.12         90
                                       7.250          1,227.12
    ELKTON           MD   21921          5            11/10/01         10
    0433395126                           05           01/01/02         30
    R0110051                             O            12/01/31
    0
1




    6500766          405/405             F          420,000.00         ZZ
                                         360        419,672.36          1
                                       7.250          2,865.14         80
                                       6.750          2,865.14
    HUNTINGTON BEAC  CA   92646          5            10/05/01         00
    17762410                             05           12/01/01          0
    17762410                             O            11/01/31
    0


    6500790          405/405             F          300,000.00         ZZ
                                         360        299,678.51          1
                                       6.875          1,970.79         79
                                       6.500          1,970.79
    GLENDALE         CA   91201          5            10/12/01         00
    17789777                             05           12/01/01          0
    17789777                             O            11/01/31
    0


    6500874          405/405             F          323,100.00         ZZ
                                         360        322,835.11          1
                                       7.000          2,149.60         90
                                       6.500          2,149.60
    SAN FRANCISCO    CA   94112          1            10/19/01         10
    17866559                             05           12/01/01         25
    17866559                             O            11/01/31
    0


    6500904          405/405             F          496,000.00         ZZ
                                         360        495,593.43          1
                                       7.000          3,299.90         80
                                       6.500          3,299.90
    CAMARILLO        CA   93012          1            10/16/01         00
    19952464                             05           12/01/01          0
    19952464                             O            11/01/31
    0


    6501566          405/405             F          392,000.00         ZZ
                                         360        391,662.49          1
                                       6.750          2,542.51         80
                                       6.500          2,542.51
    SIMI VALLEY      CA   93065          5            10/18/01         00
    17796178                             03           12/01/01          0
    17796178                             O            11/01/31
    0


    6501590          405/405             F          528,000.00         ZZ
                                         360        527,545.40          1
1


                                       6.750          3,424.60         80
                                       6.500          3,424.60
    FRISCO           TX   75034          1            10/30/01         00
    17840703                             03           12/01/01          0
    17840703                             O            11/01/31
    0


    6501608          405/405             F          360,000.00         ZZ
                                         360        359,697.55          1
                                       6.875          2,364.95         80
                                       6.500          2,364.95
    DALY CITY        CA   94014          5            10/17/01         00
    17873332                             05           12/01/01          0
    17873332                             O            11/01/31
    0


    6501724          P01/G02             F          168,000.00         ZZ
                                         360        167,875.31          1
                                       7.500          1,174.69         80
                                       7.250          1,174.69
    RED HOOK         NY   12571          1            10/26/01         00
    0433340437                           05           12/01/01          0
    1                                    O            11/01/31
    0


    6507082          964/G02             F          324,000.00         ZZ
                                         360        323,771.32          4
                                       7.750          2,321.18         90
                                       7.500          2,321.18
    AURORA           CO   80011          1            10/31/01         01
    0433367000                           05           12/01/01         25
    161610                               N            11/01/31
    0


    6508218          405/405             F          547,000.00         ZZ
                                         360        542,941.19          1
                                       7.125          3,685.25         71
                                       6.500          3,685.25
    LOS ANGELES      CA   90027          5            10/09/01         00
    17764986                             05           12/01/01          0
    17764986                             O            11/01/31
    0


    6508220          405/405             F          475,000.00         ZZ
                                         360        474,520.31          1
                                       7.125          3,200.17         78
                                       6.500          3,200.17
    SANTA BARBARA    CA   93109          2            10/05/01         00
    17771833                             05           12/01/01          0
1


    17771833                             O            11/01/31
    0


    6508228          405/405             F          375,000.00         ZZ
                                         360        374,707.47          1
                                       7.250          2,558.16         75
                                       6.500          2,558.16
    VERO BEACH       FL   32963          5            10/18/01         00
    17787425                             05           12/01/01          0
    17787425                             O            11/01/31
    0


    6508372          E76/G02             F          185,000.00         ZZ
                                         360        185,000.00          1
                                       6.875          1,215.32         79
                                       6.625          1,215.32
    THORNTON         CO   80233          2            11/07/01         00
    0433398500                           03           01/01/02          0
    10009129                             O            12/01/31
    0


    6510204          964/G02             F          363,000.00         ZZ
                                         360        363,000.00          1
                                       6.625          2,324.33         78
                                       6.375          2,324.33
    SALEM            OR   97304          5            11/15/01         00
    0433407426                           05           01/01/02          0
    161515                               O            12/01/31
    0


    6511974          U05/G02             F          265,500.00         ZZ
                                         360        265,307.84          4
                                       7.625          1,879.19         90
                                       7.375          1,879.19
    NORWALK          CA   90650          1            10/24/01         11
    0433357621                           05           12/01/01         25
    3176953                              N            11/01/31
    0


    6513902          E22/G02             F          125,400.00         ZZ
                                         360        125,400.00          1
                                       7.750            898.38         95
                                       7.500            898.38
    AIKEN            SC   29803          2            11/07/01         10
    0412961088                           05           01/01/02         30
    0412961088                           O            12/01/31
    0


1


    6513904          E22/G02             F          367,500.00         ZZ
                                         360        367,500.00          3
                                       7.875          2,664.63         70
                                       7.625          2,664.63
    NEW ORLEANS      LA   70115          5            11/07/01         00
    0412988081                           05           01/01/02          0
    0412988081                           O            12/01/31
    0


    6513922          E22/G02             F          360,000.00         ZZ
                                         360        360,000.00          1
                                       6.875          2,364.94         80
                                       6.625          2,364.94
    SUNNYVALE        CA   94089          5            11/05/01         00
    0413061797                           05           01/01/02          0
    0413061797                           O            12/01/31
    0


    6513924          E22/G02             F          165,000.00         ZZ
                                         360        165,000.00          1
                                       6.625          1,056.51         78
                                       6.375          1,056.51
    BOYNTON BEACH    FL   33462          2            11/07/01         00
    0413062316                           03           01/01/02          0
    0413062316                           O            12/01/31
    0


    6513930          E22/G02             F          135,150.00         ZZ
                                         360        135,150.00          1
                                       7.375            933.45         80
                                       7.125            933.45
    EDISON           NJ   08820          1            11/13/01         00
    0413080920                           01           01/01/02          0
    0413080920                           O            12/01/31
    0


    6513932          E22/G02             F          110,400.00         ZZ
                                         360        110,400.00          1
                                       6.750            716.05         80
                                       6.500            716.05
    SACRAMENTO       CA   95828          2            11/05/01         00
    0413081837                           05           01/01/02          0
    0413081837                           O            12/01/31
    0


    6513954          E22/G02             F          276,000.00         ZZ
                                         360        276,000.00          1
                                       7.250          1,882.81         80
                                       7.000          1,882.81
1


    REDDING          CA   96003          2            11/06/01         00
    0413113648                           05           01/01/02          0
    0413113648                           O            12/01/31
    0


    6513976          E22/G02             F          248,000.00         ZZ
                                         360        248,000.00          1
                                       7.000          1,649.95         70
                                       6.750          1,649.95
    WILLITS          CA   95490          1            11/05/01         00
    0413128695                           05           01/01/02          0
    0413128695                           O            12/01/31
    0


    6513978          E22/G02             F          412,800.00         ZZ
                                         360        412,800.00          1
                                       7.500          2,886.36         80
                                       7.250          2,886.36
    AUSTIN           TX   78751          5            11/06/01         00
    0413129586                           05           01/01/02          0
    0413129586                           O            12/01/31
    0


    6514006          E22/G02             F          297,000.00         ZZ
                                         360        297,000.00          1
                                       6.750          1,926.34         74
                                       6.500          1,926.34
    NEVADA CITY      CA   95959          5            11/02/01         00
    0413148057                           05           01/01/02          0
    0413148057                           O            12/01/31
    0


    6514020          E22/G02             F          112,000.00         ZZ
                                         360        112,000.00          1
                                       7.250            764.04         78
                                       7.000            764.04
    MIAMI            FL   33138          5            11/06/01         00
    0413159674                           05           01/01/02          0
    0413159674                           O            12/01/31
    0


    6514022          E22/G02             F          115,800.00         ZZ
                                         360        115,800.00          1
                                       7.250            789.96         61
                                       7.000            789.96
    PLACERVILLE      CA   95667          2            11/02/01         00
    0413160458                           05           01/01/02          0
    0413160458                           O            12/01/31
    0
1




    6514024          E22/G02             F          320,000.00         ZZ
                                         360        320,000.00          1
                                       7.125          2,155.90         80
                                       6.875          2,155.90
    AUSTIN           TX   78759          5            11/06/01         00
    0413162157                           03           01/01/02          0
    0413162157                           O            12/01/31
    0


    6514028          E22/G02             F          168,000.00         ZZ
                                         360        168,000.00          2
                                       7.875          1,218.12         80
                                       7.625          1,218.12
    RICHMOND HILL    NY   11418          1            11/13/01         00
    0413169400                           05           01/01/02          0
    0413169400                           O            12/01/31
    0


    6514036          E22/G02             F          352,000.00         ZZ
                                         360        352,000.00          1
                                       7.000          2,341.86         75
                                       6.750          2,341.86
    TALLAHASSEE      FL   32309          2            11/06/01         00
    0413178427                           03           01/01/02          0
    0413178427                           O            12/01/31
    0


    6514038          E22/G02             F          325,000.00         ZZ
                                         360        325,000.00          1
                                       6.875          2,135.02         78
                                       6.625          2,135.02
    SAN JOSE         CA   95123          2            11/02/01         00
    0413179276                           05           01/01/02          0
    0413179276                           O            12/01/31
    0


    6514040          E22/G02             F          239,000.00         ZZ
                                         360        239,000.00          1
                                       7.250          1,630.40         86
                                       7.000          1,630.40
    OAKLAND          CA   94621          2            10/29/01         01
    0413179300                           05           01/01/02         12
    0413179300                           O            12/01/31
    0


    6514048          E22/G02             F           43,200.00         ZZ
                                         360         43,200.00          2
1


                                       8.000            316.99         80
                                       7.750            316.99
    NEW ORLEANS      LA   70117          1            11/13/01         00
    0413181017                           05           01/01/02          0
    0413181017                           N            12/01/31
    0


    6514056          E22/G02             F           96,300.00         ZZ
                                         360         96,300.00          1
                                       8.000            706.62         90
                                       7.750            706.62
    ELWOOD           IN   46036          1            11/13/01         04
    0413181843                           05           01/01/02         25
    0413181843                           O            12/01/31
    0


    6514062          E22/G02             F          140,000.00         ZZ
                                         360        139,896.10          1
                                       7.500            978.90         80
                                       7.250            978.90
    CLARKSTON        MI   48348          1            10/26/01         00
    0413183922                           05           12/01/01          0
    0413183922                           O            11/01/31
    0


    6514064          E22/G02             F           72,600.00         ZZ
                                         240         72,600.00          1
                                       7.250            573.81         82
                                       7.000            573.81
    MIAMI            FL   33033          2            11/07/01         04
    0413184870                           05           01/01/02         12
    0413184870                           O            12/01/21
    0


    6514082          E22/G02             F          477,000.00         ZZ
                                         360        477,000.00          1
                                       6.500          3,014.96         62
                                       6.250          3,014.96
    SAN CARLOS       CA   94070          2            11/01/01         00
    0413190463                           05           01/01/02          0
    0413190463                           O            12/01/31
    0


    6514084          E22/G02             F          285,000.00         ZZ
                                         360        285,000.00          1
                                       7.250          1,944.20         69
                                       7.000          1,944.20
    MOORPARK         CA   93021          5            11/05/01         00
    0413191149                           03           01/01/02          0
1


    0413191149                           O            12/01/31
    0


    6514092          E22/G02             F           52,500.00         ZZ
                                         360         52,465.66          1
                                       8.125            389.81         75
                                       7.875            389.81
    HAZEL PARK       MI   48030          1            10/29/01         00
    0413194374                           05           12/01/01          0
    0413194374                           N            11/01/31
    0


    6514094          E22/G02             F          384,000.00         ZZ
                                         360        384,000.00          1
                                       6.750          2,490.62         80
                                       6.500          2,490.62
    LAFAYETTE        CO   80026          5            11/06/01         00
    0413195488                           05           01/01/02          0
    0413195488                           O            12/01/31
    0


    6514128          E22/G02             F           89,300.00         ZZ
                                         360         89,300.00          1
                                       7.000            594.12         95
                                       6.750            594.12
    BROKEN ARROW     OK   74012          1            11/13/01         01
    0413207044                           05           01/01/02         30
    0413207044                           O            12/01/31
    0


    6514142          E22/G02             F          110,000.00         ZZ
                                         360        110,000.00          1
                                       7.750            788.05         80
                                       7.500            788.05
    ASHEVILLE        NC   28805          1            11/13/01         00
    0413211632                           05           01/01/02          0
    0413211632                           N            12/01/31
    0


    6514158          E22/G02             F          109,250.00         ZZ
                                         360        109,250.00          1
                                       8.125            811.18         95
                                       7.875            811.18
    BROWNSVILLE      TX   78521          1            11/01/01         04
    0413216789                           05           01/01/02         35
    0413216789                           O            12/01/31
    0


1


    6514180          E22/G02             F          201,000.00         ZZ
                                         360        201,000.00          1
                                       6.875          1,320.43         44
                                       6.625          1,320.43
    CONROE           TX   77304          5            11/07/01         00
    0413227539                           03           01/01/02          0
    0413227539                           O            12/01/31
    0


    6514186          E22/G02             F          196,000.00         ZZ
                                         360        196,000.00          1
                                       6.750          1,271.25         70
                                       6.500          1,271.25
    CLARKESVILLE     GA   30523          5            11/07/01         00
    0413229022                           05           01/01/02          0
    0413229022                           O            12/01/31
    0


    6514190          E22/G02             F          440,000.00         ZZ
                                         360        440,000.00          1
                                       7.000          2,927.33         80
                                       6.750          2,927.33
    LAKE FOREST      CA   92630          5            11/01/01         00
    0413229972                           09           01/01/02          0
    0413229972                           O            12/01/31
    0


    6514198          E22/G02             F          126,000.00         ZZ
                                         360        126,000.00          1
                                       6.875            827.73         90
                                       6.625            827.73
    MIAMI            FL   33196          2            11/07/01         01
    0413233545                           03           01/01/02         25
    0413233545                           O            12/01/31
    0


    6514204          E22/G02             F          650,000.00         ZZ
                                         360        650,000.00          1
                                       7.000          4,324.47         73
                                       6.750          4,324.47
    ALBUQUERQUE      NM   87107          5            11/05/01         00
    0413236639                           03           01/01/02          0
    0413236639                           O            12/01/31
    0


    6514216          E22/G02             F          340,000.00         ZZ
                                         360        340,000.00          1
                                       7.125          2,290.64         80
                                       6.875          2,290.64
1


    HOUSTON          TX   77006          5            11/07/01         00
    0413243809                           03           01/01/02          0
    0413243809                           O            12/01/31
    0


    6514220          E22/G02             F          269,000.00         ZZ
                                         360        269,000.00          1
                                       6.750          1,744.73         74
                                       6.500          1,744.73
    WEST LINN        OR   97068          5            11/05/01         00
    0413246349                           05           01/01/02          0
    0413246349                           O            12/01/31
    0


    6514226          E22/G02             F          143,100.00         ZZ
                                         360        143,100.00          3
                                       8.000          1,050.02         90
                                       7.750          1,050.02
    FORT LAUDERDALE  FL   33313          1            11/13/01         01
    0413248584                           05           01/01/02         25
    0413248584                           N            12/01/31
    0


    6514228          E22/G02             F          143,000.00         ZZ
                                         360        143,000.00          1
                                       6.375            892.13         55
                                       6.125            892.13
    HACIENDA HEIGHT  CA   91745          2            11/01/01         00
    0413248659                           05           01/01/02          0
    0413248659                           O            12/01/31
    0


    6514262          E22/G02             F           94,000.00         ZZ
                                         360         94,000.00          1
                                       7.750            673.43         80
                                       7.500            673.43
    BEDFORD          TX   76021          1            11/13/01         00
    0413290396                           05           01/01/02          0
    0413290396                           O            12/01/31
    0


    6515172          E82/G02             F          255,000.00         ZZ
                                         360        255,000.00          1
                                       7.750          1,826.85         66
                                       7.500          1,826.85
    MORELAND         GA   30259          5            11/09/01         00
    0400526265                           05           01/01/02          0
    0400526265                           O            12/01/31
    0
1




    6515180          E82/G02             F          173,000.00         ZZ
                                         360        173,000.00          2
                                       6.750          1,122.07         50
                                       6.500          1,122.07
    STATEN ISLAND    NY   10305          2            11/07/01         00
    0400469649                           05           01/01/02          0
    0400469649                           O            12/01/31
    0


    6515184          E82/G02             F          232,550.00         ZZ
                                         360        232,550.00          1
                                       6.750          1,508.31         61
                                       6.500          1,508.31
    NORTH BEND       WA   98045          2            11/09/01         00
    0400515565                           03           01/01/02          0
    1680605                              O            12/01/31
    0


    6515190          E82/G02             F          197,900.00         ZZ
                                         360        197,900.00          1
                                       7.125          1,333.29         78
                                       6.875          1,333.29
    PROVO            UT   84601          2            11/08/01         00
    0400518866                           05           01/01/02          0
    0400518866                           O            12/01/31
    0


    6515194          E82/G02             F          230,700.00         ZZ
                                         360        230,700.00          1
                                       6.750          1,496.32         55
                                       6.500          1,496.32
    GLENVIEW         IL   60025          2            11/08/01         00
    0400523320                           05           01/01/02          0
    1725912                              O            12/01/31
    0


    6515204          E82/G02             F          114,900.00         ZZ
                                         360        114,900.00          1
                                       7.625            813.26         89
                                       7.375            813.26
    EAST HARTFORD    CT   06118          2            11/09/01         04
    0400507331                           05           01/01/02         25
    3647785                              O            12/01/31
    0


    6515208          E82/G02             F          131,200.00         ZZ
                                         360        131,200.00          1
1


                                       7.250            895.02         80
                                       7.000            895.02
    HOOD RIVER       OR   97031          2            11/12/01         00
    0400505442                           05           01/01/02          0
    1801603                              N            12/01/31
    0


    6515210          E82/G02             F          165,000.00         ZZ
                                         360        165,000.00          1
                                       6.875          1,083.93         75
                                       6.625          1,083.93
    HIGHLAND         CA   92346          2            11/08/01         00
    0400518767                           05           01/01/02          0
    0400518767                           O            12/01/31
    0


    6515212          E82/G02             F          127,800.00         ZZ
                                         360        127,800.00          1
                                       8.000            937.75         90
                                       7.750            937.75
    NORTH PALM BEAC  FL   33408          2            11/08/01         04
    0400497889                           05           01/01/02         25
    0400497889                           O            12/01/31
    0


    6515214          E82/G02             F          262,000.00         ZZ
                                         360        262,000.00          4
                                       8.125          1,945.34         54
                                       7.875          1,945.34
    NEWPORT          RI   02840          5            11/08/01         00
    0400506135                           05           01/01/02          0
    0400506135                           O            12/01/31
    0


    6515222          E82/G02             F          131,100.00         ZZ
                                         360        131,100.00          1
                                       6.875            861.23         60
                                       6.625            861.23
    SALINAS          CA   93906          2            11/07/01         00
    0400515771                           05           01/01/02          0
    3808120                              O            12/01/31
    0


    6515226          E82/G02             F          124,500.00         ZZ
                                         360        124,500.00          1
                                       7.125            838.78         70
                                       6.875            838.78
    HOLLIS           NY   11423          5            11/09/01         00
    0400514733                           05           01/01/02          0
1


    0400514733                           O            12/01/31
    0


    6515230          E82/G02             F          105,000.00         ZZ
                                         360        105,000.00          1
                                       7.250            716.29         76
                                       7.000            716.29
    PHOENIX          AZ   85032          2            11/08/01         00
    0400520763                           01           01/01/02          0
    0400520763                           O            12/01/31
    0


    6516552          X19/G02             F          155,600.00         ZZ
                                         360        155,600.00          1
                                       8.250          1,168.97         80
                                       8.000          1,168.97
    BRIARCLIFF MANO  NY   10510          1            11/27/01         00
    0433419447                           05           01/01/02          0
    21100101                             N            12/01/31
    0


    6518014          K30/G02             F          150,000.00         ZZ
                                         360        149,880.05          1
                                       7.125          1,010.58         60
                                       6.875          1,010.58
    GRAND JUNCTION   CO   81503          5            10/31/01         00
    0433356706                           05           12/01/01          0
    0078017                              O            11/01/31
    0


    6518962          K30/G02             F           85,500.00         ZZ
                                         360         85,500.00          1
                                       8.000            627.37         90
                                       7.750            627.37
    EL PASO          TX   79936          1            11/05/01         11
    0433378742                           05           01/01/02         25
    0082061                              N            12/01/31
    0


    6526276          E11/G02             F          495,000.00         ZZ
                                         360        495,000.00          1
                                       7.500          3,461.11         57
                                       7.250          3,461.11
    INDEPENDENCE     MN   55359          1            11/19/01         00
    0433404092                           05           01/01/02          0
    0010001037436                        O            12/01/31
    0


1


    6542018          E82/G02             F           95,500.00         ZZ
                                         360         95,500.00          1
                                       6.625            611.50         64
                                       6.375            611.50
    DIAMOND BAR      CA   91765          2            11/08/01         00
    0400519757                           05           01/01/02          0
    1569205                              O            12/01/31
    0


    6542024          E82/G02             F          344,500.00         ZZ
                                         360        344,500.00          1
                                       7.125          2,320.96         61
                                       6.875          2,320.96
    SIMI VALLEY      CA   93065          2            11/08/01         00
    0400513594                           03           01/01/02          0
    1999822                              O            12/01/31
    0


    6542284          P44/G02             F          100,880.00         ZZ
                                         360        100,814.01          1
                                       8.125            749.03         80
                                       7.875            749.03
    MARLBORO         MA   01752          1            10/23/01         00
    0433418647                           05           12/01/01          0
    1                                    N            11/01/31
    0


    6544426          E22/G02             F          247,500.00         ZZ
                                         360        247,500.00          1
                                       7.750          1,773.12         90
                                       7.500          1,773.12
    ENGLEWOOD        CO   80110          2            11/07/01         01
    0413082199                           05           01/01/02         25
    0413082199                           O            12/01/31
    0


    6544428          E22/G02             F          455,000.00         ZZ
                                         360        455,000.00          1
                                       6.875          2,989.03         70
                                       6.625          2,989.03
    CORTE MADERA     CA   94925          1            11/02/01         00
    0413084625                           05           01/01/02          0
    0413084625                           O            12/01/31
    0


    6544432          E22/G02             F          297,500.00         ZZ
                                         360        297,500.00          1
                                       8.000          2,182.95         70
                                       7.750          2,182.95
1


    BROOKLYN         NY   11203          1            11/14/01         00
    0413090929                           08           01/01/02          0
    0413090929                           O            12/01/31
    0


    6544440          E22/G02             F          190,000.00         ZZ
                                         360        190,000.00          1
                                       7.000          1,264.07         76
                                       6.750          1,264.07
    GUFFEY           CO   80820          5            11/08/01         00
    0413109844                           05           01/01/02          0
    0413109844                           O            12/01/31
    0


    6544444          E22/G02             F           40,000.00         ZZ
                                         360         40,000.00          1
                                       8.000            293.51         80
                                       7.750            293.51
    MINOA            NY   13116          1            11/14/01         00
    0413113408                           05           01/01/02          0
    0413113408                           N            12/01/31
    0


    6544452          E22/G02             F          160,100.00         ZZ
                                         360        159,975.11          1
                                       7.250          1,092.16         80
                                       7.000          1,092.16
    FOLSOM           CA   95630          1            10/19/01         00
    0413128034                           05           12/01/01          0
    0413128034                           O            11/01/31
    0


    6544458          E22/G02             F          275,000.00         ZZ
                                         360        275,000.00          1
                                       7.000          1,829.58         76
                                       6.750          1,829.58
    MENIFEE          CA   92584          5            11/05/01         00
    0413136458                           05           01/01/02          0
    0413136458                           O            12/01/31
    0


    6544474          E22/G02             F          168,000.00         ZZ
                                         240        168,000.00          1
                                       6.875          1,289.93         80
                                       6.625          1,289.93
    SAN MARCOS       TX   78666          5            11/08/01         00
    0413156621                           05           01/01/02          0
    0413156621                           O            12/01/21
    0
1




    6544484          E22/G02             F          160,000.00         ZZ
                                         360        160,000.00          1
                                       7.875          1,160.11         80
                                       7.625          1,160.11
    RICHMOND HILL    NY   11418          1            11/14/01         00
    0413161928                           05           01/01/02          0
    0413161928                           O            12/01/31
    0


    6544486          E22/G02             F          301,000.00         ZZ
                                         360        301,000.00          1
                                       6.875          1,977.36         69
                                       6.625          1,977.36
    HACIENDA HEIGHT  CA   91745          5            11/08/01         00
    0413166281                           05           01/01/02          0
    0413166281                           O            12/01/31
    0


    6544514          E22/G02             F          247,600.00         ZZ
                                         360        247,600.00          1
                                       6.625          1,585.41         76
                                       6.375          1,585.41
    LA (NORTHRIDGE   CA   91326          2            11/07/01         00
    0413193798                           05           01/01/02          0
    0413193798                           O            12/01/31
    0


    6544528          E22/G02             F          178,400.00         ZZ
                                         360        178,400.00          1
                                       7.000          1,186.90         80
                                       6.750          1,186.90
    SAN ANTONIO      TX   78209          5            11/08/01         00
    0413205345                           05           01/01/02          0
    0413205345                           O            12/01/31
    0


    6544556          E22/G02             F          487,000.00         ZZ
                                         360        487,000.00          1
                                       7.125          3,281.01         73
                                       6.875          3,281.01
    FLETCHER         NC   28732          5            11/08/01         00
    0413218751                           05           01/01/02          0
    0413218751                           O            12/01/31
    0


    6544560          E22/G02             F           83,000.00         ZZ
                                         360         83,000.00          1
1


                                       7.375            573.26         85
                                       7.125            573.26
    GREAT FALLS      MT   59404          2            11/08/01         01
    0413222217                           05           01/01/02         25
    0413222217                           O            12/01/31
    0


    6544566          E22/G02             F          500,000.00         ZZ
                                         360        500,000.00          1
                                       6.875          3,284.64         77
                                       6.625          3,284.64
    SAN FRANCISCO    CA   94116          1            11/09/01         00
    0413226093                           07           01/01/02          0
    0413226093                           O            12/01/31
    0


    6544572          E22/G02             F          113,050.00         ZZ
                                         360        113,050.00          2
                                       6.875            742.66         85
                                       6.625            742.66
    NORTH MIAMI      FL   33161          5            11/08/01         04
    0413228354                           05           01/01/02         12
    0413228354                           O            12/01/31
    0


    6544586          E22/G02             F           79,900.00         ZZ
                                         360         79,900.00          1
                                       8.250            600.26         80
                                       8.000            600.26
    PERALTA          NM   87110          1            11/09/01         00
    0413233396                           05           01/01/02          0
    0413233396                           N            12/01/31
    0


    6544598          E22/G02             F          138,000.00         ZZ
                                         360        138,000.00          1
                                       6.500            872.25         69
                                       6.250            872.25
    GREENFIELD       CA   93927          5            11/06/01         00
    0413237926                           05           01/01/02          0
    0413237926                           O            12/01/31
    0


    6544600          E22/G02             F          147,250.00         ZZ
                                         360        147,250.00          1
                                       7.875          1,067.66         95
                                       7.625          1,067.66
    RIALTO           CA   92376          5            11/07/01         11
    0413238148                           05           01/01/02         30
1


    0413238148                           O            12/01/31
    0


    6544616          E22/G02             F          255,000.00         ZZ
                                         360        255,000.00          1
                                       7.750          1,826.85         85
                                       7.500          1,826.85
    BRENTWOOD        CA   94513          1            11/13/01         01
    0413243155                           05           01/01/02         12
    0413243155                           O            12/01/31
    0


    6544628          E22/G02             F          592,500.00         ZZ
                                         360        592,500.00          1
                                       6.500          3,745.00         75
                                       6.250          3,745.00
    ALBUQUERQUE      NM   87122          5            11/08/01         00
    0413246372                           05           01/01/02          0
    0413246372                           O            12/01/31
    0


    6544630          E22/G02             F          264,000.00         ZZ
                                         360        264,000.00          1
                                       7.500          1,845.93         67
                                       7.250          1,845.93
    LEMONT           IL   60439          5            11/08/01         00
    0413246638                           05           01/01/02          0
    0413246638                           O            12/01/31
    0


    6544632          E22/G02             F          113,200.00         ZZ
                                         360        113,200.00          1
                                       7.500            791.51         80
                                       7.250            791.51
    BOULDER CITY     NV   89005          5            11/07/01         00
    0413247834                           05           01/01/02          0
    0413247834                           O            12/01/31
    0


    6544638          E22/G02             F          459,000.00         ZZ
                                         360        459,000.00          1
                                       6.875          3,015.30         75
                                       6.625          3,015.30
    EL DORADO HILLS  CA   95762          5            11/07/01         00
    0413250275                           03           01/01/02          0
    0413250275                           O            12/01/31
    0


1


    6544644          E22/G02             F           84,000.00         ZZ
                                         360         84,000.00          1
                                       7.000            558.85         80
                                       6.750            558.85
    BEND             OR   97701          1            11/08/01         00
    0413259292                           05           01/01/02          0
    0413259292                           N            12/01/31
    0


    6544656          E22/G02             F           90,000.00         ZZ
                                         360         90,000.00          1
                                       8.000            660.39         70
                                       7.750            660.39
    WORCESTER        MA   01604          5            11/08/01         00
    0413267717                           05           01/01/02          0
    0413267717                           O            12/01/31
    0


    6548688          076/076             F          536,250.00         ZZ
                                         360        535,431.40          1
                                       7.375          3,703.75         75
                                       7.125          3,703.75
    FENTON           MI   48430          5            09/19/01         00
    1652595                              05           11/01/01          0
    1652595                              O            10/01/31
    0


    6548690          076/076             F          412,500.00         ZZ
                                         360        411,821.77          1
                                       7.000          2,744.38         75
                                       6.750          2,744.38
    SEATTLE          WA   98103          5            09/24/01         00
    1756380                              05           11/01/01          0
    1756380                              O            10/01/31
    0


    6548692          076/076             F          633,000.00         ZZ
                                         360        632,009.41          1
                                       7.250          4,318.18         75
                                       7.000          4,318.18
    SEATTLE          WA   98177          5            09/27/01         00
    1980477                              05           11/01/01          0
    1980477                              O            10/01/31
    0


    6555790          994/994             F          460,000.00         ZZ
                                         360        459,613.55          1
                                       6.875          3,021.87         75
                                       6.625          3,021.87
1


    SANTA ROSA       CA   95405          5            10/19/01         00
    218928525                            03           12/01/01          0
    218928525                            O            11/01/31
    0


    6561102          696/G02             F          140,000.00         ZZ
                                         360        140,000.00          1
                                       7.125            943.21         85
                                       6.875            943.21
    CENTREVILLE      VA   20121          1            11/13/01         12
    0433389632                           09           01/01/02         20
    23301332                             O            12/01/31
    0


    6562402          G27/G02             F          105,300.00         ZZ
                                         360        105,300.00          4
                                       7.750            754.38         90
                                       7.500            754.38
    HEMET            CA   92543          1            11/21/01         01
    0433420023                           05           01/01/02         25
    23501187                             N            12/01/31
    0


    6565168          E22/G02             F           51,750.00         ZZ
                                         360         51,683.77          1
                                       8.250            388.78         90
                                       8.000            388.78
    SOUTHGATE        MI   48195          1            09/10/01         04
    0412942633                           05           11/01/01         25
    0412942633                           N            10/01/31
    0


    6565170          E22/G02             F          119,250.00         ZZ
                                         360        119,250.00          1
                                       7.750            854.32         90
                                       7.500            854.32
    SALEM            OR   97306          2            11/05/01         04
    0412957508                           05           01/01/02         30
    0412957508                           N            12/01/31
    0


    6565174          E22/G02             F          240,300.00         ZZ
                                         360        240,300.00          2
                                       8.000          1,763.24         90
                                       7.750          1,763.24
    ELIZABETH        NJ   07202          5            11/09/01         04
    0412997231                           05           01/01/02         25
    0412997231                           O            12/01/31
    0
1




    6565176          E22/G02             F          240,000.00         ZZ
                                         360        240,000.00          1
                                       6.875          1,576.63         62
                                       6.625          1,576.63
    CASTRO VALLEY    CA   94546          2            11/07/01         00
    0413009812                           05           01/01/02          0
    0413009812                           O            12/01/31
    0


    6565196          E22/G02             F          196,000.00         ZZ
                                         360        196,000.00          1
                                       7.500          1,370.46         80
                                       7.250          1,370.46
    NEW ORLEANS      LA   70112          2            11/09/01         00
    0413125261                           01           01/01/02          0
    0413125261                           O            12/01/31
    0


    6565200          E22/G02             F           71,200.00         ZZ
                                         360         71,200.00          1
                                       6.625            455.90         80
                                       6.375            455.90
    BATON ROUGE      LA   70817          1            11/15/01         00
    0413131418                           05           01/01/02          0
    0413131418                           O            12/01/31
    0


    6565210          E22/G02             F          136,000.00         ZZ
                                         360        136,000.00          1
                                       7.250            927.76         85
                                       7.000            927.76
    CHARLESTON       SC   29412          5            11/09/01         01
    0413161001                           05           01/01/02         12
    0413161001                           O            12/01/31
    0


    6565212          E22/G02             F          650,000.00         ZZ
                                         360        650,000.00          1
                                       6.750          4,215.89         73
                                       6.500          4,215.89
    WEST BLOOMFIELD  MI   48322          2            11/09/01         00
    0413161795                           05           01/01/02          0
    0413161795                           O            12/01/31
    0


    6565214          E22/G02             F          105,600.00         ZZ
                                         360        105,600.00          1
1


                                       6.625            676.17         80
                                       6.375            676.17
    TULSA            OK   74133          2            11/09/01         00
    0413162678                           05           01/01/02          0
    0413162678                           O            12/01/31
    0


    6565216          E22/G02             F          245,000.00         ZZ
                                         360        245,000.00          4
                                       7.375          1,692.15         70
                                       7.125          1,692.15
    MIDDLESEX        NJ   08846          2            11/15/01         00
    0413163437                           05           01/01/02          0
    0413163437                           N            12/01/31
    0


    6565218          E22/G02             F          180,000.00         ZZ
                                         360        180,000.00          2
                                       7.250          1,227.92         80
                                       7.000          1,227.92
    HOUSTON          TX   77098          2            11/15/01         00
    0413165879                           05           01/01/02          0
    0413165879                           N            12/01/31
    0


    6565220          E22/G02             F           76,500.00         ZZ
                                         360         76,500.00          1
                                       7.500            534.90         90
                                       7.250            534.90
    MIAMI            FL   33174          1            11/15/01         01
    0413166802                           01           01/01/02         25
    0413166802                           N            12/01/31
    0


    6565234          E22/G02             F          397,500.00         ZZ
                                         360        397,500.00          1
                                       7.375          2,745.43         80
                                       7.125          2,745.43
    FINCASTLE        VA   24090          5            11/09/01         00
    0413180597                           05           01/01/02          0
    0413180597                           O            12/01/31
    0


    6565236          E22/G02             F           90,000.00         ZZ
                                         360         90,000.00          1
                                       7.875            652.56         75
                                       7.625            652.56
    FINCASTLE        VA   24090          5            11/15/01         00
    0413180613                           05           01/01/02          0
1


    0413180613                           N            12/01/31
    0


    6565240          E22/G02             F          179,000.00         ZZ
                                         360        179,000.00          1
                                       6.875          1,175.90         74
                                       6.625          1,175.90
    EVERETT          WA   98205          5            11/05/01         00
    0413180944                           05           01/01/02          0
    0413180944                           O            12/01/31
    0


    6565266          E22/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
                                       8.125          1,336.49         80
                                       7.875          1,336.49
    CONROE           TX   77384          5            11/09/01         00
    0413196387                           03           01/01/02          0
    0413196387                           O            12/01/31
    0


    6565308          E22/G02             F          175,200.00         ZZ
                                         360        175,200.00          1
                                       7.875          1,270.32         80
                                       7.625          1,270.32
    WEATHERFORD      TX   76087          5            11/09/01         00
    0413227596                           05           01/01/02          0
    0413227596                           O            12/01/31
    0


    6565312          E22/G02             F          136,000.00         ZZ
                                         360        136,000.00          3
                                       7.500            950.93         80
                                       7.250            950.93
    CORVALLIS        OR   97330          1            11/06/01         00
    0413227836                           05           01/01/02          0
    0413227836                           N            12/01/31
    0


    6565316          E22/G02             F           45,000.00         ZZ
                                         360         45,000.00          2
                                       8.250            338.07         66
                                       8.000            338.07
    WEST PALM BEACH  FL   33404          1            11/15/01         00
    0413228560                           05           01/01/02          0
    0413228560                           N            12/01/31
    0


1


    6565322          E22/G02             F          337,300.00         ZZ
                                         360        337,300.00          1
                                       6.625          2,159.77         50
                                       6.375          2,159.77
    SAN CARLOS       CA   94070          5            11/02/01         00
    0413230152                           05           01/01/02          0
    0413230152                           O            12/01/31
    0


    6565326          E22/G02             F          116,000.00         ZZ
                                         360        116,000.00          1
                                       6.625            742.76         78
                                       6.375            742.76
    SCOTTSDALE       AZ   85251          2            11/08/01         00
    0413232232                           09           01/01/02          0
    0413232232                           O            12/01/31
    0


    6565330          E22/G02             F          220,400.00         ZZ
                                         360        220,400.00          1
                                       6.875          1,447.87         78
                                       6.625          1,447.87
    LITTLETON        CO   80124          5            11/09/01         00
    0413232869                           03           01/01/02          0
    0413232869                           O            12/01/31
    0


    6565348          E22/G02             F           90,000.00         ZZ
                                         360         90,000.00          1
                                       7.750            644.77         90
                                       7.500            644.77
    SALEM            OR   97306          2            11/05/01         01
    0413246216                           03           01/01/02         25
    0413246216                           N            12/01/31
    0


    6565350          E22/G02             F          100,300.00         ZZ
                                         360        100,300.00          1
                                       7.750            718.56         90
                                       7.500            718.56
    SALEM            OR   97305          2            11/05/01         04
    0413246398                           05           01/01/02         25
    0413246398                           N            12/01/31
    0


    6565352          E22/G02             F          115,000.00         ZZ
                                         360        115,000.00          1
                                       7.250            784.50         50
                                       7.000            784.50
1


    KASSON TOWNSHIP  MI   49664          2            11/09/01         00
    0413247206                           05           01/01/02          0
    0413247206                           O            12/01/31
    0


    6565362          E22/G02             F          110,000.00         ZZ
                                         360        110,000.00          1
                                       6.750            713.46         54
                                       6.500            713.46
    VALLEJO          CA   94590          5            11/07/01         00
    0413250853                           05           01/01/02          0
    0413250853                           O            12/01/31
    0


    6565364          E22/G02             F          206,000.00         ZZ
                                         360        206,000.00          1
                                       6.625          1,319.04         66
                                       6.375          1,319.04
    BERKELEY         CA   94702          5            11/07/01         00
    0413251083                           05           01/01/02          0
    0413251083                           O            12/01/31
    0


    6565366          E22/G02             F          195,700.00         ZZ
                                         360        195,700.00          1
                                       7.500          1,368.36         95
                                       7.250          1,368.36
    BILLERICA        MA   01821          1            11/15/01         04
    0413251810                           05           01/01/02         30
    0413251810                           O            12/01/31
    0


    6565368          E22/G02             F           83,600.00         ZZ
                                         360         83,600.00          1
                                       8.000            613.43         90
                                       7.750            613.43
    COLUMBUS         OH   43227          1            11/15/01         04
    0413252305                           05           01/01/02         25
    0413252305                           O            12/01/31
    0


    6565374          E22/G02             F          348,500.00         ZZ
                                         360        348,500.00          1
                                       6.875          2,289.40         75
                                       6.625          2,289.40
    FREMONT          CA   94555          2            11/06/01         00
    0413254301                           07           01/01/02          0
    0413254301                           O            12/01/31
    0
1




    6565376          E22/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
                                       7.500          1,398.43         80
                                       7.250          1,398.43
    BOCA RATON       FL   33496          1            11/15/01         00
    0413254335                           03           01/01/02          0
    0413254335                           O            12/01/31
    0


    6565378          E22/G02             F           81,200.00         ZZ
                                         360         81,200.00          1
                                       7.750            581.73         80
                                       7.500            581.73
    MARIETTA         GA   30060          1            11/15/01         00
    0413255175                           05           01/01/02          0
    0413255175                           N            12/01/31
    0


    6565388          E22/G02             F          100,700.00         ZZ
                                         360        100,700.00          1
                                       7.750            721.43         80
                                       7.500            721.43
    OMAHA            NE   68107          1            11/15/01         00
    0413264003                           05           01/01/02          0
    0413264003                           O            12/01/31
    0


    6565396          E22/G02             F          103,550.00         ZZ
                                         360        103,550.00          1
                                       7.125            697.64         95
                                       6.875            697.64
    GULFPORT         MS   39507          1            11/15/01         04
    0413265711                           05           01/01/02         30
    0413265711                           O            12/01/31
    0


    6565398          E22/G02             F          132,050.00         ZZ
                                         360        132,050.00          1
                                       7.875            957.45         95
                                       7.625            957.45
    SAGINAW          MI   48603          1            11/15/01         04
    0413266354                           05           01/01/02         30
    0413266354                           O            12/01/31
    0


    6565410          E22/G02             F          163,800.00         ZZ
                                         360        163,800.00          1
1


                                       7.875          1,187.66         90
                                       7.625          1,187.66
    HIALEAH          FL   33013          1            11/15/01         01
    0413279910                           05           01/01/02         25
    0413279910                           O            12/01/31
    0


    6565412          E22/G02             F           71,900.00         ZZ
                                         360         71,900.00          1
                                       7.750            515.10         90
                                       7.500            515.10
    CHAMPAIGN        IL   61821          1            11/15/01         04
    0413282757                           05           01/01/02         25
    0413282757                           N            12/01/31
    0


    6566000          E82/G02             F          148,800.00         ZZ
                                         360        148,800.00          1
                                       6.875            977.51         79
                                       6.625            977.51
    SANTA FE         NM   87505          2            11/15/01         00
    0400499265                           05           01/01/02          0
    0400499265                           N            12/01/31
    0


    6566908          L76/G02             F          224,000.00         ZZ
                                         360        224,000.00          1
                                       6.750          1,452.86         80
                                       6.500          1,452.86
    SHAKOPEE         MN   55379          5            10/29/01         00
    0433391935                           05           01/01/02          0
    990468                               O            12/01/31
    0


    6574240          926/926             F          196,000.00         ZZ
                                         360        195,831.24          1
                                       6.750          1,271.26         80
                                       6.500          1,271.26
    BLUFFTON         SC   29910          1            10/04/01         00
    163024858                            05           12/01/01          0
    163024858                            O            11/01/31
    0


    6575756          822/G02             F          129,600.00         ZZ
                                         360        129,407.02          3
                                       7.500            906.19         90
                                       7.250            906.19
    PROVIDENCE       RI   02909          1            09/28/01         04
    0433413705                           05           11/01/01         25
1


    3806034915                           N            10/01/31
    0


    6576804          U28/G02             F          365,000.00         ZZ
                                         360        365,000.00          1
                                       6.875          2,397.79         79
                                       6.625          2,397.79
    GRAYSON          GA   30017          5            11/08/01         00
    0433407202                           03           01/01/02          0
    1                                    O            12/01/31
    0


    6577022          E23/G02             F          188,845.00         ZZ
                                         360        188,693.99          1
                                       7.125          1,272.28         80
                                       6.875          1,272.28
    COLORADO SPRING  CO   80906          5            10/22/01         00
    0433417763                           27           12/01/01          0
    11006719                             O            11/01/31
    0


    6577716          K15/G02             F          288,000.00         ZZ
                                         360        288,000.00          1
                                       6.750          1,867.96         80
                                       6.500          1,867.96
    HUNTINGTON STAT  NY   11746          5            11/20/01         00
    0433413721                           05           01/01/02          0
    020705302979                         O            12/01/31
    0


    6581090          696/G02             F          215,700.00         ZZ
                                         360        215,700.00          1
                                       6.750          1,399.03         65
                                       6.500          1,399.03
    GAITHERSBURG     MD   20878          2            11/15/01         00
    0433386844                           09           01/01/02          0
    32901369                             O            12/01/31
    0


    6581098          696/G02             F          217,000.00         ZZ
                                         360        217,000.00          1
                                       7.125          1,461.97         70
                                       6.875          1,461.97
    KENSINGTON       MD   20895          5            11/14/01         00
    0433389665                           05           01/01/02          0
    31101244                             O            12/01/31
    0


1


    6586846          E22/G02             F          371,700.00         ZZ
                                         360        371,700.00          1
                                       7.250          2,535.65         90
                                       7.000          2,535.65
    QUAKERTOWN       PA   18951          1            11/16/01         01
    0412965873                           05           01/01/02         25
    0412965873                           O            12/01/31
    0


    6586878          E22/G02             F          122,500.00         ZZ
                                         360        122,500.00          4
                                       7.875            888.21         70
                                       7.625            888.21
    POMONA           CA   91766          1            11/02/01         00
    0413158445                           05           01/01/02          0
    0413158445                           N            12/01/31
    0


    6586888          E22/G02             F          181,500.00         ZZ
                                         360        181,500.00          1
                                       7.250          1,238.15         75
                                       7.000          1,238.15
    BOCA RATON       FL   33498          5            11/12/01         00
    0413167503                           03           01/01/02          0
    0413167503                           O            12/01/31
    0


    6586892          E22/G02             F          320,000.00         ZZ
                                         360        320,000.00          1
                                       6.625          2,049.00         80
                                       6.375          2,049.00
    FULSHEAR         TX   77441          2            11/12/01         00
    0413171448                           03           01/01/02          0
    0413171448                           O            12/01/31
    0


    6586898          E22/G02             F           67,000.00         ZZ
                                         360         67,000.00          1
                                       7.500            468.47         67
                                       7.250            468.47
    ALBUQUERQUE      NM   87123          5            11/09/01         00
    0413178708                           05           01/01/02          0
    0413178708                           O            12/01/31
    0


    6586906          E22/G02             F          164,000.00         ZZ
                                         360        164,000.00          1
                                       7.000          1,091.10         82
                                       6.750          1,091.10
1


    GLENDORA         CA   91740          5            11/05/01         11
    0413186271                           05           01/01/02         12
    0413186271                           O            12/01/31
    0


    6586924          E22/G02             F          161,500.00         ZZ
                                         360        161,500.00          1
                                       7.625          1,143.09         94
                                       7.375          1,143.09
    NEWINGTON        CT   06111          5            11/12/01         01
    0413193970                           05           01/01/02         30
    0413193970                           O            12/01/31
    0


    6586942          E22/G02             F          273,360.00         ZZ
                                         360        273,360.00          4
                                       7.500          1,911.37         80
                                       7.250          1,911.37
    CORAL SPRINGS    FL   33065          1            11/14/01         00
    0413201740                           05           01/01/02          0
    0413201740                           O            12/01/31
    0


    6586962          E22/G02             F          265,500.00         ZZ
                                         360        265,500.00          1
                                       6.875          1,744.15         68
                                       6.625          1,744.15
    GEORGETOWN       TX   78628          5            11/12/01         00
    0413214925                           05           01/01/02          0
    0413214925                           O            12/01/31
    0


    6586970          E22/G02             F          260,000.00         ZZ
                                         360        260,000.00          1
                                       6.875          1,708.01         80
                                       6.625          1,708.01
    ISSAQUAH         WA   98029          5            11/06/01         00
    0413219189                           05           01/01/02          0
    0413219189                           O            12/01/31
    0


    6586980          E22/G02             F          320,000.00         ZZ
                                         360        320,000.00          1
                                       6.750          2,075.51         80
                                       6.500          2,075.51
    ALTADENA         CA   91001          5            11/05/01         00
    0413226044                           05           01/01/02          0
    0413226044                           O            12/01/31
    0
1




    6586984          E22/G02             F          283,000.00         ZZ
                                         360        283,000.00          1
                                       6.625          1,812.08         80
                                       6.375          1,812.08
    CRESTWOOD        KY   40014          2            11/12/01         00
    0413227364                           05           01/01/02          0
    0413227364                           O            12/01/31
    0


    6587006          E22/G02             F          309,000.00         ZZ
                                         360        309,000.00          1
                                       7.000          2,055.78         80
                                       6.750          2,055.78
    HAMPTON TOWNSHI  MI   48732          1            11/16/01         00
    0413234444                           05           01/01/02          0
    0413234444                           O            12/01/31
    0


    6587014          E22/G02             F          442,300.00         ZZ
                                         360        442,300.00          1
                                       6.875          2,905.60         45
                                       6.625          2,905.60
    AUSTIN           TX   78746          5            11/12/01         00
    0413240094                           03           01/01/02          0
    0413240094                           O            12/01/31
    0


    6587040          E22/G02             F          219,200.00         ZZ
                                         360        219,200.00          1
                                       6.875          1,439.99         80
                                       6.625          1,439.99
    KELLER           TX   76248          5            11/12/01         00
    0413255779                           05           01/01/02          0
    0413255779                           O            12/01/31
    0


    6587046          E22/G02             F          189,000.00         ZZ
                                         360        189,000.00          1
                                       7.875          1,370.38         90
                                       7.625          1,370.38
    FREEHOLD TOWNSH  NJ   07728          1            11/16/01         04
    0413258674                           01           01/01/02         25
    0413258674                           N            12/01/31
    0


    6587048          E22/G02             F          136,800.00         ZZ
                                         360        136,800.00          1
1


                                       7.875            991.89         90
                                       7.625            991.89
    GRANBURY         TX   76049          1            11/13/01         04
    0413259268                           05           01/01/02         25
    0413259268                           O            12/01/31
    0


    6587064          E22/G02             F          103,500.00         ZZ
                                         360        103,500.00          1
                                       7.875            750.45         90
                                       7.625            750.45
    NEW HAVEN        CT   06519          1            11/16/01         04
    0413265075                           05           01/01/02         25
    0413265075                           N            12/01/31
    0


    6587072          E22/G02             F           45,600.00         ZZ
                                         360         45,600.00          1
                                       7.875            330.63         80
                                       7.625            330.63
    SAN ANTONIO      TX   78210          1            11/15/01         00
    0413273764                           05           01/01/02          0
    0413273764                           N            12/01/31
    0


    6587084          E22/G02             F           54,000.00         ZZ
                                         360         54,000.00          1
                                       7.875            391.54         90
                                       7.625            391.54
    NEW HAVEN        CT   06511          1            11/16/01         01
    0413283185                           05           01/01/02         25
    0413283185                           N            12/01/31
    0


    6587094          E22/G02             F          198,000.00         ZZ
                                         360        198,000.00          1
                                       8.000          1,452.85         90
                                       7.750          1,452.85
    LITCHFIELD       NH   03103          1            11/16/01         01
    0413300369                           05           01/01/02         25
    0413300369                           O            12/01/31
    0


    6587098          E22/G02             F           67,500.00         ZZ
                                         360         67,500.00          1
                                       7.875            489.42         75
                                       7.625            489.42
    CANTON           GA   30114          5            11/16/01         00
    0413304460                           05           01/01/02          0
1


    0413304460                           N            12/01/31
    0


    6591254          N47/G02             F          239,000.00         ZZ
                                         360        239,000.00          1
                                       6.750          1,550.15         80
                                       6.500          1,550.15
    OCEAN SPRINGS    MS   39564          2            11/21/01         00
    0433412699                           05           01/01/02          0
    40112091                             O            12/01/31
    0


    6597910          964/G02             F          148,700.00         ZZ
                                         360        148,700.00          1
                                       7.375          1,027.03         87
                                       7.125          1,027.03
    CHANDLER         AZ   85249          2            11/01/01         01
    0433373933                           03           01/01/02         25
    154924                               N            12/01/31
    0


    6604348          E22/G02             F          360,000.00         ZZ
                                         360        360,000.00          1
                                       7.875          2,610.25         80
                                       7.625          2,610.25
    MANORVILLE       NY   11949          5            11/14/01         00
    0413079443                           05           01/01/02          0
    0413079443                           O            12/01/31
    0


    6604350          E22/G02             F          263,000.00         ZZ
                                         360        263,000.00          1
                                       6.750          1,705.81         80
                                       6.500          1,705.81
    EL SOBRANTE      CA   94803          5            11/08/01         00
    0413096579                           05           01/01/02          0
    0413096579                           O            12/01/31
    0


    6604364          E22/G02             F           58,500.00         ZZ
                                         360         58,461.73          1
                                       8.125            434.36         90
                                       7.875            434.36
    WYLIE            TX   75098          1            10/31/01         01
    0413121088                           05           12/01/01         25
    0413121088                           N            11/01/31
    0


1


    6604370          E22/G02             F          315,297.00         ZZ
                                         360        315,297.00          1
                                       6.625          2,018.88         70
                                       6.375          2,018.88
    HOUSTON          TX   77081          2            11/13/01         00
    0413128430                           05           01/01/02          0
    0413128430                           O            12/01/31
    0


    6604376          E22/G02             F          147,000.00         ZZ
                                         360        147,000.00          1
                                       7.375          1,015.29         75
                                       7.125          1,015.29
    MIAMI            FL   33175          1            11/19/01         00
    0413136938                           05           01/01/02          0
    0413136938                           O            12/01/31
    0


    6604380          E22/G02             F           86,500.00         ZZ
                                         360         86,500.00          1
                                       6.875            568.24         70
                                       6.625            568.24
    COLORADO SPRING  CO   80915          2            11/15/01         00
    0413138157                           05           01/01/02          0
    0413138157                           N            12/01/31
    0


    6604392          E22/G02             F           72,000.00         ZZ
                                         360         72,000.00          3
                                       8.125            534.60         90
                                       7.875            534.60
    DAYTON           OH   45402          1            11/15/01         04
    0413157249                           05           01/01/02         25
    0413157249                           N            12/01/31
    0


    6604398          E22/G02             F          500,000.00         ZZ
                                         360        500,000.00          1
                                       6.750          3,242.99         80
                                       6.500          3,242.99
    OAKLAND          CA   94611          1            11/06/01         00
    0413160953                           05           01/01/02          0
    0413160953                           O            12/01/31
    0


    6604404          E22/G02             F          229,000.00         ZZ
                                         360        229,000.00          1
                                       7.000          1,523.54         79
                                       6.750          1,523.54
1


    TOMBALL          TX   77375          5            11/14/01         00
    0413162926                           03           01/01/02          0
    0413162926                           O            12/01/31
    0


    6604414          E22/G02             F           66,600.00         ZZ
                                         360         66,600.00          1
                                       8.000            488.69         90
                                       7.750            488.69
    SPRINGFIELD      OR   97477          2            11/06/01         04
    0413173808                           01           01/01/02         25
    0413173808                           N            12/01/31
    0


    6604418          E22/G02             F          128,000.00         ZZ
                                         360        128,000.00          1
                                       6.875            840.87         79
                                       6.625            840.87
    GLASGOW          VA   24555          5            11/09/01         00
    0413178831                           05           01/01/02          0
    0413178831                           O            12/01/31
    0


    6604420          E22/G02             F          278,000.00         ZZ
                                         360        278,000.00          1
                                       7.750          1,991.63         93
                                       7.500          1,991.63
    CHARLOTTE        NC   28202          2            11/13/01         01
    0413181348                           03           01/01/02         30
    0413181348                           O            12/01/31
    0


    6604434          E22/G02             F           90,000.00         ZZ
                                         360         90,000.00          4
                                       7.875            652.56         75
                                       7.625            652.56
    DAYTON           OH   45410          2            11/19/01         00
    0413197534                           05           01/01/02          0
    0413197534                           N            12/01/31
    0


    6604438          E22/G02             F          412,000.00         ZZ
                                         360        412,000.00          1
                                       7.125          2,775.72         80
                                       6.875          2,775.72
    LIVERMORE        CA   94550          2            11/07/01         00
    0413198219                           05           01/01/02          0
    0413198219                           O            12/01/31
    0
1




    6604472          E22/G02             F          144,000.00         ZZ
                                         360        144,000.00          1
                                       7.375            994.57         87
                                       7.125            994.57
    COLORADO SPRING  CO   80918          2            11/12/01         01
    0413212804                           03           01/01/02         25
    0413212804                           O            12/01/31
    0


    6604476          E22/G02             F          650,000.00         ZZ
                                         360        650,000.00          1
                                       7.625          4,600.66         74
                                       7.375          4,600.66
    NEWPORT COAST    CA   92657          5            11/12/01         00
    0413213976                           01           01/01/02          0
    0413213976                           O            12/01/31
    0


    6604484          E22/G02             F           47,700.00         ZZ
                                         360         47,700.00          1
                                       8.000            350.01         90
                                       7.750            350.01
    MEMPHIS          TN   38127          1            11/19/01         10
    0413223538                           05           01/01/02         25
    0413223538                           N            12/01/31
    0


    6604492          E22/G02             F          204,000.00         ZZ
                                         360        204,000.00          1
                                       6.750          1,323.14         80
                                       6.500          1,323.14
    RANCHO SANTA MA  CA   92688          2            11/05/01         00
    0413225905                           01           01/01/02          0
    0413225905                           O            12/01/31
    0


    6604498          E22/G02             F           70,300.00         ZZ
                                         360         70,300.00          1
                                       8.125            521.98         95
                                       7.875            521.98
    POMPANO BEACH    FL   33068          1            11/19/01         01
    0413228388                           05           01/01/02         35
    0413228388                           O            12/01/31
    0


    6604516          E22/G02             F          154,800.00         ZZ
                                         360        154,800.00          1
1


                                       7.125          1,042.92         76
                                       6.875          1,042.92
    WATERFORD        MI   48329          1            11/19/01         00
    0413238783                           05           01/01/02          0
    0413238783                           O            12/01/31
    0


    6604534          E22/G02             F          207,000.00         ZZ
                                         360        207,000.00          1
                                       7.875          1,500.89         90
                                       7.625          1,500.89
    FRANKLIN TOWNSH  NJ   08873          2            11/13/01         01
    0413251463                           05           01/01/02         25
    0413251463                           O            12/01/31
    0


    6604542          E22/G02             F          360,000.00         ZZ
                                         360        360,000.00          1
                                       6.875          2,364.94         57
                                       6.625          2,364.94
    NEW BRAUNFELS    TX   78133          5            11/12/01         00
    0413254202                           05           01/01/02          0
    0413254202                           O            12/01/31
    0


    6604576          E22/G02             F          274,000.00         ZZ
                                         360        274,000.00          1
                                       7.500          1,915.85         90
                                       7.250          1,915.85
    SPOKANE          WA   99203          2            11/08/01         01
    0413277393                           05           01/01/02         25
    0413277393                           O            12/01/31
    0


    6604588          E22/G02             F           81,200.00         ZZ
                                         360         81,200.00          1
                                       6.375            506.58         70
                                       6.125            506.58
    CANBY            OR   97013          2            11/08/01         00
    0413287368                           05           01/01/02          0
    0413287368                           N            12/01/31
    0


    6604590          E22/G02             F           69,150.00         ZZ
                                         360         69,150.00          1
                                       7.000            460.06         95
                                       6.750            460.06
    SAVANNAH         GA   31410          1            11/16/01         01
    0413292970                           01           01/01/02         30
1


    0413292970                           O            12/01/31
    0


    6604592          E22/G02             F          138,275.00         ZZ
                                         360        138,275.00          1
                                       8.125          1,026.69         95
                                       7.875          1,026.69
    SUNRISE          FL   33351          1            11/19/01         01
    0413293564                           03           01/01/02         30
    0413293564                           O            12/01/31
    0


    6604598          E22/G02             F          175,650.00         ZZ
                                         360        175,650.00          1
                                       8.125          1,304.20         90
                                       7.875          1,304.20
    MIAMI            FL   33155          1            11/19/01         04
    0413310475                           05           01/01/02         30
    0413310475                           O            12/01/31
    0


    6609536          U05/G02             F           81,000.00         ZZ
                                         360         81,000.00          4
                                       8.000            594.35         90
                                       7.750            594.35
    PHOENIX          AZ   85007          1            11/26/01         27
    0433416674                           05           01/01/02         25
    3178795                              N            12/01/31
    0


    6623936          G18/G02             F          270,000.00         ZZ
                                         360        270,000.00          4
                                       7.875          1,957.69         90
                                       7.625          1,957.69
    BLOOMINGTON      MN   55425          1            11/13/01         04
    0433404787                           05           01/01/02         25
    09D10110600                          N            12/01/31
    0


    6627684          N47/G02             F          228,700.00         ZZ
                                         360        228,700.00          1
                                       6.500          1,445.54         66
                                       6.250          1,445.54
    FAIRFIELD        CA   94533          2            11/08/01         00
    0433379468                           03           01/01/02          0
    20211635                             O            12/01/31
    0


1


    6629142          K15/G02             F          240,000.00         ZZ
                                         360        240,000.00          2
                                       7.875          1,740.17         80
                                       7.625          1,740.17
    BRONX            NY   10468          5            11/26/01         00
    0433411162                           05           01/01/02          0
    005005301663                         O            12/01/31
    0


    6629224          E76/G02             F          140,000.00         ZZ
                                         360        140,000.00          1
                                       6.750            908.04         80
                                       6.500            908.04
    ORLANDO          FL   32818          5            11/05/01         00
    0433390408                           03           01/01/02          0
    10009174                             O            12/01/31
    0


    6632718          L76/G02             F          220,500.00         ZZ
                                         360        220,500.00          1
                                       7.250          1,504.20         90
                                       7.000          1,504.20
    LAKEVILLE        MN   55044          5            11/26/01         11
    0433409307                           05           01/01/02         30
    9506210                              O            12/01/31
    0


    6632754          696/G02             F          204,000.00         ZZ
                                         360        204,000.00          1
                                       7.000          1,357.22         80
                                       6.750          1,357.22
    ALDIE            VA   20105          1            11/16/01         00
    0433394061                           05           01/01/02          0
    25501136                             O            12/01/31
    0


    6639906          E22/G02             F          124,000.00         ZZ
                                         360        124,000.00          1
                                       7.500            867.03         80
                                       7.250            867.03
    HOUSTON          TX   77035          5            11/13/01         00
    0413016981                           05           01/01/02          0
    0413016981                           O            12/01/31
    0


    6639926          E22/G02             F          174,800.00         ZZ
                                         360        174,800.00          1
                                       8.000          1,282.62         95
                                       7.750          1,282.62
1


    WARREN           MI   48091          5            11/15/01         04
    0413099185                           05           01/01/02         30
    0413099185                           O            12/01/31
    0


    6639930          E22/G02             F          339,000.00         ZZ
                                         360        338,700.91          1
                                       6.625          2,170.65         78
                                       6.375          2,170.65
    MIRAMAR          FL   33029          2            10/19/01         00
    0413118464                           03           12/01/01          0
    0413118464                           O            11/01/31
    0


    6639940          E22/G02             F          475,000.00         ZZ
                                         360        475,000.00          1
                                       6.875          3,120.41         50
                                       6.625          3,120.41
    SAN MATEO        CA   94402          5            11/09/01         00
    0413133133                           05           01/01/02          0
    0413133133                           O            12/01/31
    0


    6639944          E22/G02             F          384,500.00         ZZ
                                         360        384,500.00          1
                                       7.250          2,622.97         80
                                       7.000          2,622.97
    WANTAGH          NY   11793          1            11/20/01         00
    0413139387                           05           01/01/02          0
    0413139387                           O            12/01/31
    0


    6639988          E22/G02             F          185,000.00         ZZ
                                         360        185,000.00          1
                                       7.375          1,277.75         69
                                       7.125          1,277.75
    NAPLES           FL   34102          5            11/10/01         00
    0413191974                           05           01/01/02          0
    0413191974                           O            12/01/31
    0


    6639992          E22/G02             F          280,000.00         ZZ
                                         360        280,000.00          1
                                       7.875          2,030.19         80
                                       7.625          2,030.19
    GOLDEN           CO   80403          5            11/13/01         00
    0413198813                           05           01/01/02          0
    0413198813                           O            12/01/31
    0
1




    6640004          E22/G02             F          252,000.00         ZZ
                                         360        252,000.00          1
                                       7.375          1,740.50         80
                                       7.125          1,740.50
    NEWCASTLE        CA   95658          5            11/15/01         00
    0413204728                           05           01/01/02          0
    0413204728                           O            12/01/31
    0


    6640028          E22/G02             F          214,050.00         ZZ
                                         360        214,050.00          1
                                       6.500          1,352.94         78
                                       6.250          1,352.94
    OXNARD           CA   93030          2            11/12/01         00
    0413225269                           05           01/01/02          0
    0413225269                           O            12/01/31
    0


    6640034          E22/G02             F          244,400.00         ZZ
                                         360        244,400.00          1
                                       7.375          1,688.01         80
                                       7.125          1,688.01
    AUSTIN           TX   78731          5            11/15/01         00
    0413227893                           05           01/01/02          0
    0413227893                           O            12/01/31
    0


    6640050          E22/G02             F          148,500.00         ZZ
                                         360        148,500.00          4
                                       7.625          1,051.07         90
                                       7.375          1,051.07
    FRUITA           CO   81521          1            11/16/01         04
    0413237330                           05           01/01/02         25
    0413237330                           N            12/01/31
    0


    6640060          E22/G02             F          106,000.00         ZZ
                                         360        106,000.00          1
                                       6.875            696.34         42
                                       6.625            696.34
    MANTECA          CA   95336          2            11/07/01         00
    0413240797                           05           01/01/02          0
    0413240797                           O            12/01/31
    0


    6640062          E22/G02             F          146,250.00         ZZ
                                         360        146,250.00          1
1


                                       7.875          1,060.41         75
                                       7.625          1,060.41
    MANTECA          CA   95336          5            11/07/01         00
    0413240847                           05           01/01/02          0
    0413240847                           N            12/01/31
    0


    6640072          E22/G02             F          328,500.00         ZZ
                                         360        328,500.00          1
                                       6.750          2,130.64         80
                                       6.500          2,130.64
    SCOTTS VALLEY    CA   95066          5            11/07/01         00
    0413247263                           09           01/01/02          0
    0413247263                           O            12/01/31
    0


    6640080          E22/G02             F          140,000.00         ZZ
                                         360        140,000.00          1
                                       7.500            978.90         80
                                       7.250            978.90
    COMPTON          CA   90220          1            11/05/01         00
    0413250291                           05           01/01/02          0
    0413250291                           O            12/01/31
    0


    6640094          E22/G02             F          193,600.00         ZZ
                                         360        193,600.00          1
                                       7.625          1,370.29         80
                                       7.375          1,370.29
    EUFAULA          AL   36027          2            11/13/01         00
    0413257338                           05           01/01/02          0
    0413257338                           O            12/01/31
    0


    6640112          E22/G02             F          202,400.00         ZZ
                                         360        202,400.00          1
                                       6.875          1,329.62         80
                                       6.625          1,329.62
    CITRUS HEIGHTS   CA   95621          5            11/14/01         00
    0413269481                           05           01/01/02          0
    0413269481                           O            12/01/31
    0


    6640116          E22/G02             F          412,000.00         ZZ
                                         360        412,000.00          1
                                       7.000          2,741.05         69
                                       6.750          2,741.05
    BEND             OR   97701          5            11/14/01         00
    0413270869                           05           01/01/02          0
1


    0413270869                           O            12/01/31
    0


    6640140          E22/G02             F           92,900.00         ZZ
                                         360         92,900.00          1
                                       6.375            579.58         74
                                       6.125            579.58
    CANBY            OR   97013          2            11/08/01         00
    0413287624                           05           01/01/02          0
    0413287624                           N            12/01/31
    0


    6640158          E22/G02             F          388,000.00         ZZ
                                         360        388,000.00          1
                                       6.500          2,452.42         80
                                       6.250          2,452.42
    GILROY           CA   95020          5            11/14/01         00
    0413296088                           05           01/01/02          0
    0413296088                           O            12/01/31
    0


    6640160          E22/G02             F          275,000.00         ZZ
                                         360        275,000.00          1
                                       6.625          1,760.86         70
                                       6.375          1,760.86
    VISTA            CA   92084          5            11/13/01         00
    0413302373                           05           01/01/02          0
    0413302373                           O            12/01/31
    0


    6640162          E22/G02             F          160,000.00         ZZ
                                         360        160,000.00          1
                                       7.875          1,160.11         80
                                       7.625          1,160.11
    BOISE            ID   83706          1            11/15/01         00
    0413304882                           01           01/01/02          0
    0413304882                           N            12/01/31
    0


    6640460          E82/G02             F          101,000.00         ZZ
                                         360        101,000.00          1
                                       7.750            723.58         44
                                       7.500            723.58
    SIMI VALLEY      CA   93065          2            11/19/01         00
    0400491833                           05           01/01/02          0
    3527924                              N            12/01/31
    0


1


    6640474          E82/G02             F          250,000.00         ZZ
                                         360        250,000.00          1
                                       6.375          1,559.67         79
                                       6.125          1,559.67
    ALPHARETTA       GA   30022          2            11/16/01         00
    0400516381                           05           01/01/02          0
    1802397                              O            12/01/31
    0


    6640544          E82/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
                                       7.000          1,330.60         80
                                       6.750          1,330.60
    WESTON           FL   33327          2            11/16/01         00
    0400517538                           03           01/01/02          0
    0400517538                           O            12/01/31
    0


    6640582          E82/G02             F          155,700.00         ZZ
                                         360        155,700.00          1
                                       6.875          1,022.84         63
                                       6.625          1,022.84
    DENVER           CO   80206          2            11/12/01         00
    0400508008                           05           01/01/02          0
    1964733                              O            12/01/31
    0


    6640584          E82/G02             F          157,800.00         ZZ
                                         360        157,800.00          4
                                       8.000          1,157.88         61
                                       7.750          1,157.88
    EXETER           NH   03833          5            11/16/01         00
    0400509733                           05           01/01/02          0
    0400509733                           N            12/01/31
    0


    6640606          E82/G02             F          485,000.00         ZZ
                                         360        485,000.00          1
                                       6.875          3,186.10         72
                                       6.625          3,186.10
    MODESTO          CA   95356          5            11/16/01         00
    0400513156                           05           01/01/02          0
    1549678                              O            12/01/31
    0


    6642120          G75/G75             F          344,000.00         ZZ
                                         360        335,682.18          1
                                       8.000          2,524.16         80
                                       7.750          2,524.16
1


    HILTON HEAD ISL  SC   29926          1            10/29/01         00
    04436742                             03           12/01/01          0
    04436742                             N            11/01/31
    0


    6642122          G75/G75             F           90,000.00         ZZ
                                         360         89,933.20          4
                                       7.500            629.30         90
                                       7.250            629.30
    WASHINGTON       DC   20002          1            10/18/01         10
    04473586                             05           12/01/01         25
    04473586                             O            11/01/31
    0


    6642124          G75/G75             F          260,000.00         ZZ
                                         360        259,776.14          1
                                       6.750          1,686.36         80
                                       6.500          1,686.36
    HERNDON          VA   20170          1            10/31/01         00
    04492132                             03           12/01/01          0
    04492132                             O            11/01/31
    0


    6642126          G75/G75             F          218,250.00         ZZ
                                         360        218,071.09          1
                                       7.000          1,452.03         80
                                       6.750          1,452.03
    WEST BRADFORD T  PA   19335          1            10/30/01         00
    04353556                             03           12/01/01          0
    04353556                             O            11/01/31
    0


    6642128          G75/G75             F          380,550.00         ZZ
                                         360        380,238.06          1
                                       7.000          2,531.81         89
                                       6.750          2,531.81
    WASHINGTON       DC   20016          5            10/19/01         10
    04479297                             05           12/01/01         12
    04479297                             O            11/01/31
    0


    6642132          G75/G75             F          300,000.00         ZZ
                                         360        299,765.97          1
                                       7.250          2,046.53         80
                                       7.000          2,046.53
    READINGTON       NJ   08853          1            10/29/01         00
    04400735                             05           12/01/01          0
    04400735                             O            11/01/31
    0
1




    6642134          G75/G75             F           90,000.00         ZZ
                                         360         90,000.00          4
                                       8.000            660.39         90
                                       7.750            660.39
    PENNSAUKEN       NJ   08110          1            11/01/01         14
    04513176                             05           01/01/02         30
    04513176                             N            12/01/31
    0


    6642136          G75/G75             F          228,000.00         ZZ
                                         360        227,813.11          1
                                       7.000          1,516.89         80
                                       6.750          1,516.89
    ANNANDALE        VA   22003          1            11/01/01         00
    04514368                             05           12/01/01          0
    04514368                             O            11/01/31
    0


    6642138          G75/G75             F          600,000.00         T
                                         360        599,576.52          1
                                       7.750          4,298.48         47
                                       7.500          4,298.48
    CHICAGO          IL   60611          1            11/05/01         00
    04480480                             06           12/01/01          0
    04480480                             O            11/01/31
    0


    6653924          676/G02             F          510,000.00         ZZ
                                         360        509,611.92          1
                                       7.375          3,522.45         69
                                       7.125          3,522.45
    KAILUA           HI   96734          2            10/02/01         00
    0433419025                           05           12/01/01          0
    6001451540                           O            11/01/31
    0


    6654634          405/405             F          526,000.00         ZZ
                                         360        525,547.12          1
                                       6.750          3,411.63         75
                                       6.500          3,411.63
    MC LEAN          VA   22101          5            10/26/01         00
    0017844689                           05           12/01/01          0
    0017844689                           O            11/01/31
    0


    6654666          405/405             F          650,000.00         ZZ
                                         360        649,453.92          1
1


                                       6.875          4,270.04         74
                                       6.500          4,270.04
    WALNUT CREEK     CA   94596          1            10/18/01         00
    0019957323                           03           12/01/01          0
    0019957323                           O            11/01/31
    0


    6661058          E22/G02             F          348,000.00         ZZ
                                         360        348,000.00          1
                                       7.500          2,433.27         80
                                       7.250          2,433.27
    SAN ANTONIO      TX   78258          2            11/16/01         00
    0413093790                           03           01/01/02          0
    0413093790                           O            12/01/31
    0


    6661078          E22/G02             F          261,000.00         ZZ
                                         360        261,000.00          4
                                       7.500          1,824.95         90
                                       7.250          1,824.95
    MIAMI BEACH      FL   33141          1            11/20/01         01
    0413157157                           05           01/01/02         25
    0413157157                           O            12/01/31
    0


    6661080          E22/G02             F          420,000.00         ZZ
                                         360        420,000.00          1
                                       7.125          2,829.62         73
                                       6.875          2,829.62
    PESCADERO        CA   94060          5            11/07/01         00
    0413161126                           05           01/01/02          0
    0413161126                           O            12/01/31
    0


    6661116          E22/G02             F          230,000.00         ZZ
                                         360        230,000.00          2
                                       7.375          1,588.55         80
                                       7.125          1,588.55
    BROOKLYN         NY   11225          2            11/16/01         00
    0413196163                           05           01/01/02          0
    0413196163                           O            12/01/31
    0


    6661132          E22/G02             F          560,000.00         ZZ
                                         360        560,000.00          1
                                       7.625          3,963.64         70
                                       7.375          3,963.64
    KIHEI            HI   96753          5            11/14/01         00
    0413204447                           05           01/01/02          0
1


    0413204447                           O            12/01/31
    0


    6661256          E22/G02             F          141,300.00         ZZ
                                         360        141,300.00          3
                                       7.875          1,024.52         90
                                       7.625          1,024.52
    CHICAGO          IL   60612          5            11/16/01         04
    0413276882                           05           01/01/02         25
    0413276882                           O            12/01/31
    0


    6661282          E22/G02             F          151,200.00         ZZ
                                         360        151,200.00          1
                                       6.750            980.68         80
                                       6.500            980.68
    ANTELOPE         CA   95843          5            11/15/01         00
    0413288788                           05           01/01/02          0
    0413288788                           O            12/01/31
    0


    6661290          E22/G02             F          324,000.00         ZZ
                                         360        324,000.00          1
                                       6.625          2,074.61         80
                                       6.375          2,074.61
    GARLAND          TX   75044          2            11/14/01         00
    0413290479                           03           01/01/02          0
    0413290479                           O            12/01/31
    0


    6661292          E22/G02             F          234,000.00         ZZ
                                         360        234,000.00          1
                                       7.375          1,616.18         90
                                       7.125          1,616.18
    MIAMI            FL   33175          1            11/21/01         04
    0413290552                           05           01/01/02         30
    0413290552                           O            12/01/31
    0


    6661322          E22/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       8.000          2,935.06         60
                                       7.750          2,935.06
    HOUSTON          TX   77024          5            11/21/01         00
    0413313511                           03           01/01/02          0
    0413313511                           N            12/01/31
    0


1


    6661326          E22/G02             F          157,500.00         ZZ
                                         360        157,500.00          1
                                       7.500          1,101.26         90
                                       7.250          1,101.26
    WINDSOR TOWNSHI  MI   48821          1            11/21/01         11
    0413315631                           05           01/01/02         30
    0413315631                           O            12/01/31
    0


    6661336          E22/G02             F           75,000.00         ZZ
                                         360         75,000.00          1
                                       7.250            511.63         66
                                       7.000            511.63
    CORAL SPRINGS    FL   33076          1            11/21/01         00
    0413330366                           09           01/01/02          0
    0413330366                           N            12/01/31
    0


    6661338          E22/G02             F          113,310.00         ZZ
                                         360        113,310.00          4
                                       7.250            772.97         90
                                       7.000            772.97
    BARRE            VT   05641          1            11/21/01         04
    0413335696                           05           01/01/02         25
    0413335696                           N            12/01/31
    0


    6663994          E23/G02             F          399,900.00         ZZ
                                         360        399,900.00          1
                                       6.750          2,593.74         69
                                       6.500          2,593.74
    ROWLAND HEIGHTS  CA   91748          1            11/14/01         00
    0433390507                           03           01/01/02          0
    51009513                             O            12/01/31
    0


    6670360          E86/G02             F          360,992.00         ZZ
                                         360        360,767.62          1
                                       8.375          2,743.80         80
                                       8.125          2,743.80
    FAIRFAX          VA   22033          1            10/24/01         00
    0433415650                           09           12/01/01          0
    0000136703                           N            11/01/31
    0


    6677746          642/G02             F          107,500.00         ZZ
                                         360        107,500.00          1
                                       7.875            779.45         83
                                       7.625            779.45
1


    ALAMOSA          CO   81101          2            11/20/01         10
    0433404811                           05           01/01/02         12
    11125401                             O            12/01/31
    0


    6683410          E22/G02             F           98,100.00         ZZ
                                         360         98,100.00          1
                                       7.750            702.80         90
                                       7.500            702.80
    SALEM            OR   97306          2            11/05/01         04
    0412963191                           05           01/01/02         30
    0412963191                           N            12/01/31
    0


    6683416          E22/G02             F          231,200.00         ZZ
                                         360        230,880.74          1
                                       7.875          1,676.36         80
                                       7.625          1,676.36
    BIG PINE KEY     FL   33043          1            09/19/01         00
    0413013129                           05           11/01/01          0
    0413013129                           O            10/01/31
    0


    6683426          E22/G02             F          172,800.00         ZZ
                                         360        172,800.00          1
                                       7.250          1,178.80         90
                                       7.000          1,178.80
    PASO ROBLES      CA   93446          1            11/17/01         01
    0413103177                           05           01/01/02         25
    0413103177                           N            12/01/31
    0


    6683432          E22/G02             F          259,250.00         ZZ
                                         360        259,250.00          1
                                       6.875          1,703.09         85
                                       6.625          1,703.09
    KEY WEST         FL   33040          5            11/12/01         01
    0413104464                           05           01/01/02         12
    0413104464                           O            12/01/31
    0


    6683440          E22/G02             F           50,550.00         ZZ
                                         360         50,550.00          1
                                       7.625            357.79         75
                                       7.375            357.79
    MARIANNA         AR   72360          1            11/26/01         00
    0413135666                           05           01/01/02          0
    0413135666                           O            12/01/31
    0
1




    6683462          E22/G02             F          600,000.00         ZZ
                                         360        600,000.00          1
                                       6.875          3,941.57         58
                                       6.625          3,941.57
    LIGHTHOUSE POIN  FL   33064          1            11/26/01         00
    0413166653                           05           01/01/02          0
    0413166653                           O            12/01/31
    0


    6683476          E22/G02             F          504,000.00         ZZ
                                         360        504,000.00          1
                                       7.875          3,654.35         74
                                       7.625          3,654.35
    WEST BLOOMFIELD  MI   48322          5            11/20/01         00
    0413188426                           03           01/01/02          0
    0413188426                           O            12/01/31
    0


    6683512          E22/G02             F          383,400.00         ZZ
                                         360        383,400.00          1
                                       6.750          2,486.73         90
                                       6.500          2,486.73
    BALDWIN          NY   11510          5            11/19/01         01
    0413229303                           05           01/01/02         25
    0413229303                           O            12/01/31
    0


    6683514          E22/G02             F          326,000.00         ZZ
                                         360        326,000.00          1
                                       6.875          2,141.59         80
                                       6.625          2,141.59
    SALINAS          CA   93906          5            11/15/01         00
    0413230301                           05           01/01/02          0
    0413230301                           O            12/01/31
    0


    6683542          E22/G02             F          227,000.00         ZZ
                                         360        227,000.00          1
                                       6.750          1,472.32         80
                                       6.500          1,472.32
    SAMMAMISH        WA   98075          2            11/13/01         00
    0413237777                           03           01/01/02          0
    0413237777                           O            12/01/31
    0


    6683550          E22/G02             F          131,000.00         ZZ
                                         360        131,000.00          1
1


                                       7.625            927.21         80
                                       7.375            927.21
    LOXAHATCHEE      FL   33470          5            11/19/01         00
    0413241761                           05           01/01/02          0
    0413241761                           O            12/01/31
    0


    6683552          E22/G02             F          235,600.00         ZZ
                                         360        235,600.00          1
                                       6.750          1,528.10         80
                                       6.500          1,528.10
    ANTIOCH          CA   94531          5            11/08/01         00
    0413241910                           05           01/01/02          0
    0413241910                           O            12/01/31
    0


    6683616          E22/G02             F          187,500.00         ZZ
                                         360        187,500.00          1
                                       7.125          1,263.22         79
                                       6.875          1,263.22
    LINDENHURST      NY   11757          2            11/20/01         00
    0413272394                           05           01/01/02          0
    0413272394                           O            12/01/31
    0


    6683628          E22/G02             F          650,000.00         ZZ
                                         360        650,000.00          1
                                       6.750          4,215.89         62
                                       6.500          4,215.89
    PALOS VERDES ES  CA   90274          5            11/12/01         00
    0413278730                           05           01/01/02          0
    0413278730                           O            12/01/31
    0


    6683630          E22/G02             F          236,000.00         ZZ
                                         360        236,000.00          1
                                       7.375          1,629.99         80
                                       7.125          1,629.99
    HAYWARD          CA   94541          2            11/12/01         00
    0413278748                           05           01/01/02          0
    0413278748                           O            12/01/31
    0


    6683638          E22/G02             F          199,750.00         ZZ
                                         360        199,750.00          1
                                       7.750          1,431.03         85
                                       7.500          1,431.03
    LOMBARD          IL   60148          5            11/19/01         04
    0413283284                           05           01/01/02         12
1


    0413283284                           O            12/01/31
    0


    6683648          E22/G02             F          116,800.00         ZZ
                                         360        116,800.00          1
                                       7.125            786.90         78
                                       6.875            786.90
    MAGNA            UT   84044          2            11/08/01         00
    0413285941                           05           01/01/02          0
    0413285941                           O            12/01/31
    0


    6683654          E22/G02             F          440,000.00         ZZ
                                         360        440,000.00          1
                                       7.000          2,927.33         80
                                       6.750          2,927.33
    HILLSBORO        MO   63050          5            11/16/01         00
    0413287582                           05           01/01/02          0
    0413287582                           O            12/01/31
    0


    6683656          E22/G02             F          136,050.00         ZZ
                                         360        136,050.00          1
                                       7.875            986.46         95
                                       7.625            986.46
    CHARLOTTE        NC   28213          1            11/13/01         01
    0413289760                           03           01/01/02         35
    0413289760                           O            12/01/31
    0


    6683664          E22/G02             F          158,400.00         ZZ
                                         360        158,400.00          1
                                       7.500          1,107.56         80
                                       7.250          1,107.56
    PALM BEACH GARD  FL   33418          5            11/19/01         00
    0413291907                           05           01/01/02          0
    0413291907                           O            12/01/31
    0


    6683676          E22/G02             F          250,000.00         ZZ
                                         360        250,000.00          1
                                       6.625          1,600.78         53
                                       6.375          1,600.78
    ST CLAIR SHORES  MI   48080          5            11/19/01         00
    0413304486                           05           01/01/02          0
    0413304486                           O            12/01/31
    0


1


    6683684          E22/G02             F          392,000.00         ZZ
                                         360        392,000.00          1
                                       7.000          2,607.99         80
                                       6.750          2,607.99
    LINDON           UT   84042          5            11/15/01         00
    0413311812                           05           01/01/02          0
    0413311812                           O            12/01/31
    0


    6683698          E22/G02             F          183,350.00         ZZ
                                         360        183,350.00          1
                                       7.250          1,250.77         95
                                       7.000          1,250.77
    HIALEAH          FL   33014          1            11/26/01         01
    0413325499                           05           01/01/02         35
    0413325499                           O            12/01/31
    0


    6685016          313/G02             F          194,400.00         ZZ
                                         360        194,262.79          1
                                       7.750          1,392.71         90
                                       7.500          1,392.71
    ORLAND PARK      IL   60462          1            11/01/01         01
    0433418258                           05           12/01/01         25
    316691                               O            11/01/31
    0


    6707182          E22/G02             F          220,000.00         ZZ
                                         360        220,000.00          1
                                       7.000          1,463.67         80
                                       6.750          1,463.67
    DALLAS           TX   75219          2            11/13/01         00
    0413104142                           06           01/01/02          0
    0413104142                           O            12/01/31
    0


    6707202          E22/G02             F          210,500.00         ZZ
                                         360        210,500.00          1
                                       6.875          1,382.84         66
                                       6.625          1,382.84
    PLANO            TX   75093          5            11/20/01         00
    0413148412                           03           01/01/02          0
    0413148412                           O            12/01/31
    0


    6707234          E22/G02             F          416,000.00         ZZ
                                         360        416,000.00          1
                                       7.250          2,837.85         80
                                       7.000          2,837.85
1


    SANTA ROSA       CA   95403          5            11/15/01         00
    0413196551                           03           01/01/02          0
    0413196551                           O            12/01/31
    0


    6707236          E22/G02             F          100,800.00         ZZ
                                         360        100,800.00          2
                                       7.875            730.87         90
                                       7.625            730.87
    MIAMI            FL   33161          1            11/27/01         04
    0413197765                           05           01/01/02         25
    0413197765                           N            12/01/31
    0


    6707238          E22/G02             F          183,000.00         ZZ
                                         360        183,000.00          1
                                       7.250          1,248.38         88
                                       7.000          1,248.38
    TACOMA           WA   98405          2            11/15/01         01
    0413200254                           05           01/01/02         25
    0413200254                           O            12/01/31
    0


    6707250          E22/G02             F          211,500.00         ZZ
                                         360        211,500.00          4
                                       8.000          1,551.91         90
                                       7.750          1,551.91
    FALLON           NV   89406          2            11/12/01         01
    0413208927                           05           01/01/02         25
    0413208927                           N            12/01/31
    0


    6707262          E22/G02             F          139,500.00         ZZ
                                         360        139,500.00          1
                                       6.875            916.42         76
                                       6.625            916.42
    PARKER           CO   80138          2            11/16/01         00
    0413217399                           05           01/01/02          0
    0413217399                           O            12/01/31
    0


    6707280          E22/G02             F          273,600.00         ZZ
                                         360        273,600.00          1
                                       7.000          1,820.27         80
                                       6.750          1,820.27
    SAN DIEGO        CA   92124          5            11/20/01         00
    0413233719                           03           01/01/02          0
    0413233719                           O            12/01/31
    0
1




    6707296          E22/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
                                       7.250          1,227.92         67
                                       7.000          1,227.92
    LAGO VISTA       TX   78645          5            11/21/01         00
    0413243882                           05           01/01/02          0
    0413243882                           O            12/01/31
    0


    6707298          E22/G02             F          275,000.00         ZZ
                                         360        275,000.00          1
                                       8.000          2,017.85         76
                                       7.750          2,017.85
    KANSAS CITY      MO   64113          5            11/19/01         00
    0413244351                           05           01/01/02          0
    0413244351                           O            12/01/31
    0


    6707332          E22/G02             F          152,000.00         ZZ
                                         360        152,000.00          1
                                       6.500            960.74         80
                                       6.250            960.74
    CARSON CITY      NV   89701          1            11/19/01         00
    0413255720                           05           01/01/02          0
    0413255720                           O            12/01/31
    0


    6707340          E22/G02             F          129,600.00         ZZ
                                         360        129,600.00          1
                                       6.750            840.58         71
                                       6.500            840.58
    EUGENE           OR   97404          1            11/19/01         00
    0413261835                           05           01/01/02          0
    0413261835                           O            12/01/31
    0


    6707360          E22/G02             F          132,000.00         ZZ
                                         360        132,000.00          1
                                       7.500            922.96         80
                                       7.250            922.96
    TEMPERANCE       MI   48182          5            11/21/01         00
    0413268855                           05           01/01/02          0
    0413268855                           O            12/01/31
    0


    6707382          E22/G02             F          204,350.00         ZZ
                                         360        204,350.00          1
1


                                       7.500          1,428.84         67
                                       7.250          1,428.84
    FORT COLLINS     CO   80528          5            11/21/01         00
    0413276981                           03           01/01/02          0
    0413276981                           O            12/01/31
    0


    6707396          E22/G02             F          274,800.00         ZZ
                                         360        274,800.00          1
                                       7.250          1,874.62         53
                                       7.000          1,874.62
    ARLINGTON        TX   76013          5            11/21/01         00
    0413283078                           05           01/01/02          0
    0413283078                           O            12/01/31
    0


    6707434          E22/G02             F          189,500.00         ZZ
                                         360        189,500.00          1
                                       7.875          1,374.01         73
                                       7.625          1,374.01
    HOUSTON          TX   77007          5            11/21/01         00
    0413307349                           05           01/01/02          0
    0413307349                           O            12/01/31
    0


    6707468          E22/G02             F           68,850.00         ZZ
                                         360         68,850.00          1
                                       8.125            511.21         95
                                       7.875            511.21
    WEST PALM BEACH  FL   33409          1            11/27/01         01
    0413331281                           05           01/01/02         30
    0413331281                           O            12/01/31
    0


    6715124          U05/G02             F          407,500.00         ZZ
                                         360        407,500.00          1
                                       7.000          2,711.11         78
                                       6.750          2,711.11
    GLENNVIEW        IL   60025          2            11/14/01         00
    0433404100                           05           01/01/02          0
    3178086                              O            12/01/31
    0


    6717150          H47/G02             F          370,179.00         ZZ
                                         360        370,179.00          1
                                       8.375          2,813.63         75
                                       8.125          2,813.63
    BROOMFIELD       CO   80020          1            11/30/01         00
    0433415064                           05           01/01/02          0
1


    1621195740                           N            12/01/31
    0


    6717828          964/G02             F          230,300.00         ZZ
                                         360        230,300.00          1
                                       7.500          1,610.29         80
                                       7.250          1,610.29
    COSTA MESA       CA   92627          1            11/15/01         00
    0433391398                           01           01/01/02          0
    164253                               O            12/01/31
    0


    6731278          E82/G02             F          128,000.00         ZZ
                                         360        128,000.00          1
                                       6.750            830.21         78
                                       6.500            830.21
    LIVERPOOL        NY   13090          5            11/21/01         00
    0400530077                           05           01/01/02          0
    0400530077                           O            12/01/31
    0


    6732530          E22/G02             F          280,000.00         ZZ
                                         360        280,000.00          1
                                       8.000          2,054.54         80
                                       7.750          2,054.54
    CARSON CITY      NV   89701          5            11/15/01         00
    0413009580                           05           01/01/02          0
    0413009580                           O            12/01/31
    0


    6732546          E22/G02             F           96,000.00         ZZ
                                         360         95,937.20          1
                                       8.125            712.80         80
                                       7.875            712.80
    MADISON HEIGHTS  MI   48071          1            10/05/01         00
    0413077520                           05           12/01/01          0
    0413077520                           N            11/01/31
    0


    6732568          E22/G02             F           50,000.00         ZZ
                                         360         50,000.00          2
                                       8.250            375.63         90
                                       8.000            375.63
    GRAND RAPIDS     MI   49507          1            11/28/01         01
    0413168642                           05           01/01/02         25
    0413168642                           N            12/01/31
    0


1


    6732628          E22/G02             F          135,000.00         ZZ
                                         360        135,000.00          2
                                       7.500            943.94         85
                                       7.250            943.94
    CRANSTON         RI   02920          5            11/23/01         04
    0413246000                           05           01/01/02         12
    0413246000                           O            12/01/31
    0


    6732634          E22/G02             F          163,500.00         ZZ
                                         360        163,500.00          1
                                       6.500          1,033.43         80
                                       6.250          1,033.43
    AURORA           CO   80015          2            11/12/01         00
    0413249046                           05           01/01/02          0
    0413249046                           O            12/01/31
    0


    6732654          E22/G02             F          170,000.00         ZZ
                                         360        170,000.00          1
                                       7.375          1,174.15         50
                                       7.125          1,174.15
    GLADE PARK       CO   81523          5            11/15/01         00
    0413271636                           05           01/01/02          0
    0413271636                           O            12/01/31
    0


    6732656          E22/G02             F          344,000.00         ZZ
                                         360        344,000.00          2
                                       8.000          2,524.15         80
                                       7.750          2,524.15
    CORONA           NY   11368          1            11/28/01         00
    0413276239                           05           01/01/02          0
    0413276239                           O            12/01/31
    0


    6732690          E22/G02             F          174,600.00         T
                                         360        174,600.00          1
                                       8.250          1,311.71         90
                                       8.000          1,311.71
    GOLETA           CA   93117          1            11/20/01         04
    0413303033                           01           01/01/02         25
    0413303033                           O            12/01/31
    0


    6732734          E22/G02             F           75,000.00         ZZ
                                         360         75,000.00          1
                                       7.875            543.80         66
                                       7.625            543.80
1


    CHELSEA          AL   35043          2            11/28/01         00
    0413358920                           05           01/01/02          0
    0413358920                           N            12/01/31
    0


    6737436          F19/G02             F          353,600.00         ZZ
                                         360        353,600.00          1
                                       7.000          2,352.51         80
                                       6.750          2,352.51
    WATSONVILLE      CA   95076          1            11/15/01         00
    0433412749                           05           01/01/02          0
    743432                               O            12/01/31
    0


    6750592          E76/G02             F          252,000.00         ZZ
                                         360        252,000.00          1
                                       7.000          1,676.56         80
                                       6.750          1,676.56
    TEMPE            AZ   85284          5            11/20/01         00
    0433412806                           05           01/01/02          0
    10009918                             O            12/01/31
    0


    6752056          E22/G02             F          256,000.00         ZZ
                                         360        256,000.00          4
                                       7.625          1,811.95         80
                                       7.375          1,811.95
    INGLEWOOD        CA   90301          2            11/16/01         00
    0413119314                           05           01/01/02          0
    0413119314                           O            12/01/31
    0


    6752094          E22/G02             F          422,000.00         ZZ
                                         360        422,000.00          1
                                       7.000          2,807.58         72
                                       6.750          2,807.58
    WOODLAND HILLS   CA   91364          5            11/16/01         00
    0413212838                           05           01/01/02          0
    0413212838                           O            12/01/31
    0


    6752104          E22/G02             F          650,000.00         ZZ
                                         360        650,000.00          1
                                       7.125          4,379.17         69
                                       6.875          4,379.17
    CASTRO VALLEY    CA   94546          5            11/20/01         00
    0413219866                           05           01/01/02          0
    0413219866                           O            12/01/31
    0
1




    6752122          E22/G02             F           74,000.00         ZZ
                                         360         74,000.00          1
                                       7.500            517.42         80
                                       7.250            517.42
    COTTAGE GROVE    OR   97424          1            11/21/01         00
    0413255001                           27           01/01/02          0
    0413255001                           O            12/01/31
    0


    6752140          E22/G02             F          128,000.00         ZZ
                                         360        128,000.00          1
                                       7.250            873.19         80
                                       7.000            873.19
    MCCALL           ID   83638          1            11/21/01         00
    0413269440                           05           01/01/02          0
    0413269440                           O            12/01/31
    0


    6752170          E22/G02             F          144,000.00         ZZ
                                         360        144,000.00          1
                                       6.875            945.98         69
                                       6.625            945.98
    LOMPOC           CA   93436          5            11/15/01         00
    0413295395                           05           01/01/02          0
    0413295395                           O            12/01/31
    0


    6752220          E22/G02             F           30,400.00         ZZ
                                         360         30,400.00          1
                                       8.875            241.88         80
                                       8.625            241.88
    PONTIAC          MI   48341          1            11/29/01         00
    0413339615                           05           01/01/02          0
    0413339615                           N            12/01/31
    0


    6770104          E22/G02             F          355,500.00         ZZ
                                         360        355,500.00          1
                                       6.750          2,305.77         79
                                       6.500          2,305.77
    BREA             CA   92821          5            11/19/01         00
    0413147299                           05           01/01/02          0
    0413147299                           O            12/01/31
    0


    6770246          E22/G02             F          161,000.00         ZZ
                                         360        161,000.00          1
1


                                       7.625          1,139.55         65
                                       7.375          1,139.55
    CARSON CITY      NV   89701          2            11/15/01         00
    0413260894                           05           01/01/02          0
    0413260894                           N            12/01/31
    0


    6770300          E22/G02             F           81,600.00         ZZ
                                         360         81,600.00          1
                                       7.125            549.75         80
                                       6.875            549.75
    BOISE            ID   83714          2            11/20/01         00
    0413277641                           05           01/01/02          0
    0413277641                           N            12/01/31
    0


    6770504          E22/G02             F           80,000.00         ZZ
                                         360         80,000.00          1
                                       7.625            566.23         59
                                       7.375            566.23
    ARLINGTON        TX   76017          1            11/30/01         00
    0413352212                           05           01/01/02          0
    0413352212                           N            12/01/31
    0


    6793226          E22/G02             F          268,000.00         ZZ
                                         360        268,000.00          1
                                       7.000          1,783.01         71
                                       6.750          1,783.01
    SAN JOSE         CA   95122          5            11/09/01         00
    0413025578                           05           01/01/02          0
    0413025578                           O            12/01/31
    0


    6793260          E22/G02             F          113,450.00         ZZ
                                         360        113,450.00          2
                                       7.875            822.59         78
                                       7.625            822.59
    TACOMA           WA   98409          2            11/26/01         00
    0413163262                           05           01/01/02          0
    0413163262                           N            12/01/31
    0


    6793264          E22/G02             F          280,000.00         ZZ
                                         360        280,000.00          1
                                       7.250          1,910.09         80
                                       7.000          1,910.09
    HOUSTON          TX   77025          5            11/27/01         00
    0413171141                           05           01/01/02          0
1


    0413171141                           O            12/01/31
    0


    6793280          E22/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
                                       7.250          1,227.92         79
                                       7.000          1,227.92
    PLANO            TX   75075          5            11/21/01         00
    0413187584                           05           01/01/02          0
    0413187584                           O            12/01/31
    0


    6793306          E22/G02             F           89,500.00         ZZ
                                         360         89,500.00          1
                                       7.875            648.94         73
                                       7.625            648.94
    COLORADO SPRING  CO   80907          2            11/27/01         00
    0413212499                           05           01/01/02          0
    0413212499                           N            12/01/31
    0


    6793312          E22/G02             F          195,000.00         ZZ
                                         360        195,000.00          1
                                       6.875          1,281.01         75
                                       6.625          1,281.01
    ALPINE           CA   91901          5            11/06/01         00
    0413219650                           05           01/01/02          0
    0413219650                           O            12/01/31
    0


    6793326          E22/G02             F          279,900.00         ZZ
                                         360        279,900.00          1
                                       7.875          2,029.47         90
                                       7.625          2,029.47
    LAGUNA NIGUEL    CA   92677          2            11/26/01         11
    0413244146                           01           01/01/02         25
    0413244146                           O            12/01/31
    0


    6793444          E22/G02             F          260,000.00         ZZ
                                         360        260,000.00          1
                                       6.625          1,664.81         80
                                       6.375          1,664.81
    SACRAMENTO       CA   95835          5            11/21/01         00
    0413281593                           03           01/01/02          0
    0413281593                           O            12/01/31
    0


1


    6793508          E22/G02             F          419,000.00         ZZ
                                         360        419,000.00          1
                                       7.125          2,822.88         80
                                       6.875          2,822.88
    ROUND ROCK       TX   78664          1            11/27/01         00
    0413325622                           03           01/01/02          0
    0413325622                           O            12/01/31
    0


    6802030          E82/G02             F          131,600.00         ZZ
                                         360        131,600.00          1
                                       7.375            908.93         78
                                       7.125            908.93
    MIAMI            FL   33131          2            11/27/01         00
    0400506028                           06           01/01/02          0
    0400506028                           O            12/01/31
    0


    6813292          E22/G02             F          268,000.00         ZZ
                                         360        268,000.00          1
                                       7.500          1,873.89         80
                                       7.250          1,873.89
    KELLER           TX   76248          1            12/03/01         00
    0413284829                           03           01/01/02          0
    0413284829                           N            12/01/31
    0


    6813370          E22/G02             F          136,800.00         ZZ
                                         360        136,800.00          1
                                       7.875            991.89         85
                                       7.625            991.89
    SPANISH FORT     AL   36527          2            11/29/01         01
    0413347485                           05           01/01/02         25
    0413347485                           O            12/01/31
    0


    6836508          E22/G02             F          234,400.00         ZZ
                                         360        234,400.00          1
                                       7.500          1,638.96         80
                                       7.250          1,638.96
    NEWARK           CA   94560          1            11/21/01         00
    0413329384                           01           01/01/02          0
    0413329384                           O            12/01/31
    0


    6836858          E82/G02             F          213,800.00         ZZ
                                         360        213,800.00          1
                                       7.375          1,476.66         80
                                       7.125          1,476.66
1


    ST. MARYS POINT  MN   55043          2            12/03/01         00
    0400512695                           05           01/01/02          0
    3225624                              O            12/01/31
    0

   TOTAL NUMBER OF LOANS   :      1,797

   TOTAL ORIGINAL BALANCE  :   371,621,880.00

   TOTAL PRINCIPAL BALANCE :   370,961,860.55

   TOTAL ORIGINAL P+I      :     2,574,998.37

   TOTAL CURRENT P+I       :     2,574,998.37


                             ***************************
                             *      END OF REPORT      *
                             ***************************

                                   EXHIBIT TWO

                         SCHEDULE OF DISCOUNT FRACTIONS

Loan Number     Current Balance Net Mortgage Rate Discount Fraction PO Balance
6433240 "$213,536.84 "  0.0572  0.12    "$25,624.42 "
6380116 "$200,000.00 "  0.06095 0.062307692     "$12,461.54 "
5801074 "$107,776.46 "  0.06095 0.062307692     "$6,715.30 "
6008264 "$408,371.41 "  0.06095 0.062307692     "$25,444.68 "
6205618 "$190,000.00 "  0.06095 0.062307692     "$11,838.46 "
6376250 "$158,400.00 "  0.06095 0.062307692     "$9,869.54 "
6376756 "$266,552.90 "  0.06095 0.062307692     "$16,608.30 "
6514228 "$143,000.00 "  0.06095 0.062307692     "$8,910.00 "
6604588 "$81,200.00 "   0.06095 0.062307692     "$5,059.38 "
6640140 "$92,900.00 "   0.06095 0.062307692     "$5,788.38 "
6640474 "$250,000.00 "  0.06095 0.062307692     "$15,576.92 "
5896058 "$231,285.58 "  0.06095 0.062307692     "$14,410.87 "
6627684 "$228,700.00 "  0.0622  0.043076923     "$9,851.69 "
6213376 "$103,106.71 "  0.0622  0.043076923     "$4,441.52 "
6732634 "$163,500.00 "  0.0622  0.043076923     "$7,043.08 "
6544628 "$592,500.00 "  0.0622  0.043076923     "$25,523.08 "
6121018 "$110,000.00 "  0.0622  0.043076923     "$4,738.46 "
6075072 "$64,482.88 "   0.0622  0.043076923     "$2,777.72 "
6164528 "$315,714.34 "  0.0622  0.043076923     "$13,600.00 "
6707332 "$152,000.00 "  0.0622  0.043076923     "$6,547.69 "
6181102 "$300,000.00 "  0.0622  0.043076923     "$12,923.08 "
6188460 "$199,774.45 "  0.0622  0.043076923     "$8,605.67 "
6319804 "$59,146.49 "   0.0622  0.043076923     "$2,547.85 "
5827932 "$146,867.11 "  0.0622  0.043076923     "$6,326.58 "
6544598 "$138,000.00 "  0.0622  0.043076923     "$5,944.62 "
5841632 "$247,775.80 "  0.0622  0.043076923     "$10,673.42 "
6376248 "$265,000.00 "  0.0622  0.043076923     "$11,415.38 "
5926392 "$251,772.19 "  0.0622  0.043076923     "$10,845.57 "
5730628 "$229,792.07 "  0.0622  0.043076923     "$9,898.74 "
5726491 "$274,751.39 "  0.0622  0.043076923     "$11,835.44 "
6514082 "$477,000.00 "  0.0622  0.043076923     "$20,547.69 "
6460866 "$540,000.00 "  0.0622  0.043076923     "$23,261.54 "
6441780 "$203,000.00 "  0.0622  0.043076923     "$8,744.62 "
5938796 "$95,913.21 "   0.0622  0.043076923     "$4,131.65 "
5949870 "$122,639.04 "  0.0622  0.043076923     "$5,282.91 "
6640158 "$388,000.00 "  0.0622  0.043076923     "$16,713.85 "
5959250 "$207,811.97 "  0.0622  0.043076923     "$8,951.90 "
6408552 "$142,000.00 "  0.0622  0.043076923     "$6,116.92 "
6640028 "$214,050.00 "  0.0622  0.043076923     "$9,220.62 "
6441922 "$131,880.67 "  0.0622  0.043076923     "$5,681.01 "
6376172 "$86,923.24 "   0.06345 0.023846154     "$2,072.79 "
6345104 "$129,885.31 "  0.06345 0.023846154     "$3,097.27 "
6460932 "$396,600.00 "  0.06345 0.023846154     "$9,457.38 "
6345218 "$525,000.00 "  0.06345 0.023846154     "$12,519.23 "
6345224 "$102,909.13 "  0.06345 0.023846154     "$2,453.99 "
6345240 "$343,696.50 "  0.06345 0.023846154     "$8,195.84 "
6376748 "$166,250.00 "  0.06345 0.023846154     "$3,964.42 "
6408508 "$136,000.00 "  0.06345 0.023846154     "$3,243.08 "
6372178 "$424,600.00 "  0.06345 0.023846154     "$10,125.08 "
6203316 "$188,720.00 "  0.06345 0.023846154     "$4,500.25 "
5431516 "$363,528.99 "  0.06345 0.023846154     "$8,668.77 "
5605232 "$294,739.73 "  0.06345 0.023846154     "$7,028.41 "
5773336 "$103,908.25 "  0.06345 0.023846154     "$2,477.81 "
5785334 "$161,314.07 "  0.06345 0.023846154     "$3,846.72 "
5994252 "$165,703.67 "  0.06345 0.023846154     "$3,951.40 "
6056094 "$379,664.74 "  0.06345 0.023846154     "$9,053.54 "
6085012 "$274,757.37 "  0.06345 0.023846154     "$6,551.91 "
6225556 "$275,000.00 "  0.06345 0.023846154     "$6,557.69 "
6142248 "$132,000.00 "  0.06345 0.023846154     "$3,147.69 "
5867804 "$116,796.87 "  0.06345 0.023846154     "$2,785.16 "
6793444 "$260,000.00 "  0.06345 0.023846154     "$6,200.00 "
6376216 "$482,573.86 "  0.06345 0.023846154     "$11,507.53 "
6221010 "$134,880.89 "  0.06345 0.023846154     "$3,216.39 "
6471834 "$352,000.00 "  0.06345 0.023846154     "$8,393.85 "
6277912 "$275,000.00 "  0.06345 0.023846154     "$6,557.69 "
6288286 "$330,000.00 "  0.06345 0.023846154     "$7,869.23 "
6304066 "$500,000.00 "  0.06345 0.023846154     "$11,923.08 "
5830510 "$239,788.25 "  0.06345 0.023846154     "$5,718.03 "
6105634 "$150,000.00 "  0.06345 0.023846154     "$3,576.92 "
6544514 "$247,600.00 "  0.06345 0.023846154     "$5,904.31 "
6565364 "$206,000.00 "  0.06345 0.023846154     "$4,912.31 "
6639930 "$338,700.91 "  0.06345 0.023846154     "$8,076.71 "
6586984 "$283,000.00 "  0.06345 0.023846154     "$6,748.46 "
6542018 "$95,500.00 "   0.06345 0.023846154     "$2,277.31 "
6586892 "$320,000.00 "  0.06345 0.023846154     "$7,630.77 "
6513924 "$165,000.00 "  0.06345 0.023846154     "$3,934.62 "
6604370 "$315,297.00 "  0.06345 0.023846154     "$7,518.62 "
6640160 "$275,000.00 "  0.06345 0.023846154     "$6,557.69 "
6510204 "$363,000.00 "  0.06345 0.023846154     "$8,656.15 "
6565200 "$71,200.00 "   0.06345 0.023846154     "$1,697.85 "
6565214 "$105,600.00 "  0.06345 0.023846154     "$2,518.15 "
6661290 "$324,000.00 "  0.06345 0.023846154     "$7,726.15 "
6565326 "$116,000.00 "  0.06345 0.023846154     "$2,766.15 "
6565322 "$337,300.00 "  0.06345 0.023846154     "$8,043.31 "
6376114 "$145,871.19 "  0.06345 0.023846154     "$3,478.47 "
6683676 "$250,000.00 "  0.06345 0.023846154     "$5,961.54 "
6566908 "$224,000.00 "  0.0647  0.004615385     "$1,033.85 "
6604350 "$263,000.00 "  0.0647  0.004615385     "$1,213.85 "
6148516 "$115,000.00 "  0.0647  0.004615385     $530.77
6249544 "$332,000.00 "  0.0647  0.004615385     "$1,532.31 "
6155074 "$373,800.00 "  0.0647  0.004615385     "$1,725.23 "
6161324 "$148,372.14 "  0.0647  0.004615385     $684.79
6591254 "$239,000.00 "  0.0647  0.004615385     "$1,103.08 "
6167788 "$343,000.00 "  0.0647  0.004615385     "$1,583.08 "
6236922 "$384,668.53 "  0.0647  0.004615385     "$1,775.39 "
6229018 "$446,400.00 "  0.0647  0.004615385     "$2,060.31 "
6205274 "$207,000.00 "  0.0647  0.004615385     $955.38
6581090 "$215,700.00 "  0.0647  0.004615385     $995.54
6574240 "$195,831.24 "  0.0647  0.004615385     $903.84
6213450 "$180,644.33 "  0.0647  0.004615385     $833.74
6083880 "$84,477.20 "   0.0647  0.004615385     $389.89
6211440 "$200,027.64 "  0.0647  0.004615385     $923.20
6577716 "$288,000.00 "  0.0647  0.004615385     "$1,329.23 "
6211480 "$103,910.46 "  0.0647  0.004615385     $479.59
6586980 "$320,000.00 "  0.0647  0.004615385     "$1,476.92 "
6683628 "$650,000.00 "  0.0647  0.004615385     "$3,000.00 "
5364532 "$72,810.38 "   0.0647  0.004615385     $336.05
6683542 "$227,000.00 "  0.0647  0.004615385     "$1,047.69 "
6683512 "$383,400.00 "  0.0647  0.004615385     "$1,769.54 "
5670624 "$113,901.85 "  0.0647  0.004615385     $525.70
5703489 "$66,920.72 "   0.0647  0.004615385     $308.86
5720747 "$117,144.93 "  0.0647  0.004615385     $540.67
5721455 "$126,500.00 "  0.0647  0.004615385     $583.85
6663994 "$399,900.00 "  0.0647  0.004615385     "$1,845.69 "
6661282 "$151,200.00 "  0.0647  0.004615385     $697.85
6654666 "$649,453.92 "  0.0647  0.004615385     "$2,997.48 "
5795806 "$274,763.24 "  0.0647  0.004615385     "$1,268.14 "
6654634 "$525,547.12 "  0.0647  0.004615385     "$2,425.60 "
6604492 "$204,000.00 "  0.0647  0.004615385     $941.54
5935222 "$274,000.00 "  0.0647  0.004615385     "$1,264.62 "
6604398 "$500,000.00 "  0.0647  0.004615385     "$2,307.69 "
5985978 "$75,583.53 "   0.0647  0.004615385     $348.85
5991758 "$123,893.24 "  0.0647  0.004615385     $571.82
6640072 "$328,500.00 "  0.0647  0.004615385     "$1,516.15 "
5884342 "$259,776.14 "  0.0647  0.004615385     "$1,198.97 "
6026182 "$177,147.35 "  0.0647  0.004615385     $817.60
6035284 "$322,721.91 "  0.0647  0.004615385     "$1,489.49 "
6069572 "$215,814.03 "  0.0647  0.004615385     $996.06
6629224 "$140,000.00 "  0.0647  0.004615385     $646.15
6075102 "$119,792.78 "  0.0647  0.004615385     $552.89
6083844 "$267,769.26 "  0.0647  0.004615385     "$1,235.86 "
6084110 "$118,397.97 "  0.0647  0.004615385     $546.45
6249684 "$180,000.00 "  0.0647  0.004615385     $830.77
6096556 "$198,000.00 "  0.0647  0.004615385     $913.85
6642124 "$259,776.14 "  0.0647  0.004615385     "$1,198.97 "
6450940 "$112,403.14 "  0.0647  0.004615385     $518.78
5358146 "$174,849.33 "  0.0647  0.004615385     $807.00
6514006 "$297,000.00 "  0.0647  0.004615385     "$1,370.77 "
5896918 "$77,533.19 "   0.0647  0.004615385     $357.85
6401368 "$118,300.00 "  0.0647  0.004615385     $546.00
6408336 "$128,339.41 "  0.0647  0.004615385     $592.34
6408338 "$139,879.46 "  0.0647  0.004615385     $645.60
6408384 "$179,845.02 "  0.0647  0.004615385     $830.05
6513932 "$110,400.00 "  0.0647  0.004615385     $509.54
6423746 "$347,700.38 "  0.0647  0.004615385     "$1,604.77 "
6433166 "$207,200.00 "  0.0647  0.004615385     $956.31
6731278 "$128,000.00 "  0.0647  0.004615385     $590.77
6565362 "$110,000.00 "  0.0647  0.004615385     $507.69
6441980 "$153,600.00 "  0.0647  0.004615385     $708.92
6683552 "$235,600.00 "  0.0647  0.004615385     "$1,087.38 "
6460864 "$72,000.00 "   0.0647  0.004615385     $332.31
6508220 "$474,520.31 "  0.0647  0.004615385     "$2,190.09 "
6508218 "$542,941.19 "  0.0647  0.004615385     "$2,505.88 "
6461008 "$256,000.00 "  0.0647  0.004615385     "$1,181.54 "
6461472 "$198,029.36 "  0.0647  0.004615385     $913.98
6462930 "$220,809.73 "  0.0647  0.004615385     "$1,019.12 "
6501608 "$359,697.55 "  0.0647  0.004615385     "$1,660.14 "
6491152 "$260,000.00 "  0.0647  0.004615385     "$1,200.00 "
6500790 "$299,678.51 "  0.0647  0.004615385     "$1,383.13 "
6500874 "$322,835.11 "  0.0647  0.004615385     "$1,490.01 "
6500904 "$495,593.43 "  0.0647  0.004615385     "$2,287.35 "
6501566 "$391,662.49 "  0.0647  0.004615385     "$1,807.67 "
6508228 "$374,707.47 "  0.0647  0.004615385     "$1,729.42 "
6515194 "$230,700.00 "  0.0647  0.004615385     "$1,064.77 "
6264794 "$123,893.24 "  0.0647  0.004615385     $571.82
6265030 "$139,879.46 "  0.0647  0.004615385     $645.60
6290872 "$206,821.78 "  0.0647  0.004615385     $954.56
6501590 "$527,545.40 "  0.0647  0.004615385     "$2,434.82 "
6291502 "$117,500.00 "  0.0647  0.004615385     $542.31
6292474 "$204,000.00 "  0.0647  0.004615385     $941.54
6310136 "$195,831.24 "  0.0647  0.004615385     $903.84
6565212 "$650,000.00 "  0.0647  0.004615385     "$3,000.00 "
6319726 "$243,789.92 "  0.0647  0.004615385     "$1,125.18 "
6332996 "$176,400.00 "  0.0647  0.004615385     $814.15
6345032 "$102,411.75 "  0.0647  0.004615385     $472.67
6345074 "$219,810.58 "  0.0647  0.004615385     "$1,014.51 "
6770104 "$355,500.00 "  0.0647  0.004615385     "$1,640.77 "
6345168 "$179,845.02 "  0.0647  0.004615385     $830.05
6514094 "$384,000.00 "  0.0647  0.004615385     "$1,772.31 "
6515184 "$232,550.00 "  0.0647  0.004615385     "$1,073.31 "
6515180 "$173,000.00 "  0.0647  0.004615385     $798.46
6351904 "$230,000.00 "  0.0647  0.004615385     "$1,061.54 "
6369896 "$363,686.60 "  0.0647  0.004615385     "$1,678.55 "
6369944 "$395,314.86 "  0.0647  0.004615385     "$1,824.53 "
6369962 "$407,937.61 "  0.0647  0.004615385     "$1,882.79 "
6370182 "$238,528.88 "  0.0647  0.004615385     "$1,100.90 "
6707340 "$129,600.00 "  0.0647  0.004615385     $598.15
6374754 "$247,500.00 "  0.0647  0.004615385     "$1,142.31 "
6514220 "$269,000.00 "  0.0647  0.004615385     "$1,241.54 "
6514186 "$196,000.00 "  0.0647  0.004615385     $904.62
6251932 "$285,000.00 "  0.0647  0.004615385     "$1,315.38 "
6345106 "$331,714.15 "  0.0647  0.004615385     "$1,530.99 "


        "$46,694,943.10 "                       "$828,041.02 "

                                 EXHIBIT THREE

                          INFORMATION TO BE INCLUDED IN
                       MONTHLY DISTRIBUTION DATE STATEMENT

(i) (a) the amount of such distribution to the Certificateholders of such Class applied to reduce the Certificate Principal Balance thereof, and (b) the aggregate amount included therein representing Principal Prepayments;

(ii) the amount of such distribution to Holders of such Class of Certificates allocable to interest;

(iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall;

(iv) the amount of any Advance by the Master Servicer pursuant to Section 4.04;

(v) the number and Pool Stated Principal Balance of the Mortgage Loans after giving effect to the distribution of principal on such Distribution Date;

(vi) the aggregate Certificate Principal Balance of each Class of Certificates and each of the Senior Percentage and Subordinate Class Percentage, after giving effect to the amounts distributed on such Distribution Date, separately identifying any reduction thereof due to Realized Losses other than pursuant to an actual distribution of principal;

(vii) the related Subordinate Principal Distribution Amount and Prepayment Distribution Percentage, if applicable;

(viii) on the basis of the most recent reports furnished to it by Sub-Servicers, the number and aggregate principal balances of Mortgage Loans that are Delinquent (A) 30-59 days, (B) 60-89 days and (C) 90 or more days and the number and aggregate principal balance of Mortgage Loans that are in foreclosure;

(ix)  the  number,  aggregate  principal  balance  and  book  value  of any  REO
Properties;

(x) the aggregate Accrued Certificate Interest remaining unpaid, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

(xi) the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on such Distribution Date and a description of any change in the calculation of such amounts;

(xii) the weighted average Pool Strip Rate for such Distribution Date and the Pass-Through Rate with respect to the Class A-V Certificates and each Subclass, if any, thereof;

(xiii) the Notional Amount with respect to each class of Interest Only Certificates and each Subclass Notional Amount;

(xiv) the occurrence of the Credit Support Depletion Date and Accretion Termination Date;

(xv) the related Senior Accelerated Distribution Percentage applicable to such distribution;

(xvi)   the related Senior Percentage for such Distribution Date;

(xvii)  the aggregate amount of Realized Losses for such Distribution Date;

(xviii) the aggregate amount of any recoveries on previously foreclosed loans from Sellers due to a breach of a representation or warranty assigned to the Trustee pursuant to Section 2.04;

(xix) the weighted average remaining term to maturity of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date; and

(xx) the weighted average Mortgage Rates of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date.

(xxi)   the amount of Rounding Account withdrawals for such Distribution Date.

        In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

        The Trustee's internet website will initially be located at http://www-apps.gis.deutsche-bank.com/invr. Assistance in using the website can be obtained by calling the Trustee's Shareholder Relations desk at (800) 735-7777. To receive this statement via first class mail, telephone the Trustee at (800) 735-7777.

                                  EXHIBIT FOUR

                     STANDARD TERMS OF POOLING AND SERVICING
                       AGREEMENT DATED AS OF JULY 1, 2001

                                 EXECUTION COPY


================================================================================






                                STANDARD TERMS OF
                         POOLING AND SERVICING AGREEMENT



                            Dated as of July 1, 2001



                        Residential Accredit Loans, Inc.
                 Mortgage Asset-Backed Pass-Through Certificates




================================================================================


                                TABLE OF CONTENTS

                                                                                            PAGE




Article I         DEFINITIONS...............................................................2

        Section 1.01. Definitions...........................................................2

        Section 1.02. Use of Words and Phrases.............................................30

Article II        CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES..........31

        Section 2.01. Conveyance of Mortgage Loans.........................................31

        Section 2.02. Acceptance by Trustee................................................36

        Section 2.03. Representations, Warranties and Covenants of the Master
               Servicer
               and the Company.............................................................38

        Section 2.04. Representations and Warranties of Sellers............................40

        Section 2.05. Execution and Authentication of Certificates/Issuance of
               Certificates Evidencing Interests in REMIC I Certificates...................41

        Section 2.06. Conveyance of Uncertificated REMIC I and REMIC II Regular
               Interests; Acceptance by the Trustee........................................42

        Section 2.07. Issuance of Certificates Evidencing Interests in REMIC II............42

        Section 2.08. Purposes and Powers of the Trust.....................................42

Article III       ADMINISTRATION AND SERVICING OF MORTGAGE LOANS...........................43

        Section 3.01. Master Servicer to Act as Servicer...................................43

        Section 3.02. Subservicing Agreements Between Master Servicer and
               Subservicers; Enforcement of Subservicers' and Sellers' Obligations.........44

        Section 3.03. Successor Subservicers...............................................45

        Section 3.04. Liability of the Master Servicer.....................................46

        Section 3.05. No Contractual Relationship Between Subservicer and Trustee or
               Certificateholders..........................................................46

        Section 3.06. Assumption or Termination of Subservicing Agreements by Trustee........
               46

        Section 3.07. Collection of Certain Mortgage Loan Payments;  Deposits to
               Custodial Account...........................................................47

        Section 3.08. Subservicing Accounts; Servicing Accounts............................49

        Section 3.09. Access to Certain Documentation and  Information Regarding the
               Mortgage Loans..............................................................50

        Section 3.10. Permitted Withdrawals from the Custodial Account.....................51


                                    i

        Section 3.11. Maintenance of the Primary Insurance  Policies; Collections
               Thereunder..................................................................53

        Section 3.12. Maintenance of Fire Insurance and  Omissions and Fidelity
               Coverage....................................................................53

        Section 3.13. Enforcement of Due-on-Sale Clauses; Assumption and
               Modification Agreements; Certain Assignments................................55

        Section 3.14. Realization Upon Defaulted Mortgage Loans............................57

        Section 3.15. Trustee to Cooperate; Release of Mortgage Files......................60

        Section 3.16. Servicing and Other Compensation; Compensating Interest..............62

        Section 3.17. Reports to the Trustee and the Company...............................63

        Section 3.18. Annual Statement as to Compliance....................................63

        Section 3.19. Annual Independent Public Accountants' Servicing Report..............63

        Section 3.20. Rights of the Company in Respect of the Master Servicer..............64

        Section 3.21. Administration of Buydown Funds......................................64

Article IV        PAYMENTS TO CERTIFICATEHOLDERS...........................................66

        Section 4.01. Certificate Account..................................................66

        Section 4.02. Distributions........................................................66

        Section 4.03. Statements to Certificateholders.....................................66

        Section 4.04. Distribution of Reports to the Trustee and  the Company;
               Advances by the Master Servicer.............................................67

        Section 4.05. Allocation of Realized Losses........................................69

        Section 4.06. Reports of Foreclosures and Abandonment of Mortgaged Property........69

        Section 4.07. Optional Purchase of Defaulted Mortgage Loans........................69

        Section 4.08. Surety Bond..........................................................69

Article V         THE CERTIFICATES.........................................................71

        Section 5.01. The Certificates.....................................................71

        Section 5.02. Registration of Transfer and Exchange of Certificates................73

        Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates....................78

        Section 5.04. Persons Deemed Owners................................................79

        Section 5.05. Appointment of Paying Agent..........................................79


                                       ii


Article VI        THE COMPANY AND THE MASTER SERVICER......................................80

        Section 6.01. Respective Liabilities of the Company and the Master Servicer........80

        Section 6.02. Merger or Consolidation of the Company or the Master Servicer;
               Assignment of Rights and Delegation of Duties by Master Servicer............80

        Section 6.03. Limitation on Liability of the Company,  the Master Servicer
               and Others....................................................................
               81

        Section 6.04. Company and Master Servicer Not to Resign............................82

Article VII       DEFAULT..................................................................83

        Section 7.01. Events of Default....................................................83

        Section 7.02. Trustee or Company to Act; Appointment of Successor..................85

        Section 7.03. Notification to Certificateholders...................................86

        Section 7.04. Waiver of Events of Default..........................................86

Article VIII      CONCERNING THE TRUSTEE...................................................87

        Section 8.01. Duties of Trustee....................................................87

        Section 8.02. Certain Matters Affecting the Trustee................................88

        Section 8.03. Trustee Not Liable for Certificates or Mortgage Loans................90

        Section 8.04. Trustee May Own Certificates.........................................90

        Section 8.05. Master Servicer to Pay Trustee's Fees  and Expenses;
               Indemnification.............................................................90

        Section 8.06. Eligibility Requirements for Trustee.................................91

        Section 8.07. Resignation and Removal of the Trustee...............................91

        Section 8.08. Successor Trustee....................................................92

        Section 8.09. Merger or Consolidation of Trustee...................................93

        Section 8.10. Appointment of Co-Trustee or Separate Trustee........................93

        Section 8.11. Appointment of Custodians............................................94

        Section 8.12. Appointment of Office or Agency......................................94

Article IX        TERMINATION OR OPTIONAL PURCHASE OF ALL CERTIFICATES.....................96

        Section 9.01. Optional  Purchase by the Master Servicer of All Certificates;
               Termination Upon Purchase by the Master Servicer or Liquidation of All
               Mortgage Loans..............................................................96


                                     iii


        Section 9.02. Additional Termination Requirements..................................99

        Section 9.03. Termination of Multiple REMICs......................................100

Article X         REMIC PROVISIONS........................................................101

        Section 10.01.REMIC Administration................................................101

        Section 10.02.Master Servicer, REMIC Administrator and Trustee Indemnification....104

        Section 10.03.Designation of REMIC(s).............................................105

Article XI        MISCELLANEOUS PROVISIONS................................................106

        Section 11.01.Amendment...........................................................106

        Section 11.02.Recordation of Agreement; Counterparts..............................108

        Section 11.03.Limitation on Rights of Certificateholders..........................109

        Section 11.04.Governing Law.......................................................109

        Section 11.05.Notices.............................................................110

        Section 11.06.Required Notices to Rating Agency and Subservicer...................110

        Section 11.07.Severability of Provisions..........................................110

        Section 11.08.Supplemental Provisions for Resecuritization........................111

        Section 11.09.Allocation of Voting Rights.........................................111

        Section 11.10.No Petition.........................................................111


                                        iv


                                    EXHIBITS

Exhibit A:            Form of Class A Certificate
Exhibit B:            Form of Class M Certificate
Exhibit C:            Form of Class B Certificate
Exhibit D:            Form of Class R Certificate
Exhibit E:            Form of Seller/Servicer Contract
Exhibit F:            Forms of Request for Release
Exhibit G-1:          Form of Transfer Affidavit and Agreement
Exhibit G-2:          Form of Transferor Certificate
Exhibit H:            Form of Investor Representation Letter
Exhibit I:            Form of Transferor Representation Letter
Exhibit J:            Form of Rule 144A Investment Representation Letter
Exhibit K:            Text of Amendment to Pooling and Servicing Agreement Pursuant to
                      Section 11.01(e) for a Limited Guaranty
Exhibit L:            Form of Limited Guaranty
Exhibit M:            Form of Lender Certification for Assignment of Mortgage Loan
Exhibit N:            Request for Exchange Form


        This is the Standard Terms of Pooling and Servicing Agreement, dated as of July 1, 2001 (the "Standard Terms", and as incorporated by reference into a Series Supplement dated as of the Cut-off Date, the "Pooling and Servicing Agreement" or "Agreement"), among RESIDENTIAL ACCREDIT LOANS, INC., as the company (together with its permitted successors and assigns, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with its permitted successors and assigns, the "Master Servicer"), and the trustee named in the applicable Series Supplement (together with its permitted successors and assigns, the "Trustee").

                             PRELIMINARY STATEMENT:

        The Company intends to sell certain mortgage asset-backed pass-through certificates (collectively, the "Certificates"), to be issued under the Agreement in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans.

        In consideration of the mutual agreements herein contained, the Company, the Master Servicer and the Trustee agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

Section 1.01.  Definitions.

        Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

        Accretion Termination Date:  As defined in the Series Supplement.

        Accrual Certificates:  As defined in the Series Supplement.

        Accrued Certificate Interest: With respect to each Distribution Date, as to any Class or Subclass of Certificates (other than any Principal Only Certificates), interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance or Notional Amount thereof immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year, consisting of twelve 30-day months. In each case Accrued Certificate Interest on any Class or Subclass of Certificates will be reduced by the amount of:

        (i) Prepayment Interest Shortfalls on all Mortgage Loans or, if the Mortgage Pool is comprised of two or more Loan Groups, on the Mortgage Loans in the related Loan Group (to the extent not offset by the Master Servicer with a payment of Compensating Interest as provided in Section 4.01),

         (ii) the interest portion (adjusted to the Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage
               Loan)) of Realized Losses on all Mortgage Loans or, if the Mortgage Pool is comprised of two or more Loan Groups, on the Mortgage Loans in the related Loan Group (including Excess
               Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses) not allocated solely to one or more specific Classes of Certificates pursuant to Section 4.05,

         (iii) the interest portion of Advances that were (A) previously made with respect to a Mortgage Loan or REO Property on all Mortgage Loans or, if the Mortgage Pool is comprised of two or more Loan Groups, on the Mortgage Loans in the related Loan Group, which remained unreimbursed following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property or (B) made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, and

        (iv) any other interest shortfalls not covered by the subordination provided by the Class M Certificates and Class B Certificates, including interest that is not collectible from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations as in effect from time to time, with all such reductions allocated (A) among all of the Certificates in proportion to their respective amounts of Accrued Certificate Interest payable on such Distribution Date absent such reductions or (B) if the Mortgage Pool is comprised of two or more Loan Groups, the related Senior Percentage of such reductions among the related Senior Certificates in proportion to the amounts of Accrued Certificate Interest payable from the related Loan Group on such Distribution Date absent such reductions, with the remainder of such reductions allocated among the holders of the Class M Certificates and Class B Certificates in proportion to their respective amounts of Accrued Certificate Interest payable on such Distribution Date absent such reductions. In addition to that portion of the reductions described in the preceding sentence that are allocated to any Class of Class B Certificates or any Class of Class M Certificates, Accrued Certificate Interest on such Class of Class B Certificates or such Class of Class M Certificates will be reduced by the interest portion (adjusted to the Net Mortgage Rate) of Realized Losses that are allocated solely to such Class of Class B Certificates or such Class of Class M Certificates pursuant to Section 4.05.

     Addendum and Assignment Agreement: The Addendum and Assignment Agreement, dated as of January 31, 1995, between MLCC and the Master Servicer.

        Additional Collateral: Any of the following held, in addition to the related Mortgaged Property, as security for a Mortgage Loan: (i) all money, securities, security entitlements, accounts, general intangibles, payment rights, instruments, documents, deposit accounts, certificates of deposit, commodities contracts and other investment property and other property of whatever kind or description now existing or hereafter acquired which is pledged as security for the repayment of such Mortgage Loan, (ii) third-party guarantees, and (A) all money, securities, security entitlements, accounts, general intangibles, payment rights, instruments, documents, deposit accounts, certificates of deposit, commodities contracts and other investment property and other property of whatever kind or description now existing or hereafter acquired which is pledged as collateral for such guarantee or (B) any mortgaged property securing the performance of such guarantee, or (iii) such other collateral as may be set forth in the Series Supplement.

     Additional Collateral Loan: Each Mortgage Loan that is supported by Additional Collateral.

        Adjusted Mortgage Rate: With respect to any Mortgage Loan and any date of determination, the Mortgage Rate borne by the related Mortgage Note, less the rate at which the related Subservicing Fee accrues.

     Advance: As to any Mortgage Loan, any advance made by the Master Servicer, pursuant to Section 4.04.

        Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Ambac: Ambac Assurance Corporation (formerly known as AMBAC Indemnity Corporation).

        Amount Held for Future Distribution: As to any Distribution Date and, with respect to any Mortgage Pool that is comprised of two or more Loan Groups, each Loan Group, the total of the amounts held in the Custodial Account at the close of business on the preceding Determination Date on account of (i) Liquidation Proceeds, Insurance Proceeds, Curtailments, Mortgage Loan purchases made pursuant to Section 2.02, 2.03, 2.04 or 4.07 and Mortgage Loan substitutions made pursuant to Section 2.03 or 2.04 received or made in the month of such Distribution Date (other than such Liquidation Proceeds, Insurance Proceeds and purchases of Mortgage Loans that the Master Servicer has deemed to have been received in the preceding month in accordance with Section 3.07(b)), and Principal Prepayments in Full made after the related Prepayment Period, and
(ii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the related Due Date.

        Appraised Value: As to any Mortgaged Property, the lesser of (i) the appraised value of such Mortgaged Property based upon the appraisal made at the time of the origination of the related Mortgage Loan, and (ii) the sales price of the Mortgaged Property at such time of origination, except in the case of a Mortgaged Property securing a refinanced or modified Mortgage Loan as to which it is either the appraised value determined above or the appraised value determined in an appraisal at the time of refinancing or modification, as the case may be.

        Assigned Contracts: With respect to any Pledged Asset Loan: the Credit Support Pledge Agreement; the Funding and Pledge Agreement, among GMAC Mortgage Corporation, National Financial Services Corporation and the Mortgagor or other person pledging the related Pledged Assets; the Additional Collateral Agreement, between GMAC Mortgage Corporation and the Mortgagor or other person pledging the related Pledged Assets; or such other contracts as may be set forth in the Series Supplement.

        Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to the Trustee for the benefit of Certificateholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law and accompanied by an Opinion of Counsel to that effect.

        Assignment Agreement: The Assignment and Assumption Agreement, dated the Closing Date, between Residential Funding and the Company relating to the transfer and assignment of the Mortgage Loans.

        Assignment of Proprietary Lease: With respect to a Cooperative Loan, the assignment of the related Cooperative Lease from the Mortgagor to the originator of the Cooperative Loan.

        Available Distribution Amount: As to any Distribution Date and, with respect to any Mortgage Pool comprised of two or more Loan Groups, each Loan Group, an amount equal to (a) the sum of (i) the amount relating to the Mortgage Loans on deposit in the Custodial Account as of the close of business on the immediately preceding Determination Date and amounts deposited in the Custodial Account in connection with the substitution of Qualified Substitute Mortgage Loans, (ii) the amount of any Advance made on the immediately preceding Certificate Account Deposit Date, (iii) any amount deposited in the Certificate Account on the related Certificate Account Deposit Date pursuant to the second paragraph of Section 3.12(a), (iv) any amount deposited in the Certificate Account pursuant to Section 4.07, (v) any amount that the Master Servicer is not permitted to withdraw from the Custodial Account or the Certificate Account pursuant to Section 3.16(e), (vi) any amount received by the Trustee pursuant to the Surety Bond in respect of such Distribution Date and (vii) the proceeds of any Pledged Assets received by the Master Servicer, reduced by (b) the sum as of the close of business on the immediately preceding Determination Date of (w) aggregate Foreclosure Profits, (x) the Amount Held for Future Distribution, and
(y) amounts permitted to be withdrawn by the Master Servicer from the Custodial Account in respect of the Mortgage Loans pursuant to clauses (ii)-(x), inclusive, of Section 3.10(a). Such amount shall be determined separately for each Loan Group. Additionally, with respect to any Mortgage Pool that is comprised of two or more Loan Groups, if on any Distribution Date Compensating Interest provided pursuant to this Section 3.16(e) is less than Prepayment Interest Shortfalls incurred on the Mortgage Loans in connection with Principal Prepayments in Full and Curtailments made in the prior calendar month, such Compensating Interest shall be allocated on such Distribution Date to the Available Distribution Amount for each Loan Group on a pro rata basis in accordance with the respective amounts of such Prepayment Interest Shortfalls incurred on the Mortgage Loans in such Loan Group in respect of such Distribution Date.

        Bankruptcy Code:  The Bankruptcy Code of 1978, as amended.

        Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Bankruptcy Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

        Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee, and designated as such in the Preliminary Statement to the Series Supplement.

        Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York, the State of Michigan, the State of California or the State of Illinois (and such other state or states in which the Custodial Account or the Certificate Account are at the time located) are required or authorized by law or executive order to be closed.

        Buydown Funds: Any amount contributed by the seller of a Mortgaged Property, the Company or other source in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor's funds in the early years of a Mortgage Loan. Buydown Funds are not part of the Trust Fund prior to deposit into the Custodial or Certificate Account.

        Buydown Mortgage Loan: Any Mortgage Loan as to which a specified amount of interest is paid out of related Buydown Funds in accordance with a related buydown agreement.

        Cash Liquidation: As to any defaulted Mortgage Loan other than a Mortgage Loan as to which an REO Acquisition occurred, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

     Certificate Account Deposit Date: As to any Distribution Date, the Business Day prior thereto.

        Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, and, in respect of any Insured Certificates, the Certificate Insurer to the extent of Cumulative Insurance Payments, except that neither a Disqualified Organization nor a Non-United States Person shall be a holder of a Class R Certificate for purposes hereof and, solely for the purpose of giving any consent or direction pursuant to this Agreement, any Certificate, other than a Class R Certificate, registered in the name of the Company, the Master Servicer or any Subservicer or any Affiliate thereof shall be deemed not to be outstanding and the Percentage Interest or Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights necessary to effect any such consent or direction has been obtained. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

        Certificate Insurer: As defined in the Series Supplement.

        Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate, as reflected on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.

     Certificate Principal Balance: With respect to each Certificate (other than any Interest Only Certificate), on any date of determination, an amount equal to:

          (i) the Initial Certificate Principal Balance of such Certificate as specified on the face thereof, plus

         (ii) in the case of each Accrual Certificate, an amount equal to the aggregate Accrued Certificate Interest added to the Certificate Principal Balance thereof prior to such date of determination, minus

         (iii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05;

provided, that the Certificate Principal Balance of the Class of Subordinate Certificates with the Lowest Priority at any given time shall be calculated to equal the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Certificate Principal Balance of all other Classes of Certificates then outstanding.

     Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 5.02.

        Class: Collectively, all of the Certificates bearing the same designation. The initial Class A-V Certificates and any Subclass thereof issued pursuant to Section 5.01(c) shall be a single Class for purposes of this Agreement.

     Class A-P Certificate: Any one of the Certificates designated as a Class A-P Certificate.

        Class A-P Collection Shortfall: With respect to the Cash Liquidation or REO Disposition of a Discount Mortgage Loan and any Distribution Date, the excess of the amount described in Section 4.02(b)(i)(C)(1) over the amount described in Section 4.02(b)(i)(C)(2).

        Class A-P Principal Distribution Amount:  As defined in Section 4.02.

     Class A-V Certificate: Any one of the Certificates designated as a Class A-V Certificate, including any Subclass thereof.

        Class B Certificate: Any one of the Certificates designated as a Class B-1 Certificate, Class B-2 Certificate or Class B-3 Certificate.

        Class M Certificate: Any one of the Certificates designated as a Class M-1 Certificate, Class M-2 Certificate or Class M-3 Certificate.

        Closing Date:  As defined in the Series Supplement.

        Code:  The Internal Revenue Code of 1986.

     Combined Collateral LLC: Combined Collateral LLC, a Delaware limited liability company.

        Compensating Interest: With respect to any Distribution Date, an amount equal to Prepayment Interest Shortfalls resulting from Principal Prepayments in Full during the related Prepayment Period and Curtailments during the prior calendar month and included in the Available Distribution Amount for such Distribution Date, but not more than the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance of the Mortgage Loans immediately preceding such Distribution Date and (b) the sum of the Servicing Fee and all income and gain on amounts held in the Custodial Account and the Certificate Account and payable to the Certificateholders with respect to such Distribution Date; provided that for purposes of this definition the amount of the Servicing Fee will not be reduced pursuant to Section 7.02 except as may be required pursuant to the last sentence of such Section.

        Cooperative: A private, cooperative housing corporation which owns or leases land and all or part of a building or buildings, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes, among other things, the sale of Cooperative Stock.

        Cooperative Apartment: A dwelling unit in a multi-dwelling building owned or leased by a Cooperative, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of a proprietary lease or occupancy agreement.

        Cooperative Lease: With respect to a Cooperative Loan, the proprietary lease or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative Stock, which lease or agreement confers an exclusive right to the holder of such Cooperative Stock to occupy such apartment.

        Cooperative Loans: Any of the Mortgage Loans made in respect of a Cooperative Apartment, evidenced by a Mortgage Note and secured by (i) a Security Agreement, (ii) the related Cooperative Stock Certificate, (iii) an assignment of the Cooperative Lease, (iv) financing statements and (v) a stock power (or other similar instrument), and ancillary thereto, a recognition agreement between the Cooperative and the originator of the Cooperative Loan, each of which was transferred and assigned to the Trustee pursuant to Section
2.01 and are from time to time held as part of the Trust Fund.

     Cooperative   Stock:  With  respect  to  a  Cooperative  Loan,  the  single outstanding class of stock, partnership interest or other ownership instrument in the related Cooperative.

     Cooperative Stock Certificate: With respect to a Cooperative Loan, the stock certificate or other instrument evidencing the related Cooperative Stock.

        Credit Support Depletion Date: The first Distribution Date on which the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero.

        Credit Support Pledge Agreement: The Credit Support Pledge Agreement, dated as of November 24, 1998, among the Master Servicer, GMAC Mortgage Corporation, Combined Collateral LLC and The First National Bank of Chicago (now known as Bank One, National Association), as custodian.

        Cumulative Insurance Payments:  As defined in the Series Supplement.

     Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

        Custodial Account: The custodial account or accounts created and maintained pursuant to Section 3.07 in the name of a depository institution, as custodian for the holders of the Certificates, for the holders of certain other interests in mortgage loans serviced or sold by the Master Servicer and for the Master Servicer, into which the amounts set forth in Section 3.07 shall be deposited directly. Any such account or accounts shall be an Eligible Account.

        Custodial Agreement: An agreement that may be entered into among the Company, the Master Servicer, the Trustee and a Custodian pursuant to which the Custodian will hold certain documents relating to the Mortgage Loans on behalf of the Trustee.

        Custodian:  A custodian appointed pursuant to a Custodial Agreement.
        ---------

        Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof at the Cut-off Date after giving effect to all installments of principal due on or prior thereto, whether or not received.

        Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

        Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

     Definitive   Certificate:   Any   Certificate   other  than  a   Book-Entry
Certificate.

     Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan.

        Delinquent: As used herein, a Mortgage Loan is considered to be: "30 to 59 days" or "30 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly scheduled due date; "60 to 89 days" or "60 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the last business day immediately prior to the second following monthly scheduled due date; and so on. The determination as to whether a Mortgage Loan falls into these categories is made as of the close of business on the last business day of each month. For example, a Mortgage Loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would then be considered to be 30 to 59 days delinquent. Delinquency information as of the Cut-off Date is determined and prepared as of the close of business on the last business day immediately prior to the Cut-off Date.

        Depository: The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

        Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Destroyed Mortgage Note: A Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

        Determination Date: As defined in the Series Supplement.

        Discount Fraction: With respect to each Discount Mortgage Loan, the fraction expressed as a percentage, the numerator of which is the Discount Net Mortgage Rate minus the Net Mortgage Rate (or the initial Net Mortgage Rate with respect to any Discount Mortgage Loans as to which the Mortgage Rate is modified pursuant to 3.07(a)) for such Mortgage Loan and the denominator of which is the Discount Net Mortgage Rate. The Discount Fraction with respect to each Discount Mortgage Loan is set forth as an exhibit attached to the Series Supplement.

        Discount Mortgage Loan: Any Mortgage Loan having a Net Mortgage Rate (or the initial Net Mortgage Rate) of less than the Discount Net Mortgage Rate per annum and any Mortgage Loan deemed to be a Discount Mortgage Loan pursuant to the definition of Qualified Substitute Mortgage Loan.

        Discount Net Mortgage Rate:  As defined in the Series Supplement.

        Disqualified Organization: Any organization defined as a "disqualified organization" under Section 860E(e)(5) of the Code, and if not otherwise included, any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) any "electing large partnership," as defined in Section 775(a) of the Code and (vi) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R
Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and

"international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

        Distribution Date: The 25th day of any month beginning in the month immediately following the month of the initial issuance of the Certificates or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day.

     Due Date: With respect to any Distribution Date and any Mortgage Loan, the day during the related Due Period on which the Monthly Payment is due.

     Due Period: With respect to any Distribution Date, the one-month period set forth in the Series Supplement.

        Eligible Account: An account that is any of the following: (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in its highest rating available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall, to the extent acceptable to each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Trustee and each Rating Agency) the registered Holders of Certificates have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) in the case of the Custodial Account, a trust account or accounts maintained in the corporate trust department of Bank One, National Association, or (iv) in the case of the Certificate Account, a trust account or accounts maintained in the corporate trust division of the Trustee, or (v) an account or accounts of a depository institution acceptable to each Rating Agency (as evidenced in writing by each Rating Agency that use of any such account as the Custodial Account or the Certificate Account will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency).

        Event of Default:  As defined in Section 7.01.

     Excess Bankruptcy Loss: Any Bankruptcy Loss, or portion thereof, which exceeds the then applicable Bankruptcy Amount.

     Excess Fraud Loss: Any Fraud Loss, or portion thereof, which exceeds the then applicable Fraud Loss Amount.

     Excess Special Hazard Loss: Any Special Hazard Loss, or portion thereof, that exceeds the then applicable Special Hazard Amount.

        Excess Subordinate Principal Amount: With respect to any Distribution Date on which the aggregate Certificate Principal Balance of the Class of Subordinate Certificates then outstanding with the Lowest Priority is to be reduced to zero and on which Realized Losses are to be allocated to such class or classes, the excess, if any, of (i) the amount that would otherwise be distributable in respect of principal on such class or classes of Certificates on such Distribution Date over (ii) the excess, if any, of the aggregate

Certificate Principal Balance of such class or classes of Certificates immediately prior to such Distribution Date over the aggregate amount of Realized Losses to be allocated to such classes of Certificates on such Distribution Date as reduced by any amount calculated pursuant to Section 4.02(b)(i)(E). With respect to any Mortgage Pool that is comprised of two or more Loan Groups, the Excess Subordinate Principal Amount will be allocated between each Loan Group on a pro rata basis in accordance with the amount of
Realized Losses attributable to each Loan Group and allocated to the Certificates on such Distribution Date.

        Extraordinary Events: Any of the following conditions with respect to a Mortgaged Property (or, with respect to a Cooperative Loan, the Cooperative Apartment) or Mortgage Loan causing or resulting in a loss which causes the liquidation of such Mortgage Loan:

(a) losses that are of the type that would be covered by the fidelity bond and the errors and omissions insurance policy required to be maintained pursuant to Section 3.12(b) but are in excess of the coverage maintained thereunder;

(b) nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss";

(c) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack:

1. by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

2.      by military, naval or air forces; or

3.      by an agent of any such government, power, authority or forces;

(d) any weapon of war employing atomic fission or radioactive force whether in time of peace or war; or

(e) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority; or risks of contraband or illegal transportation or trade.

     Extraordinary Losses: Any loss incurred on a Mortgage Loan caused by or resulting from an Extraordinary Event.

        Fannie Mae: Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

     FASIT: A "financial asset securitization investment trust" within the meaning of Section 860L of the Code.

        FDIC:  Federal Deposit Insurance Corporation or any successor thereto.

        Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section 9.01, which Final Distribution Date shall in no event be later than the end of the 90-day liquidation period described in Section 9.02.

        Fitch:  Fitch, Inc. or its successor in interest.

        Foreclosure Profits: As to any Distribution Date or related Determination Date and any Mortgage Loan, the excess, if any, of Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of all amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of each Mortgage Loan or REO Property for which a Cash Liquidation or REO Disposition occurred in the related Prepayment Period over the sum of the unpaid principal balance of such Mortgage Loan or REO Property (determined, in the case of an REO Disposition, in accordance with Section 3.14) plus accrued and unpaid interest at the Mortgage Rate on such unpaid principal balance from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Cash Liquidation or REO Disposition occurred.

     Fraud Losses: Losses on Mortgage Loans as to which there was fraud in the origination of such Mortgage Loan.

        Freddie Mac: Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

        Highest Priority: As of any date of determination, the Class of Subordinate Certificates then outstanding with the earliest priority for payments pursuant to Section 4.02(a), in the following order: Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates.

        Independent: When used with respect to any specified Person, means such a Person who (i) is in fact independent of the Company, the Master Servicer and the Trustee, or any Affiliate thereof, (ii) does not have any direct financial interest or any material indirect financial interest in the Company, the Master Servicer or the Trustee or in an Affiliate thereof, and (iii) is not connected with the Company, the Master Servicer or the Trustee as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

        Initial Certificate Principal Balance: With respect to each Class of Certificates, the Certificate Principal Balance of such Class of Certificates as of the Cut-off Date, as set forth in the Series Supplement.

        Initial Monthly Payment Fund: An amount representing scheduled principal amortization and interest at the Net Mortgage Rate for the Due Date in the first Due Period commencing subsequent to the Cut-off Date for those Mortgage Loans for which the Trustee will not be entitled to receive such payment, and as more specifically defined in the Series Supplement.

        Initial Notional Amount: With respect to any Class or Subclass of Interest Only Certificates, the amount initially used as the principal basis for the calculation of any interest payment amount, as more specifically defined in the Series Supplement.

     Initial Subordinate Class Percentage: As defined in the Series Supplement.

        Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Primary Insurance Policy or any other related insurance policy covering a Mortgage Loan (excluding any Certificate Policy (as defined in the Series Supplement)), to the extent such proceeds are payable to the mortgagee under the Mortgage, any Subservicer, the Master Servicer or the Trustee and are not applied to the restoration of the related Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account.

     Insurer: Any named insurer under any Primary Insurance Policy or any successor thereto or the named insurer in any replacement policy.

        Interest Accrual Period: As defined in the Series Supplement.

     Interest Only Certificates: A Class or Subclass of Certificates not entitled to payments of principal, and designated as such in the Series Supplement. The Interest Only Certificates will have no Certificate Principal Balance.

        Interim Certification:  As defined in Section 2.02.

        International Borrower: In connection with any Mortgage Loan, a borrower who is (a) a United States citizen employed in a foreign country, (b) a non-permanent resident alien employed in the United States or (c) a citizen of a country other than the United States with income derived from sources outside the United States.

     Junior Certificateholder: The Holder of not less than 95% of the Percentage Interests of the Junior Class of Certificates.

        Junior Class of Certificates: The Class of Subordinate Certificates outstanding as of the date of the repurchase of a Mortgage Loan pursuant to
Section 4.07 herein that has the Lowest Priority.

        Late Collections: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

        Liquidation Proceeds: Amounts (other than Insurance Proceeds) received by the Master Servicer in connection with the taking of an entire Mortgaged

Property by exercise of the power of eminent domain or condemnation or in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than REO Proceeds.

        Loan Group: Any group of Mortgage Loans designated as a separate loan group in the Series Supplement. The Certificates relating to each Loan Group will be designated in the Series Supplement.

        Loan-to-Value Ratio: As of any date, the fraction, expressed as a percentage, the numerator of which is the current principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

        Lower Priority: As of any date of determination and any Class of Subordinate Certificates, any other Class of Subordinate Certificates then outstanding with a later priority for payments pursuant to Section 4.02 (a).

        Lowest Priority: As of any date of determination, the Class of Subordinate Certificates then outstanding with the latest priority for payments pursuant to Section 4.02(a), in the following order: Class B-3, Class B-2, Class B-1, Class M-3, Class M-2 and Class M-1 Certificates.

        Maturity Date: The latest possible maturity date, solely for purposes of
Section 1.860G-1(a)(4)(iii) of the Treasury regulations, by which the Certificate Principal Balance of each Class of Certificates (other than the Interest Only Certificates which have no Certificate Principal Balance) and each Uncertificated REMIC Regular Interest would be reduced to zero, as designated in the Series Supplement.

     MERS:  Mortgage  Electronic   Registration  Systems,  Inc.,  a  corporation
organized and existing under the laws of the State of Delaware, or any successor thereto.

        MERS(R)  System:   The  system  of  recording   transfers  of  Mortgages
electronically maintained by MERS.

     MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R)System.

        MLCC:  Merrill Lynch Credit Corporation, or its successor in interest.

     Modified Mortgage Loan: Any Mortgage Loan that has been the subject of a Servicing Modification.

        Modified Net Mortgage Rate: As to any Mortgage Loan that is the subject of a Servicing Modification, the Net Mortgage Rate minus the rate per annum by which the Mortgage Rate on such Mortgage Loan was reduced.

        MOM Loan: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

        Monthly Payment: With respect to any Mortgage Loan (including any REO Property) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for Curtailments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period and before any Servicing Modification that constitutes a reduction of the interest rate on such Mortgage Loan).

        Moody's:  Moody's Investors Service, Inc., or its successor in interest.

        Mortgage: With respect to each Mortgage Note related to a Mortgage Loan which is not a Cooperative Loan, the mortgage, deed of trust or other comparable instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

        Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

        Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held or deemed to be held as a part of the Trust Fund, the Mortgage Loans originally so held being identified in the initial Mortgage Loan Schedule, and Qualified Substitute Mortgage Loans held or deemed held as part of the Trust Fund including, without limitation, (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate, Cooperative Lease and Mortgage File and all rights appertaining thereto, and (ii) with respect to each Mortgage Loan other than a Cooperative Loan, each related Mortgage Note, Mortgage and Mortgage File and all rights appertaining thereto.

        Mortgage Loan Schedule:  As defined in the Series Supplement.

        Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any modification thereto.

     Mortgage Pool: The pool of mortgage loans, including all Loan Groups, if any, consisting of the Mortgage Loans.

     Mortgage Rate: As to any Mortgage Loan, the interest rate borne by the related Mortgage Note, or any modification thereto other than a Servicing Modification.

        Mortgaged Property: The underlying real property securing a Mortgage Loan or, with respect to a Cooperative Loan, the related Cooperative Lease and Cooperative Stock.

        Mortgagor:  The obligor on a Mortgage Note.

        Net Mortgage Rate: As to each Mortgage Loan, a per annum rate of interest equal to the Adjusted Mortgage Rate less the per annum rate at which the Servicing Fee is calculated.

     Non-Discount Mortgage Loan: A Mortgage Loan that is not a Discount Mortgage Loan.

        Non-Primary Residence Loans: The Mortgage Loans designated as secured by second or vacation residences, or by non-owner occupied residences, on the Mortgage Loan Schedule.

        Non-United States Person:  Any Person other than a United States Person.

        Nonrecoverable Advance: Any Advance previously made or proposed to be made by the Master Servicer in respect of a Mortgage Loan (other than a Deleted Mortgage Loan) which, in the good faith judgment of the Master Servicer, will not, or, in the case of a proposed Advance, would not, be ultimately recoverable by the Master Servicer from related Late Collections, Insurance Proceeds, Liquidation Proceeds, REO Proceeds or amounts reimbursable to the Master Servicer pursuant to Section 4.02(a) hereof. The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate delivered to the Company, the Trustee and any Certificate Insurer.

     Nonsubserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is not subject to a Subservicing Agreement.

        Notional Amount: With respect to any Class or Subclass of Interest Only Certificates, an amount used as the principal basis for the calculation of any interest payment amount, as more specifically defined in the Series Supplement.

        Officers' Certificate: A certificate signed by the Chairman of the Board, the President or a Vice President or Assistant Vice President, or a Director or Managing Director, and by the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Company or the Master Servicer, as the case may be, and delivered to the Trustee, as required by this Agreement.

        Opinion of Counsel: A written opinion of counsel acceptable to the Trustee and the Master Servicer, who may be counsel for the Company or the Master Servicer, provided that any opinion of counsel (i) referred to in the definition of "Disqualified Organization" or (ii) relating to the qualification of any REMIC formed under the Series Supplement or compliance with the REMIC
Provisions must, unless otherwise specified, be an opinion of Independent counsel.

        Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Property) which was not the subject of a Principal Prepayment in Full, Cash Liquidation or REO Disposition and which was not purchased, deleted or substituted for prior to such Due Date pursuant to Section 2.02, 2.03, 2.04 or 4.07.

        Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

        Pass-Through Rate:  As defined in the Series Supplement.

     Paying Agent: The Trustee or any successor Paying Agent appointed by the Trustee.

        Percentage Interest: With respect to any Certificate (other than a Class R Certificate), the undivided percentage ownership interest in the related Class evidenced by such Certificate, which percentage ownership interest shall be equal to the Initial Certificate Principal Balance thereof or Initial Notional Amount (in the case of any Interest Only Certificate) thereof divided by the aggregate Initial Certificate Principal Balance or the aggregate of the Initial Notional Amounts, as applicable, of all the Certificates of the same Class. With respect to a Class R Certificate, the interest in distributions to be made with respect to such Class evidenced thereby, expressed as a percentage, as stated on the face of each such Certificate.

        Permitted Investments:  One or more of the following:

(i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

(ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

(iii)federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

(iv) commercial paper and demand notes (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

(v) a money market fund or a qualified investment fund rated by each Rating Agency in its highest long-term rating available; and

(vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

provided, however, no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations. References herein to the highest rating available on unsecured long-term debt shall mean AAA in the case of Standard & Poor's and Fitch and Aaa in the case of Moody's, and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean A-1 in the case of Standard & Poor's, P-1 in the case of Moody's and either A-1 by Standard & Poor's, P-1 by Moody's or F-1 by Fitch in the case of Fitch.

     Permitted Transferee: Any Transferee of a Class R Certificate, other than a Disqualified Organization or Non-United States Person.

        Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Pledged Amount: With respect to any Pledged Asset Loan, the amount of money remitted to Combined Collateral LLC, at the direction of or for the benefit of the related Mortgagor.

        Pledged Asset Loan: Any Mortgage Loan supported by Pledged Assets or such other collateral, other than the related Mortgaged Property, set forth in the Series Supplement.

        Pledged Assets: With respect to any Mortgage Loan, all money, securities, security entitlements, accounts, general intangibles, payment intangibles, instruments, documents, deposit accounts, certificates of deposit, commodities contracts and other investment property and other property of whatever kind or description pledged by Combined Collateral LLC as security in respect of any Realized Losses in connection with such Mortgage Loan up to the Pledged Amount for such Mortgage Loan, and any related collateral, or such other collateral as may be set forth in the Series Supplement.

        Pledged Asset Mortgage Servicing Agreement: The Pledged Asset Mortgage Servicing Agreement, dated as of February 28, 1996 between MLCC and the Master Servicer.

        Pooling and Servicing Agreement or Agreement: With respect to any Series, this Standard Terms together with the related Series Supplement.

     Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances of each Mortgage Loan.

        Pool Strip Rate: With respect to each Mortgage Loan, a per annum rate equal to the excess of (a) the Net Mortgage Rate of such Mortgage Loan over (b) the Discount Net Mortgage Rate (but not less than 0.00%) per annum.

        Prepayment Distribution Trigger: With respect to any Distribution Date and any Class of Subordinate Certificates (other than the Class M-1 Certificates), a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of such Class and each Class of Subordinate Certificates with a Lower Priority than such Class immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to the sum of the related Initial Subordinate Class Percentages of such Classes of Subordinate Certificates.

        Prepayment Interest Shortfall: As to any Distribution Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the portion of the related Prepayment Period that falls during the prior calendar month, an amount equal to the excess of one month's interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the Stated Principal Balance of such Mortgage Loan over the amount of interest (adjusted to the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan)) paid by the Mortgagor for such month to the date of such Principal Prepayment in Full or (b) a Curtailment during the prior calendar month, an amount equal to one month's interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the amount of such Curtailment.

        Prepayment Period: As to any Distribution Date and Principal Prepayment in Full, the period commencing on the 16th day of the month prior to the month in which that Distribution Date occurs and ending on the 15th day of the month in which such Distribution Date occurs.

     Primary  Insurance  Policy:   Each  primary  policy  of  mortgage  guaranty
insurance or any replacement policy therefor referred to in Section 2.03(b)(iv) and (v).

     Principal Only Certificates: A Class of Certificates not entitled to payments of interest, and more specifically designated as such in the Series Supplement.

        Principal Prepayment: Any payment of principal or other recovery on a Mortgage Loan, including a recovery that takes the form of Liquidation Proceeds or Insurance Proceeds, which is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest on such payment due on any date or dates in any month or months subsequent to the month of prepayment.

     Principal Prepayment in Full: Any Principal Prepayment of the entire principal balance of a Mortgage Loan that is made by the Mortgagor.

     Program Guide: Collectively, the Client Guide and the Servicer Guide for Residential Funding's Expanded Criteria Mortgage Program.

        Purchase Price: With respect to any Mortgage Loan (or REO Property) required to be or otherwise purchased on any date pursuant to Section 2.02, 2.03, 2.04 or 4.07, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof plus the principal portion of any related unreimbursed Advances and (ii) unpaid accrued interest at the Adjusted Mortgage Rate (or Modified Net Mortgage Rate plus the rate per annum at which the Servicing Fee is calculated in the case of a Modified Mortgage Loan) (or at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) in the case of a purchase made by the Master Servicer) on the Stated Principal Balance thereof to the Due Date in the Due Period related to the Distribution Date occurring in the month following the month of purchase from the Due Date to which interest was last paid by the Mortgagor.

        Qualified Substitute Mortgage Loan: A Mortgage Loan substituted by Residential Funding or the Company for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officers' Certificate delivered to the Trustee, with a copy to the Custodian,

        (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by Residential Funding in the Custodial Account in the month of substitution);

        (ii) have a Mortgage Rate and a Net Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution;

        (iii)  have a Loan-to-Value  Ratio at the time of substitution no higher
               than  that  of  the  Deleted   Mortgage   Loan  at  the  time  of
               substitution;

        (iv) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan;

        (v) comply with each representation and warranty set forth in Sections 2.03 and 2.04 hereof and Section 4 of the Assignment Agreement; and

        (vi) have a Pool Strip Rate equal to or greater than that of the Deleted Mortgage Loan.

Notwithstanding any other provisions herein, (x) with respect to any Qualified Substitute Mortgage Loan substituted for a Deleted Mortgage Loan which was a Discount Mortgage Loan, such Qualified Substitute Mortgage Loan shall be deemed to be a Discount Mortgage Loan and to have a Discount Fraction equal to the Discount Fraction of the Deleted Mortgage Loan and (y) in the event that the "Pool Strip Rate" of any Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Pool Strip Rate" is greater than the Pool Strip Rate of the related Deleted Mortgage Loan

        (i) the Pool Strip Rate of such Qualified Substitute Mortgage Loan shall be equal to the Pool Strip Rate of the related Deleted Mortgage Loan for purposes of calculating the Pass-Through Rate on the Class A-V Certificates and

        (ii) the excess of the Pool Strip Rate on such Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Pool Strip Rate" over the Pool Strip Rate on the related Deleted Mortgage Loan shall be payable to the Class R Certificates pursuant to Section 4.02 hereof.

        Rating Agency: Each of the statistical credit rating agencies specified in the Preliminary Statement of the Series Supplement. If any agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Company, notice of which designation shall be given to the Trustee and the Master Servicer.

        Realized Loss:  With respect to each Mortgage Loan (or REO Property):

          (a) as to which a Cash Liquidation or REO Disposition has occurred, an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage Loan (or REO Property) as of the date of Cash Liquidation or REO Disposition, plus (ii) interest (and REO Imputed Interest, if any) at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders up to the Due Date in the Due Period related to the Distribution Date on which such Realized Loss will be allocated pursuant to Section 4.05 on the Stated Principal Balance of such Mortgage Loan (or REO Property) outstanding during each Due Period that such interest was not paid or advanced, minus (iii) the proceeds, if any, received during the month in which such Cash Liquidation (or REO Disposition) occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Mortgage Loan, net of the portion thereof reimbursable to the Master Servicer or any Subservicer with respect to related Advances or expenses as to which the Master Servicer or Subservicer is entitled to reimbursement thereunder but which have not been previously reimbursed,

        (b) which is the subject of a Servicing Modification, (i) the amount by which the interest portion of a Monthly Payment or the principal balance of such Mortgage Loan was reduced, and (ii) any such amount with respect to a Monthly Payment that was or would have been due in the month immediately following the month in which a Principal Prepayment or the Purchase Price of such Mortgage Loan is received or is deemed to have been received,

        (c) which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation, or

        (d) which has become the object of a Debt Service Reduction, the amount of such Debt Service Reduction.

Notwithstanding the above, neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Realized Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage
Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

        Record Date: With respect to each Distribution Date, the close of business on the last Business Day of the month next preceding the month in which the related Distribution Date occurs.

     Regular Certificate: Any of the Certificates other than a Class R Certificate.

     REMIC: A "real estate  mortgage  investment  conduit" within the meaning of
Section 860D of the Code.

        REMIC Administrator: Residential Funding Corporation. If Residential Funding Corporation is found by a court of competent jurisdiction to no longer be able to fulfill its obligations as REMIC Administrator under this Agreement the Master Servicer or Trustee acting as Master Servicer shall appoint a successor REMIC Administrator, subject to assumption of the REMIC Administrator obligations under this Agreement.

        REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final regulations (or, to the extent not inconsistent with such temporary or final regulations, proposed regulations) and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

        REO Acquisition: The acquisition by the Master Servicer on behalf of the Trustee for the benefit of the Certificateholders of any REO Property pursuant to Section 3.14.

        REO Disposition: As to any REO Property, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds, REO Proceeds and other payments and recoveries (including proceeds of a final sale) which the Master Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

        REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the Net Mortgage Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof for such period.

        REO Proceeds: Proceeds, net of expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property or, with respect to a Cooperative Loan, the related Cooperative Apartment) which proceeds are required to be deposited into the Custodial Account only upon the related REO Disposition.

        REO Property: A Mortgaged Property acquired by the Master Servicer through foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan.

        Request for Release: A request for release, the forms of which are attached as Exhibit F hereto, or an electronic request in a form acceptable to the Custodian.

        Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement, the Program Guide or the related Subservicing Agreement in respect of such Mortgage Loan.

        Required Surety Payment: With respect to any Additional Collateral Loan that becomes a Liquidated Mortgage Loan, the lesser of (i) the principal portion of the Realized Loss with respect to such Mortgage Loan and (ii) the excess, if any, of (a) the amount of Additional Collateral required at origination with respect to such Mortgage Loan over (b) the net proceeds realized by the Subservicer from the related Additional Collateral.

     Residential   Funding:   Residential   Funding   Corporation,   a  Delaware
corporation, in its capacity as seller of the Mortgage Loans to the Company and any successor thereto.

        Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom, with respect to a particular matter, such matter is referred.

        Retail Certificates: A Senior Certificate, if any, offered in smaller minimum denominations than other Senior Certificates, and designated as such in the Series Supplement.

        Schedule of Discount Fractions: The schedule setting forth the Discount Fractions with respect to the Discount Mortgage Loans, attached as an exhibit to the Series Supplement.

     Security Agreement: With respect to a Cooperative Loan, the agreement creating a security interest in favor of the originator in the related Cooperative Stock.

     Seller: As to any Mortgage Loan, a Person, including any Subservicer, that executed a Seller's Agreement applicable to such Mortgage Loan.

        Seller's Agreement: An agreement for the origination and sale of Mortgage Loans generally in the form of the Seller Contract referred to or contained in the Program Guide, or in such other form as has been approved by the Master Servicer and the Company, each containing representations and warranties in respect of one or more Mortgage Loans consistent in all material respects with those set forth in the Program Guide.

        Senior Accelerated Distribution Percentage: With respect to any Distribution Date occurring on or prior to the 60th Distribution Date and, with respect to any Mortgage Pool comprised of two or more Loan Groups, any Loan Group, 100%. With respect to any Distribution Date thereafter and any such Loan Group, if applicable, as follows:

(i) for any Distribution Date after the 60th Distribution Date but on or prior to the 72nd Distribution Date, the related Senior Percentage for such Distribution Date plus 70% of the related Subordinate Percentage for such Distribution Date;

(ii) for any Distribution Date after the 72nd Distribution Date but on or prior to the 84th Distribution Date, the related Senior Percentage for such Distribution Date plus 60% of the related Subordinate Percentage for such Distribution Date;

(iii) for any Distribution Date after the 84th Distribution Date but on or prior to the 96th Distribution Date, the related Senior Percentage for such Distribution Date plus 40% of the related Subordinate Percentage for such Distribution Date;

(iv) for any Distribution Date after the 96th Distribution Date but on or prior to the 108th Distribution Date, the related Senior Percentage for such Distribution Date plus 20% of the related Subordinate Percentage for such Distribution Date; and

(v) for any Distribution Date thereafter, the Senior Percentage for such Distribution Date;

provided, however,

        (i) that any scheduled reduction to the Senior Accelerated Distribution Percentage described above shall not occur as of any Distribution Date unless either

               (a)(1)(X) the outstanding principal balance of the Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Subordinate Certificates, is less than 50% or (Y) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 2% and (2) Realized Losses on the Mortgage Loans to date for such Distribution Date if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after the Closing Date are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the Initial Certificate Principal Balances of the Subordinate Certificates or

                (b)(1) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 4% and
        (2) Realized Losses on the Mortgage Loans to date for such Distribution Date, if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after the Closing Date are less than 10%, 15%, 20%, 25% or 30%, respectively, of the sum of the Initial Certificate Principal Balances of the Subordinate Certificates, and

        (ii) that for any Distribution Date on which the Senior Percentage is greater than the Senior Percentage as of the Closing Date, the Senior Accelerated Distribution Percentage for such Distribution Date shall be 100%, or, if the Mortgage Pool is comprised of two or more Loan Groups, for any Distribution Date on which the weighted average of the Senior Percentages for each Loan Group, weighted on the basis of the Stated Principal Balances of the Mortgage Loans in the related Loan Group, exceeds the weighted average of the initial Senior Percentages (calculated on such basis) for each Loan Group, each of the Senior Accelerated Distribution Percentages for such Distribution Date will equal 100%.

Notwithstanding the foregoing, upon the reduction of the Certificate Principal Balances of the related Senior Certificates (other than the Class A-P Certificates, if any) to zero, the related Senior Accelerated Distribution Percentage shall thereafter be 0%.

        Senior Certificate:  As defined in the Series Supplement.

        Senior Percentage: As defined in the Series Supplement.

        Senior  Support   Certificate:   A  Senior   Certificate  that  provides
additional credit enhancement to certain other classes of Senior Certificates and designated as such in the Preliminary Statement of the Series Supplement.

     Series: All of the Certificates issued pursuant to a Pooling and Servicing Agreement and bearing the same series designation.

        Series Supplement: The agreement into which this Standard Terms is incorporated and pursuant to which, together with this Standard Terms, a Series of Certificates is issued.

     Servicing Accounts: The account or accounts created and maintained pursuant to Section 3.08.

        Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event by the Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property or, with respect to a Cooperative Loan, the related Cooperative Apartment, (ii) any enforcement or judicial proceedings, including foreclosures, including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered on the MERS System, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Sections 3.01, 3.08, 3.12(a) and 3.14, including, if the Master Servicer or any Affiliate of the Master Servicer provides services such as appraisals and brokerage services that are customarily provided by Persons other than servicers of mortgage loans, reasonable compensation for such services.

        Servicing Fee: With respect to any Mortgage Loan and Distribution Date, the fee payable monthly to the Master Servicer in respect of master servicing compensation that accrues at an annual rate designated on the Mortgage Loan Schedule as the "MSTR SERV FEE" for such Mortgage Loan, as may be adjusted with respect to successor Master Servicers as provided in Section 7.02.

        Servicing Modification: Any reduction of the interest rate on or the outstanding principal balance of a Mortgage Loan that is in default, or for which, in the judgment of the Master Servicer, default is reasonably foreseeable, pursuant to a modification of such Mortgage Loan in accordance with
Section 3.07(a).

        Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer, as such list may from time to time be amended.

        Special Hazard Loss: Any Realized Loss not in excess of the cost of the lesser of repair or replacement of a Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) suffered by such Mortgaged Property (or Cooperative Apartment) on account of direct physical loss, exclusive of (i) any loss of a type covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property pursuant to Section 3.12(a), except to the extent of the portion of such loss not covered as a result of any coinsurance provision and (ii) any Extraordinary Loss.

     Standard & Poor's: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

        Stated Principal Balance: With respect to any Mortgage Loan or related REO Property, at any given time, (i) the Cut-off Date Principal Balance of the Mortgage Loan, minus (ii) the sum of (a) the principal portion of the Monthly Payments due with respect to such Mortgage Loan or REO Property during each Due Period ending prior to the most recent Distribution Date which were received or with respect to which an Advance was made, and (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds, Liquidation Proceeds and REO Proceeds, to the extent applied by the Master Servicer as recoveries of principal in accordance with Section 3.14 with respect to such Mortgage Loan or REO Property, in each case which were distributed pursuant to Section 4.02 on any previous Distribution Date, and (c) any Realized Loss allocated to Certificateholders with respect thereto for any previous Distribution Date.

        Subclass: With respect to the Class A-V Certificates, any Subclass thereof issued pursuant to Section 5.01(c). Any such Subclass will represent the Uncertificated Class A-V REMIC Regular Interest or Interests specified by the initial Holder of the Class A-V Certificates pursuant to Section 5.01(c).

        Subordinate Certificate: Any one of the Class M Certificates or Class B Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B and Exhibit C, respectively.

        Subordinate Class Percentage: With respect to any Distribution Date and any Class of Subordinate Certificates, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of such Class of Subordinate Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the

Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

        Subordinate Percentage: As of any Distribution Date and, with respect to any Mortgage Pool comprised of two or more Loan Groups, any Loan Group, 100% minus the related Senior Percentage as of such Distribution Date.

     Subserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is subject to a Subservicing Agreement.

        Subservicer: Any Person with whom the Master Servicer has entered into a Subservicing Agreement and who generally satisfied the requirements set forth in the Program Guide in respect of the qualification of a Subservicer as of the date of its approval as a Subservicer by the Master Servicer.

        Subservicer  Advance:  Any  delinquent   installment  of  principal  and
interest on a Mortgage Loan which is advanced by the related Subservicer (net of its Subservicing Fee) pursuant to the Subservicing Agreement.

     Subservicing Account: An account established by a Subservicer in accordance with Section 3.08.

        Subservicing Agreement: The written contract between the Master Servicer and any Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02, generally in the form of the servicer contract referred to or contained in the Program Guide or in such other form as has been approved by the Master Servicer and the Company. With respect to Additional Collateral Loans subserviced by MLCC, the Subservicing Agreement shall also include the Addendum and Assignment Agreement and the Pledged Asset Mortgage Servicing Agreement. With respect to any Pledged Asset Loan subserviced by GMAC Mortgage Corporation, the Addendum and Assignment Agreement, dated as of November 24, 1998, between the Master Servicer and GMAC Mortgage Corporation, as such agreement may be amended from time to time.

        Subservicing Fee: As to any Mortgage Loan, the fee payable monthly to the related Subservicer (or, in the case of a Nonsubserviced Mortgage Loan, to the Master Servicer) in respect of subservicing and other compensation that accrues at an annual rate equal to the excess of the Mortgage Rate borne by the related Mortgage Note over the rate per annum designated on the Mortgage Loan Schedule as the "CURR NET" for such Mortgage Loan.

     Surety: Ambac, or its successors in interest, or such other surety as may be identified in the Series Supplement.

        Surety Bond: The Limited Purpose Surety Bond (Policy No. AB0039BE), dated February 28, 1996 in respect to Mortgage Loans originated by MLCC, or the Surety Bond (Policy No. AB0240BE), dated March 17, 1999 in respect to Mortgage Loans originated by Novus Financial Corporation, in each case issued by Ambac for the benefit of certain beneficiaries, including the Trustee for the benefit of the Holders of the Certificates, but only to the extent that such Surety Bond covers any Additional Collateral Loans, or such other Surety Bond as may be identified in the Series Supplement.

        Tax Returns: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of any REMIC formed under the Series Supplement and under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

     Transfer: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

     Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

     Transferor: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

        Trust Fund: The segregated pool of assets related to a Series, with respect to which one or more REMIC elections are to be made pursuant to this Agreement, consisting of:

(i) the Mortgage Loans and the related Mortgage Files and collateral securing such Mortgage Loans,

(ii) all payments on and collections in respect of the Mortgage Loans due after the Cut-off Date as shall be on deposit in the Custodial Account or in the Certificate Account and identified as belonging to the Trust Fund, including the proceeds from the liquidation of Additional Collateral for any Additional Collateral Loan or Pledged Assets for any Pledged Asset Loan, but not including amounts on deposit in the Initial Monthly Payment Fund,

(iii) property that secured a Mortgage Loan and that has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure,

(iv) the hazard insurance policies and Primary Insurance Policies, if any, the Pledged Assets with respect to each Pledged Asset Loan, and the interest in the Surety Bond transferred to the Trustee pursuant to
        Section 2.01, and

(v)     all proceeds of clauses (i) through (iv) above.

        Uniform Single Attestation Program for Mortgage Bankers: The Uniform Single Attestation Program for Mortgage Bankers, as published by the Mortgage Bankers Association of America and effective with respect to fiscal periods ending on or after December 15, 1995.

        Uninsured Cause: Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies.

        United States Person or U.S. Person: (i) A citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), provided that, for purposes solely of the restrictions on the transfer of residual interests, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person or U.S. Person unless all persons that own an interest in such partnership either directly or indirectly through any chain of entities no one of which is a corporation for United States federal income tax purposes are required by the applicable operating agreement to be United States Persons,
(iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain Trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person.

     Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate, and more specifically designated in
Article XI of the Series Supplement.

Section 1.02.  Use of Words and Phrases.

        "Herein," "hereby," "hereunder," `hereof," "hereinbefore," "hereinafter" and other equivalent words refer to the Pooling and Servicing Agreement as a whole. All references herein to Articles, Sections or Subsections shall mean the corresponding Articles, Sections and Subsections in the Pooling and Servicing Agreement. The definition set forth herein include both the singular and the plural.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;

                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01.  Conveyance of Mortgage Loans.

(a) The Company, concurrently with the execution and delivery hereof, does hereby assign to the Trustee without recourse all the right, title and interest of the Company in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (other than payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date). In connection with such transfer and assignment, the Company does hereby deliver to the Trustee the Certificate Policy (as defined in the Series Supplement), if any.

(b) In connection with such assignment, except as set forth in Section 2.01(c) and subject to Section 2.01(d) below, the Company does hereby deliver to, and deposit with, the Trustee, or to and with one or more Custodians, as the duly appointed agent or agents of the Trustee for such purpose, the following documents or instruments (or copies thereof as permitted by this Section) (I) with respect to each Mortgage Loan so assigned (other than a Cooperative Loan):

(i) The original Mortgage Note, endorsed without recourse to the order of the Trustee, and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

(ii) The original Mortgage, noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording indicated thereon or a copy of the Mortgage with evidence of recording indicated thereon;

(iii) Unless the Mortgage Loan is registered on the MERS(R) System, an original Assignment of the Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment with evidence of recording indicated thereon;

(iv) The original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee (or to MERS, if the Mortgage Loan is registered on the MERS(R) System and noting the presence of a MIN) with evidence of recordation noted thereon or attached thereto, or a copy of such assignment or assignments of the Mortgage with evidence of recording indicated thereon; and

(v) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan or a copy of each modification, assumption agreement or preferred loan agreement.

        and (II) with respect to each Cooperative Loan so assigned:

(i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

(ii) A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;

(iii) The related Cooperative Stock Certificate, representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;

(iv) The original recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

(v)     The Security Agreement;

(vi) Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

(vii) Copies of the filed UCC-3 assignments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

(viii) An executed assignment of the interest of the originator in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement referenced in clause (iv) above, showing an unbroken chain of title from the originator to the Trustee;

(ix) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Cooperative Loan; and

(x) A duly completed UCC-1 financing statement showing the Master Servicer as debtor, the Company as secured party and the Trustee as assignee and a duly completed UCC-1 financing statement showing the Company as debtor and the Trustee as secured party, each in a form sufficient for filing, evidencing the interest of such debtors in the Cooperative Loans.

(c) The Company may, in lieu of delivering the original of the documents set forth in Section 2.01(b)(I)(ii), (iii), (iv) and (v) and Section (b)(II)(ii),

(iv), (vii), (ix) and (x) (or copies thereof as permitted by Section 2.01(b)) to the Trustee or the Custodian or Custodians, deliver such documents to the Master Servicer, and the Master Servicer shall hold such documents in trust for the use and benefit of all present and future Certificateholders until such time as is set forth in the next sentence. Within thirty Business Days following the earlier of (i) the receipt of the original of all of the documents or instruments set forth in Section 2.01(b)(I)(ii), (iii), (iv) and (v) and Section
(b)(II)(ii), (iv), (vii), (ix) and (x) (or copies thereof as permitted by such Section) for any Mortgage Loan and (ii) a written request by the Trustee to deliver those documents with respect to any or all of the Mortgage Loans then being held by the Master Servicer, the Master Servicer shall deliver a complete set of such documents to the Trustee or the Custodian or Custodians that are the duly appointed agent or agents of the Trustee.

(d) Notwithstanding the provisions of Section 2.01(c), in connection with any Mortgage Loan, if the Company cannot deliver the original of the Mortgage, any assignment, modification, assumption agreement or preferred loan agreement (or copy thereof as permitted by Section 2.01(b)) with evidence of recording thereon concurrently with the execution and delivery of this Agreement because of (i) a delay caused by the public recording office where such Mortgage, assignment, modification, assumption agreement or preferred loan agreement as the case may be, has been delivered for recordation, or (ii) a delay in the receipt of certain information necessary to prepare the related assignments, the Company shall deliver or cause to be delivered to the Trustee or the respective
Custodian a copy of such Mortgage, assignment, modification, assumption agreement or preferred loan agreement.

        The Company shall promptly cause to be recorded in the appropriate public office for real property records the Assignment referred to in clause
(I)(iii) of Section 2.01(b), except (a) in states where, in the opinion of counsel acceptable to the Trustee and the Master Servicer, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Company or the originator of such Mortgage Loan or (b) if MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as the mortgagee of record solely as nominee for the Seller and its successors and assigns, and shall promptly cause to be filed the Form UCC-3 assignment and UCC-1 financing statement referred to in clause (II)(vii) and (x), respectively, of Section 2.01(b). If any Assignment, Form UCC-3 or Form UCC-1, as applicable, is lost or returned unrecorded to the Company because of any defect therein, the Company shall prepare a substitute Assignment, Form UCC-3 or Form UCC-1, as applicable, or cure such defect, as the case may be, and cause such Assignment to be recorded in accordance with this paragraph. The Company shall promptly deliver or cause to be delivered to the Trustee or the respective Custodian such Mortgage or Assignment or Form UCC-3 or Form UCC-1, as applicable, (or copy thereof as permitted by Section 2.01(b)) with evidence of recording indicated thereon at the time specified in Section 2.01(c). In connection with its servicing of Cooperative Loans, the Master Servicer will use its best efforts to file timely continuation statements with regard to each financing statement and assignment relating to Cooperative Loans as to which the related Cooperative Apartment is located outside of the State of New York.

        If the Company delivers to the Trustee or Custodian any Mortgage Note or Assignment of Mortgage in blank, the Company shall, or shall cause the Custodian to, complete the endorsement of the Mortgage Note and the Assignment of Mortgage in the name of the Trustee in conjunction with the Interim Certification issued by the Custodian, as contemplated by Section 2.02.

        Any of the items set forth in Sections  2.01(b)(I)(ii),  (iii), (iv) and
(v) and (II)(vi) and (vii) and that may be delivered as a copy rather than the original may be delivered to the Trustee or the Custodian.

        In connection with the assignment of any Mortgage Loan registered on the MERS(R) System, the Company further agrees that it will cause, at the Company's own expense, within 30 Business Days after the Closing Date, the MERS(R) System to indicate that such Mortgage Loans have been assigned by the Company to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files
(a) the code in the field which identifies the specific Trustee and (b) the code in the field "Pool Field" which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Company further agrees that it will not, and will not permit the Master Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.


(e) Residential Funding hereby assigns to the Trustee its security interest in and to any Additional Collateral or Pledged Assets, its right to receive amounts due or to become due in respect of any Additional Collateral or Pledged Assets pursuant to the related Subservicing Agreement and its rights as beneficiary under the Surety Bond in respect of any Additional Collateral Loans. With respect to any Additional Collateral Loan or Pledged Asset Loan, Residential Funding shall cause to be filed in the appropriate recording office a UCC-3 statement giving notice of the assignment of the related security interest to the Trust Fund and shall thereafter cause the timely filing of all necessary continuation statements with regard to such financing statements.

(f) It is intended that the conveyance by the Company to the Trustee of the Mortgage Loans as provided for in this Section 2.01 be and the Uncertificated REMIC Regular Interests, if any (as provided for in Section 2.06), be construed as a sale by the Company to the Trustee of the Mortgage Loans and any
Uncertificated REMIC Regular Interests for the benefit of the Certificateholders. Further, it is not intended that such conveyance be deemed to be a pledge of the Mortgage Loans and any Uncertificated REMIC Regular Interests by the Company to the Trustee to secure a debt or other obligation of the Company. Nonetheless, (a) this Agreement is intended to be and hereby is a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in Section 2.01 shall be deemed to be, and hereby is, (1) a grant by the Company to the Trustee of a security interest in all of the Company's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to any and all general intangibles, payment intangibles, accounts, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property and other property of whatever kind or description now existing or hereafter acquired consisting of, arising from or relating to any of the following: (A) the Mortgage Loans, including (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate and Cooperative Lease, (ii) with respect to each Mortgage Loan other than a Cooperative Loan, the related Mortgage Note and Mortgage, and (iii) any insurance policies and all other documents in the related Mortgage File, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof, (C) any Uncertificated REMIC Regular Interests and (D) all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account or the Custodial Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Company to the Trustee of any security interest in any and all of Residential Funding's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A), (B),
(C) and (D) granted by Residential Funding to the Company pursuant to the Assignment Agreement; (c) the possession by the Trustee, the Custodian or any other agent of the Trustee of Mortgage Notes or such other items of property as constitute instruments, money, payment intangibles, negotiable documents, goods, deposit accounts, letters of credit, advices of credit, investment property, certificated securities or chattel paper shall be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the Minnesota Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction as in effect (including, without limitation, Sections 8-106, 9-313 and 9-106 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or persons holding for (as applicable) the Trustee for the purpose of perfecting such security interest under applicable law.

        The Company and, at the Company's direction, Residential Funding and the Trustee shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were determined to create a security interest in the Mortgage Loans, any Uncertificated REMIC Regular Interests and the other property described above, such security interest would be determined to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Company shall prepare and deliver to the Trustee not less than 15 days prior to any filing date and, the Trustee shall forward for filing, or shall cause to be forwarded for filing, at the expense of the Company, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in or lien on the Mortgage Loans and any Uncertificated REMIC Regular Interests, as evidenced by an Officers' Certificate of the Company, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of Residential Funding, the Company or the Trustee (such preparation and filing shall be at the expense of the Trustee, if occasioned by a change in the Trustee's name), (2) any change of location of the place of business or the chief executive office of Residential Funding or the Company, (3) any transfer of any interest of Residential Funding or the Company in any Mortgage Loan or (4) any transfer of any interest of Residential Funding or the Company in any Uncertificated REMIC Regular Interest.

(g) The Master Servicer hereby acknowledges the receipt by it of the Initial Monthly Payment Fund. The Master Servicer shall hold such Initial Monthly Payment Fund in the Custodial Account and shall include such Initial Monthly Payment Fund in the Available Distribution Amount for the initial Distribution Date. Notwithstanding anything herein to the contrary, the Initial Monthly Payment Fund shall not be an asset of any REMIC. To the extent that the Initial Monthly Payment Fund constitutes a reserve fund for federal income tax purposes,
(1) it shall be an outside reserve fund and not an asset of any REMIC, (2) it shall be owned by the Seller and (3) amounts transferred by any REMIC to the Initial Monthly Payment Fund shall be treated as transferred to the Seller or any successor, all within the meaning of Section 1.860G-2(h) of the Treasury Regulations.

(h) The Company agrees that the sale of each Pledged Asset Loan pursuant to this Agreement will also constitute the assignment, sale, setting-over, transfer and conveyance to the Trustee, without recourse (but subject to the Company's covenants, representations and warranties specifically provided herein), of all of the Company's obligations and all of the Company's right, title and interest in, to and under, whether now existing or hereafter acquired as owner of the Mortgage Loan with respect to any and all money, securities, security entitlements, accounts, general intangibles, payment intangibles, instruments, documents, deposit accounts, certificates of deposit, commodities contracts, and other investment property and other property of whatever kind or description consisting of, arising from or related to (i) the Assigned Contracts, (ii) all rights, powers and remedies of the Company as owner of such Mortgage Loan under or in connection with the Assigned Contracts, whether arising under the terms of such Assigned Contracts, by statute, at law or in equity, or otherwise arising out of any default by the Mortgagor under or in connection with the Assigned Contracts, including all rights to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, approval or waiver thereunder, (iii) the Pledged Amounts and all money, securities, security entitlements, accounts, general intangibles, payment intangibles, instruments, documents, deposit accounts, certificates of deposit, commodities contracts, and other investment property and other property of whatever kind or description and all cash and non-cash proceeds of the sale, exchange, or redemption of, and all stock or conversion rights, rights to subscribe, liquidation dividends or preferences, stock dividends, rights to interest, dividends, earnings, income, rents, issues, profits, interest payments or other distributions of cash or other property that secures a Pledged Asset Loan, (iv) all documents, books and records concerning the foregoing (including all computer programs, tapes, disks and related items containing any such information) and (v) all insurance proceeds (including proceeds from the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation or any other insurance company) of any of the foregoing or replacements thereof or substitutions therefor, proceeds of proceeds and the conversion, voluntary or involuntary, of any thereof. The foregoing transfer, sale, assignment and conveyance does not constitute and is not intended to result in the creation, or an assumption by the Trustee, of any obligation of the Company, or any other person in connection with the Pledged Assets or under any agreement or instrument relating thereto, including any obligation to the Mortgagor, other than as owner of the Mortgage Loan.

Section 2.02.  Acceptance by Trustee.

        The Trustee acknowledges receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section

2.01(b)(i) above (except that for purposes of such acknowledgement only, a Mortgage Note may be endorsed in blank) and declares that it, or a Custodian as its agent, holds and will hold such documents and the other documents constituting a part of the Mortgage Files delivered to it, or a Custodian as its agent, and the rights of Residential Funding with respect to any Pledged Assets, Additional Collateral and the Surety Bond assigned to the Trustee pursuant to
Section 2.01, in trust for the use and benefit of all present and future Certificateholders. The Trustee or Custodian (such Custodian being so obligated under a Custodial Agreement) agrees, for the benefit of Certificateholders, to review each Mortgage File delivered to it pursuant to Section 2.01(b) within 45 days after the Closing Date to ascertain that all required documents (specifically as set forth in Section 2.01(b)), have been executed and received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it, and to deliver to the Trustee a certificate (the "Interim Certification") to the effect that all documents required to be delivered pursuant to Section 2.01(b) above have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. Upon delivery of the Mortgage Files by the Company or the Master Servicer, the Trustee shall acknowledge receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(c) above.

        If the Custodian, as the Trustee's agent, finds any document or documents constituting a part of a Mortgage File to be missing or defective, the Trustee shall promptly so notify the Master Servicer and the Company. Pursuant to Section 2.3 of the Custodial Agreement, the Custodian will notify the Master Servicer, the Company and the Trustee of any such omission or defect found by it in respect of any Mortgage File held by it in respect of the items reviewed by it pursuant to the Custodial Agreement. If such omission or defect materially and adversely affects the interests of the Certificateholders, the Master Servicer shall promptly notify the related Subservicer or Seller of such omission or defect and request that such Subservicer or Seller correct or cure such omission or defect within 60 days from the date the Master Servicer was notified of such omission or defect and, if such Subservicer or Seller does not correct or cure such omission or defect within such period, that such Subservicer or Seller purchase such Mortgage Loan from the Trust Fund at its Purchase Price, in either case within 90 days from the date the Master Servicer was notified of such omission or defect; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. The Purchase Price for any such Mortgage Loan, whether purchased by the Seller or the Subservicer, shall be deposited or caused to be deposited by the Master Servicer in the Custodial Account maintained by it pursuant to Section 3.07 and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Seller or its designee or the Subservicer or its designee, as the case may be, any Mortgage Loan released pursuant hereto and thereafter such Mortgage Loan shall not be part of the Trust Fund. In furtherance of the foregoing, if the Subservicer or Seller that repurchases the Mortgage Loan is not a member of MERS and the

Mortgage is registered on the MERS(R) System, the Master Servicer, at its own expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to such Subservicer or Seller and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations. It is understood and agreed that the obligation of the Seller or the Subservicer, as the case may be, to so cure or purchase any Mortgage Loan as to which a material and adverse defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to Certificateholders or the Trustee on behalf of the Certificateholders.

Section 2.03.  Representations, Warranties and Covenants
                      of the Master Servicer and the Company.

(a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of the Certificateholders that:

(i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is or will be in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

(ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's Certificate of Incorporation or Bylaws or constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the material breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

(iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Company, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would materially adversely affect its performance hereunder;

(v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

(vi) The Master Servicer will comply in all material respects in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Required Insurance Policy;

(vii) No information, certificate of an officer, statement furnished in writing or report delivered to the Company, any Affiliate of the Company or the Trustee by the Master Servicer will, to the knowledge of the Master Servicer, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading;

(viii) The Master Servicer has examined each existing, and will examine each new, Subservicing Agreement and is or will be familiar with the terms thereof. The terms of each existing Subservicing Agreement and each designated Subservicer are acceptable to the Master Servicer and any new Subservicing Agreements will comply with the provisions of Section 3.02; and

(ix) The Master Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

        Upon discovery by either the Company, the Master Servicer, the Trustee or any Custodian of a breach of any representation or warranty set forth in this
Section 2.03(a) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 90 days of its discovery or its receipt of notice of such breach, the Master Servicer shall either (i) cure such breach in all material respects or (ii) to the extent that such breach is with respect to a Mortgage Loan or a related document, purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. The obligation of the Master Servicer to cure such breach or to so purchase such Mortgage Loan shall constitute the sole remedy in respect of a breach of a representation and warranty set forth in this Section 2.03(a) available to the Certificateholders or the Trustee on behalf of the Certificateholders.

(b) Representations and warranties relating to the Mortgage Loans are set forth in Section 2.03(b) of the Series Supplement.

Section 2.04.  Representations and Warranties of Sellers.

        The Company, as assignee of Residential Funding under the Assignment Agreement, hereby assigns to the Trustee for the benefit of Certificateholders all of its right, title and interest in respect of the Assignment Agreement and each Seller's Agreement applicable to a Mortgage Loan. Insofar as the Assignment Agreement or the Company's rights under such Seller's Agreement relate to the representations and warranties made by Residential Funding or the related Seller in respect of such Mortgage Loan and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the Master Servicer on behalf of the Trustee and the Certificateholders. Upon the discovery by the Company, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties made in a Seller's Agreement that have been assigned to the Trustee pursuant to this Section 2.04 or of a breach of any of the representations and warranties made in the Assignment Agreement (which, for purposes hereof, will be deemed to include any other cause giving rise to a repurchase obligation under the Assignment Agreement) in respect of any Mortgage Loan which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). The Master Servicer shall promptly notify the related Seller or Residential Funding, as the case may be, of such breach and request that such Seller or Residential Funding, as the case may be, either (i) cure such breach in all material respects within 90 days from the date the Master Servicer was notified of such breach or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that in the case of a breach under the Assignment Agreement Residential Funding shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure, repurchase or substitution must occur within 90 days from the date the breach was discovered. In the event that Residential Funding elects to substitute a Qualified Substitute Mortgage Loan or Loans for a Deleted Mortgage Loan pursuant to this Section 2.04, Residential Funding shall deliver to the Trustee for the benefit of the Certificateholders with respect to such Qualified Substitute Mortgage Loan or Loans, the original Mortgage Note, the Mortgage, an Assignment of the Mortgage in recordable form, if required pursuant to Section 2.01, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed as required by Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Master Servicer and remitted by the Master Servicer to Residential Funding on the next succeeding Distribution Date. For the month of substitution, distributions to the Certificateholders will include the Monthly Payment due on a Deleted Mortgage Loan for such month and thereafter Residential Funding shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule, and, if the Deleted Mortgage Loan was a Discount Mortgage Loan, the Schedule of Discount Fractions, for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule, and, if the Deleted Mortgage Loan was a Discount Mortgage Loan, the amended Schedule of Discount Fractions, to the

Trustee. Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement and the related Subservicing Agreement in all respects, the related Seller shall be deemed to have made the representations and warranties with respect to the Qualified Substitute Mortgage Loan contained in the related Seller's Agreement as of the date of substitution, insofar as Residential Funding's rights in respect of such representations and warranties are assigned to the Company pursuant to the Assignment Agreement, and the Company and the Master Servicer shall be deemed to have made with respect to any Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in this Section 2.04, in
Section 2.03 hereof and in Section 4 of the Assignment Agreement, and the Master Servicer shall be obligated to repurchase or substitute for any Qualified Substitute Mortgage Loan as to which a Repurchase Event (as defined in the Assignment Agreement) has occurred pursuant to Section 4 of the Assignment Agreement.

        In connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (in each case after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to the Certificateholders in the month of substitution). Residential Funding shall deposit the amount of such shortfall into the Custodial Account on the day of substitution, without any reimbursement therefor. Residential Funding shall give notice in writing to the Trustee of such event, which notice shall be accompanied by an Officers' Certificate as to the calculation of such shortfall and (subject to Section 10.01(f)) by an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or (b) any portion of any REMIC to fail to qualify as such at any time that any Certificate is outstanding.

        It is understood and agreed that the obligation of the Seller or Residential Funding, as the case may be, to cure such breach or purchase (or in the case of Residential Funding to substitute for) such Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf of Certificateholders. If the Master Servicer is Residential Funding, then the Trustee shall also have the right to give the notification and require the purchase or substitution provided for in the second preceding paragraph in the event of such a breach of a representation or warranty made by Residential Funding in the Assignment Agreement. In connection with the purchase of or substitution for any such Mortgage Loan by Residential Funding, the Trustee shall assign to Residential Funding all of the Trustee's right, title and interest in respect of the Seller's Agreement and the Assignment Agreement applicable to such Mortgage Loan.

Section  2.05.   Execution  and  Authentication  of   Certificates/Issuance   of
     Certificates Evidencing Interests in REMIC I Certificates.

               As provided in Section 2.05 of the Series Supplement.

Section 2.06. Conveyance of Uncertificated REMIC I and REMIC II Regular Interests; Acceptance by the Trustee.

               As provided in Section 2.06 of the Series Supplement.

Section 2.07. Issuance of Certificates Evidencing Interests in REMIC II.

               As provided in Section 2.07 of the Series Supplement.

Section 2.08.  Purposes and Powers of the Trust.

        The purpose of the trust, as created hereunder, is to engage in the following activities:

(a) to sell the Certificates to the Company in exchange for the Mortgage Loans;

(b)     to enter into and perform its obligations under this Agreement;

(c) to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(d) subject to compliance with this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust Fund and the making of distributions to the Certificateholders.

               The trust is hereby authorized to engage in the foregoing activities. Notwithstanding the provisions of Section 11.01, the trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement while any Certificate is outstanding, and this Section 2.08 may not be amended, without the consent of the Certificateholders evidencing a majority of the aggregate Voting Rights of the Certificates.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING

                                OF MORTGAGE LOANS

Section 3.01.  Master Servicer to Act as Servicer.

(a) The Master Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and the respective Mortgage Loans and shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do any and all things which it may deem necessary or desirable in connection with such servicing and administration. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the Master Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of consent to assumption or modification in connection with a proposed conveyance, or of assignment of any Mortgage and Mortgage Note in connection with the repurchase of a Mortgage Loan and all other comparable instruments, or with respect to the modification or re-recording of a Mortgage for the purpose of correcting the Mortgage, the subordination of the lien of the Mortgage in favor of a public utility company or government agency or unit with powers of eminent domain, the taking of a deed in lieu of foreclosure, the commencement, prosecution or completion of judicial or non-judicial foreclosure, the conveyance of a Mortgaged Property to the related Insurer, the acquisition of any property acquired by foreclosure or deed in lieu of foreclosure, or the management, marketing and conveyance of any property acquired by foreclosure or deed in lieu of foreclosure with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Master Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Subservicer, when the Master Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment to register any Mortgage Loan on the MERS(R) System, or cause the removal from the registration of any Mortgage Loan on the MERS(R) System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any expenses incurred in connection with the actions described in the preceding sentence shall be borne by the Master Servicer in accordance with Section 3.16(c), with no right of reimbursement; provided, that if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS System, it becomes necessary to remove any Mortgage Loan from registration on the MERS System and to arrange for the assignment of the related Mortgages to the Trustee, then any related expenses shall be reimbursable to the Master Servicer. Notwithstanding the foregoing, subject to Section 3.07(a), the Master Servicer shall not permit any modification with respect to any Mortgage Loan that would both constitute a sale or exchange of such Mortgage Loan within the meaning of Section 1001 of the Code and any proposed, temporary or final regulations promulgated thereunder (other than in connection with a proposed conveyance or assumption of such Mortgage Loan that is treated as a Principal Prepayment in Full pursuant to Section 3.13(d) hereof) and cause any REMIC formed under the Series Supplement to fail to qualify as a REMIC under the Code. The Trustee shall furnish the Master Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans. The Trustee shall not be liable for any action taken by the Master Servicer or any Subservicer pursuant to such powers of attorney. In servicing and administering any Nonsubserviced Mortgage Loan, the Master Servicer shall, to the extent not inconsistent with this Agreement, comply with the Program Guide as if it were the originator of such Mortgage Loan and had retained the servicing rights and obligations in respect thereof. In connection with servicing and administering the Mortgage Loans, the Master Servicer and any Affiliate of the Master Servicer (i) may perform services such as appraisals and brokerage services that are not customarily provided by servicers of mortgage loans, and shall be entitled to reasonable compensation therefor in accordance with Section 3.10 and (ii) may, at its own discretion and on behalf of the Trustee, obtain credit information in the form of a "credit score" from a credit repository.

(b) All costs incurred by the Master Servicer or by Subservicers in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loan so permit, and such costs shall be recoverable to the extent permitted by Section 3.10(a)(ii).

(c) The Master Servicer may enter into one or more agreements in connection with the offering of pass-through certificates evidencing interests in one or more of the Certificates providing for the payment by the Master Servicer of amounts received by the Master Servicer as servicing compensation hereunder and required to cover certain Prepayment Interest Shortfalls on the Mortgage Loans, which payment obligation will thereafter be an obligation of the Master Servicer hereunder.

Section 3.02. Subservicing Agreements Between Master Servicer and Subservicers; Enforcement of Subservicers' and Sellers' Obligations.

(a) The Master Servicer may continue in effect Subservicing Agreements entered into by Residential Funding and Subservicers prior to the execution and delivery of this Agreement, and may enter into new Subservicing Agreements with Subservicers, for the servicing and administration of all or some of the Mortgage Loans. Each Subservicer of a Mortgage Loan shall be entitled to receive and retain, as provided in the related Subservicing Agreement and in Section 3.07, the related Subservicing Fee from payments of interest received on such Mortgage Loan after payment of all amounts required to be remitted to the Master Servicer in respect of such Mortgage Loan. For any Mortgage Loan that is a Nonsubserviced Mortgage Loan, the Master Servicer shall be entitled to receive and retain an amount equal to the Subservicing Fee from payments of interest. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Master Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Master Servicer. Each Subservicing Agreement will be upon such terms and conditions as are generally required or permitted by the Program Guide and are not inconsistent with this Agreement and as the Master Servicer and the Subservicer have agreed. A representative form of Subservicing Agreement is attached to this Agreement as Exhibit E. With the approval of the Master Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicer will remain obligated under the related Subservicing Agreement. The Master Servicer and a Subservicer may enter into amendments thereto or a different form of Subservicing Agreement, and the form referred to or included in the Program Guide is merely provided for information and shall not be deemed to limit in any respect the discretion of the Master Servicer to modify or enter into different Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of either this Agreement or the Program Guide in a manner which would materially and adversely affect the interests of the Certificateholders.

(b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer under the related Subservicing Agreement and of each Seller under the related Seller's Agreement insofar as the Company's rights with respect to Seller's obligation has been assigned to the Trustee hereunder, to the extent that the non-performance of any such Seller's obligation would have a material and adverse effect on a Mortgage Loan, including, without limitation, the obligation to purchase a Mortgage Loan on account of defective documentation, as described in Section 2.02, or on account of a breach of a representation or warranty, as described in Section
2.04. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements or Seller's Agreements, as appropriate, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed. For purposes of clarification only, the parties agree that the foregoing is not intended to, and does not, limit the ability of the Master Servicer to be reimbursed for expenses that are incurred in connection with the enforcement of a Seller's obligations (insofar as the Company's rights with respect to such Seller's obligations have been assigned to the Trustee hereunder) and are reimbursable pursuant to Section 3.10(a)(viii).

Section 3.03.  Successor Subservicers.

        The Master Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Subservicing Agreement by the Master Servicer or the Subservicer, the Master Servicer shall either act as servicer of the related Mortgage Loan or enter into a Subservicing Agreement with a successor Subservicer which will be bound by the terms of the related Subservicing Agreement. If the Master Servicer or any Affiliate of Residential Funding acts as servicer, it will not assume liability for the representations and warranties of the Subservicer which it replaces. If the Master Servicer enters into a Subservicing Agreement with a successor
Subservicer, the Master Servicer shall use reasonable efforts to have the successor Subservicer assume liability for the representations and warranties made by the terminated Subservicer in respect of the related Mortgage Loans and, in the event of any such assumption by the successor Subservicer, the Master Servicer may, in the exercise of its business judgment, release the terminated Subservicer from liability for such representations and warranties.

Section 3.04.  Liability of the Master Servicer.

        Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or a Subservicer or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer or the Company and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Subservicer or Seller for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Section 3.05.  No Contractual Relationship Between Subservicer and
                      Trustee or Certificateholders.

        Any Subservicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Master Servicer alone and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as set forth in Section 3.06. The foregoing provision shall not in any way limit a Subservicer's obligation to cure an omission or defect or to repurchase a Mortgage Loan as referred to in Section
2.02 hereof.

Section 3.06.  Assumption or Termination of Subservicing Agreements by Trustee.

(a) If the Master Servicer shall for any reason no longer be the master servicer (including by reason of an Event of Default), the Trustee, its designee or its successor shall thereupon assume all of the rights and obligations of the Master Servicer under each Subservicing Agreement that may have been entered into. The Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to the Subservicing Agreement to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the Master Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement.

(b) The Master Servicer shall, upon request of the Trustee but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Subservicing Agreement to the assuming party.

Section 3.07.  Collection of Certain Mortgage Loan Payments;
                      Deposits to Custodial Account.

(a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the Due Date for payments due on a Mortgage Loan in accordance with the Program Guide; provided, however, that the Master Servicer shall first determine that any such waiver or extension will not impair the coverage of any related Primary Insurance Policy or materially adversely affect the lien of the related Mortgage. In the event of any such arrangement, the Master Servicer shall make timely advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements unless otherwise agreed to by the Holders of the Classes of Certificates affected thereby; provided, however, that no such extension shall be made if any such advance would be a Nonrecoverable Advance. Consistent with the terms of this Agreement, the Master Servicer may also waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Master Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action); provided, however, that the Master Servicer may not modify materially or permit any Subservicer to modify any Mortgage Loan, including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan or except in connection with prepayments to the extent that such reamortization is not inconsistent with the terms of the Mortgage Loan), or extend the final maturity date of such Mortgage Loan, unless such Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable; and provided, further, that no such modification shall reduce the interest rate on a Mortgage Loan below the sum of the Pool Strip Rate and the sum of the rates at which the Servicing Fee and the Subservicing Fee with respect to such Mortgage Loan accrues. In connection with any Curtailment of a Mortgage Loan, the Master Servicer, to the extent not inconsistent with the terms of the Mortgage Note and local law and practice, may permit the Mortgage Loan to be reamortized such that the Monthly Payment is recalculated as an amount that will fully amortize the remaining Stated Principal Balance thereof by the original Maturity Date based on the original Mortgage Rate; provided, that such re-amortization shall not be permitted if it would constitute a reissuance of the Mortgage Loan for federal income tax purposes, except if such reissuance is described in Treasury Regulation Section 1.860G-2(b)(3).

(b) The Master Servicer shall establish and maintain a Custodial Account in which the Master Servicer shall deposit or cause to be deposited on a daily basis, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date):

(i) All payments on account of principal, including Principal Prepayments made by Mortgagors on the Mortgage Loans and the principal component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

(ii) All payments on account of interest at the Adjusted Mortgage Rate on the Mortgage Loans, including Buydown Funds, if any, and the interest component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

(iii)Insurance Proceeds and Liquidation Proceeds (net of any related expenses of the Subservicer);

(iv) All proceeds of any Mortgage Loans purchased pursuant to Section 2.02, 2.03, 2.04 or 4.07 and all amounts required to be deposited in connection with the substitution of a Qualified Substitute Mortgage Loan pursuant to Section 2.03 or 2.04;

(v)  Any amounts required to be deposited pursuant to Section 3.07(c) or 3.21;

(vi) All amounts transferred from the Certificate Account to the Custodial Account in accordance with Section 4.02(a);

(vii)Any amounts realized by the Subservicer and received by the Master Servicer in respect of any Additional Collateral; and

(viii) Any amounts received by the Master Servicer in respect of Pledged Assets.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments on the Mortgage Loans which are not part of the Trust Fund (consisting of payments in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date) and payments or collections in the nature of prepayment charges or late payment charges or assumption fees may but need not be deposited by the Master Servicer in the Custodial Account. In the event any amount not required to be deposited in the Custodial Account is so deposited, the Master Servicer may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. The Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Master
Servicer or serviced or master serviced by it on behalf of others. Notwithstanding such commingling of funds, the Master Servicer shall keep records that accurately reflect the funds on deposit in the Custodial Account that have been identified by it as being attributable to the Mortgage Loans.

        With respect to Insurance Proceeds, Liquidation Proceeds, REO Proceeds and the proceeds of the purchase of any Mortgage Loan pursuant to Sections 2.02, 2.03, 2.04 and 4.07 received in any calendar month, the Master Servicer may elect to treat such amounts as included in the Available Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so. If the Master Servicer so elects, such amounts will be deemed to have been received

(and any related Realized Loss shall be deemed to have occurred) on the last day of the month prior to the receipt thereof.

(c) The Master Servicer shall use its best efforts to cause the institution maintaining the Custodial Account to invest the funds in the Custodial Account attributable to the Mortgage Loans in Permitted Investments which shall mature not later than the Certificate Account Deposit Date next following the date of such investment (with the exception of the Amount Held for Future Distribution) and which shall not be sold or disposed of prior to their maturities. All income and gain realized from any such investment shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments attributable to the investment of amounts in respect of the Mortgage Loans shall be deposited in the Custodial Account by the Master Servicer out of its own funds immediately as realized without any right of reimbursement.

(d) The Master Servicer shall give notice to the Trustee and the Company of any change in the location of the Custodial Account and the location of the Certificate Account prior to the use thereof.

Section 3.08.  Subservicing Accounts; Servicing Accounts.

(a) In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to establish and maintain one or more Subservicing Accounts which shall be an Eligible Account or, if such account is not an Eligible Account, shall generally satisfy the requirements of the Program Guide and be otherwise acceptable to the Master Servicer and each Rating Agency. The Subservicer will be required thereby to deposit into the Subservicing Account on a daily basis all proceeds of Mortgage Loans received by the Subservicer, less its Subservicing Fees and unreimbursed advances and expenses, to the extent permitted by the Subservicing Agreement. If the Subservicing Account is not an Eligible Account, the Master Servicer shall be deemed to have received such monies upon receipt thereof by the Subservicer. The Subservicer shall not be required to deposit in the Subservicing Account payments or collections in the nature of prepayment charges or late charges or assumption fees. On or before the date specified in the Program Guide, but in no event later than the Determination Date, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account all funds held in the Subservicing Account with respect to each Mortgage Loan serviced by such Subservicer that are required to be remitted to the Master Servicer. The Subservicer will also be required, pursuant to the Subservicing Agreement, to advance on such scheduled date of remittance amounts equal to any scheduled monthly installments of principal and interest less its Subservicing Fees on any Mortgage Loans for which payment was not received by the Subservicer. This obligation to advance with respect to each Mortgage Loan will continue up to and including the first of the month following the date on which the related Mortgaged Property is sold at a foreclosure sale or is acquired by the Trust Fund by deed in lieu of foreclosure or otherwise. All such advances received by the Master Servicer shall be deposited promptly by it in the Custodial Account.

(b) The Subservicer may also be required, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account interest at the Adjusted Mortgage Rate (or Modified Net Mortgage Rate plus the rate per annum at which the Servicing Fee accrues in the case of a Modified Mortgage Loan) on any Curtailment received by such Subservicer in respect of a Mortgage Loan from the related Mortgagor during any month that is to be applied by the Subservicer to reduce the unpaid principal balance of the related Mortgage Loan as of the first day of such month, from the date of application of such Curtailment to the first day of the following month. Any amounts paid by a Subservicer pursuant to the preceding sentence shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time pursuant to Sections 3.10(a)(iv) and (v).

(c) In addition to the Custodial Account and the Certificate Account, the Master Servicer shall for any Nonsubserviced Mortgage Loan, and shall cause the Subservicers for Subserviced Mortgage Loans to, establish and maintain one or more Servicing Accounts and deposit and retain therein all collections from the Mortgagors (or advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items for the account of the Mortgagors. Each Servicing Account shall satisfy the requirements for a Subservicing Account and, to the extent permitted by the Program Guide or as is otherwise acceptable to the Master Servicer, may also function as a Subservicing Account. Withdrawals of amounts related to the Mortgage Loans from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items, to reimburse the Master Servicer or Subservicer out of related collections for any payments made pursuant to Sections 3.11 (with respect to the Primary Insurance Policy) and 3.12(a) (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Account or to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01 or in accordance with the Program Guide. As part of its servicing duties, the Master Servicer shall, and the Subservicers will, pursuant to the Subservicing Agreements, be required to pay to the Mortgagors interest on funds in this account to the extent required by law.

(d) The Master Servicer shall advance the payments referred to in the preceding subsection that are not timely paid by the Mortgagors or advanced by the Subservicers on the date when the tax, premium or other cost for which such payment is intended is due, but the Master Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the Master Servicer, will be recoverable by the Master Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

Section 3.09.  Access to Certain Documentation and
                      Information Regarding the Mortgage Loans.

        If   compliance   with  this  Section  3.09  shall  make  any  Class  of
Certificates legal for investment by federally insured savings and loan associations, the Master Servicer shall provide, or cause the Subservicers to provide, to the Trustee, the Office of Thrift Supervision or the FDIC and the supervisory agents and examiners thereof access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices designated by the Master Servicer. The Master Servicer shall permit such representatives to photocopy any such documentation and shall provide equipment for that purpose at a charge reasonably approximating the cost of such photocopying to the Master Servicer.

Section 3.10.  Permitted Withdrawals from the Custodial Account.

(a) The Master Servicer may, from time to time as provided herein, make withdrawals from the Custodial Account of amounts on deposit therein pursuant to
Section 3.07 that are attributable to the Mortgage Loans for the following purposes:

(i) to make deposits into the Certificate Account in the amounts and in the manner provided for in Section 4.01;

(ii) to reimburse itself or the related Subservicer for previously unreimbursed advances or expenses made pursuant to Sections 3.01, 3.07(a), 3.08, 3.11, 3.12(a), 3.14 and 4.04 or otherwise reimbursable pursuant to the terms of this Agreement, such withdrawal right being limited to amounts received on particular Mortgage Loans (including, for this purpose, REO Proceeds, Insurance Proceeds, Liquidation Proceeds and proceeds from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03, 2.04 or 4.07) which represent (A) Late Collections of Monthly Payments for which any such advance was made in the case of Subservicer Advances or Advances pursuant to Section 4.04 and (B) recoveries of amounts in respect of which such advances were made in the case of Servicing Advances;

(iii)to pay to itself or the related Subservicer (if not previously retained by such Subservicer) out of each payment received by the Master Servicer on account of interest on a Mortgage Loan as contemplated by Sections 3.14 and 3.16, an amount equal to that remaining portion of any such payment as to interest (but not in excess of the Servicing Fee and the Subservicing Fee, if not previously retained) which, when deducted, will result in the remaining amount of such interest being interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the amount specified in the amortization schedule of the related Mortgage Loan as the principal balance thereof at the beginning of the period respecting which such interest was paid after giving effect to any previous Curtailments;

(iv) to pay to itself as additional servicing compensation any interest or investment income earned on funds and other property deposited in or credited to the Custodial Account that it is entitled to withdraw pursuant to Section 3.07(c);

(v) to pay to itself as additional servicing compensation any Foreclosure Profits, any amounts remitted by Subservicers as interest in respect of Curtailments pursuant to Section 3.08(b), and any amounts paid by a Mortgagor in connection with a Principal Prepayment in Full in respect of interest for any period during the calendar month in which such Principal Prepayment in Full is to be distributed to the Certificateholders;

(vi) to pay to itself, a Subservicer, a Seller, Residential Funding, the Company or any other appropriate Person, as the case may be, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased or otherwise transferred pursuant to Section 2.02, 2.03, 2.04, 4.07 or 9.01, all amounts received thereon and not required to be distributed to the Certificateholders as of the date on which the related Stated Principal Balance or Purchase Price is determined;

(vii) to reimburse itself or the related Subservicer for any Nonrecoverable Advance or Advances in the manner and to the extent provided in subsection (c) below, any Advance made in connection with a modification of a Mortgage Loan that is in default or, in the judgment of the Master Servicer, default is reasonably foreseeable pursuant to Section 3.07(a), to the extent the amount of the Advance has been added to the outstanding principal balance of the Mortgage Loan, or any Advance reimbursable to the Master Servicer pursuant to Section 4.02(a);

(viii) to reimburse itself or the Company for expenses incurred by and reimbursable to it or the Company pursuant to Sections 3.01(a), 3.11, 3.13, 3.14(c), 6.03, 10.01 or otherwise, or in connection with enforcing, in accordance with this Agreement, any repurchase, substitution or indemnification obligation of any Seller (other than an Affiliate of the Company) pursuant to the related Seller's Agreement;

(ix) to reimburse itself for Servicing Advances expended by it (a) pursuant to Section 3.14 in good faith in connection with the restoration of property damaged by an Uninsured Cause, and (b) in connection with the liquidation of a Mortgage Loan or disposition of an REO Property to the extent not otherwise reimbursed pursuant to clause (ii) or (viii) above; and

(x) to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein pursuant to Section 3.07.

(b) Since, in connection with withdrawals pursuant to clauses (ii), (iii), (v) and (vi), the Master Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, the Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such clauses.

(c) The Master Servicer shall be entitled to reimburse itself or the related Subservicer for any advance made in respect of a Mortgage Loan that the Master Servicer determines to be a Nonrecoverable Advance by withdrawal from the Custodial Account of amounts on deposit therein attributable to the Mortgage Loans on any Certificate Account Deposit Date succeeding the date of such determination. Such right of reimbursement in respect of a Nonrecoverable Advance on any such Certificate Account Deposit Date shall be limited to an amount not exceeding the portion of such advance previously paid to Certificateholders (and not theretofore reimbursed to the Master Servicer or the related Subservicer).

Section 3.11.  Maintenance of the Primary Insurance
                      Policies; Collections Thereunder.

(a) The Master Servicer shall not take, or permit any Subservicer to take, any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Master Servicer or Subservicer, would have been covered thereunder. To the extent coverage is available, the Master Servicer shall keep or cause to be kept in full force and effect each such Primary Insurance Policy until the principal balance of the related Mortgage Loan secured by a Mortgaged Property is reduced to 80% or less of the Appraised Value in the case of such a Mortgage Loan having a Loan-to-Value Ratio at origination in excess of 80%, provided that such Primary Insurance Policy was in place as of the Cut-off Date and the Company had knowledge of such Primary Insurance Policy. The Master Servicer shall be entitled to cancel or permit the discontinuation of any Primary Insurance Policy as to any Mortgage Loan, if the Stated Principal Balance of the Mortgage Loan is reduced below an amount equal to 80% of the appraised value of the related Mortgaged Property as determined in any appraisal thereof after the Closing Date, or if the Loan-to-Value Ratio is reduced below 80% as a result of principal payments on the Mortgage Loan after the Closing Date. In the event that the Company gains knowledge that as of the Closing Date, a Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 80% and is not the subject of a Primary Insurance Policy (and was not included in any exception to the representation in Section 2.03(b)(iv)) and that such Mortgage Loan has a current Loan-to-Value Ratio in excess of 80% then the Master Servicer shall use its reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that such a policy is obtainable at a reasonable price. The Master Servicer shall not cancel or refuse to renew any such Primary Insurance Policy applicable to a Nonsubserviced Mortgage Loan, or consent to any Subservicer canceling or refusing to renew any such Primary Insurance Policy applicable to a Mortgage Loan subserviced by it, that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to each Rating Agency for mortgage pass-through certificates having a rating equal to or better than the lower of the then-current rating or the rating assigned to the Certificates as of the Closing Date by such Rating Agency.

(b) In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present or to cause the related Subservicer to present, on behalf of the Master Servicer, the Subservicer, if any, the Trustee and Certificateholders, claims to the related Insurer under any Primary Insurance Policies, in a timely manner in accordance with such policies, and, in this regard, to take or cause to be taken such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 3.07, any Insurance Proceeds collected by or remitted to the Master Servicer under any Primary Insurance Policies shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.10.

Section 3.12.  Maintenance of Fire Insurance and
                      Omissions and Fidelity Coverage.

(a) The Master Servicer shall cause to be maintained for each Mortgage Loan (other than a Cooperative Loan) fire insurance with extended coverage in an amount which is equal to the lesser of the principal balance owing on such Mortgage Loan or 100 percent of the insurable value of the improvements;

provided, however, that such coverage may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. To the extent it may do so without breaching the related Subservicing Agreement, the Master Servicer shall replace any Subservicer that does not cause such insurance, to the extent it is available, to be maintained. The Master Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan (other than a Cooperative Loan), fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Pursuant to Section 3.07, any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section
3.10. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the amount owing under the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds and Liquidation Proceeds to the extent permitted by Section 3.10. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. Whenever the improvements securing a Mortgage Loan (other than a Cooperative Loan) are located at the time of origination of such Mortgage Loan in a federally designated special flood hazard area, the Master Servicer shall cause flood insurance (to the extent available) to be maintained in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the amount required to compensate for any loss or damage to the Mortgaged Property on a replacement cost basis and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

        If the Master Servicer shall obtain and maintain a blanket fire insurance policy with extended coverage insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.12(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.12(a) and there shall have been a loss which would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of such deductible clause. Any such deposit by the Master Servicer shall be made on the Certificate Account Deposit Date next preceding the Distribution Date which occurs in the month following the month in which payments under any such policy would have been deposited in the Custodial Account. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Trustee and the Certificateholders, claims under any such blanket policy.

(b) The Master Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering the Master Servicer's officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage that would be required by Fannie Mae or Freddie Mac, whichever is greater, with respect to the Master Servicer if the Master Servicer were servicing and administering the Mortgage Loans for Fannie Mae or Freddie Mac. In the event that any such bond or policy ceases to be in effect, the Master Servicer shall obtain a comparable replacement bond or policy from an issuer or insurer, as the case may be, meeting the requirements, if any, of the Program Guide and acceptable to the Company. Coverage of the Master Servicer under a policy or bond obtained by an Affiliate of the Master Servicer and providing the coverage required by this Section 3.12(b) shall satisfy the requirements of this Section 3.12(b).

Section 3.13.  Enforcement of Due-on-Sale Clauses; Assumption and
                      Modification Agreements; Certain Assignments.

(a) When any  Mortgaged  Property  is  conveyed  by the  Mortgagor,  the  Master
Servicer or Subservicer, to the extent it has knowledge of such conveyance, shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing:

(i)     the  Master  Servicer  shall not be deemed to be in  default  under this
        Section 3.13(a) by reason of any transfer or assumption which the Master Servicer is restricted by law from preventing; and

(ii) if the Master Servicer determines that it is reasonably likely that any Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Master Servicer shall not be required to enforce the due-on-sale clause or to contest such action.

(b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged Property is to be conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption or modification agreement or supplement to the Mortgage Note or Mortgage which requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer is authorized, subject to the requirements of the sentence next following, to execute and deliver, on behalf of the Trustee, the assumption agreement with the Person to whom the
Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person; provided, however, none of such terms and requirements shall either (i) both (A) constitute a "significant modification" effecting an exchange or reissuance of such Mortgage Loan under the REMIC Provisions and (B) cause any portion of any REMIC formed under the Series Supplement to fail to qualify as a REMIC under the Code or (subject to
Section  10.01(f)),   result  in  the  imposition  of  any  tax  on  "prohibited transactions" or (ii) constitute "contributions" after the start-up date under the REMIC Provisions. The Master Servicer shall execute and deliver such documents only if it reasonably determines that (i) its execution and delivery thereof will not conflict with or violate any terms of this Agreement or cause the unpaid balance and interest on the Mortgage Loan to be uncollectible in whole or in part, (ii) any required consents of insurers under any Required Insurance Policies have been obtained and (iii) subsequent to the closing of the transaction involving the assumption or transfer (A) the Mortgage Loan will continue to be secured by a first mortgage lien pursuant to the terms of the Mortgage, (B) such transaction will not adversely affect the coverage under any Required Insurance Policies, (C) the Mortgage Loan will fully amortize over the remaining term thereof, (D) no material term of the Mortgage Loan (including the interest rate on the Mortgage Loan) will be altered nor will the term of the Mortgage Loan be changed and (E) if the seller/transferor of the Mortgaged Property is to be released from liability on the Mortgage Loan, such release will not (based on the Master Servicer's or Subservicer's good faith determination) adversely affect the collectability of the Mortgage Loan. Upon receipt of appropriate instructions from the Master Servicer in accordance with the foregoing, the Trustee shall execute any necessary instruments for such assumption or substitution of liability as directed in writing by the Master Servicer. Upon the closing of the transactions contemplated by such documents, the Master Servicer shall cause the originals or true and correct copies of the assumption agreement, the release (if any), or the modification or supplement to the Mortgage Note or Mortgage to be delivered to the Trustee or the Custodian and deposited with the Mortgage File for such Mortgage Loan. Any fee collected by the Master Servicer or such related Subservicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

(c) The Master Servicer or the related Subservicer, as the case may be, shall be entitled to approve a request from a Mortgagor for a partial release of the related Mortgaged Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) without any right of reimbursement or other similar matters if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected thereby and that any portion of any REMIC formed under the Series Supplement would not fail to continue to qualify as a REMIC under the Code as a result thereof and (subject to Section 10.01(f)) that no tax on "prohibited transactions" or "contributions" after the startup day would be imposed on any such REMIC as a result thereof. Any fee collected by the Master Servicer or the related Subservicer for processing such a request will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

(d) Subject to any other applicable terms and conditions of this Agreement, the Trustee and Master Servicer shall be entitled to approve an assignment in lieu of satisfaction with respect to any Mortgage Loan, provided the obligee with respect to such Mortgage Loan following such proposed assignment provides the Trustee and Master Servicer with a "Lender Certification for Assignment of Mortgage Loan" in the form attached hereto as Exhibit M, in form and substance satisfactory to the Trustee and Master Servicer, providing the following: (i) that the substance of the assignment is, and is intended to be, a refinancing of such Mortgage; (ii) that the Mortgage Loan following the proposed assignment will have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and (iii) that such assignment is at the request of the borrower under the related Mortgage Loan. Upon approval of an assignment in lieu of satisfaction with respect to any Mortgage Loan, the Master Servicer shall receive cash in an amount equal to the unpaid principal balance of and accrued interest on such Mortgage Loan and the Master Servicer shall treat such amount as a Principal Prepayment in Full with respect to such Mortgage Loan for all purposes hereof.

Section 3.14.  Realization Upon Defaulted Mortgage Loans.

(a) The Master Servicer shall foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. In connection with such foreclosure or other conversion, the Master Servicer shall, consistent with Section 3.11, follow such practices and procedures as it shall deem necessary or advisable, as shall be normal and usual in its general mortgage servicing activities and as shall be required or permitted by the Program Guide; provided that the Master Servicer shall not be liable in any respect hereunder if the Master Servicer is acting in connection with any such foreclosure or other conversion in a manner that is consistent with the provisions of this Agreement. The Master Servicer, however, shall not be required to expend its own funds or incur other reimbursable charges in connection with any foreclosure, or attempted foreclosure which is not completed, or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Holders of Certificates of one or more Classes after reimbursement to itself for such expenses or charges and
(ii) that such expenses or charges will be recoverable to it through Liquidation Proceeds, Insurance Proceeds, or REO Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to
Section 3.10, whether or not such expenses and charges are actually recoverable from related Liquidation Proceeds, Insurance Proceeds or REO Proceeds). In the event of such a determination by the Master Servicer pursuant to this Section 3.14(a), the Master Servicer shall be entitled to reimbursement of such amounts pursuant to Section 3.10.

               In addition to the foregoing, the Master Servicer shall use its best reasonable efforts to realize upon any Additional Collateral for such of the Additional Collateral Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07; provided that the Master Servicer shall not, on behalf of the Trustee, obtain title to any such Additional Collateral as a result of or in lieu of the disposition thereof or otherwise; and provided further that (i) the Master Servicer shall not proceed with respect to such Additional Collateral in any manner that would impair the ability to recover against the related Mortgaged Property, and (ii) the Master Servicer shall proceed with any REO Acquisition in a manner that preserves the ability to apply the proceeds of such Additional Collateral against amounts owed under the defaulted Mortgage Loan. Any proceeds realized from such Additional Collateral (other than amounts to be released to the Mortgagor or the related guarantor in accordance with procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note and to the terms and conditions of any security agreement, guarantee agreement, mortgage or other agreement governing the disposition of the proceeds of such Additional Collateral) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section
3.10. Any other payment received by the Master Servicer in respect of such Additional Collateral shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 3.10.

               For so long as the Master Servicer is the Master Servicer under the Credit Support Pledge Agreement, the Master Servicer shall perform its obligations under the Credit Support Pledge Agreement in accordance with such Agreement and in a manner that is in the best interests of the Certificateholders. Further, the Master Servicer shall use its best reasonable efforts to realize upon any Pledged Assets for such of the Pledged Asset Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to
Section 3.07; provided that the Master Servicer shall not, on behalf of the Trustee, obtain title to any such Pledged Assets as a result of or in lieu of the disposition thereof or otherwise; and provided further that (i) the Master Servicer shall not proceed with respect to such Pledged Assets in any manner that would impair the ability to recover against the related Mortgaged Property, and (ii) the Master Servicer shall proceed with any REO Acquisition in a manner that preserves the ability to apply the proceeds of such Pledged Assets against amounts owed under the defaulted Mortgage Loan. Any proceeds realized from such Pledged Assets (other than amounts to be released to the Mortgagor or the related guarantor in accordance with procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note and to the terms and conditions of any security agreement, guarantee agreement, mortgage or other agreement governing the disposition of the proceeds of such Pledged Assets) shall be deposited in the Custodial Account, subject to withdrawal pursuant to
Section 3.10. Any other payment received by the Master Servicer in respect of such Pledged Assets shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 3.10.

               Concurrently  with the foregoing,  the Master Servicer may pursue any remedies that may be available in connection with a breach of a representation and warranty with respect to any such Mortgage Loan in accordance with Sections 2.03 and 2.04. However, the Master Servicer is not required to continue to pursue both foreclosure (or similar remedies) with respect to the Mortgage Loans and remedies in connection with a breach of a representation and warranty if the Master Servicer determines in its reasonable discretion that one such remedy is more likely to result in a greater recovery as to the Mortgage Loan. Upon the occurrence of a Cash Liquidation or REO Disposition, following the deposit in the Custodial Account of all Insurance Proceeds, Liquidation Proceeds and other payments and recoveries referred to in the definition of "Cash Liquidation" or "REO Disposition," as applicable, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Master Servicer or its designee, as the case may be, the related Mortgage Loan, and thereafter such Mortgage Loan shall not be part of the Trust Fund. Notwithstanding the foregoing or any other provision of this Agreement, in the Master Servicer's sole discretion with respect to any defaulted Mortgage Loan or REO Property as to either of the following provisions, (i) a Cash Liquidation or REO Disposition may be deemed to have occurred if substantially all amounts expected by the Master Servicer to be received in connection with the related defaulted Mortgage Loan or REO Property have been received, and (ii) for purposes of determining the amount of any Liquidation Proceeds, Insurance Proceeds, REO Proceeds or any other unscheduled collections or the amount of any Realized Loss, the Master Servicer may take into account minimal amounts of additional receipts expected to be received or any estimated additional liquidation expenses expected to be incurred in connection with the related defaulted Mortgage Loan or REO Property.

(b) If title to any Mortgaged Property is acquired by the Trust Fund as an REO Property by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee or to its nominee on behalf of Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such REO Property shall (except as otherwise expressly provided herein) be considered to be an Outstanding Mortgage Loan held in the Trust Fund until such time as the REO Property shall be sold. Consistent with the foregoing for purposes of all calculations hereunder so long as such REO Property shall be considered to be an Outstanding Mortgage Loan it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and the related amortization schedule in effect at the time of any such acquisition of title (after giving effect to any previous Curtailments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) remain in effect.

(c) If the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer on behalf of the Trust Fund shall dispose of such REO Property as soon as practicable, giving due consideration to the interests of the Certificateholders, but in all cases within three full years after the taxable year of its acquisition by the Trust Fund for purposes of Section 860G(a)(8) of the Code (or such shorter period as may be necessary under applicable state (including any state in which such property is located) law to maintain the status of any portion of any REMIC formed under the Series Supplement as a REMIC under applicable state law and avoid taxes resulting from such property failing to be foreclosure property under applicable state law) or, at the expense of the Trust Fund, request, more than 60 days before the day on which such grace period would otherwise expire, an extension of such grace period unless the Master Servicer (subject to Section 10.01(f)) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee and the Master Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to such period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause any REMIC formed under the Series Supplement to fail to qualify as a REMIC (for federal (or any applicable State or local) income tax purposes) at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel). The Master Servicer shall be entitled to be reimbursed from the Custodial Account for any costs incurred in obtaining such Opinion of Counsel, as provided in Section
3.10. Notwithstanding any other provision of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or
(ii) subject the Trust Fund to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of
Section 860G(c) of the Code, unless the Master Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

(d) The proceeds of any Cash Liquidation, REO Disposition or purchase or repurchase of any Mortgage Loan pursuant to the terms of this Agreement, as well as any recovery resulting from a collection of Liquidation Proceeds, Insurance Proceeds or REO Proceeds, will be applied in the following order of priority: first, to reimburse the Master Servicer or the related Subservicer in accordance with Section 3.10(a)(ii); second, to the Certificateholders to the extent of accrued and unpaid interest on the Mortgage Loan, and any related REO Imputed Interest, at the Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) to the Due Date prior to the Distribution Date on which such amounts are to be distributed; third, to the Certificateholders as a recovery of principal on the Mortgage Loan (or REO Property)(provided that, if such recovery is of an amount previously allocated to one or more Classes of Certificates as a Realized Loss, such recovery shall be allocated among such Classes in the same proportions as the allocation of such Realized Losses and, if any such Class of Certificates to which such Realized Loss was allocated is no longer outstanding, such subsequent recovery shall be distributed to the persons who were the Holders of such Class of Certificates when it was retired); fourth, to all Servicing Fees and Subservicing Fees payable therefrom (and the Master Servicer and the Subservicer shall have no claims for any deficiencies with respect to such fees which result from the foregoing allocation); and fifth, to Foreclosure Profits.

(e) In the event of a default on a Mortgage Loan one or more of whose obligors is not a United States Person, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, "foreclosure") in respect of such Mortgage Loan, the Master Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on such Mortgage Loan.

Section 3.15.  Trustee to Cooperate; Release of Mortgage Files.

(a) Upon becoming aware of the payment in full of any Mortgage Loan, or upon the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee (if it holds the related Mortgage File) or the Custodian by a certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.07 have been or will be so deposited), substantially in one of the forms attached hereto as Exhibit F, or, in the case of the Custodian, an electronic request in a form acceptable to the Custodian, requesting delivery to it of the Mortgage File. Within two Business Days of receipt of such certification and request, the Trustee shall release, or cause the Custodian to release, the related Mortgage File to the Master Servicer. The

Master Servicer is authorized to execute and deliver to the Mortgagor the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, together with the Mortgage Note with, as appropriate, written evidence of cancellation thereon and to cause the removal from the registration on the MERS(R) System of such Mortgage and to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of satisfaction or cancellation or of partial or full release. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Certificate Account.

(b) From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian, with a copy to the Trustee, a certificate of a Servicing Officer substantially in one of the forms attached as Exhibit F hereto, or, in the case of the Custodian, an electronic request in a form acceptable to the Custodian, requesting that possession of all, or any document constituting part of, the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any Required Insurance Policy. Upon receipt of the foregoing, the Trustee shall deliver, or cause the Custodian to deliver, the Mortgage File or any document therein to the Master Servicer. The Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Trustee, or the Custodian as agent for the Trustee when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the Mortgage File or such document has been delivered directly or through a Subservicer to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered directly or through a Subservicer to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Trustee shall deliver the Request for Release with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account.

(c) The Trustee or the Master Servicer on the Trustee's behalf shall execute and deliver to the Master Servicer, if necessary, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings (if signed by the Trustee), the Master Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate any insurance coverage under any Required Insurance Policy or invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

Section 3.16.  Servicing and Other Compensation; Compensating Interest.

(a) The Master Servicer, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date the amounts provided for by clauses (iii), (iv), (v) and (vi) of Section 3.10(a), subject to clause (e) below. The amount of servicing compensation provided for in such clauses shall be accounted for on a Mortgage Loan-by-Mortgage Loan basis. In the event that Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of a Cash Liquidation or REO Disposition exceed the unpaid principal balance of such Mortgage Loan plus unpaid interest accrued thereon (including REO Imputed Interest) at a per annum rate equal to the related Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan), the Master Servicer shall be entitled to retain therefrom and to pay to itself and/or the related Subservicer, any Foreclosure Profits and any Servicing Fee or Subservicing Fee considered to be accrued but unpaid.

(b) Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges, investment income on amounts in the Custodial Account or the Certificate Account or otherwise shall be retained by the Master Servicer or the Subservicer to the extent provided herein, subject to clause (e) below.

(c) The Master Servicer shall be required to pay, or cause to be paid, all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for the Primary Insurance Policies, if any, to the extent such premiums are not required to be paid by the related Mortgagors, and the fees and expenses of the Trustee and any Custodian) and shall not be entitled to reimbursement therefor except as specifically provided in Sections
3.10 and 3.14.

(d) The Master Servicer's right to receive servicing compensation may not be transferred in whole or in part except in connection with the transfer of all of its responsibilities and obligations of the Master Servicer under this Agreement.

(e) Notwithstanding any other provision herein, the amount of servicing compensation that the Master Servicer shall be entitled to receive for its activities hereunder for the period ending on each Distribution Date shall be reduced (but not below zero) by an amount equal to Compensating Interest (if any) for such Distribution Date. Such reduction shall be applied during such period as follows: first, to any Servicing Fee or Subservicing Fee to which the Master Servicer is entitled pursuant to Section 3.10(a)(iii), and second, to any income or gain realized from any investment of funds held in the Custodial
Account or the Certificate Account to which the Master Servicer is entitled pursuant to Sections 3.07(c) or 4.01(b), respectively. In making such reduction, the Master Servicer (i) will not withdraw from the Custodial Account any such amount representing all or a portion of the Servicing Fee to which it is entitled pursuant to Section 3.10(a)(iii), and (ii) will not withdraw from the Custodial Account or Certificate Account any such amount to which it is entitled pursuant to Section 3.07(c) or 4.01(b).

Section 3.17.  Reports to the Trustee and the Company.

        Not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Trustee and the Company a statement, certified by a Servicing Officer, setting forth the status of the Custodial Account as of the close of business on such Distribution Date as it relates to the Mortgage Loans and showing, for the period covered by such statement, the aggregate of deposits in or withdrawals from the Custodial Account in respect of the Mortgage Loans for each category of deposit specified in Section 3.07 and each category of withdrawal specified in Section 3.10.

Section 3.18.  Annual Statement as to Compliance.

        The Master Servicer will deliver to the Company, the Trustee and any Certificate Insurer on or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year related to its servicing of mortgage loans and its performance under pooling and servicing agreements, including this Agreement, has been made under such officers' supervision, (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations relating to this Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a default in the fulfillment in all material respects of any such obligation relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof and (iii) to the best of such officers' knowledge, each Subservicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations under its Subservicing Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a material default in the fulfillment of such obligations relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof.

Section 3.19.  Annual Independent Public Accountants' Servicing Report.

        On or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, the Master Servicer at its expense shall cause a firm of independent public accountants, which shall be members of the American Institute of Certified Public Accountants, to furnish a report to the Company and the Trustee stating its opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertions made pursuant to Section 3.18 regarding compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding calendar year are fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such accounting standards require it to report. In rendering such statement, such firm may rely, as to matters relating to the direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted by independent public accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants (rendered within one year of such statement) with respect to such Subservicers.

Section 3.20.  Rights of the Company in Respect of the Master Servicer.

        The Master Servicer shall afford the Company, upon reasonable notice, during normal business hours access to all records maintained by the Master Servicer in respect of its rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish the Company with its most recent financial statements and such other information as the Master Servicer possesses regarding its business, affairs, property and condition, financial or otherwise. The Master Servicer shall also cooperate with all reasonable requests for information including, but not limited to, notices, tapes and copies of files, regarding itself, the Mortgage Loans or the Certificates from any Person or Persons identified by the Company or Residential Funding. The Company may, but is not obligated to, enforce the obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder or exercise the rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Company or its designee. The Company shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

Section 3.21.  Administration of Buydown Funds

(a) With respect to any Buydown Mortgage Loan, the Subservicer has deposited Buydown Funds in an account that satisfies the requirements for a Subservicing Account (the "Buydown Account"). The Master Servicer shall cause the Subservicing Agreement to require that upon receipt from the Mortgagor of the amount due on a Due Date for each Buydown Mortgage Loan, the Subservicer will withdraw from the Buydown Account the predetermined amount that, when added to the amount due on such date from the Mortgagor, equals the full Monthly Payment and transmit that amount in accordance with the terms of the Subservicing Agreement to the Master Servicer together with the related payment made by the Mortgagor or advanced by the Subservicer.

(b) If the Mortgagor on a Buydown Mortgage Loan prepays such loan in its entirety during the period (the "Buydown Period") when Buydown Funds are required to be applied to such Buydown Mortgage Loan, the Subservicer shall be required to withdraw from the Buydown Account and remit any Buydown Funds remaining in the Buydown Account in accordance with the related buydown agreement. The amount of Buydown Funds which may be remitted in accordance with the related buydown agreement may reduce the amount required to be paid by the Mortgagor to fully prepay the related Mortgage Loan. If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown Period and the property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the Master Servicer or the insurer under any related Primary Insurance Policy), the Subservicer shall be required to withdraw from the Buydown Account the Buydown Funds for such Buydown Mortgage Loan still held in the Buydown Account and remit the same to the Master Servicer in accordance with the terms of the Subservicing Agreement for deposit in the Custodial Account or, if instructed by the Master Servicer, pay to the insurer under any related Primary Insurance Policy if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default. Any amount so remitted pursuant to the preceding sentence will be deemed to reduce the amount owed on the Mortgage Loan.

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01.  Certificate Account.

(a) The Master Servicer on behalf of the Trustee shall establish and maintain a Certificate Account in which the Master Servicer shall cause to be deposited on behalf of the Trustee on or before 2:00 P.M. New York time on each Certificate Account Deposit Date by wire transfer of immediately available funds an amount equal to the sum of (i) any Advance for the immediately succeeding Distribution Date, (ii) any amount required to be deposited in the Certificate Account pursuant to Section 3.12(a), (iii) any amount required to be deposited in the Certificate Account pursuant to Section 3.16(e) or Section 4.07, (iv) any amount required to be paid pursuant to Section 9.01 and (v) all other amounts constituting the Available Distribution Amount for the immediately succeeding Distribution Date.

(b) The Trustee shall, upon written request from the Master Servicer, invest or cause the institution maintaining the Certificate Account to invest the funds in the Certificate Account in Permitted Investments designated in the name of the Trustee for the benefit of the Certificateholders, which shall mature or be payable on demand not later than the Business Day next preceding the Distribution Date next following the date of such investment (except that (i) any investment in the institution with which the Certificate Account is maintained may mature or be payable on demand on such Distribution Date and (ii) any other investment may mature or be payable on demand on such Distribution Date if the Trustee shall advance funds on such Distribution Date to the
Certificate Account in the amount payable on such investment on such Distribution Date, pending receipt thereof to the extent necessary to make distributions on the Certificates) and shall not be sold or disposed of prior to maturity. Subject to Section 3.16(e), all income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized without any right of reimbursement.

Section 4.02.  Distributions.

                      As provided in Section 4.02 of the Series Supplement.

Section 4.03.  Statements to Certificateholders.

     (a) Concurrently with each distribution charged to the Certificate Account and with respect to each Distribution Date the Master Servicer shall forward to the Trustee and the Trustee shall either forward by mail or make available to each Holder and the Company, via the Trustee's internet website, a statement (and at its option, any additional files containing the same information in an alternative format) setting forth information as to each Class of Certificates, the Mortgage Pool and, if the Mortgage Pool is comprised of two or more Loan Groups, each Loan Group, to the extent applicable. This statement will include the information set forth in an exhibit to the Series Supplement. Such exhibit shall set forth the Trustee's internet website address together with a phone number. The Trustee shall mail to each Holder that requests a paper copy by telephone a paper copy via first class mail. The Trustee may modify the distribution procedures set forth in this Section provided that such procedures are no less convenient for the Certificateholders. The Trustee shall provide prior notification to the Company, the Master Servicer and the Certificateholders regarding any such modification. In addition, the Master Servicer shall provide to any manager of a trust fund consisting of some or all of the Certificates, upon reasonable request, such additional information as is reasonably obtainable by the Master Servicer at no additional expense to the Master Servicer.

     (b) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Certificate, other than a Class R Certificate, a statement containing the information set forth in clauses (i) and (ii) of the exhibit to the Series Supplement referred to in subsection (a) above aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

     (c) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Class R Certificate, a statement containing the applicable distribution information provided pursuant to this Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of a Class R Certificate. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

     (d) Upon the written request of any Certificateholder, the Master Servicer, as soon as reasonably practicable, shall provide the requesting Certificateholder with such information as is necessary and appropriate, in the Master Servicer's sole discretion, for purposes of satisfying applicable reporting requirements under Rule 144A.

Section 4.04. Distribution of Reports to the Trustee and the Company; Advances by the Master Servicer.

(a)  Prior to the  close of  business  on the  Determination  Date,  the  Master
Servicer shall furnish a written statement to the Trustee, any Certificate Insurer, any Paying Agent and the Company (the information in such statement to be made available to Certificateholders by the Master Servicer on request) setting forth (i) the Available Distribution Amount and (ii) the amounts required to be withdrawn from the Custodial Account and deposited into the Certificate Account on the immediately succeeding Certificate Account Deposit Date pursuant to clause (iii) of Section 4.01(a). The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee shall be protected in relying upon the same without any independent check or verification.

(b) On or before 2:00 P.M. New York time on each Certificate Account Deposit Date, the Master Servicer shall either (i) deposit in the Certificate Account from its own funds, or funds received therefor from the Subservicers, an amount equal to the Advances to be made by the Master Servicer in respect of the related Distribution Date, which shall be in an aggregate amount equal to the aggregate amount of Monthly Payments (with each interest portion thereof adjusted to the Net Mortgage Rate), less the amount of any related Servicing Modifications, Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect, on the Outstanding Mortgage Loans as of the related Due Date, which Monthly Payments were delinquent as of the close of business as of the related Determination Date; provided that no Advance shall be made if it would be a Nonrecoverable Advance, (ii) withdraw from amounts on deposit in the Custodial Account and deposit in the Certificate Account all or a portion of the Amount Held for Future Distribution in discharge of any such Advance, or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Advance. Any portion of the Amount Held for Future Distribution so used shall be replaced by the Master Servicer by deposit in the Certificate Account on or before 11:00 A.M. New York time on any future Certificate Account Deposit Date to the extent that funds attributable to the Mortgage Loans that are available in the Custodial Account for deposit in the Certificate Account on such Certificate Account Deposit Date shall be less than payments to Certificateholders required to be made on the following Distribution Date. The Master Servicer shall be entitled to use any Advance made by a Subservicer as described in Section 3.07(b) that has been deposited in the Custodial Account on or before such Distribution Date as part of the Advance made by the Master Servicer pursuant to this Section 4.04. The amount of any reimbursement pursuant to Section 4.02(a) in respect of outstanding Advances on any Distribution Date shall be allocated to specific Monthly Payments due but delinquent for previous Due Periods, which allocation shall be made, to the extent practicable, to Monthly Payments which have been delinquent for the longest period of time. Such allocations shall be conclusive for purposes of reimbursement to the Master Servicer from recoveries on related Mortgage Loans pursuant to Section 3.10.

        The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate of the Master Servicer delivered to the Company and the Trustee.

        If the Master Servicer determines as of the Business Day preceding any Certificate Account Deposit Date that it will be unable to deposit in the Certificate Account an amount equal to the Advance required to be made for the immediately succeeding Distribution Date, it shall give notice to the Trustee of its inability to advance (such notice may be given by telecopy), not later than 3:00 P.M., New York time, on such Business Day, specifying the portion of such amount that it will be unable to deposit. Not later than 3:00 P.M., New York time, on the Certificate Account Deposit Date the Trustee shall, unless by 12:00 Noon, New York time, on such day the Trustee shall have been notified in writing (by telecopy) that the Master Servicer shall have directly or indirectly deposited in the Certificate Account such portion of the amount of the Advance as to which the Master Servicer shall have given notice pursuant to the preceding sentence, pursuant to Section 7.01, (a) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with

Section 7.01 and (b) assume the rights and obligations of the Master Servicer hereunder, including the obligation to deposit in the Certificate Account an amount equal to the Advance for the immediately succeeding Distribution Date.

        The Trustee shall deposit all funds it receives pursuant to this Section
4.04 into the Certificate Account.

Section 4.05.  Allocation of Realized Losses.

     As provided in Section 4.05 of the Series Supplement.

Section 4.06.  Reports of Foreclosures and Abandonment of Mortgaged Property.

        The Master Servicer or the Subservicers shall file information returns with respect to the receipt of mortgage interests received in a trade or business, the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P, respectively, of the Code, and deliver to the Trustee an Officers' Certificate on or before March 31 of each year stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code.

Section 4.07.  Optional Purchase of Defaulted Mortgage Loans.

        As to any Mortgage Loan which is delinquent in payment by 90 days or more, the Master Servicer may, at its option, purchase such Mortgage Loan from the Trustee at the Purchase Price therefor. If at any time the Master Servicer makes a payment to the Certificate Account covering the amount of the Purchase Price for such a Mortgage Loan, and the Master Servicer provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Certificate Account, then the Trustee shall execute the assignment of such Mortgage Loan at the request of the Master Servicer without recourse to the Master Servicer, which shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Master Servicer will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

        If, however, the Master Servicer shall have exercised its right to repurchase a Mortgage Loan pursuant to this Section 4.07 upon the written request of and with funds provided by the Junior Certificateholder and thereupon transferred such Mortgage Loan to the Junior Certificateholder, the Master Servicer shall so notify the Trustee in writing.

Section 4.08.  Surety Bond.

(a) If a Required Surety Payment is payable pursuant to the Surety Bond with respect to any Additional Collateral Loan, the Master Servicer shall so notify the Trustee as soon as reasonably practicable and the Trustee shall promptly complete the notice in the form of Attachment 1 to the Surety Bond and shall promptly submit such notice to the Surety as a claim for a Required Surety. The

Master Servicer shall upon request assist the Trustee in completing such notice and shall provide any information requested by the Trustee in connection therewith.

(b) Upon receipt of a Required Surety Payment from the Surety on behalf of the Holders of Certificates, the Trustee shall deposit such Required Surety Payment in the Certificate Account and shall distribute such Required Surety Payment, or the proceeds thereof, in accordance with the provisions of Section 4.02.
(c) The Trustee shall (i) receive as attorney-in-fact of each Holder of a Certificate any Required Surety Payment from the Surety and (ii) disburse the same to the Holders of such Certificates as set forth in Section 4.02.

                                   ARTICLE V

                                THE CERTIFICATES

Section 5.01.  The Certificates.

(a) The Senior, Class M, Class B and Class R Certificates shall be substantially in the forms set forth in Exhibits A, B, C and D, respectively, and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery to or upon the order of the Company upon receipt by the Trustee or one or more Custodians of the documents specified in Section 2.01. The Certificates shall be issuable in the minimum denominations designated in the Preliminary Statement to the Series Supplement.

        The Certificates shall be executed by manual or facsimile signature on behalf of an authorized officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificate or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

(b) Except as provided below, registration of Book-Entry Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Holders of the Book-Entry Certificates shall hold their respective Ownership Interests in and to each of such Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall transfer the Ownership
Interests only in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

        The Trustee, the Master Servicer and the Company may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the respective Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

        If (i)(A) the Company advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Company is unable to locate a qualified successor or (ii) the Company at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the
Definitive Certificates. Neither the Company, the Master Servicer nor the Trustee shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Company in connection with the issuance of the Definitive Certificates pursuant to this Section 5.01 shall be deemed to be imposed upon and performed by the Trustee, and the Trustee and the Master Servicer shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

(c) From time to time Residential Funding, as the initial Holder of the Class A-V Certificates, may exchange such Holder's Class A-V Certificates for Subclasses of Class A-V Certificates to be issued under this Agreement by delivering a "Request for Exchange" substantially in the form attached hereto as Exhibit N executed by an authorized officer, which Subclasses, in the aggregate, will represent the Uncertificated Class A-V REMIC Regular Interests corresponding to the Class A-V Certificates so surrendered for exchange. Any Subclass so issued shall bear a numerical designation commencing with Class A-V-1 and continuing sequentially thereafter, and will evidence ownership of the Uncertificated REMIC Regular Interest or Interests specified in writing by such initial Holder to the Trustee. The Trustee may conclusively, without any independent  verification,  rely on,  and  shall be  protected  in  relying  on,
Residential Funding's determinations of the Uncertificated Class A-V REMIC Regular Interests corresponding to any Subclass, the Initial Notional Amount and the initial Pass-Through Rate on a Subclass as set forth in such Request for Exchange and the Trustee shall have no duty to determine if any Uncertificated Class A-V REMIC Regular Interest designated on a Request for Exchange corresponds to a Subclass which has previously been issued. Each Subclass so issued shall be substantially in the form set forth in Exhibit A and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery in accordance with Section 5.01(a). Every Certificate presented or surrendered for exchange by the initial Holder shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer attached to such Certificate and shall be completed to the satisfaction of the Trustee and the Certificate Registrar duly executed by, the initial Holder thereof or his attorney duly authorized in writing. The Certificates of any Subclass of Class A-V Certificates may be transferred in whole, but not in part, in accordance with the provisions of Section 5.02.

Section 5.02.  Registration of Transfer and Exchange of Certificates.

(a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of Section 8.12 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar, or the Trustee, shall provide the Master Servicer with a certified list of Certificateholders as of each Record Date prior to the related Determination Date.

(b) Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to Section 8.12 and, in the case of any Class M, Class B or Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class (or Subclass) and aggregate Percentage Interest.

(c) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class (or Subclass) and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates of such Class which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

(d) No transfer, sale, pledge or other disposition of a Class B Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that a transfer of a Class B Certificate is to be made either (i)(A) the Trustee shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer (except that, if such transfer is made by the Company or the Master Servicer or any Affiliate thereof, the Company or the Master Servicer shall provide such Opinion of Counsel at their own expense); provided that such Opinion of Counsel will not be required in connection with the initial transfer of any such Certificate by the Company or any Affiliate thereof to the Company or an Affiliate of the Company and (B) the Trustee shall require the transferee to execute a representation letter, substantially in the form of Exhibit H hereto, and the Trustee shall require the transferor to execute a representation letter, substantially in the form of

Exhibit I hereto, each acceptable to and in form and substance satisfactory to the Company and the Trustee certifying to the Company and the Trustee the facts surrounding such transfer, which representation letters shall not be an expense of the Trustee, the Company or the Master Servicer; provided, however, that such representation letters will not be required in connection with any transfer of any such Certificate by the Company or any Affiliate thereof to the Company or an Affiliate of the Company, and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be a written representation) from the Company, of the status of such transferee as an Affiliate of the Company or (ii) the prospective transferee of such a Certificate shall be required to provide the Trustee, the Company and the Master Servicer with an investment letter substantially in the form of Exhibit J attached hereto (or such other form as the Company in its sole discretion deems acceptable), which investment letter shall not be an expense of the Trustee, the Company or the Master Servicer, and which investment letter states that, among other things, such transferee (A) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (B) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act of 1933, as amended, provided by Rule 144A. The Holder of any such Certificate desiring to effect any such transfer, sale, pledge or other disposition shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar against any liability that may result if the transfer, sale, pledge or other disposition is not so exempt or is not made in accordance with such federal and state laws.

     (e) (i) In the case of any Class B or Class R Certificate presented for registration in the name of any Person, either (A) the Trustee shall require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer to the effect that the purchase or holding of such Class B or Class R Certificate is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (or comparable provisions of any subsequent enactments), and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer or (B) the prospective Transferee shall be required to provide the Trustee, the Company and the Master Servicer with a certification to the effect set forth in paragraph six of Exhibit H (with respect to any Class B Certificate) or paragraph fourteen of Exhibit G-1 (with respect to any Class R Certificate), which the Trustee may rely upon without further inquiry or investigation, or such other certifications as the Trustee may deem desirable or necessary in order to establish that such Transferee or the Person in whose name such registration is requested either (a) is not an employee benefit plan or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code, or any Person (including an investment manager, a named fiduciary or a trustee of any such plan) who is using "plan assets" of any such plan to effect such acquisition (each, a "Plan Investor") or (b) in the case of any Class B Certificate, the following conditions are satisfied: (i) such Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an "insurance company general account" (as defined in U.S.

          Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60, and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied (each entity that satisfies this clause
          (b), a "Complying Insurance Company").

               (ii) Any Transferee of a Class M Certificate will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that either (a) such Transferee is not a Plan Investor, (b) it has acquired and is holding such Certificate in reliance on Prohibited Transaction Exemption ("PTE") 94-29, 59 Fed. Reg. 14674 (March 29, 1994), as amended by
               PTE 97-34,  62 Fed. Reg. 39021 (July 21, 1997),  and PTE 2000-58,
               65 Fed. Reg. 67765 (November 13, 2000) (the "RFC Exemption"), and that it understands that there are certain conditions to the availability of the RFC Exemption including that such Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Fitch or Moody's or (c) such Transferee is a Complying Insurance Company.

               (iii) (A) If any Class M Certificate (or any interest therein) is acquired or held by any Person that does not satisfy the conditions described in paragraph (ii) above, then the last preceding Transferee that either (i) is not a Plan Investor, (ii) acquired such Certificate in compliance with the RFC Exemption, or (iii) is a Complying Insurance Company shall be restored, to the extent permitted by law, to all rights and obligations as Certificate Owner thereof retroactive to the date of such Transfer of such Class M Certificate. The Trustee shall be under no liability to any Person for making any payments due on such Certificate to such preceding Transferee.

                      (B) Any purported  Certificate  Owner whose acquisition or holding of any Class M Certificate (or interest therein) was effected in violation of the restrictions in this Section 5.02(e) shall indemnify and hold harmless the Company, the Trustee, the Master Servicer, any Subservicer, and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

(f) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

(A) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

(B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of,
     (I) an affidavit and agreement (a "Transfer Affidavit and Agreement," in the form attached hereto as Exhibit G-1) from the proposed Transferee, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that it is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this
     Section 5.02(f) and agrees to be bound by them, and (II) a certificate, in the form attached hereto as Exhibit G-2, from the Holder wishing to transfer the Class R Certificate, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax.

(C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee who is assigned to this Agreement has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

(D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate to the Trustee in the form attached hereto as Exhibit G-2.

(E) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder."

(ii) The Trustee will register the Transfer of any Class R Certificate only if it shall have received the Transfer Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit G-2 and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. Transfers of the Class R Certificates to Non-United States Persons and Disqualified Organizations (as defined in Section 860E(e)(5) of the
        Code) are prohibited.

(iii)(A) If any Disqualified Organization shall become a holder of a Class R Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a Non-United States Person shall become a holder of a Class R Certificate, then the last preceding United States Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a transfer of a Class R Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(f) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

(B) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 5.02(f) and to the extent that the retroactive restoration of the rights of the Holder of such Class R Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Master Servicer shall have the right, without notice to the holder or any prior holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Master Servicer on such terms as the Master Servicer may choose. Such purported Transferee shall promptly endorse and deliver each Class R Certificate in accordance with the instructions of the Master Servicer. Such purchaser may be the Master Servicer itself or any Affiliate of the Master Servicer. The proceeds of such sale, net of the commissions (which may include commissions payable to the Master Servicer or its Affiliates), expenses and taxes due, if any, will be remitted by the Master Servicer to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Master Servicer, and the Master Servicer shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

(iv) The Master Servicer, on behalf of the Trustee, shall make available, upon written request from the Trustee, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class R Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person who is a Disqualified

     Organization. Reasonable compensation for providing such information may be required by the Master Servicer from such Person.

(v)     The  provisions  of this Section  5.02(f) set forth prior to this clause
        (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following:

(A) written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings, if any, of any Class of the Senior, Class M or Class B Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency; and

(B) subject to Section 10.01(f), an Officers' Certificate of the Master Servicer stating that the Master Servicer has received an Opinion of Counsel, in form and substance satisfactory to the Master Servicer, to the effect that such modification, addition to or absence of such provisions will not cause any portion of any REMIC formed under the Series Supplement to cease to qualify as a REMIC and will not cause (x) any portion of any REMIC formed under the Series Supplement to be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person that is a Disqualified Organization or (y) a Certificateholder or another Person to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

(g) No service charge shall be made for any transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

(h) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

Section 5.03.  Mutilated, Destroyed, Lost or Stolen Certificates.

        If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and
(ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the

Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04.  Persons Deemed Owners.

        Prior to due presentation of a Certificate for registration of transfer, the Company, the Master Servicer, the Trustee, any Certificate Insurer, the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee, any Certificate Insurer or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder," and neither the Company, the Master Servicer, the Trustee, any Certificate Insurer, the Certificate Registrar nor any agent of the Company, the Master Servicer, the Trustee, any Certificate Insurer or the Certificate Registrar shall be affected by notice to the contrary except as provided in Section 5.02(f).

Section 5.05.  Appointment of Paying Agent.

        The Trustee may appoint a Paying Agent for the purpose of making distributions to the Certificateholders pursuant to Section 4.02. In the event of any such appointment, on or prior to each Distribution Date the Master Servicer on behalf of the Trustee shall deposit or cause to be deposited with the Paying Agent a sum sufficient to make the payments to the Certificateholders in the amounts and in the manner provided for in Section 4.02, such sum to be held in trust for the benefit of the Certificateholders.

        The Trustee shall cause each Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. Any sums so held by such Paying Agent shall be held only in Eligible Accounts to the extent such sums are not distributed to the Certificateholders on the date of receipt by such Paying Agent.

                                   ARTICLE VI

                       THE COMPANY AND THE MASTER SERVICER

Section 6.01.  Respective Liabilities of the Company and the Master Servicer.

        The Company and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Company and the Master Servicer herein. By way of illustration and not limitation, the Company is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by
Section 7.01 or Section 10.01 to assume any obligations of the Master Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

Section 6.02. Merger or Consolidation of the Company or the Master Servicer; Assignment of Rights and Delegation of Duties by Master Servicer.

(a) The Company and the Master Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

(b) Any Person into which the Company or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Company or the Master Servicer shall be a party, or any Person succeeding to the business of the Company or the Master Servicer, shall be the successor of the Company or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and provided further that each Rating Agency's ratings, if any, of the Senior, Class M or Class B Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from each Rating Agency).

(c) Notwithstanding anything else in this Section 6.02 and Section 6.04 to the contrary, the Master Servicer may assign its rights and delegate its duties and obligations under this Agreement; provided that the Person accepting such assignment or delegation shall be a Person which is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac, is reasonably satisfactory to the Trustee and the Company, is willing to service the Mortgage Loans and executes and delivers to the Company and the Trustee an agreement, in form and substance reasonably satisfactory to the Company and the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under this Agreement; provided further that each Rating Agency's rating of the Classes of Certificates that have been rated in effect immediately prior to such assignment and delegation will not be qualified, reduced or withdrawn as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency). In the case of any such assignment and delegation, the Master Servicer shall be released from its obligations under this Agreement, except that the Master Servicer shall remain liable for all liabilities and obligations incurred by it as Master Servicer hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the next preceding sentence.

Section 6.03.  Limitation on Liability of the Company,
                      the Master Servicer and Others.

        Neither the Company, the Master Servicer nor any of the directors, officers, employees or agents of the Company or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company, the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

        Neither the Company nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company or the Master Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Company and the Master Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 and, on the Distribution Date(s) following such reimbursement, the aggregate of such expenses and costs shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such expenses and costs constituted a Prepayment Interest Shortfall.

Section 6.04.  Company and Master Servicer Not to Resign.

        Subject to the provisions of Section 6.02, neither the Company nor the Master Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Company or the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance with Section 7.02.

                                  ARTICLE VII

                                     DEFAULT

Section 7.01.  Events of Default.

        Event of Default, wherever used herein, means any one of the following events (whatever reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i) the Master Servicer shall fail to distribute or cause to be distributed to the Holders of Certificates of any Class any distribution required to be made under the terms of the Certificates of such Class and this Agreement and, in either case, such failure shall continue unremedied for a period of 5 days after the date upon which written notice of such failure, requiring such failure to be remedied, shall have been given to the Master Servicer by the Trustee or the Company or to the Master Servicer, the Company and the Trustee by the Holders of Certificates of such Class evidencing Percentage Interests aggregating not less than 25%; or

(ii) the Master Servicer shall fail to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Certificates of any Class or in this Agreement and such failure shall continue unremedied for a period of 30 days (except that such number of days shall be 15 in the case of a failure to pay the premium for any Required Insurance Policy) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Company, or to the Master Servicer, the Company and the Trustee by the Holders of Certificates of any Class evidencing, in the case of any such Class, Percentage Interests aggregating not less than 25%; or

(iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of, or relating to, the Master Servicer or of, or relating to, all or substantially all of the property of the Master Servicer; or

(v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi) the Master Servicer shall notify the Trustee pursuant to Section 4.04(b) that it is unable to deposit in the Certificate Account an amount equal to the Advance.

        If an Event of Default described in clauses (i)-(v) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, either the Company or the Trustee may, and at the direction of Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee shall, by notice in writing to the Master Servicer (and to the Company if given by the Trustee or to the Trustee if given by the Company), terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. If an Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice to the Master Servicer and the Company, immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder as provided in Section 4.04(b). On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder thereof) or the Mortgage Loans or otherwise, shall subject to Section 7.02 pass to and be vested in the Trustee or the Trustee's designee appointed pursuant to Section 7.02; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or its designee for administration by it of all cash amounts which shall at the time be credited to the Custodial Account or the Certificate Account or thereafter be received with respect to the Mortgage Loans. No such termination shall release the Master Servicer for any liability that it would otherwise have hereunder for any act or omission prior to the effective time of such termination.

        Notwithstanding any termination of the activities of Residential Funding in its capacity as Master Servicer hereunder, Residential Funding shall be entitled to receive, out of any late collection of a Monthly Payment on a Mortgage Loan which was due prior to the notice terminating Residential Funding's rights and obligations as Master Servicer hereunder and received after such notice, that portion to which Residential Funding would have been entitled pursuant to Sections 3.10(a)(ii), (vi) and (vii) as well as its Servicing Fee in respect thereof, and any other amounts payable to Residential Funding hereunder the entitlement to which arose prior to the termination of its activities hereunder. Upon the termination of Residential Funding as Master Servicer hereunder the Company shall deliver to the Trustee a copy of the Program Guide.

Section 7.02.  Trustee or Company to Act; Appointment of Successor.

(a) On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01 or resigns in accordance with Section 6.04, the Trustee or, upon notice to the Company and with the Company's consent (which shall not be unreasonably withheld) a designee (which meets the standards set forth below) of the Trustee, shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer (except for the responsibilities, duties and liabilities contained in Sections 2.02 and 2.03(a), excluding the duty to notify related Subservicers or Sellers as set forth in such Sections, and its obligations to deposit amounts in respect of losses incurred prior to such notice or termination on the investment of funds in the Custodial Account or the Certificate Account pursuant to Sections 3.07(c) and 4.01(b) by the terms and provisions hereof); provided, however, that any failure to perform such duties or responsibilities caused by the preceding Master Servicer's failure to provide information required by Section 4.04 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to charge to the Custodial Account or the Certificate Account if the Master Servicer had continued to act hereunder and, in addition, shall be entitled to the income from any Permitted Investments made with amounts attributable to the Mortgage Loans held in the Custodial Account or the Certificate Account. If the Trustee has become the successor to the Master Servicer in accordance with Section 6.04 or Section 7.01, then notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a Fannie Mae- or Freddie Mac-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall become successor to the Master Servicer and shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the initial Master Servicer hereunder. The Company, the Trustee, the Custodian and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicing Fee for any successor Master Servicer appointed pursuant to this Section 7.02 will be lowered with respect to those Mortgage Loans, if any, where the Subservicing Fee accrues at a rate of less than 0.20% per annum in the event that the successor Master Servicer is not servicing such Mortgage Loans directly and it is necessary to raise the related Subservicing Fee to a rate of 0.20% per annum in order to hire a Subservicer with respect to such Mortgage Loans.

        (b) In connection with the termination or resignation of the Master Servicer hereunder, either (i) the successor Master Servicer, including the Trustee if the Trustee is acting as successor Master Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, in which case the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to revise its records to reflect the transfer of servicing to the successor Master Servicer as necessary under MERS' rules and regulations, or (ii) the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS(R) System to the successor Master Servicer. The predecessor Master Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The predecessor Master Servicer shall bear any and all fees of MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this subsection (b). The successor Master Servicer shall cause such assignment to be delivered to the Trustee or the Custodian promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

Section 7.03.  Notification to Certificateholders.

(a) Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register.

(b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Holders of Certificates notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

Section 7.04.  Waiver of Events of Default.

        The Holders representing at least 66% of the Voting Rights affected by a default or Event of Default hereunder may waive such default or Event of Default; provided, however, that (a) a default or Event of Default under clause
(i) of Section 7.01 may be waived only by all of the Holders of Certificates affected by such default or Event of Default and (b) no waiver pursuant to this
Section 7.04 shall affect the Holders of Certificates in the manner set forth in
Section 11.01(b)(i) or (ii). Upon any such waiver of a default or Event of Default by the Holders representing the requisite percentage of Voting Rights affected by such default or Event of Default, such default or Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01.  Duties of Trustee.

(a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

(b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. The Trustee shall notify the Certificateholders of any such documents which do not materially conform to the requirements of this Agreement in the event that the Trustee, after so requesting, does not receive satisfactorily corrected documents.

        The Trustee shall forward or cause to be forwarded in a timely fashion the notices, reports and statements required to be forwarded by the Trustee pursuant to Sections 4.03, 4.06, 7.03 and 10.01. The Trustee shall furnish in a timely fashion to the Master Servicer such information as the Master Servicer may reasonably request from time to time for the Master Servicer to fulfill its duties as set forth in this Agreement. The Trustee covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of any portion of any REMIC formed under the Series Supplement as a REMIC under the REMIC Provisions and (subject to Section 10.01(f)) to prevent the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on the Trust Fund to the extent that maintaining such status and avoiding such taxes are reasonably within the control of the Trustee and are reasonably within the scope of its duties under this Agreement.

(c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Company or the Master Servicer and which on their face, do not contradict the requirements of this Agreement;

(ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

(iv) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses (i) and
        (ii) of Section 7.01 or an Event of Default under clauses (iii), (iv) and (v) of Section 7.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or the Trustee receives written notice of such failure or event at its Corporate Trust Office from the Master Servicer, the Company or any Certificateholder; and

(v) Except to the extent provided in Section 7.02, no provision in this Agreement shall require the Trustee to expend or risk its own funds (including, without limitation, the making of any Advance) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) The Trustee shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust Fund or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Trustee.

Section 8.02.  Certain Matters Affecting the Trustee.

(a)     Except as otherwise provided in Section 8.01:

(i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(iii)The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

(iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v) Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer, if an Event of Default shall have occurred and is continuing, and otherwise by the Certificateholder requesting the investigation;

(vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; and

(vii)To the extent authorized under the Code and the regulations promulgated thereunder, each Holder of a Class R Certificate hereby irrevocably appoints and authorizes the Trustee to be its attorney-in-fact for purposes of signing any Tax Returns required to be filed on behalf of the Trust Fund. The Trustee shall sign on behalf of the Trust Fund and deliver to the Master Servicer in a timely manner any Tax Returns prepared by or on behalf of the Master Servicer that the Trustee is required to sign as determined by the Master Servicer pursuant to applicable federal, state or local tax laws, provided that the Master Servicer shall indemnify the Trustee for signing any such Tax Returns that contain errors or omissions.

(b) Following the issuance of the Certificates, the Trustee shall not accept any contribution of assets to the Trust Fund unless (subject to Section 10.01(f)) it shall have obtained or been furnished with an Opinion of Counsel to the effect that such contribution will not (i) cause any portion of any REMIC formed under the Series Supplement to fail to qualify as a REMIC at any time that any Certificates are outstanding or (ii) cause the Trust Fund to be subject to any federal tax as a result of such contribution (including the imposition of any federal tax on "prohibited transactions" imposed under Section 860F(a) of the
Code).

Section 8.03.  Trustee Not Liable for Certificates or Mortgage Loans.

        The recitals contained herein and in the Certificates (other than the execution of the Certificates and relating to the acceptance and receipt of the Mortgage Loans) shall be taken as the statements of the Company or the Master Servicer as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (except that the Certificates shall be duly and validly executed and authenticated by it as Certificate Registrar) or of any Mortgage Loan or related document, or of MERS or the MERS(R) System. Except as otherwise provided herein, the Trustee shall not be accountable for the use or application by the Company or the Master Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Custodial Account or the Certificate Account by the Company or the Master Servicer.

Section 8.04.  Trustee May Own Certificates.

        The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

Section 8.05.  Master Servicer to Pay Trustee's Fees
                      and Expenses; Indemnification.

(a) The Master Servicer covenants and agrees to pay to the Trustee and any co-trustee from time to time, and the Trustee and any co-trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by each of them in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and any co-trustee, and the Master Servicer will pay or reimburse the Trustee and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or any co-trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, and the expenses incurred by the Trustee or any co-trustee in connection with the appointment of an office or agency pursuant to Section 8.12) except any such expense, disbursement or advance as may arise from its negligence or bad faith.

(b) The Master Servicer agrees to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the Trustee's part, arising out of, or in connection with, the acceptance and administration of the Trust Fund, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under this Agreement and the Custodial Agreement, provided that:

(i) with respect to any such claim, the Trustee shall have given the Master Servicer written notice thereof promptly after the Trustee shall have actual knowledge thereof;

(ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Master Servicer in preparing such defense; and

(iii) notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for settlement of any claim by the Trustee entered into without the prior consent of the Master Servicer which consent shall not be unreasonably withheld.

No termination of this Agreement  shall affect the  obligations  created by this
Section 8.05(b) of the Master Servicer to indemnify the Trustee under the conditions and to the extent set forth herein.

        Notwithstanding the foregoing, the indemnification provided by the Master Servicer in this Section 8.05(b) shall not pertain to any loss, liability or expense of the Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Trustee at the direction of the Certificateholders pursuant to the terms of this Agreement.

Section 8.06.  Eligibility Requirements for Trustee.

        The Trustee hereunder shall at all times be a corporation or a national banking association having its principal office in a state and city acceptable to the Company and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

Section 8.07.  Resignation and Removal of the Trustee.

(a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

(b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Company, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. In addition, in the event that the Company determines that the Trustee has failed (i) to distribute or cause to be distributed to the Certificateholders any amount required to be distributed hereunder, if such amount is held by the Trustee or its Paying Agent (other than the Master Servicer or the Company) for distribution or (ii) to otherwise observe or perform in any material respect any of its covenants, agreements or obligations hereunder, and such failure shall continue unremedied for a period of 5 days (in respect of clause (i) above) or 30 days (in respect of clause (ii) above) after the date on which written notice of such failure, requiring that the same be remedied, shall have been given to the Trustee by the Company, then the Company may remove the Trustee and appoint a successor trustee by written instrument delivered as provided in the preceding sentence. In connection with the appointment of a successor trustee pursuant to the preceding sentence, the Company shall, on or before the date on which any such appointment becomes effective, obtain from each Rating Agency written confirmation that the appointment of any such successor trustee will not result in the reduction of the ratings on any class of the Certificates below the lesser of the then current or original ratings on such Certificates.

(c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Company, one complete set to the Trustee so removed and one complete set to the successor so appointed.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

Section 8.08.  Successor Trustee.

(a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which shall become the agent of any successor trustee hereunder), and the Company, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

(b) No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

(c) Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 8.09.  Merger or Consolidation of Trustee.

        Any corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Certificateholders at their address as shown in the Certificate Register.

Section 8.10.  Appointment of Co-Trustee or Separate Trustee.

(a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

(b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee, and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

(d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 8.11.  Appointment of Custodians.

        The Trustee may, with the consent of the Master Servicer and the Company, appoint one or more Custodians who are not Affiliates of the Company, the Master Servicer or any Seller to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to
Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each
Custodial Agreement may be amended only as provided in Section 11.01. The Trustee shall notify the Certificateholders of the appointment of any Custodian (other than the Custodian appointed as of the Closing Date) pursuant to this
Section 8.11.

Section 8.12.  Appointment of Office or Agency.

        The Trustee will maintain an office or agency in the City of New York at the address designated in Section 11.05 of the Series Supplement where Certificates may be surrendered for registration of transfer or exchange. The

Trustee will maintain an office at the address stated in Section 11.05 of the Series Supplement where notices and demands to or upon the Trustee in respect of this Agreement may be served.

                                   ARTICLE IX

              TERMINATION OR OPTIONAL PURCHASE OF ALL CERTIFICATES

Section 9.01. Optional Purchase by the Master Servicer of All Certificates; Termination Upon Purchase by the Master Servicer or Liquidation of All Mortgage Loans


(a) Subject to Section 9.02, the respective obligations and responsibilities of the Company, the Master Servicer and the Trustee created hereby in respect of the Certificates (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Company to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of:

(i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, or

(ii) the purchase by the Master Servicer of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to 100% of the unpaid principal balance of each Mortgage Loan or, if less than such unpaid principal balance, the fair market value of the related underlying property of such Mortgage Loan with respect to Mortgage Loans as to which title has been acquired if such fair market value is less than such unpaid principal balance (net of any unreimbursed Advances attributable to principal) on the day of repurchase plus accrued interest thereon at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of any Modified Mortgage Loan) to, but not including, the first day of the month in which such repurchase price is distributed, provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and provided further that the purchase price set forth above shall be increased as is necessary, as determined by the Master Servicer, to avoid disqualification of any portion of any REMIC formed under the Series Supplement as a REMIC.

        The right of the Master Servicer to purchase all the assets of the Trust Fund pursuant to clause (ii) above is conditioned upon the Pool Stated Principal Balance as of the Final Distribution Date, prior to giving effect to distributions to be made on such Distribution Date, being less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

        If such right is exercised by the Master Servicer, the Master Servicer shall be deemed to have been reimbursed for the full amount of any unreimbursed Advances theretofore made by it with respect to the Mortgage Loans. In addition, the Master Servicer shall provide to the Trustee the certification required by
Section 3.15 and the Trustee and any Custodian shall, promptly following payment of the purchase price, release to the Master Servicer the Mortgage Files pertaining to the Mortgage Loans being purchased.

        In addition to the foregoing, on any Distribution Date on which the Pool Stated Principal Balance, prior to giving effect to distributions to be made on such Distribution Date, is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans, the Master Servicer shall have the right, at its option, to purchase the Certificates in whole, but not in part, at a price equal to the outstanding Certificate Principal Balance of such Certificates plus the sum of Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest. If the Master Servicer exercises this right to purchase the outstanding Certificates, the Master Servicer will promptly terminate the respective obligations and responsibilities created hereby in respect of the Certificates pursuant to this
Article IX.

(b) The Master Servicer shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master Servicer anticipates that the final distribution will be made to Certificateholders (whether as a result of the exercise by the Master Servicer of its right to purchase the assets of the Trust Fund or otherwise) or on which the Master Servicer anticipates that the Certificates will be purchased (as a result of the exercise by the Master Servicer to purchase the outstanding Certificates). Notice of any termination specifying the anticipated Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee (if so required by the terms hereof) for payment of the final distribution and cancellation or notice of any purchase of the outstanding Certificates, specifying the Distribution Date upon which the Holders may surrender their Certificates to the Trustee for payment, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the Trust Fund or to purchase the outstanding Certificates), or by the Trustee (in any other case) by letter to the Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying:

(i) the anticipated Final Distribution Date upon which final payment of the Certificates is anticipated to be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated or, in the case of the purchase by the Master Servicer of the outstanding Certificates, the Distribution Date on which such purchase is to be made,

(ii) the amount of any such final payment, or in the case of the purchase of the outstanding Certificates, the purchase price, in either case, if known, and

(iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, and in the case of the Senior Certificates and Class M Certificates, that payment will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders and, if the Master Servicer is exercising its rights to purchase the outstanding Certificates, it shall give such notice to each Rating Agency at the time such notice is given to Certificateholders. As a result of the exercise by the Master Servicer of its right to purchase the assets of the Trust Fund, the Master Servicer shall deposit in the Certificate Account, before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Fund, computed as provided above. As a result of the exercise by the Master Servicer of its right to purchase the outstanding Certificates, the Master Servicer shall deposit in an Eligible Account, established by the Master Servicer on behalf of the Trustee and separate from the Certificate Account in the name of the Trustee in trust for the registered holders of the Certificates, before the Distribution Date on which such purchase is to occur in immediately available funds an amount equal to the purchase price for the Certificates, computed as above provided, and provide notice of such deposit to the Trustee. The Trustee will withdraw from such account the amount specified in subsection
(c) below.

(c) In the case of the Senior, Class M or Class B Certificates, upon presentation and surrender of the Certificates by the Certificateholders thereof, the Trustee shall distribute to the Certificateholders (i) the amount otherwise distributable on such Distribution Date, if not in connection with the Master Servicer's election to repurchase the assets of the Trust Fund or the outstanding Certificates, or (ii) if the Master Servicer elected to so repurchase the assets of the Trust Fund or the outstanding Certificates, an amount determined as follows: (A) with respect to each Certificate the outstanding Certificate Principal Balance thereof, plus Accrued Certificate Interest for the related Interest Accrual Period thereon and any previously unpaid Accrued Certificate Interest, subject to the priority set forth in
Section 4.02(a), and (B) with respect to the Class R Certificates, any excess of the amounts available for distribution (including the repurchase price specified in clause (ii) of subsection (a) of this Section) over the total amount distributed under the immediately preceding clause (A).

(d) If any Certificateholders shall not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date (if so required by the terms hereof), the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Fund), or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Master Servicer all amounts distributable to the holders thereof and the Master Servicer shall thereafter hold such amounts until distributed to such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

(e) If any Certificateholders do not surrender their Certificates on or before the Distribution Date on which a purchase of the outstanding Certificates is to be made, the Trustee shall on such date cause all funds in the Certificate

Account deposited therein by the Master Servicer pursuant to Section 9.01(b) to be withdrawn therefrom and deposited in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer shall give a second written notice to such Certificateholders to surrender their Certificates for payment of the purchase price therefor. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer to contact the Holders of such Certificates concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation in accordance with this Section 9.01, the Trustee shall pay to the Master Servicer all amounts distributable to the Holders thereof and the Master Servicer shall thereafter hold such amounts until distributed to such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer as a result of such Certificateholder's failure to surrender its Certificate(s) for payment in accordance with this Section 9.01. Any Certificate that is not surrendered on the Distribution Date on which a purchase pursuant to this Section 9.01 occurs as provided above will be deemed to have been purchased and the Holder as of such date will have no rights with respect thereto except to receive the purchase price therefor minus any costs and expenses associated with such escrow account and notices allocated thereto. Any Certificates so purchased or deemed to have been purchased on such Distribution Date shall remain outstanding hereunder. The Master Servicer shall be for all purposes the Holder thereof as of such date.

Section 9.02.  Additional Termination Requirements.

(a) Each REMIC that comprises the Trust Fund shall be terminated in accordance with the following additional requirements, unless (subject to Section 10.01(f)) the Trustee and the Master Servicer have received an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee) to the effect that the failure of each such REMIC to comply with the requirements of this Section
9.02 will not (i) result in the imposition on the Trust of taxes on "prohibited transactions," as described in Section 860F of the Code, or (ii) cause any such REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding:

(i) The Master Servicer shall establish a 90-day liquidation period for each such REMIC and specify the first day of such period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury regulations Section 1.860F-1. The Master Servicer also shall satisfy all of the requirements of a qualified liquidation for a REMIC under Section 860F of the Code and regulations thereunder;

(ii) The Master Servicer shall notify the Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof; and

(iii) If the Master Servicer or the Company is exercising its right to purchase the assets of the Trust Fund, the Master Servicer shall, during the 90-day liquidation period and at or prior to the Final Distribution Date, purchase all of the assets of the Trust Fund for cash.

(b) Each Holder of a Certificate and the Trustee hereby irrevocably approves and appoints the Master Servicer as its attorney-in-fact to adopt a plan of complete liquidation for each REMIC at the expense of the Trust Fund in accordance with the terms and conditions of this Agreement.

Section 9.03.  Termination of Multiple REMICs.

        If the REMIC Administrator makes two or more separate REMIC elections, the applicable REMIC shall be terminated on the earlier of the Final Distribution Date and the date on which it is deemed to receive the last deemed distributions on the related Uncertificated REMIC Regular Interests and the last distribution due on the Certificates is made.

                                   ARTICLE X

                                REMIC PROVISIONS

Section 10.01. REMIC Administration.

(a) The REMIC Administrator shall make an election to treat the Trust Fund as one or more REMICs under the Code and, if necessary, under applicable state law. The assets of each such REMIC will be set forth in the Series Supplement. Such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of each REMIC election in respect of the Trust Fund, Certificates and interests to be designated as the "regular interests" and the sole class of "residual interests" in the REMIC will be set forth in Section 10.03 of the Series Supplement. The REMIC Administrator and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in any REMIC elected in respect of the Trust Fund other than the "regular interests" and "residual interests" so designated.

(b) The Closing Date is hereby designated as the "startup day" of the Trust Fund within the meaning of Section 860G(a)(9) of the Code.

(c) The REMIC Administrator shall hold a Class R Certificate representing a 0.01% Percentage Interest each Class of the Class R Certificates and shall be designated as "the tax matters person" with respect to each REMIC in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1.  The REMIC Administrator, as tax matters person, shall
(i) act on behalf of each REMIC in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the REMIC Administrator shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 unless such legal expenses and costs are incurred by reason of the REMIC Administrator's willful misfeasance, bad faith or gross negligence. If the REMIC Administrator is no longer the Master Servicer hereunder, at its option the REMIC Administrator may continue its duties as REMIC Administrator and shall be paid reasonable compensation not to exceed $3,000 per year by any successor Master Servicer hereunder for so acting as the REMIC Administrator.

(d) The REMIC Administrator shall prepare or cause to be prepared all of the Tax Returns that it determines are required with respect to each REMIC created hereunder and deliver such Tax Returns in a timely manner to the Trustee and the Trustee shall sign and file such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The REMIC Administrator agrees to indemnify and hold harmless the Trustee with respect to any tax or liability arising from the Trustee's signing of Tax Returns that contain errors or omissions. The Trustee and Master Servicer shall promptly provide the REMIC Administrator with such information as the REMIC Administrator may from time to time request for the purpose of enabling the REMIC Administrator to prepare Tax Returns.

(e) The REMIC Administrator shall provide (i) to any Transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee, (ii) to the Trustee, and the Trustee shall forward to the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and
(iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each REMIC.

(f) The Master Servicer and the REMIC Administrator shall take such actions and shall cause each REMIC created hereunder to take such actions as are reasonably within the Master Servicer's or the REMIC Administrator's control and the scope of its duties more specifically set forth herein as shall be necessary or desirable to maintain the status of each REMIC as a REMIC under the REMIC Provisions (and the Trustee shall assist the Master Servicer and the REMIC Administrator, to the extent reasonably requested by the Master Servicer and the REMIC Administrator to do so). The Master Servicer and the REMIC Administrator shall not knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within their respective control that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any portion of any REMIC formed under the Series Supplement as a REMIC or (ii) result in the imposition of a tax upon any such REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the
Code) (either such event, in the absence of an Opinion of Counsel or the indemnification referred to in this sentence, an "Adverse REMIC Event") unless the Master Servicer or the REMIC Administrator, as applicable, has received an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Master Servicer or the REMIC Administrator, as applicable, determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Master Servicer, the REMIC Administrator or the Trustee) to the effect that the contemplated action will not, with respect to each REMIC created hereunder, endanger such status or, unless the Master Servicer, the REMIC Administrator or both, as applicable, determine in its or their sole discretion to indemnify the Trust Fund against the imposition of such a tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Fund, or may only be taken pursuant to an Opinion of Counsel that such action would not impose a tax on the Trust Fund, such action may nonetheless be taken provided that the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and that all other preconditions to the taking of such action have been satisfied. The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to any REMIC created hereunder or any related assets thereof, or causing any such REMIC to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee will consult with the Master Servicer or the REMIC Administrator, as applicable, or its designee, in writing, with respect to whether such action could cause an

Adverse REMIC Event to occur with respect to any such REMIC, and the Trustee shall not take any such action or cause any such REMIC to take any such action as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that an Adverse REMIC Event could occur. The Master Servicer or the REMIC Administrator, as applicable, may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Master Servicer or the REMIC Administrator. At all times as may be required by the Code, the Master Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of each REMIC created hereunder as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

(g) In the event that any tax is imposed on "prohibited transactions" of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of any such REMIC as defined in Section 860G(c) of the Code, on any contributions to any such REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement or the Master Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, or (iii) otherwise against amounts on deposit in the Custodial Account as provided by Section 3.10 and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such taxes constituted a Prepayment Interest Shortfall.

(h) The Trustee and the Master Servicer shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

(i) Following the Startup Day, neither the Master Servicer nor the Trustee shall accept any contributions of assets to any REMIC created hereunder unless (subject to Section 10.01(f)) the Master Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in such REMIC will not cause the REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

(j) Neither the Master Servicer nor the Trustee shall (subject to Section 10.01(f)) enter into any arrangement by which any REMIC created hereunder will receive a fee or other compensation for services nor permit any such REMIC to receive any income from assets other than "qualified mortgages" as defined in
Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

(k) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Certificate Principal Balance of each Class of Certificates (other than the Interest Only Certificates) representing a regular interest in the applicable REMIC and the Uncertificated Principal Balance of each Uncertificated REMIC Regular Interest (other than each Uncertificated REMIC Regular Interest represented by a Class A-V Certificate, if any) and the rights to the Interest Only Certificates and Uncertificated REMIC Regular Interest represented by a Class A-V Certificate would be reduced to zero is the Maturity Date for each such Certificate and Interest.

(l) Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for each REMIC created hereunder.

(m) Neither the Trustee nor the Master Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of any REMIC created hereunder, (iii) the termination of any such REMIC pursuant to Article IX of this Agreement or
(iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) nor acquire any assets for any such REMIC, nor sell or dispose of any investments in the Custodial Account or the Certificate Account for gain nor accept any contributions to any such REMIC after the Closing Date unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of such REMIC as a REMIC or
(b) unless the Master Servicer has determined in its sole discretion to indemnify the Trust Fund against such tax, cause such REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

Section 10.02. Master Servicer, REMIC Administrator and Trustee Indemnification.

(a) The Trustee agrees to indemnify the Trust Fund, the Company, the REMIC Administrator and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Company or the Master Servicer, as a result of a breach of the Trustee's covenants set forth in Article VIII or this Article X.

(b) The REMIC Administrator agrees to indemnify the Trust Fund, the Company, the Master Servicer and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company, the Master Servicer or the Trustee, as a result of a breach of the REMIC Administrator's covenants set forth in this Article X with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the REMIC Administrator that contain errors or omissions; provided, however, that such liability will not be imposed to the extent such breach is a result of an error or omission in information provided to the REMIC Administrator by the Master Servicer in which case Section 10.02(c) will apply.

(c) The Master Servicer agrees to indemnify the Trust Fund, the Company, the REMIC Administrator and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company, the REMIC Administrator or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in this Article X or in
Article III with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the Master Servicer that contain errors or omissions.

Section 10.03. Designation of REMIC(s).

        As provided in Section 10.03 of the Series Supplement.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01. Amendment.

(a) This Agreement or any Custodial Agreement may be amended from time to time by the Company, the Master Servicer and the Trustee, without the consent of any of the Certificateholders:

(i)     to cure any ambiguity,

(ii) to correct or supplement any provisions herein or therein, which may be inconsistent with any other provisions herein or therein or to correct any error,

(iii)to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of the Trust Fund as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect in any material respect the interests of any Certificateholder,

(iv) to change the timing and/or nature of deposits into the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained, provided that (A) the Certificate Account Deposit Date shall in no event be later than the related Distribution Date, (B) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and
     (C) such change shall not result in a reduction of the rating assigned to any Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect,

(v) to modify, eliminate or add to the provisions of Section 5.02(f) or any other provision hereof restricting transfer of the Class R Certificates, by virtue of their being the "residual interests" in a REMIC, provided that
     (A) such change shall not result in reduction of the rating assigned to any such Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect, and (B) such change shall not (subject to Section 10.01(f)), as evidenced by an Opinion of Counsel (at the expense of the party seeking so to modify, eliminate or add such provisions), cause any REMIC created hereunder or any of the Certificateholders (other than the transferor) to be subject to a federal tax caused by a transfer to a Person that is not a Permitted Transferee,

(vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder or

(vii)to amend any provision herein or therein that is not material to any of the Certificateholders.

(b) This Agreement or any Custodial Agreement may also be amended from time to time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate,

(ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding.

(c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (subject to Section 10.01(f) and at the expense of the party seeking such amendment) to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Company or the Trustee in accordance with such amendment will not result in the imposition of a federal tax on the Trust Fund or cause any REMIC created under the Series Supplement to fail to qualify as a REMIC at any time that any Certificate is outstanding.

(d) Promptly after the execution of any such amendment the Trustee shall furnish written notification of the substance of such amendment to the Custodian and each Certificateholder. It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

(e) The Company shall have the option, in its sole discretion, to obtain and deliver to the Trustee any corporate guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or any combination of the foregoing, for the purpose of protecting the Holders of the Class B Certificates against any or all Realized Losses or other shortfalls. Any such instrument or fund shall be held by the Trustee for the benefit of the Class B Certificateholders, but shall not be and shall not be deemed to be under any circumstances included in the Trust Fund. To the extent that any such instrument or fund constitutes a reserve fund for federal income tax purposes, (i) any reserve fund so established shall be an outside reserve fund and not an asset of the Trust Fund, (ii) any such reserve fund shall be owned by the Company, and (iii) amounts transferred by the Trust Fund to any such reserve fund shall be treated as amounts distributed by the Trust Fund to the Company or any successor, all within the meaning of Treasury Regulations
Section 1.860G-2(h) as it reads as of the Cut-off Date. In connection with the provision of any such instrument or fund, this Agreement and any provision hereof may be modified, added to, deleted or otherwise amended in any manner that is related or incidental to such instrument or fund or the establishment or administration thereof, such amendment to be made by written instrument executed or consented to by the Company but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of the Senior Certificateholders, the Class M Certificateholders, the Master Servicer or the Trustee, as applicable; provided that the Company obtains (subject to Section 10.01(f)) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code and (b) any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding. In the event that the Company elects to provide such coverage in the form of a limited guaranty provided by General Motors Acceptance Corporation, the Company may elect that the text of such amendment to this Agreement shall be substantially in the form attached hereto as Exhibit K (in which case Residential Funding's Subordinate Certificate Loss Obligation as described in such exhibit shall be established by Residential Funding's consent to such amendment) and that the limited guaranty shall be executed in the form attached hereto as Exhibit L, with such changes as the Company shall deem to be appropriate; it being understood that the Trustee has reviewed and approved the content of such forms and that the Trustee's consent or approval to the use thereof is not required.

Section 11.02. Recordation of Agreement; Counterparts.

(a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of Holders of Certificates entitled to at least 25% of the Voting Rights), but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

(b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 11.03. Limitation on Rights of Certificateholders.

(a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of any of the parties hereto.

(b) No Certificateholder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of any Class evidencing in the aggregate not less than 25% of the related Percentage Interests of such Class, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates of such Class or any other Class, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of Certificateholders of such Class or all Classes, as the case may be. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 11.04. Governing Law.

        This agreement and the Certificates shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 11.05. Notices.

        As provided in Section 11.05 of the Series Supplement.

Section 11.06. Required Notices to Rating Agency and Subservicer.

        The Company, the Master Servicer or the Trustee, as applicable, shall notify each Rating Agency and the Subservicer at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of, any of the events described in clause (a), (b), (c), (d), (g), (h), (i) or (j) below or provide a copy to each Rating Agency at such time as otherwise required to be delivered pursuant to this Agreement of any of the statements described in clauses (e) and (f) below:

(a)     a material change or amendment to this Agreement,

(b)     the occurrence of an Event of Default,

(c) the termination or appointment of a successor Master Servicer or Trustee or a change in the majority ownership of the Trustee,

(d) the filing of any claim under the Master Servicer's blanket fidelity bond and the errors and omissions insurance policy required by Section
        3.12 or the cancellation or modification of coverage under any such instrument,

(e) the statement required to be delivered to the Holders of each Class of Certificates pursuant to Section 4.03,

(f)  the statements required to be delivered pursuant to Sections 3.18 and 3.19,

(g)  a change  in the  location  of the  Custodial  Account  or the  Certificate
     Account,

(h) the occurrence of any monthly cash flow shortfall to the Holders of any Class of Certificates resulting from the failure by the Master Servicer to make an Advance pursuant to Section 4.04,

(i)     the occurrence of the Final Distribution Date, and

(j)     the repurchase of or substitution for any Mortgage Loan,

provided, however, that with respect to notice of the occurrence of the events described in clauses (d), (g) or (h) above, the Master Servicer shall provide prompt written notice to each Rating Agency and the Subservicer of any such event known to the Master Servicer.

Section 11.07. Severability of Provisions.

        If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.08. Supplemental Provisions for Resecuritization.

        This Agreement may be supplemented by means of the addition of a separate Article hereto (a "Supplemental Article") for the purpose of resecuritizing any of the Certificates issued hereunder, under the following circumstances. With respect to any Class or Classes of Certificates issued hereunder, or any portion of any such Class, as to which the Company or any of its Affiliates (or any designee thereof) is the registered Holder (the "Resecuritized Certificates"), the Company may deposit such Resecuritized Certificates into a new REMIC, grantor trust, FASIT or custodial arrangement (a "Restructuring Vehicle") to be held by the Trustee pursuant to a Supplemental Article. The instrument adopting such Supplemental Article shall be executed by the Company, the Master Servicer and the Trustee; provided, that neither the Master Servicer nor the Trustee shall withhold their consent thereto if their respective interests would not be materially adversely affected thereby. To the extent that the terms of the Supplemental Article do not in any way affect any provisions of this Agreement as to any of the Certificates initially issued hereunder, the adoption of the Supplemental Article shall not constitute an "amendment" of this Agreement.

        Each Supplemental Article shall set forth all necessary provisions relating to the holding of the Resecuritized Certificates by the Trustee, the establishment of the Restructuring Vehicle, the issuing of various classes of new certificates by the Restructuring Vehicle and the distributions to be made thereon, and any other provisions necessary for the purposes thereof. In connection with each Supplemental Article, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that (i) the Restructuring Vehicle will qualify as a REMIC, grantor trust, FASIT or other entity not subject to taxation for federal income tax purposes and (ii) the adoption of the Supplemental Article will not endanger the status of the Trust Fund as a REMIC or (subject to Section 10.01(f)) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC as set forth in Section 860G(d) of the Code).

Section 11.09. Allocation of Voting Rights.

               As provided in Section 11.09 of the Series Supplement.

Section 11.10. No Petition.

               As provided in Section 11.10 of the Series Supplement.

                                    EXHIBIT A


FORM OF CLASS A CERTIFICATE, [PRINCIPAL ONLY/CLASS A-P] CERTIFICATE AND [INTEREST ONLY/CLASS A-V] CERTIFICATE



        SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986.

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

        [THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS ___________ __, ____. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT [___]% OF THE PREPAYMENT SPEED ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), [AND ASSUMING A CONSTANT PASS-THROUGH RATE EQUAL TO THE INITIAL PASS-THROUGH RATE,] THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $[ ] OF OID PER [$1,000] [$100,000] OF [INITIAL CERTIFICATE PRINCIPAL BALANCE] [NOTIONAL AMOUNT], THE YIELD TO MATURITY IS [ ]% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $[ ] PER [$1,000] [$100,000] OF [INITIAL CERTIFICATE PRINCIPAL BALANCE] [NOTIONAL AMOUNT], COMPUTED USING THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT SPEED ASSUMPTION OR AT ANY OTHER RATE OR AS TO THE CONSTANCY OF THE PASS-THROUGH RATE.]

Certificate No. ________          [________%][Variable] Pass-Through Rate
                                  [based on a Notional Amount]
Class A-     Senior
Date of Pooling and Servicing     [Percentage Interest:________%]
Agreement and Cut-off Date:
___________ 1, ____               Aggregate Initial [Certificate Principal
                                  Balance] [[Interest Only/Class A-V] Notional
First Distribution Date:          Amount] [Subclass Notional Amount] of the
_________ 25, ____                Class A- ___ Certificates:

Master Servicer:                  [Initial] [Certificate Principal
Residential Funding               Balance] [Interest Only/Class A-V] [Subclass]
Corporation                       Notional Amount] of this Certificate:
                                  $ _______________________]
Assumed Final
Distribution Date:                CUSIP 76110F-
___________ 25, ____
                        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                                 SERIES ____-___

               evidencing a percentage interest in the distributions allocable to the Class A- Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

     This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

     This certifies that ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate [(obtained by dividing the [Initial Certificate Principal Balance] [Initial [Interest Only/Class A-V] Notional Amount] of this Certificate by the aggregate [Initial Certificate Principal Balance of all Class A- Certificates] [Initial [Interest Only/Class A-V] Notional Amounts of all [Interest Only/Class A-V] Certificates], both as specified above)] in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the

Master Servicer and __________________, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount [(of interest and principal, if any)] required to be distributed to Holders of Class A-Certificates on such Distribution Date. [The [Interest Only/Class A-V] Notional Amount of the [Interest Only/Class A-V] Certificates as of any date of determination is equal to the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such [Interest Only/Class A-V] Certificates.] [The Subclass Notional Amount of the [Interest Only/Class A-V]- Certificates as of any date of determination is equal to the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such [Interest Only/Class A-V]- Certificates immediately prior to such date.] [The [Interest Only/Class A-V][- ] Certificates have no Certificate Principal Balance.]

               Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

               Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The [Initial Certificate Principal Balance] [Initial [Interest Only/Class A-V] Notional Amount] [initial Subclass Notional Amount] of this Certificate is set forth above.] [The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto.]

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the

Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

               Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                      [_________________________],
                                              as Trustee




                                            By:
                                                  Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class A- Certificates referred to in the within-mentioned Agreement.



                                            [---------------------------],
                                                 as Certificate Registrar





                                            By:
                                                 Authorized Signatory

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:



                                          ________________________
Dated: ___________                        Signature by or on behalf of assignor




                                          ____________________________________
                                                 Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________ for the account of
_______________________________  account  number  ____________________,  or,  if mailed by check, to ________________________________________________. Applicable
statements should be mailed to ______________________________________.

     This information is provided by _____________________, the assignee named above, or _____________________________, as its agent.

                                    EXHIBIT B

                           FORM OF CLASS M CERTIFICATE

        THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES [CLASS M-1 CERTIFICATES] [AND CLASS M-2 CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

        SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS ___________ __, ____. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT [___]% OF THE PREPAYMENT SPEED ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $[____] OF OID PER $[1,000] OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS [_____]% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $[____] PER $[1,000] OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT SPEED ASSUMPTION OR AT ANY OTHER RATE.


        Any Transferee of this Certificate will be deemed to have represented by virtue of its purchase or holding of this Certificate (or interest herein) that EITHER (a) such Transferee is not an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan (a "plan investor"), (B) it has acquired and is holding such Certificate in reliance on Prohibited Transaction

Exemption ("PTE") 94-29, 59 Fed. Reg. 14674 (March 29, 1994), as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997), and PTE 2000-58, 65 Fed. Reg. 67765
(November 13, 2000) (the "RFC Exemption"), and that it understands that there are certain conditions to the availability of the RFC Exemption including that such Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Fitch or Moody's or (C) (I) the transferee is an insurance company, (II) the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and (iii) the CONDITIONS SET FORTH IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (C), A "cOMPLYING INSURANCE COMPANY).

        If this Certificate (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD BY ANY PERSON THAT DOES NOT SATISFY THE CONDITIONS DESCRIBED IN THE PRECEDING PARAGRAPH, THEN THE LAST preceding Transferee that either (i) is not a Plan Investor, (II) ACQUIRED SUCH CERTIFICATE IN COMPLIANCE WITH THE RFC EXEMPTION, or (iiI) is a Complying Insurance Company shall be restored, to the extent permitted by law, to all rights and obligations as Certificate Owner thereof retroactive to the date of such Transfer of this Certificate. The Trustee shall be under no liability to any Person for making any payments due on this Certificate to such preceding Transferee.

        Any purported Certificate Owner whose acquisition or holding of this Certificate (or interest herein) was effected in violation of the restrictions in Section 5.02(e) of the Pooling and Servicing Agreement shall indemnify and hold harmless the Company, the Trustee, the Master Servicer, any Subservicer, and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Certificate No. _______                           [_______]% Pass-Through Rate

Class M-    Subordinate                           Aggregate Certificate
                                                  Principal Balance
Date of Pooling and Servicing                     of the Class M Certificates:
Agreement and Cut-off Date:                       $__________________
___________ 1, ____
                                                  Initial Certificate Principal
First Distribution Date:                          Balance of this Certificate:
_________ 25, ____                                $_____________________

Master Servicer:                                  CUSIP: 76110F-
Residential Funding Corporation

Assumed Final Distribution Date:
___________ 25, ____

                       MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE,
                                 SERIES ____-___

        evidencing a percentage interest in any distributions allocable to the Class M- Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

     This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

     This certifies that ______________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class M- Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and __________________, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class M-Certificates on such Distribution Date.

               Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

               Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

               As described above, no transfer of this Class M Certificate will be made unless (i) the Trustee has received either an opinion of counsel or a representation letter, each as described in the Agreement, relating to the permissibility of such transfer under ERISA and Section 4975 of the Code, or
(ii) this Certificate is held by a Depository, in which case the Transferee will be deemed to have made representations relating to the permissibility of such transfer under ERISA and Section 4975 of the Code, as described in Section 5.02(e) of the Agreement. In addition, any purported Certificate Owner whose acquisition or holding of this Certificate (or interest herein) was effected in violation of the restrictions in Section 5.02(e) of the Agreement shall indemnify and hold harmless the Company, the Trustee, the Master Servicer, any Subservicer, and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                      [____________________________],
                                            as Trustee




                                            By:
                                                  Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class M- Certificates referred to in the within-mentioned Agreement.




                                            [-------------------------],
                                                  as Certificate Registrar



                                            By:
                                                 Authorized Signatory

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


                                          ___________________________________
Dated: ___________                        Signature by or on behalf of assignor




                                          ____________________________________
                                                 Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________ for the account of
_______________________________  account  number  ____________________,  or,  if mailed by check, to ________________________________________________. Applicable
statements should be mailed to ______________________________________.

     This information is provided by _____________________, the assignee named above, or _____________________________, as its agent.

                                    EXHIBIT C


                           FORM OF CLASS B CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES AND CLASS M CERTIFICATES [AND CLASS B-1] [CLASS B-2 CERTIFICATES] DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN).

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS ___________ __, ____. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 100% OF THE PREPAYMENT SPEED ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $[ ] OF OID PER $[1,000] OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS [ ]% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $[ ] PER $[1,000] OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT SPEED ASSUMPTION OR AT ANY OTHER RATE.

Certificate No. ______                            [______]% Pass-Through Rate

Class B- ___ Subordinate                          Aggregate Certificate
                                                  Principal Balance
Date of Pooling and Servicing                     of the Class B-___
Agreement and Cut-off Date:                       Certificates as of
___________ 1, ____                               the Cut-off Date:
                                                  $____________________
First Distribution Date:
_________ 25, ____                                Initial Certificate Principal
                                                  Balance of this Certificate:
Master Servicer:                                  $__________________
Residential Funding Corporation

Assumed Final Distribution Date:
___________ 25, ____


                       MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE,
                                 SERIES ____-___

       evidencing a percentage interest in any distributions allocable to the Class B- Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

     This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

     This certifies that Residential Accredit Loans, Inc. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class B-___ Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and __________________, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month next preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class B Certificates on such Distribution Date.

               Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

               Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

               No transfer of this Class B Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is to be made, (i) the Trustee or the Company may require an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state and (ii) the transferee shall execute an investment letter in the form described by the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class B Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (ii) a representation letter, in the form as described by Section 5.02(e) of the Agreement, either stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan, or stating that the transferee is an insurance company, the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new

Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                      [_____________________________],
                                                as Trustee



                                            By:
                                                 Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class M- Certificates referred to in the within-mentioned Agreement.



                                            [_______________________________],
                                                 as Certificate Registrar


                                            By:
                                                 Authorized Signatory

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


                                          ___________________________________
Dated: ___________                        Signature by or on behalf of assignor




                                          ____________________________________
                                                 Signature Guaranteed



                           DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________ for the account of
_______________________________  account  number  ____________________,  or,  if mailed by check, to ________________________________________________. Applicable
statements should be mailed to ______________________________________.

     This information is provided by _____________________, the assignee named above, or _____________________________, as its agent.

                                    EXHIBIT D


                           FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND EXCEPT FOR FREDDIE MAC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (E) AN ELECTING LARGE PARTNERSHIP UNDER SECTION 775(a) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B),
(C), (D) OR (E) BEING HEREIN REFERRED TO AS A "DISQUALIFIED  ORGANIZATION"),  OR
(F) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE

PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

Certificate No.________                           [______]% Pass-Through Rate

Class R Senior                                    Aggregate Initial Certificate
                                                  Principal Balance of the
Date of Pooling and Servicing                     Class R Certificates:
Agreement and Cut-off Date:                       $100.00
___________ 1, ____
                                                  Initial Certificate Principal
First Distribution Date:                          Balance of this Certificate:
_________ 25, ____                                $__________________

Master Servicer:                                  Percentage Interest:
Residential Funding Corporation                    _________________ %

Assumed Final Distribution Date:                  CUSIP 76110F-
___________ 25, ____


                       MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE,
                                 SERIES ____-___

        evidencing a percentage interest in any distributions allocable to the Class R Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

     This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

     This certifies that _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the aggregate
Initial Certificate Principal Balance of all Class R Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and __________________, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class R Certificates on such Distribution Date.

               Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Company will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Company, which purchaser may be the Company, or any affiliate of the Company, on such terms and conditions as the Company may choose.

               Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto. Notwithstanding the reduction of the Certificate Principal Balance hereof to zero, this Certificate will remain outstanding under the Agreement and the Holder hereof may have additional obligations with respect to this Certificate, including tax liabilities, and may be entitled to certain additional distributions hereon, in accordance with the terms and provisions of the Agreement.

               No transfer of this Class R Certificate will be made unless the Trustee has received either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class R Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan.

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

               Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purpose have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                      [____________________________],
                                            as Trustee




                                            By: __________________________
                                                  Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class R Certificates referred to in the within-mentioned Agreement.




                                            [______________________________],
                                                 as Certificate Registrar



                                            By: _____________________________
                                                 Authorized Signatory

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


                                          ___________________________________
Dated: ___________                        Signature by or on behalf of assignor




                                          ___________________________________
                                                 Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________ for the account of
_______________________________  account  number  ____________________,  or,  if mailed by check, to ________________________________________________. Applicable
statements should be mailed to ______________________________________.

     This information is provided by _____________________, the assignee named above, or _____________________________, as its agent.

                                 EXHIBIT E


                        FORM OF SELLER/SERVICER CONTRACT

     This Seller/Servicer Contract (as may be amended, supplemented or otherwise modified from time to time, this "Contract") is made this _____________ day of __________, 20__, by and between Residential Funding Corporation, its successors and assigns ("Residential Funding") and _____________________ (the "Seller/Servicer," and, together with Residential Funding, the "parties" and each, individually, a "party").

        WHEREAS, the Seller/Servicer desires to sell Loans to, and/or service Loans for, Residential Funding, and Residential Funding desires to purchase Loans from the Seller/Servicer and/or have the Seller/Servicer service various of its Loans, pursuant to the terms of this Contract and the Residential Funding Seller and Servicer Guides incorporated herein by reference, as amended, supplemented or otherwise modified, from time to time (together, the "Guides").

        NOW, THEREFORE, in consideration of the premises, and the terms, conditions and agreements set forth below, the parties agree as follows:

1.      INCORPORATION OF GUIDES BY REFERENCE.

        The Seller/Servicer acknowledges that it has received and read the Guides. All provisions of the Guides are incorporated by reference into and made a part of this Contract, and shall be binding upon the parties; provided, however, that the Seller/Servicer shall be entitled to sell Loans to and/or service Loans for Residential Funding only if and for so long as it shall have been authorized to do so by Residential Funding in writing. Specific reference in this Contract to particular provisions of the Guides and not to other provisions does not mean that those provisions of the Guides not specifically cited in this Contract are not applicable. All terms used herein shall have the same meanings as such terms have in the Guides, unless the context clearly requires otherwise.

2.      AMENDMENTS.

        This Contract may not be amended or modified orally, and no provision of this Contract may be waived or amended except in writing signed by the party against whom enforcement is sought. Such a written waiver or amendment must expressly reference this Contract. However, by their terms, the Guides may be amended or supplemented by Residential Funding from time to time. Any such amendment(s) to the Guides shall be binding upon the parties hereto.

3.      REPRESENTATIONS AND WARRANTIES.

a.      Reciprocal Representations and Warranties.

               The Seller/Servicer and Residential Funding each represents and warrants to the other that as of the date of this Contract:

(1) Each party is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, is qualified, if necessary, to do business and in good standing in each jurisdiction in which it is required to be so qualified, and has the requisite power and authority to enter into this Contract and all other agreements which are contemplated by this Contract and to carry out its obligations hereunder and under the Guides and under such other agreements.

(2) This Contract has been duly authorized, executed and delivered by each party and constitutes a valid and legally binding agreement of each party enforceable in accordance with its terms.

(3) There is no action, proceeding or investigation pending or threatened, and no basis therefor is known to either party, that could affect the validity or prospective validity of this Contract.

(4) Insofar as its capacity to carry out any obligation under this Contract is concerned, neither party is in violation of any charter, articles of incorporation, bylaws, mortgage, indenture, indebtedness, agreement, instrument, judgment, decree, order, statute, rule or regulation and none of the foregoing adversely affects its capacity to fulfill any of its obligations under this Contract. Its execution of, and performance pursuant to, this Contract will not result in a violation of any of the foregoing.

b.      Seller/Servicer's Representations, Warranties and Covenants.

               In addition to the representations, warranties and covenants made by the Seller/Servicer pursuant to subparagraph (a) of this paragraph 3, the Seller/Servicer makes the representations, warranties and covenants set forth in the Guides and, upon request, agrees to deliver to Residential Funding the certified Resolution of Board of Directors which authorizes the execution and delivery of this Contract.

4.      REMEDIES OF RESIDENTIAL FUNDING.

        If an Event of Seller Default or an Event of Servicer Default shall occur, Residential Funding may, at its option, exercise one or more of those remedies set forth in the Guides.

5.      SELLER/SERVICER'S STATUS AS INDEPENDENT CONTRACTOR.

        At no time shall the Seller/Servicer represent that it is acting as an agent of Residential Funding. The Seller/Servicer shall, at all times, act as an independent contractor.

6.      PRIOR AGREEMENTS SUPERSEDED.

        This Contract restates, amends and supersedes any and all prior Seller Contracts or Servicer Contracts between the parties except that any subservicing agreement executed by the Seller/Servicer in connection with any loan-security exchange transaction shall not be affected.

7.      ASSIGNMENT.

        This Contract may not be assigned or transferred, in whole or in part, by the Seller/Servicer without the prior written consent of Residential Funding. Residential Funding may sell, assign, convey, hypothecate, pledge or in any other way transfer, in whole or in part, without restriction, its rights under this Contract and the Guides with respect to any Commitment or Loan.

8.      NOTICES.

        All notices, requests, demands or other communications that are to be given under this Contract shall be in writing, addressed to the appropriate parties and sent by telefacsimile or by overnight courier or by United States mail, postage prepaid, to the addresses and telefacsimile numbers specified below. However, another name, address and/or telefacsimile number may be substituted by the Seller/Servicer pursuant to the requirements of this paragraph 8, or Residential Funding pursuant to an amendment to the Guides.

If to Residential Funding, notices must be sent to the appropriate address or telefacsimile number specified in the Guides.

If to the Seller/Servicer, notice must be sent to:




      Attention:________________________________________
      Telefacsimile Number:  (_____)___________ - _______________

9.      JURISDICTION AND VENUE.

        Each of the parties irrevocably submits to the jurisdiction of any state or federal court located in Hennepin County, Minnesota, over any action, suit or proceeding to enforce or defend any right under this Contract or otherwise arising from any loan sale or servicing relationship existing in connection with this Contract, and each of the parties irrevocably agrees that all claims in respect of any such action or proceeding may be heard or determined in such state or federal court. Each of the parties irrevocably waives the defense of an inconvenient forum to the maintenance of any such action or proceeding and any other substantive or procedural rights or remedies it may have with respect to the maintenance of any such action or proceeding in any such forum. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Each of the parties further agrees not to institute any legal actions or proceedings against the other party or any director, officer, employee, attorney, agent or property of the other party, arising out of or relating to this Contract in any court other than as hereinabove specified in this paragraph 9.

10.     MISCELLANEOUS.

        This Contract, including all documents incorporated by reference herein, constitutes the entire understanding between the parties hereto and supersedes all other agreements, covenants, representations, warranties, understandings and communications between the parties, whether written or oral, with respect to the transactions contemplated by this Contract. All paragraph headings contained herein are for convenience only and shall not be construed as part of this Contract. Any provision of this Contract that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, and, to this end, the provisions hereof are severable. This Contract shall be governed by, and construed and enforced in accordance with, applicable federal laws and the laws of the State of Minnesota.

        IN WITNESS WHEREOF, the duly authorized officers of the Seller/Servicer and Residential Funding have executed this Seller/Servicer Contract as of the date first above written.

ATTEST:                                 SELLER/SERVICER

[Corporate Seal]

                                                       (Name of Seller/Servicer)
By:                                     By:
   --------------------------------
      (Signature)                                        (Signature)
By:                                     By:
   --------------------------------
      (Typed Name)                                       (Typed Name)
Title:                                  Title:
      ------------------------------
======================================= =======================================

ATTEST:                                 RESIDENTIAL FUNDING CORPORATION
[Corporate Seal]

By:                                     By:
   --------------------------------
      (Signature)                                        (Signature)
By:                                     By:
   --------------------------------
      (Typed Name)                                       (Typed Name)
Title:                                  Title:
      ------------------------------

                                    EXHIBIT F
                          FORMS OF REQUEST FOR RELEASE

DATE:

TO:

RE:            REQUEST FOR RELEASE OF DOCUMENTS

In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage Loan File described below.

Pooling and Servicing Agreement Dated:
Series#:
Account#:
Pool#:
Loan#:
MIN#:
Borrower Name(s):
Reason for Document Request:      (circle one)

        Mortgage Loan Prepaid in Full              Mortgage Loan Repurchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Pooling and Servicing Agreement."

________________________________
Residential Funding Corporation
Authorized Signature

******************************************************************************

TO CUSTODIAN/TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing Agreement.

Enclosed Documents:          [ ]  Promissory Note
                             [ ] Primary Insurance Policy
                             [ ] Mortgage or Deed of Trust
                             [ ]  Assignment(s) of Mortgage or Deed of Trust
                             [ ]  Title Insurance Policy
                             [ ]  Other:

Name:
     ------------------------
Title:
      -----------------------
Date:
     ------------------------

                                   EXHIBIT G-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF                         )
                                 )    ss.:
COUNTY OF                        )
               [NAME OF OFFICER], being first duly sworn, deposes and says:

1. That he is [Title of Officer] of [Name of Owner] (record or beneficial owner of the Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, Class R (the "Owner")), a [savings institution] [corporation] duly organized and existing under the laws of [the State of _______________] [the United States], on behalf of which he makes this affidavit and agreement.

2. That the Owner (i) is not and will not be a "disqualified organization" or an electing large partnership as of [date of transfer] within the meaning of Sections 860E(e)(5) and 775, respectively, of the Internal Revenue Code of 1986, as amended (the "Code") or an electing large partnership under Section 775(a) of the Code, (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class R Certificates, and (iii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means an electing large partnership under
Section 775 of the Code, the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

3. That the Owner is aware (i) of the tax that would be imposed on transfers of Class R Certificates to disqualified organizations or electing large partnerships, under the Code, that applies to all transfers of Class R Certificates after March 31, 1988; (ii) that such tax would be on the transferor (or, with respect to transfers to electing large partnerships, on each such partnership), or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent;
(iii) that the person (other than with respect to transfers to electing large partnerships) otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class R Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

4. That the Owner is aware of the tax imposed on a "pass-through entity" holding Class R Certificates if either the pass-through entity is an electing large partnership under Section 775 of the if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

5. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except in the case of a partnership, to the extent provided in Treasury regulations), or an estate that is described in Section 7701(a)(30)(D) of the Code, or a trust that is described in Section 7701(a)(30)(E) of the Code.

6. That the Owner is aware that the Trustee will not register the transfer of any Class R Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

7. That the Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.02(f) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clause (iii)(A) and (iii)(B) of Section 5.02(f) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner holds such Certificates in violation of Section 5.02(f)). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

8. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

9.      The Owner's Taxpayer Identification Number is ______________________ .

10. This affidavit and agreement relates only to the Class R Certificates held by the Owner and not to any other holder of the Class R Certificates. The Owner understands that the liabilities described herein relate only to the Class R Certificates.

11. That no purpose of the Owner relating to the transfer of any of the Class R Certificates by the Owner is or will be to impede the assessment or collection of any tax.

12. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to

                                        G-1-2
and for the benefit of the person from whom it acquired the Class R Certificate that the Owner intends to pay taxes associated with holding such Class R Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificate.

13. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class R Certificates remain outstanding.

14. The Purchaser is not an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or an investment manager, named fiduciary or a trustee of any such plan, or any other Person acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any such plan.


                                        G-1-3

               IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this _____ day of _____, 200__.




                                            [NAME OF OWNER]



                                                 [Name of Officer]
                                                 [Title of Officer]
[Corporate Seal]

ATTEST:

______________________________
[Assistant] Secretary

               Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

               Subscribed and sworn before me this ________ day of _____, 200_.





                                                 NOTARY PUBLIC



                                            COUNTY OF
                                                     ---------------------------
                                            STATE OF
                                                    ----------------------------
                My Commission  expires the ____ day of ____, 20___.



                                        G-1-4

                                   EXHIBIT G-2


                         FORM OF TRANSFEROR CERTIFICATE


                                      _______________, 20___

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota  55437

==================
------------------

Attention:  Residential Funding Corporation Series ____-___

               Re: Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, Class R

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by ____________________ (the "Seller") to _________________ (the "Purchaser") of
$______________ Initial Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, Class R (the "Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of ___________ 1, ____ among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and __________________, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

1. No purpose of the Seller relating to the transfer of the Certificate by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

2. The Seller understands that the Purchaser has delivered to the Trustee and the Master Servicer a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit G-1. The Seller does not know or believe that any representation contained therein is false.

3. The Seller has at the time of the transfer conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has historically paid its debts as they become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of a Class R Certificate may not be respected for United States income tax purposes (and the

Seller may continue to be liable for United States income taxes associated therewith) unless the Seller has conducted such an investigation.

4. The Seller has no actual knowledge that the proposed Transferee is not both a United States Person and a Permitted Transferee.


                               Very truly yours,


                                   (Seller)



                               By:
                                  ----------------------------------------
                               Name:
                                    --------------------------------------
                               Title:
                                     -------------------------------------



                                        G-2-2

                                    EXHIBIT H


                     FORM OF INVESTOR REPRESENTATION LETTER


                                                                , 20
                                    ----------------------------    ----

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, MN 55437

==================
------------------

Residential Funding Corporation
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, MN  55437

Attention:  Residential Funding Corporation Series ____-___

               RE: Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, [Class B-]

Ladies and Gentlemen:

     ____________________   (the   "Purchaser")   intends   to   purchase   from
____________________   (the  "Seller")   $_______________   Initial  Certificate
Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, Class (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of ___________ 1, ____ among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer (the "Master Servicer"), and __________________, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that:

1. The Purchaser understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Company is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

2. The Purchaser is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

3. The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

4.   The Purchaser has been furnished with, and has had an opportunity to review
     (a) [a copy of the Private Placement Memorandum, dated ______________, 20 ___, relating to the Certificates (b)] a copy of the Pooling and Servicing Agreement and [b] [c] such other information concerning the Certificates, the Mortgage Loans and the Company as has been requested by the Purchaser from the Company or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Company or the Seller to the satisfaction of the Purchaser. [If the Purchaser did not purchase the Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Private Placement Memorandum (the "Memorandum") relating to the original sale (the "Original Sale") of the Certificates by the Company, the Purchaser acknowledges that such Memorandum was provided to it by the Seller, that the Memorandum was prepared by the Company solely for use in connection with the Original Sale and the Company did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Company with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Memorandum, or (b) any information, development or event arising after the date of the Memorandum.]

5. The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

6.      The Purchaser

(a) is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss.2510.3-101; or

(b) is an insurance company, the source of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of DOL Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

        In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that the Purchaser will not transfer such Certificates to any Plan or person unless such Plan or person meets the requirements set forth in either 6(a) or (b) above.


                                            Very truly yours,




                                            By:
                                               -------------------------------
                                            Name:
                                                 -----------------------------
                                            Title:
                                                  ----------------------------

                                    EXHIBIT I


                    FORM OF TRANSFEROR REPRESENTATION LETTER


                                                       __________, 20___

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, MN 55437

==================
------------------

Attention: Residential Funding Corporation Series ____-___

               Re: Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, [Class B-]

Ladies and Gentlemen:

     In connection with the sale by ___________ (the "Seller") to _____________ (the "Purchaser") of $___________ Initial Certificate Principal Balance of
Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, Class (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of ___________ 1, ____ among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and __________________, as trustee (the
"Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

               Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner,
(d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                                            Very truly yours,

                                    (Seller)



                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

                                    EXHIBIT J


                  [FORM OF RULE 144A INVESTMENT REPRESENTATION]

             Description of Rule 144A Securities, including numbers:









               The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

2. The Buyer warrants and represents to, and covenants with, the Seller, the Trustee and the Master Servicer (as defined in the Pooling and Servicing Agreement (the "Agreement"), dated as of ___________ 1, ____ among Residential Funding Corporation as Master Servicer, Residential Accredit Loans, Inc. as depositor pursuant to Section 5.02 of the Agreement and __________________, as trustee, as follows:

(a) The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

(b) The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

(c) The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Trustee or the Servicer.

(d) Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

(e) The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

               [3.    The Buyer

(a) is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss. 2510.3-101; or

(b) is an insurance company, the source of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of DOL Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.]

               4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

               IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.


Print Name of Seller                              Print Name of Buyer
By:                                               By:
   ------------------------------------------
   Name:                                             Name:
   Title:                                            Title:
Taxpayer Identification                           Taxpayer Identification:
No.                                               No:
   ------------------------------------------
Date:                                             Date:
     ----------------------------------------

                              ANNEX 1 TO EXHIBIT J


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

             [For Buyers Other Than Registered Investment Companies]

               The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $_____________ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

-- Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in
     Section 501(c)(3) of the Internal Revenue Code.

-- Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

-- Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

-- Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

-- Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

-- State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

-- ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

-- Investment Adviser. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

-- SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

-- Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

-- Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) bank deposit notes and certificates of deposit,  (iv) loan participations,
(v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

                           Will the Buyer be purchasing the Rule 144A
Yes           No           Securities only for the Buyer's own account?

6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.




                                            Print Name of Buyer


                                            By:________________________
                                                 Name:
                                                 Title:


                                            Date: _______________________

                              ANNEX 2 TO EXHIBIT J


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

              [For Buyers That Are Registered Investment Companies]

               The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

8. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

9. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

--   The  Buyer  owned  $_________  in  securities   (other  than  the  excluded
     securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

-- The Buyer is part of a Family of Investment Companies which owned in the aggregate $ _____________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

10. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

11. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

12. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

13. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.




                                            Print Name of Buyer


                                            By: _____________________________
                                                 Name:
                                                      -------------------------
                                                 Title:
                                                       ------------------------


                                            IF AN ADVISER:


                                            ______________________
                                            Print Name of Buyer

                                    EXHIBIT K


                         [TEXT OF AMENDMENT TO POOLING AND SERVICING
                  AGREEMENT PURSUANT TO SECTION 11.01(E) FOR A
                                      LIMITED GUARANTY]

                                   ARTICLE XII

                   Subordinate Certificate Loss Coverage; Limited Guaranty

               Section 12.01. Subordinate Certificate Loss Coverage; Limited Guaranty. (a) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether it or any Sub-Servicer will be entitled to any reimbursement pursuant to Section 4.02(a) on such Distribution Date for Advances or Sub-Servicer Advances previously made, (which will not be Advances or Sub-Servicer Advances that were made with respect to delinquencies which were subsequently determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses) and, if so, the Master Servicer shall demand payment from Residential Funding of an amount equal to the amount of any Advances or Sub-Servicer Advances reimbursed pursuant to
Section 4.02(a), to the extent such Advances or Sub-Servicer Advances have not been included in the amount of the Realized Loss in the related Mortgage Loan, and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a).

               (b)....Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether any Realized Losses (other than Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses) will be allocated to the Class B Certificates on such Distribution Date pursuant to Section 4.05, and, if so, the Master Servicer shall demand payment from Residential Funding of the amount of such Realized Loss and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a); provided, however, that the amount of such demand in respect of any Distribution Date shall in no event be greater than the sum of (i) the additional amount of Accrued Certificate Interest that would have been paid for the Class B Certificateholders on such Distribution Date had such Realized Loss or Losses not occurred plus (ii) the amount of the reduction in the Certificate Principal Balances of the Class B Certificates on such Distribution Date due to such Realized Loss or Losses. Notwithstanding such payment, such Realized Losses shall be deemed to have been borne by the Certificateholders for purposes of
Section 4.05. Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses allocated to the Class B Certificates will not be covered by the Subordinate Certificate Loss Obligation.

               (c)....Demands  for payments  pursuant to this  Section  shall be made prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date by the Master Servicer with written notice thereof to the Trustee. The maximum amount that Residential Funding shall be required to pay pursuant to this Section on any Distribution Date (the "Amount Available") shall be equal to the lesser of (X) minus the sum of (i) all previous payments made under subsections (a) and (b) hereof and (ii) all draws under the Limited Guaranty made in lieu of such payments as described below in subsection (d) and (Y) the then outstanding Certificate Principal Balances of the Class B Certificates, or such lower amount as may be established pursuant to
Section 12.02. Residential Funding's obligations as described in this Section are referred to herein as the "Subordinate Certificate Loss Obligation."

               (d)....The Trustee will promptly notify General Motors Acceptance
Corporation of any failure of Residential Funding to make any payments hereunder and shall demand payment pursuant to the limited guaranty (the "Limited Guaranty"), executed by General Motors Acceptance Corporation, of Residential Funding's obligation to make payments pursuant to this Section, in an amount equal to the lesser of (i) the Amount Available and (ii) such required payments, by delivering to General Motors Acceptance Corporation a written demand for payment by wire transfer, not later than the second Business Day prior to the Distribution Date for such month, with a copy to the Master Servicer.

               (e) All payments made by Residential Funding pursuant to this Section or amounts paid under the Limited Guaranty shall be deposited directly in the Certificate Account, for distribution on the Distribution Date for such month to the Class B Certificateholders.

               (f)....The Company shall have the option, in its sole discretion, to substitute for either or both of the Limited Guaranty or the Subordinate Certificate Loss Obligation another instrument in the form of a corporate guaranty, an irrevocable letter of credit, a surety bond, insurance policy or similar instrument or a reserve fund; provided that (i) the Company obtains (subject to the provisions of Section 10.01(f) as if the Company was substituted for the Master Servicer solely for the purposes of such provision) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that obtaining such substitute corporate guaranty, irrevocable letter of credit, surety bond, insurance policy or similar instrument or reserve fund will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under
Section 860(F)(a)(1) of the Code or on "contributions after the startup date" under Section 860(G)(d)(1) of the Code or (b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding, and (ii) no such substitution shall be made unless (A) the substitute Limited Guaranty or Subordinate Certificate Loss Obligation is for an initial amount not less than the then current Amount Available and contains provisions that are in all material respects equivalent to the original Limited Guaranty or Subordinate Certificate Loss Obligation (including that no portion of the fees, reimbursements or other obligations under any such instrument will be borne by the Trust Fund), (B) the long term debt obligations of any obligor of any substitute Limited Guaranty or Subordinate Certificate Loss Obligation (if not supported by the Limited Guaranty) shall be rated at least the lesser of (a) the rating of the long term debt obligations of General Motors Acceptance Corporation as of the date of issuance of the Limited Guaranty and (b) the rating of the long term debt obligations of General Motors Acceptance Corporation at the date of such substitution and (C) the Company obtains written confirmation from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the Company that such substitution shall not lower the rating on the Class B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency. Any replacement of the Limited Guaranty or Subordinate Certificate Loss

Obligation pursuant to this Section shall be accompanied by a written Opinion of Counsel to the substitute guarantor or obligor, addressed to the Master Servicer and the Trustee, that such substitute instrument constitutes a legal, valid and binding obligation of the substitute guarantor or obligor, enforceable in accordance with its terms, and concerning such other matters as the Master Servicer and the Trustee shall reasonably request. Neither the Company, the Master Servicer nor the Trustee shall be obligated to substitute for or replace the Limited Guaranty or Subordinate Certificate Loss Obligation under any circumstance.

               Section 12.02. Amendments Relating to the Limited Guaranty. Notwithstanding Sections 11.01 or 12.01: (i) the provisions of this Article XII may be amended, superseded or deleted, (ii) the Limited Guaranty or Subordinate Certificate Loss Obligation may be amended, reduced or canceled, and (iii) any other provision of this Agreement which is related or incidental to the matters described in this Article XII may be amended in any manner; in each case by written instrument executed or consented to by the Company and Residential Funding but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of, the Master Servicer or the Trustee, as applicable; provided that the Company shall also obtain a letter from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the Company to the effect that such amendment, reduction, deletion or cancellation will not lower the rating on the Class B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency, unless (A) the Holder of 100% of the Class B Certificates is Residential Funding or an Affiliate of Residential Funding, or (B) such amendment, reduction, deletion or cancellation is made in accordance with Section 11.01(e) and, provided further that the Company obtains (subject to the provisions of Section 10.01(f) as if the Company was substituted for the Master Servicer solely for the purposes of such provision), in the case of a material amendment or supercession (but not a reduction, cancellation or deletion of the Limited Guaranty or the Subordinate Certificate Loss Obligation), an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment or supercession will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or
(b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding. A copy of any such instrument shall be provided to the Trustee and the Master Servicer together with an Opinion of Counsel that such amendment complies with this Section 12.02.

                                    EXHIBIT L


                           [FORM OF LIMITED GUARANTY]


                                LIMITED GUARANTY


                        RESIDENTIAL ACCREDIT LOANS, INC.


                 Mortgage Asset-Backed Pass-Through Certificates
                                 Series ____-___


                                                  ___________, 200___

==================
------------------

Attention:  Residential Funding Corporation Series ____-___

Ladies and Gentlemen:

               WHEREAS, Residential Funding Corporation, a Delaware corporation ("Residential Funding"), an indirect wholly-owned subsidiary of General Motors Acceptance Corporation, a New York corporation ("GMAC"), plans to incur certain obligations as described under Section 12.01 of the Pooling and Servicing Agreement dated as of ___________ 1, ____ (the "Servicing Agreement"), among Residential Accredit Loans, Inc. (the "Company"), Residential Funding and __________________ (the "Trustee") as amended by Amendment No. thereto, dated as of , with respect to the Mortgage Asset-Backed Pass-Through Certificates, Series ____-___ (the "Certificates"); and

               WHEREAS, pursuant to Section 12.01 of the Servicing Agreement, Residential Funding agrees to make payments to the Holders of the Class B Certificates with respect to certain losses on the Mortgage Loans as described in the Servicing Agreement; and

               WHEREAS, GMAC desires to provide certain assurances with respect to the ability of Residential Funding to secure sufficient funds and faithfully to perform its Subordinate Certificate Loss Obligation;

               NOW THEREFORE, in consideration of the premises herein contained and certain other good and valuable consideration, the receipt of which is hereby acknowledged, GMAC agrees as follows:

1. Provision of Funds. (a) GMAC agrees to contribute and deposit in the Certificate Account on behalf of Residential Funding (or otherwise provide to Residential Funding, or to cause to be made available to Residential Funding), either directly or through a subsidiary, in any case prior to the related Distribution Date, such moneys as may be required by Residential Funding to perform its Subordinate Certificate Loss Obligation when and as the same arises from time to time upon the demand of the Trustee in accordance with Section
12.01 of the Servicing Agreement.

               (b)....The  agreement set forth in the preceding clause (a) shall be absolute, irrevocable and unconditional and shall not be affected by the transfer by GMAC or any other person of all or any part of its or their interest in Residential Funding, by any insolvency, bankruptcy, dissolution or other proceeding affecting Residential Funding or any other person, by any defense or right of counterclaim, set-off or recoupment that GMAC may have against Residential Funding or any other person or by any other fact or circumstance. Notwithstanding the foregoing, GMAC's obligations under clause (a) shall terminate upon the earlier of (x) substitution for this Limited Guaranty pursuant to Section 12.01(f) of the Servicing Agreement, or (y) the termination of the Trust Fund pursuant to the Servicing Agreement.

2. Waiver. GMAC hereby waives any failure or delay on the part of Residential Funding, the Trustee or any other person in asserting or enforcing any rights or in making any claims or demands hereunder. Any defective or partial exercise of any such rights shall not preclude any other or further exercise of that or any other such right. GMAC further waives demand, presentment, notice of default, protest, notice of acceptance and any other notices with respect to this Limited Guaranty, including, without limitation, those of action or nonaction on the part of Residential Funding or the Trustee.

3. Modification, Amendment and Termination. This Limited Guaranty may be modified, amended or terminated only by the written agreement of GMAC and the Trustee and only if such modification, amendment or termination is permitted under Section 12.02 of the Servicing Agreement. The obligations of GMAC under this Limited Guaranty shall continue and remain in effect so long as the Servicing Agreement is not modified or amended in any way that might affect the obligations of GMAC under this Limited Guaranty without the prior written consent of GMAC.

4. Successor. Except as otherwise expressly provided herein, the guarantee herein set forth shall be binding upon GMAC and its respective successors.

5. Governing Law. This Limited Guaranty shall be governed by the laws of the State of New York.

6. Authorization and Reliance. GMAC understands that a copy of this Limited Guaranty shall be delivered to the Trustee in connection with the execution of Amendment No. 1 to the Servicing Agreement and GMAC hereby authorizes the Company and the Trustee to rely on the covenants and agreements set forth herein.

7. Definitions. Capitalized terms used but not otherwise defined herein shall have the meaning given them in the Servicing Agreement.

8. Counterparts. This Limited Guaranty may be executed in any number of counterparts, each of which shall be deemed to be an original and such counterparts shall constitute but one and the same instrument.

               IN WITNESS WHEREOF, GMAC has caused this Limited Guaranty to be executed and delivered by its respective officers thereunto duly authorized as of the day and year first above written.



                                            GENERAL MOTORS ACCEPTANCE
                                            CORPORATION


                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------


Acknowledged by:


__________________________,
    as Trustee


By:
   ------------------------------------------------
Name:
     ----------------------------------------------
Title:
      ---------------------------------------------



RESIDENTIAL ACCREDIT LOANS, INC.


By:
   ------------------------------------------------
Name:
     ----------------------------------------------
Title:
      ---------------------------------------------

                                    EXHIBIT M


                 FORM OF LENDER CERTIFICATION FOR ASSIGNMENT OF MORTGAGE LOAN


                                              _______________, 20_____

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota  55437

==================
------------------

Attention:  Residential Funding Corporation Series ____-___

               Re: Mortgage Asset-Backed Pass-Through Certificates, Series ____-___ Assignment of Mortgage Loan

Ladies and Gentlemen:

     This letter is delivered to you in connection with the assignment by ________________ (the "Trustee") to _________________ (the "Lender") of (the
"Mortgage Loan") pursuant to Section 3.13(d) of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of ___________ 1, ____ among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and the Trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Lender hereby certifies, represents and warrants to, and covenants with, the Master Servicer and the Trustee that:

(i) the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction;

(ii) the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;

(iii) the Mortgage Loan following the proposed assignment will be modified to have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and

(iv) such assignment is at the request of the borrower under the related Mortgage Loan.

                                            Very truly yours,



                                    (Lender)


                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

                                    EXHIBIT N


                          FORM OF REQUEST FOR EXCHANGE

                                                              [DATE]

==================
------------------

               Re:    Residential Accredit Loans, Inc.,
                      Mortgage Asset-Backed Pass-Through Certificates, Series ____-___

               Residential Funding Corporation, as the Holder of a % Percentage Interest of the [Interest Only/Class A-V][-1] Certificates, hereby requests the Trustee to exchange the above-referenced Certificates for the Subclasses referred to below:

1. [Interest Only/Class A-V]- Certificates, corresponding to the following Uncertificated REMIC Regular Interests: [List numbers corresponding to the related loans and Pool Strip Rates from the Mortgage Loan Schedule]. The initial Subclass Notional Amount and the Initial Pass-Through Rate on the [Interest Only/Class A-V]- Certificates will be $_________ and _____%, respectively.

2. [Repeat as appropriate.]

               The Subclasses requested above will represent in the aggregate all of the Uncertificated REMIC Regular Interests represented by the [Interest Only/Class A-V][-1] Certificates surrendered for exchange.

               All capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement, dated as of ___________ 1, ____, among Residential Accredit Loans, Inc., Residential Funding Corporation and __________________, as trustee.



                                            RESIDENTIAL FUNDING CORPORATION



                                            By: ______________________________
                                      Name:
                                     Title:

                                  EXHIBIT FIVE

                      AGGREGATE PLANNED PRINCIPAL BALANCES


                                                  AGGREGATE PLANNED
                                                PRINCIPAL BALANCES FOR
                                              --------------------------
                                               CLASS A-8, CLASS A-9 AND
                  DISTRIBUTION DATE            CLASS A-10 CERTIFICATES

                  Initial Balance............             $75,517,000.00
                  January 2002 ..............              74,179,900.99
                  February 2002 .............              72,854,863.55
                  March 2002 ................              71,541,781.98
                  April 2002 ................              70,240,551.54
                  May 2002 ..................              68,951,068.41
                  June 2002 .................              67,673,229.67
                  July 2002 .................              66,406,933.31
                  August 2002 ...............              65,152,078.22
                  September 2002.............              63,908,564.17
                  October 2002...............              62,676,291.82
                  November 2002..............              61,455,162.70
                  December 2002..............              60,245,079.22
                  January 2003...............              59,045,944.63
                  February 2003..............              57,857,663.03
                  March 2003.................              56,680,139.38
                  April 2003.................              55,513,279.47
                  May 2003...................              54,356,989.92
                  June 2003..................              53,211,178.15
                  July 2003..................              52,075,752.43
                  August 2003 ...............              50,950,621.82
                  September 2003.............              49,835,696.18
                  October 2003...............              48,730,886.17
                  November 2003..............              47,636,103.22
                  December 2003..............              46,551,259.56
                  January 2004...............              45,476,268.18
                  February 2004..............              44,411,042.85
                  March 2004.................              43,355,498.08
                  April 2004.................              42,309,549.16
                  May 2004...................              41,273,112.08
                  June 2004..................              40,246,103.63
                  July 2004..................              39,228,441.29
                  August 2004 ...............              38,220,043.27
                  September 2004.............              37,220,828.53
                  October 2004...............              36,230,716.72
                  November 2004..............              35,249,628.19
                  December 2004..............              34,277,484.02
                  January 2005...............              33,314,205.96
                  February 2005..............              32,359,716.48
                  March 2005.................              31,413,938.69
                  April 2005.................              30,476,796.42
                  May 2005...................              29,548,214.15
                  June 2005..................              28,628,117.02
                  July 2005..................              27,716,430.86
                  August 2005 ...............              26,813,082.13
                  September 2005.............              25,917,997.93
                  October 2005...............              25,031,106.03
                  November 2005..............              24,152,334.83

                  December 2005..............              23,281,613.35
                  January 2006...............             $22,418,871.24
                  February 2006..............              21,564,038.78
                  March 2006.................              20,717,046.85
                  April 2006.................              19,877,826.97
                  May 2006...................              19,046,311.23
                  June 2006..................              18,222,432.35
                  July 2006..................              17,406,123.61
                  August 2006 ...............              16,597,318.92
                  September 2006.............              15,795,952.73
                  October 2006...............              15,001,960.12
                  November 2006..............              14,215,276.69
                  December 2006..............              13,435,838.66
                  January 2007...............              12,732,859.20
                  February 2007..............              12,036,829.24
                  March 2007.................              11,349,024.81
                  April 2007.................              10,676,265.10
                  May 2007...................              10,018,255.87
                  June 2007..................               9,374,708.44
                  July 2007..................               8,745,339.62
                  August 2007................               8,129,871.55
                  September 2007.............               7,528,031.66
                  October 2007...............               6,939,552.52
                  November 2007..............               6,364,171.77
                  December 2007..............               5,801,632.04
                  January 2008...............               5,286,269.50
                  February 2008..............               4,782,711.99
                  March 2008.................               4,290,721.74
                  April 2008.................               3,810,065.55
                  May 2008...................               3,340,514.71
                  June 2008..................               2,881,844.90
                  July 2008..................               2,433,836.09
                  August 2008................               1,996,272.51
                  September 2008.............               1,568,942.52
                  October 2008...............               1,151,638.56
                  November 2008..............                 744,157.07
                  December 2008..............                 346,298.41
                  January 2009...............                  20,143.00
                  February 2009 and                                 0.00
                  thereafter.................